FREE WRITING PROSPECTUS

FILED PURSUANT TO RULE 433

REGISTRATION STATEMENT NO.: 333-131262-04

The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR

COMPLETED PRIOR TO SALE, DATED OCTOBER 6, 2006

PROSPECTUS SUPPLEMENT

(To accompany prospectus dated August 10, 2006)

$3,316,568,000 (Approximate)

(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates

Series 2006-C28

(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.

(Depositor)

Wachovia Bank, National Association

Nomura Credit & Capital, Inc.

Artesia Mortgage Capital Corporation

(Sponsors)

You should carefully consider the risk factors beginning on page S-55 of this prospectus supplement and on page 13 of the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the sponsors, the depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated August 10, 2006.

The trust fund:

•  As of October 11, 2006, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $3,595,196,701.

•  The trust fund will consist of a pool of 207 fixed rate mortgage loans.

•  The mortgage loans are secured by first liens on commercial and multifamily properties.

•  All of the mortgage loans were originated or acquired by Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation.

The certificates:

•  The trust fund will issue 29 classes of certificates.

•  Only the 13 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus. Distributions on the certificates will occur on a monthly basis, commencing in November 2006.

•  The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate Description		Assumed Final Distribution Dates(2)	CUSIP No.	Expected S&P/Moody’s/ Fitch Rating(3)
Class A-1	$38,820,000	1.080%	Fixed		May 15, 2011		AAA/Aaa/AAA
Class A-2	$418,678,000	11.645%	Fixed		October 15, 2011		AAA/Aaa/AAA
Class A-PB	$168,397,000	4.684%	Fixed		May 15, 2016		AAA/Aaa/AAA
Class A-3	$215,000,000	5.980%	Fixed		July 15, 2016		AAA/Aaa/AAA
Class A-4	$1,052,214,000	29.267%	Fixed		September 15, 2016		AAA/Aaa/AAA
Class A-1A	$623,528,000	17.343%	Fixed		October 15, 2016		AAA/Aaa/AAA
Class X-P	$3,479,706,000	N/A	Variable	(4)	October 15, 2013		AAA/Aaa/AAA
Class A-M	$359,520,000	10.000%	Fixed		October 15, 2016		AAA/Aaa/AAA
Class A-J	$278,628,000	7.750%	Fixed	(5)	October 15, 2016		AAA/Aaa/AAA
Class B	$22,470,000	0.625%	Fixed	(5)	October 15, 2016		AA+/Aa1/AA+
Class C	$58,422,000	1.625%	Fixed	(5)	October 15, 2016		AA/Aa2/AA
Class D	$31,458,000	0.875%	Fixed	(5)	October 15, 2016		AA-/Aa3/AA-
Class E	$49,433,000	1.375%	Fixed	(5)	October 15, 2016		A/A2/A

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-131262) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST).

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately         % of the initial certificate balance of the offered certificates, plus accrued interest from October 1, 2006, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about October 31, 2006.

WACHOVIA SECURITIES

Citigroup	Deutsche Bank Securities	Goldman, Sachs & Co.	Loop Capital Markets, LLC

October     , 2006

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-through Certificates, Series 2006-C28

Geographic Overview of Mortgage Pool[1]

Alaska
1 property
$7,800,000
0.2% of total
Washington
3 properties
$30,592,299
0.9% of total
Kansas
1 property
$6,000,000
0.2% of total
South Dakota
2 properties
$5,244,922
0.1% of total
North Dakota
1 property
$8,230,000
0.2% of total
Minnesota
11 properties
$71,250,000
2.0% of total
Illinois
13 properties
$235,477,464
6.5% of total
Wisconsin
3 properties
$70,913,000
2.0% of total
Indiana
14 properties
$87,383,435
2.4% of total
Michigan
7 properties
$46,283,702
1.3% of total
New York
10 properties
$227,849,938
6.3% of total
Maine
1 property
$8,400,000
0.2% of total
Oregon
2 properties
$7,761,170
0.2% of total
Utah
7 properties
$20,800,505
0.6% of total
Nevada
8 properties
$135,647,000
3.8% of total
Northern California[2]
8 properties
$176,380,121
4.9% of total
California
49 properties
$974,647,295
27.1% of total
Southern California[2]
41 properties
$798,267,175
22.2% of total
Arizona
11 properties
$81,257,925
2.3% of total
Colorado
9 properties
$59,369,488
1.7% of total
New Mexico
1 property
$15,140,000
0.4% of total
Oklahoma
5 properties
$40,025,000
1.1% of total
Texas
28 properties
$436,730,774
12.1% of total
Arkansas
1 property
$7,720,000
0.2% of total
Louisiana
3 properties
$11,116,560
0.3% of total
Kentucky
1 property
$2,765,427
0.1% of total
Alabama
4 properties
$22,245,796
0.6% of total
Tennessee
2 properties
$6,588,000
0.2% of total
Pennsylvania
3 properties
$24,621,056
0.7% of total
Ohio
4 properties
$33,820,000
0.9% of total
Massachusetts
1 property
$18,000,000
0.5% of total
Rhode Island
1 property
$16,000,000
0.4% of total
New Jersey
3 properties
$60,374,779
1.7% of total
District of Columbia
1 property
$65,000,000
1.8% of total
Virginia
4 properties
$123,895,000
3.4% of total
Maryland
8 properties
$91,367,575
2.5% of total
North Carolina
8 properties
$102,952,761
2.9% of total
South Carolina
1 property
$4,040,000
0.1% of total
Georgia
11 properties
$274,075,000
7.6% of total
Florida
22 properties
$153,606,830
4.3% of total
>10.0% of Cut-Off Date Pool Balance
>5.0 - 10.0% of Cut-Off Date Pool Balance
>1.0 - 5.0% of Cut-Off Date Pool Balance
≤1.0% of Cut-Off Date Pool Balance

Mortgaged Properties by Property Type
Mobile Home Park 1.5%
Industrial 1.6%
Mixed Use 2.8%
Hospitality 14.9%
Multifamily 21.1%
Self Storage 0.5%
Special Purpose 0.3%
Office 33.7%

Geographic Overview of Mortgaged Properties

The Gas Company Tower, Los Angeles, CA

1180 Peachtree Street, Atlanta, GA

Montclair Plaza, Montclair, CA

Four Seasons Resort and Club, Dallas, TX

311 South Wacker, Chicago, IL

500-512 Seventh Avenue, New York, NY

WHOLE FOODS

Gateway Shopping Center, Austin, TX

RLJ Hotel Pool, Various

Newport Bluffs, Newport Beach, CA

Embassy Suites, Washington, DC

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates and the underlying transaction that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This prospectus supplement is being provided to you for informative purposes only in response to your specific request. The underwriters described in this prospectus supplement may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this prospectus supplement.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This Free Writing Prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-55 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus. This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “INDEX OF DEFINED TERMS” beginning on page S-236 in this prospectus supplement.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The “Assumed Final Distribution Date” has been determined on the basis of the assumptions set forth in “DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement and a 0% CPR (as defined in “YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life” in this prospectus supplement). The “Rated Final Distribution Date” is the distribution date to occur in October 2048. See “DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date” and “RATINGS” in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., Moody’s Investors Service, Inc. and Fitch, Inc. See “RATINGS” in this prospectus supplement.

(4)	The Class X-P certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-P certificates as described in this prospectus supplement. The interest rate applicable to the Class X-P certificates for each distribution date will be as described in this prospectus supplement. See “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

(5)	The pass-through rate applicable to each of the Class A-J, Class B, Class C, Class D and Class E certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.

SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is October 11, 2006, with respect to 200 mortgage loans, October 1, 2006, with respect to 6 mortgage loans and October 6, 2006 with respect to 1 mortgage loan), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Four (4) mortgage loans, The Gas Company Tower mortgage loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool mortgage loan and the Newport Bluffs mortgage loan, are each part of a split loan structure where the related companion loan(s) that are part of the split loan structure are each pari passu in right of entitlement to payment with the related mortgage loan. One (1) mortgage loan, the 500-512 Seventh Avenue mortgage loan, is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to the related mortgage loan and the related pari passu companion loan. Certain other mortgage loans are each part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. The Four Seasons Resort and Club - Dallas, TX mortgage loan is divided into a senior pooled component and a subordinate non-pooled component and, unless otherwise stated in this prospectus supplement, all references to the principal balance of the mortgage loans in the trust fund and related information (including cut-off date balance per room and debt service coverage and loan-to-value ratios) are references to the pooled component only of the Four Seasons Resort and Club - Dallas, TX mortgage loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life (years)(2)	Cash Flow or Principal Window (Mon./Yr.)(2)	Expected S&P/ Moody’s/Fitch Rating(3)
Class A-1	$38,820,000	1.080%	30.000%	Fixed	%	2.69	11/06 – 05/11	AAA/Aaa/AAA
Class A-2	$418,678,000	11.645%	30.000%	Fixed	%	4.88	05/11 – 10/11	AAA/Aaa/AAA
Class A-PB	$168,397,000	4.684%	30.000%	Fixed	%	7.90	10/11 – 05/16	AAA/Aaa/AAA
Class A-3	$215,000,000	5.980%	30.000%	Fixed	%	9.70	05/16 – 07/16	AAA/Aaa/AAA
Class A-4	$1,052,214,000	29.267%	30.000%	Fixed	%	9.82	07/16 – 09/16	AAA/Aaa/AAA
Class A-1A	$623,528,000	17.343%	30.000%	Fixed	%	8.14	11/06 – 10/16	AAA/Aaa/AAA
Class X-P	$3,479,706,000	N/A	N/A	Variable(4)%		N/A	N/A	AAA/Aaa/AAA
Class A-M	$359,520,000	10.000%	20.000%	Fixed	%	9.96	10/16 – 10/16	AAA/Aaa/AAA
Class A-J	$278,628,000	7.750%	12.250%	Fixed(5)%		9.96	10/16 – 10/16	AAA/Aaa/AAA
Class B	$22,470,000	0.625%	11.625%	Fixed(5)%		9.96	10/16 – 10/16	AA+/Aa1/AA+
Class C	$58,422,000	1.625%	10.000%	Fixed(5)%		9.96	10/16 – 10/16	AA/Aa2/AA
Class D	$31,458,000	0.875%	9.125%	Fixed(5)%		9.96	10/16 – 10/16	AA-/Aa3/AA-
Class E	$49,433,000	1.375%	7.750%	Fixed(5)%		9.96	10/16 – 10/16	A/A2/A
Class F	$40,446,000	1.125%	6.625%	Fixed(5)%		(7)	(7)	A-/A3/A-
Class G	$40,446,000	1.125%	5.500%	Fixed(5)%		(7)	(7)	BBB+/Baa1/BBB+
Class H	$40,446,000	1.125%	4.375%	Fixed(5)%		(7)	(7)	BBB/Baa2/BBB
Class J	$44,940,000	1.250%	3.125%	WAC(6)%		(7)	(7)	BBB-/Baa3/BBB-
Class K	$17,976,000	0.500%	2.625%	Fixed(5)%		(7)	(7)	BB+/Ba1/BB+
Class L	$8,988,000	0.250%	2.375%	Fixed(5)%		(7)	(7)	BB/Ba2/BB
Class M	$13,482,000	0.375%	2.000%	Fixed(5)%		(7)	(7)	BB-/Ba3/BB-
Class N	$4,494,000	0.125%	1.875%	Fixed(5)%		(7)	(7)	B+/B1/B+
Class O	$8,988,000	0.250%	1.625%	Fixed(5)%		(7)	(7)	B/B2/B
Class P	$8,988,000	0.250%	1.375%	Fixed(5)%		(7)	(7)	B-/B3/B-
Class Q	$49,434,700	1.375%	0.000%	Fixed(5)%		(7)	(7)	NR/NR/NR
Class X-C	$3,595,196,700	N/A	N/A	WAC-IO(8)%		(7)	N/A	AAA/Aaa/AAA
Class FS	$8,000,000	N/A	N/A	Fixed(9)%		(7)	(7)	NR/NR/NR

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Based on no prepayments and the other assumptions set forth under “YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life” in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc and Fitch, Inc. See “RATINGS” in this prospectus supplement.

(4)	The Class X-P certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-P certificates as described in this prospectus supplement. The interest rate applicable to the Class X-P certificates for each distribution date will be as described in this prospectus supplement. See “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

(5)	The pass-through rate applicable to each of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O, Class P and Class Q certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(6)	The pass-through rate applicable to the Class J certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	The Class X-C certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C certificates as described in this prospectus supplement. The interest rate applicable to the Class X-C certificates for each distribution date will be as described in this prospectus supplement. See “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

(9)	Because the Four Seasons Resort and Club - Dallas, TX mortgage loan accrues interest on an “actual/360” basis but the Class FS certificates accrue interest on a “30/360” basis, the pass-through rate in certain months on such class may be higher or lower than indicated.

Offered certificates

Private certificates

THE PARTIES

The Trust Fund

The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of October 1, 2006, by and among the depositor, the master servicer, the special servicer, the trustee and the co-trustee.

The Depositor

Wachovia Commercial Mortgage Securities, Inc. We are a wholly-owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, under which the RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan are serviced and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see “THE DEPOSITOR” in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to the trust fund.

The Issuing Entity

A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. The issuing entity is also sometimes referred to herein as the trust fund. For more detailed information, see “DESCRIPTION OF THE CERTIFICATES—The Issuing Entity” in this prospectus supplement and the accompanying prospectus.

The Sponsors

Each of Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation are sponsors in this transaction. For more information, see “DESCRIPTION OF THE MORTGAGE POOL—The Sponsors” in this prospectus supplement and “THE SPONSOR” in the accompanying prospectus.

The Mortgage Loan Sellers

Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see “DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers” in this prospectus supplement. Wachovia Bank, National Association is the master servicer, a sponsor and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, under which the RLJ Hotel Pool whole loan and the

500-512 Seventh Avenue whole loan are serviced and is an affiliate of the depositor and one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See “DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance

Wachovia Bank, National Association	113	$2,502,246,885	69.6%	69.9%	68.3%
Nomura Credit & Capital, Inc.	44	823,722,923	22.9	22.2	26.5
Artesia Mortgage Capital Corporation	50	269,226,893	7.5	8.0	5.2

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

The Master Servicer

Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor and the master servicer under the 2006-C27 transaction and an affiliate of the depositor and one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, three (3) whole loans will be serviced under separate pooling and servicing agreements entered into in connection with other issuances. The Gas Company Tower whole loan is being serviced under the pooling and servicing agreement entered into in connection with the issuance of the JP Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series, 2006-LDP8. The master servicers under the J.P. Morgan 2006-LDP8 pooling and servicing agreement are Wells Fargo Bank, N.A. (which is also the trustee and the trustee under the 2006-C27 pooling and servicing agreement) and Midland Loan Services, Inc. The RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan will each be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. The master servicer under the 2006-C27 pooling and servicing agreement is Wachovia Bank, National Association.

See “SERVICING OF THE MORTGAGE LOANS—The Master Servicer” in this prospectus supplement.

The Special Servicer

Initially, CWCapital Asset Management LLC. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, three (3) whole loans will be specially serviced (during those periods where special servicing is required) under separate pooling and servicing agreements entered into in connection with other issuances. The Gas Company Tower whole loan will be specially serviced (as required) under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8. The special servicer under the J.P. Morgan 2006-LDP8 pooling and servicing agreement is J.E. Robert Company, Inc. The RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan will each be specially serviced (as required) under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. The special servicer under the 2006-C27 pooling and servicing agreement is LNR Partners, Inc.

Some holders of certificates (initially the holder of the Class Q certificates with respect to each mortgage loan other than the Montclair Plaza mortgage loan, the 500-512 Seventh Avenue mortgage loan and the Gateway Center mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the Montclair Plaza mortgage loan and the Gateway Center mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the subordinate companion loan related to the Montclair Plaza mortgage loan and the Gateway Center mortgage loan may appoint or remove the special servicer with respect to the Montclair Plaza mortgage loan and the Gateway Center mortgage loan, subject to certain conditions set forth in the related intercreditor agreement. With respect to the 500-512 Seventh Avenue mortgage loan, the holder of the 500-512 Seventh Avenue subordinate companion loan, so long as no control appraisal period exists with respect to such subordinate companion loan, has the right to appoint or replace the special servicer, subject to certain conditions as set forth in the 500-512 Seventh Avenue intercreditor agreement; provided, however, if a control appraisal period exists with respect to the 500-512 Seventh Avenue subordinate companion loan, the special servicer may be removed (with or without cause) at any time by either the controlling class representative or the controlling class representative with respect to the 500-512 Seventh Avenue pari passu companion loan, in each case, with the consent of the other such controlling class representative. See “SERVICING OF THE MORTGAGE LOANS—The Special Servicer” and “—The Controlling Class Representative” in this prospectus supplement.

The Trustee

Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. Wells Fargo Bank, N.A. is one of the master servicers under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 and the trustee under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. See “DESCRIPTION OF THE CERTIFICATES—The Trustee” in this prospectus supplement.

The Co-Trustee

U.S. Bank National Association. The co-trustee will be responsible for (among other things) making certain advances on the mortgage loans included in the trust fund that the master servicer fails to make. See “DESCRIPTION OF THE CERTIFICATES—The Co-Trustee” in this prospectus supplement.

The Underwriters

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is an affiliate of the depositor and of Wachovia Bank, National Association, which is the master servicer, a sponsor, one of the mortgage loan sellers and a sponsor of and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, under which the RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan are serviced. See “RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest” in this prospectus supplement. Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC are acting as co-managers for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates.

Certain Affiliations

Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is a mortgage loan seller, the master servicer and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly-owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation originated or acquired the mortgage loans and will be selling them to the depositor. One (1) of Wachovia’s mortgage loans was originated by CWCapital LLC, which is an affiliate of the special servicer. In the event that Wachovia’s obligation to repurchase that mortgage loan is triggered, CWCapital LLC has a corresponding obligation to repurchase that mortgage loan from Wachovia. In addition, the sponsor of the borrower with respect to such mortgage loan is affiliated with the special servicer. Three (3) of Wachovia’s mortgage loans were originated by American Capital Strategies, Ltd., which is the initial controlling class representative. In addition, with respect to 1 such mortgage loans, each of the sponsor of the borrower and the single tenant with respect to the related mortgaged property is affiliated with the initial controlling class representative. In the event that Wachovia’s obligation to repurchase any of those mortgage loans is triggered, American Capital Strategies, Ltd. has a corresponding obligation to repurchase such mortgage loan(s) from Wachovia. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. In addition, Wachovia Bank, National Association is the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. Wells Fargo Bank, N.A., the trustee, is one of the master servicers under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 and the trustee under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. These roles and other potential relationships may give rise to conflicts of interest as further described under “RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest” in this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of October 1, 2006, among the depositor, the master servicer, the special servicer, the trustee and the co-trustee. The master servicer will service the mortgage loans in accordance with the pooling and servicing agreement (other than The Gas Company Tower whole loan, the RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan, which will be serviced pursuant to the J.P. Morgan 2006-LDP8 pooling and servicing agreement, the 2006-C27 pooling and servicing agreement, and the 2006-C27 pooling and servicing agreement, respectively) and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors/mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated in the indicative chart below:

IMPORTANT DATES AND PERIODS

Closing Date	On or about October 31, 2006.

Cut-Off Date

For 200 mortgage loans, representing 92.1% of the mortgage pool (132 mortgage loans in loan group 1 or 90.4% and all of the mortgage loans in loan group 2), October 11, 2006, for 6 mortgage loans representing 7.8% of the mortgage pool (9.4% of loan group 1), October 1, 2006 and for 1 mortgage loan, representing 0.2% of the mortgage pool (0.2% of loan group 1), October 6, 2006. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in November 2006.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in November 2006.

Collection Period

For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

THE CERTIFICATES

Offered Certificates	We are offering to you the following 13 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2006-C28 pursuant to this prospectus supplement:

Class A-1

Class A-2

Class A-PB

Class A-3

Class A-4

Class A-1A

Class X-P

Class A-M

Class A-J

Class B

Class C

Class D

Class E

Priority of Distributions

On each distribution date, the owners of the certificates (other than the Class FS certificates) will be entitled to distributions of payments or other collections on the mortgage loans (other than payments or other collections allocable to the Four Seasons Resort and Club - Dallas, TX non-pooled component) that the master servicer collected or that the master servicer and/or the co-trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily or mobile home park properties, (ii) 3 mortgage loans that are secured by multi-family properties and (iii) 3 mortgage loans that are secured by mobile home park properties; and

•	Loan group 2 will consist of (i) 66 mortgage loans that are secured by multifamily properties and (ii) 2 mortgage loans that are secured by mobile home park properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee, the J.P. Morgan 2006-LDP8 master servicers, the 2006-C27 master servicer and the co-trustee, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) pro rata, on the Class X-C and Class X-P certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-4 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest on the Class A-M certificates.

Principal on the Class A-M certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-M certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class Q certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex F to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates. See “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

On each distribution date, amounts available in respect of the Four Seasons Resort and Club - Dallas, TX non-pooled component (net of administrative costs and fees) will be distributed in respect of principal of, and interest on, the Class FS certificates.

The Four Seasons Resort and Club - Dallas, TX non-pooled component will support only the Class FS certificates and amounts allocated to such component will not be part of funds available for distributions to holders of the other certificates. No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) will be entitled to receive:

•	for each class of these certificates, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates immediately prior to that distribution date;

•	plus any interest that this class of certificates was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’ share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund (or, in the case of the Class FS certificates, the Four Seasons Resort and Club - Dallas, TX non-pooled component) that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan (or, in the case of the Class FS certificates, the Four Seasons Resort and Club - Dallas, TX non-pooled component) as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under “—Priority of Distributions” above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See “DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts” and “—Distributions” in this prospectus supplement.

The Class X-C and Class X-P certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under “DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts” in this prospectus supplement.

Each of the Class X-C and Class X-P certificates will accrue interest at a rate as described under “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

The certificates (other than the Class Z, Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under “—Priority of Distributions” beginning on page S-16 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class X-C and Class X-P certificates:

•	first, pro rata, to the Class X-C, Class X-P, Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates as described above under “—Priority of Distributions”, and then to each other class of offered certificates in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

Pass-Through Rates

The pass-through rate for each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under “OVERVIEW OF THE CERTIFICATES” in this prospectus supplement.

The pass-through rates applicable to the Class X-C certificates and Class X-P certificates are described under “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans (excluding the interest rate and component principal balance of the Four Seasons Resort and Club - Dallas, TX non-pooled component) included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances (excluding the component principal balance of the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan) immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund (which, in the case of the Four Seasons Resort and Club - Dallas, TX mortgage loan, excludes the Four Seasons Resort and Club - Dallas, TX non-pooled component) will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See “DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates” in this prospectus supplement.

Principal Distributions

On the closing date, each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under “OVERVIEW OF THE CERTIFICATES”. The certificate balance for each class of certificates entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See “DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts” in this prospectus supplement.

The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

As reflected in the chart under “—Priority of Distributions” above:

•	generally, the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans (or, with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, the pooled component only) in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 certificates have been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex F to this prospectus supplement;

•	principal is distributed to each class of certificates entitled to receive distributions of principal in the order described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement;

•	principal is only distributed on a related class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates with a higher priority of distribution as described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement;

•	generally, no class of certificates is entitled to distributions of principal until the certificate balance of each class of certificates with a higher priority of distribution as described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement has been reduced to zero; and

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D or Class E certificates or the classes of non-offered certificates be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates have all been reduced to zero.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the co-trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan (including with respect to the Four Seasons Resort and Club - Dallas, TX non-pooled component), and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan (including with respect to the Four Seasons Resort and Club - Dallas, TX non-pooled component), then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates (with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, first, out of principal payments and collections distributable on the Class FS certificates, and then, to the extent not sufficient, out of principal payments and collections distributable on the principal balance certificates), prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses

Credit support for any class of certificates (other than the Class Z, Class R-I, Class R-II and Class FS certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution and, with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, the Class FS certificates. However, none of the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 or Class A-1A certificates will be subordinate to any other class of Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 or Class A-1A certificates. The certificate balance of a class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates on that distribution date.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class X-C, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the offered certificates (other than the Class X-P Certificates) as indicated on the following table; provided, that losses and additional trust fund expenses on the Four Seasons Resort and Club - Dallas, TX mortgage loan will first be allocated to the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan (and therefore to the Class FS certificates); provided, further, that losses and additional trust fund expenses on the mortgage loans (other than losses and trust fund expenses with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan) will not be allocated to the Class FS certificates:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses

Class A-1	$38,820,000	1.080%	8
Class A-2	$418,678,000	11.645%	8
Class A-PB	$168,397,000	4.684%	8
Class A-3	$215,000,000	5.980%	8
Class A-4	$1,052,214,000	29.267%	8
Class A-1A	$623,528,000	17.343%	8
Class A-M	$359,520,000	10.000%	7
Class A-J	$278,628,000	7.750%	6
Class B	$22,470,000	0.625%	5
Class C	$58,422,000	1.625%	4
Class D	$31,458,000	0.875%	3
Class E	$49,433,000	1.375%	2
Non-offered certificates (excluding the Class R-I, Class R-II, Class X-C, Class Z and Class FS* certificates)	$278,628,700	7.750%	1

* The Class FS certificates have been excluded for purposes of the table; mortgage loan losses and additional trust fund expenses on the mortgage loans will not be allocated to the Class FS certificates other than mortgage loan losses and additional trust fund expenses with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan.

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class A-PB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

The portion of any losses and expenses that is allocated to the Four Seasons Resort and Club - Dallas, TX mortgage loan will be allocated to the Four Seasons Resort and Club - Dallas, TX non-pooled component (and, therefore, to the Class FS certificates) until the component principal balance of the Four Seasons Resort and Club - Dallas, TX non-pooled component has been reduced to zero before being allocated among the Series 2006-C28 certificates in the manner described above.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and, therefore, to the certificates, other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan (and the related pari passu companion loan, if applicable). The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2006-C28 certificates in the manner described above.

See “DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses” in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.02146% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00041% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The co-trustee is entitled to a co-trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the co-trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The co-trustee fee accrues at a per annum rate equal to 0.00014% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer, trustee, and co-trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under “SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses” in this prospectus supplement. The master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 are each generally entitled to payment of similar fees and expenses described in this section. The master servicers and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase

Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges

On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund or, with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, the portion of such mortgage loan allocated to the Four Seasons Resort and Club - Dallas, TX pooled component, will be distributed to the holders of each class of offered certificates, and the Class F, Class G, Class H and Class J certificates then entitled to distributions as follows:

The holders of each class of offered certificates and the Class F, Class G, Class H and Class J certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed as follows: (a) on or before the distribution date in October 2013, 30% to the holders of the Class X-P certificates and 70% to the holders of the Class X-C certificates and (b) thereafter, 100% to the holders of the Class X-C certificates.

The “discount rate” applicable to any class of offered certificates and the Class F, Class G, Class H and Class J certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums

or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-P	Allocation Percentage for Class X-C
6% – 5%	= 33 1/3%	(100% - 33 1/3%) x	(100% - 33 1/3%) x
8% – 5%		30% = 20%	70% = 46 2/3%

Any yield maintenance charges allocable to the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan will be distributed to the holders of the Class FS certificates.

See “DESCRIPTION OF THE CERTIFICATES— Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges” and “—The Class FS Certificates” and “Four Seasons Resort and Club - Dallas, TX Non-Pooled Component” in this prospectus supplement.

Allocation of Additional Interest

On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest

The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. In addition, the master servicer will be required to make interest advances, but not principal advances, with respect to delinquent scheduled payments on the Four Seasons Resort and Club - Dallas, TX non-pooled component unless the master servicer determines that this advance would not be recoverable from the proceeds of the Four Seasons Resort and Club - Dallas, TX whole loan (i.e., both the related pooled component and non-pooled component). If the master servicer fails to make a required advance, the co-trustee will be required to make that advance, unless the co-trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. Notwithstanding the foregoing, with respect to the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan, advances with respect to delinquent payments of principal and/or interest will be governed by the 2006-C27 pooling and servicing agreement under similar (although not identical) arrangements as described above with respect to the other mortgage loans included in the trust fund; provided that in the event that the master servicer under the 2006-C27 pooling and servicing agreement fails to make a required advance of delinquent principal and/or interest (i.e., an advance that is determined to be recoverable) with respect to the RLJ Hotel Pool mortgage loan or the 500-512 Seventh Avenue mortgage loan, as applicable, the master servicer will be required to make that advance unless the master servicer determines that this advance would not be recoverable. See “DESCRIPTION OF THE CERTIFICATES—P&I Advances” in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the co-trustee, as the case may be, on the amount of any principal and interest cash advance (including on interest advances, but not principal advances, with respect to the Four Seasons Resort and Club - Dallas, TX non-pooled component) calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the co-trustee for any principal and interest cash advances that are later determined to be not recoverable. Any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the co-trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the co-trustee will not be required to make a principal and interest advance with respect to any companion loan. See “DESCRIPTION OF THE CERTIFICATES—P&I Advances” in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See “DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Loans

In the event a mortgage loan becomes a defaulted mortgage loan (other than The Gas Company Tower mortgage loan, the RLJ Hotel Pool mortgage loan or the 500-512 Seventh Avenue mortgage loan), the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), shall have the option to purchase from the trust fund such defaulted mortgage loan with respect to which certain defaults have occurred. See “SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option” in this prospectus supplement.

Reimbursement Entitlement of Servicer of the J.P. Morgan 2006-LDP8 Trust Fund

The master servicer and, in certain circumstances, the special servicer under the J.P. Morgan 2006-LDP8 trust fund are each entitled to reimbursement of servicing advances made with respect to The Gas Company Tower mortgage loan. In the event principal and interest payments related to The Gas Company Tower mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Reimbursement Entitlement of Servicer of the 2006-C27 Trust Fund

The master servicer and, in certain circumstances, the special servicer under the 2006-C27 trust fund are each entitled to reimbursement of servicing advances made with respect to each of the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan. In the event principal and interest payments related to each of the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund

The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund (including the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan) is less than 1.0% of the aggregate principal balance of the pool of mortgage loans (including the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan) included in the trust fund as of the cut-off date. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I, Class R-II and Class FS certificates) are held by a single certificateholder. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement.

Registration and Denomination

The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See “DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amounts and in integral multiples of $1 in excess of those amounts. Beneficial interests in the Class X-P certificates will be offered in minimum notional amounts of $1,000,000 actual notional amounts and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences

Two separate real estate mortgage investment conduit elections will be made with respect to most of the trust fund (“REMIC I” and “REMIC II”). In addition, a separate REMIC election will also be made with respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan (the “Four Seasons Resort and Club - Dallas, TX Loan REMIC”). Each of REMIC I, REMIC II and the Four Seasons Resort and Club - Dallas, TX Loan REMIC is referred to herein as a “REMIC” and, collectively, the “REMICs”. The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in the Four Seasons Resort and Club - Dallas, TX Loan REMIC and REMIC I, and the Class R-II certificates will represent the residual interests in REMIC II.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class              certificates will be treated as having been issued at a [premium], that the Class              certificates will be treated as having been issued with a [de minimis amount of original issue discount] and the Class X-P certificates will be issued with [original issue discount] for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under “ERISA CONSIDERATIONS” in this prospectus supplement and the accompanying prospectus, the following classes of offered certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1

Class A-2

Class A-PB

Class A-3

Class A-4

Class A-1A

Class X-P

Class A-M

Class A-J

Class B

Class C

Class D

Class E

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co. by the U.S. Department of Labor. See “ERISA CONSIDERATIONS” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “LEGAL INVESTMENT” in this prospectus supplement and in the accompanying prospectus.

Ratings

The offered certificates will not be issued unless they have received the following ratings from Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc:

Class	Expected Rating from S&P/Moody’s/Fitch
Class A-1	AAA/Aaa/AAA
Class A-2	AAA/Aaa/AAA
Class A-PB	AAA/Aaa/AAA
Class A-3	AAA/Aaa/AAA
Class A-4	AAA/Aaa/AAA
Class A-1A	AAA/Aaa/AAA
Class X-P	AAA/Aaa/AAA
Class A-M	AAA/Aaa/AAA
Class A-J	AAA/Aaa/AAA
Class B	AA+/Aa1/AA+
Class C	AA/Aa2/AA
Class D	AA-/Aa3/AA-
Class E	A/A2/A

The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See “RATINGS” in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

THE MORTGAGE LOANS

General

It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad/bed, loan-to-value ratios and debt service coverage ratios) with respect to the 4 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of mortgage loans with pari passu companion loans, the calculations of loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan). Further, unless otherwise stated in this prospectus supplement, all references to the principal balance of the mortgage loans in the trust fund and related information

(including cut-off date balance per room, debt service coverage and loan-to-value ratios) are references to the pooled components only of the Four Seasons Resort and Club - Dallas, TX mortgage loan. All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	207	139	68
Number of Crossed Loan Pools(1)	9	5	6
Number of Mortgaged Properties	265	197	68
Aggregate Balance of all Mortgage Loans	$3,595,196,701	$2,971,668,554	$623,528,147

Number of Mortgage Loans with Balloon Payments(2)	140	97	43
Aggregate Balance of Mortgage Loans with Balloon Payments(2)	$1,780,530,687	$1,482,261,541	$298,269,147

Number of Mortgage Loans with Anticipated Repayment Date(3)	3	3	0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(3)	$25,325,000	$25,325,000	$0

Number of Fully Amortizing Mortgage Loans	2	2	0
Aggregate Balance of Fully Amortizing Mortgage Loans	$4,790,013	$4,790,013	$0

Number of Interest Only Mortgage Loans(4)	62	37	25
Aggregate Balance of Interest Only Mortgage Loans(4)	$1,784,551,000	$1,459,292,000	$325,259,000
Average Mortgage Loan Balance	$17,368,100	$21,378,910	$9,169,532
Minimum Mortgage Loan Balance	$965,500	$965,500	$1,489,100
Maximum Mortgage Loan Balance	$229,000,000	$229,000,000	$43,969,000

Maximum Balance for a Group of Cross-Collateralized and Cross-Defaulted Mortgage Loans	$59,000,000 (5)	$39,000,000 (6)	$59,000,000 (5)

Weighted Average LTV Ratio(7)(8)	70.6%	69.8%	74.4%
Minimum LTV Ratio	47.0%	47.2%	47.0%
Maximum LTV Ratio(7)(8)	80.0%	80.0%	80.0%

Weighted Average LTV at Maturity or Anticipated Repayment Date(7)(8)	66.7%	66.0%	69.9%
Weighted Average DSCR(9)	1.39x	1.41x	1.32x
Minimum DSCR	1.04x	1.12x	1.04x
Maximum DSCR	2.12x	2.12x	1.99x

Weighted Average Mortgage Loan Interest Rate	5.986%	5.975%	6.042%
Minimum Mortgage Loan Interest Rate	5.102%	5.102%	5.590%
Maximum Mortgage Loan Interest Rate	6.720%	6.720%	6.640%

	All Mortgage Loans	Loan Group 1	Loan Group 2

Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	109	110	101
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	55	55	58
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	239	239	120

Weighted Average Occupancy Rate(10)	93.0%	92.2%	95.9%

(1)	Contains 2 groups of crossed loans with individual mortgage loans in both loan groups.
(2)	Does not include mortgage loans with anticipated repayment dates or that are interest-only for their entire term.

(3)	Does not include mortgage loans that are interest-only for their entire term.

(4)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(5)	Consists of a group of 4 individual mortgage loans (loan numbers 28, 45, 76 and 104).

(6)	Consists of a group of 2 individual mortgage loans (loan numbers 34 and 43).

(7)	For purposes of determining the LTV ratios for 9 mortgage loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing 7.8% of the mortgage pool (9.4% of loan group 1), such ratios were calculated using “as-stabilized” appraised values as opposed to “as is” values. See “RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement.

(8)	For purposes of determining the LTV ratios for 2 mortgage loans (loan numbers 57 and 164), representing 0.5% of the mortgage pool (0.6% of loan group 1), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See “RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement.

(9)	For purposes of determining the DSC ratios for 13 mortgage loans (loan numbers 20, 57, 58, 61, 90, 97, 107, 120, 124, 141, 164, 171 and 189), representing 3.3% of the mortgage pool (11 mortgage loans in loan group 1 or 3.5% and 2 mortgage loans in loan group 2 or 2.3%), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(10)	Does not include 55 mortgaged properties secured by hospitality loans representing 14.9% of the mortgage pool (18.0% in loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

Non-Pooled Component and Class FS Certificates

The Four Seasons Resort and Club - Dallas, TX mortgage loan will be deemed to be split into a senior pooled component, with a principal balance of $175,000,000, representing 4.9% of the mortgage pool (5.9% of loan group 1), that supports distributions on the certificates (other than the Class FS certificates) and a subordinate non-pooled component, with a principal balance of $8,000,000, that supports distributions only on the Class FS certificates, which are not being offered hereby. The aggregate principal balance of the Four Seasons Resort and Club - Dallas, TX mortgage loan (including the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan) as of the cut-off date will be $183,000,000. See “DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans—

Four Seasons Resort and Club - Dallas, TX” in this prospectus supplement and Annex D to this prospectus supplement. All principal and interest collections on the Four Seasons Resort and Club - Dallas, TX mortgage loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement. See “DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans—Four Seasons Resort and Club - Dallas, TX” in this prospectus supplement and Annex D to this prospectus supplement. For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan. Generally, the subordination of the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan decreases the loan-to-value ratio and increases the debt service coverage ratio of the pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan included as a “mortgage loan” herein because those ratios are based only on the pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan. All principal and interest collections on the Four Seasons Resort and Club - Dallas, TX mortgage loan will be allocated between the pooled component and non-pooled component as described in “DESCRIPTION OF THE CERTIFICATES—Distributions—The Class FS Certificates and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component” in this prospectus supplement.

Although the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan will be part of the trust fund, such component supports only the Class FS certificates, which certificates are not being offered pursuant to this prospectus supplement.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Office	54	$1,212,015,771	33.7%	40.8%	0.0%
Retail	60	846,579,926	23.5	28.5	0.0
Retail – Anchored	18	636,249,560	17.7	21.4	0.0
Retail – Unanchored	18	104,011,358	2.9	3.5	0.0
Retail – Shadow Anchored(2)	11	63,243,234	1.8	2.1	0.0
Retail – Single Tenant	13	43,075,774	1.2	1.4	0.0
Multifamily	69	759,350,704	21.1	5.4	96.0
Hospitality	55	535,205,078	14.9	18.0	0.0
Mixed Use	9	101,138,521	2.8	3.4	0.0
Industrial	10	57,960,282	1.6	2.0	0.0
Mobile Home Park	5	54,150,000	1.5	1.0	4.0
Self Storage	2	17,671,418	0.5	0.6	0.0
Special Purpose	1	11,125,000	0.3	0.4	0.0

Total	265	$3,595,196,701	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Geographic Concentrations

The mortgaged properties are located throughout 37 states and the District of Columbia. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
CA	49	$974,647,295	27.1%
Southern(2)	41	798,267,175	22.2
Northern(2)	8	176,380,121	4.9
TX	28	436,730,774	12.1
GA	11	274,075,000	7.6
IL	13	235,477,464	6.5
NY	10	227,849,938	6.3
Other	154	1,446,416,230	40.2

Total	265	$3,595,196,701	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
CA	23	$839,502,595	28.3%
Southern(2)	16	669,282,475	22.5
Northern(2)	7	170,220,121	5.7
TX	25	386,578,274	13.0
GA	9	253,725,000	8.5
NY	10	227,849,938	7.7
IL	11	224,388,077	7.6
Other	119	1,039,624,669	35.0

Total	197	$2,971,668,554	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
CA	26	$135,144,700	21.7%
Southern(2)	25	128,984,700	20.7
Northern(2)	1	6,160,000	1.0
NV	5	97,247,000	15.6
FL	9	61,550,000	9.9
NC	4	54,000,000	8.7
TX	3	50,152,500	8.0
MI	2	35,200,000	5.6
MD	3	34,880,000	5.6
Other	16	155,353,947	24.9

Total	68	$623,528,147	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms

All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 6 mortgage loans, representing 7.8% of the mortgage pool (9.4% of loan group 1), are due on the 1st day of the month and 1 mortgage loan, representing 0.2% of the mortgage pool (0.2% of loan group 1), are due on the 6th day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month other than 1 mortgage loan representing 5.3% of the mortgage pool (6.4% of loan group 1) which has a once-per-year grace period that may extend payment until the 14th day of any calendar month.

•	As of the cut-off date, 203 of the mortgage loans, representing 95.4% of the mortgage pool (135 mortgage loans in loan group 1 or 94.4% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis, and 4 mortgage loans, representing 4.6% of the mortgage pool (5.6% of loan group 1) accrue interest on a 30/360 basis. Sixty-eight (68) of the mortgage loans, representing 35.5% of the mortgage pool (57 mortgage loans in loan group 1 or 38.5% and 11 mortgage loans in loan group 2 or 20.9%), have periods during which only interest is due and periods in which principal and interest are due. Sixty-two (62) of the mortgage loans, representing 49.6% of the mortgage pool (37 mortgage loans in loan group 1 or 49.1% and 25 mortgage loans in loan group 2 or 52.2%), provide that only interest is due until maturity or the anticipated repayment date.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
≤ 2,000,000	11	$18,229,987	0.5%	0.5%	0.6%
2,000,001 – 3,000,000	20	51,500,705	1.4	1.4	1.7
3,000,001 – 4,000,000	31	108,115,232	3.0	2.2	6.8
4,000,001 – 5,000,000	17	76,451,488	2.1	1.4	5.7
5,000,001 – 6,000,000	12	68,862,797	1.9	1.4	4.6
6,000,001 – 7,000,000	11	71,736,395	2.0	1.1	6.2
7,000,001 – 8,000,000	12	90,095,636	2.5	2.0	4.7
8,000,001 – 9,000,000	10	84,196,156	2.3	1.7	5.5
9,000,001 – 10,000,000	5	47,282,547	1.3	1.3	1.5
10,000,001 – 15,000,000	24	295,520,921	8.2	6.7	15.5
15,000,001 – 20,000,000	18	311,304,400	8.7	5.3	24.6
20,000,001 – 25,000,000	11	250,015,000	7.0	6.1	11.1
25,000,001 – 30,000,000	6	161,097,666	4.5	4.5	4.5
35,000,001 – 40,000,000	1	36,500,000	1.0	1.2	0.0
40,000,001 – 45,000,000	3	128,264,000	3.6	2.8	7.1
45,000,001 – 50,000,000	1	48,000,000	1.3	1.6	0.0
50,000,001 – 55,000,000	1	54,000,000	1.5	1.8	0.0
55,000,001 – 60,000,000	1	56,000,000	1.6	1.9	0.0
60,000,001 – 65,000,000	3	189,563,000	5.3	6.4	0.0
80,000,001 – 229,000,000	9	1,448,460,772	40.3	48.7	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

Range of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
5.102 – 5.249	3	$258,996,000	7.2%	8.7%	0.0%
5.250 – 5.499	4	12,023,000	0.3	0.4	0.0
5.500 – 5.749	35	649,951,972	18.1	16.2	27.1
5.750 – 5.999	29	717,346,018	20.0	21.0	15.1
6.000 – 6.249	75	1,111,701,799	30.9	32.2	24.8
6.250 – 6.499	51	548,763,233	15.3	12.1	30.3
6.500 – 6.749	10	296,414,680	8.2	9.4	2.7

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
≤ 1.04	1	$4,798,000	0.1%	0.0%	0.8%
1.05 – 1.09	1	17,000,000	0.5	0.0	2.7
1.10 – 1.14	2	67,450,000	1.9	2.3	0.0
1.15 – 1.19	10	199,129,142	5.5	5.4	6.4
1.20 – 1.24	72	878,310,619	24.4	21.0	41.0
1.25 – 1.29	23	154,023,591	4.3	3.6	7.5
1.30 – 1.34	24	341,484,856	9.5	9.9	7.8
1.35 – 1.39	21	742,522,194	20.7	22.3	12.9
1.40 – 1.44	10	137,598,327	3.8	4.0	2.8
1.45 – 1.49	7	63,135,305	1.8	1.5	3.0
1.50 – 1.54	10	298,736,418	8.3	8.6	6.7
1.55 – 1.59	4	264,225,000	7.3	8.8	0.6
1.60 – 1.64	4	85,970,000	2.4	2.8	0.6
1.65 – 1.69	3	41,890,000	1.2	0.7	3.2
1.75 – 1.79	1	9,091,248	0.3	0.3	0.0
1.80 – 1.84	2	12,950,000	0.4	0.0	2.1
1.85 – 1.89	3	196,228,000	5.5	6.6	0.0
1.90 – 1.94	5	22,007,000	0.6	0.6	0.8
1.95 – 1.99	2	9,281,000	0.3	0.1	1.0
2.00 – 2.04	1	26,491,000	0.7	0.9	0.0
2.10 – 2.14	1	22,875,000	0.6	0.8	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

*	For purposes of determining the DSC ratios for 13 mortgage loans (loan numbers 20, 57, 58, 61, 90, 97, 107, 120, 124, 141, 164, 171 and 189), representing 3.3% of the mortgage pool (11 mortgage loans in loan group 1 or 3.5% and 2 mortgage loans in loan group 2 or 2.3%), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
40.01 – 50.00	8	$64,716,350	1.8%	1.7%	2.3%
50.01 – 55.00	4	204,297,726	5.7	6.4	2.1
55.01 – 60.00	8	68,555,000	1.9	2.2	0.6
60.01 – 65.00	21	146,229,129	4.1	3.9	4.6
65.01 – 70.00	42	994,453,374	27.7	31.9	7.7
70.01 – 75.00	50	718,056,362	20.0	19.0	24.6
75.01 – 80.00	74	1,398,888,760	38.9	34.9	58.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

*	For purposes of determining the LTV ratio for 2 mortgage loans (loan numbers 57 and 164), representing 0.5% of the mortgage pool (0.6% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. In addition, with respect to certain mortgage loans, “as-stabilized” appraised values (as defined in the related appraisal) were used as opposed to “as is” appraised values. See “RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement.

Range of Remaining Terms to Maturity

or Anticipated Repayment Date*

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
0 – 60	25	$596,698,386	16.6%	13.9%	29.6%
61 – 84	1	6,121,056	0.2	0.2	0.0
85 – 108	1	64,000,000	1.8	2.2	0.0
109 – 120	178	2,923,587,244	81.3	83.6	70.4
229 – 240	2	4,790,013	0.1	0.2	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Types	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Interest Only	52	$1,676,625,000	46.6%	46.1%	49.0%
Interest Only, Amortizing Balloon*	66	1,253,601,000	34.9	37.8	20.9
Amortizing Balloon	74	526,929,687	14.7	12.1	26.9
Interest Only, ARD	10	107,926,000	3.0	3.0	3.2
Interest Only, Amortizing ARD*	2	22,500,000	0.6	0.8	0.0
Fully Amortizing	2	4,790,013	0.1	0.2	0.0
Amortizing ARD	1	2,825,000	0.1	0.1	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 96 months with respect to loan group 1 and a period of 12 to 60 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Amortizing – No Partial Interest Only Period	77	$534,544,701	14.9%	12.3%	26.9%
Partial Interest Only – Amortizing	68	1,276,101,000	35.5	38.5	20.9
1 – 12	5	32,315,000	0.9	0.5	2.7
13 – 24	14	181,718,000	5.1	6.0	0.6
25 – 36	14	189,085,000	5.3	5.9	2.3
37 – 48	7	227,675,000	6.3	5.5	10.5
49 – 60	25	518,070,000	14.4	16.4	4.8
73 – 84	2	124,563,000	3.5	4.2	0.0
85 – 96	1	2,675,000	0.1	0.1	0.0
Non-Amortizing	62	1,784,551,000	49.6	49.1	52.2

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, because the fixed periodic payment on the mortgage loans is generally determined assuming interest is calculated on a “30/360 basis,” but interest actually accrues and is applied on the majority of the mortgage loans on an “actual/360 basis,” there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a “fully amortizing” mortgage loan.

See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions

Prepayment Provision(1)(2)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Prohibit prepayment for most of the term of the mortgage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term	170	$2,849,066,468	79.2%	83.5%	58.9%
Prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term	23	387,790,273	10.8	7.1	28.2
Impose a yield maintenance charge for most or all of the remaining term	9	182,250,000	5.1	4.3	8.7
Impose a yield maintenance charge for most or all of the remaining term or prohibit prepayment for most of the term of the mortgage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term	1	132,000,000	3.7	4.4	0.0
Prohibit prepayment until a date specified in the related mortgage note	1	17,000,000	0.5	0.0	2.7
Prohibit prepayment until a date specified in the related mortgage note; but permit defeasance or impose a yield maintenance charge for most or all of the remaining term	1	12,100,000	0.3	0.4	0.0
Prohibit prepayment until a date specified in the related mortgage note; but permit defeasance and then impose a prepayment charge for most or all of the remaining term	1	9,000,000	0.3	0.0	1.4
Prohibit prepayment until a date specified in the related mortgage note and then impose a prepayment charge for most or all of the remaining term	1	5,989,959	0.2	0.2	0.0

Total	207	$3,595,196,701	100.0%	100.0%	100.0%

(1)	For the purposes hereof, “remaining term” refers to either remaining term to maturity or anticipated repayment date, as applicable.

(2)	See “RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows” in this prospectus supplement.

See “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information” in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance

One hundred seventy-three (173) of the mortgage loans included in the trust fund as of the cut-off date, representing 83.5% of the mortgage pool (120 mortgage loans in loan group 1 or 88.4% and 53 mortgage loans in loan group 2 or 60.4%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan, and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

Twenty Largest Mortgage Loans

The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loans referred to as The Gas Company Tower mortgage loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool mortgage loan, the 500-512 Seventh Avenue mortgage loan and the Newport Bluffs mortgage loan in the immediately following table, the loan balance per square foot/room/unit, the debt service coverage ratio and the loan-to-value ratio set forth in such table, in each case, are based on the aggregate combined principal balance or combined debt service, as the case may be, and its related pari passu companion loan (but not any related subordinate companion loan). With respect to the mortgage loan referred to as the Four Seasons Resort and Club - Dallas, TX mortgage loan in the immediately following table, the loan balance per room, the debt service coverage ratio and the loan-to-value ratio set forth in such table, in each case is based on the principal balance of the Four Seasons Resort and Club - Dallas, TX mortgage loan (excluding the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan). No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see “DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans” in this prospectus supplement and Annex D to in this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Unit/ Room(1)(2)	Weighted Average DSCR(1)(4)	Cut-Off Date LTV Ratio(1)(3)(4)	LTV Ratio at Maturity or ARD(1)(3)(4)	Weighted Average Mortgage Rate

The Gas Company Tower	Nomura	1 / 1	1	$229,000,000	6.4%	7.7%	Office — CBD	$349	1.56x	75.1%	75.1%	5.102%

1180 Peachtree Street	Wachovia	1 / 1	1	193,850,000	5.4	6.5%	Office — CBD	$289	1.39x	70.5%	70.5%	5.690%

Montclair Plaza	Wachovia	1 / 1	1	190,000,000	5.3	6.4%	Retail — Anchored	$217	1.89x	50.1%	50.1%	5.788%

Four Seasons Resort and Club — Dallas, TX	Nomura	1 / 1	1	175,000,000	4.9	5.9%	Hospitality — Full Service	$490,196	1.51x	76.4%	76.4%	6.230%

311 South Wacker	Wachovia	1 / 1	1	158,600,000	4.4	5.3%	Office — CBD	$190	1.20x	79.5%	74.9%	6.570%

RLJ Hotel Pool	Wachovia	1 /43	1	146,092,500	4.1	4.9%	Hospitality — Various	$92,936	1.37x	68.9%	63.1%	6.294%

500-512 Seventh Avenue	Wachovia	1 / 1	1	136,918,271	3.8	4.6%	Office — CBD	$234	1.17x	68.5%	52.7%	5.706%

Newport Bluffs	Wachovia	1 / 1	1	132,000,000	3.7	4.4%	Multifamily — Conventional	$250,951	1.35x	71.0%	71.0%	6.104%

Gateway Shopping Center	Nomura	1 / 1	1	87,000,000	2.4	2.9%	Retail — Anchored	$182	1.34x	66.4%	66.4%	5.890%

Embassy Suites —Washington, DC	Wachovia	1 / 1	1	65,000,000	1.8	2.2%	Hospitality — Full Service	$169,271	1.44x	65.9%	56.4%	5.930%

		10 / 52		$1,513,460,771	42.1%				1.45x	69.5%	66.7%	5.886%

Westin — Falls Church, VA	Wachovia	1 / 1	1	$64,000,000	1.8%	2.2%	Hospitality — Full Service	$158,025	1.37x	66.7%	62.8%	5.510%

Brookfield Lakes Corporate Center	Wachovia	1 / 1	1	60,563,000	1.7	2.0%	Office — Suburban	$120	1.33x	75.2%	72.3%	5.610%

Intercontinental Multifamily Portfolio	Wachovia	4 / 4	2	59,000,000	1.6	9.5%	Multifamily — Conventional	$53,105	1.46x	76.3%	76.3%	5.930%

Jogani Portfolio 1	Nomura	9 / 9	2	57,231,900	1.6	9.2%	Multifamily — Conventional	$60,885	1.22x	74.8%	62.7%	5.596%

The Willows Shopping Center	Wachovia	1 / 1	1	56,000,000	1.6	1.9%	Retail — Anchored	$214	1.24x	67.1%	62.7%	5.900%

Jogani Portfolio 2	Nomura	11 / 11	2	55,957,500	1.6	9.0%	Multifamily — Conventional	$70,387	1.21x	74.5%	62.4%	5.590%

Personality Pool	Nomura	1 / 3	1	54,000,000	1.5	1.8%	Various	$350	1.14x	65.9%	59.1%	6.550%

Traders Point Retail Center	Wachovia	1 / 1	1	48,000,000	1.3	1.6%	Retail — Anchored	$145	1.20x	80.0%	74.7%	5.860%

Carefree Alexander	Wachovia	1 / 1	2	43,969,000	1.2	7.1%	Multifamily — Independent Living	$93,155	1.22x	76.5%	76.5%	6.350%

Lakeside Pool	Wachovia	1 / 6	1	42,500,000	1.2	1.4%	Office — Suburban	$83	1.22x	74.9%	70.1%	6.070%

		31 / 38		$541,221,400	15.1%				1.27x	73.0%	67.7%	5.872%

		41 / 90		$2,054,682,171	57.2%				1.40x	70.4%	66.9%	5.882%

(1)	Each of The Gas Company Tower mortgage loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool mortgage loan, the 500-512 Seventh Avenue mortgage loan and the Newport Bluffs mortgage loan is part of a split loan structure that includes at least one pari passu companion loan that is not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot/room/unit are based on the aggregate indebtedness of each such mortgage loan and the related pari passu companion loan.

(2)	With respect to the Personality Pool mortgage loan, the cut-off date balance per square foot was calculated based upon the total square footage of the hospitality and retail space of 154,493 square feet derived from the engineering report of the respective mortgaged properties, dated August 2, 2006.

(3)	The appraised value for the mortgaged properties with respect to 2 mortgage loans (loan numbers 6 and 15) are based on an “as-stabilized” basis.

(4)	With respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, unless otherwise specified, the calculations of LTV ratio, DSC ratio and cut-off date balance per room were based on the pooled component only and exclude the non-pooled component.

Co-Lender Loans

Seven (7) mortgage loans to be included in the trust fund that were originated by Wachovia Bank, National Association, representing approximately 21.8% of the mortgage pool as of the cut-off date (26.4% of loan group 1), are, in each case, evidenced by one of two or more notes which are secured by one or more mortgaged real properties. One (1) mortgage loan to be included in the trust fund that was originated by Nomura Credit & Capital, Inc., representing approximately 6.4% of the mortgage pool as of the cut-off date (7.7% of loan group 1), is evidenced by one of two notes which are secured by one or more mortgaged real properties. In each case, the related companion loan or companion loans will not be part of the trust fund.

Four (4) mortgage loans, The Gas Company Tower mortgage loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool mortgage loan and the Newport Bluffs mortgage loan (loan numbers 1, 5, 6 and 8), are each part of a split loan structure where at least one companion loan is part of this split loan structure and is pari passu in right of entitlement to payment with the related mortgage loan. One (1) mortgage loan, the 500-512 Seventh Avenue mortgage loan (loan number 7), is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to the related mortgage loan and the related pari passu companion loan. The remaining co-lender loans (loan numbers 3, 49 and 126) are part of split loan structures in which the related companion loan is subordinate to the related mortgage loan. In each case, the related companion loan or companion loans will not be part of the trust fund. Each of these mortgage loans and its related companion loans are subject to intercreditor agreements.

The Four Seasons Resort and Club - Dallas, TX mortgage loan is divided into a pooled component that is included as part of the mortgage pool and available for payments on the 2006-C28 certificates to the extent described in this prospectus supplement and a non pooled component that is also included as part of the mortgage pool, but is available for payments on the Class FS certificates only.

The intercreditor agreements for each of The Gas Company Tower mortgage loan, the RLJ Hotel Pool mortgage loan, the 500-512 Seventh Avenue mortgage loan, the Newport Bluffs mortgage loan and the 311 South Wacker mortgage loan generally allocate collections in respect of those whole loans to the related mortgage loan and the respective pari passu companion loan, on a pro rata basis, and then, if applicable, to the related subordinate companion loan. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes subordinate companion loans generally allocate collections in respect of that mortgage loan, first, to the related mortgage loan, and then to the related subordinate companion loan. No companion loan is included in the trust fund.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than The Gas Company Tower mortgage loan, the RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan and their respective pari passu companion loans, and, in the case of the 500-512 Seventh Avenue mortgage loan, its subordinate companion loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund.

The Gas Company Tower mortgage loan and its related companion loan are being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8. The master servicers under the J.P. Morgan 2006-LDP8 pooling and servicing agreement are Wells Fargo Bank, N.A. (which is also the trustee and the trustee under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27) and Midland Loan Services, Inc., and the special servicer under the J.P. Morgan 2006-LDP8 pooling and servicing agreement is J.E. Robert Company, Inc. The terms of the J.P. Morgan 2006-LDP8 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See “SERVICING OF THE MORTGAGE LOANS—Servicing of The Gas Company Tower Loan” in this prospectus supplement.

The RLJ Hotel Pool mortgage loan and the 500-512 Seventh Avenue mortgage loan and their related companion loan(s) are each being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27. The master servicer under the 2006-C27 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the 2006-C27 pooling and servicing agreement is LNR Partners, Inc. The terms of the 2006-C27 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See “SERVICING OF THE MORTGAGE LOANS—Servicing of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan” in this prospectus supplement.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement.

See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” and “SERVICING OF THE MORTGAGE LOANS” in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See “RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks” in this prospectus supplement.

RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under “RISK FACTORS” in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

•	In connection with the risks and uncertainties described below which may relate to certain of the mortgage loans, or the mortgage pool in general, examples are given with respect to particular risks and particular mortgage loans. The fact that examples are given should not be interpreted to mean that the examples reflect all of the mortgage loans in the trust fund to which the risk is applicable.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You

Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See “RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in the accompanying prospectus.

Prepayments Will Affect Your Yield

Prepayments.    The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See “YIELD AND MATURITY CONSIDERATIONS” in this prospectus supplement and “YIELD CONSIDERATIONS” in the accompanying prospectus.

Yield.    In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-J, Class B, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex F to this prospectus supplement.

Interest Rate Environment.    Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows.    In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

For example, with respect to 2 mortgage loans, (loan numbers 60 and 64), representing 0.7% of the mortgage pool (0.9% of loan group 1), 100% of the proceeds from the sale of membership certificates representing subordinated rights to the related mortgaged property will be escrowed in an interest bearing account throughout the term of the applicable mortgage loan. Fifty percent (50%) of the escrowed proceeds will be applied on an annual basis to reduce principal with no prepayment fee or premium unless such permitted prepayments exceed ten percent (10%) of the original principal balance of the applicable mortgage loan, in which case such borrower will be required to pay a prepayment fee as described in the related mortgage loan documents. The remaining funds will be held in escrow and used for capital improvements, to subsidize debt service or to pay down any applicable approved subordinate unsecured debt.

In addition, in the case of 1 mortgage loan, (loan number 23), representing 0.7% of the mortgage pool (0.9% of loan group 1) beginning in November 2008, the related borrower shall, if requested by the mortgagee, prepay the related mortgage note in a principal amount equal to the amount by which the outstanding principal balance of the mortgage loan is more than 59% of the appraised value of the related mortgaged property, subject to yield maintenance.

Premiums.    Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes.

Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations.    Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled “Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date” in Annex B to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I, Class R-II and Class FS certificates) is payable in sequential order to the extent described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under “—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans” below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield

The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See “YIELD AND MATURITY CONSIDERATIONS” in this prospectus supplement and “YIELD CONSIDERATIONS” in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus supplement, the master servicer or the co-trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. See “RISK FACTORS—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

Amounts in respect of the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan are not available for distributions on the certificates (other than the Class FS certificates), nor are they available for the reimbursement of nonrecoverable advances of principal and interest on the certificates (other than the Class FS certificates) to the extent such amounts are unrelated to the Four Seasons Resort and Club - Dallas, TX mortgage loan. Nevertheless, if an advance by the master servicer or the trustee on the non-pooled component of the Four Seasons Resort and Club - Dallas, TX mortgage loan becomes a nonrecoverable advance and such party is unable to recover such amounts from amounts available for distribution on the Class FS certificates, the master servicer or the trustee, as applicable, will be permitted to recover such nonrecoverable advance (including interest thereon) from the assets of the trust fund available for distribution on the certificates. This may result in shortfalls which will be allocated to the certificates.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class X-C or Class X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See “DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount” and “DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses” in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See “SERVICING OF THE MORTGAGE LOANS—General” in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the co-trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Eight (8) of the mortgage loans (loan numbers 1, 3, 5, 6, 7, 8, 49 and 126), representing 28.2% of the mortgage pool (34.1% of loan group 1), are each part of a split loan structure in which the related whole loan is evidenced by multiple promissory notes. With respect to 1 of these mortgage loans, the 500-512 Seventh Avenue mortgage loan, (loan number 7), representing 3.8% of the mortgage pool (4.6% of loan group 1), the related mortgage loan is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to each of the related mortgage loan and pari passu companion loan, which pari passu companion note is included in the trust fund created in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 transaction. With respect to 4 of these mortgage loans, (loan numbers 1, 5, 6 and 8), representing 18.5% of the mortgage pool (22.4% of loan group 1), each respective related mortgage loan is evidenced by one promissory note that is pari passu in right of payment to a related pari passu companion loan, and the holders of the related pari passu companion note have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the related mortgage loan. The trust fund only contains one of the pari passu notes. With respect to the other 3 mortgage loans evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one promissory note is subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note. In addition, such holders of the pari passu companion notes or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement and “DESCRIPTION OF THE CERTIFICATES—Voting Rights” in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited

There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest

The master servicer is one of the mortgage loan sellers, a sponsor and an affiliate of the depositor and one of the underwriters. In addition, Wachovia Bank, National Association is also the master servicer under the pooling and servicing agreement executed in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 transaction under which the RLJ Hotel Pool whole loan and the 500-512 Seventh Avenue whole loan are being serviced. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See “SERVICING OF THE MORTGAGE LOANS—General” in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 3 mortgage loans (loan numbers 3, 5 and 8), representing 13.4% of the mortgage pool (16.2% of loan group 1). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan or the holder of certain certificates. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement. In addition, Wachovia Bank, National Association is an affiliate of Wachovia Development Corporation, the controlling equity owner of the borrower with respect to 4 mortgage loans (loan numbers 33, 59, 66 and 110), representing 1.5% of the mortgage pool (8.7% of loan group 2). In addition, Wachovia Bank, National Association is a partial equity owner of Triple Net Properties, LLC, which is an affiliate of the borrower with respect to 3 mortgage loans (loan numbers 41, 71 and 117), representing 1.0% of the mortgage pool (1 mortgage loan in loan group 1 or 0.2% and 2 mortgage loans in loan group 2 or 4.9%).

CWCapital LLC (which is an affiliate of the special servicer) is also affiliated with the sponsor of the borrower with respect to 1 mortgage loan (loan number 42), representing 0.5% of the mortgage pool (0.6% of loan group 1). Accordingly, a conflict may arise between CWCapital Asset Management LLC’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a sponsor of the borrower with respect to such mortgage loan.

American Capital Strategies, Ltd. (which is the initial controlling class representative) is also affiliated with both the sponsor of the borrower and the sole tenant at the mortgaged property with respect to 1 mortgage loan (loan number 37), representing 0.6% of the mortgage pool (0.7% of loan group 1). Accordingly, a conflict may arise between American Capital Strategies, Ltd.’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a sponsor of the borrower with respect to such mortgage loan and the sole tenant with respect to the related mortgaged property.

Each of the master servicer, special servicer or any of their respective affiliates may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in the hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating the mortgage loan earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust fund than would be realized if alternate action had been taken. In general, the master servicer, special servicer or any of their respective affiliates is not required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered certificates.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement.

This could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See “SERVICING OF THE MORTGAGE LOANS—General” in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers; or

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; or

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such mortgage loans may be leased entirely to a single tenant.

In addition, with respect to 3 mortgage loans (loan numbers 58, 97 and 150), representing 0.7% of the mortgage pool (0.9% of loan group 1), certain of the major tenants at the related mortgaged property have rights of first refusal and/or purchase options on the related mortgaged property in accordance with the terms of the related mortgage loan documents. There can be no assurance that if such options are not waived, the mortgagee’s ability to sell the related mortgaged property at foreclosure may be impaired or may adversely affect the foreclosure proceeds.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the related mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. With respect to 9 mortgage loans, (loan numbers 22, 58, 63, 70, 101, 107, 129, 155 and 180), representing 2.5% of the mortgage pool (3.0% of loan group 1), 100% or a material portion of the rentable area at the related mortgaged properties is occupied by one or more U.S. government or state government agencies. Although such U.S. government or state government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, certain of the U.S. government and state government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may also require certain governmental approvals to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See “—Special Risks Associated with Industrial and Mixed-Use Facilities” below.

Risks Relating to Certain Property Types

Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Office Properties

Office properties secure, in whole or in part, 47 of the mortgage loans included in the trust fund as of the cut-off date, representing 34.2% of the mortgage pool (41.4% of loan group 1). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Included in the mortgage loans secured in whole or in part by office properties are 4 mortgage loans, which are secured by 6 medical office properties, representing approximately 1.1% of the mortgage pool (1.4% of loan group 1). The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Special Risks Associated with Shopping Centers and Other Retail Properties

Retail properties, including shopping centers, secure, in whole or in part, 58 of the mortgage loans included in the trust fund as of the cut-off date, representing 25.2% of the mortgage pool (30.5% of loan group 1). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties” in the accompanying prospectus.

In addition, 3 mortgage loans (loan numbers 9, 15 and 36) each secured by a retail mortgaged property, representing 4.3% of the mortgage pool (5.2% of loan group 1), have a movie theater as one of the significant tenants. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. These developments have caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Special Risks Associated with Multifamily Properties

Multifamily properties secure, in whole or in part, 69 of the mortgage loans included in the trust fund as of the cut-off date, representing 21.1% of the mortgage pool (3 mortgage loans in loan group 1 or 5.4% and 66 mortgage loans in loan group 2 or 96.0%). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Special Risks Associated with Hospitality Properties

Hospitality properties secure, in whole or in part, 13 of the mortgage loans included in the trust fund as of the cut-off date, representing 16.2% of the mortgage pool (19.6% of loan group 1). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

With respect to 2 of these mortgage loans (loan numbers 14 and 19), representing 2.5% of the mortgage pool (3.0% of loan group 1), the related mortgaged property is not affiliated with a nationally recognized hotel franchise.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See “RISK FACTORS—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities

Industrial properties secure, in whole or in part, 7 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.6% of the mortgage pool (2.0% of loan group 1).

Mixed-use properties secure 8 of the mortgage loans included in the trust fund as of the cut-off date, representing 3.0% of the mortgage pool (3.6% of loan group 1). See “RISK FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities” in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components, (ii) retail and warehouse components, (iii) multifamily and office, (iv) retail and multifamily, (v) hospitality and retail and (vi) multifamily, office and retail and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See “—Special Risks Associated with Office Properties” and “—Special Risks Associated with Shopping Centers and Other Retail Properties” in this prospectus supplement and “RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties”, “—Special Risks of Mortgage Loans Secured by Retail Properties” and “—Special Risks of Mortgage Loans Secured by Industrial and Mixed Use Facilities” in the accompanying prospectus.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See “DESCRIPTION OF THE MORTGAGE POOL— Assessments of Property Condition—Environmental Assessments” in this prospectus supplement, and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations” in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans”, “RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations” in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans

Two hundred and five (205) of the mortgage loans provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Thirteen (13) of these mortgage loans representing 3.7% of the mortgage pool (12 mortgage loans in loan group 1 or 3.8% and 1 mortgage loan in loan group 2 or 3.2%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Generally, even fully amortizing mortgage loans which pay interest on an “actual/360” basis but have fixed monthly payments may, in fact, have a small “balloon payment” due at maturity. For additional description of risks associated with balloon loans, see “RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See “YIELD AND MATURITY CONSIDERATIONS” in this prospectus supplement and “YIELD CONSIDERATIONS” in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers

Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 3 groups of mortgage loans consisting of (a) 9 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 51, 73, 109, 115, 138, 154, 161, 172 and 179), representing in the aggregate 1.6% of the mortgage pool (9.2% of loan group 2)), (b) 11 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 54, 100, 122, 135, 144, 151, 153, 157, 165, 176 and 204), representing in the aggregate 1.6% of the mortgage pool (9.0% of loan group 2)) and (c) 8 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 114, 132, 158, 167, 177, 178, 194 and 207), representing in the aggregate 0.7% of the mortgage pool (1 mortgage loan in loan group 1, or 0.03% and 7 mortgage loans in loan group 2 or 4.1%)), respectively, have sponsors that are affiliated. Although the mortgage loans within each group are cross-collateralized and cross-defaulted, the groups of mortgage loans are not cross-collateralized or cross-defaulted with each other.

In addition, 5 mortgage loans (loan numbers 16, 30, 69, 72 and 108), representing 2.7% of the mortgage pool (15.6% of loan group 2) are not cross-collateralized or cross-defaulted but the sponsors of each such mortgage loan are affiliated.

No group, individual borrower, sponsor or borrower concentration represents more than 6.4% of the mortgage pool (7.7% of loan group 1).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions

Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state or the District of Columbia.

Mortgaged Properties by Geographic Concentration(1)
State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
CA	49	$974,647,295	27.1%
Southern(2)	41	798,267,175	22.2
Northern(2)	8	176,380,121	4.9
TX	28	436,730,774	12.1
GA	11	274,075,000	7.6
IL	13	235,477,464	6.5
NY	10	227,849,938	6.3
Other	154	1,446,416,230	40.2

Total	265	$3,595,196,701	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
CA	23	$839,502,595	28.3%
Southern(2)	16	669,282,475	22.5
Northern(2)	7	170,220,121	5.7
TX	25	386,578,274	13.0
GA	9	253,725,000	8.5
NY	10	227,849,938	7.7
IL	11	224,388,077	7.6
Other	119	1,039,624,669	35.0

Total	197	$2,971,668,554	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
CA	26	$135,144,700	21.7%
Southern(2)	25	128,984,700	20.7
Northern(2)	1	6,160,000	1.0
NV	5	97,247,000	15.6
FL	9	61,550,000	9.9
NC	4	54,000,000	8.7
TX	3	50,152,500	8.0
MI	2	35,200,000	5.6
MD	3	34,880,000	5.6
Other	16	155,353,947	24.9

Total	68	$623,528,147	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 49 of the mortgaged properties, representing, by allocated loan amount, approximately 27.1% of the mortgage pool (23 mortgaged properties in loan group 1 or 28.3% and 26 mortgaged properties in loan group 2 or 21.7%), are located in the state of California. Forty-one (41) of these mortgaged properties, representing, by allocated loan amount, approximately 22.2% of the mortgage pool (16 mortgaged properties in loan group 1 or 22.5% and 25 mortgaged properties in loan group 2 or 20.7%), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans

Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 6.4% of the mortgage pool (7.7% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 1.6% of the mortgage pool (9.5% of loan group 2).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 26.3% of the mortgage pool (31.8% of loan group 1).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 42.1% of the mortgage pool (50.9% of loan group 1).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by office properties represent as of the cut-off date 33.7% of the mortgage pool (40.8% of loan group 1);

•	mortgage loans included in the trust fund and secured by retail properties represent as of the cut-off date 23.5% of the mortgage pool (28.5% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent as of the cut-off date 21.1% of the mortgage pool (3 mortgage loans in loan group 1 or 5.4% and 66 mortgage loans in loan group 2 or 96.0%);

•	mortgage loans included in the trust fund and secured by hospitality properties represent as of the cut-off date 14.9% of the mortgage pool (18.0% of loan group 1); and

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent as of the cut-off date 4.4% of the mortgage pool (5.4% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See “RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. For example, with respect to certain mortgage loans, terrorism insurance is required only with respect to “certified acts of terrorism”, as defined under the Terrorism Insurance Act of 2002. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to 3 mortgage loans (loan numbers 38, 88 and 150) representing 0.9% of the mortgage pool (2 mortgage loans in loan group 1 or 0.4% and 1 mortgage loan in loan group 2 or 3.2%), the related lender has waived the right to require terrorism insurance under the related mortgage loan documents. In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the tenant. The borrower may not be required to obtain insurance on the related improvements.

For example, in the case of 1 mortgage loan (loan number 1), representing 6.4% of the mortgage pool (7.7% of loan group 1), the borrower is not required to maintain terrorism insurance coverage to the extent costs incurred would be in excess of 150% of all other insurance coverage required.

In addition, in the case of 1 mortgage loan (loan number 4), representing 4.9% of the mortgage pool (5.9% of loan group 1), terrorism insurance coverage costs are capped at $150,000 per annum.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks

In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge or has pledged its interest in that borrower as security for mezzanine debt.

With respect to 1 mortgage loan (loan number 8), representing 3.7% of the mortgage pool (4.4% of loan group 1), the related mortgage loan documents provide that under certain circumstances the related borrower may encumber the related mortgaged property with additional pari passu debt in the future. See “Newport Bluffs” in Annex D to this prospectus supplement.

With respect to 13 mortgage loans (loan numbers 2, 4, 5, 6, 12, 13, 17, 34, 43, 47, 67, 101 and 129), representing approximately 25.4% of the mortgage pool (30.7% of loan group 1), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 1 mortgage loan (loan number 3), representing approximately 5.3% of the mortgage pool (6.4% of loan group 1), the related mortgage loan documents provide that under certain circumstances (a) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions and (b) the related borrower may incur additional unsecured debt.

With respect to 4 mortgage loans (loan number 42, 53, 56 and 60), representing 1.7% of the mortgage pool (2 mortgage loans in loan group 1 or 1.1% and 2 mortgage loan in group 2 or 4.8%), the related mortgage loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business); provided, with respect to 1 such mortgage loan (loan number 60), the related promissory notes must contain subordination and standstill provisions.

With respect to 1 mortgage loan (loan number 4), representing 4.9% of the mortgage pool (5.9% of loan group 1), (a) the related borrower has encumbered the related mortgaged property with subordinate debt secured by the related mortgaged property and (b) the ownership interests in the related borrower have been pledged as security for mezzanine debt, subject to the terms of a subordination and standstill agreement or intercreditor agreement in favor of the mortgagee.

With respect to 5 mortgage loans (loan numbers 7, 12, 18, 29 and 39), representing 7.9% of the mortgage pool (9.5% of loan group 1), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 1 mortgage loan (loan number 19), representing 1.0% of the mortgage pool (1.2% of loan group 1), the related borrower has encumbered the related mortgaged property with subordinate debt secured by the related mortgaged property.

With respect to 3 mortgage loans (loan numbers 52, 60 and 64), representing 1.2% of the mortgage pool (2 mortgage loans in loan group 1 or 0.9% and 1 mortgage loan in loan group 2 or 2.5%), the related borrowers have incurred additional unsecured debt other than in the ordinary course of business and the related promissory notes contain subordination and standstill provisions.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing” and “—Due-on-Sale and Due-on-Encumbrance” in the accompanying prospectus and “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Due-on-Sale and Due-on-Encumbrance Provisions” in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance” in the accompanying prospectus and “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Due-on-Sale and Due-on-Encumbrance Provisions” in this prospectus supplement.

Three (3) of the mortgage loans (loan numbers 3, 49 and 126), representing 5.9% of the mortgage pool (7.1% of loan group 1) have companion loans that are subordinate to the related mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement.

The Gas Company Tower mortgage loan, representing 6.4% of the mortgage pool (7.7% of loan group 1), has one companion loan that is pari passu in right of entitlement with The Gas Company Tower mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of The Gas Company Tower mortgage loan in Annex D to this prospectus supplement.

The 311 South Wacker mortgage loan, representing 4.4% of the mortgage pool (5.3% of loan group 1), has one companion loan that is pari passu in right of entitlement with the 311 South Wacker mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of the 311 South Wacker mortgage loan in Annex D to this prospectus supplement.

The RLJ Hotel Pool mortgage loan, representing 4.1% of the mortgage pool (4.9% of loan group 1), has seven companion loans that are pari passu in right of entitlement with the RLJ Hotel Pool mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of the RLJ Hotel Pool mortgage loan in Annex D to this prospectus supplement.

The 500-512 Seventh Avenue mortgage loan, representing 3.8% of the mortgage pool (4.6% of loan group 1), has one companion loan that is pari passu in right of entitlement with the 500-512 Seventh Avenue mortgage loan and one companion loan that is subordinate to the related mortgage loan and the pari passu companion loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of the 500-512 Seventh Avenue mortgage loan in Annex D to this prospectus supplement.

The Newport Bluffs mortgage loan, representing 3.7% of the mortgage pool (4.4% of loan group 1), has one companion loan that is pari passu in right of entitlement with the Newport Bluffs mortgage loan. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement and the description of the Newport Bluffs mortgage loan in Annex D to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Certain of the mortgage loans have a sponsor or sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event that any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

For example, in the case of 1 mortgage loan (loan number 1), representing 6.4% of the mortgage pool (7.7% of loan group 1), Maguire Thomas Partners-Grand Place Tower, Ltd., an affiliate of the sponsor of the borrowing entities and former owner of the related mortgaged property, filed a voluntary Chapter 11 petition, on September 10, 1998, due to a dispute between the owners over refinancing or selling the related mortgage property. In connection with this voluntary filing, several involuntary filings followed. The project financing was held in forbearance until a successful refinancing was reached in December of 2000. In connection with such refinancing, all of the related reorganization proceedings were dismissed.

See “RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks” in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals or entities that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws” in the accompanying prospectus.

With respect to 20 mortgage loans (loan numbers 12, 18, 20, 29, 38, 39, 41, 71, 80, 84, 93, 95, 97, 117, 125, 148, 149, 201, 205 and 206), representing 8.1% of the mortgage pool (16 mortgage loans in loan group 1 or 7.8% and 4 mortgage loans in loan group 2 or 9.5%), the borrowers own the related mortgaged property as tenants-in-common. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements Entail Certain Risks

One (1) mortgage loan (loan number 72), representing 0.3% of the mortgage pool (1.8% of loan group 2), is subject to the terms of one or more condominium agreements. In such case, the related mortgaged property does not represent the entire condominium regime, and as a result the risks associated with this form of property ownership may be greater because the related borrower does not control 100% of the condominium board. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future. Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property

In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect “as-stabilized” values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 9 mortgage loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing approximately 7.8% of the mortgage pool (9.4% of loan group 1), the appraised value represented is the “as-stabilized” value. Information regarding the values of the mortgaged properties at the date of such report is presented under “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information” in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws

The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises “as is” in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration. In many instances, if a mortgage loan was not in material compliance with current zoning requirements, the borrower was required to obtain law and ordinance insurance coverage and/or have such violation insured over by the lender’s title insurance policy to offset these risks. However, with respect to 8 mortgage loans (loan numbers 58, 60, 64, 86, 107, 113, 140 and 152), representing 1.9% of the mortgage pool (5 mortgage loans in loan group 1 or 1.9% and 3 mortgage loans in loan group 2 or 2.3%), law and ordinance insurance or title insurance was not obtained with respect to such violations; provided that with respect to 3 (loan numbers 113, 140, and 152) of such mortgage loans, the related sponsor gave a recourse carveout with respect to any losses due to the failure of the related mortgaged property to be covered by law and ordinance insurance.

Certain Mortgaged Properties May be Redeveloped or Renovated

Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated or that, when and if such redevelopment or renovation is completed, it will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material adverse impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be “legal non-conforming” uses. Further, even if a non-conforming mortgaged property is considered to be “legal non-conforming”, certain jurisdictions have laws which state that in the event of a casualty where the damage to such mortgaged property exceeds certain specified thresholds, the improvements may only be rebuilt in conformity with the current zoning laws at the time of such casualty. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use or the existence of any threshold laws impacting the ability to rebuild the improvements may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or to rebuild the mortgaged property following a casualty event.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, which, especially in a situation where the mortgaged property does not represent the entire condominium building (for example, 1 mortgage loan (loan number 72), representing 0.3% of the mortgage pool (1.8% of loan group 2). Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See “RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks” in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act” in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties

Nine (9) groups of mortgage loans are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. However, some of these mortgage loans permit the release of individual properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive “fair consideration” or “reasonably equivalent value” for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans” in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks

Nine (9) mortgage loans (loan numbers 3, 6, 101, 159, 163, 173, 174, 181 and 185) representing 10.1% of the mortgage pool (12.2% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. See “RLJ Hotel Pool” and “Montclair Plaza” in Annex D to this prospectus supplement. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk

Twenty-eight (28) of the mortgaged properties securing mortgage loans included in the trust fund, representing 4.1% of the mortgage pool (4.9% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

With respect to 5 the mortgage loans (loan numbers 83, 146, 159, 173 and 183), representing 0.6% of the mortgage pool (0.8% of loan group 1), the related borrower has given to certain tenants or franchisors, with respect to certain retail or hospitality properties, and ground lessors, with respect to leasehold mortgage loans, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

In addition, certain of the mortgaged properties that are leased to single tenants or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations.

In addition, certain of the mortgaged properties that are leased may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties

The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

In addition, certain of the mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Litigation May Have Adverse Effect on Borrowers

From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 3 mortgage loans (loan numbers 41, 71 and 117), representing approximately 1.0% of the mortgage pool (1 mortgage loan in loan group 1 or 0.2% and 2 mortgage loans in loan group 2 or 4.9%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

In addition, with respect to 1 mortgage loan (loan number 7), representing 3.8% of the mortgage pool (4.6% of loan group 1), Joseph Chetrit, one of the sponsors of the mortgage loan, plead guilty in 1990 to the felony of entry of goods by false statements (under Title 18 of the United States Code, Sections 542 and 2) in connection with the import of fabric into the United States.

In the case of 1 mortgage loan, (loan number 14), representing 1.5% of the mortgage pool (1.8% of loan group 1), the sponsor of the related borrowers and affiliated entities are currently the subject of various lawsuits, including lawsuits by the City of San Francisco, which allege, among other things, that the borrower’s sponsor and its principals have, in their capacity as landlords, consistently engaged in unsavory and illegal practices with respect to multi-family dwellings they own. There can be no guarantee that these lawsuits and the negative publicity generated by them and the actions of the sponsor and its affiliates will not have a negative effect on the operations of the sponsor and on the mortgaged property securing such mortgage loan.

In the case of 28 mortgage loans, (loan numbers 51, 54, 73, 100, 109, 114, 115, 122, 132, 135, 138, 144, 151, 153, 154, 157, 158, 161, 165, 167, 172, 176, 177, 178, 179, 194, 204 and 207), representing 3.9% of the mortgage pool (1 mortgage loan in loan group 1 or 0.03% and 27 mortgage loans in loan group 2 or 22.3%), members of the family-owned real estate concern that ultimately controls the related mortgaged properties have been involved in litigation for 3 years regarding the ownership and control of various properties, including the mortgaged properties securing the mortgage loans. If the eventual outcome of the litigation is adverse to the sponsors of such mortgage loans, the performance of the related mortgaged properties may be adversely affected.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding

Eight (8) mortgaged properties, representing 12.7% of the mortgage pool (15.3% of loan group 1) by allocated loan amount, are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a “mortgageable” ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States

Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See “DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases” in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the “Mortgage Pool”) is expected to consist of 207 fixed rate mortgage loans (the “Mortgage Loans”), with an aggregate principal balance (the “Cut-Off Date Pool Balance”) of $3,595,196,701. The “Cut-Off Date” for (i) 200 of the Mortgage Loans is October 11, 2006, (ii) 6 of the Mortgage Loans is October 1, 2006, and (iii) 1 Mortgage Loan is October 6, 2006. The “Cut-Off Date Balance” of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (“Loan Group 1” and “Loan Group 2” and, collectively, the “Loan Groups”). Loan Group 1 will consist of (i) all Mortgage Loans that are not secured by multifamily or mobile home park properties, (ii) 3 Mortgage Loans that are secured by multifamily properties and (iii) 3 Mortgage Loans that are secured by mobile home park properties. Loan Group 1 is expected to consist of 139 Mortgage Loans, with an aggregate Cut-Off Date Balance of $2,971,668,554 (the “Cut-Off Date Group 1 Balance”). Loan Group 2 will consist of 68 Mortgage Loans that are secured by multifamily and mobile home park properties, with an aggregate Cut-Off Date Balance of $623,528,147 (the “Cut-Off Date Group 2 Balance” and, together with the Cut-Off Date Group 1 Balance, the “Cut-Off Date Group Balances”). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $965,500 to $229,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $17,368,100. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $965,500 to $229,000,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $21,378,910. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,489,100 to $43,969,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $9,169,532. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

The Four Seasons Resort and Club - Dallas, TX Loan will be deemed to be split into two components (the “Four Seasons Resort and Club - Dallas, TX Pooled Component” and the “Four Seasons Resort and Club - Dallas, TX Non-Pooled Component”). The Four Seasons Resort and Club - Dallas, TX Pooled Component has a Component Principal Balance of $175,000,000 and will represent 4.9% of the Cut-Off Date Pool Balance (5.9% of the Cut-Off Date Group 1 Balance). The Certificates (other than the Class FS Certificates) will be entitled to distributions from the Four Seasons Resort and Club - Dallas, TX Pooled Component. Although the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component is included in the Trust Fund, for the purposes of numerical and statistical information presented herein (including the annexes) such information does not include the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. The Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component as of the Cut-Off Date will be $8,000,000.

The following table describes certain information regarding the Four Seasons Resort and Club - Dallas, TX Loan, together with the related Pooled Component and Non-Pooled Component:

Mortgage Loan	Loan No.	Whole Loan Cut-Off Date Balance	Pooled Component Cut-Off Date Balance	Non-Pooled Component Cut-Off Date Balance	Whole Loan Cut-Off Date LTV Ratio	Whole Loan Underwritten DSCR

Four Seasons Resort and Club - Dallas, TX	4	$183,000,000	$175,000,000	$8,000,000	79.9%	1.41x

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, cut-off date balance per square foot/room/unit/pad, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans, if any; provided that, with respect to The Gas Company Tower Loan, the 311 South Wacker mortgage loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan and the Newport Bluffs Loan, numerical and statistical information presented herein with respect to loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios reflect the related Pari Passu Companion Loans (but not any related Subordinate Companion Loan), as well as the Mortgage Loans themselves.

All of the Mortgage Loans are evidenced by a promissory note (each a “Mortgage Note”) and are secured by a mortgage, deed of trust or other similar security instrument (each, a “Mortgage”) that creates a first mortgage lien on a fee simple estate or, with respect to 8 Mortgaged Properties, representing 12.7% of the Cut-Off Date Pool Balance (15.3% of the Cut-Off Date Group 1 Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a “Mortgaged Property”).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Office	54	$1,212,015,771	33.7%	40.8%	0.0%
Retail	60	846,579,926	23.5	28.5	0.0
Retail – Anchored	18	636,249,560	17.7	21.4	0.0
Retail – Unanchored	18	104,011,358	2.9	3.5	0.0
Retail – Shadow Anchored(2)	11	63,243,234	1.8	2.1	0.0
Retail – Single Tenant	13	43,075,774	1.2	1.4	0.0
Multifamily	69	759,350,704	21.1	5.4	96.0
Hospitality	55	535,205,078	14.9	18.0	0.0
Mixed Use	9	101,138,521	2.8	3.4	0.0
Industrial	10	57,960,282	1.6	2.0	0.0
Mobile Home Park	5	54,150,000	1.5	1.0	4.0
Self Storage	2	17,671,418	0.5	0.6	0.0
Special Purpose	1	11,125,000	0.3	0.4	0.0

Total	265	$3,595,196,701	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)	A Mortgaged Property is classified as “shadow anchored” if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-Offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the Trust Fund and a description of the material terms of such underlying Mortgage Loans, see “DESCRIPTION OF THE MORTGAGE POOL” in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (“Wachovia”), in its capacity as a Mortgage Loan Seller, originated or acquired 113 of the Mortgage Loans to be included in the Trust Fund, representing 69.6% of the Cut-Off Date Pool Balance (79 Mortgage Loans in Loan Group 1 or 69.9% of the Cut-Off Date Group 1 Balance and 34 Mortgage Loans in Loan Group 2 or 68.3% of the Cut-Off Date Group 2 Balance). Nomura Credit & Capital, Inc. (“Nomura”) originated 44 of the Mortgage Loans to be included in the Trust Fund, representing 22.9% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 22.2% of the Cut-Off Date Group 1 Balance and 29 Mortgage Loans in Loan Group 2 or 26.5% of the Cut-Off Date Group 2 Balance). Artesia Mortgage Capital Corporation (“Artesia”) originated 50 of the Mortgage Loans to be included in the Trust Fund, representing 7.5% of the Cut-Off Date Pool Balance (45 Mortgage Loans in Loan Group 1 or 8.0% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 5.2% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest.    All of the Mortgage Loans bear interest at rates (each a “Mortgage Rate”) that will remain fixed for their remaining terms; provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See “—Amortization” below. Two hundred and three (203) of the Mortgage Loans, representing 95.4% of the Cut-Off Date Pool Balance (135 Mortgage Loans in Loan Group 1 or 94.4% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an “Actual/360 basis”). Four (4) of the Mortgage Loans, representing 4.6% of the Cut-Off Date Pool Balance (5.6% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a 360-day year consisting of 12 thirty-day months (a “30/360 basis”). These Mortgage Loans are sometimes referred to in this prospectus supplement as the “30/360 Mortgage Loans”. Sixty eight (68) of the Mortgage Loans, representing 35.5% of the Cut-Off Date Pool Balance (57 Mortgage Loans in Loan Group 1 or 38.5% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 20.9% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Sixty two (62) of the Mortgage Loans, representing 49.6% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 49.1% of the Cut-Off Date Group 1 Balance and 25 Mortgage Loans in Loan Group 2 or 52.2% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments.    Scheduled payments of principal and/or interest other than Balloon Payments (the “Periodic Payments”) on all of the Mortgage Loans are due monthly.

Due Dates.    Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a “Due Date”) occurring on the 11th day of the month (or in the case of 6 Mortgage Loans, the 1st day of the month, and 1 Mortgage Loan, the 6th of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month other than 1 mortgage loan, representing 5.3% of the Cut-Off Date Pool Balance (6.4% of the Cut-Off Date Group 1 Balance) which has a once-per-year grace period that may extend payment until the 14th day of any calendar month.

Amortization.    Two hundred and five (205) of the Mortgage Loans representing 99.9% of the Cut-Off Date Pool Balance (137 of the Mortgage Loans in Loan Group 1 or 99.8% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2) provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the “Balloon Loans”), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a “Balloon Payment”). Sixty-two (62) of these Mortgage Loans, representing 49.6% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 49.1% of the Cut-Off Date Group 1 Balance and 25 Mortgage Loans in Loan Group 2 or 52.2% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Thirteen (13) of the Balloon Loans (the “ARD Loans”), representing 3.7% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 3.8% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.2% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the “Anticipated Repayment Date”), the Mortgage Loan will accrue additional interest (the “Additional Interest”) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the “Excess Cash Flow”) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Ten (10) of these ARD Loans, representing 3.0% of the Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 3.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.2% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Sixty-eight (68) of the Balloon Loans and ARD Loans, representing 35.5% of the Cut-Off Date Pool Balance (57 Mortgage Loans in Loan Group 1 or 38.5% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 20.9% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 96 months in the case of Loan Group 1 and, in the case of Loan Group 2, the first 12 to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Sixty-two (62) of the Balloon Loans and ARD Loans, representing 49.6% of the Cut-Off Date Pool Balance (37 Mortgage Loans in Loan Group 1 or 49.1% of the Cut-Off Date Group 1 Balance and 25 Mortgage Loans in Loan Group 2 or 52.2% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Three (3) of the ARD Loans, representing 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions.    As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (170 Mortgage Loans or 79.2% of the Cut-Off Date Pool Balance (118 Mortgage Loans in Loan Group 1 or 83.5% of the Cut-Off Date Group 1 Balance and 52 Mortgage Loans in Loan Group 2 or 58.9% of the Cut-Off Date Group 2 Balance)); (ii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most of the remaining term (23 Mortgage Loans or 10.8% of the Cut-Off Date Pool Balance (13 Mortgage Loans in Loan Group 1 or 7.1% of the Cut-Off Date Group 1 Balance and 10 Mortgage Loans in Loan Group 2 or 28.2% of the Cut-Off Date Group 2 Balance)); (iii) impose a Yield Maintenance Charge for most or all of the remaining term of the Mortgage Loan (9 Mortgage Loans or 5.1% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 4.3% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 8.7% of the Cut-Off Date Group 2 Balance)); (iv) impose a Yield Maintenance Charge for most or all of the remaining term, or prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance for most or all of the remaining term (1 Mortgage Loan or 3.7% of the Cut-Off Date Pool Balance (4.4% of the Cut-Off Date Group 1 Balance)); (v) prohibit prepayment until a date specified in the related Mortgage Note (1 Mortgage Loan or 0.5% of the Cut-Off Date Pool Balance (2.7% of the Cut-Off Date Group 2 Balance)); (vi) prohibit prepayment until a date specified in the related Mortgage Note, then permit defeasance or impose a Yield Maintenance Charge for most or all of the remaining term (1 Mortgage Loan or 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance)); (vii) prohibit prepayment until a date specified in the related Mortgage Note, then permit defeasance and then impose a prepayment penalty for most or all of the remaining term (1 Mortgage Loan or 0.3% of the Cut-Off Date Pool Balance (1.4% of the Cut-Off Date Group 2 Balance)); or (viii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a prepayment penalty for most or all of the remaining term (1 Mortgage Loan or 0.2% of the Cut-Off Date Pool Balance (0.2% of Cut-Off Date Group 1 Balance)); provided that, for purposes of each of the foregoing, “remaining term” refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See “—Additional Mortgage Loan Information” in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See “RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield” in this prospectus supplement.

One hundred seventy-three (173) of the Mortgage Loans, representing 83.5% of the Cut-Off Date Pool Balance (120 Mortgage Loans in Loan Group 1 or 88.4% of the Cut-Off Date Group 1 Balance and 53 Mortgage Loans in Loan Group 2 or 60.4% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. See the description of the RLJ Hotel Pool mortgage loan in Annex D to this prospectus supplement. A Mortgage Loan may still be subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, “Defeasance Collateral” is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

For example, with respect to 2 Mortgage Loans, (loan numbers 60 and 64), representing 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), 100% of the proceeds from the sale of membership certificates representing subordinated rights to the related Mortgaged Property will be escrowed in an interest bearing account throughout the term of the applicable loan. Fifty percent (50%) of the escrowed proceeds will be applied on an annual basis to reduce principal with no prepayment fee or premium unless such permitted prepayments exceed ten percent (10%) of the original principal balance of the applicable Mortgage Loan, in which case such borrower will be required to pay a prepayment fee as described in the related Mortgage Loan documents. The remaining funds will be held in escrow and used for capital improvements, to subsidize debt service or to pay down any applicable approved subordinate unsecured debt.

In addition, in the case of 1 Mortgage Loan, (loan number 23), representing 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance) beginning in November 2008, the related borrower shall, if requested by the mortgagee, prepay the mortgage note in a principal amount equal to the amount by which the outstanding principal balance of the Mortgage Loan is more than 59% of the appraised value of the related Mortgaged Property, subject to a Yield Maintenance Charge.
Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 4 Mortgage Loans (loan numbers 33, 59, 66 and 110), representing 1.5% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 2 Balance), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, has an equity interest in the related borrower. See “RISK FACTORS—Potential Conflicts of Interest” in this prospectus supplement.

With respect to 1 Mortgage Loan (loan number 8), representing 3.7% of the Cut-Off Date Pool Balance (4.4% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with additional pari passu debt in the future. See “Newport Bluffs ” in Annex D to this prospectus supplement.

With respect to 13 Mortgage Loans (loan numbers 2, 4, 5, 6, 12, 13, 17, 34, 43, 47, 67, 101 and 129), representing approximately 25.4% of the Cut-Off Date Pool Balance (30.7% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 3), representing approximately 5.3% of the Cut-Off Date Pool Balance (6.4% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions and (b) the related borrower may incur additional unsecured debt.

With respect to 4 Mortgage Loans (loan numbers 42, 53, 56 and 60), representing approximately 1.7% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 1.1% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 4.8% of Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business); provided, with respect to 1 such mortgage loan (loan number 60), the related promissory notes must contain subordination and standstill provisions.

With respect to 1 Mortgage Loan (loan number 19), representing 1.0% of the Cut-Off Date Pool Balance (1.2% of Loan Group 1), the related borrower has encountered the related Mortgaged Property with subordinate debt secured by the related Mortgaged Property.

With respect to 5 Mortgage Loans (loan numbers 7, 12, 18, 29 and 39), representing approximately 7.9% of the Cut-Off Date Pool Balance (9.5% of the Cut-Off Date Group 1 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 4), representing 4.9% of the Cut-Off Date Pool Balance (5.9% of the Cut-Off Date Group 1 Balance), (a) the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee and (b) the related borrower has encumbered the related mortgaged property with subordinate debt secured by the related Mortgaged Property.

With respect to 1 Mortgage Loan (loan number 19), representing approximately 1.0% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt secured by the related Mortgaged Property.

With respect to 3 Mortgage Loans (loan numbers 52, 60 and 64), representing approximately 1.2% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 0.9% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.5% of the Cut-Off Date Group 2 Balance), the related borrower has incurred additional unsecured debt other than in the ordinary course of business and the related promissory notes contain subordination and standstill provisions.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See “RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks” in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See “—Co-Lender Loans” in this prospectus supplement.

Nonrecourse Obligations.    The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions.    Substantially all of the Mortgages contain “due-on-sale” and “due-on-encumbrance” clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 20 Mortgage Loans (loan numbers 12, 18, 20, 29, 38, 39, 41, 71, 80, 84, 93, 95, 97, 117, 125, 148, 149, 201, 205 and 206), representing 8.1% of the Cut-Off Date Pool Balance (16 Mortgage Loans in Loan Group 1 or 7.8% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 9.5% of the Cut-Off Date Group 2 Balance), permit the borrowers to transfer tenant-in-common interests to investors that qualify as “accredited investors” under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under “SERVICING OF THE MORTGAGE LOANS—General” in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans.    Nine (9) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the

Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See “RISK FACTORS—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties.” The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases.    Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan. See the descriptions of the RLJ Hotel Pool mortgage loan, the Four Seasons Resort and Club-Dallas, TX loan and the Gateway Shopping Center loan in Annex D to this prospectus supplement.

Thirty-four (34) of the Mortgage Loans (loan numbers 4, 6, 14, 51, 54, 57, 61, 73, 77, 100, 109, 114, 115, 122, 135, 138, 144, 151, 153, 154, 157, 158, 161, 165, 167, 172, 176, 177, 179, 194, 204 and 207), representing 15.4% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 13.9% of the Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2 or 22.3% of the Cut-Off Date Group 2 Balance) permit a partial release of a portion of the related Mortgaged Property provided among other things, that (i) prior to the release of the portion of the related Mortgaged Property, a specified percentage (generally between 100% and 125%) of the allocated loan amount for such Mortgaged Property be prepaid or partially defeased and (ii) certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining portion of the Mortgaged Property after the partial release. See the description of the Montclair Plaza Loan, the RLJ Hotel Pool Loan, the Four Seasons Resort and Club-Dallas, TX loan, the Personality Pool loan, the Jogani Portfolio 1 loan and the Jogani Portfolio 2 loan in Annex D to this prospectus supplement.

Substitutions.    Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including LTV tests and DSC tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See “RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks” in this prospectus supplement.

Certain State Specific Considerations

Forty-nine (49) of the Mortgaged Properties, representing, by allocated loan amount, approximately 27.1% of the Cut-Off Date Pool Balance (23 Mortgaged Properties in Loan Group 1 or 28.3% of the Cut-Off Date Group 1 Balance and 26 Mortgaged Properties in Loan Group 2 or 21.7% of the Cut-Off Date Group 2 Balance), are located in the state of California. Forty-one (41) of these Mortgaged Properties, representing, by allocated loan amount, approximately 22.2% of the Cut-Off Date Pool Balance (16 Mortgaged Properties in Loan Group 1 or 22.5% of the Cut-Off Date Group 1 Balance and 25 Mortgaged Properties in Loan Group 2 or 20.7% of the Cut-Off Date Group 2 Balance), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Twenty-eight (28) of the mortgaged properties, representing, by allocated loan amount, approximately 12.1% of the Cut-Off Date Pool Balance (25 Mortgaged Properties in Loan Group 1 or 13.0% of the Cut-Off

Date Group 1 Balance and 3 Mortgaged Properties in Loan Group 2 or 8.0% of the Cut-Off Date Group 2 Balance), are secured by Mortgaged Properties that are located in Texas. Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within 4 years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee’s sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of either trustee’s sale is continued for at least 21 days in statutory form after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners’ court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee’s sale. Under Texas law, if the sale price at a judicial foreclosure or trustee’s sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

Assessments of Property Condition

Property Inspections.    Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals.    All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 51 Mortgaged Properties securing 9 Mortgage Loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing by allocated loan amount approximately 7.8% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the appraised value represented is the “as-stabilized” value. See also “RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement.

Environmental Assessments.    A “Phase I” environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. “Phase I” environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a “Phase II” environmental site assessment as recommended by such “Phase I” assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also “RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property” in this prospectus supplement.

Engineering Assessments.    In connection with the origination of all of the Mortgage Loans, other than loan numbers 139 and 162, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses.    An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that, in the event of an earthquake, three (3) Mortgaged Properties (loan numbers 122, 144 and 204), representing, by allocated loan amount, 0.3% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 2 Balance), are likely to suffer a probable maximum loss equal to or in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Properties. The related Mortgage Loan Sellers required the borrowers to obtain earthquake insurance.

Co-Lender Loans

General.

Eight (8) Mortgage Loans (loan number 1, “The Gas Company Tower Loan”, loan number 3, the “Montclair Plaza Loan”, loan number 5, the “311 South Wacker Loan”, loan number 6, the “RLJ Hotel Pool Loan”, loan number 7, the “500-512 Seventh Avenue Loan”, loan number 8, the “Newport Bluffs Loan”, loan number 49, the “Gateway Center Loan” and loan number 126, the “Bold Concepts Building Loan” (collectively, the “Co-Lender Loans”)), originated by Wachovia Bank, National Association, or in the case of The Gas Company Tower Loan originated by Nomura Credit & Capital, Inc., are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See “RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks” in this prospectus supplement.

The Gas Company Tower Loan is part of a split loan structure, which has 1 companion loan (“The Gas Company Tower Pari Passu Companion Loan”) that is pari passu in right of entitlement to payment with The Gas Company Tower Loan. The Gas Company Tower Pari Passu Companion Loan and The Gas Company Tower Loan are referred to collectively herein as “The Gas Company Tower Whole Loan”. The Gas Company Tower Loan has a Cut-Off Date Balance of $229,000,000, representing 6.4% of the Cut-Off Date Pool Balance (7.7% of the Cut-Off Date Group 1 Balance). The Gas Company Tower Pari Passu Companion Loan will not be included in the Trust Fund. See “The Gas Company Tower” in Annex D to this prospectus supplement.

The Montclair Plaza Loan, which has 1 companion loan (the “Montclair Plaza Companion Loan”), is part of a split loan structure in which the Montclair Plaza Companion Loan is subordinate in its right of entitlement to payment to the Montclair Plaza Loan. The Montclair Plaza Loan has a Cut-Off Date Balance of $190,000,000, representing 5.3% of the Cut-Off Date Pool Balance (6.4% of the Cut-Off Date Group 1 Balance). The Montclair Plaza Companion Loan will not be included in the Trust Fund. See “Montclair Plaza” in Annex D to this prospectus supplement.

The 311 South Wacker Loan is part of a split loan structure, which has 1 companion loan (the “311 South Wacker Pari Passu Companion Loan”) that is pari passu in right of entitlement to payment with the 311 South Wacker Loan. The 311 South Wacker Pari Passu Companion Loan and the 311 South Wacker Loan are referred to collectively herein as the “311 South Wacker Whole Loan”. The 311 South Wacker Loan has a Cut-Off Date Balance of $158,600,000, representing 4.4% of the Cut-Off Date Pool Balance (5.3% of the Cut-Off Date Group 1 Balance). The 311 South Wacker Pari Passu Companion Loan will not be included in the Trust Fund. See “311 South Wacker” in Annex D to this prospectus supplement.

The RLJ Hotel Pool Loan is part of a split loan structure, which has 7 companion loans (the “RLJ Hotel Pool Pari Passu Companion Loans”) that are pari passu in right of entitlement to payment with the RLJ Hotel Pool Loan. The RLJ Hotel Pool Pari Passu Companion Loans and the RLJ Hotel Pool Loan are referred to collectively herein as the “RLJ Hotel Pool Whole Loan”. The RLJ Hotel Pool Loan has a Cut-Off Date Balance of $146,092,500, representing 4.1% of the Cut-Off Date Pool Balance (4.9% of the Cut-Off Date Group 1 Balance). The RLJ Hotel Pool Pari Passu Companion Loans will not be included in the Trust Fund. See “RLJ Hotel Pool” in Annex D to this prospectus supplement.

The 500-512 Seventh Avenue Loan is part of a split loan structure, which has 2 companion loans (the “500-512 Seventh Avenue Pari Passu Companion Loan” and the “500-512 Seventh Avenue Subordinate Companion Loan”), in which the 500-512 Seventh Avenue Pari Passu Companion Loan is pari passu in right of entitlement to payment with the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Subordinate Companion Loan is subordinate in right of entitlement to payment to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan. The 500-512 Seventh Avenue Pari Passu Companion Loan, the 500-512 Seventh Avenue Subordinate Companion Loan and the 500-512 Seventh Avenue Loan are referred to collectively herein as the “500-512 Seventh Avenue Whole Loan”. The 500-512 Seventh Avenue Loan has a Cut-Off Date Balance of $136,918,271, representing 3.8% of the Cut-Off Date Pool Balance (4.6% of the Cut-Off Date Group 1 Balance). Neither the 500-512 Seventh Avenue Pari Passu Companion Loan nor the 500-512 Seventh Avenue Subordinate Companion Loan will be included in the Trust Fund. See “500-512 Seventh Avenue” in Annex D to this prospectus supplement.

The Newport Bluffs Loan is part of a split loan structure, which has 1 companion loan (the “Newport Bluffs Pari Passu Companion Loan”) that is pari passu in right of entitlement to payment with the Newport Bluffs Loan. The related Mortgage Loan documents permit the related borrower to obtain future debt that will be pari passu in right of entitlement of payment with each of the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan (the “Newport Bluffs Future Pari Passu Companion Loan”), subject to the satisfaction of certain financial conditions set forth in the related Mortgage Loan documents, including but not limited to loan-to-value tests and debt service coverage tests, as well as the written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the Newport Bluffs Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn. The Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the Newport Bluffs Loan are referred to collectively herein as the “Newport Bluffs Whole Loan”. The Newport Bluffs Loan has a Cut-Off Date Balance of $132,000,000, representing 3.7% of the Cut-Off Date Pool Balance (4.4% of the Cut-Off Date Group 1 Balance). The Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, will not be included in the Trust Fund. See “Newport Bluffs” in Annex D to this prospectus supplement.

The Gateway Center Loan, which has 1 companion loan (the “Gateway Center Companion Loan”), is part of a split loan structure in which the Gateway Center Companion Loan is subordinate in its right of entitlement to payment to the Gateway Center Loan. The Gateway Center Loan has a Cut-Off Date Balance of $16,000,000, representing 0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1 Balance). The Gateway Center Companion Loan will not be included in the Trust Fund. See “Gateway Center” in Annex D to this prospectus supplement.

The Bold Concepts Building Loan, which has 1 companion loan (the “Bold Concepts Building Companion Loan”), is part of a split loan structure in which the Bold Concepts Building Companion Loan is subordinate in its right of entitlement to payment to the Bold Concepts Building Loan. The Bold Concepts Building Loan has a Cut-Off Date Balance of $5,585,000, representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance). The Bold Concepts Building Companion Loan will not be included in the Trust Fund. See “Montclair Clair Plaza” in Annex D to this prospectus supplement.

The Gas Company Tower Pari Passu Companion Loan, the Montclair Plaza Companion Loan, the 311 South Wacker Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500–512 Seventh Avenue Pari Passu Companion Loan, the Newport Bluffs Pari Passu Companion Loan, the Gateway Center Companion Loan and the Bold Concepts Building Companion Loan are referred to herein as the “Companion Loans”. None of the Companion Loans are included in the Trust Fund.

The Gas Company Tower Pari Passu Companion Loan, the 311 South Wacker Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500-512 Seventh Avenue Pari Passu Companion Loan and

the Newport Bluffs Pari Passu Companion Loan are referred to herein as the “Pari Passu Companion Loans” and The Gas Company Tower Loan, the 311 South Wacker Loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan and the Newport Bluffs Loan are referred to as the “Pari Passu Loans”. The Companion Loans, other than the Pari Passu Companion Loans, are collectively referred to herein as the “Subordinate Companion Loans”. The 500-512 Seventh Avenue Loan, together with the 500-512 Seventh Avenue Subordinate Companion Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan is referred to herein as the “500-512 Seventh Avenue Whole Loan”. The Montclair Plaza Loan, together with the Montclair Plaza Subordinate Companion Loan, is referred to herein as the “Montclair Plaza Whole Loan”. The Gateway Center Loan, together with the Gateway Center Subordinate Companion Loans, is referred to herein as the “Gateway Center Whole Loan”. The Bold Concepts Building Loan, together with the Bold Concepts Building Subordinate Companion Loan, is referred to herein as the “Bold Concepts Building Whole Loan”. The Gas Company Tower Whole Loan, the 311 South Wacker Whole Loan, the RLJ Hotel Pool Whole Loan, the 500–512 Seventh Avenue Whole Loan and the Newport Bluffs Whole Loan are referred to in this prospectus supplement individually as a “Whole Loan” and, collectively, as the “Whole Loans”.

With respect to The Gas Company Tower Loan, the terms of the related pari passu loan intercreditor agreement (“The Gas Company Tower Pari Passu Intercreditor Agreement”), provide that The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the Montclair Plaza Loan, the terms of the intercreditor agreement (the “Montclair Plaza Intercreditor Agreement”) provide that the Montclair Plaza Companion Loan is subordinate in certain respects to the Montclair Plaza Loan.

With respect to the 311 South Wacker Loan, the terms of the related pari passu loan intercreditor agreement (the “311 South Wacker Pari Passu Intercreditor Agreement”), provide that the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the RLJ Hotel Pool Loan, the terms of the related pari passu loan intercreditor agreement (the “RLJ Hotel Pool Pari Passu Intercreditor Agreement”), provide that the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the 500–512 Seventh Avenue Loan, the terms of the related pari passu loan intercreditor agreement (the “500–512 Seventh Avenue Pari Passu Intercreditor Agreement”), provide that the 500–512 Seventh Avenue Loan and the 500–512 Seventh Avenue Pari Passu Companion Loan are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other and further provide that the 500-512 Seventh Avenue Subordinate Companion Loan is subordinate in certain respects to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan.

With respect to the Newport Bluffs Loan, the terms of the related pari passu loan intercreditor agreement (the “Newport Bluffs Pari Passu Intercreditor Agreement”), provide that the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the Gateway Center Loan, the terms of the intercreditor agreement (the “Gateway Center Intercreditor Agreement”) provide that the Gateway Center Companion Loan is subordinate in certain respects to the Gateway Center Loan.

With respect to the Bold Concepts Building Loan, the terms of the intercreditor agreement (the “Bold Concepts Building Intercreditor Agreement”) provide that the Bold Concepts Building Companion Loan is subordinate in certain respects to the Bold Concepts Building Loan.

Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the Newport Bluffs Pari Passu Companion Loan, the 311 South Wacker Pari Passu Companion Loan and the Montclair Plaza Subordinate Companion Loan.

The Gas Company Tower Pari Passu Intercreditor Agreement, the Montclair Plaza Intercreditor Agreement, the 311 South Wacker Pari Passu Intercreditor Agreement, the RLJ Hotel Pool Pari Passu Intercreditor Agreement, the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement, the Newport Bluffs Pari Passu Intercreditor Agreement, the Gateway Center Intercreditor Agreement and the Bold Concepts Building Intercreditor Agreement are individually referred to in this prospectus supplement as an “Intercreditor Agreement” and, collectively, as the “Intercreditor Agreements”.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Trust Mortgage Asset	Cut-Off Date Principal Balance of Senior Mortgage Loan(s)	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR	Whole Loan Cut-Off Date LTV Ratio
The Gas Company Tower Loan	$229,000,000	$458,000,000	$458,000,000	1.56x	75.1%
Montclair Plaza Loan	$190,000,000	$190,000,000	$265,000,000	1.36x	69.8%
311 South Wacker Loan	$158,600,000	$244,000,000	$244,000,000	1.20x	79.5%
RLJ Hotel Pool Loan	$146,092,500	$504,548,870	$504,548,870	1.37x	68.9%
500-512 Seventh Avenue Loan	$136,918,271	$273,836,543	$298,756,240	1.06x	74.7%
Newport Bluffs Loan	$132,000,000	$264,000,000	$264,000,000	1.35x	71.0%
Gateway Center Loan	$16,000,000	$16,000,000	$18,800,000	1.12x	90.0%
Bold Concepts Building Loan	$5,585,000	$5,585,000	$6,000,000	1.12x	72.3%

Serviced Pari Passu Loans

Servicing Provisions of the Serviced Pari Passu Loans Intercreditor Agreements.    With respect to each of the Newport Bluffs Loan and the 311 South Wacker Loan, the Master Servicer and the Special Servicer will administer the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan, and the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan, respectively, pursuant to the Pooling and Servicing Agreement and each of the Newport Bluffs Intercreditor Agreement and the 311 South Wacker Intercreditor Agreement, as applicable, for so long as the Newport Bluffs Loan or the 311 South Wacker Loan, as applicable, is part of the Trust Fund. The holders of each of the Newport Bluffs Pari Passu Companion Loan and the 311 South Wacker Pari Passu Companion Loan, or an advisor on their behalf, will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the related Newport Bluffs Loan and the 311 South Wacker Loan, as applicable. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

Application of Payments in Connection with Serviced Pari Passu Loans Intercreditor Agreements.    Pursuant to each of the Newport Bluffs Intercreditor Agreement and the 311 South Wacker Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Newport Bluffs Loan and/or the Newport Bluffs Pari Passu Companion Loan, and the 311 South Wacker Loan and/or the 311 South Wacker Pari Passu Companion Loan, respectively (subject, in each case, to the rights of the Master Servicer, the Special Servicer, the Trustee and the Co-Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan, and the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan, as applicable, on a pro rata basis according to their respective principal balances.

The Gas Company Tower Loan

Servicing Provisions of The Gas Company Tower Pari Passu Intercreditor Agreement.    With respect to The Gas Company Tower Loan, the J.P. Morgan 2006-LDP8 Master Servicers and the J.P. Morgan 2006-LDP8 Special Servicer will administer The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan pursuant to the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement and The Gas Company Tower Pari Passu Intercreditor Agreement for so long as The Gas Company Tower Pari Passu Companion Loan is part of the J.P. Morgan 2006-LDP8 Trust Fund. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

Application of Payments in Connection with The Gas Company Tower Pari Passu Intercreditor Agreement.    Pursuant to The Gas Company Tower Pari Passu Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of The Gas Company Tower Loan and/or The Gas Company Tower Pari Passu Companion Loan (subject, in each case, to the rights of the J.P. Morgan 2006-LDP8 Master Servicers, the J.P. Morgan 2006-LDP8 Special Servicer and the J.P. Morgan 2006-LDP8 Trustee to payments and reimbursements as set forth in the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement) will be applied to The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

RLJ Hotel Pool Loan and 500-512 Seventh Avenue Loan

Servicing Provisions of each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement.    With respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, the 2006-C27 Master Servicer and the 2006-C27 Special Servicer will administer the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans, and the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, respectively, pursuant to the 2006-C27 Pooling and Servicing Agreement and each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement, as applicable, for so long as the RLJ Hotel Pool Pari Passu Companion Loans or the 500-512 Seventh Avenue Pari Passu Companion Loan, as applicable, is part of the 2006-C27 Trust Fund. The holders of each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, or an advisor on their behalf, will generally share certain of the rights that the Controlling Class Representative has with respect to directing the 2006-C27 Master Servicer and/or 2006-C27 Special Servicer with respect to the servicing of the related RLJ Hotel Pool Pari Passu Companion Loans and the 500-512 Seventh Avenue Pari Passu Companion Loan, as applicable. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

Application of Payments in Connection with each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement.    Pursuant to each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the RLJ Hotel Pool Loan and/or the RLJ Hotel Pool Pari Passu Companion Loans, and the 500-512 Seventh Avenue Loan and/or the 500-512 Seventh Avenue Pari Passu Companion Loan, respectively (subject, in each case, to the rights of the 2006-C27 Master Servicer, the 2006-C27 Special Servicer and the 2006-C27 Trustee to payments and reimbursements as set forth in the 2006-C27 Pooling and Servicing Agreement) will be applied to the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans, and the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan, as applicable, on a pro rata basis according to their respective principal balances.

Servicing Provisions of the Montclair Plaza Intercreditor Agreement.    Pursuant to the terms of the Montclair Plaza Intercreditor Agreement, the Montclair Plaza Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Montclair Plaza Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Montclair Plaza Whole Loan will be allocated first, to the holder of the Montclair Plaza Companion Loan, and thereafter to the Montclair Plaza Loan.

With respect to the Montclair Plaza Loan, the Master Servicer and Special Servicer will service and administer the Montclair Plaza Loan and the Montclair Plaza Companion Loan pursuant to the Pooling and Servicing Agreement and the Montclair Plaza Intercreditor Agreement for so long as the Montclair Plaza Loan is part of the Trust Fund. The holder of the Montclair Plaza Companion Loan will be entitled to advise and direct the holder of the Montclair Plaza Loan with respect to certain matters, including, among other things, foreclosure or material modifications of the Montclair Plaza Whole Loan at such times as the Montclair Plaza Companion Loan is not the subject of a Montclair Plaza Control Appraisal Period (as defined below).

A “Montclair Plaza Control Appraisal Period” will occur if and so long as (a) principal balance of the Montclair Plaza Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Montclair Plaza Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Montclair Plaza Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Montclair Plaza Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Montclair Plaza Intercreditor Agreement (net of any liens senior to the lien of the Montclair Plaza Whole Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the Montclair Plaza Companion Loan.

No advice or direction of the holder of the Montclair Plaza Companion Loan may require or cause the holder of the Montclair Plaza Loan to violate any provision of the Pooling and Servicing Agreement, including the holder of the Montclair Plaza Loan’s obligation to act in accordance with the Servicing Standard. See SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

In the event of certain defaults under the Montclair Plaza Loan, the holder of the Montclair Plaza Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of the giving of the cure notice; and (ii) cure such non-monetary default within thirty (30) business days of the giving of the cure notice; provided, however, the holder of the Montclair Plaza Companion Loan may only cure such defaults six (6) times during the life of the Montclair Plaza Loan and no such cure may exceed four (4) consecutive months. In addition, upon the occurrence and during the continuance of a Montclair Plaza Special Event of Default (as defined below), the holder of the Montclair Plaza Companion Loan will have the right to purchase the Montclair Plaza Loan at the defaulted mortgage loan purchase price, which will equal the unpaid aggregate principal balance of the Montclair Plaza Loan together with all accrued and unpaid interest thereon, advances for which the borrower under the Montclair Plaza Loan is responsible and any other Additional Trust Fund Expenses in respect of the Montclair Plaza Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments in Connection with the Montclair Plaza Intercreditor Agreement.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Montclair Plaza Whole Loan becomes a Specially Serviced Mortgage Loan (a “Montclair Plaza Special Event of Default”) has occurred and is continuing (subject to the cure and purchase rights of holder of the Montclair Plaza Companion Loan under the Montclair Plaza Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Montclair Plaza Whole Loan, all remaining amounts will be paid in the following manner:

First, to the holder of the Montclair Plaza Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Montclair Plaza Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) of the principal balance of the Montclair Plaza Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Montclair Plaza Whole Loan, in an amount equal to the holder of the Montclair Plaza Loan’s pro rata portion (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) of the principal balance of the Montclair Plaza Whole Loan;

Third, to the holder of the Montclair Plaza Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Montclair Plaza Loan;

Fourth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding;

Fifth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) of the principal balance of the Montclair Plaza Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Montclair Plaza Whole Loan, in an amount equal to the holder of the Montclair Plaza Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) of the principal balance of the Montclair Plaza Whole Loan;

Seventh, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Montclair Plaza Companion Loan;

Eighth, to the holder of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, pro rata (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Montclair Plaza Whole Loan;

Ninth, to the holder of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, pro rata, in an amount equal to its pro rata (based upon the outstanding principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan) portion of all extension fees, to the extent actually paid;

Tenth, to the holder of the Montclair Plaza Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Montclair Plaza Companion Loan made cure payments in accordance with the terms of the Montclair Plaza Intercreditor Agreement shall be paid to the holder of the Montclair Plaza Companion Loan;

Eleventh, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Montclair Plaza Loan and the Montclair Plaza Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the Montclair Plaza Loan and the Montclair Plaza Companion Loan (based upon the initial principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, respectively).

Following the occurrence and during the continuance of a Montclair Plaza Special Event of Default (subject to the cure and purchase rights of holder of the Montclair Plaza Companion Loan under the Montclair Plaza Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Montclair Plaza Whole Loan will be paid in the following manner:

First, to the holder of the Montclair Plaza Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Montclair Plaza Loan, in an amount equal to the principal balance of the Montclair Plaza Loan until paid in full;

Third, to the holder of the Montclair Plaza Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Montclair Plaza Loan;

Fourth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to the principal balance of the Montclair Plaza Companion Loan until paid in full;

Sixth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Montclair Plaza Companion Loan;

Seventh, to the holder of the Montclair Plaza Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Montclair Plaza Loan;

Eighth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Montclair Plaza Companion Loan;

Ninth, to the holder of the Montclair Plaza Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Montclair Plaza Loan;

Tenth, to the holder of the Montclair Plaza Companion Loan in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Montclair Plaza Companion Loan;

Eleventh, to the holder of the Montclair Plaza Loan in an amount equal to any default interest;

Twelfth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the Montclair Plaza Companion Loan, in an amount equal to any unreimbursed cure payments; and

Fourteenth, any excess, pro rata, to the holders of the Montclair Plaza Loan and the Montclair Plaza Companion Loan (based upon the initial principal balances of the Montclair Plaza Loan and the Montclair Plaza Companion Loan, respectively).

Gateway Center Loan

Servicing Provisions of the Gateway Center Intercreditor Agreement.    Pursuant to the terms of the Gateway Center Intercreditor Agreement, the Gateway Center Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Gateway Center Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Gateway Center Whole Loan will be allocated first, to the holder of the Gateway Center Companion Loan and thereafter to the Gateway Center Loan.

With respect to the Gateway Center Loan, the Master Servicer and Special Servicer will service and administer the Gateway Center Loan and the Gateway Center Companion Loan pursuant to the Pooling and Servicing Agreement and the Gateway Center Intercreditor Agreement for so long as the Gateway Center Loan is part of the Trust Fund. The holder of the Gateway Center Companion Loan will be entitled to advise and direct the Special Servicer with respect to certain matters, including, among other things, foreclosure, any sale of the Mortgaged Property, any release of the related borrower or material modifications of the Gateway Center Whole Loan at such times as the Gateway Center Companion Loan is not the subject of a Gateway Center Control Appraisal Period (as defined below).

A “Gateway Center Control Appraisal Period” shall be deemed to have occurred if and so long as (a) principal balance of the Gateway Center Companion Loan minus an amount equal to the excess, if any, of (i)(A) the outstanding principal balance of the Gateway Center Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Gateway Center Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Gateway Center Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Gateway Center

Intercreditor Agreement (net of any liens senior to the lien of the Gateway Center Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the Gateway Center Companion Loan.

No advice or direction of the holder of the Gateway Center Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

In the event of certain defaults under the Gateway Center Whole Loan, the holder of the Gateway Center Companion Loan will be entitled to (i) cure such monetary default within 5 business days of receipt of the cure notice and cure such non-monetary default within 30 days of receipt of the cure notice and/or (ii) purchase the Gateway Center Loan from the Trust Fund after the expiration of the cure period, subject to certain terms in the Gateway Center Intercreditor Agreement. Notwithstanding the foregoing, the rights of the holder of the Gateway Center Companion Loan to cure a monetary default or non-monetary default will be limited to six (6) cure events over the life of the Gateway Center Whole Loan and no single cure event may exceed four (4) consecutive months. Under the Gateway Center Loan Intercreditor Agreement, a cure event is defined as the exercise of cure rights by the holder of the Gateway Center Companion Loan, whether for 1 month or for consecutive months in the aggregate. The purchase price will generally equal the unpaid aggregate principal balance of the Gateway Center Loan, together with all accrued and unpaid interest thereon (other than default interest) at the related mortgage interest rate, and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Gateway Center Loan is responsible and any other Additional Trust Fund Expenses in respect of the Gateway Center Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Gateway Center Whole Loan becomes a Specially Serviced Mortgage Loan (a “Gateway Center Special Event of Default”) has occurred and is continuing (subject to the cure and purchase rights of holder of the Gateway Center Companion Loan under the Gateway Center Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Gateway Center Whole Loan will be paid in the following manner:

First, to the holder of the Gateway Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Gateway Center Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan) of the principal balance of the Gateway Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Gateway Center Whole Loan, in an amount equal to the holder of the Gateway Center Loan’s pro rata portion (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan) of the principal balance of the Gateway Center Whole Loan;

Third, to the holder of the Gateway Center Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Gateway Center Loan;

Fourth, to the holder of the Gateway Center Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the borrower;

Fifth, to the holder of the Gateway Center Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Gateway Center Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan) of the principal balance of the Gateway Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Gateway Center Whole Loan, in an amount equal to the holder of the Gateway Center Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan) of the principal balance of the Gateway Center Whole Loan;

Seventh, to the holder of the Gateway Center Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Gateway Center Companion Loan;

Eighth, to the holder of the Gateway Center Loan and the Gateway Center Companion Loan, pro rata (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Gateway Center Whole Loan;

Ninth, to the holder of the Gateway Center Loan and the Gateway Center Companion Loan, pro rata (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan), in an amount equal to any extension fees, to the extent actually paid, allocable to the Gateway Center Whole Loan;

Tenth, to the holder of the Gateway Center Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Gateway Center Companion Loan made cure payments in accordance with the terms of the Gateway Center Intercreditor Agreement shall be paid to the holder of the Gateway Center Companion Loan;

Eleventh, to the holder of the Gateway Center Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Gateway Center Loan and the Gateway Center Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Gateway Center Loan and the Gateway Center Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the Gateway Center Loan and the Gateway Center Companion Loan (based on the initial principal balance of the Gateway Center Loan and the Gateway Center Companion Loan, respectively).

Following the occurrence and during the continuance of a Gateway Center Special Event of Default (subject to the cure and purchase rights of holder of the Gateway Center Companion Loan under the Gateway Center Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Gateway Center Whole Loan will be paid in the following manner:

First, to the holder of the Gateway Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Gateway Center Loan, in an amount equal to the principal balance of the Gateway Center Loan until paid in full;

Third, to the holder of the Gateway Center Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Gateway Center Loan;

Fourth, to the holder of the Gateway Center Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Gateway Center Companion Loan, in an amount equal to the principal balance of the Gateway Center Companion Loan until paid in full;

Sixth, to the holder of the Gateway Center Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Gateway Center Companion Loan;

Seventh, to the holder of the Gateway Center Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Gateway Center Loan (based upon the ratio between the initial principal balances of the Gateway Center Loan and the Gateway Center Companion Loan);

Eighth, to the holder of the Gateway Center Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Gateway Center Companion Loan (based upon the ratio between the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan);

Ninth, to the holder of the Gateway Center Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the Gateway Center Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the Gateway Center Loan (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan);

Eleventh, to the holder of the Gateway Center Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the Gateway Center Companion Loan (based upon the outstanding principal balances of the Gateway Center Loan and the Gateway Center Companion Loan);

Twelfth, to the holder of the Gateway Center Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the Gateway Center Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Gateway Center Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs and advances paid or reimbursed by the holder of the Gateway Center Companion Loan pursuant to the Gateway Center Intercreditor Agreement; and

Fifteenth, any excess, pro rata, to the holders of the Gateway Center Loan and the Gateway Center Companion Loan (based upon the initial principal balances of the Gateway Center Loan and the Gateway Center Companion Loan, respectively).

Bold Concepts Building Loan

Servicing Provisions of the Bold Concepts Building Intercreditor Agreement.    With respect to the Bold Concepts Building Loan, the Master Servicer and Special Servicer will service and administer the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the Bold Concepts Building Loan is part of the Trust Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Bold Concepts Building Loan or the related Mortgage Loan documents without obtaining the prior written consent of the holder of the Bold Concepts Building Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Bold Concepts Building Loan or the related Mortgage Loan documents adversely affects the lien priority of the related Mortgage or constitutes a material modification as specified in the Bold Concepts Building Intercreditor Agreement; provided, however, such consent right will expire when the repurchase period described in the next paragraph expires. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in this prospectus supplement.

In the event that (i) any payment of principal or interest on the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan becomes ninety (90) or more days delinquent, (ii) the principal balance of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan is not paid at maturity, (iv) the related borrower declares bankruptcy or is otherwise subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under the Bold Concepts Building Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall below, the holder of the Bold Concepts Building Subordinate Companion Loan will have the right to purchase the Bold Concepts Building Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions as set forth in the Bold Concepts Building Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Bold Concepts Building Loan, together with all accrued and unpaid interest on the Bold Concepts Building Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Bold Concepts Building Loan is responsible and other expenses as provided in the Bold Concepts Building Intercreditor Agreement. Unless the borrower or an affiliate is purchasing the Bold Concepts Building Loan, no prepayment consideration will be payable in connection with the purchase of the Bold Concepts Building Loan.

Application of Payments.    Pursuant to the Bold Concepts Building Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, the related borrower is required to make separate monthly payments of principal and interest to the Master Servicer and the holder of the Bold Concepts Building Subordinate Companion Loan. Any escrow and reserve payments required in respect of the Bold Concepts Building Whole Loan are required to be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, and subject to certain rights of the holder of the Bold Concepts Building Subordinate Companion Loan to purchase the Bold Concepts Building Loan from the Trust Fund, all payments and proceeds (of whatever nature) on the Bold Concepts Building Subordinate Companion Loan will be subordinated to all payments due on the Bold Concepts Building Loan and the amounts with respect to the Bold Concepts Building Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds, settlements and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) in the following manner:

First, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such party, including unreimbursed advances and interest thereon;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such party;

Third, to the holder of the Bold Concepts Building Loan, in an amount equal to accrued and unpaid interest with respect to the Bold Concepts Building Loan at the pre-default interest rate thereon;

Fourth, to the holder of the Bold Concepts Building Loan, in an amount equal to the principal balance of the Bold Concepts Building Loan until paid in full;

Fifth, to the holder of the Bold Concepts Building Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Bold Concepts Building Loan;

Sixth, to the holder of the Bold Concepts Building Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Bold Concepts Building Subordinate Companion Loan;

Seventh, to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to accrued and unpaid interest with respect to the Bold Concepts Building Subordinate Companion Loan at the pre-default interest rate thereon;

Eighth, to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to the principal balance of the Bold Concepts Building Subordinate Companion Loan until paid in full;

Ninth, to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Bold Concepts Building Subordinate Companion Loan;

Tenth, to the holder of the Bold Concepts Building Loan and then to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan, respectively;

Eleventh, any amounts collected or recovered on the Bold Concepts Building Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer or trustee in respect of the Bold Concepts Building Loan or Bold Concepts Building Subordinate Companion Loan, are payable to the holder of the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan on a pro rata basis as determined by the initial balance of each of the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan, respectively; and

Twelfth, any excess amounts that are not required to be paid to the related borrower or to a party other than the mortgagee under the related Mortgage Loan documents, to the holder of the Bold Concepts Building Loan and the holder of the Bold Concepts Building Subordinate Companion Loan, on a pro rata basis, determined by the initial principal balances of each of the Bold Concepts Building Loan and the Bold Concepts Building Subordinate Companion Loan, respectively.

Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related late charges due and payable), (ii) no other material event of default (of the kind described in the first paragraph of this “—Application of Payments” section) exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with respect to the event of default, then the Master Servicer and/or the Special Servicer, as applicable, may apply the amount paid by the borrower (or otherwise available) net of amounts payable to the Master Servicer and/or the Special Servicer, as applicable, or Trustee, first, to the holder of the Bold Concepts Building Loan, in an amount equal to the accrued and unpaid interest on the Bold Concepts Building Loan, second to the holder of the Bold Concepts Building Loan, in an amount equal to any current and delinquent scheduled principal payments on the Bold Concepts Building Loan, third, to the holder of the Bold Concepts Building Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the Bold Concepts Building Subordinate Companion Loan and, fourth, the holder of the Bold Concepts Building Subordinated Companion Loan, in an amount equal to any current and delinquent scheduled principal payments on the Bold Concepts Building Subordinate Companion Loan.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related Intercreditor Agreements, the holders of the subordinate loans secured by the related Mortgaged Property (the “Subordinate Loans”) with respect to 4 Mortgage Loans (loan numbers 3, 7, 49 and 126) generally have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the related Mortgage Loan documents with respect to such subordinate loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related Intercreditor Agreements and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan; provided, however, in a work-out context the forgoing consent is generally not required.

The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5 and A-6 unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of the DSC Ratio, the LTV Ratio and Cut-Off Date Balance per Sq. Ft., Unit, Pad or Room with respect to The Gas Company Tower Loan, the 311 South Wacker Loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan and the Newport Bluffs Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan (but not the 500-512 Seventh Avenue Subordinate Companion Loan) and the Newport Bluffs Pari Passu Loan, respectively. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the Four Seasons

Resort and Club - Dallas, TX Loan, such information excludes the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under “—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions,” in this prospectus supplement and under “DESCRIPTION OF THE TRUST FUNDS” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES” in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading “Cross Collateralized and Cross Defaulted Loan Flag” with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

(i) References to “DSC Ratio” and “DSCR” are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The “Net Cash Flow” for a Mortgaged Property is the “net cash flow” of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a “Rental Property”); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 68 Mortgage Loans, representing 35.5% of the Cut-Off Date Pool Balance (57 Mortgage Loans in Loan Group 1 or 38.5% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 20.9% of the Cut-Off Date Group 2 Balance) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 13 Mortgage Loans (loan numbers 20, 57, 58, 61, 90, 97, 107, 120, 124, 141, 164, 171 and 189), representing 3.3% of the Cut-Off Date Pool Balance (11 Mortgage Loans in Loan Group 1 or 3.5% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 2.3% of the Cut-Off Date Group 2 Balance) such ratio was adjusted by taking into account amounts available under certain letters of credit or cash reserves; (iii) with respect to Mortgage Loans that are interest only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis with respect to all Mortgage Loans except those originated by Nomura and Artesia; and (iv) with respect to 1 Mortgage Loan (loan number 75), representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), such ratio was derived by using the average monthly debt service during the period in which amortization is due according to the related payment schedule mortgage, as described in Annex A-6 to this prospectus supplement; provided, further, that, for purposes of calculating the DSCR’s provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In general, “net cash flow” is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

In determining the “revenue” component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the “expense” component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See “—Wachovia’s Underwriting Standards— Escrow Requirements—Replacement Reserves”, “Nomura’s Underwriting Standards—Escrow Requirements” and “—Artesia’s Underwriting Standards—Escrow Requirements” in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing “net cash flow”) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii) References to “Cut-Off Date LTV” and “Cut-Off Date LTV Ratio” are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of The Gas Company Tower Loan, of The Gas Company Tower Whole Loan or, in the case of the 311 South Wacker Loan, of the 311 South Wacker Whole Loan or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 51 Mortgaged Properties securing, in whole or in part, 9 Mortgage Loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing approximately 7.8% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the appraised value represented is the “as-stabilized” value. Additionally, for purposes of determining the Cut-Off Date LTV Ratio for 2 Mortgage Loans (loan numbers 57 and 164), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of Cut-Off Date Group 1 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or in cash reserves. See “RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property” in this prospectus supplement. The table below shows the Cut-Off Date LTV Ratios calculated using the “as-is” appraised values and the “as-stabilized” appraised values for the 9 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” Cut-Off Date LTV	“As-Is” Date	“As-Stabilized” Cut-Off Date LTV	As-Stabilized Date
RLJ Hotel Pool*	6	70.5%	6/1/2006	68.9%	Various
Traders Point Retail Center	15	85.7%	7/9/2006	80.0%	8/1/2007
Main Street Commons	29	71.9%	6/16/2006	67.4%	1/1/2007
Renaissance Commons	50	79.5%	9/1/2006	76.5%	6/1/2007
Black Mountain Market Place	61	82.5%	7/19/2006	75.1%	5/19/2007
Howe Corporate Center	63	80.7%	7/6/2006	75.0%	9/1/2007
Parkway Building	97	84.8%	7/11/2006	80.0%	7/11/2007
Syracuse Hill	111	75.6%	7/5/2006	71.4%	3/5/2007
Southcreek Corporate Center II	117	81.1%	7/12/2006	77.4%	6/1/2007

*	LTV ratios were derived based upon the aggregate indebtedness of the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans with an original principal balance of $504,548,870.

(iii) References to “Maturity Date LTV Ratio” and “LTV at ARD or Maturity” are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of The Gas Company Tower Loan, of The Gas Company Tower Whole Loan or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan or, in the case of the 311 South Wacker Loan, of the 311 South Wacker Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 51 Mortgaged Properties securing in whole or in part 9 Mortgage Loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing by allocated loan amount approximately 7.8% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the appraised value represented is the “as-stabilized” value. Additionally, for purposes of determining the Maturity Date LTV Ratio for 2 Mortgage Loans (loan numbers 57 and 164), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of Cut-Off Date Group 1 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit or in cash reserves. See “RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition or Mortgaged Property” in this prospectus supplement. The table below shows the Maturity Date LTV Ratios calculated using the “as-is” appraised values and the “as-stabilized” appraised values for the 9 Mortgage Loans:

Loan Name	Mortgage Loan Number	“As-Is” Maturity Date LTV	“As-Is” Date	“As-Stabilized” Maturity Date LTV	As-Stabilized Date
RLJ Hotel Pool*	6	64.6%	6/1/2006	63.1%	Various
Traders Point Retail Center	15	80.0%	7/9/2006	74.7%	8/1/2007
Main Street Commons	29	67.4%	6/16/2006	63.2%	1/1/2007
Renaissance Commons	50	74.7%	9/1/2006	71.8%	6/1/2007
Black Mountain Market Place	61	77.3%	7/19/2006	70.4%	5/19/2007
Howe Corporate Center	63	80.7%	7/6/2006	75.0%	9/1/2007
Parkway Building	97	78.1%	7/11/2006	73.7%	7/11/2007
Syracuse Hill	111	75.6%	7/5/2006	71.4%	3/5/2007
Southcreek Corporate Center II	117	75.9%	7/12/2006	72.5%	6/1/2007

*	LTV ratios were derived based upon the aggregate indebtedness of the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans with an original principal balance of $504,548,870.

(iv) References to “Loan per Sq. Ft., Unit, Pad, Room or Bed” are, for each Mortgage Loan secured by a lien on a multifamily property, mobile home park property, hospitality property or assisted living facility or other healthcare property or student housing property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of The Gas Company Tower Loan, of The Gas Company Tower Whole Loan or, in the case of the 311 South Wacker Loan, of the 311 South Wacker Whole Loan or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of The Gas Company Tower Loan, of The Gas Company Tower Whole Loan or, in the case of the 311 South Wacker Loan, of the 311 South Wacker Whole Loan or, in the case of the RLJ Hotel Pool Loan, of the RLJ Hotel Pool Whole Loan or, in the case of the 500-512 Seventh Avenue Loan, of the 500-512 Seventh Avenue Whole Loan or, in the case of the Newport Bluffs Loan, of the Newport Bluffs Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v) References to “Year Built” are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the “Year Built” refers to the year that the first phase was originally constructed.

(vi) References to “weighted averages” or “WA” are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii) References to “Underwritten Replacement Reserves” represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii) References to “Administrative Cost Rate” for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, (b) 0.00041%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan and (c) 0.00014%, which percentage represents the Co-Trustee Fee Rate with respect to each such Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix) References to “Remaining Term to Maturity” represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x) References to “Remaining Amortization Term” represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi) References to “L ( )” or “Lockout” or “Lockout Period” represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to “O ( )” represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to “YM ( )” represent the period for which the Yield Maintenance Charge is assessed. “3% ( )”, “2% ( )” and “1% ( )” each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an “Open Period”) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii) References to “D ( )” or “Defeasance” represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii) References to “Occupancy Percentage” are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self- storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv) References to “Original Term to Maturity” are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv) References to “NA” indicate that, with respect to a particular category of data, such data is not applicable.

(xvi) References to “NAV” indicate that, with respect to a particular category of data, such data is not available.

(xvii) References to “Capital Imp. Reserve” are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii) References to “Replacement Reserve” are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix) References to “TI/LC Reserve” are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex B to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under “—Wachovia’s Underwriting Standards”, “—Nomura’s Underwriting Standards” and “—Artesia’s Underwriting Standards” and “—Assignment of the Mortgage Loans; Repurchases and Substitutions” and in the prospectus under “DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES”. Certain Mortgage Loans set forth on Annex E have scheduled principal payments that, when applied in accordance with the distribution waterfall described in “DESCRIPTION OF THE CERTIFICATES—Distributions”, are expected to support distributions to the holders of the Class A-1, Class A-2 and Class A-PB Certificates.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Unit/ Room(1)(2)	Weighted Average DSCR(1)(4)	Cut-Off Date LTV Ratio(1)(3)(4)	LTV Ratio at Maturity or ARD(1)(3)(4)	Weighted Average Mortgage Rate

The Gas Company Tower	Nomura	1 / 1	1	$229,000,000	6.4%	7.7%	Office — CBD	$349	1.56x	75.1%	75.1%	5.102%

1180 Peachtree Street	Wachovia	1 / 1	1	193,850,000	5.4	6.5%	Office — CBD	$289	1.39x	70.5%	70.5%	5.690%

Montclair Plaza	Wachovia	1 / 1	1	190,000,000	5.3	6.4%	Retail — Anchored	$217	1.89x	50.1%	50.1%	5.788%

Four Seasons Resort and Club—Dallas, TX	Nomura	1 / 1	1	175,000,000	4.9	5.9%	Hospitality — Full Service	$490,196	1.51x	76.4%	76.4%	6.230%

311 South Wacker	Wachovia	1 / 1	1	158,600,000	4.4	5.3%	Office — CBD	$190	1.20x	79.5%	74.9%	6.570%

RLJ Hotel Pool	Wachovia	1 /43	1	146,092,500	4.1	4.9%	Hospitality — Various	$92,936	1.37x	68.9%	63.1%	6.294%

500-512 Seventh Avenue	Wachovia	1 / 1	1	136,918,271	3.8	4.6%	Office — CBD	$234	1.17x	68.5%	52.7%	5.706%

Newport Bluffs	Wachovia	1 / 1	1	132,000,000	3.7	4.4%	Multifamily — Conventional	$250,951	1.35x	71.0%	71.0%	6.104%

Gateway Shopping Center	Nomura	1 / 1	1	87,000,000	2.4	2.9%	Retail — Anchored	$182	1.34x	66.4%	66.4%	5.890%

Embassy Suites—Washington, DC	Wachovia	1 / 1	1	65,000,000	1.8	2.2%	Hospitality — Full Service	$169,271	1.44x	65.9%	56.4%	5.930%

		10 / 52		$1,513,460,771	42.1%				1.45x	69.5%	66.7%	5.886%

Westin—Falls Church, VA	Wachovia	1 / 1	1	$64,000,000	1.8%	2.2%	Hospitality — Full Service	$158,025	1.37x	66.7%	62.8%	5.510%

Brookfield Lakes Corporate Center	Wachovia	1 / 1	1	60,563,000	1.7	2.0%	Office — Suburban	$120	1.33x	75.2%	72.3%	5.610%

Intercontinental Multifamily Portfolio	Wachovia	4 / 4	2	59,000,000	1.6	9.5%	Multifamily — Conventional	$53,105	1.46x	76.3%	76.3%	5.930%

Jogani Portfolio 1	Nomura	9 / 9	2	57,231,900	1.6	9.2%	Multifamily — Conventional	$60,885	1.22x	74.8%	62.7%	5.596%

The Willows Shopping Center	Wachovia	1 / 1	1	56,000,000	1.6	1.9%	Retail — Anchored	$214	1.24x	67.1%	62.7%	5.900%

Jogani Portfolio 2	Nomura	11 / 11	2	55,957,500	1.6	9.0%	Multifamily — Conventional	$70,387	1.21x	74.5%	62.4%	5.590%

Personality Pool	Nomura	1 / 3	1	54,000,000	1.5	1.8%	Various	$350	1.14x	65.9%	59.1%	6.550%

Traders Point Retail Center	Wachovia	1 / 1	1	48,000,000	1.3	1.6%	Retail — Anchored	$145	1.20x	80.0%	74.7%	5.860%

Carefree Alexander	Wachovia	1 / 1	2	43,969,000	1.2	7.1%	Multifamily — Independent Living	$93,155	1.22x	76.5%	76.5%	6.350%

Lakeside Pool	Wachovia	1 / 6	1	42,500,000	1.2	1.4%	Office — Suburban	$83	1.22x	74.9%	70.1%	6.070%

		31 / 38		$541,221,400	15.1%				1.27x	73.0%	67.7%	5.872%

		41 / 90		$2,054,682,171	57.2%				1.40x	70.4%	66.9%	5.882%

(1)	Each of The Gas Company Tower Loan, the 311 South Wacker Loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan and the Newport Bluffs Loan is part of a split loan structure that includes The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan, the Newport Bluffs Pari Passu Companion Loan and the 311 South Wacker Pari Passu Companion Loan, respectively, which are not included in the Trust Fund. With respect to The Gas Company Tower Loan, the RLJ Hotel Pool Loan, the 500-512 Seventh Avenue Loan, the Newport Bluffs Loan and the 311 South Wacker Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and loan balance per square foot/room/unit are based on the aggregate indebtedness of, or debt service on, as applicable, each such Mortgage Loan and the related Pari Passu Companion Loan.

(2)	With respect to the Personality Pool Loan, the cut-off date balance per square foot was calculated based upon the total square footage of the hospitality and retail space of 154,493 square feet derived from the engineering report of the respective Mortgaged Properties, dated August 2, 2006.

(3)	The appraised value for the Mortgaged Properties with respect to 2 Mortgage Loans (loan numbers 6 and 15) are based on an “as-stabilized” basis. See “RISK FACTORS—Inspection and Appraisals May Not Accurately Reflect Value on Condition of Mortgaged Property” in this prospectus supplement.

(4)	With respect to the Four Seasons Resort and Club - Dallas, TX mortgage loan, unless otherwise specified, the calculations of LTV ratio, DSC ratio and Cut-Off Date Balance per room were based on the pooled component only and exclude the non-pooled component.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this prospectus supplement as Annex D. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (“Wachovia”), a national banking association, is a Sponsor of this securitization, originated or acquired and underwrote 113 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and approximately 3,400 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the “Depositor”). See “THE SPONSOR” in the accompanying prospectus.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of October 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $57.0 billion. Approximately $53.7 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial

Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of October 1, 2006, Wachovia securitized approximately $55.3 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Wachovia’s Underwriting Standards” section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. One (1) Mortgage Loan (loan number 42), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), sold to the Depositor by Wachovia, was originated by CWCapital LLC, which is an affiliate of the Special Servicer. Three (3) Mortgage Loans (loan numbers 37, 139 and 162), representing 0.8% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance), sold to the Depositor by Wachovia, were originated by American Capital Strategies, Ltd., which is the initial Controlling Class Representative. In each case, Wachovia re-underwrote such Mortgage Loan to Wachovia’s underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that

Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the “revenue” component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the “expense” component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing “net cash flow”) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with an LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio in this prospectus supplement, see “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information.”

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The DSC Ratios and LTV Ratios described above under “—DSC Ratios and LTV Ratios” may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.    In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of DSC Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio disclosed in this prospectus supplement. For specific details on the calculations of DSC Ratio in this prospectus supplement, see “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information”.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Nomura Credit & Capital, Inc.

General Character of Nomura Credit and Capital’s Business.    Nomura Credit & Capital, Inc., a Delaware corporation, which is a direct wholly owned subsidiary of Nomura Holding America Inc., is a Sponsor of this securitization and originated and underwrote 44 Mortgage Loans included in the Trust Fund. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the fiscal years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Nomura’s Underwriting Standards” section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For information regarding the calculations of DSC Ratios in this prospectus supplement, see “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information”.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios described above under “—Loan-to-Value Ratio” may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this “—Nomura’s Underwriting Standards” section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Artesia Mortgage Capital Corporation

General Character of Artesia Mortgage Capital Corporation’s Business.    Artesia Mortgage Capital Corporation (“Artesia”) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a Sponsor of this securitization and originated and underwrote 50 Mortgage Loans included in the Trust Fund. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated “AA+” by Fitch, “AA” by S&P and “Aa2” by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 509 billion Euros ($603 billion) and a stock market capitalization of approximately 22 billion Euros ($26 billion) as of December 2005.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program.    Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards—and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2005, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see “—Artesia’s Underwriting Standards” below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Artesia’s Underwriting Standards” section.

Loan Analysis.    Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see “DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information”.

Loan-to-Value Ratio.    Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios described above under “—Loan-to-Value Ratio” may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this “—Artesia’s Underwriting Standards” section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Certain Relationships

The Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation were previously the subject of a custodial arrangement between Artesia and Wells Fargo Bank, N.A. in which Wells Fargo acted as a document custodian for Artesia. The terms of the custodial arrangement are customary for agreements in the commercial mortgage securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wachovia Bank, National Association is currently servicing all but 5 of the Mortgage Loans that will be sold to the Depositor by Artesia pursuant to an interim servicing arrangement between Artesia and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer, Trustee and Co-Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement” and together, the “Mortgage Loan Purchase Agreements”). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under “—Mortgage Loan History”.

One-hundred thirteen (113) of the Mortgage Loans (the “Wachovia Mortgage Loans”), representing 69.6% of the Cut-Off Date Pool Balance (79 Mortgage Loans in Loan Group 1 or 69.9% of the Cut-Off Date Group 1 Balance and 34 Mortgage Loans in Loan Group 2 or 68.3% of the Cut-Off Date Group 2 Balance), were originated or acquired by Wachovia.

Forty-four (44) of the Mortgage Loans (the “Nomura Mortgage Loans”), representing 22.9% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 22.2% of the Cut-Off Date Group 1 Balance and 29 Mortgage Loans in Loan Group 2 or 26.5% of the Cut-Off Date Group 2 Balance) were originated by Nomura.

Fifty (50) of the Mortgage Loans (the “Artesia Mortgage Loans”), representing 7.5% of the Cut-Off Date Pool Balance (45 Mortgage Loans in Loan Group 1 or 8.0% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 5.2% of the Cut-Off Date Group 2 Balance) were originated by Artesia.

Wachovia has no obligation to repurchase or substitute any of the Nomura Mortgage Loans or the Artesia Mortgage Loans. Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Nomura Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Nomura Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Nomura. All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a “Custodian”), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a “pro forma” title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.

As provided in the Pooling and Servicing Agreement, the Trustee or, in the case of The Gas Company Tower Loan, the Co-Trustee or, in either case, a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee or, in the case of The Gas Company Tower Loan, the Co-Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the “Purchase Price”) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Co-Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to The Gas Company Tower Loan, the Four Seasons Resort and Club - Dallas, TX Loan, the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the “Substitution Shortfall Amount”); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the “Core Material Documents”)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee) for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee) promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases” in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee) take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

Wells Fargo is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Mortgage Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2006, Wells Fargo was acting as custodian of more than 25,000 commercial mortgage loan files.

Wells Fargo has served as loan file custodian for various mortgage loans owned by the Depositor or an affiliate of the Depositor, including for Mortgage Loans included in the Trust Fund. The terms of the custodial agreement are provided by Wells Fargo and are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt review and safekeeping of Mortgage Files. The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supercede any such custodial agreement.

A “Qualified Substitute Mortgage Loan” is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Notwithstanding the foregoing, no substitutions will be permitted for The Gas Company Tower Loan, the RLJ Hotel Pool Loan or the 500-512 Seventh Avenue Loan.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee) constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x) as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification “All Risk of Physical Loss” insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xii) other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee or, in the case of The Gas Company Tower Loan, the Co-Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to The Gas Company Tower Loan, the RLJ Hotel Pool Loan, or the 500-512 Seventh Avenue Loan) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee) for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third-party set forth in the Pooling and Servicing Agreement (a “Determination Party”) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in “—Assignment of the Mortgage Loans; Repurchases and Substitutions” or “—Representations and Warranties; Repurchases and Substitutions”, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a “Crossed Loan” and, collectively, a “Crossed Group”), and (iii) the applicable document omission or defect (a “Defect”) or breach of a representation and warranty (a “Breach”) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in “—Assignment of the Mortgage Loans; Repurchases and Substitutions” or “—Representations and Warranties; Repurchases and Substitutions” unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee) receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee) continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee), the Primary Collateral securing Mortgage Loans still held by the Trustee (or, in the case of The Gas Company Tower Loan, the Co-Trustee), so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. “Primary Collateral” means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) for the benefit of the Certificateholders, and the Companion Loans (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500–512 Seventh Avenue Pari Passu Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a “Loan Pair”) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the related Pari Passu Companion Loans are pari passu in right of entitlement to payment with each of the Newport Bluffs Loan and the 311 South Wacker Loan, as applicable, to the extent set forth in the Newport Bluffs Intercreditor Agreement and the 311 South Wacker Intercreditor Agreement, as applicable), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the “Servicing Standard”).

Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan. See “—Servicing of The Gas Company Tower Loan” below for a description of certain aspects of the servicing of The Gas Company Tower Loan. See “—Servicing of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan” below for a description of the servicing of each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsections captioned “—Servicing of The Gas Company Tower Loan” and “—Servicing of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan”, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan and its respective Pari Passu Companion Loan). Reference is also made to the accompanying prospectus, in particular to the section captioned “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS”, for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Under the terms of the Pooling and Servicing Agreement, if a successor to the Master Servicer is not appointed, the Co-Trustee will function as the Master Servicer until a successor is appointed. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor” in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee, the Co-Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer, Trustee and Co-Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will be the master servicer (in such capacity, the “Master Servicer”) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on Enable US software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
By Approximate Number	10,015	15,531	17,641	18,888
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$207.6

Within this portfolio, as of June 30, 2006, are approximately 16,198 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $174.4 billion related to commercial mortgage backed securities (or commercial real estate collateralized debt securities).

In addition to servicing loans related to commercial mortgage-backed securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of June 30, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and SA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “SA” means servicing advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the underlying Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account as further described in this prospectus supplement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will be performed by the Trustee as described under “DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions” in this prospectus supplement.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

CWCapital Asset Management LLC (“CWCAM”), a Massachusetts limited liability company, will initially be appointed as Special Servicer of the underlying Mortgage Loans under the Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW, Suite 1000 Washington, DC 20005 and its telephone number is (202) 715-9500. CWCAM and its affiliates are involved in the real estate investment, finance and management business including:

•	originating commercial and multifamily real estate loans;

•	investing in high-yielding real estate loans and other commercial real estate debt instruments; and

•	investing in, surveilling and managing unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CRIIMI MAE, Inc., were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the Non-Offered Certificates. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not service any CMBS pools as of December 31, 2003 or as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then current face value in excess of $32 billion. Since December 31, 2005, CWCAM has been appointed special servicer for a number of CMBS pools and as of August 31, 2006, CWCMA acted as special servicer with respect to 72 domestic pools and 2 Canadian pools containing approximately 8,230 loans secured by properties throughout the United States with a then current face value in excess of $73.4 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the Certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM manages or services investments in over 88 markets throughout the U.S. As of December 31, 2005, CWCAM had 36 employees responsible for the special servicing of commercial real estate assets, of which 25 employees worked full-time on special servicing and 11 employees had shared-time responsibilities in special servicing. As of December 31, 2005, within the CMBS pools described in the preceding paragraph, 138 assets were actually in special servicing. CWCAM also serves as collateral manager, disposition consultant or consultant for 12 collateralized debt obligation transactions. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Exchange Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE Services L.P. operations that it has acquired. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that CWCAM has custody of any such Mortgage Loan documents, such Mortgage Loan documents will be maintained in a manner consistent with the Servicing Standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to its obligations under the Pooling and Servicing Agreement. CWCAM is not an affiliate of the Depositor, either Sponsor, the Trust Fund, the Master Servicer, the Trustee, the Co-Trustee or any originator of any of the underlying Mortgage Loans identified in this prospectus supplement.

There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

From time-to-time CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as Special Servicer.

The information set forth herein regarding the Special Servicer has been provided by CWCAM.

Certain Special Servicing Provisions

With respect to the Mortgage Loans (other than with respect to the Four Seasons Resort and Club - Dallas, TX Loan), the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the “Controlling Class Representative”) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the 311 South Wacker Loan, if either of the 311 South Wacker Pari Passu Companion Loan is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. With respect to the Newport Bluffs Loan, if either of the Newport Bluffs Pari Passu Companion Loan or the Newport Bluffs Future Pari Passu Companion Loan, if applicable, is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in “—The Controlling Class Representative” below including, with respect to the Montclair Plaza Loan, the 500-512 Seventh Avenue Loan and the Gateway Center Loan, the right to replace the Special Servicer solely with respect to the Montclair Plaza Loan, the 500-512 Seventh Avenue Loan and the Gateway Center Loan, respectively. The Controlling Class Representative with respect to the Mortgage Loans (other than with respect to the Four Seasons Resort and Club - Dallas, TX Loan) is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. The Controlling Class Representative with respect to the Four Seasons Resort and Club - Dallas, TX Loan is appointed first by the holder of a majority of the Class FS Certificates until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component minus the portion of any Appraisal Reduction Amount allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component is less than 25% of its original Component Principal Balance, and then by the holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class; provided that the Controlling Class Representative with respect to the Four Seasons Resort and Club - Dallas, TX Loan may not be the related borrower or an affiliate of the related borrower. See “—The Controlling Class Representative” below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The “Controlling Class” is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) or Companion Loan (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500–512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan) as to which (a) the related mortgagor has (i) failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), 120 days following such default; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a “Servicing Transfer Event”).

In general, as long as a Co-Lender Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500–512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loan are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an “REO Property”), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as “Specially Serviced Mortgage Loans”. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) or Companion Loan (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans, the 500–512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a “Corrected Mortgage Loan” as to which the Master Servicer will re-assume servicing responsibilities):

(a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b) with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer), either directly or through sub-servicers, will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certificate Account” and “—Collection and Other Servicing Procedures” in the attached prospectus.

Servicing of The Gas Company Tower Loan

The Gas Company Tower Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the J.P. Morgan 2006-LDP8 Transaction (the “J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement”). Accordingly, Wells Fargo Bank, N.A., as a master servicer under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement will generally make servicing advances and remit collections on The Gas Company Tower Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on The Gas Company Tower Loan, and to enforce the terms of The Gas Company Tower Intercreditor Agreement. The servicing arrangements under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wells Fargo Bank, N.A. (which is also the Trustee and the 2006-C27 Trustee) and Midland Loan Services, Inc. are the J.P. Morgan 2006-LDP8 Master Servicers under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement (the “J.P. Morgan 2006-LDP8 Master Servicers”). Pursuant to the terms of the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, Wells Fargo Bank, N.A. will perform all primary servicer functions with respect to The Gas Company Tower Loan. The special servicer under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement with respect to each of the mortgage loans serviced under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement is J.E. Robert Company, Inc. (the “J.P. Morgan 2006-LDP8 Special Servicer”).

•	The trustee under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement is LaSalle Bank National Association (the “J.P. Morgan 2006-LDP8 Trustee”), who will be the mortgagee of record for The Gas Company Tower Loan.

•	None of the Master Servicer, the Special Servicer, the Trustee or the Co-Trustee under the Pooling and Servicing Agreement will have any obligation or authority to (a) supervise the J.P. Morgan 2006-LDP8 Master Servicers, the J.P. Morgan 2006-LDP8 Special Servicer or the J.P. Morgan 2006-LDP8 Trustee or (b) make servicing advances with respect to The Gas Company Tower Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to The Gas Company Tower Loan is dependent on its receipt of the corresponding information and collections from the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer.

•	Pursuant to the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to The Gas Company Tower Loan will be generally the same as under the Pooling and Servicing Agreement.

•

The applicable J.P. Morgan 2006-LDP8 Master Servicer and the J.P. Morgan 2006-LDP8 Special Servicer will be required to consult, in a non-binding manner, with the Controlling Class Representative prior to taking any of the following actions: (i) any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the Mortgaged Property and any other collateral securing The Gas Company Tower Loan; (ii) any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term (including any material term relating to insurance) of The Gas Company Tower Loan; (iii) any proposed sale of the Mortgaged Property after it becomes an REO Property under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement; (iv) any acceptance of a discounted payoff of The Gas Company Tower Loan; (v) any determination to bring the Mortgaged Property (including if it is an REO Property under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property; (vi) any release of collateral for The Gas Company Tower Loan (including, but not limited to, the termination or release of any reserves, escrow or letters of credit) other than in accordance with the terms of, or upon satisfaction of, The Gas Company Tower Loan; (vii) any acceptance of substitute or additional collateral for The Gas Company Tower Loan (other than in accordance with the terms of the related Mortgage Loan documents); (viii) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to The Gas Company Tower Loan; (ix) any acceptance of an assumption agreement releasing the borrower from liability under The Gas Company Tower Loan; (x) any renewal or replacement of the then-existing insurance policies with respect to The

Gas Company Tower Loan to the extent that such renewal or replacement policy does not comply with the terms of the related Mortgage Loan documents or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan documents, in each case if the mortgagee’s approval is required under the related Mortgage Loan documents; (xi) any approval of a material capital expenditure if the mortgagee’s approval is required under the related Mortgage Loan documents; (xii) any replacement of the property manager if the mortgagee’s approval is required under the related Mortgage Loan documents; (xiii) any approval of the incurrence of additional indebtedness secured by the Mortgaged Property if mortgagee’s approval is required under the related Mortgage Loan documents; (xiv) any adoption or approval of a plan of bankruptcy of the borrower; (xv) any modification to a ground lease or, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, space leases; (xvi) any determination to apply casualty proceeds or condemnation awards toward repayment of The Gas Company Tower Loan rather than toward restoration of the related Mortgaged Property; (xvii) the subordination of any lien created pursuant to the terms of the related Mortgage Loan documents; (xviii) any material alteration to the related Mortgaged Property to the extent the mortgagee’s approval is required under the related Mortgage Loan documents; (xix) any proposed amendment to any special purpose entity provision of the related Mortgage Loan documents; (xx) any determination by the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer that a servicing transfer event that is based on imminent default has occurred with respect to The Gas Company Tower Loan or The Gas Company Tower Pari Passu Companion Loan; and (xxi) certain other actions to the extent required under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement; provided, that in the event that the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of The Gas Company Tower Loan (as a collective whole), the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer, as applicable, may take any such action without waiting for the response of the Controlling Class Representative.

•	Pursuant to the JP Morgan 2006-LDP8 Pooling and Servicing Agreement, the applicable J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer, as applicable, will be required to obtain the consent of the J.P. Morgan 2006-LDP8 Controlling Class Representative with respect to various actions that are similar to those described under “The Controlling Class Representative” below in this prospectus supplement.

•

The conditions for transferring The Gas Company Tower Loan to special servicing under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement differ in some respects from the conditions for transferring The Gas Company Tower Loan to special servicing under the Pooling and Servicing Agreement. As a result, in certain situations, The Gas Company Tower Loan could be transferred to special servicing under the Pooling and Servicing Agreement but not under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement or vice versa. For example, the Pooling and Servicing Agreement requires a transfer to special servicing if a default has occurred of which the Master Servicer (or the Special Servicer, as applicable) has received notice and the Master Servicer or, with the consent of the Directing Certificateholder, the Special Servicer has determined that such default will materially and adversely affect the value of the Mortgaged Property or the interests of the Certificateholders (which default remains unremedied beyond the applicable grace period under the related Mortgage Loan documents). The J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, however, requires a transfer to special servicing if (A) the applicable J.P. Morgan 2006-LDP8 Master Servicer makes a judgment, or receives a written determination of the J.P. Morgan 2006-LDP8 Special Servicer (concurred with by the directing certificateholder under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement) that a payment default is imminent and is not likely to be cured by the related borrower within sixty (60) days or (B) applicable the J.P. Morgan 2006-LDP8 Master Servicer or the J.P. Morgan 2006-LDP8 Special Servicer (in the case of the J.P. Morgan 2006-LDP8 Special Servicer, with the consent of the directing certificateholder under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement) determines that a default is imminent that will materially and adversely affect the value of the Mortgaged Property or the interests of the Certificateholders under the J.P. Morgan 2006- LDP8 Pooling and Servicing Agreement (which default remains unremedied beyond the applicable grace period under the related Mortgage Loan documents or thirty (30) days if the related Mortgage Loan documents do not specify a grace period and the default is capable of being cured). The J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement also provides that if either The Gas Company Tower Loan or The Gas Company Tower Pari Passu Companion Loan becomes a “Specially Serviced Mortgage Loan” under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, the related companion loan also becomes a “Specially Serviced Mortgage Loan” under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement.

•	The circumstances under which a Mortgage Loan becomes a Required Appraisal Mortgage Loan under the Pooling and Servicing Agreement differ in some respects from those under which a mortgage loan (including The Gas Company Tower Loan) becomes a “Required Appraisal Loan” for purposes of the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. For example, the Pooling and Servicing Agreement provides that a Mortgage Loan will become a Required Appraisal Mortgage Loan if such Mortgage Loan is sixty (60) or more days delinquent in respect of any periodic payment. However, the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement provides that a mortgage loan will become a Required Appraisal Mortgage Loan one hundred twenty (120) or more days after an uncured delinquency in respect of such mortgage loan. In addition, the Pooling and Servicing Agreement provides that a Mortgage Loan will become a Required Appraisal Mortgage Loan if the borrower declares bankruptcy or if the related borrower is subject to a bankruptcy proceeding. The J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, however, provides that a mortgage loan will not become a “Required Appraisal Loan” when the related borrower is subject to an involuntary bankruptcy proceeding unless such proceeding has not been dismissed within sixty (60) days of its commencement. In addition, the Pooling and Servicing Agreement provides that a Mortgage Loan will become a Required Appraisal Mortgage Loan in the event any Balloon Payment has not been paid when due, unless the Master Servicer has, on or prior to sixty (60) days following such due date, received written evidence from an institutional lender of a binding commitment to refinance the Mortgage Loan within one hundred twenty (120) days after the due date of such Balloon Payment (provided that if such refinancing does not occur during the time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Mortgage Loan). The J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement, however, provides that a mortgage loan will become a “Required Appraisal Loan” in the event any Balloon Payment has not been paid ninety (90) days after an uncured delinquency, unless refinancing of the mortgage loan is anticipated within one hundred twenty (120) days after the due date of such Balloon Payment (provided that if such refinancing does not occur within such one hundred twenty (120) days, the related mortgage loan will immediately become a Required Appraisal Mortgage Loan). In addition, although the Pooling and Servicing Agreement provides that a Mortgage Loan will become a Required Appraisal Mortgage Loan in the event it remains outstanding sixty (60) days after three (3) years following its maturity date as extended, if applicable, the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement does not provide that a mortgage loan will become a “Required Appraisal Loan” if such mortgage loan remains outstanding beyond its maturity date.

•	The Master Servicer (or the Co-Trustee, if applicable) will be required to make P&I Advances with respect to The Gas Company Tower Loan. Neither the applicable J.P. Morgan 2006-LDP8 Master Servicer nor the J.P. Morgan 2006-LDP8 Trustee will make any P&I Advances with respect to The Gas Company Tower Loan. Notwithstanding the above, any one of the applicable J.P. Morgan 2006-LDP8 Master Servicer, the J.P. Morgan 2006-LDP8 Special Servicer or the J.P. Morgan 2006-LDP8 Trustee will make any servicing advances with respect to The Gas Company Tower Loan.

•	The applicable J.P. Morgan 2006-LDP8 Master Servicer will not make any payments to cover Prepayment Interest Shortfalls relating to The Gas Company Tower Loan.

•	If Wells Fargo Bank, N.A., as the applicable J.P. Morgan 2006-LDP8 Master Servicer determines that a servicing advance it made with respect to The Gas Company Tower Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

The J.P. Morgan 2006-LDP8 Master Servicers.    Wells Fargo Bank, N.A. (which is also the Trustee and the 2006-C27 Trustee) and Midland Loan Services, Inc. are the J.P. Morgan 2006-LDP8 Master Servicers under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Master Servicer” in this prospectus supplement.

The J.P. Morgan 2006-LDP8 Special Servicer.    J.E. Robert Company, Inc. is the J.P. Morgan 2006-LDP8 Special Servicer under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Special Servicer” in this prospectus supplement.

The J.P. Morgan 2006-LDP8 Trustee.    LaSalle Bank National Association is the J.P. Morgan 2006-LDP8 Trustee under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Trustee” in this prospectus supplement.

Servicing of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan

Each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the 2006-C27 Transaction (the “2006-C27 Pooling and Servicing Agreement”). Accordingly, the master servicer under the 2006-C27 Pooling and Servicing Agreement (the “2006-C27 Master Servicer”) will generally make advances and remit collections on each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, and to enforce the terms each of the RLJ Hotel Pool Pari Passu Intercreditor Agreement and the 500-512 Seventh Avenue Pari Passu Intercreditor Agreement and make certain advances with respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, as applicable, subject to its non-recoverability determination to the extent the 2006-C27 Master Servicer fails to make any advance it would otherwise be required to under the 2006-C27 Pooling and Servicing Agreement. The servicing arrangements under the 2006-C27 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is the 2006-C27 Master Servicer under the 2006-C27 Pooling and Servicing Agreement. The special servicer under the 2006-C27 Pooling and Servicing Agreement with respect to each of the mortgage loans serviced under the 2006-C27 Pooling and Servicing Agreement is LNR Partners, Inc. (the “2006-C27 Special Servicer”).

•	The trustee under the 2006-C27 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (which is also the Trustee and one of the J.P. Morgan 2006-LDP8 Master Servicers) (the “2006-C27 Trustee”), who will be the mortgagee of record for each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan.

•	The Master Servicer, the Special Servicer, the Trustee or the Co-Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2006-C27 Master Servicer, the 2006-C27 Special Servicer or the 2006-C27 Trustee or (b) except as described below, make servicing advances with respect to either the RLJ Hotel Pool Loan or the 500-512 Seventh Avenue Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan is dependent on its receipt of the corresponding information and collection from the 2006-C27 Master Servicer or the 2006-C27 Special Servicer.

•	Pursuant to the 2006-C27 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan that the 2006-C27 Master Servicer is required but fails to make, unless the 2006-C27 Master Servicer or the Master Servicer, after receiving the necessary information from the 2006-C27 Master Servicer, has determined that such advance would not be recoverable from collections on each of the RLJ Hotel Pool Loan and the 500-512 Seventh Avenue Loan, as applicable.

•	If the 2006-C27 Master Servicer determines that a servicing advance it made with respect to either the RLJ Hotel Pool Loan or the 500-512 Seventh Avenue Loan, or the related Mortgaged Property, as applicable, is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

•	The 2006-C27 Master Servicer is responsible for any request made by the applicable borrower under each of the RLJ Hotel Pool Whole Loan and the 500-512 Seventh Avenue Whole Loan to approve certain leasing activities other than granting or entering into any subordination, non-disturbance or attornment agreement (an “SNDA”), it being agreed pursuant to the terms of the 2006-C27 Pooling and Servicing Agreement, that the 2006-C27 Master Servicer shall not grant, but shall forward to the 2006-C27 Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith).

The 2006-C27 Master Servicer.    Wachovia Bank, National Association is the 2006-C27 Master Servicer under the 2006-C27 Pooling and Servicing Agreement. See “—The Master Servicer” in this prospectus supplement.

The 2006-C27 Special Servicer.    LNR Partners, Inc. is the 2006-C27 Special Servicer under the 2006-C27 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Special Servicer” in this prospectus supplement.

The 2006-C27 Trustee.    Wells Fargo Bank, N.A. (which is also the Trustee and one of the J.P. Morgan 2006-LDP8 Master Servicers) is the 2006-C27 Trustee under the 2006-C27 Pooling and Servicing Agreement. See “DESCRIPTION OF THE CERTIFICATES—The Trustee” in this prospectus supplement.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer, the Trustee and the Co-Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer, the Trustee and the Co-Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Co-Trustee Fee / Co-Trustee	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Co-Trustee Fee Rate(9) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Co-Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Co-Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Co-Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Interest on P&I Advances / Master Servicer and Co-Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer, Special Servicer or Co-Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The 2006-C27 Master Servicer and the 2006-C27 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan pursuant to the 2006-C27 Pooling and Servicing Agreement. See “—Servicing of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan” in this prospectus supplement. The J.P. Morgan 2006-LDP8 Master Servicers and the J.P. Morgan 2006-LDP8 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to The Gas Company Tower Loan pursuant to the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement. See “—Servicing of The Gas Company Tower Loan” in this prospectus supplement.

(2)	If the Co-Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment” in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer, the Trustee or the Co-Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(4)	The Master Servicing Fee for each Mortgage Loan will range, on a loan-by-loan basis, from 0.02000% per annum to 0.11000% per annum, as described in this “—Compensation and Payment of Expenses” section.

(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this “—Compensation and Payment of Expenses” section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Compensation and Payment of Expenses” section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.00041% per annum, as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—The Trustee”.

(9)	The Co-Trustee Fee Rate will equal 0.00014% per annum, as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—The Co-Trustee”.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The “Trustee Fee” for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

As compensation for its services as Co-Trustee, the Co-Trustee will be entitled to receive annually, from general funds on deposit in the Distribution Account, the Co-Trustee Fee. The “Co-Trustee Fee” for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Co-Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The “Master Servicing Fee” is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The “Master Servicing Fee Rate” is a per annum rate ranging from 0.02000% to 0.11000%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.02146% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to “Mortgage Loans” will include the Companion Loans unless otherwise specified.

The Gas Company Tower Loan will be serviced by the J.P. Morgan 2006-LDP8 Master Servicers. Each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan will be serviced by the 2006-C27 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the “Servicing Fees”) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The “Special Servicing Fee” is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the “Special Servicing Fee Rate”) equal to 0.25% per annum, and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a “Liquidation Fee” with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under “DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions” and “—Representations and Warranties; Repurchases and Substitutions”) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Termination” or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a “Workout Fee” with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a

Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a “Prepayment Interest Shortfall”) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a “Prepayment Interest Excess”) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a “Compensating Interest Payment”), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02000% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees and any additional servicing compensation of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in the accompanying prospectus.

As and to the extent described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—P&I Advances”, each of the Master Servicer and the Co-Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not “significant” within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under “—General” above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies (and, with respect to the Four Seasons Resort and Club - Dallas, TX, the holder of the Class FS Certificates) and, with respect to the Co-Lender Loans (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See “DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information” in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan and/or each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii) any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement or pursuant to a Purchase Option as described below under “—Defaulted Mortgage Loans; REO Properties; Purchase Option”);

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause;

(vii) any release of any performance or “earn-out” reserves, escrows or letters of credit;

(viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix) any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi) any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance; and

(xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund, the Trustee or the Co-Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Except with respect to the Four Seasons Resort and Club - Dallas, TX Loan, American Capital Strategies, Ltd. or its affiliate will be the initial Controlling Class Representative.

Notwithstanding the foregoing, provided no Montclair Plaza Control Appraisal Period is in effect under the Montclair Plaza Intercreditor Agreement, the holder of the Montclair Plaza Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Montclair Plaza Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the Montclair Plaza Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Montclair Plaza Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Montclair Plaza Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Montclair Plaza Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Montclair Plaza Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Montclair Plaza Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Montclair Plaza Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Montclair Plaza Whole Loan or a modification or waiver of any other monetary term of the Montclair Plaza Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Montclair Plaza Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Montclair Plaza Whole Loan that would result in a discounted pay-off of the Montclair Plaza Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Montclair Plaza Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Montclair Plaza Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Montclair Plaza Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Montclair Plaza Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Montclair Plaza Whole Loan; (H) any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” Clause (unless such Clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, with respect to the RLJ Hotel Pool Loan, (i) the 2006-C27 Special Servicer and/or the 2006-C27 Master Servicer will be required to use reasonable efforts to consult with the holder of the RLJ Hotel Pool Loan or its designee (along with the holders of the RLJ Hotel Pool Pari Passu Companion Loans or their designees) in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the related Mortgaged Property; (B) the execution or renewal of any lease (if a mortgagee’s approval is provided for in the applicable Mortgage Loan documents); (C) the release of any escrow held in conjunction with the RLJ Hotel Pool Whole Loan to the borrower not expressly required by the terms of the related Mortgage Loan documents or under applicable law; (D) alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents; (E) material change in any ancillary Mortgage Loan documents; or (F) the waiver of any notice provisions related to prepayment.

Further, notwithstanding the foregoing, the holder of the 500-512 Seventh Avenue Subordinate Companion Loan will have the right to direct and/or consent to certain actions of the 2006-C27 Master Servicer and/or the 2006-C27 Special Servicer with respect to the 500-512 Seventh Avenue Whole Loan and the Controlling Class, and the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the 500-512 Seventh Avenue Subordinate Companion Loan will be entitled to such rights. These rights include that (i) so long as a 500-512 Seventh Avenue Control Appraisal Period does not exist, the Special Servicer and/or the Master Servicer will be required to consult with the holder of such 500-512 Seventh Avenue Subordinate Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease (if a mortgagee’s approval is provided for in the applicable Mortgage Loan documents); (C) the release of any escrow held in conjunction with the 500-512 Seventh Avenue Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law; (D) alterations on the Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents; (E) material change in any ancillary Mortgage Loan documents; or (F) the waiver of any notice provisions related to prepayment; and (ii) the holder of the 500-512 Seventh Avenue Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 500-512 Seventh Avenue Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification of, or waiver with respect to, the 500-512 Seventh Avenue Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or Prepayment Premium payable thereon or a deferral or a forgiveness of interest on or principal of the 500-512 Seventh Avenue Whole Loan or a modification or waiver of any other monetary term of the 500-512 Seventh Avenue Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the 500-512 Seventh Avenue Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the 500-512 Seventh Avenue Whole Loan that would result in a discounted pay off of the 500-512 Seventh Avenue Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the 500-512 Seventh Avenue Whole Loan or the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement) or, except as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in borrower; (E) any action to bring the Mortgaged Property or related REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the 500-512 Seventh Avenue Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the 500-512 Seventh Avenue Whole Loan); (G) any release of the related borrower or any guarantor from liability with respect to the 500-512 Seventh Avenue Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (I) any material changes to or waivers of any of the insurance requirements set forth in the related Mortgage Loan documents; and (J) any incurrence of additional debt by the related borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, pursuant to the 500-512 Seventh Avenue Intercreditor Agreement, with respect to the 500-512 Seventh Avenue Loan, the Controlling Class Representative will generally share with the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan the rights with respect to the servicing of the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan. In general, in the event that the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the 500-512 Seventh Avenue Loan, the Controlling Class Representative will generally be required to confer with the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan disagree with respect to such advice, consent or action, the 500-512 Seventh Avenue Intercreditor Agreement provides that the Controlling Class Representative and the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan will contract with a third party designated under the 500-512 Seventh Avenue Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the controlling class representative with respect to the 500-512 Seventh Avenue Pari Passu Companion Loan in accordance with the 500-512 Seventh Avenue Intercreditor Agreement.

Pursuant to the Newport Bluffs Intercreditor Agreement, the Controlling Class Representative will generally share with the holder of the Newport Bluffs Pari Passu Companion Loan the rights given to the Controlling Class Representative to direct the Master Servicer and/or the Special Servicer with respect to the servicing of the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan. In general, in the event the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Newport Bluffs Loan, the Controlling Class Representative will generally be required to confer with the holder of the Newport Bluffs Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holder of the Newport Bluffs Pari Passu Companion Loan disagree with respect to such advice, consent or action, the Newport Bluffs Intercreditor Agreement provides that the Controlling Class Representative and the holder of the Newport Bluffs Pari Passu Companion Loan will contract with a third party designated under the Newport Bluffs Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the holder of the Newport Bluffs Pari Passu Companion Loan in accordance with the Newport Bluffs Intercreditor Agreement.

Further, notwithstanding the foregoing, provided no Gateway Center Control Appraisal Period is in effect under the Gateway Center Intercreditor Agreement, the holder of the Gateway Center Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Gateway Center Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the Gateway Center Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Gateway Center Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Gateway Center Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the Mortgaged Property if approval by the mortgagee is required by the Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Gateway Center, prepay next premium Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Gateway Center Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Gateway Center Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Gateway Center Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Gateway Center Whole Loan or a modification or waiver of any other monetary term of the Gateway Center Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the Gateway Center Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Gateway Center Whole Loan that would result in a discounted pay-off of the Gateway Center Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Gateway Center Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Gateway Center Whole Loan (other than pursuant to a purchase option contained in the Gateway Center Intercreditor Agreement or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Gateway Center Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Gateway Center Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Gateway Center Whole Loan; (H) any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, the holder of the Bold Concepts Building Subordinate Companion Loan may exercise certain approval rights relating to a modification of the Bold Concepts Building Loan or the Bold Concepts Building Subordinate Companion Loan that materially and adversely affects the holder of the Bold Concepts Building Subordinate Companion Loan prior to the expiration of the related repurchase period. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Bold Concepts Building Loan—Servicing Provisions of the Bold Concepts Building Intercreditor Agreement’’ in this prospectus supplement.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative.    The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Gas Company Tower Loan will be serviced under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See “—Servicing of The Gas Company Tower Loan” in this prospectus supplement. Each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan will be serviced under the 2006-C27 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See “—Servicing of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan” in this prospectus supplement. A “Defaulted Mortgage Loan” is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see “DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans”) (the “Purchase Option”) the Defaulted Mortgage Loan from the Trust Fund at a price (the “Option Price”) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an “REO Extension”) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as “foreclosure property” within the meaning of Code Section 860G(a)(8). The Pooling and Servicing

Agreement also requires that any such Mortgaged Property be managed and operated by an “independent contractor,” within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. “Rents from real property” do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute “rents from real property,” or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute “rents from real property”. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, respectively) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; provided, however, with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2007, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, respectively) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, respectively) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See “DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information” in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (the “Certificates”) will be issued pursuant to a pooling and servicing agreement, dated as of October 1, 2006, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Co-Trustee (the “Pooling and Servicing Agreement”). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account” in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

The Certificates consist of the following Classes (each, a “Class”) designated as: (i) the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the “Class A Certificates”); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (collectively, the “Subordinate Certificates” and, together with the Class A Certificates, the “Sequential Pay Certificates”); (iii) Class FS Certificates (the “Class FS Certificates”); (iv) the Class X-C and Class X-P Certificates (together, the “Class X Certificates” and, collectively with the Sequential Pay Certificates and the Class FS Certificates, the “REMIC Regular Certificates”); (iv) the Class R-I and Class R-II Certificates (together, the “REMIC Residual Certificates”); and (v) the Class Z Certificates. The Class FS Certificates will be entitled to receive distributions only from collections on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component in accordance with the Pooling and Servicing Agreement and will not be supported by the Four Seasons Resort and Club - Dallas, TX Pooled Component or any other Mortgage Loan.

Only the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class X-P, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class X-C and Class FS Certificates (collectively, the “Non-Offered Certificates”), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a Sponsor, pursuant to that certain Transfer Affidavit and Agreement (the “Transfer Affidavit and Agreement”), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Issuing Entity is also sometimes referred to herein as the Trust Fund. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer, the Co-Trustee and the Special Servicer are the

persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under “SERVICING OF THE MORTGAGE LOANS—The Master Servicer”, “—The Special Servicer”, “DESCRIPTION OF THE CERTIFICATES—The Trustee” and “—The Co-Trustee”. Additional information may also be found in the accompanying prospectus under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.” The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See “RISK FACTORS—The Offered Certificates—The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans” in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (“DTC”). The Offered Certificates (other than the Class X-P Certificates) will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class X-P Certificates will be offered in notional amounts of not less than $1,000,000 actual notional amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amounts

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$38,820,000	1.080%
Class A-2 Certificates	$418,678,000	11.645%
Class A-PB Certificates	$168,397,000	4.684%
Class A-3 Certificates	$215,000,000	5.980%
Class A-4 Certificates	$1,052,214,000	29.267%
Class A-1A Certificates	$623,528,000	17.343%
Class A-M Certificates	$359,520,000	10.000%
Class A-J Certificates	$278,628,000	7.750%
Class B Certificates	$22,470,000	0.625%
Class C Certificates	$58,422,000	1.625%
Class D Certificates	$31,458,000	0.875%
Class E Certificates	$49,433,000	1.375%
Non-Offered Certificates (other than the Class X-C and the Class FS Certificates)	$278,628,700	7.750%

The “Certificate Balance” of any Class of Sequential Pay Certificates and the Class FS Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates and the Class FS Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a “Notional Amount”) of the related Class of Class X-C and Class X-P Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $3,595,196,700 (subject to a permitted variance of plus or minus 5.0%).

The Notional Amount of the Class X-P Certificates will generally equal:

(i) until the Distribution Date in April 2007, the sum of (a) the lesser of $36,549,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $622,659,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-PB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(ii) after the Distribution Date in April 2007, through and including the Distribution Date in October 2007, the sum of (a) the lesser of $33,880,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $621,663,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-PB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(iii) after the Distribution Date in October 2007, through and including the Distribution Date in April 2008, the sum of (a) the lesser of $400,937,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $610,257,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(iv) after the Distribution Date in April 2008, through and including the Distribution Date in October 2008, the sum of (a) the lesser of $324,356,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $581,721,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(v) after the Distribution Date in October 2008, through and including the Distribution Date in April 2009, the sum of (a) the lesser of $265,208,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $568,971,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

(vi) after the Distribution Date in April 2009, through and including the Distribution Date in October 2009, the sum of (a) the lesser of $208,080,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $556,931,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (d) the lesser of $17,147,000 and the Certificate Balance of the Class J Certificates;

(vii) after the Distribution Date in October 2009, through and including the Distribution Date in April 2010, the sum of (a) the lesser of $151,665,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $545,157,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $24,042,000 and the Certificate Balance of the Class H Certificates;

(viii) after the Distribution Date in April 2010, through and including the Distribution Date in October 2010, the sum of (a) the lesser of $96,708,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $533,750,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $32,009,000 and the Certificate Balance of the Class G Certificates;

(ix) after the Distribution Date in October 2010, through and including the Distribution Date in April 2011, the sum of (a) the lesser of $38,454,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $399,328,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-PB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $571,000 and the Certificate Balance of the Class G Certificates;

(x) after the Distribution Date in April 2011, through and including the Distribution Date in October 2011, the sum of (a) the lesser of $61,816,000 and the Certificate Balance of the Class A-PB Certificates, (b) the lesser of $380,442,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and (d) the lesser of $10,790,000 and the Certificate Balance of the Class F Certificates;

(xi) after the Distribution Date in October 2011, through and including the Distribution Date in April 2012, the sum of (a) the lesser of $15,534,000 and the Certificate Balance of the Class A-PB Certificates, (b) the lesser of $372,279,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, Class C and Class D Certificates and (d) the lesser of $35,399,000 and the Certificate Balance of the Class E Certificates;

(xii) after the Distribution Date in April 2012, through and including the Distribution Date in October 2012, the sum of (a) the lesser of $1,019,074,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $364,396,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C and Class D Certificates and (d) the lesser of $11,532,000 and the Certificate Balance of the Class E Certificates;

(xiii) after the Distribution Date in October 2012, through and including the Distribution Date in April 2013, the sum of (a) the lesser of $975,123,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $350,691,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B and Class C Certificates and (d) the lesser of $19,963,000 and the Certificate Balance of the Class D Certificates;

(xiv) after the Distribution Date in April 2013, through and including the Distribution Date in October 2013, the sum of (a) the lesser of $740,074,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of $343,294,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J and Class B Certificates and (d) the lesser of $56,155,000 and the Certificate Balance of the Class C Certificates;

(xv) after the Distribution Date in October 2013, $0.

The initial Notional Amount of the Class X-P Certificates will be $3,479,706,000.

The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, “Mortgage Deferred Interest” is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, “Certificate Deferred Interest”). With respect to the Sequential Pay Certificates, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4 and Class A-1A Certificates, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes)) to such Classes. Mortgage Deferred Interest with respect to the Four Seasons Resort and Club - Dallas, TX Loan will be allocated first, to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and then, to the Four Seasons Resort and Club - Dallas, TX Pooled Component. Only Certificate Deferred Interest relating to the Four Seasons Resort and Club - Dallas, TX Pooled Component will be allocated to the Sequential Pay Certificates and Certificate Deferred Interest on the Class FS Certificates will be equal to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component’s share of Mortgage Deferred Interest on the Four Seasons Resort and Club - Dallas, TX Loan, allocated pursuant to the terms of the Pooling and Servicing Agreement. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount and the Class FS Available Distribution Amount (each as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan other than amounts allocable in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. For purposes of calculating the allocation of collections on the Four Seasons Resort and Club - Dallas, TX Loan between the Four Seasons Resort and Club - Dallas, TX Pooled Component, on the one hand, and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component on the other, the Four Seasons Resort and Club - Dallas, TX Pooled Component and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component will each be deemed to have a principal balance (a “Component Principal Balance”) that is initially equal to $175,000,000 in the case of the Four Seasons Resort and Club - Dallas, TX Pooled Component, and $8,000,000 in the case of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, and each such component will accrue interest during each Interest Accrual Period on the amount of the Component Principal Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Net Mortgage Rate in effect for the Four Seasons Resort and Club - Dallas, TX Loan as of the commencement of such Interest Accrual Period. The Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date and the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date, in each case as described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

Pass-Through Rates

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately             % per annum.

The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the “Class X-C Components”) of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under “—Certificate Balances and Notional Amounts” above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in October 2013, the “Class X-C Strip Rate” for each Class X-C Component will be calculated as follows:

(1)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P, Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(2)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(3)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

(4)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

For each Distribution Date after the Distribution Date in October 2013, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay Certificates.

The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately             % per annum.

The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the “Class X-P Components”) of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under “—Certificate Balances and Notional Amounts” above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in October 2013, the “Class X-P Strip Rate” for each Class X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex G to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

After the Distribution Date in October 2013, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the “Interest Accrual Period” will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The “Weighted Average Net Mortgage Rate” for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (excluding, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Net Mortgage Rate and Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances (excluding, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The “Net Mortgage Rate” for each Mortgage Loan and the Four Seasons Resort and Club - Dallas, TX Pooled Component and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date) or, with respect to the components related to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 4 Mortgage Loans (loan numbers 8, 23, 139 and 162), representing 4.6% of the Cut-Off Date Pool Balance (5.6% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan (other than the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that (other than the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year (January if the final Distribution Date occurs in February) will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The “Stated Principal Balance” of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The “Collection Period” for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The “Determination Date” will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in November 2006.

Distributions

General.    Except as described below with respect to the Class Z Certificates and the Class FS Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a “Distribution Date”). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the “Certificateholders”) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in November 2006.

The Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class R-I, Class R-II and Class Z Certificateholders) on each related Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii) any Prepayment Premiums and Yield Maintenance Charges;

(iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv) any amounts deposited in the Certificate Account in error;

(v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates) (or the Class FS Certificates to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component);

(vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution; and

(vii) any amounts distributable to the Class FS Certificates in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component as described below under “—Application of Class FS Available Distribution Amount”.

(b)    all P&I Advances made by the Master Servicer or the Co-Trustee with respect to such Distribution Date (other than, in the case of the Master Servicer, any P&I Advances allocable to a Pari Passu

Companion Loan or the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), all P&I Advances made by the 2006-C27 Master Servicer with respect to such Distribution Date and each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan;

(c)    any Compensating Interest Payment (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d)    if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

See “SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses” and “DESCRIPTION OF THE CERTIFICATES—P&I Advances” in this prospectus supplement and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account” in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See “—Allocation of Prepayment Premiums and Yield Maintenance Charges” below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

The Class FS Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to the holders of the Class FS Certificates on each Distribution Date (the “Class FS Available Distribution Amount”) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and any REO Property related to the Four Seasons Resort and Club - Dallas, TX Loan to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component in accordance with the terms of the Pooling and Servicing Agreement and not previously distributed with respect to the Class FS Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i) any Periodic Payments on the Four Seasons Resort and Club - Dallas, TX Loan allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component collected but due on a Due Date after the related Collection Period;

(ii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the holders of the Class FS Certificates, including any Servicing Fees and Trustee Fees on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component;

(iii) Yield Maintenance Charges allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component; and

(iv) any amounts deposited in the Certificate Account in error.

(b)    all P&I Advances of interest made by the Master Servicer or the Trustee with respect to such Distribution Date made on the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component; and

(c)    any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period made on the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component.

Interest Reserve Account.    The Trustee will establish and maintain an “Interest Reserve Account” in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, excluding the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) (the “Interest Reserve Loans”) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the “Interest Reserve Amount”). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account.    The Master Servicer will establish and will maintain a “Certificate Account” in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates. See “DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts” in the prospectus.

Distribution Account.    The Trustee will establish and will maintain a “Distribution Account” in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount (and, with respect to the Class FS Certificates, to the extent of the Class FS Available Distribution Amount) will be used to make distributions on the Certificates.

Gain-on-Sale Reserve Account.    The Trustee will establish and will maintain a “Gain-on-Sale Reserve Account” in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account.    The Trustee will establish and will maintain an “Additional Interest Account” in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Application of the Available Distribution Amount.    On each Distribution Date, the Trustee will (except as otherwise described under “—Termination” below) apply amounts on deposit in the Distribution Account (other than amounts payable on such date in respect of the Class FS Certificates), to the extent of the Available Distribution Amount, in the following order of priority:

(1)

concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-4 Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan

Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C Certificates and the Class X-P Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex F to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, Class A-1 Certificates and Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)

after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in

Clauses (2), (3), (4) and (5) above, to distributions of principal, to the holders of the Class A-3 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-4 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(8)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates have been made on such Distribution Date;

(9)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(10)	to distributions of interest to the holders of the Class A-M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates) equal to the Principal Distribution Amount in respect of such Class A-M Certificates for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates with an earlier priority of payment;

(12)	to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(13)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class A-J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of payment;

(15)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(16)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(18)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class B Certificates and for which no reimbursement has previously been received;

(19)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(21)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class C Certificates and for which no reimbursement has previously been received;

(22)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(24)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class D Certificates and for which no reimbursement has previously been received;

(25)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(27)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class E Certificates and for which no reimbursement has previously been received;

(28)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(30)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class F Certificates and for which no reimbursement has previously been received;

(31)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(33)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class G Certificates and for which no reimbursement has previously been received;

(34)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(36)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class H Certificates and for which no reimbursement has previously been received;

(37)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(39)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class J Certificates and for which no reimbursement has previously been received;

(40)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(42)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class K Certificates and for which no reimbursement has previously been received;

(43)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(45)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class L Certificates and for which no reimbursement has previously been received;

(46)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(48)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class M Certificates and for which no reimbursement has previously been received;

(49)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(51)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class N Certificates and for which no reimbursement has previously been received;

(52)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(54)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class O Certificates and for which no reimbursement has previously been received;

(55)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(56)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(57)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class P Certificates and for which no reimbursement has previously been received;

(58)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(59)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(60)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(61)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (60) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see “—Termination” below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-PB Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and without regard to the Principal Distribution Amount for such date.

Application of Class FS Available Distribution Amount.    The Class FS Certificates will only be entitled to distributions from amounts collected on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority to the extent of the Class FS Available Distribution Amount:

(i) to distributions of interest to the holders of the Class FS Certificates in accordance with the amount of Distributable Certificate Interest in respect of such Class, in an amount equal to all Distributable Certificate Interest allocable to the Class FS Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(ii) to distributions of principal to the holders of the Class FS Certificates in an amount equal to the Class FS Principal Distribution Amount for such Distribution Date;

(iii) to distributions to the holders of the Class FS Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(iv) to distributions to the holders of the REMIC I Certificates in an amount equal to the balance, if any, of the Class FS Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in Clauses (i) through (iii) above.

Amounts payable on any Distribution Date which are part of the Class FS Available Distribution Amount will not be available to make distributions on other Certificates (other than the REMIC Residual Certificates).

The Class FS Certificates and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component.    The Class FS Certificates will only be entitled to distributions from amounts collected on the Four Seasons Resort and Club - Dallas, TX Loan allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. Prior to the occurrence and continuance of a monetary event of default, all collections of principal and interest in respect of the Four Seasons Resort and Club - Dallas, TX Loan received during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances, or to pay any Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees and interest on Advances and any other Additional Trust Fund Expenses, in respect of such Mortgage Loan) will be applied on the related Distribution Date for the purposes and in the following order of priority:

(i) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the Four Seasons Resort and Club - Dallas, TX Pooled Component through the end of the related Interest Accrual Period;

(ii) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to its pro rata share of any principal payments until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Pooled Component is reduced to zero;

(iii) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the Four Seasons Resort and Club - Dallas, TX Pooled Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Four Seasons Resort and Club - Dallas, TX Pooled Component and for which no reimbursement has previously been received;

(iv) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component through the end of the related Interest Accrual Period;

(v) to the holders of the Class FS Certificates, as part of the Class FS Distribution Available Amount, up to its pro rata share of any principal payments until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component is reduced to zero;

(vi) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount to reimburse the Class FS Certificates for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and for which no reimbursement has been previously received;

(vii) to the Certificateholders (other than the Class FS Certificates) for allocation as described below in “—Allocation of Prepayment Premiums and Yield Maintenance Charges”, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component;

(viii) to the holders of the Class FS Certificates, for allocation as described below in “—Allocation of Prepayment Premiums and Yield Maintenance Charges”, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component; and

(ix) to the Trust Fund, an amount equal to any Penalty Interest and other amounts remaining that are received in respect of the Four Seasons Resort and Club - Dallas, TX Loan.

The amounts to be applied pursuant to Clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class FS Certificates).

Under certain circumstances, the holders of the Certificates will be entitled to certain Advances to the extent described in “—P&I Advances” below.

Amounts payable on any Distribution Date which are part of the Class FS Available Distribution Amount will not be available to make distributions on the other Classes of Certificates.

Upon the occurrence and continuance of a monetary event of default in respect of the Four Seasons Resort and Club - Dallas, TX Loan all collections of principal and interest in respect of the Four Seasons Resort and Club - Dallas, TX Loan received during any Collection Period (net of any portion allocated to reimburse any outstanding P&I Advances, or to pay any Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and other Additional Trust Fund Expenses, in respect of such Mortgage Loan) will be applied on the related Distribution Date for the purposes and in the following order of priority:

(i) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the Four Seasons Resort and Club - Dallas, TX Pooled Component through the end of the related Interest Accrual Period;

(ii) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Pooled Component is reduced to zero;

(iii) to the Certificateholders (other than the Class FS Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the Four Seasons Resort and Club - Dallas, TX Pooled Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Four Seasons Resort and Club - Dallas, TX Pooled Component and for which no reimbursement has previously been received;

(iv) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component through the end of the related Interest Accrual Period;

(v) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount, until the Component Principal Balance of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component is reduced to zero;

(vi) to the holders of the Class FS Certificates, as part of the Class FS Available Distribution Amount, to reimburse the Class FS Certificates for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and for which no reimbursement has been previously received;

(vii) to the Certificateholders (other than the Class FS Certificates) for allocation as described below in “—Allocation of Prepayment Premiums and Yield Maintenance Charges”, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component;

(viii) to the holders of the Class FS Certificates, for allocation as described below in “—Allocation of Prepayment Premiums and Yield Maintenance Charges”, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the Four Seasons Resort and Club - Dallas, TX Loan and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component; and

(ix) to the Trust Fund, an amount equal to any Penalty Interest and other amounts remaining that are received in respect of the Four Seasons Resort and Club - Dallas, TX Loan.

The amounts to be applied pursuant to Clause (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class FS Certificates).

Under certain circumstances, the holders of the Certificates will be entitled to certain Advances to the extent described in “—P&I Advances” below. Amounts payable on any Distribution Date which are part of the Class FS Available Distribution Amount will not be available to make distributions on the other Classes of Regular Certificates.

Distributable Certificate Interest.    The “Distributable Certificate Interest” equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

The “Accrued Certificate Interest” in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The “Accrued Certificate Interest” in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to The Gas Company Tower Whole Loan, which shall be allocated, pro rata, among The Gas Company Tower Pari Passu Companion Loan and The Gas Company Tower Loan, with any Prepayment Interest Shortfall allocated to The Gas Company Tower Loan, net of amounts payable by the J.P. Morgan 2006-LDP8 Master Servicers, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the 311 South Wacker Whole Loan, which shall be allocated, pro rata, among the 311 South Wacker Pari Passu Companion Loan and the 311 South Wacker Loan, with any Prepayment Interest Shortfall allocated to the 311 South Wacker Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the RLJ Hotel Pool Whole Loan, which shall be allocated, pro rata, among the RLJ Hotel Pool Pari Passu Companion Loans and the RLJ Hotel Pool Loan, with any Prepayment Interest Shortfall allocated to the RLJ Hotel Pool Loan, net of amounts payable by the 2006-C27 Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the 500-512 Seventh Avenue Whole Loan, which shall be allocated first to the 500-512 Seventh Avenue Subordinate Companion Loan and then, pro rata, among the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Loan, with any Prepayment Interest Shortfall allocated to the 500-512 Seventh Avenue Loan, net of amounts payable by the 2006-C27 Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Newport Bluffs Whole Loan, which shall be allocated, pro rata, among the Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the Newport Bluffs Loan, with any Prepayment

Interest Shortfall allocated to the Newport Bluffs Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

With respect to the Four Seasons Resort and Club - Dallas, TX Loan, the portion of such Prepayment Interest Shortfall allocated to the Four Seasons Resort and Club - Dallas, TX Loan will be allocated between the Four Seasons Resort and Club - Dallas, TX Pooled Component and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component pro rata, based on the amount of interest each such component is otherwise entitled to receive on the related Distribution Date (without giving effect to any capitalization of interest). Compensating Interest Payments made by the Master Servicer with respect to the Four Seasons Resort and Club - Dallas, TX Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Four Seasons Resort and Club - Dallas, TX Pooled Component, and second, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. Any such Prepayment Interest Shortfalls allocated to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, to the extent not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date, will reduce the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component’s interest entitlement for the related Distribution Date (without giving effect to any capitalization of interest). Any such Prepayment Interest Shortfalls allocated to the Four Seasons Resort and Club - Dallas, TX Pooled Component, to the extent not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date, will reduce its Distributable Certificate Interest as described above.

Principal Distribution Amount.    So long as the Class A-4 Certificates and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the “Loan Group 1 Principal Distribution Amount” and with respect to Loan Group 2, the “Loan Group 2 Principal Distribution Amount”). On each Distribution Date after the Certificate Balances of the Class A-4 Certificates or the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The “Principal Distribution Amount” for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee, the 2006-C27 Master Servicer, the 2006-C27 Trustee, the J.P. Morgan 2006-LDP8 Master Servicers or the J.P. Morgan 2006-LDP8 Trustee, as applicable, but, in each case, exclusive of amounts allocable to principal of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component:

(a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Co-Trustee, the 2006-C27 Master Servicer, the 2006-C27 Trustee, the J.P. Morgan 2006-LDP8 Master Servicers or the J.P. Morgan 2006-LDP8 Trustee, as applicable, prior to such Collection Period;

(b) the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c) with respect to any Mortgage Loan (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans (with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Pooled Component) in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class FS Principal Distribution Amount.    The “Class FS Principal Distribution Amount” for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the borrower under the Four Seasons Resort and Club - Dallas, TX Loan or advanced by the Master Servicer or Trustee and allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component during the related Collection Period:

(a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component for its Due Date occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or the Trustee, as applicable, prior to such Collection Period;

(b) the aggregate of all principal prepayments received on or in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component during the related Collection Period;

(c) if the stated maturity date of the Four Seasons Resort and Club - Dallas, TX Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment)

due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Four Seasons Resort and Club - Dallas, TX Loan to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and, to the extent not otherwise included in Clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Four Seasons Resort and Club - Dallas, TX Loan, to the extent allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Class FS Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class FS Certificates on such immediately preceding Distribution Date;

provided, that the Class FS Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component in a period during which such principal collections would have otherwise been included in the Class FS Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amount that are paid or reimbursed from principal collections allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component in a period during which such principal collection would have otherwise been included in the Class FS Principal Distribution Amount for such Distribution Date; provided, further, if any of the amounts that were reimbursed from principal collections allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component are subsequently recovered, such recovery will increase the Class FS Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Class A-PB Planned Principal Balance.    The “Class A-PB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (with respect to prepayments) have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The “Scheduled Payment” due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The “Assumed Scheduled Payment” is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount (or the Class FS Principal Distribution Amount with respect to the Class FS Certificates) will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, respectively) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be “applied” by the Master Servicer as principal, interest and other amounts that would have been “due” on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to “Mortgage Loan” or “Mortgage Loans” in the definitions of “Principal Distribution Amount” and “Weighted Average Net Mortgage Rate” are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an “REO Loan”). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges.    In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates as set forth below. “Yield Maintenance Charges” are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered “Prepayment Premiums”.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution

Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in October 2013, 30% to the holders of the Class X-P Certificates and 70% to the holders of the Class X-C Certificates and (b) thereafter, 100% to the holders of the Class X-C Certificates. Any Yield Maintenance Charges payable in respect of the Four Seasons Resort and Club - Dallas, TX Loan will be allocated on a pro rata basis between the Four Seasons Resort and Club - Dallas, TX Pooled Component and the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component and, with respect to such amounts allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, will be distributed to the holders of the Class FS Certificates.

The “Discount Rate” applicable to any Class of Offered Certificates and the Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see “SUMMARY OF PROSPECTUS SUPPLEMENT” in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

Distributions of Additional Interest.    On each Distribution Date, any Additional Interest collected on an ARD Loan, (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class X-C Certificates and the Class X-P Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. The Class FS Certificates will represent interests in, and will be payable only out of payments, advances and other amounts allocable to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component. The rights of the holders of the Class FS Certificates to receive distributions of amounts collected or advanced in respect of the Four Seasons

Resort and Club - Dallas, TX Non-Pooled Component will be subordinated, to the extent provided in the Pooling and Servicing Agreement, to the rights of the holder of the Four Seasons Resort and Club - Dallas, TX Pooled Component, and therefore the holders of the Class A Certificates, the Class X Certificates and the Subordinate Certificates. This subordination provided by the Subordinate Certificates and, to the extent provided herein, the Class FS Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates and Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X-C Certificates and the Class FS Certificates), (b) to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates and the Class E Certificates (other than the Class X-C Certificates and the Class FS Certificates), (c) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class X-C Certificates and the Class FS Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class X-C Certificates and the Class FS Certificates), (e) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, the Class C Certificates, the Class D Certificates and the Non-Offered Certificates (other than the Class X-C Certificates and the Class FS Certificates), (f) to the holders of the Class A-M Certificates, by means of the subordination of the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Non-Offered Certificates (other than the Class X-C Certificates and the Class FS Certificates) and (g) to the holders of the Class A Certificates and the Class X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “—Distributions—Application of the Available Distribution Amount” above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-PB Certificates and the Class A-3 Certificates have been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, Class A-2 Certificates and Class A-PB Certificates have been reduced to zero, the Class A-PB Certificates will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1 Certificates and Class A-2 Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates, to the extent such Classes remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and Class X Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under “—Distributions—Application of the Available Distribution Amount” above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates, and to the extent applicable, the Class FS Certificates (in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool (excluding the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) that will be outstanding immediately following such Distribution Date: first, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes are reduced to zero.

Any losses and expenses that are associated with the Four Seasons Resort and Club - Dallas, TX Loan will be allocated first, to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component (and therefore, to the Class FS Certificates) and second, to the Four Seasons Resort and Club - Dallas, TX Pooled Component (and therefore, to the Classes of Sequential Pay Certificates) in the manner described above.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to The Gas Company Tower Whole Loan will be allocated in accordance with The Gas Company Tower Intercreditor Agreement pro rata to The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan. Any losses and expenses with respect to the 311 South Wacker Loan will be allocated in accordance with the 311 South Wacker Intercreditor Agreement pro rata to the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan. Any losses and expenses with respect to the RLJ Hotel Pool Whole Loan will be allocated in accordance with the RLJ Hotel Pool Intercreditor Agreement pro rata to the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion

Loans. Any losses and expenses with respect to the 500-512 Seventh Avenue Whole Loan will be allocated in accordance with the 500-512 Seventh Avenue Intercreditor Agreement, first to the 500-512 Seventh Avenue Subordinate Companion Loan and then pro rata to the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan. Any losses and expenses with respect to the Newport Bluffs Whole Loan will be allocated in accordance with the Newport Bluffs Intercreditor Agreement pro rata to the Newport Bluffs Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the Newport Bluffs Pari Passu Companion Loan.

“Realized Losses” are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount (or the Class FS Principal Distribution Amount with respect to the Class FS Certificates) pursuant to the Pooling and Servicing Agreement.

“Additional Trust Fund Expenses” include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Co-Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee and the Co-Trustee of the type described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee” in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certain Matters Regarding the Master Servicer and the Depositor” in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option” in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) (including interest payments on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans (other than each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, as provided below, but including The Gas Company Tower Loan, the 311 South Wacker Pari Passu Companion Loan, the Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, that are being serviced by the Master Servicer and the Special Servicer, as applicable) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including Interest Advances on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Co-Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in “—Appraisal Reductions” below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Co-Trustee will then be required to make such P&I Advance, except any P&I Advance with respect to each of the 311 South Wacker Pari Passu Companion Loan, the Newport Bluffs Pari Passu Companion Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Co-Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Co-Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Co-Trustee will be required to make any P&I Advances with respect to any Companion Loan (except with respect to the Master Servicer, each of the Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the 311 South Wacker Pari Passu Companion Loan when they are included in a securitization). If the Master Servicer fails to make the required P&I Advance, the Co-Trustee is required to make such P&I Advance, except any P&I Advance with respect to each of the Newport Bluffs Pari Passu Companion Loan, the Newport Bluffs Future Pari Passu Companion Loan, if applicable, and the 311 South Wacker Pari Passu Companion Loan, subject to the same limitations, and with the same rights, as described above for the Master Servicer. Notwithstanding anything to the contrary contained in this prospectus supplement, amounts advanced in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component will not be available for distributions on the Certificates (except for the Class FS Certificates).

In general, neither the Master Servicer nor the Co-Trustee will be required to make any P&I Advances with respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2006-C27 Master Servicer in accordance with the 2006-C27 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan may be reduced by an appraisal reduction amount as calculated under the 2006-C27 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2006-C27 Master Servicer fails to make a required principal and interest advance on each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan pursuant to the 2006-C27 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, as applicable), the Master Servicer will be required to make the P&I Advance on each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Co-Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the Co-Trustee may conclusively rely on the non-recoverability determination of the 2006-C27 Master Servicer. If any principal and interest advances are made with respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan under the 2006-C27 Pooling and Servicing Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2006-C27 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2006-C27 Master Servicer has made a principal and interest advance on either the RLJ Hotel Pool Loan or the 500–512 Seventh Avenue Loan that it or the 2006-C27 Special Servicer subsequently determines is not recoverable from expected collections on each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, as applicable, from general collections on all Mortgage Loans in the Trust Fund.

The Master Servicer (or the Co-Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (“Related Proceeds”). Neither the Master Servicer nor the Co-Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Co-Trustee), would, if made, not be recoverable from Related Proceeds (a “Nonrecoverable P&I Advance”), and the Master Servicer (or the Co-Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Co-Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Co-Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Co-Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Co-Trustee. Any requirement of the Master Servicer or the Co-Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See “DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies” and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account” in the accompanying prospectus.

With respect to any recovery of any P&I Advance made by the Master Servicer on each of the 311 South Wacker Pari Passu Companion Loan, the Newport Bluffs Pari Passu Companion Loan and Newport Bluffs Future Pari Passu Companion Loan, if applicable, the Master Servicer may recover such amounts and any interest thereon from the holder of such 311 South Wacker Pari Passu Companion Loan, Newport Bluffs Pari Passu Companion Loan, Newport Bluffs Future Pari Passu Companion Loan, if applicable and as applicable, and at no time from the Trust Fund. In addition, with respect to any nonrecoverable servicing advances made on any Pari Passu Loan and the related Pari Passu Companion Loans, the Master Servicer and the Co-Trustee may recover such amounts pro rata from the Trust Fund and the related holders of the Pari Passu Companion Loans; provided that, in the event the pro rata shares, together with amounts available for reimbursement to the Master Servicer or the Co-Trustee from general collections under the Pooling and Servicing Agreement, are not sufficient to reimburse the Master Servicer or Co-Trustee, the advancing party may collect the full amount thereof from the related holders of the Pari Passu Companion Loans.

In connection with the recovery by the Master Servicer or the Co-Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Co-Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an “Advance”), the Master Servicer or the Co-Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan (including the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans (including the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The “Reimbursement Rate” is equal to the “prime rate” published in the “Money Rates” Section of The Wall Street Journal, as such “prime rate” may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Co-Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Co-Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Co-Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Co-Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Co-Trustee, as applicable, will be required to give S&P, Moody’s and Fitch at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Co-Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Co-Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Pooled Component, if applicable, solely to the extent principal and interest payments and collections on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component are not sufficient) for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) or reimburses itself out of general collections, related to principal only, on the Mortgage Pool (including with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Pooled Component, if applicable, solely to the extent principal and interest payments and collections on the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component are not sufficient) for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph. Amounts in respect of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component are not available for distributions on the Certificates (other than the Class FS Certificates), nor are they available for the reimbursement of nonrecoverable Advances of principal and interest on the Certificates (other than the Class FS Certificates) to the extent unrelated to the Four Seasons Resort and Club - Dallas, TX Loan.

Appraisal Reductions

Other than with respect to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, upon the earliest of the date (each such date, a “Required Appraisal Date”) that (1) any Mortgage Loan (including The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan and the Newport Bluffs Pari Passu Loan) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan (including The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan and the Newport Bluffs Pari Passu Loan) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan (including The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel

Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan and the Newport Bluffs Pari Passu Loan) within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including The Gas Company Tower Pari Passu Loan, the 311 South Wacker Pari Passu Loan, the RLJ Hotel Pool Pari Passu Loan, the 500-512 Seventh Avenue Pari Passu Loan and the Newport Bluffs Pari Passu Loan) will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a “Required Appraisal Loan”), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A “Qualified Appraiser” is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an “Appraisal Reduction Amount” exists with respect to the related Required Appraisal Loan, such determination to be made by the Special Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Special Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Special Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Co-Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans to the extent the Special Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan (other than The Gas Company Tower Pari Passu Companion Loan, the RLJ Hotel Pool Pari Passu Companion Loans and the 500–512 Seventh Avenue Pari Passu Companion Loan), similar fees and expenses to the extent the Special Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Co-Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property (or in the case of the Four Seasons Resort and Club - Dallas, TX Loan, such Mortgage Loan’s allocable portion of the appraised value of the related Mortgaged Property) as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component), to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes; provided that with respect to any Appraisal Reduction Amount related to the Four Seasons Resort and Club - Dallas, TX Loan, such amounts will be allocated first to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component (and, therefore to the Class FS Certificates) prior to any application of such amounts to the Four Seasons Resort and Club - Dallas, TX Pooled Component (and as a result to the Offered Certificates). See “—P&I Advances” above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. With respect to The Gas Company Tower Loan, the appraisal reduction amount will be calculated under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See “—Servicing of The Gas Company Tower Loan” in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse order of payment priorities. With respect to each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, the appraisal reduction amount will be calculated under the 2006-C27 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. “—Servicing of each of the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan” in this prospectus supplement.

Reports to Certificateholders; Available Information

Trustee Reports.    Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a)    A statement (a “Distribution Date Statement”), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

(ii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and the applicable Interest Distribution Amount;

(iii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v)    the Available Distribution Amount and the Class FS Available Distribution Amount for such Distribution Date;

(vi)    (a) the aggregate amount of P&I Advances (including any such amounts made on either the RLJ Hotel Pool Loan or the 500–512 Seventh Avenue Loan as required by the 2006-C27 Pooling and Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii)    the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii)    the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix)    the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x)    the number of Mortgage Loans and the aggregate Stated Principal Balance (immediately after such Distribution Date) of the Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan’s status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi)    as to each Mortgage Loan referred to in the preceding Clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii)    with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a “Final Recovery Determination”) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

(xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

(xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

(xvii) the Principal Distribution Amount;

(xviii) the Principal Distribution Amount, the Class FS Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates on such Distribution Date;

(xxi) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X-C and Class X-P Certificates) and the Notional Amounts of the Class X-C Certificates and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

(xxiii) the aggregate amount of interest on P&I Advances (including any such advances made on The Gas Company Tower Loan as required by the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement and any such advances made on either the RLJ Hotel Pool Loan or the 500–512 Seventh Avenue Loan as required by the 2006-C27 Pooling and Servicing Agreement) paid to the Master Servicer or the Co-Trustee (or the 2006-C27 Master Servicer or the 2006-C27 Trustee, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Co-Trustee (and if applicable, the 2006-C27 Master Servicer, the 2006-C27 Special Servicer and the 2006-C27 Trustee) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxv)    the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer, the Trustee and the Co-Trustee, as applicable, during the related Collection Period;

(xxvi)    the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii)    the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii)    the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix)    the original and thereafter, the current credit support levels for each Class of REMIC Regular Certificates;

(xxx)    the original and thereafter, the current ratings for each Class of REMIC Regular Certificates;

(xxxi)    the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii)    the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates, Class Z Certificates and Class FS Certificates on such Distribution Date; and

(xxxiii)    the value of any REO Property included in the Trust Fund as of the end of the Collection Period, based on the most recent appraisal or valuation.

(b)    A “CMSA Loan Periodic Update File” and a “CMSA Property File” (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c)    A “CMSA Collateral Summary File” and a “CMSA Bond File” setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d)    A “CMSA Reconciliation of Funds Report” setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (“SEC”) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a) CMSA Delinquent Loan Status Report;

(b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c) CMSA REO Status Report;

(d) CMSA Servicer Watch List/Portfolio Review Guidelines;

(e) CMSA Operating Statement Analysis Report;

(f) CMSA NOI Adjustment Worksheet;

(g) CMSA Comparative Financial Status Report;

(h) CMSA Loan Level Reserve/LOC Report; and

(i) CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (“CMSA”) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (h) and (i) above are referred to in this prospectus supplement as the “Unrestricted Servicer Reports”, and the reports identified in clauses (d), (e), (f) and (h) above are referred to in this prospectus supplement as the “Restricted Servicer Reports”.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates.    Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Co-Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically.    On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

“Privileged Person” means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information.    The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer’s certificates delivered by the Master Servicer since the Closing Date as described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance” in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance” in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the “Table Assumptions” set forth under “YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life” in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 15, 2011
Class A-2	October 15, 2011
Class A-PB	May 15, 2016
Class A-3	July 15, 2016
Class A-4	September 15, 2016
Class A-1A	October 15, 2016
Class X-P	October 15, 2013
Class A-M	October 15, 2016
Class A-J	October 15, 2016
Class B	October 15, 2016
Class C	October 15, 2016
Class D	October 15, 2016
Class E	October 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See “YIELD AND MATURITY CONSIDERATIONS” and “DESCRIPTION OF THE MORTGAGE POOL” in this prospectus supplement and “YIELD CONSIDERATIONS” and “DESCRIPTION OF THE TRUST FUNDS” in the accompanying prospectus.

The “Rated Final Distribution Date” with respect to each Class of Offered Certificates is the Distribution Date in October 2048 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See “RATINGS” in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates, Class Z Certificates and Class FS Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See “DESCRIPTION OF THE CERTIFICATES—Voting Rights” in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans (including the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the “Majority Subordinate Certificateholder”) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee or the Co-Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans (including, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component) is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under “—Distributions—Application of the Available Distribution Amount” in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class FS Certificates, the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange; provided, however, that with respect to the Four Seasons Resort and Club - Dallas, TX Loan, contemporaneously with such exchange for the Mortgage Loans, the holder of the Class FS Certificates and such Certificateholder shall be required to enter into a participation and servicing agreement that provides the holder of the Class FS Certificates substantially the same rights as provided to the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component under the Pooling and Servicing Agreement in consideration for the Class FS Certificates. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Co-Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For the purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to each of The Gas Company Tower Loan, the RLJ Hotel Pool Loan and the 500–512 Seventh Avenue Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement or the 2006-C27 Pooling and Servicing Agreement, as applicable).

The Trustee

Wells Fargo Bank, N.A. (“Wells Fargo”) is acting as trustee (the “Trustee”) pursuant to the Pooling and Servicing Agreement. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee”, “—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” in the accompanying prospectus. Wells Fargo is also one of the J.P. Morgan 2006-LDP8 Master Servicers and the 2006-C27 Trustee. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee; provided, however, if the Trustee is removed without cause, the removing party shall pay the expenses of appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The “Trustee Fee” for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and

Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the “REMIC Administrator”). See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates” and “—Reporting and Other Administrative Matters” in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or “control” person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable “out-of-pocket” expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo will act as Trustee and Custodian under the Pooling and Servicing Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers and the Servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2006, Wells Fargo was acting as trustee on over 270 series of commercial mortgage-backed securities with an aggregate principal balance of over $250 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Trustee is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of each REMIC included in the Trust Fund and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

The Co-Trustee

U.S. Bank National Association (“U.S. Bank”) is acting as co-trustee (the “Co-Trustee”) pursuant to the Pooling and Servicing Agreement.

U.S. Bank will act as Co-Trustee under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2006, U.S. Bank was acting as trustee with respect to 57,621 issuances of securities with an aggregate outstanding principal balance of over $1.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

On July 24, 2006, U.S. Bank entered into a definitive agreement to purchase the municipal and corporate bond trustee business of SunTrust Banks, Inc. The transaction is subject to certain regulatory approvals and is expected to close by the end of the third quarter 2006 with conversion occurring during the first quarter 2007. Following the closing of the acquisition, the SunTrust affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 78 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $27,672,800,000.

The Co-Trustee and any director, officer, employee, affiliate, agent or “control” person within the meaning of the Securities Act of the Co-Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable “out-of-pocket” expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the

Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Co-Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Co-Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Co-Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Co-Trustee, as applicable, made in the Pooling and Servicing Agreement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment.    The yield to holders of any Offered Certificates (other than the Class X-P Certificates) purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof are reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and then the Non-Offered Certificates (other than the Class X-C Certificates and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will generally be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2

Certificates, Class A-3 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Co-Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See “SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments” in this prospectus supplement and “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure” in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates (other than the Class X-P Certificates) may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate (other than the Class X-P Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate (other than the Class X-P Certificates) purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate (other than the Class X-P Certificates) purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, and with respect to all other Mortgage Loans and the Four Seasons Resort and Club - Dallas, TX Pooled Component by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the Four Seasons Resort and Club - Dallas, TX Non-Pooled Component, with respect to the Four Seasons Resort and Club - Dallas, TX Loan, and with respect to all other Mortgage Loans and the Four Seasons Resort and Club - Dallas, TX Pooled Component by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest” in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X Certificates and the Class FS Certificates) on a pro rata basis.

Pass-Through Rate.    The yield on the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield” and “DESCRIPTION OF THE MORTGAGE POOL” in this prospectus supplement and “YIELD CONSIDERATIONS—Prepayment Considerations” in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans (except 15 Mortgage Loans, representing 11.4% of the Cut-Off Date Pool Balance, which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

See “—Weighted Average Life” in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest.    As described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount” in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination.    Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement.

Yield Sensitivity of the Class X-P Certificates.    The yield to maturity on the Class X-P Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) to the extent deemed to reduce the components comprising the Notional Amount of such Class and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class X-P Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Yield Maintenance Charges and Prepayment Premiums to the Class X-P Certificates is intended to reduce those risks with respect to such Class; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have. See “DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-P Certificates to the extent the related components remained outstanding because a termination would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Yield Maintenance Charges or Prepayment Premiums) and, as a result, investors in the Class X-P Certificates might not fully recoup their initial investment. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus supplement.

The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X-P Certificates at various prices and constant prepayment rates. The allocation and calculations take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-P Certificates and consequently do not purport to reflect the return on any investment in the Class X-P Certificates when such reinvestment rates are considered.

The table below has been prepared based on the assumption that distributions are made in accordance with “DESCRIPTION OF THE CERTIFICATES—Distributions” and on the Table Assumptions in this prospectus supplement and with the assumed respective purchase prices (as a percentage of the Notional Amount of the Class X-P Certificates) of the Class X-P Certificates set forth in the table relating to such Class, plus accrued interest thereon from October 1, 2006 to the Closing Date and on the additional assumption that the Pass-Through Rates for all of the Sequential Pay Certificates are as stated on page S-7 of this prospectus supplement and that the maturity of the Class X-P Certificates will occur on the first Distribution Date on which the Trust Fund is subject to early termination.

Sensitivity to Principal Prepayments of the Pre-Tax Yields to Maturity of the Class X-P Certificates

0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Assumed Purchase Price (32nds)	0% CPR CBE Yield	25% CPR CBE Yield	50% CPR CBE Yield	75% CPR CBE Yield	100% CPR CBE Yield

There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-P Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class X-P Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X-P Certificates.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates in that order, in each case until the Certificate Balance of such Class of Certificates, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-PB Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the “Constant Prepayment Rate” or “CPR” model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed “0% CPR” assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed “25% CPR”, “50% CPR”, “75% CPR” and “100% CPR”, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a “Scenario”). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the “Table Assumptions”): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge (assuming that the mortgagee under loan number 23 and borrowers under loan numbers 60 and 64 do not exercise their prepayment rights of the related Mortgage Loan pursuant to the related Mortgage Loan documents), (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in November 2006, (xiv) the Closing Date for the sale of the Offered Certificates is October 31, 2006 and (xv) notwithstanding the application of the Class A-PB Planned Principal Balance schedule as described in this prospectus supplement, the Class A-3 Certificates will receive principal prepayments prior to the Class A-PB Certificates.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	86	86	86	86	86
10/15/08	70	67	63	56	22
10/15/09	49	34	21	9	1
10/15/10	17	0	0	0	0
10/15/11	0	0	0	0	0
Weighted Average Life (in years)	2.69	2.37	2.17	2.01	1.73

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	98	97	97
10/15/11	0	0	0	0	0
Weighted Average Life (in years)	4.88	4.83	4.77	4.69	4.39

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	85	85	86	86	89
10/15/13	72	72	72	72	22
10/15/14	58	58	58	43	10
10/15/15	7	7	0	0	0
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	7.90	7.90	7.86	7.57	6.90

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	98	98	97	97
10/15/12	100	98	97	97	95
10/15/13	100	90	79	64	0
10/15/14	100	58	21	0	0
10/15/15	100	35	0	0	0
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.70	8.31	7.46	7.09	6.74

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	95	94
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.82	9.80	9.75	9.68	9.49

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	99	99	98	98	97
10/15/09	99	98	97	96	96
10/15/10	98	97	96	96	96
10/15/11	68	68	68	68	68
10/15/12	68	68	68	68	66
10/15/13	67	67	66	66	66
10/15/14	66	66	65	65	65
10/15/15	65	65	64	64	64
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	8.14	8.04	7.96	7.87	7.59

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.93	9.89	9.71

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
10/15/07	100	100	100	100	100
10/15/08	100	100	100	100	100
10/15/09	100	100	100	100	100
10/15/10	100	100	100	100	100
10/15/11	100	100	100	100	100
10/15/12	100	100	100	100	100
10/15/13	100	100	100	100	100
10/15/14	100	100	100	100	100
10/15/15	100	100	100	100	100
10/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-4 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this “YIELD AND MATURITY CONSIDERATIONS” section.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Dechert LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the “REMIC Regulations”), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (“REMIC I” and “REMIC II”) will be made with respect to segregated asset pools that make up the Trust Fund, other than the Four Seasons Resort and Club - Dallas, TX Loan and any Additional Interest on the ARD Loans. In addition, a separate REMIC election (the “Four Seasons Resort and Club - Dallas, TX Loan REMIC”) will be made with respect to the Four Seasons Resort and Club - Dallas, TX Loan (other than any related Additional Interest). Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the 2006-C27 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, (4) compliance with the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (5) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the “regular interests” in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs” in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs” and “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Class              Certificates will be treated as having been issued at a [premium], that the Class              Certificates will be treated as having been issued with a [de minimis amount of original issue discount], and that the Class X-P Certificates will be treated as having been issued with [original issue discount] for federal income tax reporting purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES —Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs” and “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the accompanying prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Each holder of a Class X-P Certificate will be required to accrue interest and/or original issue discount in each taxable year on a current basis and on the assumption that no defaults, delinquencies or Realized Losses on Mortgage Loans will occur in any future period. As a result, the taxable interest and/or original issue discount income reported by the holder of a Class X-P Certificate could exceed the economic income actually received by the holder in a given taxable year, particularly in the early taxable years of the term of the Class X-P Certificates. Although the holder of a Class X-P Certificate would eventually recognize a loss or a reduction in income attributable to previously included interest and/or original issue discount income that, as the result of the subsequent occurrence of any defaults, delinquencies and Realized Losses, is ultimately not received, the law is unclear as to the timing and the character of any such eventual loss, deduction or reduction in income. Moreover, the present value of the taxes payable on such income may exceed the present value of the tax benefits associated with any such eventual loss, deduction or reduction in income, assuming no changes in tax rates, even if the income and loss are both ordinary in character.

The Offered Certificates will be treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 21.1% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences

for REMIC Certificates—Reporting and Other Administrative Matters” and “—Backup Withholding with Respect to REMIC Certificates” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs” in the accompanying prospectus.

ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a “Plan”) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (“Similar Law”).

The US Department of Labor has issued individual exemptions to each of the Underwriters (other than Loop Capital Markets, LLC (“Loop Capital”)) (Prohibited Transaction Exemption (“PTE”) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (“Wachovia Securities”), PTE 89-89 (October 17, 1989) to Citigroup Global Markets Inc. (“Citigroup”), Final Authorization Number 97-03E (December 9, 1996) to Deutsche Bank Securities Inc. (“Deutsche Securities”) and PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. (“Goldman”) (each, an “Exemption” and collectively, the “Exemptions”)), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term “Underwriter” shall include (a) Wachovia Securities, (b) Citigroup, (c) Deutsche Securities, (d) Goldman, (e) Loop Capital, (f) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Citigroup, Deutsche Securities, Goldman or Loop Capital and (g) any member of the underwriting syndicate or selling group of which Wachovia Securities, Citigroup, Deutsche Securities, Goldman and Loop Capital or a person described in (f) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) or any successor thereto (each, an “NRSRO”). Third, neither the Trustee nor the Co-Trustee can be an affiliate of any other member of the Restricted Group, other than an Underwriter. The “Restricted Group” consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Co-Trustee, any

sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans (which include each of the Newport Bluffs Loan and the 311 South Wacker Loan (the “Restricted Group Loans”)) as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Wells Fargo is the master servicer under the J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement with respect to The Gas Company Tower Loan. However, U.S. Bank, and not Wells Fargo, has been retained independently to act as Co-Trustee with respect to The Gas Company Tower Loan, the Co-Trustee will not be subject to control or oversight by the Trustee in exercising its responsibilities as Co-Trustee of The Gas Company Tower Loan, and the Co-Trustee will have sole authority and responsibility to perform all trustee level functions with respect to The Gas Company Tower Loan. Further, if the Master Servicer fails to make a required P&I Advance, the Co-Trustee is required to make such P&I Advance and, upon the occurrence of an event that would cause the removal of the Master Servicer, the Co-Trustee will succeed to the position of Master Servicer. Therefore, the Issuer believes that the third general condition of the Exemptions enumerated above will be satisfied.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Co-Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a “Party in Interest,” as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund (which excluded obligors on the Restricted Group Loans), (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

Persons who have an ongoing relationship with the California State Teachers Retirement System, which is a governmental plan, should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

Persons who have an ongoing relationship with the Detroit Fire and Police Retirement System should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

Persons who have an ongoing relationship with the General Electric Pension Trust should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

Persons who have an ongoing relationship with KW Property Fund II, L.P. should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

Persons who have an ongoing relationship with PAT International Pension Realty, Inc. should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See “LEGAL INVESTMENT” in the accompanying prospectus.

CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor and the Master Servicer.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Dechert LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P, Moody’s and Fitch (together, the “Rating Agencies”):

Class	Expected Ratings from S&P/Moody’s/Fitch
Class A-1	AAA/Aaa/AAA
Class A-2	AAA/Aaa/AAA
Class A-PB	AAA/Aaa/AAA
Class A-3	AAA/Aaa/AAA
Class A-4	AAA/Aaa/AAA
Class A-1A	AAA/Aaa/AAA
Class X-P	AAA/Aaa/AAA
Class A-M	AAA/Aaa/AAA
Class A-J	AAA/Aaa/AAA
Class B	AA+/Aa1/AA+
Class C	AA/Aa2/AA
Class D	AA–/Aa3/AA–
Class E	A/A2/A

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Co-Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See “RISK FACTORS—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks” in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

1% ( )	S-111
2% ( )	S-111
2006-C27 Master Servicer	S-152
2006-C27 Pooling and Servicing Agreement	S-152
2006-C27 Special Servicer	S-152
2006-C27 Trustee	S-152
3% ( )	S-111
30/360 basis	S-86
30/360 Mortgage Loans	S-86
311 South Wacker Loan	S-93
311 South Wacker Pari Passu Companion Loan	S-93
311 South Wacker Pari Passu Intercreditor Agreement	S-95
311 South Wacker Whole Loan	S-93
500-512 Seventh Avenue Loan	S-93
500-512 Seventh Avenue Pari Passu Companion Loan	S-94
500-512 Seventh Avenue Pari Passu Intercreditor Agreement	S-95
500-512 Seventh Avenue Whole Loan	S-94, S-95
500-512 Seventh Avenue Subordinate Companion Loan	S-94
Accrued Certificate Interest	S-191
Actual/360 basis	S-85
Additional Interest	S-86
Additional Interest Account	S-181
Additional Trust Fund Expenses	S-199
Administrative Cost Rate	S-110
Advance	S-202
Anticipated Repayment Date	S-86
Appraisal Reduction Amount	S-204
ARD Loans	S-86
Artesia	S-85, S-125
Artesia Mortgage Loans	S-131
Assumed Final Distribution Date	S-3, S-211
Assumed Scheduled Payment	S-195
Available Distribution Amount	S-179
Balloon Loans	S-86
Balloon Payment	S-86
Bold Concepts Building Intercreditor Agreement	S-95
Bold Concepts Building Companion Loan	S-94
Bold Concepts Building Loan	S-93
Bold Concepts Building Whole Loan	S-95
Breach	S-138
Capital Imp. Reserve	S-111
Certificate Account	S-181
Certificate Balance	S-173
Certificate Deferred Interest	S-175
Certificateholders	S-179
Certificates	S-171
Citigroup	S-231

Class	S-171
Class A Certificates	S-171
Class A-PB Planned Principal Balance	S-194
Class FS Available Distribution Amount	S-180
Class FS Certificates	S-171
Component Principal Balance	S-175
Cut-Off Date Balance	S-83
CWCAM	S-144
Class FS Principal Distribution Amount	S-193
Class X Certificates	S-171
Class X-C Components	S-176
Class X-C Strip Rate	S-176
Class X-P Components	S-177
Class X-P Strip Rate	S-177
CMSA	S-208
CMSA Bond File	S-207
CMSA Collateral Summary File	S-207
CMSA Loan Periodic Update File	S-207
CMSA Property File	S-207
CMSA Reconciliation of Funds Report	S-208
Code	S-133
Co-Lender Loans	S-93
Collection Period	S-178
Companion Loans	S-94
Compensating Interest Payment	S-159
Component Principal Balance	S-175
Constant Prepayment Rate	S-222
Controlling Class	S-146
Controlling Class Representative	S-146
Core Material Documents	S-133
Corrected Mortgage Loan	S-148
Co-Trustee	S-215
Co-Trustee Fee	S-158
CPR	S-222
Cross Collateralized and Cross Defaulted Loan Flag	S-107
Crossed Group	S-138
Crossed Loan	S-138
Custodian	S-132
Cut-Off Date	S-83
Cut-Off Date Balance	S-83
Cut-Off Date Group 1 Balance	S-83
Cut-Off Date Group 2 Balance	S-83
Cut-Off Date Group Balance	S-83
Cut-Off Date Group Balances	S-83
Cut-Off Date LTV	S-109
Cut-Off Date LTV Ratio	S-109
Cut-Off Date Pool Balance	S-83
D ( )	S-111
Defaulted Mortgage Loan	S-167
Defeasance	S-111
Defeasance Collateral	S-88
Defect	S-138
Depositor	S-114
Determination Date	S-178
Determination Party	S-138

Deutsche Securities	S-231
Discount Rate	S-196
Distributable Certificate Interest	S-191
Distribution Account	S-181
Distribution Date	S-179
Distribution Date Statement	S-205
DSC Ratio	S-107
DSCR	S-107
DTC	S-172
Due Date	S-86
ERISA	S-231
Excess Cash Flow	S-86
Excluded Plan	S-232
Exemption	S-231
Exemptions	S-231
Final Recovery Determination	S-206
Fitch	S-231
Form 8-K	S-139
Four Seasons Resort and Club - Dallas, TX Loan REMIC	S-228
Four Seasons Resort and Club - Dallas, TX Non-Pooled Component	S-83
Four Seasons Resort and Club - Dallas, TX Pooled Component	S-83
FSMA	S-3
Gain-on-Sale Reserve Account	S-181
Gateway Center Companion Loan	S-94
Gateway Center Control Appraisal Period	S-100
Gateway Center Intercreditor Agreement	S-95
Gateway Center Loan	S-93
Gateway Center Special Event of Default	S-101
Gateway Center Whole Loan	S-95
Goldman	S-231
Intercreditor Agreement	S-96
Intercreditor Agreements	S-96
Interest Accrual Period	S-177
Interest Reserve Account	S-181
Interest Reserve Amount	S-181
Interest Reserve Loans	S-181
IRS	S-229
J.P. Morgan 2006-LDP8 Master Servicers	S-149
J.P. Morgan 2006-LDP8 Pooling and Servicing Agreement	S-148
J.P. Morgan 2006-LDP8 Special Servicer	S-149
J.P. Morgan 2006-LDP8 Trustee	S-149
L ( )	S-111
Liquidation Fee	S-158
Loan Group 1	S-83

Loan Group 1 Principal Distribution Amount	S-192
Loan Group 2	S-83
Loan Group 2 Principal Distribution Amount	S-192
Loan Groups	S-83
Loan Pair	S-140
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-110
Lockout	S-111
Lockout Period	S-111
Loop Capital	S-231
LTV at ARD or Maturity	S-109
Majority Subordinate Certificateholder	S-212
Master Servicer	S-141
Master Servicing Fee	S-158
Master Servicing Fee Rate	S-158
Maturity Date LTV Ratio	S-109
Montclair Plaza Companion Loan	S-93
Montclair Plaza Control Appraisal Period	S-97
Montclair Plaza Intercreditor Agreement	S-95
Montclair Plaza Loan	S-93
Montclair Plaza Special Event of Default	S-98
Montclair Plaza Whole Loan	S-95
Moody’s	S-231
Mortgage	S-84
Mortgage Deferred Interest	S-175
Mortgage File	S-132
Mortgage Loan	S-195
Mortgage Loan Purchase Agreement	S-131
Mortgage Loan Purchase Agreements	S-131
Mortgage Loans	S-83, S-158, S-195
Mortgage Note	S-84
Mortgage Pool	S-83
Mortgage Rate	S-85
Mortgaged Property	S-84
NA	S-111
NAV	S-111
Net Aggregate Prepayment Interest Shortfall	S-191
Net Cash Flow	S-107
Net Mortgage Rate	S-178
Newport Bluffs Loan	S-93
Newport Bluffs Future Pari Passu Companion Loan	S-94
Newport Bluffs Pari Passu Companion Loan	S-94

Newport Bluffs Pari Passu Intercreditor Agreement	S-95
Newport Bluffs Whole Loan	S-94
Nomura	S-85
Nomura Mortgage Loans	S-131
Non-Offered Certificates	S-171
Nonrecoverable P&I Advance	S-201
Notional Amount	S-173
NRSRO	S-231
O ( )	S-111
Occupancy Percentage	S-111
Offered Certificates	S-171
OID Regulations	S-229
Open Period	S-111
Option Price	S-167
Original Term to Maturity	S-111
P&I	S-142
P&I Advance	S-199
Pari Passu Companion Loans	S-95
Pari Passu Loans	S-95
Periodic Payments	S-86
Plan	S-231
Pooling and Servicing Agreement	S-171
Prepayment Interest Excess	S-159
Prepayment Interest Shortfall	S-159
Prepayment Premiums	S-195
Primary Collateral	S-139
Principal Distribution Amount	S-192, S-195
Privileged Person	S-209
Prospectus Directive	S-2
PTE	S-231
Purchase Option	S-167
Purchase Price	S-133
Qualified Appraiser	S-204
Qualified Substitute Mortgage Loan	S-134
Rated Final Distribution Date	S-211
Rating Agencies	S-235
Realized Losses	S-199
Reimbursement Rate	S-202
REIT	S-229
Related Proceeds	S-201
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-110
Remaining Term to Maturity	S-110
REMIC Administrator	S-214
REMIC I	S-228
REMIC II	S-228
REMIC Regular Certificates	S-171
REMIC Regulations	S-228
REMIC Residual Certificates	S-171
Rental Property	S-107
REO Extension	S-168

REO Loan	S-195
REO Property	S-148
Replacement Reserve	S-111
Required Appraisal Date	S-203
Required Appraisal Loan	S-151, S-204
Restricted Group	S-231
Restricted Group Loans	S-232
Restricted Servicer Reports	S-208
RLJ Hotel Pool Loan	S-93
RLJ Hotel Pool Pari Passu Companion Loans	S-93
RLJ Hotel Pool Pari Passu Intercreditor Agreement	S-95
RLJ Hotel Pool Whole Loan	S-94
S&P	S-231
SA	S-142
Scenario	S-222
Scheduled Payment	S-194
SEC	S-208
Securities Act	S-171
Sequential Pay Certificates	S-171
Servicing Fees	S-158
Servicing Standard	S-140
Servicing Transfer Event	S-147
Similar Law	S-231
SMMEA	S-36
SNDA	S-153
Special Servicing Fee	S-158
Special Servicing Fee Rate	S-158
Specially Serviced Mortgage Loans	S-148
Stated Principal Balance	S-178
Subordinate Certificates	S-171
Subordinate Companion Loans	S-95
Subordinate Loans	S-106
Substitution Shortfall Amount	S-133
Table Assumptions	S-211, S-222
The Gas Company Tower Loan	S-93
The Gas Company Tower Pari Passu Companion Loan	S-93
The Gas Company Tower Pari Passu Intercreditor Agreement	S-95
The Gas Company Tower Whole Loan	S-93
TI/LC Reserve	S-111
Transfer Affidavit and Agreement	S-171
Trust Fund	S-171
Trustee	S-213
Trustee Fee	S-157, S-213
Underwriter	S-231
Underwritten Replacement Reserves	S-110
Unrestricted Servicer Reports	S-208
UPB	S-142

U.S. Bank	S-215
Voting Rights	S-212
WA	S-110
Wachovia	S-85, S-114
Wachovia Mortgage Loans	S-131
Wachovia Securities	S-231
Weighted Average Net Mortgage Rate	S-177, S-195

Wells Fargo	S-213
Whole Loan	S-95
Whole Loans	S-95
Workout Fee	S-158
Workout-Delayed Reimbursement Amount	S-201
Year Built	S-110
Yield Maintenance Charges	S-195
YM ( )	S-111

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage  Loan
  Loan   Group                                                                     Zip
 Number  Number     Property Name             Address            City      State   Code
-------- ------ ---------------------- --------------------- ------------ ------- -------
  1        1    The Gas Company        555 West Fifth Street Los Angeles  CA        90013
                Tower/(1)/
  2        1    1180 Peachtree Street  1180 Peachtree Street Atlanta      GA        30309
  3        1    Montclair Plaza/(2)/   5060 Montclair Plaza  Montclair    CA        91763
                                       Lane
  4        1    Four Seasons Resort    4150 North            Irving       TX        75038
                and Club - Dallas, TX  MacArthur Boulevard
  5        1    311 South Wacker/(1)/  311 South Wacker      Chicago      IL        60606
                                       Drive
  6        1    RLJ Hotel Pool/(1)(3)/ Various               Various      Various Various
  6.01          Marriott - Denver,     10345 Park Meadows    Denver       CO        80124
                CO                     Drive
  6.02          Marriott - Bedford     6520 S Cicero         Bedford      IL        60638
                Park, IL               Avenue                Park
  6.03          Renaissance -          1230 Pine Island      Plantation   FL        33324
                Plantantion, FL        Road
  6.04          Marriott - Austin, TX  4415 S IH 35          Austin       TX        78744
  6.05          Hilton Garden Inn -    6530 S Cicero         Bedford      IL        60638
                Bedford Park, IL       Avenue                Park
  6.06          Residence Inn -        130 N University      Plantation   FL        33324
                Plantation, FL         Drive
  6.07          Renaissance -          500 Flatiron          Broomfield   CO        80021
                Broomfield, CO         Boulevard
  6.08          Courtyard - Salt Lake  4843 W Douglas        Salt Lake    UT        84116
                City, UT               Corrigan              City
  6.09          Residence Inn          2500 McCue Road       Houston      TX        77056
                Galleria - Houston,
                TX
  6.10          Hampton Inn -          6540 S Cicero         Bedford      IL        60638
                Bedford Park, IL       Avenue                Park
  6.11          Marriott - Pontiac, MI 3600 Centerpoint      Pontiac      MI        48341
                                       Parkway
  6.12          Holiday Inn Express -  6500 S Cicero         Bedford      IL        60638
                Bedford Park, IL       Avenue                Park
  6.13          Courtyard - Austin,    9409 Stonelake        Austin       TX        78759
                TX                     Boulevard
  6.14          Springhill Suites -    4501 S IH 35          Austin       TX        78744
                Austin, TX
  6.15          Residence Inn -        2505 S IH 35          Round Rock   TX        78664
                Round Rock, TX
  6.16          Residence Inn -        3713 Tudor            Austin       TX        78759
                Austin, TX             Boulevard
  6.17          Courtyard - Tampa,     10152 Palm River      Tampa        FL        33619
                FL                     Road
  6.18          Residence Inn -        3333 Centerpoint      Pontiac      MI        48341
                Pontiac, MI            Parkway
  6.19          Residence Inn -        1610 McConnor         Schaumburg   IL        60173
                Schaumberg, IL         Parkway
  6.20          Sleep Inn - Bedford    6650 S Cicero         Bedford      IL        60638
                Park, IL               Avenue                Park
  6.21          Springhill Suites -    1550 McConnor         Schaumburg   IL        60173
                Schaumberg, IL         Parkway
  6.22          Fairfield Inn & Suites 10150 Palm River      Brandon      FL        33619
                - Brandon, FL          Road
  6.23          Courtyard - Fort       1619 W Washington     Fort Wayne   IN        46818
                Wayne, IN              Center Road
  6.24          Courtyard -            10200 Champion        Louisville   KY        40241
                Louisville, KY         Farms Drive
  6.25          Courtyard -            7850 Rhode Island     Merrillville IN        46410
                Merrillville, IN       Avenue
  6.26          Residence Inn -        845 Coal Creek Circle Louisville   CO        80027
                Louisville, CO
  6.27          Residence Inn -        9765 Crosspoint       Fishers      IN        46256
                Fishers, IN            Boulevard
  6.28          Courtyard -            12655 Southwest       Sugarland    TX        77477
                Sugarland, TX          Freeway
  6.29          Residence Inn -        12703 Southwest       Sugarland    TX        77477
                Sugarland, TX          Freeway
  6.30          Fairfield Inn & Suites 8275 Georgia Street   Merrillville IN        46410
                - Merrillville, IN
  6.31          Courtyard - Mesquite,  2300 Highway 67       Mesquite     TX        75150
                TX
  6.32          Residence Inn -        8018 Delaware Place   Merrillville IN        46410
                Merrillville, IN
  6.33          Courtyard -            4825 North Main       Mishawaka    IN        46545
                Mishawaka, IN          Street
  6.34          Courtyard - Pontiac,   3555 Centerpoint      Pontiac      MI        48341
                MI                     Parkway
  6.35          Residence Inn II -     4537 S IH-35          Austin       TX        78744
                Austin, TX
  6.36          Hampton Inn -          8353 Georgia Street   Merrillville IN        46410
                Merrillville, IN
  6.37          Holiday Inn Express -  8375 Georgia Street   Merrillville IN        46410
                Merrillville, IN
  6.38          Courtyard -            2301 E Morthland      Valparaiso   IN        46383
                Valparaiso, IN         Drive
  6.39          Fairfield Inn & Suites 4525 S IH 35          Austin       TX        78744
                - Austin, TX
  6.40          Holiday Inn Select -   3063 Lake Eastbrook   Grand        MI        49512
                Grand Rapids, MI       Boulevard             Rapids

             Cross
         Collateralized
Mortgage   and Cross                             General
  Loan     Defaulted       Loan      Mortgage    Property   Specific Property Original Loan    Cut-Off Date
 Number    Loan Flag      Purpose   Loan Seller    Type           Type         Balance ($)   Loan Balance ($)
-------- -------------- ----------- ----------- ----------- ----------------- -------------- ----------------
  1                     Refinance    Nomura     Office       CBD              229,000,000.00  229,000,000.00
  2                     Acquisition  Wachovia   Office       CBD              193,850,000.00  193,850,000.00
  3                     Refinance    Wachovia   Retail       Anchored         190,000,000.00  190,000,000.00
  4                     Acquisition  Nomura     Hospitality  Full Service     175,000,000.00  175,000,000.00
  5                     Acquisition  Wachovia   Office       CBD              158,600,000.00  158,600,000.00
  6                     Acquisition  Wachovia   Hospitality  Various          146,092,500.00  146,092,500.00
  6.01                                          Hospitality  Full Service      11,460,128.84
  6.02                                          Hospitality  Full Service       8,203,265.56
  6.03                                          Hospitality  Full Service       7,422,904.60
  6.04                                          Hospitality  Full Service       6,451,892.13
  6.05                                          Hospitality  Limited Service    6,268,955.13
  6.06                                          Hospitality  Extended Stay      5,837,184.01
  6.07                                          Hospitality  Full Service       5,512,152.59
  6.08                                          Hospitality  Limited Service    5,318,818.69
  6.09                                          Hospitality  Extended Stay      5,153,233.01
  6.10                                          Hospitality  Limited Service    4,845,579.27
  6.11                                          Hospitality  Full Service       4,040,901.25
  6.12                                          Hospitality  Limited Service    3,773,478.27
  6.13                                          Hospitality  Limited Service    3,672,349.48
  6.14                                          Hospitality  Extended Stay      3,530,112.31
  6.15                                          Hospitality  Extended Stay      3,385,427.28
  6.16                                          Hospitality  Extended Stay      3,359,176.32
  6.17                                          Hospitality  Limited Service    3,107,603.35
  6.18                                          Hospitality  Extended Stay      3,073,837.10
  6.19                                          Hospitality  Extended Stay      3,031,544.16
  6.20                                          Hospitality  Limited Service    3,022,242.34
  6.21                                          Hospitality  Extended Stay      2,963,225.82
  6.22                                          Hospitality  Limited Service    2,948,018.32
  6.23                                          Hospitality  Limited Service    2,842,791.24
  6.24                                          Hospitality  Limited Service    2,765,427.33
  6.25                                          Hospitality  Limited Service    2,676,317.51
  6.26                                          Hospitality  Extended Stay      2,467,778.15
  6.27                                          Hospitality  Extended Stay      2,439,734.87
  6.28                                          Hospitality  Limited Service    2,415,142.74
  6.29                                          Hospitality  Extended Stay      2,195,204.63
  6.30                                          Hospitality  Limited Service    2,189,003.61
  6.31                                          Hospitality  Limited Service    2,117,774.13
  6.32                                          Hospitality  Extended Stay      2,081,580.29
  6.33                                          Hospitality  Limited Service    2,055,810.27
  6.34                                          Hospitality  Limited Service    2,022,556.82
  6.35                                          Hospitality  Extended Stay      2,005,927.05
  6.36                                          Hospitality  Limited Service    1,692,713.64
  6.37                                          Hospitality  Limited Service    1,509,717.57
  6.38                                          Hospitality  Limited Service    1,372,674.65
  6.39                                          Hospitality  Limited Service    1,258,097.98
  6.40                                          Hospitality  Full Service       1,186,723.43

                      % of      % of
            % of    Aggregate Aggregate
          Aggregate  Cut-Off   Cut-Off
 Mortgage  Cut-Off    Date      Date                          Maturity
   Loan     Date     Group 1   Group 2  Origination First Pay Date or  Mortgage
  Number   Balance   Balance   Balance     Date       Date      ARD      Rate
 -------- --------- --------- --------- ----------- --------- -------- --------
   1        6.37%     7.71%              08/07/06   09/11/06  08/11/16  5.1020%
   2        5.39%     6.52%              09/22/06   11/11/06  10/11/16  5.6900%
   3        5.28%     6.39%              08/14/06   10/11/06  09/11/11  5.7880%
   4        4.87%     5.89%              08/31/06   10/11/06  09/11/16  6.2300%
   5        4.41%     5.34%              08/10/06   09/11/06  08/11/16  6.5700%
   6        4.06%     4.92%              06/14/06   08/01/06  07/01/16  6.2940%
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
   6.10
   6.11
   6.12
   6.13
   6.14
   6.15
   6.16
   6.17
   6.18
   6.19
   6.20
   6.21
   6.22
   6.23
   6.24
   6.25
   6.26
   6.27
   6.28
   6.29
   6.30
   6.31
   6.32
   6.33
   6.34
   6.35
   6.36
   6.37
   6.38
   6.39
   6.40

                                    Interest  Original Remaining
                                    Accural   Term to   Term to            Original
Mortgage      Loan       Interest    Method   Maturity Maturity  Remaining  Amort
  Loan   Administrative  Accrual     During    or ARD   or ARD   IO Period   Term
 Number    Cost Rate      Method       IO      (Mos.)   (Mos.)    (Mos.)    (Mos.)
-------- -------------- ---------- ---------- -------- --------- --------- --------
  1         0.02055%    Actual/360 Actual/360   120       118       118       IO
  2         0.02055%    Actual/360 Actual/360   120       120       120       IO
  3         0.02055%    Actual/360 Actual/360    60        59        59       IO
  4         0.02055%    Actual/360 Actual/360   120       119       119       IO
  5         0.02055%    Actual/360 Actual/360   120       118        58      360
  6         0.02055%    Actual/360 Actual/360   120       117        39      360
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
  6.14
  6.15
  6.16
  6.17
  6.18
  6.19
  6.20
  6.21
  6.22
  6.23
  6.24
  6.25
  6.26
  6.27
  6.28
  6.29
  6.30
  6.31
  6.32
  6.33
  6.34
  6.35
  6.36
  6.37
  6.38
  6.39
  6.40

         Remaining
Mortgage   Amort                Maturity Date or                                        Mortgage
  Loan     Term    Monthly P&I    ARD Balloon    ARD     Prepayment          Appraised    Loan
 Number   (Mos.)   Payments ($)   Balance ($)    Loan    Provisions          Value ($)   Number
-------- --------- ------------ ---------------- ---- ----------            ----------- --------
  1          IO              IO  229,000,000.00   N       L(26),D(90),O(4)  610,000,000      1
  2          IO              IO  193,850,000.00   N       L(24),D(92),O(4)  275,000,000      2
  3          IO              IO  190,000,000.00   N       L(25),D(28),O(7)  379,500,000      3
  4          IO              IO  175,000,000.00   N       L(25),D(90),O(5)  229,000,000      4
  5         360    1,009,772.24  149,486,758.96   N       L(26),D(58),O(36) 307,000,000      5
  6         360      903,701.52  133,884,025.99   N       L(27),D(57),O(36) 732,600,000      6
  6.01                                                                       50,400,000   6.01
  6.02                                                                       38,500,000   6.02
  6.03                                                                       42,300,000   6.03
  6.04                                                                       33,900,000   6.04
  6.05                                                                       30,100,000   6.05
  6.06                                                                       26,100,000   6.06
  6.07                                                                       43,600,000   6.07
  6.08                                                                       23,100,000   6.08
  6.09                                                                       22,500,000   6.09
  6.10                                                                       26,000,000   6.10
  6.11                                                                       37,400,000   6.11
  6.12                                                                       16,400,000   6.12
  6.13                                                                       16,100,000   6.13
  6.14                                                                       16,800,000   6.14
  6.15                                                                       14,500,000   6.15
  6.16                                                                       15,900,000   6.16
  6.17                                                                       13,400,000   6.17
  6.18                                                                       14,200,000   6.18
  6.19                                                                       15,700,000   6.19
  6.20                                                                       13,600,000   6.20
  6.21                                                                       16,400,000   6.21
  6.22                                                                       12,300,000   6.22
  6.23                                                                       13,700,000   6.23
  6.24                                                                       15,400,000   6.24
  6.25                                                                       12,000,000   6.25
  6.26                                                                       12,400,000   6.26
  6.27                                                                       11,300,000   6.27
  6.28                                                                        9,800,000   6.28
  6.29                                                                        9,700,000   6.29
  6.30                                                                        9,300,000   6.30
  6.31                                                                        9,500,000   6.31
  6.32                                                                        9,400,000   6.32
  6.33                                                                        9,500,000   6.33
  6.34                                                                       10,100,000   6.34
  6.35                                                                        9,200,000   6.35
  6.36                                                                        7,500,000   6.36
  6.37                                                                        6,800,000   6.37
  6.38                                                                        7,700,000   6.38
  6.39                                                                        5,500,000   6.39
  6.40                                                                        9,100,000   6.40

Mortgage                Cut-Off   LTV Ratio
  Loan   Appraisal DSCR Date LTV at Maturity
 Number    Date    (x)   Ratio     or ARD    Year Built Year Renovated
-------- --------- ---- -------- ----------- ---------- --------------
  1      06/12/06  1.56  75.08%     75.08%     1991
  2      08/22/06  1.39  70.49%     70.49%     2006
  3      08/04/06  1.89  50.07%     50.07%     1968          1997
  4      06/09/06  1.51  76.42%     76.42%     1986          2001
  5      06/20/06  1.20  79.48%     74.91%     1990          2001
  6      Various   1.37  68.87%     63.12%    Various
  6.01   06/01/08                              2003
  6.02   06/01/08                              2002
  6.03   06/01/08                              2002
  6.04   06/01/08                              2001
  6.05   06/01/08                              2005
  6.06   06/01/08                              1996
  6.07   06/01/09                              2002
  6.08   06/01/07                              1999
  6.09   06/01/08                              1994
  6.10   06/01/08                              1990
  6.11   06/01/08                              2000
  6.12   06/01/07                              1999
  6.13   06/01/07                              1996
  6.14   06/01/07                              2000
  6.15   06/01/07                              1999
  6.16   06/01/08                              1996
  6.17   06/01/08                              1997
  6.18   06/01/07                              1998
  6.19   06/01/08                              2001
  6.20   06/01/08                              1995          2002
  6.21   06/01/08                              2001
  6.22   06/01/08                              1997          2006
  6.23   06/01/09                              1989
  6.24   06/01/08                              2004
  6.25   06/01/08                              1987
  6.26   06/01/07                              2000
  6.27   06/01/08                              1996
  6.28   06/01/07                              1997
  6.29   06/01/07                              1997
  6.30   06/01/08                              1990
  6.31   06/01/08                              1998
  6.32   06/01/08                              1996
  6.33   06/01/09                              1995
  6.34   06/01/08                              1998
  6.35   06/01/07                              1996
  6.36   06/01/08                              1995
  6.37   06/01/08                              1995
  6.38   06/01/08                              1985
  6.39   06/01/07                              1989          2000
  6.40   06/01/08                              2003

                            Cut-Off
Mortgage                   Date Loan            Occupancy
  Loan   Number of Unit of Amount Per Occupancy  "as of"                              Most Recent
 Number    Units   Measure (Unit) ($)   Rate      Date        Most Recent Period      Revenues ($)
-------- --------- ------- ---------- --------- --------- --------------------------- ------------
  1      1,313,409 Sq. Ft.     348.71   96.21%  05/31/06       T 12 Through 5/31/2006  55,253,435
  2        669,711 Sq. Ft.     289.45   80.68%  08/01/06
  3        875,085 Sq. Ft.     217.12   99.11%  07/27/06                     TTM 5/06  28,655,459
  4            357 Rooms   490,196.08   74.30%  07/22/06  6 Months Annualized 7/31/06  75,791,600
  5      1,281,000 Sq. Ft.     190.48   71.29%  08/01/06                         2005  33,762,373
  6          5,429 Rooms    92,935.88   72.49%  04/30/06                 T-12 4/30/06 179,370,259
  6.01         279 Rooms                72.39%  04/30/06                 T-12 4/30/06  13,860,914
  6.02         200 Rooms                64.18%  04/30/06                 T-12 4/30/06   9,138,062
  6.03         250 Rooms                78.81%  04/30/06                 T-12 4/30/06  14,531,515
  6.04         211 Rooms                71.35%  04/30/06                 T-12 4/30/06   9,225,862
  6.05         174 Rooms                69.37%  04/30/06                 T-12 4/30/06   5,335,753
  6.06         138 Rooms                85.81%  04/30/06                 T-12 4/30/06   5,168,942
  6.07         232 Rooms                64.38%  04/30/06                 T-12 4/30/06  10,627,019
  6.08         154 Rooms                75.95%  04/30/06                 T-12 4/30/06   4,580,444
  6.09         146 Rooms                82.92%  04/30/06                 T-12 4/30/06   4,915,110
  6.10         170 Rooms                74.54%  04/30/06                 T-12 4/30/06   5,715,772
  6.11         290 Rooms                62.52%  04/30/06                 T-12 4/30/06  12,674,817
  6.12         104 Rooms                81.45%  04/30/06                 T-12 4/30/06   4,057,893
  6.13         102 Rooms                73.82%  04/30/06                 T-12 4/30/06   3,315,345
  6.14         152 Rooms                77.60%  04/30/06                 T-12 4/30/06   3,714,727
  6.15          96 Rooms                82.60%  04/30/06                 T-12 4/30/06   3,062,570
  6.16          84 Rooms                82.64%  04/30/06                 T-12 4/30/06   2,790,995
  6.17          90 Rooms                76.13%  04/30/06                 T-12 4/30/06   3,107,040
  6.18         114 Rooms                81.31%  04/30/06                 T-12 4/30/06   3,170,059
  6.19         125 Rooms                82.92%  04/30/06                 T-12 4/30/06   3,857,235
  6.20         120 Rooms                89.57%  04/30/06                 T-12 4/30/06   3,378,526
  6.21         132 Rooms                74.30%  04/30/06                 T-12 4/30/06   3,493,740
  6.22         107 Rooms                76.87%  04/30/06                 T-12 4/30/06   2,715,414
  6.23         142 Rooms                64.57%  04/30/06                 T-12 4/30/06   3,114,416
  6.24         114 Rooms                58.81%  04/30/06                 T-12 4/30/06   2,433,808
  6.25         112 Rooms                65.33%  04/30/06                 T-12 4/30/06   2,840,942
  6.26          88 Rooms                65.80%  04/30/06                 T-12 4/30/06   2,179,072
  6.27          78 Rooms                82.93%  04/30/06                 T-12 4/30/06   2,298,729
  6.28         112 Rooms                73.08%  04/30/06                 T-12 4/30/06   2,936,128
  6.29          78 Rooms                86.35%  04/30/06                 T-12 4/30/06   2,492,253
  6.30         113 Rooms                62.45%  04/30/06                 T-12 4/30/06   2,252,611
  6.31         101 Rooms                71.15%  04/30/06                 T-12 4/30/06   2,560,567
  6.32          78 Rooms                74.19%  04/30/06                 T-12 4/30/06   2,247,205
  6.33          78 Rooms                74.38%  04/30/06                 T-12 4/30/06   2,357,999
  6.34         110 Rooms                62.71%  04/30/06                 T-12 4/30/06   2,539,319
  6.35          66 Rooms                83.24%  04/30/06                 T-12 4/30/06   2,133,958
  6.36          64 Rooms                75.41%  04/30/06                 T-12 4/30/06   1,662,362
  6.37          62 Rooms                72.11%  04/30/06                 T-12 4/30/06   1,535,611
  6.38         111 Rooms                59.33%  04/30/06                 T-12 4/30/06   1,965,799
  6.39          63 Rooms                69.85%  04/30/06                 T-12 4/30/06   1,342,586
  6.40         148 Rooms                69.45%  04/30/06                 T-12 4/30/06   3,287,299

Mortgage                                                                  UW Net     UW Net
  Loan   Most Recent  Most Recent Most Recent      UW           UW      Operating     Cash
 Number  Expenses ($)   NOI ($)     NCF ($)   Revenues ($) Expenses ($) Income ($)  Flow ($)
-------- ------------ ----------- ----------- ------------ ------------ ---------- ----------
  1       18,220,083  37,033,352  37,033,352   59,229,600   20,443,924  38,785,676 36,855,204
  2                                            23,009,207    7,548,874  15,460,333 15,350,694
  3        7,020,031  21,635,428  21,477,913   29,516,823    8,258,217  21,258,605 20,789,943
  4       57,280,600  18,511,000  18,511,000   76,152,539   57,927,119  18,225,420 16,702,369
  5       22,121,541  11,640,832  11,384,632   50,273,176   25,991,193  24,281,983 22,325,965
  6      123,502,942  55,867,317  48,255,972  183,819,220  124,884,215  58,935,005 51,147,635
  6.01     9,730,088   4,130,826   3,576,389   14,624,169   10,195,557   4,428,612  3,843,645
  6.02     7,304,396   1,833,666   1,468,144   11,785,171    8,687,499   3,097,672  2,626,265
  6.03    10,889,947   3,641,568   3,060,307   14,531,515   10,889,947   3,641,568  3,060,307
  6.04     6,532,243   2,693,619   2,324,585    9,225,862    6,532,243   2,693,619  2,324,585
  6.05     3,779,298   1,556,455   1,343,025    6,309,373    4,049,999   2,259,373  2,006,998
  6.06     2,722,362   2,446,580   2,188,133    5,168,942    2,722,362   2,446,580  2,188,133
  6.07     8,314,722   2,312,297   1,887,216   10,627,019    8,314,722   2,312,297  1,887,216
  6.08     2,744,457   1,835,987   1,652,769    4,580,444    2,694,413   1,886,031  1,702,813
  6.09     3,024,140   1,890,970   1,645,215    4,786,380    2,661,277   2,125,103  1,885,784
  6.10     3,928,326   1,787,446   1,558,815    5,715,772    3,928,326   1,787,446  1,558,815
  6.11    10,399,941   2,274,876   1,767,883   12,674,817   10,399,941   2,274,876  1,767,883
  6.12     2,558,524   1,499,369   1,337,053    3,985,836    2,484,160   1,501,676  1,342,242
  6.13     1,928,628   1,386,717   1,254,103    3,315,345    1,928,628   1,386,717  1,254,103
  6.14     2,211,148   1,503,579   1,317,843    3,714,727    2,211,148   1,503,579  1,317,843
  6.15     1,739,248   1,323,322   1,170,194    3,090,008    1,737,372   1,352,637  1,198,136
  6.16     1,559,708   1,231,287   1,091,737    2,790,995    1,559,708   1,231,287  1,091,737
  6.17     1,797,226   1,309,814   1,185,532    3,107,040    1,797,226   1,309,814  1,185,532
  6.18     2,036,586   1,133,473     974,970    3,118,994    1,978,960   1,140,034    984,085
  6.19     2,613,172   1,244,063   1,051,201    3,857,235    2,613,172   1,244,063  1,051,201
  6.20     2,251,345   1,127,181     992,040    3,378,526    2,251,345   1,127,181    992,040
  6.21     2,310,716   1,183,024   1,008,337    3,493,740    2,310,716   1,183,024  1,008,337
  6.22     1,586,106   1,129,308   1,020,691    2,697,419    1,493,365   1,204,054  1,096,157
  6.23     2,047,193   1,067,223     942,646    3,114,416    2,047,193   1,067,223    942,646
  6.24     1,484,677     949,131     851,779    2,543,533    1,556,444     987,089    885,348
  6.25     1,829,317   1,011,625     897,987    2,840,942    1,829,317   1,011,625    897,987
  6.26     1,293,557     885,515     776,561    2,179,072    1,280,062     899,010    790,056
  6.27     1,415,502     883,227     768,291    2,257,702    1,363,738     893,963    781,078
  6.28     1,910,116   1,026,012     908,567    2,936,128    1,910,116   1,026,012    908,567
  6.29     1,547,174     945,079     820,466    2,492,253    1,547,174     945,079    820,466
  6.30     1,317,823     934,788     844,684    2,387,505    1,443,277     944,228    848,728
  6.31     1,607,685     952,882     850,459    2,560,567    1,607,685     952,882    850,459
  6.32     1,463,338     783,867     671,507    2,247,205    1,433,196     814,009    701,649
  6.33     1,530,420     827,579     733,259    2,302,323    1,459,574     842,748    750,656
  6.34     1,796,642     742,677     641,104    2,510,675    1,762,729     747,946    647,519
  6.35     1,338,746     795,212     688,514    2,133,958    1,338,746     795,212    688,514
  6.36     1,028,769     633,593     567,099    1,662,362    1,006,298     656,064    589,570
  6.37       988,570     547,041     485,617    1,535,611      969,861     565,750    504,326
  6.38     1,476,603     489,196     410,564    1,965,799    1,447,707     518,092    439,460
  6.39       909,142     433,444     379,741    1,395,885      934,268     461,617    405,782
  6.40     2,901,263     386,036     254,544    3,287,299    2,775,879     511,420    379,928

Mortgage                                      Largest    Largest                       2nd Largest 2nd Largest
  Loan                          Largest     Tenant % of  Tenant    2nd Largest Tenant    Tenant     Tenant %
 Number  Largest Tenant Name Tenant Sq. Ft.     NRA     Exp. Date         Name           Sq. Ft.     of NRA
-------- ------------------- -------------- ----------- --------- -------------------- ----------- -----------
  1      Southern California    576,516        43.89%   11/08/11  Morrison & Foerster,   192,775      14.68%
         Gas Company                                              LLP
  2      King & Spalding        418,340        62.47%   03/31/21  Navigant                15,885       2.37%
  3      JCPenney               179,708        20.54%   06/30/11  Circuit City            40,881       4.67%
  4
  5      Freeborn & Peters      109,977         8.59%   11/30/22  Duff & Phelps, LLC      81,996       6.40%
         LLP
  6
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
  6.14
  6.15
  6.16
  6.17
  6.18
  6.19
  6.20
  6.21
  6.22
  6.23
  6.24
  6.25
  6.26
  6.27
  6.28
  6.29
  6.30
  6.31
  6.32
  6.33
  6.34
  6.35
  6.36
  6.37
  6.38
  6.39
  6.40

                                         3rd                            Largest Affiliated
            2nd        3rd       3rd   Largest    3rd            Sponsor Flag((greater than) than
Mortgage  Largest    Largest   Largest Tenant   Largest                  4% of Pool, Loan          Mortgage
  Loan    Tenant     Tenant    Tenant   % of    Tenant                   Group 1 or Loan             Loan
 Number  Exp. Date    Name     Sq. Ft.   NRA   Exp. Date Lockbox             Group 2)               Number
-------- --------- ----------  ------- ------- --------- ------- --------------------------------  --------
  1      Multiple  Sidley      152,413  11.60% Multiple   Day 1         Maguire                         1
         Spaces    Austin                      Spaces                   Properties, L.P.
                   LLP
  2      04/30/14  Allsteel     15,769   2.35% 06/30/18   Day 1         GE Pension Trust                2
  3      02/28/15  Linens'N     35,208   4.02% 01/31/12   Day 1         General Growth                  3
                   Things                                               Properties, Inc.
                   (ground
                   lease)
  4                                                       Day 1         GFW Trust, GFW                  4
                                                                        II Trust
  5      09/30/21  First        66,064   5.16% 06/30/18   Day 1         Shorenstein                     5
                   Industrial                                           Company, the
                   Realty                                               Fremont Group,
                   Trust                                                and Mark Karasick
  6                                                       Day 1         RLJ Lodging Fund                6
                                                                        II, L.P.; RLJ
                                                                        Lodging Fund II
                                                                        (PF #1), L.P.
  6.01                                                                                               6.01
  6.02                                                                                               6.02
  6.03                                                                                               6.03
  6.04                                                                                               6.04
  6.05                                                                                               6.05
  6.06                                                                                               6.06
  6.07                                                                                               6.07
  6.08                                                                                               6.08
  6.09                                                                                               6.09
  6.10                                                                                               6.10
  6.11                                                                                               6.11
  6.12                                                                                               6.12
  6.13                                                                                               6.13
  6.14                                                                                               6.14
  6.15                                                                                               6.15
  6.16                                                                                               6.16
  6.17                                                                                               6.17
  6.18                                                                                               6.18
  6.19                                                                                               6.19
  6.20                                                                                               6.20
  6.21                                                                                               6.21
  6.22                                                                                               6.22
  6.23                                                                                               6.23
  6.24                                                                                               6.24
  6.25                                                                                               6.25
  6.26                                                                                               6.26
  6.27                                                                                               6.27
  6.28                                                                                               6.28
  6.29                                                                                               6.29
  6.30                                                                                               6.30
  6.31                                                                                               6.31
  6.32                                                                                               6.32
  6.33                                                                                               6.33
  6.34                                                                                               6.34
  6.35                                                                                               6.35
  6.36                                                                                               6.36
  6.37                                                                                               6.37
  6.38                                                                                               6.38
  6.39                                                                                               6.39
  6.40                                                                                               6.40

Mortgage  Loan
  Loan   Group
 Number  Number        Property Name                  Address              City      State Zip Code
-------- ------ ---------------------------- ------------------------- ------------- ----- --------
 6.41           Residence Inn - South        716 N Niles Avenue
                Bend, IN                                               South Bend     IN    46617
 6.42           Courtyard - Benton Harbor,   1592 Mall Drive           Benton
                MI                                                     Harbor         MI    49022
 6.43           Fairfield Inn & Suites -     2101 E Morthland Drive
                Valparaiso, IN                                         Valparaiso     IN    46383
   7       1    500-512 Seventh Avenue/(1)/  500 & 512 Seventh
                                             Avenue, 228 West 38th
                                             Street                    New York       NY    10018
   8       1    Newport Bluffs/(1)/          100 Vilaggio              Newport
                                                                       Beach          CA    92660
   9       1    Gateway Shopping Center      9607 Research Boulevard   Austin         TX    78759
  10       1    Embassy Suites -             900 10th Street, NW
                Washington, DC                                         Washington     DC    20001
  11       1    Westin - Falls Church, VA    7801 Leesburg Pike        Falls Church   VA    22043
  12       1    Brookfield Lakes Corporate   100,175,275,300,325 North
                Center                       Corporate Drive; 200,300
                                             North Patrick Boulevard;
                                             17775,17925 West
                                             Bluemound
                                             Road;17975,18000 West
                                             Sarah Lane;18500 West
                                             Corporate Drive           Brookfield     WI    53045
  13       1    The Willows Shopping         1975 Diamond Boulevard
                Center                                                 Concord        CA    94520
  14       1    Personality Pool/(4)/        Various                   San Francisco  CA   Various
 14.01          114 Powell Street            114 Powell Street         San Francisco  CA    94102
 14.02          440 Geary Street             440 Geary Street          San Francisco  CA    94102
 14.03          952 Sutter Street            952 Sutter Street         San Francisco  CA    94109
  15       1    Traders Point Retail         5900-6030 West
                Center/(3)/                  86th Street               Indianapolis   IN    46278
  16       2    Carefree Alexander           3949 West Alexander Road  North Las
                                                                       Vegas          NV    89032
  17       1    Lakeside Pool                Various                   Tucker         GA    30084
 17.01          1979 Lakeside                1979 Lakeside Parkway     Tucker         GA    30084
 17.02          1957 Lakeside                1957 Lakeside Parkway     Tucker         GA    30084
 17.03          1927 Lakeside                1927 Lakeside Parkway     Tucker         GA    30084
 17.04          1990 Lakeside                1990 Lakeside Parkway     Tucker         GA    30084
 17.05          1975 Lakeside                1975 Lakeside Parkway     Tucker         GA    30084
 17.06          1967 Lakeside                1967 Lakeside Parkway     Tucker         GA    30084
  18       1    ITC Crossing South           40 International Drive
                Shopping Center              South                     Flanders       NJ    07836
  19       1    Hotel Valencia -San Jose, CA 355 Santana Row           San Jose       CA    95128
  20       1    135 Crossways Park           135 Crossways Park Drive
                Drive/(5)/                                             Woodbury       NY    11797
  21       2    Charter Square               2860 Charter Boulevard    Troy           MI    48083
  22       1    Cross Island Plaza           1 Cross Island Plaza      Rosedale       NY    11422
  23       1    Lake Worth Towne             6580 Azle Avenue
                Crossing/(6)/                                          Lake Worth     TX    76135
  24       1    Windrose Place               425 Waldo Avenue          Pasadena       CA    91101
  25       1    Cypress Towne Center         25891 US Highway 290      Cypress        TX    77429
  26       1    Twinbrook Square             1800 Rockville Pike       Rockville      MD    20852
  27       1    Lorton Station Marketplace   9409-9469 Lorton Market
                                             Street                    Lorton         VA    22079
  28       2    Liberty Estates Apartments   2018 Cunningham Drive     Hampton        VA    23666
  29       1    Main Street Commons/(3)/     SEC Kirk Road & Main
                                             Street                    Saint Charles  IL    60174
  30       2    Carefree Pueblo              8600 Scholar Lane         Las Vegas      NV    89128
  31       1    Bellwood Pool                Various                   Woodbury       MN    55125
 31.01          City Centre East             1785-1815 Radio Drive     Woodbury       MN    55125
 31.02          City Centre Plaza            8300-8340 City Centre
                                             Drive                     Woodbury       MN    55125
 31.03          City Centre Shoppes          8470 City Centre Drive    Woodbury       MN    55125
 31.04          Valley Creek Commons         8380 City Centre Drive    Woodbury       MN    55125
 31.05          Valley Creek Professional    8360 City Centre Drive    Woodbury       MN    55125
 31.06          Centrewood Commons           8325 Centrewood Drive     Woodbury       MN    55125
  32       1    South Tryon Square           201 South Tryon Street    Charlotte      NC    28202
  33       2    Steeplechase at Adams        1338 Adams Farm
                Farm Apartments              Parkway                   Greensboro     NC    27407
  34       1    San Tan Corporate Center     3100 West Ray Road
                Two                                                    Chandler       AZ    85226
  35       1    San Fernando Value Square    12910-80 Foothill
                                             Boulevard                 San Fernando   CA    91342
  36       1    Market at Mill Run           3624 - 3830 Fishinger
                                             Boulevard                 Hilliard       OH    43026
  37       1    United Food Group Food       3425,3501 & 3520 East
                Processing Facility          Vernon Avenue             Vernon         CA    90058
  38       2    The Exchange at Denton       1201 Cleveland Street     Denton         TX    76201

               Cross
Mortgage Collateralized and                          General
  Loan    Cross Defaulted      Loan      Mortgage    Property   Specific Property  Original Loan    Cut-Off Date
 Number      Loan Flag        Purpose   Loan Seller    Type           Type          Balance ($)   Loan Balance ($)
-------- ------------------ ----------- ----------- ----------- ------------------ -------------- ----------------
 6.41                                               Hospitality   Extended Stay        992,450.52
 6.42                                               Hospitality      Limited
                                                                     Service           759,682.99
 6.43                                               Hospitality      Limited
                                                                     Service           663,360.75
   7                         Refinance   Wachovia     Office           CBD         137,500,000.00  136,918,271.49
   8                         Refinance   Wachovia   Multifamily    Conventional    132,000,000.00  132,000,000.00
   9                         Refinance    Nomura      Retail         Anchored       87,000,000.00   87,000,000.00
  10                         Refinance   Wachovia   Hospitality    Full Service     65,000,000.00   65,000,000.00
  11                        Acquisition  Wachovia   Hospitality    Full Service     64,000,000.00   64,000,000.00
  12                        Acquisition  Wachovia     Office         Suburban       60,563,000.00   60,563,000.00
  13                         Refinance   Wachovia     Retail         Anchored       56,000,000.00   56,000,000.00
  14                         Refinance    Nomura      Various        Various        54,000,000.00   54,000,000.00
 14.01                                               Mixed Use     Hospitality/
                                                                      Retail        33,000,000.00
 14.02                                               Mixed Use     Hospitality/
                                                                      Retail        14,500,000.00
 14.03                                              Hospitality   Extended Stay      6,500,000.00
  15                         Refinance   Wachovia     Retail         Anchored       48,000,000.00   48,000,000.00
  16                        Acquisition  Wachovia   Multifamily    Independent
                                                                      Living        43,969,000.00   43,969,000.00
  17                         Refinance   Wachovia     Office         Suburban       42,500,000.00   42,500,000.00
 17.01                                                Office         Suburban
 17.02                                                Office         Suburban
 17.03                                                Office         Suburban
 17.04                                                Office         Suburban
 17.05                                                Office         Suburban
 17.06                                                Office         Suburban
  18                        Acquisition  Wachovia     Retail         Anchored       41,795,000.00   41,795,000.00
  19                         Refinance   Wachovia   Hospitality    Full Service     36,500,000.00   36,500,000.00
  20                         Refinance   Artesia      Office         Suburban       28,000,000.00   28,000,000.00
  21          Michigan      Acquisition  Wachovia   Multifamily    Conventional
            Multifamily
             Portfolio                                                              28,000,000.00   28,000,000.00
  22                         Refinance    Nomura      Office         Suburban       27,000,000.00   26,956,666.21
  23                         Refinance    Nomura      Retail         Anchored       26,491,000.00   26,491,000.00
  24                         Refinance   Wachovia   Multifamily    Conventional     26,000,000.00   26,000,000.00
  25                        Acquisition  Wachovia     Retail         Anchored       25,650,000.00   25,650,000.00
  26                         Refinance   Wachovia     Retail        Unanchored      24,640,000.00   24,640,000.00
  27                        Acquisition  Wachovia     Retail         Anchored       24,375,000.00   24,375,000.00
  28      Intercontinental  Acquisition  Wachovia   Multifamily    Conventional
            Multifamily
             Portfolio                                                              24,120,000.00   24,120,000.00
  29                        Acquisition  Wachovia     Retail         Anchored       24,000,000.00   24,000,000.00
  30                        Acquisition  Wachovia   Multifamily    Independent
                                                                      Living        23,635,000.00   23,635,000.00
  31                         Refinance   Wachovia     Various        Various        23,300,000.00   23,300,000.00
 31.01                                                Retail        Unanchored
 31.02                                                Retail        Unanchored
 31.03                                                Retail        Unanchored
 31.04                                                Office         Medical
 31.05                                                Office         Medical
 31.06                                                Office         Medical
  32        South Tryon     Acquisition  Wachovia     Office           CBD
               Square
             Portfolio                                                              22,875,000.00   22,875,000.00
  33                        Acquisition  Wachovia   Multifamily    Conventional     21,450,000.00   21,450,000.00
  34          San Tan       Acquisition  Wachovia     Office         Suburban
             Portfolio                                                              21,000,000.00   21,000,000.00
  35                         Refinance   Wachovia     Retail         Anchored       20,500,000.00   20,500,000.00
  36                         Refinance   Wachovia     Retail          Shadow
                                                                     Anchored       20,120,000.00   20,120,000.00
  37                        Acquisition  Wachovia   Industrial  Manufacturing/Cold
                                                                     Storage        20,000,000.00   20,000,000.00
  38                        Acquisition  Wachovia   Multifamily      Student
                                                                     Housing        19,890,000.00   19,890,000.00

             % of
Mortgage  Aggregate   % of Aggregate  % of Aggregate                                  Maturity
  Loan   Cut-Off Date  Cut-Off Date    Cut-Off Date                                   Date or   Mortgage
 Number    Balance    Group 1 Balance Group 2 Balance Origination Date First Pay Date   ARD       Rate
-------- ------------ --------------- --------------- ---------------- -------------- -------- ---------
 6.41
 6.42
 6.43
   7         3.81%         4.61%                          07/07/06        08/11/06    07/11/16 5.7063636%
   8         3.67%         4.44%                          10/05/06        11/11/06    10/11/16    6.1040%
   9         2.42%         2.93%                          09/13/06        11/01/06    10/01/11    5.8900%
  10         1.81%         2.19%                          10/30/06        12/11/06    11/11/16    5.9300%
  11         1.78%         2.15%                          10/05/05        11/11/05    10/11/15    5.5100%
  12         1.68%         2.04%                          10/04/06        11/11/06    10/11/16    5.6100%
  13         1.56%         1.88%                          10/02/06        11/11/06    10/11/16    5.9000%
  14         1.50%         1.82%                          08/16/06        10/11/06    09/11/16    6.5500%
 14.01
 14.02
 14.03
  15         1.34%         1.62%                          09/22/06        11/11/06    10/11/16    5.8600%
  16         1.22%                         7.05%          07/19/06        09/11/06    08/11/11    6.3500%
  17         1.18%         1.43%                          09/19/06        11/11/06    10/11/16    6.0700%
 17.01
 17.02
 17.03
 17.04
 17.05
 17.06
  18         1.16%         1.41%                          09/28/06        11/11/06    10/11/16    5.8000%
  19         1.02%         1.23%                          08/04/06        09/11/06    08/11/16    6.2200%
  20         0.78%         0.94%                          10/06/06        11/11/06    10/11/16    6.1175%
  21         0.78%                         4.49%          06/29/06        08/11/06    07/11/16    6.0700%
  22         0.75%         0.91%                          08/10/06        09/11/06    08/11/16    6.5700%
  23         0.74%         0.89%                          08/28/06        10/11/06    09/11/11    5.1700%
  24         0.72%         0.87%                          10/11/06        11/11/06    10/11/16    6.0500%
  25         0.71%         0.86%                          08/30/06        10/11/06    09/11/16    6.0700%
  26         0.69%         0.83%                          08/29/06        10/11/06    09/11/11    6.2395%
  27         0.68%         0.82%                          09/22/06        11/11/06    10/11/16    5.6600%
  28         0.67%                         3.87%          09/01/06        10/11/06    09/11/11    5.9300%
  29         0.67%         0.81%                          08/10/06        09/11/06    08/11/16    6.1900%
  30         0.66%                         3.79%          07/19/06        09/11/06    08/11/11    6.3500%
  31         0.65%         0.78%                          09/28/06        11/11/06    10/11/16    6.0500%
 31.01
 31.02
 31.03
 31.04
 31.05
 31.06
  32         0.64%         0.77%                          08/31/06        10/11/06    09/11/16    6.1000%
  33         0.60%                         3.44%          08/09/06        09/11/06    08/11/16    6.2200%
  34         0.58%         0.71%                          09/28/06        11/11/06    10/11/16    5.8300%
  35         0.57%         0.69%                          08/23/06        10/11/06    09/11/16    6.2000%
  36         0.56%         0.68%                          08/11/06        09/11/06    08/11/16    6.3100%
  37         0.56%         0.67%                          10/04/06        12/01/06    11/01/16    6.0700%
  38         0.55%                         3.19%          09/26/06        11/11/06    10/11/16    6.3200%

                                                   Original    Remaining
Mortgage      Loan       Interest     Interest      Term to     Term to   Remaining  Original
  Loan   Administrative  Accrual   Accural Method Maturity or Maturity or IO Period Amort Term
 Number    Cost Rate      Method     During IO    ARD (Mos.)  ARD (Mos.)   (Mos.)     (Mos.)
-------- -------------- ---------- -------------- ----------- ----------- --------- ----------
 6.41
 6.42
 6.43
   7        0.02055%    Actual/360                    120         117                  300
   8        0.02055%      30/360       30/360         120         120        120        IO
   9        0.02055%    Actual/360   Actual/360        60          60         60        IO
  10        0.02055%    Actual/360   Actual/360       120         120         36       300
  11        0.02055%    Actual/360   Actual/360       120         108         72       300
  12        0.02055%    Actual/360   Actual/360       120         120         84       360
  13        0.02055%    Actual/360   Actual/360       120         120         60       360
  14        0.03055%    Actual/360   Actual/360       120         119         23       360
 14.01
 14.02
 14.03
  15        0.02055%    Actual/360   Actual/360       120         120         60       360
  16        0.02055%    Actual/360   Actual/360        60          58         58        IO
  17        0.02055%    Actual/360   Actual/360       120         120         60       360
 17.01
 17.02
 17.03
 17.04
 17.05
 17.06
  18        0.02055%    Actual/360   Actual/360       120         120        120        IO
  19        0.02055%    Actual/360   Actual/360       120         118         22       360
  20        0.02055%    Actual/360   Actual/360       120         120         60       360
  21        0.02055%    Actual/360   Actual/360       120         117         45       360
  22        0.02055%    Actual/360                    120         118                  360
  23        0.02055%      30/360       30/360          60          59         59        IO
  24        0.02055%    Actual/360   Actual/360       120         120        120        IO
  25        0.02055%    Actual/360   Actual/360       120         119        119        IO
  26        0.02055%    Actual/360   Actual/360        60          59         59        IO
  27        0.02055%    Actual/360   Actual/360       120         120        120        IO
  28        0.02055%    Actual/360   Actual/360        60          59         59        IO
  29        0.03055%    Actual/360   Actual/360       120         118         58       360
  30        0.02055%    Actual/360   Actual/360        60          58         58        IO
  31        0.03055%    Actual/360   Actual/360       120         120        120        IO
 31.01
 31.02
 31.03
 31.04
 31.05
 31.06
  32        0.02055%    Actual/360   Actual/360       120         119        119        IO
  33        0.02055%    Actual/360   Actual/360       120         118        118        IO
  34        0.02055%    Actual/360   Actual/360       120         120        120        IO
  35        0.02055%    Actual/360   Actual/360       120         119        119        IO
  36        0.02055%    Actual/360   Actual/360       120         118         34       360
  37        0.02055%    Actual/360                    120         120                  360
  38        0.02055%    Actual/360   Actual/360       120         120        120        IO

         Remaining
Mortgage   Amort     Monthly    Maturity Date or
  Loan     Term        P&I        ARD Balloon                                        Appraised   Mortgage
 Number   (Mos.)   Payments ($)   Balance ($)    ARD Loan Prepayment Provisions      Value ($)  Loan Number
-------- --------- ------------ ---------------- -------- ------------------------- ----------- -----------
 6.41                                                                                 5,700,000    6.41
 6.42                                                                                 6,600,000    6.42
 6.43                                                                                 3,200,000    6.43
   7        297     861,399.20   105,443,463.68     N     L(27),D(89),O(4)          400,000,000      7
   8                                                      GRTR1%orYM(116),O(4) or
             IO             IO   132,000,000.00     N     L(24),D(92),O(4)          371,900,000      8
   9         IO             IO    87,000,000.00     N     L(24),D(26),O(10)         131,000,000      9
  10        300     416,019.00    55,611,546.29     N     L(24),D(93),O(3)           98,600,000     10
  11        300     393,398.29    60,268,381.24     N     L(36),D(81),O(3)           96,000,000     11
  12        360     348,061.44    58,184,145.31     N     L(24),D(92),O(4)           80,500,000     12
  13        360     332,156.44    52,324,790.04     N     GRTR1%orYM(113),O(7)       83,500,000     13
  14        360     343,094.32    48,432,247.26     N     L(25),D(92),O(3)           81,900,000     14
 14.01                                                                               50,400,000    14.01
 14.02                                                                               19,600,000    14.02
 14.03                                                                               11,900,000    14.03
  15        360     283,478.13    44,825,468.76     N     L(24),D(93),O(3)           60,000,000     15
  16         IO             IO    43,969,000.00     N     L(2),GRTR1%orYM(49),O(9)   57,450,000     16
  17        360     256,724.80    39,801,324.10     N     L(24),D(93),O(3)           56,780,000     17
 17.01                                                                               25,000,000    17.01
 17.02                                                                                8,410,000    17.02
 17.03                                                                                8,040,000    17.03
 17.04                                                                                5,880,000    17.04
 17.05                                                                                5,170,000    17.05
 17.06                                                                                4,280,000    17.06
  18         IO             IO    41,795,000.00     Y     L(24),GRTR1%orYM(93),O(3)  64,000,000     18
  19        360     224,025.09    32,506,603.73     N     L(26),D(90),O(4)           55,100,000     19
  20        360     169,995.17    26,238,510.58     N     L(24),D(91),O(5)           35,400,000     20
  21        360     169,136.34    25,795,069.28     N     L(27),D(89),O(4)           35,100,000     21
  22        358     171,903.22    23,277,772.99     N     L(26),D(91),O(3)           40,500,000     22
  23         IO             IO    26,491,000.00     N     L(37),GRTR1%orYM(19),O(4)  45,000,000     23
  24         IO             IO    26,000,000.00     N     L(24),D(93),O(3)           35,500,000     24
  25         IO             IO    25,650,000.00     N     L(25),D(91),O(4)           39,155,000     25
  26         IO             IO    24,640,000.00     N     L(25),D(31),O(4)           31,500,000     26
  27         IO             IO    24,375,000.00     N     L(24),GRTR1%orYM(92),O(4)  36,650,000     27
  28         IO             IO    24,120,000.00     N     L(11),GRTR1%orYM(42),O(7)  30,150,000     28
  29        360     146,836.85    22,511,719.83     N     L(26),D(91),O(3)           35,600,000     29
  30         IO             IO    23,635,000.00     N     L(2),GRTR1%orYM(49),O(9)   30,600,000     30
  31         IO             IO    23,300,000.00     N     L(24),D(92),O(4)           29,460,000     31
 31.01                                                                               11,360,000    31.01
 31.02                                                                                7,420,000    31.02
 31.03                                                                                3,970,000    31.03
 31.04                                                                                2,730,000    31.04
 31.05                                                                                2,090,000    31.05
 31.06                                                                                1,890,000    31.06
  32         IO             IO    22,875,000.00     N     L(25),D(92),O(3)           48,500,000     32
  33         IO             IO    21,450,000.00     N     GRTR1%orYM(117),O(3)       27,000,000     33
  34         IO             IO    21,000,000.00     N     GRTR1%orYM(116),O(4)       32,200,000     34
  35         IO             IO    20,500,000.00     N     GRTR1%orYM(116),O(4)       33,100,000     35
  36        360     124,668.51    18,290,336.14     N     L(26),D(91),O(3)           25,150,000     36
  37        360     120,811.67    16,996,457.28     N     L(24),D(93),O(3)           25,000,000     37
  38         IO             IO    19,890,000.00     Y     L(24),GRTR1%orYM(93),O(3)  30,600,000     38

                                 Cut-Off   LTV
Mortgage Mortgage                 Date   Ratio at
  Loan     Loan   Appraisal DSCR   LTV   Maturity   Year      Year
 Number   Number    Date    (x)   Ratio   or ARD    Built   Renovated
-------- -------- --------- ---- ------- -------- --------- ---------
 6.41     6.41    06/01/08                          1988
 6.42     6.42    06/01/08                          1988
 6.43     6.43    06/01/09                          1996      2006
   7        7     06/01/06  1.17  68.46%  52.72%    1921      2000
   8        8     07/26/06  1.35  70.99%  70.99%    1999
   9        9     08/22/06  1.34  66.41%  66.41%    1993
  10       10     03/01/06  1.44  65.92%  56.40%    2005
  11       11     05/26/06  1.37  66.67%  62.78%    1979      2006
  12       12     08/07/06  1.33  75.23%  72.28%  1984-1999 1992-2004
  13       13     08/30/06  1.24  67.07%  62.66%    1977
  14       14      Various  1.14  65.93%  59.14%   Various   Various
 14.01    14.01   07/17/06                          1908      2005
 14.02    14.02   07/17/06                          1912      1990
 14.03    14.03   08/03/06                          1910      1995
  15       15     08/01/07  1.20  80.00%  74.71%    2003
  16       16     06/13/06  1.22  76.53%  76.53%    2002
  17       17     08/11/06  1.22  74.85%  70.10%   Various
 17.01    17.01   08/11/06                          1990
 17.02    17.02   08/11/06                          1985
 17.03    17.03   08/11/06                          1984
 17.04    17.04   08/11/06                          1985
 17.05    17.05   08/11/06                          1986
 17.06    17.06   08/11/06                          1985
  18       18     02/15/06  1.63  65.30%  65.30%    2002
  19       19     04/17/06  1.50  66.24%  59.00%    2003
  20       20     07/11/06  1.22  79.10%  74.12%    2005
  21       21     05/30/06  1.34  79.77%  73.49%    1967      1999
  22       22     02/15/06  1.40  66.56%  57.48%    1982
  23       23     06/14/06  2.01  58.87%  58.87%    2005
  24       24     08/10/06  1.38  73.24%  73.24%    1988
  25       25     07/06/06  1.36  65.51%  65.51%    2005
  26       26     07/19/06  1.23  78.22%  78.22%    1954      1995
  27       27     08/01/06  1.60  66.51%  66.51%    2006
  28       28     08/11/06  1.54  80.00%  80.00%    1964
  29       29     01/01/07  1.21  67.42%  63.24%    2000
  30       30     06/13/06  1.20  77.24%  77.24%    2000
  31       31     08/08/06  1.36  79.09%  79.09%   Various
 31.01    31.01   08/08/06                          1998
 31.02    31.02   08/08/06                          1995
 31.03    31.03   08/08/06                          1990
 31.04    31.04   08/08/06                          1997
 31.05    31.05   08/08/06                          1996
 31.06    31.06   08/08/06                          1989
  32       32     08/03/06  2.12  47.16%  47.16%    1960      1999
  33       33     06/19/06  1.39  79.44%  79.44%    1992
  34       34     04/10/06  1.49  65.22%  65.22%    2003
  35       35     06/25/06  1.57  61.93%  61.93%    1987
  36       36     12/01/06  1.20  80.00%  72.72%    1988
  37       37     08/07/06  1.25  80.00%  67.99%    1941      2004
  38       38     07/17/06  1.67  65.00%  65.00%    2005

                            Cut-Off
Mortgage                   Date Loan            Occupancy
  Loan   Number of Unit of Amount Per Occupancy  "as of"                          Most Recent
 Number    Units   Measure (Unit) ($)   Rate      Date      Most Recent Period    Revenues ($)
-------- --------- ------- ---------- --------- --------- ----------------------- ------------
 6.41       80      Rooms               78.99%  04/30/06       T-12 4/30/06         2,128,922
 6.42       98      Rooms               53.74%  04/30/06       T-12 4/30/06         1,687,557
 6.43       63      Rooms               57.37%  04/30/06       T-12 4/30/06           935,362
   7     1,169,647 Sq. Ft.     234.12   95.73%  06/01/06           2005            34,194,701
   8       1,052    Units  250,950.57   94.30%  09/25/06        T-12 8/2006        26,640,962
   9      476,934  Sq. Ft.     182.42  100.00%  08/10/06  T 12 Through 6/30/2006   10,951,047
  10        384     Rooms  169,270.83   72.25%  08/31/06        T6Thru 8/06        27,015,362
  11        405     Rooms  158,024.69   52.17%  07/31/06       TTM 7/31/2006       13,616,230
  12      506,719  Sq. Ft.     119.52   89.17%  09/18/06           2005             9,368,826
  13      261,339  Sq. Ft.     214.28   97.92%  08/16/06           2005             5,930,031
  14      Various  Various     349.53   68.98%  08/31/06  T 12 Through 8/31/2006   10,116,867
 14.01    56,064   Sq. Ft.              66.59%  08/31/06  T 12 Through 8/31/2006    5,105,442
 14.02    56,064   Sq. Ft.              64.47%  08/31/06  T 12 Through 8/31/2006    3,861,536
 14.03      57      Rooms               78.10%  08/31/06  T 12 Through 8/31/2006    1,149,888
  15      331,408  Sq. Ft.     144.84   95.63%  09/01/06
  16        472     Units   93,154.66   97.03%  06/08/06   T-12 ending June 2006    4,916,378
  17      511,576  Sq. Ft.      83.08   85.26%  08/01/06      T12 Ending 6/06       6,577,276
 17.01    200,436  Sq. Ft.              91.23%  08/01/06      T12 Ending 6/06       3,188,221
 17.02    87,425   Sq. Ft.              76.25%  08/01/06      T12 Ending 6/06         858,409
 17.03    58,365   Sq. Ft.             100.00%  08/01/06      T12 Ending 6/06         810,742
 17.04    60,708   Sq. Ft.              73.11%  08/01/06      T12 Ending 6/06         792,174
 17.05    54,485   Sq. Ft.              82.70%  08/01/06      T12 Ending 6/06         699,304
 17.06    50,157   Sq. Ft.              77.47%  08/01/06      T12 Ending 6/06         228,426
  18      372,730  Sq. Ft.     112.13   98.66%  07/31/06
  19        211     Rooms  172,985.78   80.59%  06/30/06       TTM 06/30/06        17,070,849
  20      121,631  Sq. Ft.     230.20   89.56%  09/01/06  Trailing 12 (6/05-5/06)      88,611
  21        492     Units   56,910.57   94.51%  06/22/06     T-12 Thru 5/31/06      5,020,235
  22      221,758  Sq. Ft.     121.56   96.61%  12/31/05  T 12 Through 1/31/2006    5,721,692
  23      214,537  Sq. Ft.     123.48  100.00%  08/23/06
  24        134     Units  194,029.85   88.06%  07/31/06        2006 1Q Ann         2,971,956
  25      207,684  Sq. Ft.     123.50   91.48%  08/24/06
  26      92,986   Sq. Ft.     264.99  100.00%  08/01/06      1/06-6/06 Ann.        2,183,708
  27      132,445  Sq. Ft.     184.04  100.00%  10/02/06
  28        580     Units   41,586.21   96.90%  07/11/06           T-12             5,078,057
  29      171,648  Sq. Ft.     139.82   94.46%  08/01/06           2005             2,758,507
  30        242     Units   97,665.29   93.80%  06/08/06   T-12 ending June 2006    2,706,634
  31      145,724  Sq. Ft.     159.89   90.87%  08/01/06           2005             3,280,634
 31.01    55,710   Sq. Ft.              97.65%  08/01/06           2005             1,152,762
 31.02    32,047   Sq. Ft.              73.14%  08/01/06           2005               726,356
 31.03    17,648   Sq. Ft.             100.00%  08/01/06           2005               409,952
 31.04    16,338   Sq. Ft.             100.00%  08/01/06           2005               383,972
 31.05    13,104   Sq. Ft.              74.15%  08/01/06           2005               310,800
 31.06    10,877   Sq. Ft.             100.00%  08/01/06           2005               296,792
  32      236,697  Sq. Ft.      96.64   94.57%  08/31/06           2005             5,122,055
  33        420     Units   51,071.43   95.24%  06/07/06        TTM - 6/06          3,064,376
  34      133,503  Sq. Ft.     157.30  100.00%  08/01/06           2005             2,331,548
  35      131,061  Sq. Ft.     156.42  100.00%  06/30/06           2005             2,731,625
  36      146,173  Sq. Ft.     137.65   99.49%  06/30/06
  37      164,826  Sq. Ft.     121.34  100.00%  08/07/06
  38        228     Units   87,236.84   99.71%  08/15/06      T-12 Jul/06 Ann       3,821,336

Mortgage                                                                  UW Net    UW Net
  Loan   Most Recent  Most Recent Most Recent      UW           UW      Operating  Cash Flow
 Number  Expenses ($)   NOI ($)     NCF ($)   Revenues ($) Expenses ($) Income ($)    ($)
-------- ------------ ----------- ----------- ------------ ------------ ---------- ----------
 6.41      1,555,715     573,207     466,761    2,128,922    1,555,715     573,207    466,761
 6.42      1,364,606     322,951     255,449    1,687,557    1,364,606     322,951    255,449
 6.43        733,757     201,605     164,191    1,070,177      808,544     261,633    218,825
   7      12,917,250  21,277,451  21,043,522   39,572,738   13,822,539  25,750,198 24,113,629
   8       6,829,967  19,810,995  19,573,243   28,343,179    6,324,731  22,018,448 21,780,696
   9       3,637,249   7,313,798   7,313,798   10,712,728    3,494,987   7,217,742  6,947,061
  10      20,625,274   6,390,088   5,309,474   29,160,394   20,474,430   8,685,965  7,181,288
  11       9,233,362   4,382,868   3,838,219   19,751,625   12,513,846   7,237,779  6,447,714
  12       3,500,621   5,868,205   5,761,794    9,556,127    3,620,498   5,935,629  5,555,442
  13       1,816,011   4,114,020   4,087,886    7,259,886    2,015,451   5,244,435  4,947,475
  14       5,259,188   4,857,678   4,857,678   10,216,143    5,379,000   4,837,143  4,677,253
 14.01     2,159,317   2,946,126   2,946,126    5,046,794    2,280,531   2,766,263  2,704,178
 14.02     2,452,665   1,408,871   1,408,871    3,981,742    2,474,625   1,507,117  1,434,575
 14.03       647,206     502,682     502,682    1,187,607      623,844     563,762    538,500
  15                                            5,429,187    1,279,273   4,149,915  4,066,064
  16       1,855,690   3,060,688   2,989,888    5,275,578    1,791,618   3,483,960  3,413,160
  17       3,091,763   3,485,513   3,325,669    7,275,164    3,066,599   4,208,566  3,763,875
 17.01     1,390,168   1,798,053   1,784,022    3,489,924    1,416,140   2,073,784  1,911,516
 17.02       452,047     406,362     352,159      948,346      440,756     507,590    407,856
 17.03       300,833     509,909     475,474      869,151      283,820     585,331    550,896
 17.04       379,979     412,195     401,875      763,456      354,713     408,743    364,514
 17.05       291,445     407,859     392,603      700,923      298,380     402,543    355,295
 17.06       277,291     -48,865     -80,464      503,364      272,790     230,574    173,798
  18                                            5,892,128    1,796,514   4,095,614  3,942,814
  19      11,990,266   5,080,583   4,576,990   17,193,531   12,504,199   4,689,332  4,042,220
  20         467,805    -379,194    -379,194    3,101,727      661,910   2,439,817  2,315,473
  21       2,186,802   2,833,433   2,710,433    5,069,002    2,221,188   2,847,814  2,724,814
  22       2,738,955   2,982,737   2,982,737    5,721,990    2,629,560   3,092,430  2,896,140
  23                                            4,465,960    1,558,933   2,907,027  2,747,370
  24         748,836   2,223,120   2,189,620    2,932,119      735,741   2,221,963  2,175,599
  25                                            3,194,817      943,414   2,251,404  2,112,459
  26         247,070   1,936,638   1,927,339    2,455,568      474,560   1,981,008  1,895,806
  27                                            3,013,989      765,008   2,248,982  2,205,276
  28       2,793,296   2,284,761   2,139,929    5,107,371    2,764,615   2,342,757  2,197,925
  29         700,905   2,057,602   2,038,721    3,052,595      816,609   2,235,986  2,135,581
  30         975,209   1,731,425   1,695,125    2,856,953    1,014,194   1,842,759  1,806,459
  31       1,325,139   1,955,495   1,934,872    3,321,166    1,294,107   2,027,059  1,919,044
 31.01       475,351     677,411     671,840    1,249,592      467,869     781,723    743,794
 31.02       285,369     440,987     436,821      781,584      280,306     501,278    483,514
 31.03       139,046     270,905     267,552      400,451      134,563     265,888    254,307
 31.04       170,744     213,228     209,797      382,236      166,830     215,405    194,844
 31.05       130,848     179,952     176,939      233,820      124,657     109,163     97,623
 31.06       123,782     173,010     171,922      273,484      119,881     153,603    144,961
  32       1,840,117   3,281,938   3,258,638    5,196,797    1,935,467   3,261,330  2,962,693
  33       1,510,752   1,553,624   1,448,624    3,348,126    1,394,427   1,953,699  1,848,699
  34       1,043,842   1,287,706   1,274,356    3,002,250    1,026,946   1,975,304  1,826,947
  35         731,101   2,000,524   1,987,418    2,829,305      739,400   2,089,905  1,998,341
  36                                            2,670,228      800,251   1,869,977  1,796,250
  37                                            1,898,796       56,964   1,841,832  1,808,866
  38       1,642,504   2,178,832   2,115,030    3,961,444    1,794,472   2,166,972  2,103,170

                                                                          2nd
                                Largest                           2nd   Largest
Mortgage                Largest Tenant    Largest               Largest Tenant
Loan     Largest Tenant Tenant   % of     Tenant   2nd Largest  Tenant   % of
Number        Name      Sq. Ft.   NRA    Exp. Date Tenant Name  Sq. Ft.   NRA
-------- -------------- ------- -------  --------- ------------ ------- -------
 6.41
 6.42
 6.43
 7       Target          99,700    8.52% 03/31/15  The New       82,822    7.08%
         Corporation                               York Times
                                                   Company
 8
 9       Star            84,779   17.78% 07/31/10  Regal         66,918   14.03%
         Furniture                                 Cinema
 10
 11
 12      Fiserv          33,575    6.63% 09/30/10  General       32,160    6.35%
                                                   Casualty
                                                   Company
 13      REI             29,486   11.28% 05/06/08  CompUSA,      26,000    9.95%
                                                   Inc.
 14      Various        Various Various   Various  Various      Various Various
 14.01   Tad's            4,093    7.30% 12/31/10  The Body       1,443    2.57%
         Restaurant                                Shop
 14.02   Resmex           3,500    6.24% 09/15/14  Starbucks      1,215    2.17%
         Partners                                  Corporation
 14.03
 15      Marsh           67,902   20.49% 11/30/24  Dick's        65,000   19.61%
         Supermarket                               Sporting
                                                   Goods
 16
 17      Various        Various Various   Various  Various      Various Various
 17.01   Amec E&C        73,887   36.86% Multiple  WM. Page      18,543    9.25%
         Services,                         Spaces  &
         Inc.                                      Associates,
                                                   Inc.
 17.02   Laboratory      33,984   38.87% 12/31/09  Perimeter     13,167   15.06%
         Corp of                                   East
         America                                   Partners
         Holdings                                  LLC
 17.03   Le Cordon       58,365  100.00% 11/30/18
         Bleu College
 17.04   Global Link     17,122   28.20% 10/31/11  Amedisys       5,883    9.69%
         Logistics,                                Georgia,
         Inc.                                      LLC
 17.05   Progressive     16,036   29.43% 08/31/07  Board of      14,784   27.13%
         Casualty                                  Rg
         Insurance                                 University
                                                   System
 17.06   Financial       27,237   54.30% 04/30/11  Healthcare    10,362   20.66%
         Asset Mgmt                                for Kids
         Systems
 18      Lowe's         135,039   36.23% 03/14/22  Babies "R"    37,961   10.18%
                                                   Us
 19
 20      Sterling &      40,347   33.17% 12/31/21  Kaufman,      18,413   15.14%
         Sterling, Inc.                            Schneider
                                                   and Bianco
 21
 22      INS             36,790   16.59% 06/30/15  Verizon       24,105   10.87%
 23      Hobby           55,000   25.64% 06/30/20  Circuit City  34,106   15.90%
         Lobby
 24
 25      TJ Maxx         32,000   15.41% 07/31/15  Ross Dress    30,187   14.54%
                                                   for Less
 26      Scan            40,000   43.02% 11/30/11  Bassett       24,280   26.11%
         International                             Furniture
         Furniture                                 Industries,
                                                   Inc.
 27      Shoppers        63,000   47.57% 05/06/26  Advanced      15,350   11.59%
         Food                                      Design
                                                   Group
 28
 29      Stein Mart      34,000   19.81% 11/30/15  Border's      24,893   14.50%
 30
 31      Various        Various Various   Various  Various      Various Various
 31.01   Memory          10,653   19.12% 01/31/08  Cellars        8,383   15.05%
         Mania                                     Wines and
                                                   Spirits
 31.02   Family           9,226   28.79% 10/31/16  Kinko's        7,000   21.84%
         Achievement                               Fed Ex
         Center
 31.03   Hirshfield's     6,543   37.08% 11/19/10  Von            2,728   15.46%
                                                   Hansen's
                                                   Meats
 31.04   Cardinal         6,852   41.94% 08/31/07  Center for     3,036   18.58%
         Stritch                                   Diagnostic
                                                   Imaging
 31.05   Summit           2,719   20.75% 10/31/09  Meshbesher     2,560   19.54%
         Orthopaedics                              and Spence
 31.06   Minn Health      8,360   76.86% 05/31/09  Don            2,517   23.14%
                                                   Johnson
                                                   DDS
 32      Wachovia        97,381   41.14% Multiple  Greer &       13,067    5.52%
                                           Spaces  Walker,
                                                   LLP
 33
 34      Isola USA       23,284   17.44% 05/31/10  Progressive   17,516   13.12%
         Corporation                               Casualty
                                                   Insurance
 35      Sam's Club     106,911   81.57% 11/01/06  McDonalds      5,400    4.12%
 36      Starplex        35,299   24.15% 05/31/15  Life Style    22,902   15.67%
         Holdings LP                               Family
                                                   Fitness
 37      United Food    164,826  100.00% 07/31/21
         Group
 38

                                                                               Largest
                                                                              Affiliated
                                           3rd                               Sponsor Flag
            2nd                    3rd   Largest     3rd              ((greater than) than 4% of
Mortgage  Largest                Largest Tenant    Largest                    Pool, Loan         Mortgage
  Loan    Tenant    3rd Largest  Tenant   % of     Tenant                     Group 1 or           Loan
 Number  Exp. Date  Tenant Name  Sq. Ft.   NRA    Exp. Date  Lockbox        Loan Group 2)         Number
-------- --------- ------------  ------- -------  --------- --------- -------------------------- --------
 6.41                                                                                             6.41
 6.42                                                                                             6.42
 6.43                                                                                             6.43
 7       11/30/15  iVillage,      56,668    4.84% 04/30/15  Day 1           Jacob Chetrit,        7
                   Inc.                                                     Joseph
                                                                            Moinian,
                                                                            Edward J.
                                                                            Minskoff
                                                                            Equities, Inc.
 8                                                                          The Irvine            8
                                                                            Company
 9       11/30/31  Best Buy       46,798    9.81% 01/31/12  Day 1                                 9
 10                                                                                               10
 11                                                                                               11
 12      10/31/09  Hydrite        26,257    5.18% 12/31/12  Springing                             12
                   Chemical
                   Company
 13      10/31/11  Gap, Inc.      25,000    9.57% 03/31/11                                        13
 14      Various   Various       Various Various  Various   Day 1                                 14
 14.01   05/31/16  Bankok          1,100    1.96% 05/31/09                                        14.01
                   Noodles
 14.02   06/30/07                                                                                 14.02
 14.03                                                                                            14.03
 15      01/31/20  Kerasotes      41,347   12.48% 12/31/24                                        15
                   Theatres
                   (Ground
                   Lease)
 16                                                         Day 1                                 16
 17      Various   Various       Various Various  Various   Day 1                                 17
 17.01   03/31/13  Presidental    17,699    8.83% 03/31/13                                        17.01
                   Financial
                   Corp.
 17.02   09/30/11  DeKalb          9,304   10.64% 12/31/10                                        17.02
                   Convention
                   & Visitors
 17.03                                                                                            17.03
 17.04   12/31/09  Craig R.        4,672    7.70% 06/30/10                                        17.04
                   Goodman
                   Law Office
 17.05   06/30/07  Washington     14,240   26.14% 10/31/11                                        17.05
                   Mutal Bank,
                   FA
 17.06   08/31/11  AMEC E&C        1,260    2.51% 03/31/16                                        17.06
                   Services,
                   Inc.
 18      01/31/19  Bed Bath &     30,026    8.06% 01/31/13  Day 1                                 18
                   Beyond
 19                                                         Day 1                                 19
 20      Multiple  Mortgage       15,665   12.88% 06/30/14                                        20
         Spaces    Line
                   Financial
 21                                                         Day 1           Lightstone            21
                                                                            Holdings,
                                                                            LLC
 22      05/31/10  Empire City    10,169    4.59% 03/15/12  Day 1                                 22
                   Subway Co.
 23      01/31/21  Ross Dress     30,187   14.07% 01/31/16                                        23
                   for Less
 24                                                                                               24
 25      01/31/16  Bed Bath       30,049   14.47% 01/31/16  Springing                             25
                   and Beyond
 26      07/31/07  Ethan Allen    17,000   18.28% 11/30/10  Springing                             26
                   Interiors,
                   Inc.
 27      10/31/16  Minnieland      6,505    4.91% 09/06/16                                        27
 28                                                                                               28
 29      01/31/21  Office         24,716   14.40% 12/31/15  Springing                             29
                   Depot
 30                                                         Day 1           Orion                 30
                                                                            Residential
                                                                            LLC
 31      Various   Various       Various Various  Various                                         31
 31.01   09/30/10  Acapulco        5,295    9.50% 11/30/15                                        31.01
                   Mexican
                   Restaurant
 31.02   01/31/11  Bruegger's      2,413    7.53% 12/31/10                                        31.02
                   Bagels
 31.03   02/28/09  Kelley          2,228   12.62% 11/30/07                                        31.03
                   Gallery
 31.04   02/28/09  Dr.             1,869   11.44% 11/30/07                                        31.04
                   Montgomery
 31.05   08/31/11  Woodbury        2,347   17.91% 12/31/08                                        31.05
                   OB & GYN
 31.06   12/31/16                                                                                 31.06
 32      Multiple  Nexson         12,485    5.27% 02/28/07                                        32
         Spaces    Pruet Jacobs
                   & Pollard
 33                                                                         Steven D.             33
                                                                            Bell &
                                                                            Company;
                                                                            Wachovia
                                                                            Development
                                                                            Corporation
 34      12/31/09  CMX, LLC       11,595    8.69% 05/31/10  Springing                             34
 35      12/18/07  Radio Shack     2,500    1.91% 08/31/06                                        35
 36      11/30/21  United Art     18,297   12.52% 06/30/16                                        36
                   & Education
 37                                                         Springing                             37
 38                                                         Day 1                                 38

Mortgage
  Loan   Loan Group
 Number    Number         Property Name                 Address             City     State Zip Code
-------- ---------- -------------------------- ------------------------- ----------- ----- --------
  39         1      Bryant Square              308 South Bryant Avenue   Edmond       OK    73034
  40         2      Willina Ranch Apartments   15515 Juanita-Woodinville Bothell      WA    98011
                                               Way
  41         2      Chatham Court and          7815 & 7825 McCallum      Dallas       TX    75252
                    Reflections at Chatham     Boulevard
                    Court Apartments
  42         1      Charles River Place        63 Kendrick Street        Needham      MA    02494
  43         1      San Tan Corporate Center   3200 West Ray Road        Chandler     AZ    85226
                    One
  44         1      Matrix Financial Center    700 17th Street           Denver       CO    80202
  45         2      Laurel Pines Apartments    14601 Bowie Road          Laurel       MD    20708
  46         2      Club Wildwood              7700 Parkway Boulevard    Hudson       FL    34667
  47         1      Hughes Plaza West          10100 West Charleston     Las Vegas    NV    89135
                                               Boulevard
  48         1      Apple Valley Square        Cedar Avenue (US 77) &    Saint Paul   MN    55124
                                               County Road 42
  49         1      Gateway Center             15 Park Row West          Providence   RI    02903
  50         1      Renaissance Commons/(3)/   1750-1790 North Congress  Boynton      FL    33426
                                               Avenue                    Beach
  51         2      Las Palmas I,II,III        160 North Linden, 1621-   Rialto       CA    92376
                    Apartments                 1680 West Rialto Avenue
  52         2      Pebble Brook Village       5475 Winding River Road   Noblesville  IN    46062
  53         2      Groves at Las Cruces       320 East Union Avenue     Las Cruces   NM    88001
  54         2      Ambassador Inn             2100 West Commonwealth    Fullerton    CA    92833
                    Apartments                 Avenue
  55         1      Victor Valley Town Center  12133, 12209 & 12249      Victorville  CA    92395
                                               Hesperia Road; 17080,
                                               17100, 17140, 17150 &
                                               17180 Bear Valley Road
  56         2      The Grove at Carrollton    919 Lovvorn Road          Carrollton   GA    30117
                    Apartments
  57         1      Inverness Commons/(5)(7)/  5416 East Baseline Road   Mesa and     AZ    85234
                                               & 5222 East Baseline      Gilbert
                                               Road
  58         1      Marketplace Retail &       110 2nd Street South      Waite Park   MN    56387
                    Office Center/(5)/
  59         2      Lake Brandt Apartments     2403 Lake Brandt Place    Greensboro   NC    27455
  60         1      Four Seasons MHP/(8)/      13225 101st Street        Largo        FL    33773
  61         1      Black Mountain Market      61, 72, 76 & 81 West      Henderson    NV    89012
                    Place/(3)(5)/              Horizon Ridge Parkway
  62         1      515 Union Boulevard        515 Union Boulevard       Totowa       NJ    07512
  63         1      Howe Corporate Center/(3)/ 2031 -2033 Howe Avenue    Sacramento   CA    95825
  64         1      Pointe West/(8)/           12651 Seminole Boulevard  Largo        FL    33778
  65         1      Extra Space Storage -      11850 Parklawn Drive      Rockville    MD    20852
                    Rockville, MD
  66         2      Deep River Pointe          3971 River Pointe Place   High Point   NC    27265
                    Apartments
  67         1      Hoover Commons             1615 Montgomery           Hoover       AL    35216
                                               Highway
  68         1      Lionville Shopping Center  168 Eagleview Boulevard   Uwchlan      PA    19341
                                                                         Township
  69         2      Carefree Sandhill          210 South Sandhill Road   Las Vegas    NV    89121
  70         1      AB Mar Valley Court        3601 Thirlane Road        Roanoke      VA    24019
                    Office Building
  71         2      Westlakes Villas           1455 Cable Ranch Road     San          TX    78245
                    Apartments                                           Antonio
  72         2      Carefree Eastern           4330 South Eastern        Paradise     NV    89119
                                               Avenue
  73         2      Park Circle Apartments     1830 East Avenue J-4      Lancaster    CA    93535
  74         1      South Tryon Parking        237 South Tryon Street    Charlotte    NC    28202
                    Structure
  75         1      Brentwood Medical Office   350 John Muir Parkway     Brentwood    CA    94513
  76         2      Country Club Apartments    7491 East Furnace Branch  Glen         MD    21060
                                               Road                      Burnie
  77         1      Vista Pool                 Various                   Vista        CA    92081
 77.01              1125 Joshua Way            1125 Joshua Way           Vista        CA    92081
 77.02              1385 Park Center Drive     1385 Park Center Drive    Vista        CA    92081
 77.03              2641 La Mirada             2641 La Mirada            Vista        CA    92081
 77.04              2651 La Mirada Drive       2651 La Mirada Drive      Vista        CA    92081
  78         1      Lake City Commons          5656 Jonesboro Road       Morrow       GA    30260
  79         1      Residence Inn - Norman,    2681 Jefferson Street     Norman       OK    73072
                    OK
  80         1      Hunter's Ridge Shopping    300 South Hamilton Road   Gahanna      OH    43230
                    Center
  81         1      141 Parkway Road           141 Parkway Road          Bronxville   NY    10708
  82         2      Victoria Point Apartments  2302-2334 West John       Champaign    IL    61821
                                               Street
  83         1      300 Park Place             300 Park Place Boulevard  Clearwater   FL    33759
  84         2      Spring Valley Club         2121 Harrison Avenue      Panama       FL    32405
                    Apartments                                           City

            Cross Collateralized and
 Mortgage   Cross Defaulted Loan                                       General Property Specific Property Original Loan
Loan Number Flag                     Loan Purpose Mortgage Loan Seller       Type             Type         Balance ($)
----------- ------------------------ ------------ -------------------- ---------------- ----------------- -------------
    39                               Acquisition        Wachovia           Retail           Anchored      19,500,000.00
    40                                Refinance         Wachovia         Multifamily      Conventional    19,400,000.00
    41                               Acquisition        Wachovia         Multifamily      Conventional    18,937,500.00
    42                                Refinance         Wachovia           Office           Suburban      18,000,000.00
    43         San Tan Portfolio     Acquisition        Wachovia           Office           Suburban      18,000,000.00
    44                                Refinance          Nomura            Office              CBD        17,600,000.00
    45         Intercontinental      Acquisition        Wachovia         Multifamily      Conventional
               Multifamily
               Portfolio                                                                                  17,180,000.00
    46         Club Wildwood &       Acquisition         Nomura            Mobile          Mobile Home
               Four Seasons                                               Home Park           Park
               Portfolio                                                                                  17,000,000.00
    47                                Refinance         Wachovia           Office           Suburban      16,800,000.00
    48                               Acquisition        Wachovia           Retail           Anchored      16,000,000.00
    49                               Acquisition        Wachovia           Office              CBD        16,000,000.00
    50                                Refinance         Wachovia          Mixed Use          Retail/
                                                                                           Multifamily    15,750,000.00
    51         Jogani Portfolio 1     Refinance          Nomura          Multifamily      Conventional    15,553,000.00
    52                                Refinance         Wachovia         Multifamily      Conventional    15,472,000.00
    53                                Refinance         Wachovia         Multifamily         Student
                                                                                             Housing      15,140,000.00
    54         Jogani Portfolio 2     Refinance          Nomura          Multifamily      Conventional    15,081,900.00
    55                                Refinance         Wachovia           Retail           Anchored      14,700,000.00
    56                                Refinance         Wachovia         Multifamily         Student
                                                                                             Housing      14,650,000.00
    57                               Acquisition        Artesia            Office           Suburban      14,000,000.00
    58                                Refinance         Artesia           Mixed Use       Retail/Office   13,800,000.00
    59                               Acquisition        Wachovia         Multifamily      Conventional    13,600,000.00
    60         Club Wildwood &       Acquisition         Nomura            Mobile          Mobile Home
               Four Seasons                                               Home Park           Park
               Portfolio                                                                                  13,500,000.00
    61                                Refinance         Artesia            Retail          Unanchored     13,450,000.00
    62                                Refinance         Wachovia           Office           Suburban      13,125,000.00
    63                               Acquisition        Wachovia           Office           Suburban      12,750,000.00
    64                               Acquisition         Nomura            Mobile          Mobile Home
                                                                          Home Park           Park        12,750,000.00
    65                               Acquisition        Wachovia            Self          Self Storage
                                                                           Storage                        12,680,000.00
    66                               Acquisition        Wachovia         Multifamily      Conventional    12,400,000.00
    67                                Refinance         Wachovia           Retail           Anchored      12,100,000.00
    68                                Refinance         Wachovia           Retail           Anchored      11,500,000.00
    69                               Acquisition        Wachovia         Multifamily       Independent
                                                                                             Living       11,455,000.00
    70                                Refinance         Wachovia           Office           Suburban      11,400,000.00
    71                               Acquisition        Wachovia         Multifamily      Conventional    11,325,000.00
    72                               Acquisition        Wachovia         Multifamily       Independent
                                                                                             Living       11,324,000.00
    73         Jogani Portfolio 1     Refinance          Nomura          Multifamily      Conventional    11,216,800.00
    74         South Tryon Square    Acquisition        Wachovia           Special           Parking
               Portfolio                                                   Purpose          Structure     11,125,000.00
    75                                Refinance         Artesia            Office            Medical      11,000,000.00
    76         Intercontinental      Acquisition        Wachovia         Multifamily      Conventional
               Multifamily
               Portfolio                                                                                  10,600,000.00
    77                               Acquisition        Wachovia         Industrial           Flex        10,600,000.00
   77.01                                                                 Industrial           Flex         3,941,000.00
   77.02                                                                 Industrial           Flex         3,500,000.00
   77.03                                                                 Industrial           Flex         2,190,000.00
   77.04                                                                 Industrial           Flex           969,000.00
    78                               Acquisition        Wachovia           Retail           Anchored      10,500,000.00
    79                                Refinance         Wachovia         Hospitality         Limited
                                                                                             Service       9,900,000.00
    80                               Acquisition        Wachovia           Retail            Shadow
                                                                                            Anchored       9,700,000.00
    81                                Refinance         Wachovia          Mixed Use       Office/Retail    9,500,000.00
    82                                Refinance         Wachovia         Multifamily      Conventional     9,100,000.00
    83                                Refinance         Wachovia           Office           Suburban       9,100,000.00
    84                                Refinance          Nomura          Multifamily      Conventional     9,000,000.00
            Cut-Off Date
 Mortgage   Loan Balance
Loan Number     ($)
----------- -------------
    39      19,500,000.00
    40      19,400,000.00
    41      18,937,500.00
    42      18,000,000.00
    43      18,000,000.00
    44      17,600,000.00
    45

            17,180,000.00
    46

            17,000,000.00
    47      16,800,000.00
    48      16,000,000.00
    49      16,000,000.00
    50
            15,750,000.00
    51      15,553,000.00
    52      15,472,000.00
    53
            15,140,000.00
    54      15,081,900.00
    55      14,700,000.00
    56
            14,650,000.00
    57      14,000,000.00
    58      13,800,000.00
    59      13,600,000.00
    60

            13,500,000.00
    61      13,450,000.00
    62      13,125,000.00
    63      12,750,000.00
    64
            12,750,000.00
    65
            12,680,000.00
    66      12,400,000.00
    67      12,100,000.00
    68      11,500,000.00
    69
            11,455,000.00
    70      11,400,000.00
    71      11,325,000.00
    72
            11,324,000.00
    73      11,216,800.00
    74
            11,125,000.00
    75      10,970,120.56
    76

            10,600,000.00
    77      10,600,000.00
   77.01
   77.02
   77.03
   77.04
    78      10,500,000.00
    79
             9,900,000.00
    80
             9,700,000.00
    81       9,500,000.00
    82       9,091,298.76
    83       9,091,248.37
    84       9,000,000.00

                        % of      % of
                      Aggregate Aggregate
             % of      Cut-Off   Cut-Off
Mortgage  Aggregate     Date      Date                          Maturity
  Loan     Cut-Off     Group 1   Group 2  Origination First Pay Date or  Mortgage
 Number  Date Balance  Balance   Balance     Date       Date      ARD      Rate
-------- ------------ --------- --------- ----------- --------- -------- --------
  39         0.54%      0.66%              08/31/06   10/11/06  09/11/16  6.2750%
  40         0.54%                3.11%    08/14/06   10/11/06  09/11/16  6.3700%
  41         0.53%                3.04%    09/08/06   10/11/06  09/11/16  5.7120%
  42         0.50%      0.61%              07/26/06   09/01/06  08/01/16  6.2900%
  43         0.50%      0.61%              09/28/06   11/11/06  10/11/16  5.8300%
  44         0.49%      0.59%              09/29/06   11/11/06  10/11/16  5.7800%
  45         0.48%                2.76%    09/01/06   10/11/06  09/11/11  5.9300%
  46         0.47%                2.73%    09/01/06   10/11/06  09/11/11  6.6400%
  47         0.47%      0.57%              08/23/06   10/11/06  09/11/16  6.0600%
  48         0.45%      0.54%              08/14/06   10/11/06  09/11/16  5.9900%
  49         0.45%      0.54%              08/01/06   09/11/06  08/11/11  6.1700%
  50         0.44%      0.53%              10/04/06   11/11/06  10/11/16  6.3000%
  51         0.43%                2.49%    10/05/06   11/11/06  10/11/16  5.5900%
  52         0.43%                2.48%    09/22/06   11/11/06  10/11/16  5.8950%
  53         0.42%                2.43%    09/22/06   11/11/06  10/11/16  6.1300%
  54         0.42%                2.42%    10/05/06   11/11/06  10/11/16  5.5900%
  55         0.41%      0.49%              08/31/06   10/11/06  09/11/16  6.0200%
  56         0.41%                2.35%    09/18/06   11/11/06  10/11/16  6.1300%
  57         0.39%      0.47%              08/11/06   10/11/06  09/11/11  6.2200%
  58         0.38%      0.46%              09/25/06   11/11/06  10/11/16  6.1500%
  59         0.38%                2.18%    08/09/06   09/11/06  08/11/16  6.2200%
  60         0.38%      0.45%              09/01/06   10/11/06  09/11/11  6.6400%
  61         0.37%      0.45%              09/14/06   11/11/06  10/11/16  6.1900%
  62         0.37%      0.44%              09/14/06   11/11/06  10/11/16  6.0400%
  63         0.35%      0.43%              08/02/06   09/11/06  08/11/11  6.3700%
  64         0.35%      0.43%              09/01/06   10/11/06  09/11/16  6.2200%
  65         0.35%      0.43%              09/01/06   10/11/06  09/11/16  6.0800%
  66         0.34%                1.99%    08/09/06   09/11/06  08/11/16  6.2200%
  67         0.34%      0.41%              08/09/06   09/11/06  08/11/16  6.2000%
  68         0.32%      0.39%              08/09/06   09/11/06  08/11/16  6.2400%
  69         0.32%                1.84%    07/19/06   09/11/06  08/11/11  6.3500%
  70         0.32%      0.38%              09/05/06   10/11/06  09/11/16  6.4700%
  71         0.32%                1.82%    08/08/06   09/11/06  08/11/16  5.7300%
  72         0.31%                1.82%    07/19/06   09/11/06  08/11/11  6.3500%
  73         0.31%                1.80%    10/05/06   11/11/06  10/11/16  5.5900%
  74         0.31%      0.37%              08/31/06   10/11/06  09/11/16  6.1000%
  75         0.31%      0.37%              07/31/06   09/11/06  08/11/16  6.0200%
  76         0.29%                1.70%    09/01/06   10/11/06  09/11/11  5.9300%
  77         0.29%      0.36%              08/30/06   10/11/06  09/11/16  6.1300%
 77.01
 77.02
 77.03
 77.04
  78         0.29%      0.35%              10/11/06   11/11/06  10/11/16  5.9800%
  79         0.28%      0.33%              09/08/06   10/11/06  09/11/16  6.1830%
  80         0.27%      0.33%              07/24/06   09/11/06  08/11/16  6.2400%
  81         0.26%      0.32%              08/07/06   09/11/06  08/11/16  6.1800%
  82         0.25%                1.46%    08/31/06   10/11/06  09/11/11  6.2100%
  83         0.25%      0.31%              09/08/06   10/11/06  09/11/16  6.1800%
  84         0.25%                1.44%    08/31/06   10/11/06  09/11/16  6.3000%

                                    Interest  Original Remaining
                                    Accural   Term to   Term to            Original
Mortgage      Loan       Interest    Method   Maturity Maturity  Remaining  Amort
  Loan   Administrative  Accrual     During    or ARD   or ARD   IO Period   Term
 Number    Cost Rate      Method       IO      (Mos.)   (Mos.)    (Mos.)    (Mos.)
-------- -------------- ---------- ---------- -------- --------- --------- --------
  39        0.02055%    Actual/360 Actual/360   120       119       119         IO
  40        0.02055%    Actual/360 Actual/360   120       119       119         IO
  41        0.02055%    Actual/360 Actual/360   120       119        47        360
  42        0.05055%    Actual/360 Actual/360   120       118        34        360
  43        0.02055%    Actual/360 Actual/360   120       120       120         IO
  44        0.02055%    Actual/360 Actual/360   120       120       120         IO
  45        0.02055%    Actual/360 Actual/360    60        59        59         IO
  46        0.02055%    Actual/360 Actual/360    60        59        59         IO
  47        0.02055%    Actual/360 Actual/360   120       119        35        360
  48        0.02055%    Actual/360 Actual/360   120       119       119         IO
  49        0.02055%    Actual/360 Actual/360    60        58        58         IO
  50        0.02055%    Actual/360 Actual/360   120       120        60        360
  51        0.02055%    Actual/360              120       120                  360
  52        0.06055%    Actual/360 Actual/360   120       120       120         IO
  53        0.02055%    Actual/360 Actual/360   120       120        60        360
  54        0.02055%    Actual/360              120       120                  360
  55        0.02055%    Actual/360 Actual/360   120       119        59        360
  56        0.02055%    Actual/360 Actual/360   120       120        60        360
  57        0.02055%    Actual/360 Actual/360    60        59        35        360
  58        0.02055%    Actual/360 Actual/360   120       120        60        360
  59        0.02055%    Actual/360 Actual/360   120       118       118         IO
  60        0.02055%    Actual/360 Actual/360    60        59        59         IO
  61        0.02055%    Actual/360 Actual/360   120       120        36        420
  62        0.02055%    Actual/360 Actual/360   120       120        24        360
  63        0.02055%    Actual/360 Actual/360    60        58        58         IO
  64        0.02055%    Actual/360 Actual/360   120       119        23        360
  65        0.02055%    Actual/360 Actual/360   120       119        59        360
  66        0.02055%    Actual/360 Actual/360   120       118       118         IO
  67        0.02055%    Actual/360 Actual/360   120       118        22        360
  68        0.02055%    Actual/360 Actual/360   120       118        22        360
  69        0.02055%    Actual/360 Actual/360    60        58        58         IO
  70        0.02055%    Actual/360 Actual/360   120       119        23        360
  71        0.02055%    Actual/360 Actual/360   120       118        46        360
  72        0.02055%    Actual/360 Actual/360    60        58        58         IO
  73        0.02055%    Actual/360              120       120                  360
  74        0.02055%    Actual/360 Actual/360   120       119       119         IO
  75        0.02055%    Actual/360              120       118               Varies
  76        0.02055%    Actual/360 Actual/360    60        59        59         IO
  77        0.02055%    Actual/360 Actual/360   120       119       119         IO
 77.01
 77.02
 77.03
 77.04
  78        0.02055%    Actual/360 Actual/360   120       120       120         IO
  79        0.02055%    Actual/360 Actual/360   120       119        59        300
  80        0.06055%    Actual/360 Actual/360   120       118        58        360
  81        0.02055%    Actual/360 Actual/360   120       118       118         IO
  82        0.02055%    Actual/360               60        59                  360
  83        0.02055%    Actual/360              120       119                  360
  84        0.02055%    Actual/360 Actual/360   120       119        35        360

         Remaining
Mortgage   Amort     Monthly    Maturity Date                                                               Mortgage
  Loan     Term        P&I      or ARD Balloon ARD                   Prepayment                  Appraised    Loan
 Number   (Mos.)   Payments ($)  Balance ($)   Loan                  Provisions                  Value ($)   Number
-------- --------- ------------ -------------- ---- -------------------------------------------- ---------- --------
 39         IO          IO      19,500,000.00   Y            L(25),GRTR1%orYM(92),O(3)           30,550,000     39
 40         IO          IO      19,400,000.00   N                 L(25),D(92),O(3)               28,400,000     40
 41        360      110,057.38  17,341,321.84   N                 L(25),D(91),O(4)               25,450,000     41
 42        360      111,297.80  16,356,992.40   Y            L(36),GRTR1%orYM(77),O(7)           24,400,000     42
 43         IO          IO      18,000,000.00   N               GRTR1%orYM(116),O(4)             27,300,000     43
 44         IO          IO      17,600,000.00   N                 L(24),D(93),O(3)               28,100,000     44
 45         IO          IO      17,180,000.00   N            L(11),GRTR1%orYM(42),O(7)           23,600,000     45
 46         IO          IO      17,000,000.00   N                   L(18),O(42)                  21,700,000     46
 47        360      101,373.46  15,198,879.88   N                 L(25),D(92),O(3)               24,700,000     47
 48         IO          IO      16,000,000.00   N            L(25),GRTR1%orYM(91),O(4)           27,100,000     48
 49         IO          IO      16,000,000.00   N                 L(26),D(30),O(4)               20,900,000     49
 50        360      97,488.21   14,794,270.57   N                 L(24),D(93),O(3)               20,600,000     50
 51        360      89,188.45   13,029,744.12   N                L(24),D(84),O(12)               20,850,000     51
 52         IO          IO      15,472,000.00   N                 L(24),D(93),O(3)               19,550,000     52
 53        360      92,041.19   14,189,871.69   N                 L(24),D(93),O(3)               19,500,000     53
 54        360      86,486.94   12,635,073.48   N                L(24),D(84),O(12)               20,300,000     54
 55        360      88,323.03   13,756,964.61   N                 L(25),D(92),O(3)               22,100,000     55
 56        360      89,062.32   13,730,622.20   N                 L(24),D(93),O(3)               18,600,000     56
 57        360      85,927.43   13,684,728.16   N            L(36),GRTR1%orYM(21),O(3)           17,565,000     57
 58        360      84,073.49   12,937,362.61   N                 L(24),D(93),O(3)               17,450,000     58
 59         IO          IO      13,600,000.00   N               GRTR1%orYM(117),O(3)             17,000,000     59
 60         IO          IO      13,500,000.00   N            L(19),GRTR1%orYM(37),O(4)           18,000,000     60
 61        420      78,414.30   12,606,638.17   N                 L(24),D(93),O(3)               17,900,000     61
 62        360      79,028.86   11,642,003.39   N                 L(24),D(92),O(4)               17,000,000     62
 63         IO          IO      12,750,000.00   N               GRTR1%orYM(23),O(37)             17,000,000     63
 64        360      78,255.34   11,354,097.59   N                 L(25),D(92),O(3)               18,000,000     64
 65        360      76,676.41   11,876,008.47   N            L(48),GRTR1%orYM(65),O(7)           15,850,000     65
 66         IO          IO      12,400,000.00   N              GRTR1%orYM (117),O(3)             15,500,000     66
 67        360      74,108.75   10,771,403.19   N         L(26),D(87)orGRTR1%orYM(87),O(7)       15,500,000     67
 68        360      70,732.70   10,246,320.88   N                 L(26),D(90),O(4)               16,600,000     68
 69         IO          IO      11,455,000.00   N             L(2),GRTR1%orYM(49),O(9)           15,500,000     69
 70        360      71,830.99   10,207,171.82   N                 L(25),D(92),O(3)               14,300,000     70
 71        360      65,945.81   10,374,109.54   N                 L(26),D(90),O(4)               15,200,000     71
 72         IO          IO      11,324,000.00   N             L(2),GRTR1%orYM(49),O(9)           14,550,000     72
 73        360      64,322.58    9,397,031.69   N                L(24),D(84),O(12)               14,600,000     73
 74         IO          IO      11,125,000.00   N                 L(25),D(92),O(3)               17,100,000     74
 75       Varies      Steps      8,498,379.66   N                 L(36),D(81),O(3)               16,260,000     75
 76         IO          IO      10,600,000.00   N            L(11),GRTR1%orYM(42),O(7)           13,850,000     76
 77         IO          IO      10,600,000.00   N                 L(25),D(92),O(3)               22,450,000     77
 77.01                                                                                            8,450,000  77.01
 77.02                                                                                            6,100,000  77.02
 77.03                                                                                            3,400,000  77.03
 77.04                                                                                            4,500,000  77.04
 78         IO          IO      10,500,000.00   N                 L(24),D(91),O(5)               13,250,000     78
 79        300      64,897.86    8,977,564.42   N                 L(25),D(91),O(4)               13,500,000     79
 80        360      59,661.50    9,104,407.45   N                 L(26),D(91),O(3)               13,465,000     80
 81         IO          IO       9,500,000.00   N                 L(26),D(89),O(5)               15,500,000     81
 82        359      55,793.74    8,535,865.96   N                 L(25),D(32),O(3)               11,550,000     82
 83        359      55,616.63    7,758,336.07   N                 L(25),D(91),O(4)               18,400,000     83
 84        360      55,707.55    8,179,452.91   N   L(25),D(47),3.0%(12),2.0%(12),1.0%(12),O(12) 12,000,000     84

                                                  LTV
  Mortgage Mortgage                    Cut-Off  Ratio at
    Loan     Loan   Appraisal          Date LTV Maturity              Year
   Number   Number    Date    DSCR (x)  Ratio    or ARD  Year Built Renovated
  -------- -------- --------- -------- -------- -------- ---------- ---------
    39       39     06/19/06    1.33    63.83%   63.83%      1976
    40       40     06/02/06    1.25    68.31%   68.31%      2000
    41       41     07/20/06    1.37    74.41%   68.14%      1985
    42       42     06/21/06    1.17    73.77%   67.04%      1961     1998
    43       43     04/10/06    1.68    65.93%   65.93%      2000
    44       44     08/01/06    1.51    62.63%   62.63%      1961     2000
    45       45     08/11/06    1.39    72.80%   72.80%      1961
    46       46     07/03/06    1.07    78.34%   78.34%      1974
    47       47     04/24/06    1.20    68.02%   61.53%      2005
    48       48     07/09/06    1.63    59.04%   59.04%      1976     1986
    49       49     05/01/06    1.52    76.56%   76.56%      1989
    50       50     06/01/07    1.20    76.46%   71.82%      2006
    51       51     06/09/06    1.20    74.59%   62.49%      1984
    52       52     08/24/06    1.35    79.14%   79.14%      2000
    53       53     09/01/06    1.20    77.64%   72.77%      2006
    54       54     06/06/06    1.19    74.30%   62.24%      1972
    55       55     07/06/06    1.23    66.52%   62.25%      1989
    56       56     09/01/06    1.20    78.76%   73.82%      2006
    57       57     07/17/06    1.21    76.00%   74.21%      2001
    58       58     07/24/06    1.28    79.08%   74.14%      1980     2005
    59       59     06/19/06    1.53    80.00%   80.00%      1994
    60       60     06/29/06    1.34    75.00%   75.00%      1971
    61       61     05/19/07    1.12    75.14%   70.43%      2005
    62       62     02/17/06    1.31    77.21%   68.48%      1965
    63       63     09/01/07    1.45    75.00%   75.00%      1986
    64       64     06/29/06    1.32    70.83%   63.08%      1971
    65       65     08/07/06    1.28    80.00%   74.93%      1997
    66       66     06/20/06    1.45    80.00%   80.00%      1997
    67       67     04/18/06    1.22    78.06%   69.49%      1973
    68       68     07/20/06    1.23    69.28%   61.72%      1991     2004
    69       69     06/13/06    1.20    73.90%   73.90%      1997
    70       70     03/08/06    1.31    79.72%   71.38%      1984
    71       71     06/15/06    1.32    74.51%   68.25%      1985
    72       72     06/13/06    1.20    77.83%   77.83%      1984     2003
    73       73     06/09/06    1.22    76.83%   64.36%      1988
    74       74     08/03/06    1.55    65.06%   65.06%      2000
    75       75     09/01/06    1.20    67.47%   52.27%      2006
    76       76     08/11/06    1.41    76.53%   76.53%      1962
    77       77     07/20/06    1.40    47.22%   47.22%   Various
   77.01    77.01   07/20/06                                 1988
   77.02    77.02   07/20/06                                 1990
   77.03    77.03   07/20/06                                 1988
   77.04    77.04   07/20/06                                 1990
    78       78     08/16/06    1.37    79.25%   79.25%      1988
    79       79     08/09/06    1.36    73.33%   66.50%      1988     2001
    80       80     04/26/06    1.24    72.04%   67.62%      1975
    81       81     07/06/06    1.39    61.29%   61.29%      1926     2004
    82       82     07/31/06    1.24    78.71%   73.90%      1998
    83       83     07/10/06    1.78    49.41%   42.16%      1999
    84       84     07/12/06    1.25    75.00%   68.16%      1986

                           Cut-Off
Mortgage                  Date Loan            Occupancy
  Loan    Number  Unit of Amount Per Occupancy  "as of"                              Most Recent
 Number  of Units Measure (Unit) ($)   Rate      Date        Most Recent Period      Revenues ($)
-------- -------- ------- ---------- --------- --------- --------------------------- ------------
  39     280,529  Sq. Ft.      69.51   89.97%  08/20/06  7/2006 Ann.                  2,581,472
  40         175  Units   110,857.14   97.71%  07/09/06  T3 6/06 w/ 2005 expenses     2,528,152
  41         494  Units    38,335.02   95.55%  09/06/06  T-6mos 07/06                 3,629,526
  42                                                     Annualized (through Apr
         103,656  Sq. Ft.     173.65  100.00%  07/14/06  2006)                        2,699,595
  43     133,317  Sq. Ft.     135.02  100.00%  10/01/06  As Is 11/2006                3,138,055
  44                                                     7 Months Annualized
         181,250  Sq. Ft.      97.10   97.73%  08/01/06  7/31/06                      3,823,262
  45         236  Units    72,796.61   93.22%  07/11/06  T-12                         2,743,156
  46         478  Pads     35,564.85  100.00%  05/31/06
  47      71,546  Sq. Ft.     234.81   91.09%  06/09/06
  48     184,841  Sq. Ft.      86.56   95.69%  08/09/06  1/06-7/06 Ann.               2,416,355
  49     113,609  Sq. Ft.     140.83  100.00%  07/28/06
  50      71,801  Sq. Ft.     219.36   87.42%  08/03/06
  51         212  Units    73,363.21   98.58%  08/31/06  T 12 Through 8/31/2006       2,055,069
  52         236  Units    65,559.32   90.25%  09/03/06  TT12 Months                  1,969,489
  53         168  Units    90,119.05   96.55%  09/20/06
  54         236  Units    63,906.36   97.46%  08/31/06  T 12 Through 8/31/2006       1,894,197
  55      95,864  Sq. Ft.     153.34  100.00%  07/01/06  2005                         1,845,138
  56         168  Units    87,202.38   97.16%  09/08/06
  57     126,899  Sq. Ft.     110.32   85.90%  07/31/06  Annualized 2006 (1/1-6/30)   1,775,874
  58     121,512  Sq. Ft.     113.57   91.46%  09/12/06  Annualized 2006 (1/1-7/31)   1,935,521
  59         284  Units    47,887.32   95.07%  06/07/06  TTM - 6/06                   2,035,232
  60         335  Pads     40,298.51  100.00%  05/31/06
  61      47,473  Sq. Ft.     283.32   89.05%  09/11/06
  62     117,450  Sq. Ft.     111.75   93.65%  09/15/06  2005                         2,730,297
  63     104,379  Sq. Ft.     122.15   91.99%  08/01/06  Annualized (Jan 06 June 06)  2,116,988
  64         341  Pads     37,390.03   98.53%  05/31/06
  65      93,575  Sq. Ft.     135.51   90.11%  06/19/06
  66         240  Units    51,666.67   95.00%  06/06/06  TTM - 6/06                   1,757,312
  67     195,809  Sq. Ft.      61.79   97.17%  05/31/06  2005                         1,737,296
  68      93,139  Sq. Ft.     123.47   91.64%  08/01/06  T12 - 6/06                   1,484,382
  69         180  Units    63,638.89   96.67%  06/08/06  T-12 ending June 2006        1,487,813
  70     155,605  Sq. Ft.      73.26   82.25%  07/31/06  2005                         1,457,856
  71         325  Units    34,846.15   92.00%  07/26/06  2005                         2,315,016
  72         114  Units    99,333.33   84.21%  06/08/06  T-12 ending June 2006        2,051,155
  73         164  Units    68,395.12   96.34%  08/31/06  T 12 Through 8/31/2006       1,507,651
  74     312,720  Sq. Ft.      35.57  100.00%  08/31/06  2005                         1,440,319
  75      51,771  Sq. Ft.     211.90   96.92%  07/07/06
  76         150  Units    70,666.67   94.67%  07/11/06  T-12                         1,484,420
  77                                                     2006 Annualized (through
         168,013  Sq. Ft.      63.09   90.32%  07/31/06  June 2006)                   1,297,198
 77.01                                                   2006 Annualized (through
          55,300  Sq. Ft.             100.00%  07/31/06  June 2006)                     512,510
 77.02                                                   2006 Annualized (through
          46,031  Sq. Ft.             100.00%  07/31/06  June 2006)                     434,712
 77.03                                                   2006 Annualized (through
          29,122  Sq. Ft.             100.00%  07/31/06  June 2006)                     290,060
 77.04                                                   2006 Annualized (through
          37,560  Sq. Ft.              56.70%  07/31/06  June 2006)                      59,916
  78      91,794  Sq. Ft.     114.39   98.64%  09/26/06  2005                         1,239,424
  79         126  Rooms    78,571.43   80.60%  07/31/06  T12 - 7/06                   3,429,668
  80      93,807  Sq. Ft.     103.40   87.80%  07/31/06
  81      80,642  Sq. Ft.     117.80  100.00%  07/10/06  2005                         1,444,155
  82          84  Units   108,229.75   95.24%  08/25/06  2005                         1,042,361
  83      99,297  Sq. Ft.      91.56  100.00%  09/01/06  07/06 Annualized             1,999,650
  84         160  Units    56,250.00   96.88%  05/11/06  T 12 Through 6/30/2006       1,350,361

Mortgage                Most      Most                                UW Net    UW Net
  Loan   Most Recent   Recent    Recent        UW           UW      Operating    Cash
 Number  Expenses ($)  NOI ($)   NCF ($)  Revenues ($) Expenses ($) Income ($) Flow ($)
-------- ------------ --------- --------- ------------ ------------ ---------- ---------
  39        489,714   2,091,758 2,050,663  2,632,742      760,780   1,871,962  1,626,404
  40        906,134   1,622,018 1,578,268  2,504,119      916,398   1,587,721  1,543,971
  41      1,779,480   1,850,046 1,738,896  3,659,113    1,738,932   1,920,181  1,809,031
  42        725,511   1,974,084 1,953,353  2,616,671      844,616   1,772,055  1,564,669
  43      1,293,158   1,844,897 1,831,565  3,004,787    1,146,865   1,857,922  1,767,103
  44      1,854,230   1,969,032 1,969,032  3,521,055    1,825,948   1,695,108  1,556,968
  45      1,390,230   1,352,926 1,295,472  2,793,453    1,323,786   1,469,667  1,412,212
  46                                       2,048,240      802,532   1,245,708  1,221,808
  47                                       2,147,085      632,930   1,514,156  1,455,987
  48      1,268,293   1,148,062 1,129,578  2,924,887    1,230,563   1,694,324  1,561,330
  49                                       2,952,156    1,374,324   1,577,833  1,503,192
  50                                       2,082,348      655,092   1,427,256  1,398,791
  51        865,358   1,189,711 1,189,711  2,123,028      784,395   1,338,633  1,285,633
  52        933,374   1,036,115   988,915  2,169,967      888,721   1,281,247  1,234,047
  53                                       2,421,364    1,032,768   1,388,596  1,321,192
  54        649,035   1,245,162 1,245,162  1,915,266      617,525   1,297,741  1,239,241
  55        552,322   1,292,816 1,271,726  1,992,005      617,141   1,374,864  1,300,209
  56                                       2,402,832    1,049,904   1,352,928  1,282,572
  57        363,946   1,411,928 1,411,928  1,906,829      572,341   1,334,488  1,193,206
  58        727,224   1,208,297 1,208,297  2,094,845      787,503   1,307,343  1,244,666
  59        750,052   1,285,180 1,214,180  2,108,070      740,248   1,367,822  1,296,822
  60                                       1,826,393      588,331   1,238,063  1,221,313
  61                                       1,256,063      188,196   1,067,867  1,015,825
  62      1,597,067   1,133,230 1,115,613  2,638,312    1,381,649   1,256,662  1,239,045
  63        768,417   1,348,571 1,314,126  2,022,946      813,987   1,208,959  1,174,514
  64                                       1,848,264      594,996   1,253,268  1,236,218
  65                                       1,583,837      398,883   1,184,953  1,175,497
  66        610,466   1,146,846 1,086,846  1,794,088      615,531   1,178,558  1,118,558
  67        447,598   1,289,698 1,224,746  1,718,319      511,903   1,206,416  1,087,461
  68        426,898   1,057,484 1,038,856  1,605,260      481,548   1,123,711  1,043,054
  69        746,781     741,032   714,032  1,658,827      759,734     899,093    872,093
  70        256,556   1,201,300 1,174,847  1,561,479      294,461   1,267,017  1,131,313
  71      1,214,087   1,100,929 1,019,679  2,341,504    1,212,060   1,129,444  1,048,194
  72      1,493,210     557,945   523,745  2,367,112    1,466,667     900,445    866,245
  73        549,912     957,739   957,739  1,483,055      499,462     983,593    942,593
  74        480,707     959,612   950,230  1,599,410      534,774   1,064,636  1,055,254
  75                                       1,559,588      477,462   1,082,127  1,026,350
  76        621,237     863,183   825,833  1,529,636      605,034     924,602    887,252
  77        261,747   1,035,451   984,465  1,428,993      382,695   1,046,298    907,608
 77.01       73,299     439,211   413,773    522,815      116,299     406,515    347,586
 77.02       70,523     364,189   354,062    444,427       99,767     344,661    304,558
 77.03       42,223     247,837   241,430    257,578       57,042     200,537    184,266
 77.04       75,702     -15,786   -24,800    204,173      109,587      94,585     71,197
  78        263,143     976,281   967,102  1,188,502      282,985     905,517    862,007
  79      2,222,404   1,207,264 1,207,264  3,442,626    2,195,574   1,247,052  1,057,558
  80                                       1,493,120      555,540     937,580    884,849
  81        441,651   1,002,504   983,985  1,393,029      439,095     953,934    818,219
  82        300,467     741,894   720,390  1,226,711      377,566     849,145    827,641
  83        624,669   1,374,981 1,365,051  2,063,178      752,928   1,310,250  1,186,304
  84        484,916     865,445   865,445  1,358,544      489,624     868,920    832,920

                                                                                                  2nd
                                           Largest                                        2nd   Largest
Mortgage                           Largest Tenant    Largest                            Largest Tenant
  Loan                             Tenant   % of     Tenant                             Tenant   % of
 Number     Largest Tenant Name    Sq. Ft.   NRA    Exp. Date  2nd Largest Tenant Name  Sq. Ft.   NRA
-------- ------------------------- ------- -------  --------- ------------------------- ------- -------
  39     Stein Mart                 36,000   12.83% 10/31/08  Ross Dress For Less       30,187   10.76%
  40
  41
  42     CW Financial Services,                               Continental Wingate
         LLC                        25,416   24.52% 06/30/12  Company                   22,457   21.66%
  43     Toyota Motor Credit
         Corp                      133,317  100.00% 10/10/11
  44     Matrix Capital Bank        27,530   15.19% 03/31/16  Matrix Bancorp            23,738   13.10%
  45
  46
  47     Bank of America            11,019   15.40% 01/31/11  Commonwealth Title        10,774   15.06%
  48     Rainbow Foods              61,736   33.40% 06/30/18  Jo-Ann Fabrics            45,384   24.55%
  49     Fidelity Real Estate
         Company, LLC              113,609  100.00% 12/31/08
  50     Alesandra Salon & Spa       5,937    8.27% 12/22/14  Verizon Wireless           4,205    5.86%
  51
  52
  53
  54
  55     Petco                      15,962   16.65% 01/31/13  Styles 4 U                 8,800    9.18%
  56
  57     NDC Health Corporation     22,676   17.87% 07/09/08  Corinthian Colleges, Inc. 21,495   16.94%
  58     Coldwell Banker            12,680   10.44% 03/31/09  Government Agencies        8,890    7.32%
  59
  60
  61     Golden-PT's Horizon 33,
         LLC                         6,300   13.27% 05/31/15  Droz Steak Restaurant      4,752   10.01%
  62     Global Processing Serv.    93,010   79.19% 10/31/10  BancTec Inc.              10,420    8.87%
  63     Social Security Admin      25,200   24.14% 01/31/09  Carter Burgess            21,678   20.77%
  64
  65
  66
  67     Burlington Coat Factory    60,103   30.69% 01/31/09  Books-A-Million #202      25,000   12.77%
  68     Clemens Markets            52,720   56.60% 04/11/14  Carol's Hallmark           3,915    4.20%
  69
  70     United Health              54,395   34.96% 05/31/11  School Board              31,953   20.53%
  71
  72
  73
  74
  75     Muir Orthopaedic                                     John Muir/Mt. Diablo
         Specialists                11,411   22.04% 06/30/16  Health System              8,790   16.98%
  76
  77     Various                   Various Various   Various
 77.01   Creative Nail Design       55,300  100.00% 11/30/10
 77.02   Glacier Water Services,
         Inc.                       46,031  100.00% 03/07/10
 77.03   Accutech                   29,122  100.00% 11/30/11
 77.04   Perfect Optics             21,295   56.70% 02/28/11
  78     Kroger                     63,419   69.09% 06/30/18  Cato                       4,500    4.90%
  79
  80     California Fitness Center  15,922   16.97% 01/31/21  Goodwill Industries       11,040   11.77%
  81     Bronxville Auto Center     40,065   49.68% 08/31/14  Medicom International      4,343    5.39%
  82
  83                                                          PHH Mortgage
                                                              Corporation / dba
         Verifone, Inc.             91,285   91.93% 07/31/16  Sunbelt Lending            8,012    8.07%
  84

                                                                                                Largest Affiliated
                                                                                           Sponsor Flag ((greater than)
Mortgage 2nd Largest                         3rd Largest 3rd Largest 3rd Largest                 than 4% of Pool,
  Loan     Tenant                            Tenant Sq.   Tenant %     Tenant                    Loan Group 1 or
 Number   Exp. Date  3rd Largest Tenant Name     Ft.       of NRA     Exp. Date   Lockbox         Loan Group 2)
-------- ----------- ----------------------- ----------- ----------- ----------- --------- ----------------------------
 39       01/31/16     Bed Bath & Beyond       22,000        7.84%    01/31/12       Day 1
 40
 41                                                                                                Triple Net
                                                                                                   Properties,
                                                                                 Springing         LLC
 42       11/30/08     TMP Worldwide.com       20,600       19.87%    10/31/08
 43                                                                              Springing
 44       03/31/16     Matrix Settlement       16,379        9.04%    10/31/07       Day 1
 45
 46
 47       01/15/11     Mass Mutual              9,547       13.34%    01/31/11
 48       01/31/10     Petco                   18,138        9.81%    10/31/09
 49                                                                                  Day 1
 50       01/04/10     DAB Catering, Inc.       3,260        4.54%    02/15/15
 51                                                                                                H.K.Realty,
                                                                                                   Inc.
 52
 53                                                                                                Carl H.
                                                                                                   Ricker, Jr
 54                                                                                                H.K.Realty,
                                                                                                   Inc.
 55       12/31/11     Blockbuster Video        5,500        5.74%    12/31/07
 56                                                                                                Carl Ricker
                                                                                                   Jr.
 57       09/30/15     BB&B Sports             15,737       12.40%    04/05/10
 58       09/30/08     Regency Institute        7,146        5.88%    10/30/08   Springing
 59                                                                                                Steven D.
                                                                                                   Bell &
                                                                                                   Company;
                                                                                                   Wachovia
                                                                                                   Development
                                                                                                   Corporation
 60
 61       10/31/13     Grease Monkey            2,800        5.90%    10/15/26
 62       11/30/08     Wachovia Bank            6,560        5.59%    08/31/09       Day 1
 63                    Dept. of Industrial
          06/30/08     Relations               17,353       16.62%    01/31/09
 64
 65                                                                              Springing
 66                                                                                                Steven D.
                                                                                                   Bell &
                                                                                                   Company;
                                                                                                   Wachovia
                                                                                                   Development
                                                                                                   Corporation
 67            MTM     Party City              16,604        8.48%    03/31/07
 68       02/28/10     The Synergy Club         3,821        4.10%    04/30/11
 69                                                                                                Orion
                                                                                                   Residential
                                                                                     Day 1         LLC
 70       06/30/10     CCS                     31,436       20.20%    08/30/11
 71                                                                                                Triple Net
                                                                                                   Properties,
                                                                                 Springing         LLC
 72                                                                                                Orion
                                                                                                   Residential
                                                                                     Day 1         LLC
 73                                                                                                H.K.Realty,
                                                                                                   Inc.
 74
 75                    Brentwood Eye Care
          07/31/16     Optometry Group          4,998        9.65%    07/31/16
 76
 77
 77.01
 77.02
 77.03
 77.04
 78       01/31/09     Dollar Tree              4,000        4.36%    06/30/08   Springing
 79
 80       01/31/11     Damon's                  9,981       10.64%    03/31/07   Springing
 81       11/30/07     North Fork Bank          3,115        3.86%    06/30/18
 82
 83       10/05/10                                                               Springing
 84

Mortgage  Loan
  Loan   Group
 Number  Number       Property Name                 Address               City      State Zip Code
-------- ------ -------------------------- -------------------------- ------------- ----- --------
  85       2    Boulder Ridge Apartments   510 & 515 Boulder Drive    Duluth         MN    55811
  86       1    Conte Lubrano Apartments   130 Lubrano Drive          Annapolis      MD    21401
  87       1    Freeport Corporate Center  8650 Freeport Parkway      Irving         TX    75063
  88       1    1000 South Avenue          1000 South Avenue          Staten Island  NY    10314
  89            Hampton Inn - South        171 Philbrook Avenue       South          ME    04106
           1    Portland, ME                                          Portland
  90            Eagle Lake Apartments/(5)/ 3412, 3426, 3440, 3510,    West Fargo     ND    58078
                                           3524 & 3538 5th Street
           2                               West
  91       2    Cypress Landing            6101 Winegard Road         Orlando        FL    32809
  92       1    Desert Inn Pecos Center    3025 East Desert Inn Road  Las Vegas      NV    89121
  93            Gateway Mountain Village   NEC Mountain Avenue and    Ontario        CA    91762
           1    (Building C)               6th Street
  94            Hampton Inn and Suites -   155 SW Peacock Boulevard   Port Saint     FL    34986
           1    Port Saint Lucie, FL                                  Lucie
  95       1    Oakley Building            25361 Commercentre Drive   Lake Forest    CA    92630
  96            AKI Building               1400 West Benson           Anchorage      AK    99503
           1                               Boulevard
  97            Parkway Building/(3)(5)/   3350 Pinnacle Hills        Rogers         AR    72758
           1                               Parkway
  98            Westward Ho Mobile         12044 Royal Road           El Cajon       CA    92021
           2    Home Park
  99            Wilkinson Crossing         3220,3210,3202,3120        Charlotte      NC    28208
                                           Wilkinson Boulevard, 2170
           1                               Ashley Road
  100      2    Terrace Point Apartments   8101 Langdon Avenue        Van Nuys       CA    91406
  101           Grinnell Water Works       1435 West Morehead Street  Charlotte      NC    28208
           1    Building
  102      1    Drake Office Building      60 Plato Boulevard East    Saint Paul     MN    55107
  103      2    Hampton Court              5800 Christine Avenue      Westland       MI    48185
  104      2    Strawberry Hill Apartments 1546 Ingleside Avenue      Baltimore      MD    21207
  105           Cornerstone Business       500 Nolen Drive            Southlake      TX    76092
           1    Center
  106           Keyser Valley Industrial   1000 North South Road      Scranton       PA    18504
           1    Center/(9)/
  107           Westfork Building T/(5)/   351 Thornton Road          Lithia         GA    30122
           1                                                          Springs
  108      2    Carefree Winterhaven       3300 Winterhaven Street    Las Vegas      NV    89108
  109      2    Casa Tierra Apartments     3815 North 16th Street     Phoenix        AZ    85016
  110      2    Park Forest Apartments     3214 Brassfield Road       Greensboro     NC    27410
  111           Syracuse Hill/(3)/         6021 South Syracuse Way    Greenwood      CO    80111
           1                                                          Village
  112           Sports Authority Plaza     1730, 1750, 1790 & 1800    North          IL    60546
           1                               South Harlem Avenue        Riverside
  113      2    Jade Gardens               8204 SW 65th Avenue        Miami          FL    33143
  114      2    Palm Terrace Apartments    15116 Parthenia Street     North Hills    CA    91343
  115      2    West View Apartments       1068 South 7th Street      Avenal         CA    93204
  116      1    Monroe Office Building     1 Winding Way              Philadelphia   PA    19131
  117           Southcreek Corporate       13160 Foster Street        Overland       KS    66213
           1    Center II/(3)/                                        Park
  118           Cross Creek Centre         1313 West Boynton Beach    Boynton        FL    33426
           1                               Boulevard                  Beach
  119      2    Indian Summer Apartments   100 North Melrose Avenue   Natchitoches   LA    71457
  120           210 North Charter          210 North Charter Street   Madison        WI    53715
           2    Apartments/(5)/
  121           Agoura Hills Business      29800 Agoura Road          Agoura Hills   CA    91301
           1    Center II
  122           Hollywood Pointe -         3620 West 102nd Street     Inglewood      CA    90303
           2    Inglewood Apartments
  123           Arbor Club & Creek         155 International Drive &  Athens         GA    30605
           2                               120 Mark Twain Circle
  124           Holiday Inn Express -      131 - 128th Street         Everett        WA    98204
           1    Everett, WA/(5)/           Southwest
  125      1    175 Crossways Park West    175 Crossways Park West    Woodbury       NY    11797
  126      1    Bold Concepts Building     814 West Diamond Avenue    Gaithersburg   MD    20878
  127           Fairway Lane Apartments    3979 Northwest Fairway     Bremerton      WA    98312
           2                               Lane
  128           Baldwin Shopping Center    200 Baldwin Road & Route   Parsippany     NJ    07054
           1                               46
  129           The Business Center of     2 North Jackson Street     Montgomery     AL    36104
           1    Alabama
  130      1    Hickory Mini Storage       603 Hoagie Drive           Bel Air        MD    21015
  131           Carillon Square            1220, 1240 & 1256 South    Orem           UT    84097
                                           State Street and 331 & 347
           1                               East University Parkway
  132      2    Paseo Verde Apartments     4444 7th Avenue            Phoenix        AZ    85013
  133      2    Lake Ivanhoe Shores        1700 Gurtler Court         Orlando        FL    32804
  134      2    Knights Landing            3074 Southern Pine Trail   Orlando        FL    32826

Mortgage Cross Collateralized                                                                   Cut-Off Date
  Loan   and Cross Defaulted     Loan      Mortgage      General      Specific    Original Loan     Loan
 Number       Loan Flag         Purpose   Loan Seller Property Type Property Type  Balance ($)  Balance ($)
-------- -------------------- ----------- ----------- ------------- ------------- ------------- ------------
  85                           Refinance   Artesia     Multifamily    Student
                                                                      Housing     8,600,000.00  8,600,000.00
  86                           Refinance   Wachovia     Mixed Use   Multifamily/
                                                                       Office     8,600,000.00  8,591,156.49
  87                          Acquisition  Artesia       Office       Suburban    8,500,000.00  8,500,000.00
  88                           Refinance   Wachovia      Office       Suburban    8,400,000.00  8,400,000.00
  89                           Refinance   Wachovia    Hospitality    Limited
                                                                      Service     8,400,000.00  8,400,000.00
  90                           Refinance   Artesia     Multifamily  Conventional  8,230,000.00  8,230,000.00
  91                           Refinance   Wachovia    Multifamily  Conventional  8,200,000.00  8,200,000.00
  92                          Acquisition  Wachovia      Retail      Unanchored   8,150,000.00  8,150,000.00
  93                          Acquisition  Wachovia      Retail      Unanchored   8,125,000.00  8,125,000.00
  94                           Refinance   Wachovia    Hospitality    Limited
                                                                      Service     8,000,000.00  8,000,000.00
  95                           Refinance   Artesia       Office       Suburban    8,000,000.00  7,991,974.83
  96                           Refinance   Artesia       Office       Suburban    7,800,000.00  7,800,000.00
  97                           Refinance   Artesia       Office       Suburban    7,720,000.00  7,720,000.00
  98                           Refinance   Wachovia      Mobile        Mobile
                                                        Home Park    Home Park    7,700,000.00  7,700,000.00
  99                           Refinance   Wachovia      Retail        Shadow
                                                                      Anchored    7,600,000.00  7,592,760.97
  100     Jogani Portfolio 2   Refinance    Nomura     Multifamily  Conventional  7,362,900.00  7,362,900.00
  101                          Refinance   Wachovia      Office       Suburban    7,360,000.00  7,360,000.00
  102                          Refinance   Wachovia      Office       Suburban    7,200,000.00  7,200,000.00
  103     Michigan            Acquisition  Wachovia    Multifamily  Conventional
          Multifamily
          Portfolio                                                               7,200,000.00  7,200,000.00
  104     Intercontinental    Acquisition  Wachovia    Multifamily  Conventional
          Multifamily
          Portfolio                                                               7,100,000.00  7,100,000.00
  105                         Acquisition  Artesia     Industrial       Flex      7,068,000.00  7,068,000.00
  106                          Refinance   Wachovia    Industrial   Distribution  7,000,000.00  7,000,000.00
  107                          Refinance   Artesia     Industrial       Flex      6,875,000.00  6,875,000.00
  108                         Acquisition  Wachovia    Multifamily  Independent
                                                                       Living     6,864,000.00  6,864,000.00
  109     Jogani Portfolio 1   Refinance    Nomura     Multifamily  Conventional  6,775,000.00  6,775,000.00
  110                         Acquisition  Wachovia    Multifamily  Conventional  6,550,000.00  6,550,000.00
  111                         Acquisition  Wachovia      Office       Suburban    6,500,000.00  6,500,000.00
  112                         Acquisition  Artesia       Retail       Anchored    6,500,000.00  6,492,738.39
  113                          Refinance   Wachovia    Multifamily  Conventional  6,200,000.00  6,200,000.00
  114     Jogani Portfolio 3   Refinance    Nomura     Multifamily  Conventional  6,198,600.00  6,198,600.00
  115     Jogani Portfolio 1   Refinance    Nomura     Multifamily  Conventional  6,160,000.00  6,160,000.00
  116                         Acquisition   Nomura       Office       Suburban    6,127,000.00  6,121,056.36
  117                         Acquisition  Wachovia      Office       Suburban    6,000,000.00  6,000,000.00
  118                          Refinance   Wachovia      Retail      Unanchored   6,000,000.00  5,989,959.01
  119                          Refinance   Artesia     Multifamily  Conventional  6,000,000.00  5,989,560.28
  120                          Refinance   Artesia     Multifamily    Student
                                                                      Housing     5,850,000.00  5,850,000.00
  121                         Acquisition  Artesia       Office       Suburban    5,800,000.00  5,800,000.00
  122     Jogani Portfolio 2   Refinance    Nomura     Multifamily  Conventional  5,701,200.00  5,701,200.00
  123                          Refinance   Wachovia    Multifamily  Conventional  5,700,000.00  5,700,000.00
  124                          Refinance   Artesia     Hospitality    Limited
                                                                      Service     5,700,000.00  5,692,298.64
  125                          Refinance   Artesia       Office       Suburban    5,600,000.00  5,600,000.00
  126                          Refinance   Wachovia      Office       Suburban    5,585,000.00  5,585,000.00
  127                          Refinance   Wachovia    Multifamily  Conventional  5,500,000.00  5,500,000.00
  128                          Refinance   Wachovia      Retail      Unanchored   5,460,000.00  5,454,779.26
  129                         Acquisition  Wachovia      Office         CBD       5,000,000.00  4,994,974.68
  130                          Refinance   Wachovia       Self      Self Storage
                                                         Storage                  5,000,000.00  4,991,418.47
  131                          Refinance   Artesia       Retail        Shadow
                                                                      Anchored    4,800,000.00  4,800,000.00
  132     Jogani Portfolio 3   Refinance    Nomura     Multifamily  Conventional  4,798,000.00  4,798,000.00
  133                          Refinance   Wachovia    Multifamily  Conventional  4,750,000.00  4,750,000.00
  134                          Refinance   Wachovia    Multifamily    Student
                                                                      Housing     4,700,000.00  4,700,000.00

                      % of      % of
            % of    Aggregate Aggregate
          Aggregate  Cut-Off   Cut-Off
 Mortgage  Cut-Off    Date      Date                          Maturity
   Loan     Date     Group 1   Group 2  Origination First Pay Date or  Mortgage
  Number   Balance   Balance   Balance     Date       Date      ARD      Rate
 -------- --------- --------- --------- ----------- --------- -------- --------
   85       0.24%               1.38%    08/14/06   10/11/06  09/11/16  6.1900%
   86       0.24%     0.29%              09/07/06   10/11/06  09/11/16  5.8300%
   87       0.24%     0.29%              08/25/06   10/11/06  09/11/11  6.1200%
   88       0.23%     0.28%              08/31/06   10/11/06  09/11/16  6.2300%
   89       0.23%     0.28%              09/29/06   11/11/06  10/11/16  5.7500%
   90       0.23%               1.32%    09/12/06   11/11/06  10/11/16  5.7900%
   91       0.23%               1.32%    08/16/06   10/11/06  09/11/16  6.3500%
   92       0.23%     0.27%              07/25/06   09/11/06  08/11/16  6.2200%
   93       0.23%     0.27%              09/29/06   11/11/06  10/11/16  6.3200%
   94       0.22%     0.27%              09/19/06   11/11/06  10/11/16  6.7200%
   95       0.22%     0.27%              08/22/06   10/11/06  09/11/16  5.9600%
   96       0.22%     0.26%              09/05/06   11/11/06  10/11/16  6.2500%
   97       0.21%     0.26%              08/10/06   10/11/06  09/11/16  6.0500%
   98       0.21%               1.23%    08/02/06   09/11/06  08/11/16  6.2500%
   99       0.21%     0.26%              08/21/06   10/11/06  09/11/16  6.2300%
   100      0.20%               1.18%    10/05/06   11/11/06  10/11/16  5.5900%
   101      0.20%     0.25%              09/28/06   11/11/06  10/11/16  6.3800%
   102      0.20%     0.24%              07/21/06   09/11/06  08/11/16  6.1900%
   103      0.20%               1.15%    06/29/06   08/11/06  07/11/16  6.0700%
   104      0.20%               1.14%    09/01/06   10/11/06  09/11/11  5.9300%
   105      0.20%     0.24%              09/18/06   11/11/06  10/11/11  6.5200%
   106      0.19%     0.24%              08/09/06   09/11/06  08/11/16  6.2300%
   107      0.19%     0.23%              07/24/06   09/11/06  08/11/16  6.3000%
   108      0.19%               1.10%    07/19/06   09/11/06  08/11/11  6.3500%
   109      0.19%               1.09%    10/05/06   11/11/06  10/11/16  5.6400%
   110      0.18%               1.05%    08/09/06   09/11/06  08/11/16  6.2200%
   111      0.18%     0.22%              07/18/06   09/11/06  08/11/11  6.5300%
   112      0.18%     0.22%              07/05/06   09/11/06  08/11/16  6.3600%
   113      0.17%               0.99%    08/16/06   10/11/06  09/11/16  6.3500%
   114      0.17%               0.99%    10/05/06   11/11/06  10/11/16  5.5900%
   115      0.17%               0.99%    10/05/06   11/11/06  10/11/16  5.5900%
   116      0.17%     0.21%              09/05/06   10/06/06  10/06/12  6.1350%
   117      0.17%     0.20%              09/01/06   10/11/06  09/11/16  6.0720%
   118      0.17%     0.20%              07/27/06   09/11/06  08/11/16  6.3900%
   119      0.17%               0.96%    08/10/06   09/11/06  08/11/16  6.2200%
   120      0.16%               0.94%    09/11/06   11/11/06  10/11/16  5.8100%
   121      0.16%     0.20%              09/06/06   11/11/06  10/11/16  6.1200%
   122      0.16%               0.91%    10/05/06   11/11/06  10/11/16  5.5900%
   123      0.16%               0.91%    09/13/06   11/11/06  10/11/16  6.2100%
   124      0.16%     0.19%              08/21/06   10/11/06  09/11/16  6.4250%
   125      0.16%     0.19%              10/06/06   11/11/06  10/11/16  6.1900%
   126      0.16%     0.19%              09/28/06   11/11/06  10/11/16  5.9300%
   127      0.15%               0.88%    09/14/06   11/11/06  10/11/16  5.8600%
   128      0.15%     0.18%              08/30/06   10/11/06  09/11/16  6.2100%
   129      0.14%     0.17%              09/08/06   10/11/06  09/11/16  5.9500%
   130      0.14%     0.17%              08/10/06   09/11/06  08/11/16  6.2800%
   131      0.13%     0.16%              09/25/06   11/11/06  10/11/16  5.9200%
   132      0.13%               0.77%    10/05/06   11/11/06  10/11/16  5.6400%
   133      0.13%               0.76%    08/29/06   10/11/06  09/11/16  6.3500%
   134      0.13%               0.75%    08/16/06   10/11/06  09/11/16  6.3500%

                                    Interest  Original Remaining
                                    Accural   Term to   Term to            Original
Mortgage      Loan       Interest    Method   Maturity Maturity  Remaining  Amort
  Loan   Administrative  Accrual     During    or ARD   or ARD   IO Period   Term
 Number    Cost Rate      Method       IO      (Mos.)   (Mos.)    (Mos.)    (Mos.)
-------- -------------- ---------- ---------- -------- --------- --------- --------
  85        0.02055%    Actual/360 Actual/360   120       119       11       360
  86        0.02055%    Actual/360              120       119                360
  87        0.02055%    Actual/360 Actual/360   60        59        35       360
  88        0.02055%    Actual/360 Actual/360   120       119       47       360
  89        0.02055%    Actual/360              120       120                300
  90        0.02055%    Actual/360 Actual/360   120       120       12       360
  91        0.02055%    Actual/360 Actual/360   120       119       119      IO
  92        0.02055%    Actual/360 Actual/360   120       118       58       360
  93        0.02055%    Actual/360 Actual/360   120       120       120      IO
  94        0.02055%    Actual/360              120       120                300
  95        0.06055%    Actual/360              120       119                360
  96        0.02055%    Actual/360              120       120                360
  97        0.02055%    Actual/360 Actual/360   120       119       47       360
  98        0.07055%    Actual/360 Actual/360   120       118       118      IO
  99        0.02055%    Actual/360              120       119                360
  100       0.02055%    Actual/360              120       120                360
  101       0.02055%    Actual/360 Actual/360   120       120       12       360
  102       0.07055%    Actual/360 Actual/360   120       118       58       360
  103       0.02055%    Actual/360 Actual/360   120       117       45       360
  104       0.02055%    Actual/360 Actual/360   60        59        59       IO
  105       0.02055%    Actual/360 Actual/360   60        60        24       360
  106       0.02055%    Actual/360 Actual/360   120       118       34       360
  107       0.02055%    Actual/360 Actual/360   120       118       10       360
  108       0.02055%    Actual/360 Actual/360   60        58        58       IO
  109       0.02055%    Actual/360              120       120                360
  110       0.02055%    Actual/360 Actual/360   120       118       118      IO
  111       0.06055%    Actual/360 Actual/360   60        58        58       IO
  112       0.02055%    Actual/360              120       118                420
  113       0.02055%    Actual/360 Actual/360   120       119       119      IO
  114       0.02055%    Actual/360              120       120                360
  115       0.02055%    Actual/360              120       120                360
  116       0.08055%    Actual/360              73        72                 360
  117       0.02055%    Actual/360 Actual/360   120       119       59       360
  118       0.02055%    Actual/360              120       118                360
  119       0.02055%    Actual/360              120       118                360
  120       0.02055%    Actual/360              120       120                360
  121       0.02055%    Actual/360 Actual/360   120       120       60       420
  122       0.02055%    Actual/360              120       120                360
  123       0.02055%    Actual/360              120       120                360
  124       0.02055%    Actual/360              120       119                300
  125       0.02055%    Actual/360 Actual/360   120       120       60       360
  126       0.02055%    Actual/360 Actual/360   120       120       24       360
  127       0.02055%    Actual/360 Actual/360   120       120       36       360
  128       0.02055%    Actual/360              120       119                360
  129       0.02055%    Actual/360              120       119                360
  130       0.02055%    Actual/360              120       118                360
  131       0.02055%    Actual/360 Actual/360   120       120       60       360
  132       0.02055%    Actual/360              120       120                360
  133       0.02055%    Actual/360 Actual/360   120       119       119      IO
  134       0.02055%    Actual/360 Actual/360   120       119       119      IO

         Remaining Monthly   Maturity Date
Mortgage   Amort     P&I        or ARD                                                      Mortgage
  Loan     Term    Payments     Balloon    ARD             Prepayment            Appraised    Loan
 Number   (Mos.)     ($)      Balance ($)  Loan            Provisions            Value ($)   Number
-------- --------- --------- ------------- ---- -------------------------------- ---------- --------
  85        360    52,616.54 7,500,076.63   N           L(36),D(81),O(3)         10,750,000   85
  86        359    50,625.18 7,256,908.33   N           L(25),D(92),O(3)         13,800,000   86
  87        360    51,619.42 8,304,511.74   N           L(25),D(32),O(3)         10,865,000   87
  88        360    51,611.03 7,757,562.91   N           L(25),D(92),O(3)         11,600,000   88
  89        300    52,844.94 6,450,423.03   N           L(24),D(93),O(3)         10,600,000   89
  90        360    48,237.38 7,103,559.82   N           L(36),D(81),O(3)         10,325,000   90
  91        IO        IO     8,200,000.00   N           L(25),D(92),O(3)         16,300,000   91
  92        360    50,022.04 7,647,593.06   N           L(26),D(91),O(3)         11,600,000   92
  93        IO        IO     8,125,000.00   Y      L(24),GRTR1%orYM(93),O(3)     12,500,000   93
  94        300    55,121.47 6,343,996.26   N           L(24),D(93),O(3)         10,600,000   94
  95        359    47,758.50 6,776,792.49   N           L(36),D(81),O(3)         10,800,000   95
  96        360    48,025.94 6,664,028.27   N           L(36),D(81),O(3)         11,750,000   96
  97        360    46,533.76 7,109,007.47   N           L(25),D(92),O(3)         9,650,000    97
  98        IO        IO     7,700,000.00   N           L(26),D(91),O(3)         9,750,000    98
  99        359    46,695.69 6,488,833.04   N           L(25),D(92),O(3)         9,900,000    99
  100       360    42,222.44 6,168,372.85   N          L(24),D(84),O(12)         9,900,000    100
  101       360    45,940.90 6,449,993.76   N           L(24),D(93),O(3)         9,200,000    101
  102       360    44,051.06 6,753,515.95   N           L(26),D(91),O(3)         9,150,000    102
  103       360    43,492.20 6,633,017.82   N           L(27),D(89),O(4)         10,600,000   103
  104       IO        IO     7,100,000.00   N      L(11),GRTR1%orYM(42),O(7)     9,700,000    104
  105       360    44,767.57 6,836,493.25   N           L(24),D(33),O(3)         9,000,000    105
  106       360    43,009.19 6,352,617.35   N           L(26),D(91),O(3)         8,900,000    106
  107       360    42,554.38 6,013,013.58   N           L(26),D(91),O(3)         8,650,000    107
  108       IO        IO     6,864,000.00   N       L(2),GRTR1%orYM(49),O(9)     8,850,000    108
  109       360    39,064.91 5,684,565.40   N          L(24),D(84),O(12)         9,800,000    109
  110       IO        IO     6,550,000.00   N         GRTR1%orYM(117),O(3)       8,200,000    110
  111       IO        IO     6,500,000.00   N      L(26),GRTR1%orYM(29),O(5)     9,100,000    111
  112       418    38,646.89 5,880,195.14   N           L(36),D(81),O(3)         8,700,000    112
  113       IO        IO     6,200,000.00   N           L(25),D(92),O(3)         13,000,000   113
  114       360    35,545.78 5,192,964.18   N          L(24),D(84),O(12)         8,700,000    114
  115       360    35,324.43 5,160,626.49   N          L(24),D(84),O(12)         7,700,000    115
  116       359    37,267.93 5,641,446.82   N           L(25),D(45),O(3)         8,300,000    116
  117       360    36,251.24 5,618,967.52   N           L(25),D(91),O(4)         7,750,000    117
  118       358    37,491.08 5,146,803.63   N   L(23),3%(12),2%(12),1%(12),O(61) 8,000,000    118
  119       358    36,826.04 5,121,882.58   N           L(36),D(81),O(3)         8,500,000    119
  120       360    34,362.32 4,933,819.35   N           L(36),D(81),O(3)         7,650,000    120
  121       420    33,539.72 5,553,358.35   N           L(24),D(93),O(3)         7,700,000    121
  122       360    32,693.45 4,776,260.35   N          L(24),D(84),O(12)         7,400,000    122
  123       360    34,947.73 4,864,265.47   N           L(24),D(93),O(3)         7,950,000    123
  124       299    38,220.11 4,476,764.06   N      L(60),GRTR1%orYM(57),O(3)     9,500,000    124
  125       360    34,261.93 5,252,692.79   N           L(24),D(91),O(5)         8,400,000    125
  126       360    33,233.96 4,941,618.79   N           L(24),D(92),O(4)         8,300,000    126
  127       360    32,481.87 4,956,699.09   N           L(24),D(93),O(3)         7,900,000    127
  128       359    33,476.24 4,659,032.29   N           L(25),D(92),O(3)         11,100,000   128
  129       359    29,816.99 4,234,242.15   N      L(24),GRTR1%orYM(89),O(7)     7,000,000    129
  130       358    30,883.48 4,275,595.82   N           L(26),D(91),O(3)         8,500,000    130
  131       360    28,532.01 4,486,195.41   N           L(24),D(92),O(4)         6,190,000    131
  132       360    27,665.45 4,025,763.07   N          L(24),D(84),O(12)         7,400,000    132
  133       IO        IO     4,750,000.00   N           L(25),D(92),O(3)         9,000,000    133
  134       IO        IO     4,700,000.00   N           L(25),D(92),O(3)         10,000,000   134

                                                LTV
Mortgage Mortgage                    Cut-Off  Ratio at
  Loan     Loan   Appraisal          Date LTV Maturity              Year
 Number   Number    Date    DSCR (x)  Ratio    or ARD  Year Built Renovated
-------- -------- --------- -------- -------- -------- ---------- ---------
  85       85     07/28/06    1.20    80.00%   69.77%     2006
  86       86     06/26/06    1.31    62.25%   52.59%     2003
  87       87     06/09/06    1.34    78.23%   76.43%     1998
  88       88     07/31/06    1.30    72.41%   66.88%     1992
  89       89     07/01/06    1.37    79.25%   60.85%     1986      2004
  90       90     05/24/06    1.20    79.71%   68.80%     2004
  91       91     06/01/06    1.84    50.31%   50.31%     1974
  92       92     07/06/06    1.22    70.26%   65.93%     1986
  93       93     06/02/06    1.42    65.00%   65.00%     2006
  94       94     07/03/06    1.92    75.47%   59.85%     2002      2005
  95       95     11/01/06    1.21    74.00%   62.75%     1998
  96       96     07/25/06    1.30    66.38%   56.72%     1986
  97       97     07/11/07    1.24    80.00%   73.67%     2006
  98       98     07/03/06    1.37    78.97%   78.97%     1960
  99       99     09/05/06    1.20    76.69%   65.54%     2006
  100      100    06/09/06    1.19    74.37%   62.31%     1975
  101      101    04/24/06    1.26    80.00%   70.11%     1930      2001
  102      102    05/18/06    1.28    78.69%   73.81%     1913      2003
  103      103    05/31/06    1.24    67.92%   62.58%     1971      2005
  104      104    08/11/06    1.44    73.20%   73.20%     1964
  105      105    07/24/06    1.27    78.53%   75.96%     1999
  106      106    08/01/06    1.20    78.65%   71.38%     1967      2006
  107      107    07/01/06    1.20    79.48%   69.51%     1988
  108      108    06/13/06    1.20    77.56%   77.56%     2000
  109      109    06/01/06    1.22    69.13%   58.01%     1981
  110      110    06/19/06    1.47    79.88%   79.88%     1986
  111      111    03/05/07    1.33    71.43%   71.43%     1982
  112      112    06/21/06    1.20    74.63%   67.59%     1989
  113      113    06/05/06    1.99    47.69%   47.69%     1965
  114      114    06/09/06    1.22    71.25%   59.69%     1970
  115      115    06/09/06    1.28    80.00%   67.02%     1987
  116      116    03/29/06    1.32    73.75%   67.97%     1965      1983
  117      117    06/01/07    1.30    77.42%   72.50%     1999
  118      118    06/28/06    1.26    74.87%   64.34%     1988      2006
  119      119    06/06/06    1.33    70.47%   60.26%     1973
  120      120    08/15/06    1.20    76.47%   64.49%     2006
  121      121    07/19/06    1.24    75.32%   72.12%     1989      2005
  122      122    06/09/06    1.21    77.04%   64.54%     1965
  123      123    07/21/06    1.20    71.70%   61.19%     1995
  124      124    07/01/06    1.49    59.92%   47.12%     2004
  125      125    07/11/06    1.20    66.67%   62.53%     1967      1996
  126      126    07/11/06    1.27    67.29%   59.54%     1987
  127      127    07/12/06    1.27    69.62%   62.74%     1994
  128      128    02/28/06    1.32    49.14%   41.97%     1966
  129      129    07/14/06    1.30    71.36%   60.49%     1993
  130      130    06/29/06    1.53    58.72%   50.30%     2004
  131      131    09/19/06    1.26    77.54%   72.47%     1977
  132      132    06/01/06    1.04    64.84%   54.40%     1977
  133      133    05/23/06    1.83    52.78%   52.78%     1948
  134      134    06/01/06    1.92    47.00%   47.00%     1984

                            Cut-Off
Mortgage                   Date Loan
  Loan   Number of Unit of Amount Per Occupancy  Occupancy                               Most Recent
 Number    Units   Measure (Unit) ($)   Rate    "as of" Date     Most Recent Period      Revenues ($)
-------- --------- ------- ---------- --------- ------------ --------------------------- ------------
  85           88  Units    97,727.27  100.00%    08/10/06
  86       69,649  Sq. Ft.     123.35   98.37%    08/01/06   T-12 ending June 2006        1,164,809
  87       98,835  Sq. Ft.      86.00   83.33%    04/30/06   Statement 2005                 643,587
  88       38,389  Sq. Ft.     218.81  100.00%    08/30/06   T12 Ending 6/06              1,301,573
  89          117  Rooms    71,794.87   81.85%    06/30/06   T12 Ending 7/06              3,181,208
  90          162  Units    50,802.47   81.48%    08/29/06
  91          246  Units    33,333.33   95.93%    08/09/06   06/06 Annual                 1,955,593
  92       48,172  Sq. Ft.     169.19   95.64%    06/16/06
  93       36,147  Sq. Ft.     224.78   83.87%    06/30/06
  94           73  Rooms   109,589.04   98.33%    05/31/06   T12 Thru 5/06                2,913,627
  95       36,573  Sq. Ft.     218.52  100.00%    07/01/06
  96       60,859  Sq. Ft.     128.17   98.29%    09/12/06   Annualized 2006 (1/1-6/30)   1,354,364
  97       42,915  Sq. Ft.     179.89   65.13%    09/18/06
  98          131  Pads     58,778.63  100.00%    06/01/06   Apr-06 Annualized            1,056,582
  99       44,840  Sq. Ft.     169.33  100.00%    08/15/06
  100         123  Units    59,860.98   96.75%    08/20/06   T 12 Through 8/31/2006       1,091,452
  101      52,538  Sq. Ft.     140.09   86.70%    07/24/06   2006 In-place                1,008,544
  102      83,182  Sq. Ft.      86.56   92.18%    07/19/06   2005                         1,303,892
  103         182  Units    39,560.44   92.31%    06/22/06   T-12 Thru 5/31/06            1,332,943
  104         145  Units    48,965.52   94.48%    07/11/06   T-12                         1,301,992
  105      71,567  Sq. Ft.      98.76  100.00%    08/01/06   Statement 2005                 707,897
  106     270,000  Sq. Ft.      25.93  100.00%    06/22/06
  107     116,685  Sq. Ft.      58.92   86.80%    07/17/06   Annualized 2006 (1/1-5/31)     811,277
  108          96  Units    71,500.00   97.92%    06/08/06   T-12 ending June 2006          860,085
  109         200  Units    33,875.00   91.00%    09/07/06   T 12 Through 5/31/2006       1,140,089
  110         151  Units    43,377.48   95.36%    06/07/06   TTM - 6/06                   1,060,749
  111      82,365  Sq. Ft.      78.92   77.45%    06/13/06   Annualized 06 (Jan - June)     884,680
  112      58,366  Sq. Ft.     111.24  100.00%    06/23/06   Statement 2005               1,130,744
  113         160  Units    38,750.00   95.00%    08/09/06   06/06 Annual                 1,496,229
  114          96  Units    64,568.75   92.71%    08/20/06   T 12 Through 8/31/2006         919,427
  115         150  Units    41,066.67   95.33%    08/20/06   T 12 Through 8/31/2006       1,053,397
  116      68,112  Sq. Ft.      89.87   98.13%    03/31/06   Year End 12/31/2005          1,180,798
  117      56,093  Sq. Ft.     106.97   90.92%    08/31/06   2005                           669,247
  118      35,147  Sq. Ft.     170.43   93.56%    05/03/06
  119         216  Units    27,729.45   93.98%    08/01/06   Statement 2005               1,236,828
  120          25  Units   234,000.00  100.00%    08/15/06
  121      34,172  Sq. Ft.     169.73  100.00%    08/01/06   Annualized 2006 (1/1-6/30)     251,104
  122          61  Units    93,462.30   98.36%    08/31/06   T 12 Through 8/31/2006         689,825
  123         128  Units    44,531.25  100.00%    08/14/06   T-12 ending June 2006          939,943
  124          99  Rooms    57,497.97   65.26%    06/30/06   Trailing 12 (5/05-4/06)      2,180,377
  125      40,000  Sq. Ft.     140.00  100.00%    07/20/06   Trailing 12 (6/05-5/06)        952,096
  126      35,640  Sq. Ft.     156.71  100.00%    06/01/06   2005                           841,039
  127          78  Units    70,512.82  100.00%    08/28/06   2006 Annualized (1/06-7/06)    870,835
  128      42,068  Sq. Ft.     129.67   95.32%    07/25/06   2005                         1,216,642
  129      46,429  Sq. Ft.     107.58   94.82%    06/28/06   2006 5 Mos. Annualized         922,979
  130      75,040  Sq. Ft.      66.52   84.20%    07/11/06   T-12 6/06                      875,124
  131      49,091  Sq. Ft.      97.78  100.00%    07/31/06   Statement 2005                 582,120
  132         184  Units    26,076.09   95.65%    09/07/06   T 12 Through 6/30/2006       1,053,714
  133          92  Units    51,630.43   95.65%    08/09/06   06/06 Annualized               852,034
  134         104  Units    45,192.31   91.35%    08/09/06   06/06 Annualized               956,293

Mortgage                                                                        UW Net    UW Net
  Loan   Most Recent  Most Recent Most Recent                                 Operating    Cash
 Number  Expenses ($)   NOI ($)     NCF ($)   UW Revenues ($) UW Expenses ($) Income ($) Flow ($)
-------- ------------ ----------- ----------- --------------- --------------- ---------- ---------
  85                                             1,076,683         295,783      780,900    756,700
  86        312,812      851,997     836,803     1,166,945         353,484      813,460    798,266
  87        445,593      197,994     188,100     1,528,704         637,780      890,924    830,301
  88        500,366      801,207     795,449     1,321,342         479,309      842,033    804,124
  89      2,176,756    1,004,452     913,376     3,188,912       2,189,736      999,175    871,619
  90                                             1,086,432         451,604      634,828    598,378
  91        966,693      988,900     927,400     2,047,760       1,028,879    1,018,881    957,381
  92                                               940,240         164,784      775,456    729,606
  93                                             1,077,612         310,679      766,932    728,500
  94      1,331,574    1,582,053   1,582,053     2,690,281       1,312,690    1,377,592  1,270,070
  95                                             1,018,664         295,865      722,799    690,649
  96        650,365      703,999     703,999     1,514,991         647,665      867,326    749,376
  97                                               727,020         202,792      524,228    490,827
  98        407,786      648,796     642,246     1,044,416         378,057      666,359    659,809
  99                                               841,918         144,074      697,844    674,033
  100       484,055      607,397     607,397     1,098,490         462,582      635,908    605,158
  101       264,011      744,533     656,924     1,046,633         265,534      781,098    693,490
  102       723,927      579,965     567,488     1,461,098         748,103      712,995    676,499
  103       658,538      674,405     628,905     1,345,402         650,468      694,934    649,434
  104       711,290      590,702     554,594     1,322,684         680,431      642,253    606,145
  105       203,146      504,751     476,851     1,026,146         312,915      713,231    683,558
  106                                            1,020,276         341,645      678,632    617,004
  107       190,363      620,913     591,884       846,023         205,302      640,721    588,710
  108       380,671      479,414     465,014       904,557         368,838      535,719    521,319
  109       545,420      594,669     594,669     1,253,271         630,643      622,628    572,628
  110       480,795      579,954     542,204     1,123,005         486,916      636,089    598,339
  111       445,188      439,492     430,431     1,118,662         494,778      623,884    563,562
  112       452,245      678,499     631,438     1,043,231         457,272      585,959    557,737
  113       757,911      738,318     669,678     1,582,240         731,212      851,028    782,388
  114       397,534      521,893     521,893       918,009         373,259      544,750    520,750
  115       570,278      483,119     483,119     1,106,920         527,815      579,105    541,605
  116       488,693      692,106     692,106     1,138,309         497,395      640,914    588,459
  117       444,409      224,838     219,229     1,085,611         461,121      624,489    564,376
  118                                              852,092         245,417      606,675    568,770
  119       485,944      750,884     750,884     1,277,810         628,560      649,250    589,850
  120                                              626,770         196,187      430,583    420,756
  121       230,948       20,156      20,156       831,535         300,144      531,391    498,015
  122       220,555      469,270     469,270       729,924         238,299      491,625    476,375
  123       352,503      587,440     555,440       900,928         364,720      536,208    504,208
  124     2,007,338      173,039     173,039     2,234,560       1,487,541      747,019    657,682
  125       364,127      587,969     587,969       874,000         332,847      541,153    492,403
  126       343,149      497,890     490,762       893,915         354,719      539,196    505,992
  127       379,165      491,670     466,554       887,793         365,847      521,946    496,830
  128       410,925      805,717     783,901       981,526         408,809      572,717    528,693
  129       442,034      480,945     473,052       950,497         450,644      499,853    466,205
  130       430,770      444,354     444,354       980,070         403,035      577,035    568,835
  131       226,882      355,238     355,238       642,983         178,474      464,509    431,339
  132       773,147      280,567     280,567     1,172,954         782,347      390,608    344,608
  133       276,602      575,432     552,432       861,842         287,871      573,971    550,971
  134       314,751      641,542     608,366       970,528         364,049      606,479    573,303

                                          Largest
Mortgage                          Largest Tenant   Largest                        2nd Largest 2nd Largest
  Loan                            Tenant   % of    Tenant        2nd Largest        Tenant     Tenant %
 Number    Largest Tenant Name    Sq. Ft.   NRA   Exp. Date      Tenant Name        Sq. Ft.     of NRA
-------- ------------------------ ------- ------- --------- --------------------- ----------- -----------
  85
  86     Davis Alexander Spa       6,277    9.01% 06/01/11  Unique Physique          3,552        5.10%
  87     Xeno Development         22,649   22.92% 02/28/11  Paragon Global          14,660       14.83%
         Corporation                                        Resources
  88     Amabalie & Erman         10,825   28.20% 12/31/12  RPM Insurance            6,561       17.09%
  89
  90
  91
  92     Nevada Career Institute  14,184   29.44% 05/19/09  Family Dollar Stores     9,688       20.11%
  93     3-Day Suit Broker        10,000   27.66% 06/30/16  Shoe City                6,504       17.99%
  94
  95     Oakley, Inc.             36,573  100.00% 11/30/16
  96     Thomas, Head and Greisen  8,279   13.60% 09/30/09  Michael Baker Jr Inc.    6,819       11.20%
  97     Parkway Bank             20,872   48.64% 01/31/21  Exit Realty              7,077       16.49%
  98
  99     ABC Store                 5,000   11.15% 07/31/11  Simply Fashion           5,000       11.15%
  100
  101    GMR Marketing, LLC       17,507   33.32% Multiple  Mecklenburg County       7,900       15.04%
                                                  Spaces
  102    Northwest Area           21,320   25.63% 05/05/12  Benham Companies        21,164       25.44%
         Foundation                                         Inc
  103
  104
  105    Gateway Church           46,647   65.18% 06/30/09  Deep South Logistics    18,597       25.99%
  106    Master Halco             270,000 100.00% 07/14/16
  107    SuperValu Holdings       17,717   15.18% 04/19/08  Mac-Gray Services,      10,675        9.15%
                                                            Inc.
  108
  109
  110
  111    Glow Teknologies, Inc     6,345    7.70% 08/14/10  Newton & Associates      6,239        7.57%
                                                            LLC
  112    Sports Authority         39,347   67.41% 06/30/14  Bally Total Fitness     14,186       24.31%
                                                            Corp.
  113
  114
  115
  116    VNA                      32,370   47.52% 06/30/09  Jevs                    20,168       29.61%
  117    CoreSource, Inc.         31,673   56.47% 05/01/12  Paychex North           19,327       34.46%
                                                            America, Inc.
  118    Blockbuster, Inc.         5,537   15.75% 12/31/08  Honey Baked Ham          2,960        8.42%
  119
  120
  121    THQ                      26,717   78.18% 09/30/15  Warmington Homes         6,144       17.98%
  122
  123
  124
  125    Triumph Funding          40,000  100.00% 12/31/11
  126    Bold Concepts            14,694   41.23% 06/01/20  Potomac Digitek          4,361       12.24%
  127
  128    R&S Strauss              10,515   25.00% 12/31/10  Mandee                  10,083       23.97%
  129    Business Council of       9,970   21.47% 12/31/14  Dept. of Children's      7,662       16.50%
         Alabama                                            Affairs
  130
  131    Sizzler                   7,050   14.36% 02/08/08  American Lending         6,650       13.55%
                                                            Network
  132
  133
  134

Mortgage 2nd Largest                      3rd Largest 3rd Largest
  Loan     Tenant     3rd Largest Tenant  Tenant Sq.   Tenant %     3rd Largest
 Number   Exp. Date          Name             Ft.       of NRA    Tenant Exp. Date  Lockbox
-------- ----------- -------------------- ----------- ----------- ---------------- ---------
  85                                                                               Springing
  86      06/01/07      Squlres Group       2,524        3.62%       12/01/06
  87      12/31/10   Brink's Incorporated   13,894       14.06%      06/30/07
  88      10/31/12      Nicotra Group       4,520        11.77%      08/31/16      Springing
  89
  90
  91
  92      12/31/10     Phillips & Cohen     8,900        14.32%      06/30/11
                          Associates
  93      06/30/11         WingNuts         5,010        13.86%      06/30/21      Springing
                          Restaurant
  94
  95                                                                               Springing
  96      11/30/10      Fidellty Title      6,708        11.02%   Multiple Spaces
  97      06/01/13
  98
  99      08/31/11      Rent-A-Center       4,200        9.37%       08/31/11
  100
  101     10/15/08    The Freelon Group     4,014        7.64%       04/19/07
  102     10/30/11      Burns &Wllcox       7,276        8.75%       05/31/07
                             Ltd.
  103                                                                              Day 1
  104
  105     12/31/10     Adams Consulting     6,323        8.84%       07/31/10
                       Engineers, Inc.
  106
  107     02/28/11      Department of       10,574       9.06%       06/30/07
                           Revenue
  108                                                                              Day 1
  109
  110

  111     11/30/11      Marlin Leasing      5,914        7.18%       09/30/09
                         Corporation
  112     04/30/14          Chase           3,550        6.08%       10/31/14
  113
  114
  115
  116     06/30/10          Barber          5,851        8.59%       04/30/09
  117     05/01/11                                                                 Springing
  118     09/30/11     Boynton Realty,      2,400        6.83%       09/30/09
                        Inc. dba ReMax
  119
  120
  121     08/31/08        Shamir USA        1,311        3.84%       08/31/08
  122
  123
  124
  125
  126     03/01/13    Robotic Research,     3,382        9.49%       04/01/08
                             LLC
  127
  128     01/31/13          Golden          2,880        6.85%       07/31/11
  129     03/31/11      Bureau of ATF       4,701        10.13%      11/30/12
                             GSA
  130
  131     05/31/11        Bio Medics        6,226        12.68%      12/31/10
  132
  133
  134
Mortgage    Largest Affiliated Sponsor Flag    Mortgage
  Loan   ((greater than) than 4% of Pool, Loan   Loan
 Number        Group 1 or Loan Group 2)         Number
-------- ------------------------------------- --------
  85                                             85
  86                                             86
  87                                             87
  88                                             88
  89                                             89
  90                                             90
  91        James Mitchell/Joanne Mitchell       91
  92                                             92

  93                                             93

  94                                             94
  95                                             95
  96                                             96
  97                                             97
  98                                             98
  99                                             99
  100       H.K.Realty, Inc.                     100
  101                                            101
  102                                            102

  103       Lightstone Holdings, LLC             103
  104                                            104
  105                                            105

  106                                            106
  107                                            107

  108       Orion Residential LLC                108
  109       H.K.Realty, Inc.                     109
  110       Steven D. Bell & Company;            110
            Wachovia Development
            Corporation
  111                                            111

  112                                            112
  113       Joanne Mitchell                      113
  114       Hansa Investments, Inc.              114
  115       H.K.Realty, Inc.                     115
  116                                            116
  117       Triple Net Properties, LLC           117
  118                                            118

  119                                            119
  120                                            120
  121                                            121
  122       H.K.Realty, Inc.                     122
  123                                            123
  124                                            124
  125                                            125
  126                                            126

  127                                            127
  128                                            128
  129                                            129

  130                                            130
  131                                            131
  132       Apex Enterprises, LLC.               132
  133       James Mitchell                       133
  134       James Mitchell/Joanne Mitchell       134

Mortgage  Loan
  Loan   Group
 Number  Number             Property Name                        Address               City     State Zip Code
-------- ------ -------------------------------------- --------------------------- ------------ ----- --------
 135       2    Rose Terrace Apartments                6111-6121 Norwalk
                                                       Boulevard                   Whittier      CA     90606
 136       1    ATC Office Complex                     801 O'Keefe Road            De Pere       WI     54115
 137       1    2065 West Obispo                       2065 West Obispo Avenue     Gilbert       AZ     85233
 138       2    Hollywood Point
                Apartments                             6711 Yucca Street           Los Angeles   CA     90028
 139       1    Rite Aid - Roseburg, OR                West Side of Stevens Street
                                                       between Washington
                                                       Avenue & Douglas Street     Roseburg      OR     97470
 140       2    Springtree II Apartment                3845 SW 103rd Avenue        Miami         FL     33165
 141       1    Wadsworth Medical Office Building/(5)/ 5920 South Estes Street     Littleton     CO     80123
 142       1    Union Town Center I & II               3478 Research Parkway &
                                                       8810-8830 North Union       Colorado
                                                       Boulevard                   Springs       CO     80920
 143       1    One Stop Plaza                         1610-1640 North 36th
                                                       Street                      Phoenix       AZ     85008
 144       2    El Adobe Apartments                    4821 South Durfee Avenue    Pico Rivera   CA     90660
 145       2    Dillon Trace Apartments                620, 640, 650, 660, 670 &
                                                       690 Dillon Trace Street     Sumter        SC     29153
 146       1    Sleep Inn & Suites -                   3608 South Broadway
                Edmond, OK                             Extension                   Edmond        OK     73013
 147       1    Walgreens - Grand                                                  Grand
                Junction, CO                           2900 North Avenue           Junction      CO     81501
 148       1    240 Crossways Park West                240 Crossways Park West     Woodbury      NY     11797
 149       1    303-325 Crossways Park                 303, 311, 315, 321 & 325
                Drive                                  Crossways Park Drive        Woodbury      NY     11797
 150       1    Circuit City - Oklahoma                3621, 3625, 3627 & 3629     Oklahoma
                City, OK                               NW Expressway               City          OK     73112
 151       2    Suntree Apartments                     1551 West Rialto Avenue     Rialto        CA     92335
 152       2    Pinewood Apartments                    3940 SW 102nd Avenue        Miami         FL     33165
 153       2    Woodland Pointe
                Apartments                             6912 Millwood Avenue        Canoga Park   CA     91303
 154       2    Valencia -Hawthorne Apartments         4560 West 120th Street      Hawthorne     CA     90250
 155       1    5000 California Office
                Plaza                                  5000 California Avenue      Bakersfield   CA     93309
 156       2    Park East and Park                     300 & 311 North Knowles
                Knowles Apartments                     Avenue                      Winter Park   FL     32789
 157       2    Courtyard Van Nuys
                Apartments                             15025 Saticoy Street        Van Nuys      CA     91405
 158       2    Colonial Terrace                       38719-38729 10th Street
                Apartments                             East                        Palmdale      CA     93550
 159       1    Walgreens - Auburn, AL                 765 East Glenn Avenue       Auburn        AL     36830
 160       1    Shoppes at Home Depot                  1135-1141 Bell Road         Antioch       TN     37013
 161       2    Cove Apartments                        11121 Arminta Street        Sun Valley    CA     91352
 162       1    Rite Aid - Ontario, OR                 SW Corner SW 7th Street /
                                                       4th Avenue                  Ontario       OR     97914
 163       1    Walgreens - Houston, TX                8942 West Sam Houston
                (Sam Houston Parkway)                  Parkway                     Houston       TX     77064
 164       1    Country Inn & Suites -                                             Michigan
                Michigan City, IN/(5)(7)/              3805 North Frontage Road    City          IN     46360
 165       2    Park Wood Patio Apartments             38047 20th Street East      Palmdale      CA     93550
 166       1    Walgreens - Fort Morgan,
                CO                                     111 East Platte Avenue      Fort Morgan   CO     80701
 167       2    Rose Pointe Apartments                 509 North Berendo Street    Los Angeles   CA     90004
 168       1    Corsicana Marketplace                  3811 West Highway 31        Corsicana     TX     75110
 169       1    Silver Dome MHP                        4181 Siver Dome Road        Denton        TX     76208
 170       1    26th and Pulaski                       3949-59 West 26th Street    Chicago       IL     60623
 171       1    Sutherland Retail/(5)/                 3245 West 7800 South        West Jordan   UT     84088
 172       2    Burnet House Apartments                8935 Burnet Avenue          North Hills   CA     91343
 173       1    Walgreens - Knoxville, TN              6920 Maynardville Pike      Knoxville     TN     37918
 174       1    Walgreens - Houston, TX
                (El Camino Real)                       16590 El Camino Real        Houston       TX     77062
 175       1    Shops at Market Square                 5100 Daniels Parkway        Fort Myers    FL     33912
 176       2    South Towers Apartments                2715 James M. Wood
                                                       Boulevard                   Los Angeles   CA     90006
 177       2    Casa Meadows Apartments                8135 Langdon Avenue         Van Nuys      CA     91406
 178       2    Studio Pointe Apartments               915 North Wilton Place      Los Angeles   CA     90038
 179       2    Northridge Pointe
                Apartments                             17925 Devonshire Street     Northridge    CA     91325
 180       1    FBI - Flagstaff, AZ                    5900 South Pulliam Drive    Flagstaff     AZ     86001
 181       1    CVS - Kissimmee, FL                    1300 East Vine Street       Kissimmee     FL     34744
 182       1    United SuperMarket -
                Borger West                            1414 West Wilson Street     Borger        TX     79007
 183       1    Sleep Inn & Suites -
                Guthrie, OK                            414 Heather Road            Guthrie       OK     73044
 184       1    Harvester Building                     196 East 6th Street         Sioux Falls   SD     57104
 185       1    Walgreens - Lake Charles,
                LA                                     2755 Country Club Road      Lake Charles  LA     70605
 186       1    Walgreens - New Hartford,
                NY                                     49 Kellogg Road             New Hartford  NY     13413
 187       1    Compass Insurance Agency               2002, 2020 & 2030 East
                                                       Osborn Road                 Phoenix       AZ     85016
 188       1    Cleveland Park                         1802-1960 South
                Townhomes                              Cleveland Avenue            Sioux Falls   SD     57103
 189       1    Layton Retail Shops/(5)/               729 North King Street       Layton        UT     84041
 190       1    Arizona Retail Pool                    Various                     Various       AZ   Various
 190.01         St. Mary's                             1301-1325 West St. Mary's
                                                       Road                        Tucson        AZ     85745
 190.02         Sierra Vista                           2290 East Fry Boulevard     Sierra Vista  AZ     85635
 191       1    Shoppes at Prien Lake                  630 West Prien Lake Road    Lake Charles  LA     70601
 192       1    Eastgate II Business Center            425 East St. Germain Street St. Cloud     MN     56304
 193       1    Kirkwood Square Retail                 11820 & 11890
                Center                                 Westheimer Road             Houston       TX     77077
 194       2    Sonoma Apartments                      38551-38561 11th Street
                                                       East                        Palmdale      CA     93550
 195       1    Bear Hollow Village
                Square                                 5532 Lillehammer Lane       Park City     UT     84098
 196       1    Mentor Retail                          8310 Tyler Boulevard        Mentor        OH     44060
 197       2    806 South 3rd Street
                Student Housing                        806 South 3rd Street        Champaign     IL     61820
 198       1    Shoppes at Spring Valley               12305 US Highway 27         Clermont      FL     34711
 199       1    North Park Shopping                    1303, 1305, 1307, 1309,
                Center                                 1311, 1313, 1315, 1317,
                                                       1319, 1321, 1329 & 1331
                                                       West Wilson Street          Borger        TX     79007
 200       1    Mentor Medical Offices                 8300 Tyler Boulevard        Mentor        OH     44060
 201       1    225 Crossways Park Drive               225 Crossways Park Drive    Woodbury      NY     11797
 202       1    Hampton Place Shopping                 460 - 468 A Gilmer
                Center                                 Avenue                      Tallassee     AL     36078
 203       1    Einstein Bagel Building                                            Salt Lake
                                                       481 East South Temple       City          UT     84111
 204       2    Park Royale Apartments                 1235 Boynton Avenue         Glendale      CA     91205
 205       1    Matlock & Bardin Center                4645 Matlock Road           Arlington     TX     76018
 206       1    Sherwin Williams Retail
                Center                                 621-635 North 1200 West     Orem          UT     84057
 207       1    China Gate Office Building             2309 Daly Street            Los Angeles   CA     90031

Mortgage                                                         General                                Cut-Off Date
  Loan   Cross Collateralized and Cross    Loan      Mortgage    Property     Specific    Original Loan Loan Balance
 Number       Defaulted Loan Flag         Purpose   Loan Seller    Type     Property Type  Balance ($)      ($)
-------- ------------------------------ ----------- ----------- ----------- ------------- ------------- ------------
 135                Jogani Portfolio 2    Refinance    Nomura   Multifamily  Conventional 4,577,300.00  4,577,300.00
 136                                      Refinance  Wachovia        Office      Suburban 4,500,000.00  4,500,000.00
 137                                      Refinance  Wachovia    Industrial          Flex 4,500,000.00  4,492,282.40
 138                Jogani Portfolio 1    Refinance    Nomura   Multifamily  Conventional 4,339,200.00  4,339,200.00
 139                                      Refinance  Wachovia        Retail Single Tenant 4,320,000.00  4,311,170.09
 140                                      Refinance  Wachovia   Multifamily  Conventional 4,300,000.00  4,300,000.00
 141                                    Acquisition   Artesia        Office       Medical 4,275,000.00  4,275,000.00
 142                                                                               Shadow
                                          Refinance   Artesia        Retail      Anchored 4,250,000.00  4,250,000.00
 143                                    Acquisition   Artesia        Retail    Unanchored 4,200,000.00  4,192,642.20
 144                Jogani Portfolio 2    Refinance    Nomura   Multifamily  Conventional 4,139,500.00  4,139,500.00
 145                                      Refinance   Artesia   Multifamily  Conventional 4,040,000.00  4,040,000.00
 146                                                                              Limited
                                          Refinance   Artesia   Hospitality       Service 4,000,000.00  4,000,000.00
 147                                    Acquisition  Wachovia        Retail Single Tenant 3,981,000.00  3,981,000.00
 148                                      Refinance   Artesia        Office      Suburban 3,925,000.00  3,925,000.00
 149                                      Refinance   Artesia        Office      Suburban 3,925,000.00  3,925,000.00
 150                                    Acquisition   Artesia        Retail Single Tenant 3,900,000.00  3,900,000.00
 151                Jogani Portfolio 2    Refinance    Nomura   Multifamily  Conventional 3,843,900.00  3,843,900.00
 152                                      Refinance  Wachovia   Multifamily  Conventional 3,800,000.00  3,800,000.00
 153                Jogani Portfolio 2    Refinance    Nomura   Multifamily  Conventional 3,763,200.00  3,763,200.00
 154                Jogani Portfolio 1    Refinance    Nomura   Multifamily  Conventional 3,748,000.00  3,748,000.00
 155                                    Acquisition   Artesia        Office      Suburban 3,600,000.00  3,600,000.00
 156                                      Refinance  Wachovia   Multifamily  Conventional 3,600,000.00  3,600,000.00
 157                Jogani Portfolio 2    Refinance    Nomura   Multifamily  Conventional 3,598,700.00  3,598,700.00
 158                Jogani Portfolio 3    Refinance    Nomura   Multifamily  Conventional 3,520,000.00  3,520,000.00
 159                                    Acquisition  Wachovia        Retail Single Tenant 3,505,000.00  3,505,000.00
 160                                                                               Shadow
                                          Refinance  Wachovia        Retail      Anchored 3,500,000.00  3,500,000.00
 161                Jogani Portfolio 1    Refinance    Nomura   Multifamily  Conventional 3,471,600.00  3,471,600.00
 162                                      Refinance  Wachovia        Retail Single Tenant 3,450,000.00  3,450,000.00
 163                                    Acquisition  Wachovia        Retail Single Tenant 3,414,000.00  3,414,000.00
 164                                                                              Limited
                                          Refinance   Artesia   Hospitality       Service 3,400,000.00  3,395,279.57
 165                Jogani Portfolio 2    Refinance    Nomura   Multifamily  Conventional 3,360,000.00  3,360,000.00
 166                                    Acquisition  Wachovia        Retail Single Tenant 3,329,000.00  3,323,428.92
 167                Jogani Portfolio 3    Refinance    Nomura   Multifamily  Conventional 3,302,100.00  3,302,100.00
 168                                                                               Shadow
                                        Acquisition   Artesia        Retail      Anchored 3,300,000.00  3,296,874.86
 169                                                                 Mobile   Mobile Home
                                          Refinance    Nomura     Home Park          Park 3,200,000.00  3,200,000.00
 170                                      Refinance  Wachovia        Retail    Unanchored 3,190,000.00  3,187,048.28
 171                                      Refinance   Artesia        Retail    Unanchored 3,150,000.00  3,150,000.00
 172                Jogani Portfolio 1    Refinance    Nomura   Multifamily  Conventional 3,096,300.00  3,096,300.00
 173                                    Acquisition  Wachovia        Retail Single Tenant 3,088,000.00  3,088,000.00
 174                                    Acquisition  Wachovia        Retail Single Tenant 3,081,000.00  3,081,000.00
 175                                                                               Shadow
                                        Acquisition  Wachovia        Retail      Anchored 3,050,000.00  3,050,000.00
 176                Jogani Portfolio 2    Refinance    Nomura   Multifamily  Conventional 3,039,800.00  3,039,800.00
 177                Jogani Portfolio 3    Refinance    Nomura   Multifamily  Conventional 2,937,900.00  2,937,900.00
 178                Jogani Portfolio 3    Refinance    Nomura   Multifamily  Conventional 2,883,400.00  2,883,400.00
 179                Jogani Portfolio 1    Refinance    Nomura   Multifamily  Conventional 2,872,000.00  2,872,000.00
 180                                      Refinance   Artesia        Office      Suburban 2,825,000.00  2,825,000.00
 181                                    Acquisition  Wachovia        Retail Single Tenant 2,814,000.00  2,814,000.00
 182                                      Refinance   Artesia        Retail Single Tenant 2,800,000.00  2,794,174.49
 183                                                                              Limited
                                          Refinance   Artesia   Hospitality       Service 2,725,000.00  2,725,000.00
 184                                                                         Multifamily/
          Gourley Properties Portfolio    Refinance   Artesia     Mixed Use Office/Retail 2,725,000.00  2,722,364.16
 185                                    Acquisition  Wachovia        Retail Single Tenant 2,714,000.00  2,714,000.00
 186                                    Acquisition  Wachovia        Retail Single Tenant 2,700,000.00  2,700,000.00
 187                                    Acquisition   Artesia        Office      Suburban 2,675,000.00  2,675,000.00
 188      Gourley Properties Portfolio    Refinance   Artesia   Multifamily      Townhome 2,525,000.00  2,522,557.62
 189                                                                               Shadow
                                          Refinance   Artesia        Retail      Anchored 2,525,000.00  2,520,686.12
 190                                      Refinance   Artesia        Retail    Unanchored 2,500,000.00  2,500,000.00
 190.01                                                              Retail    Unanchored 1,750,000.00
 190.02                                                              Retail    Unanchored   750,000.00
 191                                                                               Shadow
                                        Acquisition   Artesia        Retail      Anchored 2,415,000.00  2,415,000.00
 192                                      Refinance   Artesia        Office      Suburban 2,350,000.00  2,350,000.00
 193                                    Acquisition   Artesia        Retail    Unanchored 2,200,000.00  2,195,322.55
 194                Jogani Portfolio 3    Refinance    Nomura   Multifamily  Conventional 2,188,300.00  2,188,300.00
 195                                    Acquisition    Nomura        Office      Suburban 2,121,000.00  2,121,000.00
 196                                    Acquisition    Nomura     Mixed Use Retail/Office 2,025,000.00  2,025,000.00
 197                                                                              Student
                                          Refinance  Wachovia   Multifamily       Housing 2,000,000.00  1,998,087.64
 198                                                                               Shadow
                                          Refinance   Artesia        Retail      Anchored 2,000,000.00  1,997,911.87
 199                                      Refinance   Artesia        Retail    Unanchored 2,000,000.00  1,995,838.92
 200                                    Acquisition    Nomura        Office       Medical 1,975,000.00  1,975,000.00
 201                                      Refinance   Artesia    Industrial          Flex 1,925,000.00  1,925,000.00
 202                                      Refinance   Artesia        Retail      Anchored 1,650,000.00  1,645,821.73
 203                                      Refinance   Artesia        Retail    Unanchored 1,640,000.00  1,640,000.00
 204                Jogani Portfolio 2    Refinance    Nomura   Multifamily  Conventional 1,489,100.00  1,489,100.00
 205                                    Acquisition   Artesia        Retail    Unanchored 1,350,000.00  1,347,726.42
 206                                                                              Retail/
                                        Acquisition   Artesia     Mixed Use     Warehouse 1,250,000.00  1,250,000.00
 207                Jogani Portfolio 3    Refinance    Nomura        Office      Suburban   965,500.00    965,500.00

                         % of       % of
             % of     Aggregate  Aggregate
Mortgage  Aggregate    Cut-Off    Cut-Off                         Maturity
  Loan   Cut-Off Date Date Group Date Group Origination First Pay Date or  Mortgage
 Number    Balance    1 Balance  2 Balance     Date       Date      ARD      Rate
-------- ------------ ---------- ---------- ----------- --------- -------- --------
 135         0.13%                  0.73%    10/05/06   11/11/06  10/11/16  5.5900%
 136         0.13%       0.15%               09/14/06   11/11/06  10/11/16  6.4300%
 137         0.12%       0.15%               08/15/06   10/11/06  09/11/16  6.4900%
 138         0.12%                  0.70%    10/05/06   11/11/06  10/11/16  5.5900%
 139         0.12%       0.15%               08/17/06   10/01/06  09/01/16  6.4800%
 140         0.12%                  0.69%    08/23/06   10/11/06  09/11/16  6.3500%
 141         0.12%       0.14%               06/16/06   08/11/06  07/11/16  6.3100%
 142         0.12%       0.14%               08/14/06   10/11/06  09/11/16  6.1400%
 143         0.12%       0.14%               07/11/06   09/11/06  08/11/16  6.1900%
 144         0.12%                  0.66%    10/05/06   11/11/06  10/11/16  5.5900%
 145         0.11%                  0.65%    09/14/06   11/11/06  10/11/16  6.1000%
 146         0.11%       0.13%               09/13/06   11/11/06  10/11/16  6.3500%
 147         0.11%       0.13%               09/12/06   11/11/06  10/11/16  6.4100%
 148         0.11%       0.13%               10/06/06   11/11/06  10/11/16  6.1900%
 149         0.11%       0.13%               10/06/06   11/11/06  10/11/16  6.1900%
 150         0.11%       0.13%               08/29/06   10/11/06  09/11/16  5.9500%
 151         0.11%                  0.62%    10/05/06   11/11/06  10/11/16  5.5900%
 152         0.11%                  0.61%    08/23/06   10/11/06  09/11/16  6.3500%
 153         0.10%                  0.60%    10/05/06   11/11/06  10/11/16  5.5900%
 154         0.10%                  0.60%    10/05/06   11/11/06  10/11/16  5.5900%
 155         0.10%       0.12%               09/01/06   11/11/06  10/11/16  6.3000%
 156         0.10%                  0.58%    08/29/06   10/11/06  09/11/16  6.3500%
 157         0.10%                  0.58%    10/05/06   11/11/06  10/11/16  5.5900%
 158         0.10%                  0.56%    10/05/06   11/11/06  10/11/16  5.5900%
 159         0.10%       0.12%               05/17/06   07/11/06  06/11/16  5.2300%
 160         0.10%       0.12%               08/10/06   09/11/06  08/11/16  6.3500%
 161         0.10%                  0.56%    10/05/06   11/11/06  10/11/16  5.5900%
 162         0.10%       0.12%               10/05/06   12/01/06  11/01/16  6.1600%
 163         0.09%       0.11%               05/11/06   06/11/06  05/11/16  5.3500%
 164         0.09%       0.11%               08/29/06   10/11/06  09/11/16  6.2500%
 165         0.09%                  0.54%    10/05/06   11/11/06  10/11/16  5.5900%
 166         0.09%       0.11%               07/19/06   09/11/06  08/11/16  6.3900%
 167         0.09%                  0.53%    10/05/06   11/11/06  10/11/16  5.5900%
 168         0.09%       0.11%               09/06/06   10/11/06  09/11/16  6.2600%
 169         0.09%       0.11%               09/28/06   11/11/06  10/11/16  6.0000%
 170         0.09%       0.11%               09/11/06   10/11/06  09/11/16  6.3800%
 171         0.09%       0.11%               09/14/06   11/11/06  10/11/16  6.3200%
 172         0.09%                  0.50%    10/05/06   11/11/06  10/11/16  5.5900%
 173         0.09%       0.10%               05/08/06   06/11/06  05/11/11  5.8000%
 174         0.09%       0.10%               05/15/06   07/11/06  06/11/16  5.3900%
 175         0.08%       0.10%               09/28/06   11/11/06  10/11/16  5.8300%
 176         0.08%                  0.49%    10/05/06   11/11/06  10/11/16  5.5900%
 177         0.08%                  0.47%    10/05/06   11/11/06  10/11/16  5.5900%
 178         0.08%                  0.46%    10/05/06   11/11/06  10/11/16  5.5900%
 179         0.08%                  0.46%    10/05/06   11/11/06  10/11/16  5.5900%
 180         0.08%       0.10%               09/28/06   11/11/06  10/11/11  6.1500%
 181         0.08%       0.09%               05/10/06   06/11/06  05/11/16  5.4400%
 182         0.08%       0.09%               08/05/06   10/11/06  09/11/26  6.5600%
 183         0.08%       0.09%               09/13/06   11/11/06  10/11/16  6.3500%
 184         0.08%       0.09%               08/25/06   10/11/06  09/11/16  6.1500%
 185         0.08%       0.09%               05/11/06   06/11/06  05/11/16  5.4300%
 186         0.08%       0.09%               08/18/06   10/11/06  09/11/16  6.0800%
 187         0.07%       0.09%               08/11/06   10/11/06  09/11/16  6.1800%
 188         0.07%       0.08%               08/25/06   10/11/06  09/11/16  6.1500%
 189         0.07%       0.08%               07/12/06   09/11/06  08/11/16  6.3000%
 190         0.07%       0.08%               08/17/06   10/11/06  09/11/16  6.0700%
 190.01
 190.02
 191         0.07%       0.08%               08/30/06   10/11/06  09/11/16  6.3600%
 192         0.07%       0.08%               07/28/06   09/11/06  08/11/16  6.2100%
 193         0.06%       0.07%               08/29/06   10/11/06  09/11/16  6.1500%
 194         0.06%                  0.35%    10/05/06   11/11/06  10/11/16  5.5900%
 195         0.06%       0.07%               09/12/06   11/11/06  10/11/16  6.2700%
 196         0.06%       0.07%               09/13/06   11/11/06  10/11/16  6.2000%
 197         0.06%                  0.32%    08/31/06   10/11/06  09/11/11  6.2100%
 198         0.06%       0.07%               08/24/06   10/11/06  09/11/16  5.7500%
 199         0.06%       0.07%               08/05/06   10/11/06  09/11/26  6.5600%
 200         0.05%       0.07%               09/13/06   11/11/06  10/11/16  6.2000%
 201         0.05%       0.06%               10/06/06   11/11/06  10/11/16  6.1900%
 202         0.05%       0.06%               07/12/06   09/11/06  08/11/16  6.4200%
 203         0.05%       0.06%               08/30/06   11/11/06  10/11/16  6.0800%
 204         0.04%                  0.24%    10/05/06   11/11/06  10/11/16  5.5900%
 205         0.04%       0.05%               07/26/06   09/11/06  08/11/16  6.3625%
 206         0.03%       0.04%               09/11/06   11/11/06  10/11/16  6.3400%
 207         0.03%       0.03%               10/05/06   11/11/06  10/11/16  5.5900%

                                                                  Remaining
                                                       Original    Term to
Mortgage      Loan                        Interest      Term to   Maturity  Remaining  Original
  Loan   Administrative    Interest    Accural Method Maturity or  or ARD   IO Period Amort Term
 Number    Cost Rate    Accrual Method   During IO    ARD (Mos.)   (Mos.)    (Mos.)     (Mos.)
-------- -------------- -------------- -------------- ----------- --------- --------- ----------
 135        0.02055%      Actual/360                      120        120                 360
 136        0.02055%      Actual/360     Actual/360       120        120        24       360
 137        0.02055%      Actual/360                      120        119                 264
 138        0.02055%      Actual/360                      120        120                 360
 139        0.02055%          30/360                      120        119                 240
 140        0.02055%      Actual/360     Actual/360       120        119       119        IO
 141        0.11055%      Actual/360     Actual/360       120        117        57       360
 142        0.02055%      Actual/360     Actual/360       120        119        35       360
 143        0.02055%      Actual/360                      120        118                 360
 144        0.02055%      Actual/360                      120        120                 360
 145        0.08055%      Actual/360     Actual/360       120        120        24       360
 146        0.02055%      Actual/360                      120        120                 360
 147        0.02055%      Actual/360                      120        120                 360
 148        0.02055%      Actual/360     Actual/360       120        120        60       360
 149        0.02055%      Actual/360     Actual/360       120        120        60       360
 150        0.02055%      Actual/360     Actual/360       120        119       119        IO
 151        0.02055%      Actual/360                      120        120                 360
 152        0.02055%      Actual/360     Actual/360       120        119       119        IO
 153        0.02055%      Actual/360                      120        120                 360
 154        0.02055%      Actual/360                      120        120                 360
 155        0.02055%      Actual/360     Actual/360       120        120       120        IO
 156        0.02055%      Actual/360     Actual/360       120        119       119        IO
 157        0.02055%      Actual/360                      120        120                 360
 158        0.02055%      Actual/360                      120        120                 360
 159        0.02055%      Actual/360     Actual/360       120        116       116        IO
 160        0.02055%      Actual/360     Actual/360       120        118        22       360
 161        0.02055%      Actual/360                      120        120                 360
 162        0.02055%          30/360                      120        120                 240
 163        0.02055%      Actual/360     Actual/360       120        115       115        IO
 164        0.09055%      Actual/360                      120        119                 300
 165        0.02055%      Actual/360                      120        120                 360
 166        0.02055%      Actual/360                      120        118                 360
 167        0.02055%      Actual/360                      120        120                 360
 168        0.02055%      Actual/360                      120        119                 360
 169        0.02055%      Actual/360                      120        120                 360
 170        0.02055%      Actual/360                      120        119                 360
 171        0.02055%      Actual/360     Actual/360       120        120        24       360
 172        0.02055%      Actual/360                      120        120                 360
 173        0.02055%      Actual/360     Actual/360        60         55        55        IO
 174        0.02055%      Actual/360     Actual/360       120        116       116        IO
 175        0.02055%      Actual/360     Actual/360       120        120        60       360
 176        0.02055%      Actual/360                      120        120                 360
 177        0.02055%      Actual/360                      120        120                 360
 178        0.02055%      Actual/360                      120        120                 360
 179        0.02055%      Actual/360                      120        120                 360
 180        0.02055%      Actual/360                       60         60                 420
 181        0.02055%      Actual/360     Actual/360       120        115       115        IO
 182        0.02055%      Actual/360                      240        239                 240
 183        0.02055%      Actual/360                      120        120                 300
 184        0.02055%      Actual/360                      120        119                 360
 185        0.02055%      Actual/360     Actual/360       120        115       115        IO
 186        0.02055%      Actual/360     Actual/360       120        119        35       360
 187        0.02055%      Actual/360     Actual/360       120        119        95       360
 188        0.02055%      Actual/360                      120        119                 360
 189        0.02055%      Actual/360                      120        118                 360
 190        0.02055%      Actual/360     Actual/360       120        119        23       360
 190.01
 190.02
 191        0.02055%      Actual/360     Actual/360       120        119        35       360
 192        0.02055%      Actual/360     Actual/360       120        118        34       360
 193        0.02055%      Actual/360                      120        119                 240
 194        0.02055%      Actual/360                      120        120                 360
 195        0.02055%      Actual/360                      120        120                 360
 196        0.02055%      Actual/360                      120        120                 360
 197        0.02055%      Actual/360                       60         59                 360
 198        0.02055%      Actual/360                      120        119                 360
 199        0.02055%      Actual/360                      240        239                 240
 200        0.02055%      Actual/360                      120        120                 360
 201        0.02055%      Actual/360     Actual/360       120        120        60       360
 202        0.11055%      Actual/360                      120        118                 300
 203        0.02055%      Actual/360                      120        120                 360
 204        0.02055%      Actual/360                      120        120                 360
 205        0.02055%      Actual/360                      120        118                 360
 206        0.02055%      Actual/360     Actual/360       120        120        12       360
 207        0.02055%      Actual/360                      120        120                 360

                    Monthly   Maturity Date
Mortgage Remaining    P&I        or ARD                                      Mortgage
  Loan   Amort Term Payments     Balloon    ARD     Prepayment     Appraised   Loan
 Number    (Mos.)     ($)      Balance ($)  Loan    Provisions     Value ($)  Number
-------- ---------- --------- ------------- ---- ----------------- --------- --------
 135        360     26,248.46 3,834,697.34   N   L(24),D(84),O(12) 6,800,000     135
 136        360     28,236.22 4,025,964.64   Y    L(24),D(93),O(3) 6,375,000     136
 137        263     32,055.10 3,254,300.78   N    L(25),D(92),O(3) 8,000,000     137
 138        360     24,883.08 3,635,225.72   N   L(24),D(84),O(12) 5,800,000     138
 139        239     32,157.91 2,834,638.92   N    L(61),D(56),O(3) 6,650,000     139
 140         IO            IO 4,300,000.00   N    L(25),D(92),O(3) 7,000,000     140
 141        360     26,488.96 4,016,316.12   N    L(36),D(81),O(3) 5,350,000     141
 142        360     25,864.69 3,850,856.61   N    L(36),D(81),O(3) 6,300,000     142
 143        358     25,696.45 3,582,215.26   N    L(36),D(81),O(3) 6,700,000     143
 144        360     23,737.90 3,467,924.24   N   L(24),D(84),O(12) 5,300,000     144
 145        360     24,482.19 3,588,346.74   N    L(24),D(93),O(3) 5,295,000     145
 146        360     24,889.43 3,427,224.01   N    L(24),D(93),O(3) 6,680,000     146
 147        360     24,927.46 3,416,745.83   N    L(24),D(93),O(3) 6,100,000     147
 148        360     24,013.94 3,681,574.96   N    L(24),D(91),O(5) 5,600,000     148
 149        360     24,013.94 3,681,574.96   N    L(24),D(91),O(5) 5,400,000     149
 150         IO            IO 3,900,000.00   N    L(36),D(81),O(3) 5,950,000     150
 151        360     22,042.79 3,220,281.19   N   L(24),D(84),O(12) 5,000,000     151
 152         IO            IO 3,800,000.00   N    L(25),D(92),O(3) 6,400,000     152
 153        360     21,580.02 3,152,673.64   N   L(24),D(84),O(12) 5,100,000     153
 154        360     21,492.85 3,139,939.62   N   L(24),D(84),O(12) 4,990,000     154
 155         IO            IO 3,600,000.00   N    L(36),D(81),O(3) 5,600,000     155
 156         IO            IO 3,600,000.00   N    L(25),D(92),O(3) 7,400,000     156
 157        360     20,636.69 3,014,861.45   N   L(24),D(84),O(12) 4,750,000     157
 158        360     20,185.39 2,948,929.42   N   L(24),D(84),O(12) 4,400,000     158
 159         IO            IO 3,505,000.00   Y    L(48),D(68),O(4) 5,500,000     159
 160        360     21,778.25 3,125,956.26   N    L(26),D(91),O(3) 4,375,000     160
 161        360     19,907.84 2,908,381.64   N   L(24),D(84),O(12) 4,850,000     161
 162        240     25,036.38 2,238,875.39   N    L(60),D(57),O(3) 4,900,000     162
 163         IO            IO 3,414,000.00   Y    L(48),D(68),O(4) 5,350,000     163
 164        299     22,428.76 2,655,045.82   N    L(25),D(92),O(3) 4,300,000     164
 165        360     19,267.87 2,814,887.18   N   L(24),D(84),O(12) 4,200,000     165
 166        358     20,801.30 2,855,618.21   N    L(26),D(91),O(3) 5,100,000     166
 167        360     18,935.84 2,766,380.64   N   L(24),D(84),O(12) 4,300,000     167
 168        359     20,340.14 2,819,945.59   N    L(36),D(81),O(3) 4,600,000     168
 169        360     19,185.62 2,714,149.50   N    L(24),D(93),O(3) 4,000,000     169
 170        359     19,911.88 2,735,277.91   N    L(25),D(92),O(3) 4,100,000     170
 171        360     19,538.73 2,811,467.69   N    L(36),D(81),O(3) 3,950,000     171
 172        360     17,755.69 2,593,968.80   N   L(24),D(84),O(12) 4,325,000     172
 173         IO            IO 3,088,000.00   Y     L(48),D(8),O(4) 5,200,000     173
 174         IO            IO 3,081,000.00   Y    L(48),D(68),O(4) 5,100,000     174
 175        360     17,954.28 2,847,119.89   N    L(24),D(93),O(3) 4,300,000     175
 176        360     17,431.69 2,546,635.13   N   L(24),D(84),O(12) 4,200,000     176
 177        360     16,847.35 2,461,266.97   N   L(24),D(84),O(12) 4,500,000     177
 178        360     16,534.82 2,415,608.83   N   L(24),D(84),O(12) 3,900,000     178
 179        360     16,469.44 2,406,058.32   N   L(24),D(84),O(12) 3,600,000     179
 180        420     16,393.43 2,705,260.20   Y    L(24),D(33),O(3) 3,800,000     180
 181         IO            IO 2,814,000.00   Y    L(48),D(68),O(4) 4,300,000     181
 182        239     21,132.18                N   L(36),D(201),O(3) 4,200,000     182
 183        300     18,144.80 2,135,198.81   N    L(24),D(93),O(3) 3,950,000     183
 184        359     16,601.47 2,321,221.33   N    L(36),D(81),O(3) 3,530,000     184
 185         IO            IO 2,714,000.00   Y    L(48),D(68),O(4) 4,340,000     185
 186        360     16,327.00 2,443,617.35   N    L(25),D(92),O(3) 4,000,000     186
 187        360     16,348.84 2,614,716.57   N    L(25),D(92),O(3) 3,900,000     187
 188        359     15,383.01 2,150,856.98   N    L(36),D(81),O(3) 3,400,000     188
 189        358     15,629.06 2,160,411.67   N    L(36),D(81),O(3) 3,500,000     189
 190        360     15,101.46 2,218,883.55   N    L(36),D(81),O(3) 3,500,000     190
 190.01                                                            2,450,000  190.01
 190.02                                                            1,050,000  190.02
 191        360     15,042.77 2,197,277.75   N    L(25),D(92),O(3) 3,200,000     191
 192        360     14,408.27 2,132,278.42   N    L(26),D(91),O(3) 2,940,000     192
 193        239     15,952.45 1,450,675.16   N    L(25),D(92),O(3) 4,565,000     193
 194        360     12,548.77 1,833,279.05   N   L(24),D(84),O(12) 2,950,000     194
 195        360     13,086.96 1,813,142.70   N    L(24),D(93),O(3) 3,200,000     195
 196        360     12,402.50 1,727,595.90   N    L(24),D(93),O(3) 3,240,000     196
 197        359     12,262.36 1,876,014.50   N    L(25),D(32),O(3) 2,540,000     197
 198        359     11,671.46 1,683,593.32   N    L(25),D(92),O(3) 2,900,000     198
 199        239     15,094.41                N   L(36),D(201),O(3) 3,300,000     199
 200        360     12,096.26 1,684,939.21   N    L(24),D(93),O(3) 3,100,000     200
 201        360     11,777.54 1,805,613.06   N    L(24),D(91),O(5) 2,900,000     201
 202        298     11,058.58 1,295,879.20   N    L(26),D(91),O(3) 2,600,000     202
 203        360      9,917.14 1,394,271.17   N    L(36),D(81),O(3) 2,250,000     203
 204        360      8,539.22 1,247,514.43   N   L(24),D(84),O(12) 2,200,000     204
 205        358      8,411.21 1,157,128.65   N    L(36),D(81),O(3) 2,550,000     205
 206        360      7,769.78 1,094,352.28   N    L(24),D(92),O(4) 1,700,000     206
 207        360      5,536.65   808,861.18   N   L(24),D(84),O(12) 1,500,000     207

Mortgage                           Cut-Off   LTV Ratio
  Loan                             Date LTV at Maturity
 Number    Appraisal Date DSCR (x)  Ratio     or ARD    Year Built Year Renovated
-------- ---------------- -------- -------- ----------- ---------- --------------
 135         06/07/06       1.20    67.31%     56.39%       1963
 136         09/02/06       1.25    70.59%     63.15%       2006
 137         05/22/06       1.35    56.15%     40.68%       2006
 138         06/08/06       1.20    74.81%     62.68%       1962
 139         06/15/06       1.19    64.83%     42.63%       2006
 140         06/05/06       1.54    61.43%     61.43%       1969
 141         05/22/06       1.22    79.91%     75.07%       2005
 142         06/23/06       1.24    67.46%     61.12%       2004
 143         06/15/06       1.32    62.58%     53.47%       2004
 144         06/07/06       1.19    78.10%     65.43%       1966
 145         08/15/06       1.27    76.30%     67.77%       2004
 146         07/14/06       1.67    59.88%     51.31%       1998
 147         07/19/06       1.20    65.26%     56.01%       2006
 148         07/11/06       1.21    70.09%     65.74%       1980         2000
 149         07/11/06       1.20    72.69%     68.18%       1971         1999
 150         07/29/06       1.51    65.55%     65.55%       1992
 151         06/09/06       1.19    76.88%     64.41%       1985
 152         06/05/06       1.61    59.38%     59.38%       1970
 153         06/09/06       1.19    73.79%     61.82%       1989
 154         06/09/06       1.20    75.11%     62.92%       1968
 155         05/23/06       1.44    64.29%     64.29%       1985
 156         05/23/06       1.59    48.65%     48.65%       1961
 157         06/09/06       1.23    75.76%     63.47%       1965
 158         06/06/06       1.19    80.00%     67.02%       1986
 159         03/29/06       1.92    63.73%     63.73%       2005
 160         06/29/06       1.31    80.00%     71.45%       1990
 161         06/09/06       1.24    71.58%     59.97%       1969
 162         08/01/06       1.24    70.41%     45.69%       2006
 163         03/30/06       1.88    63.81%     63.81%       2000
 164         06/20/06       1.48    74.31%     57.09%       2005
 165         06/09/06       1.34    80.00%     67.02%       1987
 166         06/18/06       1.20    65.17%     55.99%       2006
 167         06/08/06       1.20    76.79%     64.33%       1973
 168         07/21/06       1.23    71.67%     61.30%       2004
 169         05/22/06       1.27    80.00%     67.85%       1975
 170         05/01/06       1.20    77.73%     66.71%       1905         2005
 171         07/19/06       1.22    79.75%     71.18%       1989         2006
 172         06/09/06       1.23    71.59%     59.98%       1987
 173         03/23/06       1.93    59.38%     59.38%       2000
 174         03/30/06       1.99    60.41%     60.41%       2000
 175         11/01/06       1.26    70.93%     66.21%       2006
 176         06/08/06       1.22    72.38%     60.63%       1989
 177         06/09/06       1.25    65.29%     54.69%       1970
 178         06/08/06       1.22    73.93%     61.94%       1964
 179         06/09/06       1.24    79.78%     66.83%       1963
 180         09/01/06       1.37    74.34%     71.19%       2006
 181         03/13/06       1.88    65.44%     65.44%       2000
 182         06/29/06       1.26    66.53%      0.00%       1992
 183         07/14/06       1.51    68.99%     54.06%       1999
 184         06/20/06       1.30    77.12%     65.76%       1913         2001
 185         04/04/06       1.92    62.53%     62.53%       2001
 186         07/06/06       1.21    67.50%     61.09%       2006
 187         06/26/06       1.27    68.59%     67.04%       1983         2001
 188         06/20/06       1.25    74.19%     63.26%       1974         2006
 189         09/01/06       1.21    72.02%     61.73%       2005
 190         07/14/06       1.23    71.43%     63.40%    Various      Various
 190.01      07/14/06                                       1986
 190.02      07/14/06                                       1978         1995
 191         07/31/06       1.22    75.47%     68.66%       2004
 192         05/30/06       1.20    79.93%     72.53%       2001
 193         08/03/06       1.31    48.09%     31.78%       1978         2005
 194         06/06/06       1.19    74.18%     62.15%       1985
 195         06/22/06       1.27    66.28%     56.66%       2005
 196         07/19/06       1.37    62.50%     53.32%       1998
 197         07/31/06       1.20    78.66%     73.86%       2003
 198         05/30/06       1.35    68.89%     58.05%       2006
 199         06/29/06       1.40    60.48%      0.00%       1978         2001
 200         07/21/06       1.44    63.71%     54.35%       1994
 201         07/11/06       1.23    66.38%     62.26%       1968         1995
 202         06/11/06       1.41    63.30%     49.84%       1990
 203         07/05/06       1.28    72.89%     61.97%       1996
 204         06/09/06       1.23    67.69%     56.71%       1962
 205         07/28/06       1.46    52.85%     45.38%       2005
 206         08/03/06       1.38    73.53%     64.37%       1995
 207         06/08/06       1.20    64.37%     53.92%       1972

                            Cut-Off
Mortgage                   Date Loan                                      Most Recent
  Loan   Number of Unit of Amount Per Occupancy  Occupancy   Most Recent   Revenues
 Number    Units   Measure (Unit) ($)   Rate    "as of" Date   Period         ($)
-------- --------- ------- ---------- --------- ------------ ------------ -----------
 135                                                         T 12 Through
              54     Units  84,764.81   96.30%    08/20/06      8/31/2006    590,973
 136      45,000   Sq. Ft.     100.00  100.00%    09/08/06
 137      55,594   Sq. Ft.      80.81  100.00%    07/28/06
 138                                                         T 12 Through
              50     Units  86,784.00   96.00%    08/20/06      8/31/2006    530,327
 139      17,272   Sq. Ft.     249.60  100.00%    08/01/06
 140                                                                06/06
              92     Units  46,739.13   96.74%    08/09/06     Annualized    822,685
 141                                                          Trailing 12
          21,447   Sq. Ft.     199.33   88.61%    06/01/06    (4/05-3/06)    415,538
 142      20,530   Sq. Ft.     207.01  100.00%    06/19/06
 143                                                            Statement
          32,162   Sq. Ft.     130.36  100.00%    07/07/06           2005    412,964
 144                                                         T 12 Through
              67     Units  61,783.58  100.00%    08/31/06      8/31/2006    513,233
 145          72     Units  56,111.11   97.22%    08/15/06
 146                                                          Trailing 12
             100     Rooms  40,000.00   59.30%    05/31/06    (6/05-5/06)  1,701,323
 147      14,490   Sq. Ft.     274.74  100.00%    08/31/06
 148                                                          Trailing 12
          25,929   Sq. Ft.     151.37  100.00%    07/20/06    (6/05-5/06)    596,142
 149                                                          Trailing 12
          26,304   Sq. Ft.     149.22  100.00%    07/20/06    (6/05-5/06)    381,147
 150      49,439   Sq. Ft.      78.89  100.00%    08/01/06
 151                                                         T 12 Through
              50     Units  76,878.00  100.00%    06/30/06      8/31/2006    479,194
 152                                                                06/06
              92     Units  41,304.35   98.91%    08/09/06     Annualized    806,944
 153                                                         T 12 Through
              41     Units  91,785.37  100.00%    08/31/06      8/31/2006    468,153
 154                                                         T 12 Through
              51     Units  73,490.20  100.00%    08/31/06      8/31/2006    458,603
 155                                                            Statement
          33,546   Sq. Ft.     107.32  100.00%    09/05/06           2005    459,437
 156                                                                06/06
              76     Units  47,368.42   92.11%    08/09/06     Annualized    697,854
 157                                                         T 12 Through
              60     Units  59,978.33   98.33%    08/20/06      8/31/2006    507,572
 158                                                         T 12 Through
              51     Units  69,019.61  100.00%    08/31/06      8/31/2006    445,297
 159      14,758   Sq. Ft.     237.50  100.00%    04/27/06
 160      39,584   Sq. Ft.      88.42  100.00%    08/09/06           2005    492,919
 161                                                         T 12 Through
              49     Units  70,848.98   97.96%    08/31/06      8/31/2006    433,438
 162      17,272   Sq. Ft.     199.75  100.00%    08/24/06
 163      15,050   Sq. Ft.     226.84  100.00%    03/31/06
 164                                                          Trailing 12
              56     Rooms  60,629.99   57.32%    08/31/06    (8/05-7/06)  1,117,539
 165                                                         T 12 Through
              52     Units  64,615.38   98.08%    06/30/06      8/31/2006    451,722
 166      14,490   Sq. Ft.     229.36  100.00%    07/06/06
 167                                                         T 12 Through
              38     Units  86,897.37   97.37%    08/31/06      8/31/2006    406,114
 168                                                          Trailing 12
          25,192   Sq. Ft.     130.87   95.56%    09/08/06    (7/05-6/06)    286,866
 169                                                          T 7 Through
             206      Pads  15,533.98   83.01%    08/09/06      7/31/2006    541,200
 170      19,525   Sq. Ft.     163.23   69.78%    09/01/06
 171      39,892   Sq. Ft.      78.96   87.47%    09/18/06
 172                                                         T 12 Through
              36     Units  86,008.33   97.22%    08/31/06      8/31/2006    404,467
 173      15,120   Sq. Ft.     204.23  100.00%    05/18/06
 174      15,624   Sq. Ft.     197.20  100.00%    09/07/06
 175       9,265   Sq. Ft.     329.20  100.00%    09/01/06
 176                                                         T 12 Through
              33     Units  92,115.15   96.97%    08/31/06      8/31/2006    367,621
 177                                                         T 12 Through
              49     Units  59,957.14   95.92%    08/31/06      8/31/2006    412,472
 178                                                         T 12 Through
              42     Units  68,652.38  100.00%    08/31/06      8/31/2006    383,389
 179                                                         T 12 Through
              28     Units 102,571.43   96.43%    08/31/06      8/31/2006    333,102
 180       9,282   Sq. Ft.     304.35  100.00%    09/07/06
 181      10,908   Sq. Ft.     257.98  100.00%    04/21/06
 182                                                            Statement
          44,250   Sq. Ft.      63.15  100.00%    06/23/06           2005    363,432
 183                                                          Trailing 12
              78     Rooms  34,935.90   55.20%    05/31/06    (8/05-7/06)  1,262,602
 184                                                          Trailing 12
          53,670   Sq. Ft.      50.72   94.13%    08/28/06    (7/05-6/06)    356,811
 185      14,490   Sq. Ft.     187.30  100.00%    03/31/06
 186      14,550   Sq. Ft.     185.57  100.00%    03/28/05
 187                                                           Annualized
                                                               2006 (1/1-
          24,414   Sq. Ft.     109.57  100.00%    07/25/06          5/31)    268,685
 188                                                           Annualized
                                                               2006 (1/1-
              52     Units  48,510.72  100.00%    08/23/06          6/30)    357,729
 189       9,600   Sq. Ft.     262.57   88.48%    06/02/06
 190      19,468   Sq. Ft.     128.42   93.84%    08/21/06        Various    102,929
 190.01   15,600   Sq. Ft.              92.31%    08/21/06
 190.02                                                       Trailing 12
           3,868   Sq. Ft.             100.00%    08/21/06    (6/05-5/06)    102,929
 191                                                            Statement
          13,580   Sq. Ft.     177.84  100.00%    08/30/06           2005    171,035
 192                                                            Statement
          18,696   Sq. Ft.     125.70  100.00%    07/01/06           2005    345,778
 193                                                           Annualized
                                                               2006 (1/1-
          13,920   Sq. Ft.     157.71   75.72%    08/15/06          5/31)    312,771
 194                                                         T 12 Through
              40     Units  54,707.50  100.00%    08/31/06      8/31/2006    308,335
 195                                                         T 12 Through
          16,035   Sq. Ft.     132.27  100.00%    07/01/06      5/31/2006    154,019
 196      25,938   Sq. Ft.      78.07   81.11%    09/01/06
 197          10     Units 199,808.76  100.00%    08/25/06           2005    208,020
 198       9,460   Sq. Ft.     211.20  100.00%    08/14/06
 199                                                            Statement
          61,891   Sq. Ft.      32.25   88.24%    08/14/06           2005    385,177
 200      18,282   Sq. Ft.     108.03  100.00%    08/18/06
 201                                                          Trailing 12
          18,200   Sq. Ft.     105.77  100.00%    07/20/06    (8/05-7/06)    273,389
 202                                                          Trailing 12
          43,027   Sq. Ft.      38.25  100.00%    05/24/06    (6/05-5/06)    301,278
 203                                                            Statement
           6,035   Sq. Ft.     271.75  100.00%    06/08/06           2005    200,902
 204                                                         T 12 Through
              18     Units  82,727.78  100.00%    08/31/06      8/31/2006    177,506
 205       6,000   Sq. Ft.     224.62  100.00%    07/28/06
 206      13,840   Sq. Ft.      90.32  100.00%    09/08/06
 207      10,018   Sq. Ft.      96.38  100.00%    10/01/06

                                                                       UW Net
Mortgage                                                              Operating
  Loan   Most Recent  Most Recent Most Recent UW Revenues UW Expenses  Income   UW Net Cash
 Number  Expenses ($)   NOI ($)     NCF ($)       ($)         ($)        ($)     Flow ($)
-------- ------------ ----------- ----------- ----------- ----------- --------- -----------
 135        252,107     338,866     338,866      631,960    240,288    391,672    378,172
 136                                             618,723    150,937    467,786    422,279
 137                                             770,405    233,438    536,967    518,702
 138        191,786     338,541     338,541      552,401    182,918    369,483    356,983
 139                                             470,719      9,414    461,305    458,714
 140        398,617     424,068     400,318      842,572    399,235    443,337    419,587
 141        156,090     259,448     259,448      590,717    232,980    357,738    346,402
 142                                             540,944    142,743    398,201    384,785
 143         97,382     315,582     290,802      604,051    169,485    434,566    406,254
 144        181,678     331,555     331,555      526,858    172,209    354,649    337,899
 145                                             590,862    203,692    387,170    372,770
 146      1,105,324     595,999     556,751    1,555,008    993,525    561,483    499,283
 147                                             364,000      3,640    360,360    358,911
 148        233,099     363,043     -67,364      598,966    219,403    379,563    350,035
 149        216,688     164,459     164,459      608,149    233,700    374,449    345,742
 150                                             410,741     12,322    398,419    356,180
 151        175,726     303,468     303,468      492,387    164,273    328,114    315,614
 152        438,267     368,677     345,677      838,111    427,340    410,771    387,771
 153        170,061     298,092     298,092      481,259    163,053    318,206    307,956
 154        152,119     306,484     306,484      465,371    141,910    323,461    310,711
 155        166,417     293,020     193,949      564,293    193,905    370,389    330,028
 156        288,577     409,277     380,549      705,200    312,343    392,857    364,129
 157        236,228     271,344     271,344      551,706    231,597    320,110    305,110
 158        182,383     262,914     262,914      465,150    163,146    302,004    289,254
 159                                             357,000      3,570    353,430    351,954
 160        128,284     364,635     352,365      513,321    134,578    378,743    342,195
 161        151,595     281,843     281,843      447,736    139,760    307,976    295,726
 162                                             382,982      7,660    375,322    372,731
 163                                             349,000      3,490    345,510    344,005
 164        618,046     499,493     499,493    1,157,709    737,421    420,288    373,980
 165        207,458     244,264     244,264      504,368    182,043    322,325    309,325
 166                                             304,000      3,040    300,960    299,511
 167        154,800     251,314     251,314      426,981    144,406    282,575    273,075
 168        172,289     114,577     114,577      432,395    111,846    320,549    300,331
 169        262,570     278,630     278,630      556,325    254,380    301,945    291,595
 170                                             401,146    103,457    297,689    286,728
 171                                             402,694    110,300    292,395    268,217
 172        150,901     253,566     253,566      408,363    137,359    271,004    262,004
 173                                             350,000      3,500    346,500    344,988
 174                                             335,644      3,356    332,288    330,725
 175                                             362,880     87,998    274,882    271,677
 176        133,005     234,616     234,616      383,952    120,810    263,142    254,892
 177        211,428     201,044     201,044      451,357    185,969    265,388    253,138
 178        169,798     213,591     213,591      405,156    152,782    252,375    241,875
 179        104,139     228,963     228,963      347,914     96,248    251,666    244,666
 180                                             318,190     47,575    270,616    269,687
 181                                             292,274      2,923    289,351    288,260
 182         13,067     350,365     350,365      345,102     18,023    327,079    319,275
 183        887,986     374,616     351,040    1,122,962    750,186    372,776    327,858
 184         59,492     297,319     297,319      383,810    101,217    282,593    259,022
 185                                             288,000      2,880    285,120    283,671
 186                                             240,000      2,400    237,600    237,600
 187                    268,685     268,685      261,272      7,838    253,434    248,551
 188        104,245     253,484     253,484      391,134    142,101    249,033    230,142
 189                                             252,454     36,240    216,214    208,692
 190         27,887      75,042      75,042      347,809    110,518    237,291    222,779
 190.01                                          248,897     83,956    164,941    153,927
 190.02      27,887      75,042      75,042       98,912     26,562     72,350     68,852
 191         43,476     127,559     127,559      301,226     70,140    231,086    219,397
 192        119,569     226,209     221,322      325,056     99,384    225,672    207,701
 193        138,792     173,979      72,442      353,834     94,925    258,909    250,671
 194        158,507     149,828     149,828      343,097    153,963    189,134    179,134
 195        102,033      51,986      51,986      334,938    116,489    218,450    199,083
 196                                             347,992    125,064    222,929    204,222
 197         56,885     151,135     148,635      226,144     47,493    178,651    176,151
 198                                             256,121     57,705    198,416    188,819
 199        107,515     277,662     269,199      379,712     97,411    282,300    254,448
 200                                             397,425    170,766    226,659    209,454
 201         87,187     186,202     186,202      277,619     91,762    185,857    173,165
 202         48,603     252,675     252,675      261,812     50,182    211,629    186,614
 203         44,667     156,235     156,235      200,762     41,811    158,951    151,763
 204         61,946     115,560     115,560      184,535     54,212    130,323    125,823
 205                                             260,158    106,257    153,901    147,426
 206                                             161,592     24,326    137,267    128,324
 207                                             141,534     51,513     90,021     79,600

                                         Largest
Mortgage                         Largest Tenant   Largest                      2nd Largest 2nd Largest
  Loan                           Tenant   % of    Tenant   2nd Largest Tenant  Tenant Sq.   Tenant %
 Number    Largest Tenant Name   Sq. Ft.   NRA   Exp. Date        Name             Ft.       of NRA
-------- ----------------------- ------- ------- --------- ------------------- ----------- -----------
 135
 136     American Transmission    45,000 100.00% 08/31/16
         Company
 137     Benson Systems           34,000  61.16% 08/31/16             Velocity    21,594      38.84%
 138
 139     Rite Aid                 17,272 100.00% 06/30/26
 140
 141     Performax                 6,439  30.02% 08/31/14        Focus on Kids     5,480      25.55%
 142     Fitness 19 CO 158,        7,233  35.23% 07/14/16            Hollywood     6,300      30.69%
         LLC                                               Entertainment Corp.
 143     Family Dollar            10,000  31.09% 08/30/14        Susie's Deals     5,400      16.79%
 144
 145
 146
 147     Walgreens                14,490 100.00% 07/31/31
 148     Keller O'Reilly &         9,533  36.77% 11/30/12   Intellicheck, Inc.     7,116      27.44%
         Watson
 149     Lackman Food              9,875  37.54% 12/31/09            AmeriCorp     9,286      35.30%
         Services
 150     Circuit City             49,439 100.00% 02/28/15
 151
 152
 153
 154
 155     USDA                      8,926  26.61% 08/31/07             Citibank     5,562      16.58%
 156
 157
 158
 159     Walgreens                14,758 100.00% 06/30/30
 160     Evergreen Rest.           8,800  22.23% 02/28/08       Parent Teacher     4,012      10.14%
                                                                         Store
 161
 162     Rite Aid                 17,272 100.00% 08/31/26
 163     Walgreens                15,050 100.00% 03/31/21
 164
 165
 166     Walgreens                14,490 100.00% 06/30/31
 167
 168     The Shoe Department       5,000  19.85% 03/31/10        Rent-A-Center     4,200      16.67%
 169
 170     The Children's Place      5,265  26.97% 06/30/16     Fifth Third Bank     4,760      24.38%
 171     Hancock Fabrics          16,000  40.11% 07/24/16      Oasis Christian     8,000      20.05%
                                                                    Superstore
 172
 173     Walgreens                15,120 100.00% 05/31/20
 174     Walgreens                15,624 100.00% 04/19/21
 175     Embarq                    3,080  33.24% 06/01/11            Starbucks     1,925      20.78%
 176
 177
 178
 179
 180     Federal Bureau of         9,282 100.00% 09/05/21
         Investigation
 181     CVS                      10,908 100.00% 11/08/20
 182     United Supermarket       44,250 100.00% 09/29/17
 183
 184     Artisan Furniture         4,900   9.13% 02/28/07            Riverwalk     4,500       8.38%
         Showroom                                                   Restaurant
 185     Walgreens                14,490 100.00% 12/31/21
 186     Walgreens                14,550 100.00% 06/30/31
 187     Compass Insurance        24,414 100.00% 12/31/17
         Agency, Inc.
 188
 189     Payless                   3,000  31.25% 10/31/10            Starbucks     1,789      18.64%
                                                                   Corporation
 190     Various                 Various Various  Various              Various   Various     Various
 190.01  El Herradero Bakery       2,400  15.38% 09/30/08         El Herradero     2,400      15.38%
                                                                        Market
 190.02  Verizon Wireless          2,588  66.91% 02/28/09            Supercuts     1,280      33.09%
 191     Anytime Fitness           4,590  33.80% 08/31/11            The Men's     3,500      25.77%
                                                                     Wearhouse
 192     Qwest                     9,600  51.35% 11/01/11       Manpower, Inc.     2,330      12.46%
 193     Verizon Wireless          4,400  31.61% 10/31/09    Compass Bank (Pad     3,450      24.78%
                                                                        Lease)
 194
 195     EOCG, LLC                 2,596  16.19% 03/31/09               Hamlet     2,543      15.86%
                                                                Development Co
 196     Stadium Grill             5,300  20.43% 07/31/08      Imperial Dragon     4,800      18.51%
 197
 198     Medicap                   2,000  21.14% 08/20/09         Trustco Bank     1,860      19.66%
 199     Hagemeyer                17,046  27.54% 07/31/07             Hastings    14,965      24.18%
         (Warehouse)
 200     Daniel Weiss, MD          6,300  34.46% 07/31/15   Dr. Martha Hackett     6,232      34.09%
 201     Leeman Designs, Inc.     18,200 100.00% 05/15/10
 202     Food Fair                26,627  61.88% 09/30/10            CVS Drugs     8,250      19.17%
 203     Avenues Bakery            3,535  58.57% 08/01/09       Einstein Bros.     2,500      41.43%
                                                                        Bagels
 204
 205     Valued Services           2,200  36.67% 06/14/11           Omar's Dry     2,000      33.33%
                                                                  Cleaning dba
                                                                        Lapels
 206     Sherwin Williams          3,460  25.00% 06/30/16           Wood Floor     3,460      25.00%
                                                                     Warehouse
 207     Hansa Investments, Inc.  10,018 100.00% 09/30/18

                                                                                                Largest Affiliated
                                                                                                   Sponsor Flag
Mortgage 2nd Largest                          3rd Largest 3rd Largest 3rd Largest           ((greater than) than 4% of Mortgage
  Loan     Tenant          3rd Largest          Tenant     Tenant %     Tenant                Pool, Loan Group 1 or      Loan
 Number   Exp. Date        Tenant Name          Sq. Ft.     of NRA     Exp. Date   Lockbox        Loan Group 2)         Number
-------- ----------- ------------------------ ----------- ----------- ----------- --------- -------------------------- --------
 135                                                                                          H.K.Realty, Inc.             135
 136                                                                              Springing                                136
 137      08/31/13                                                                                                         137
 138                                                                                          H.K.Realty, Inc.             138
 139                                                                              Springing                                139
 140                                                                                          Joanne Mitchell              140
 141      01/31/15   American                     2,968      13.84%    02/28/15                                            141
                     Chiropractic dba Esli
                     Clinic
 142      01/31/14   Culpepper's                  2,214      10.78%    08/31/16                                            142
                     (Lagniappe
                     Enterprises, Inc.)
 143      09/30/09   La Estrella Carniceria       3,030       9.42%    02/28/10                                            143
 144                                                                                          H.K.Realty, Inc.             144
 145                                                                                                                       145
 146                                                                                                                       146
 147                                                                                                                       147
 148      12/31/10   Jericho Interiors            5,257      20.27%    02/28/08                                            148
 149      06/30/12   March of Dimes               5,598      21.28%    05/31/12                                            149
 150                                                                              Springing                                150
 151                                                                                          H.K.Realty, Inc.             151
 152                                                                                          James Mitchell               152
 153                                                                                          H.K.Realty, Inc.             153
 154                                                                                          H.K.Realty, Inc.             154
 155      05/31/10   Patterson, Rittner et al     3,201       9.54%    02/28/09                                            155
 156                                                                                          James Mitchell/Joanne        156
                                                                                              Mitchell
 157                                                                                          H.K.Realty, Inc.             157
 158                                                                                          Hansa Investments,           158
                                                                                              Inc.
 159                                                                              Springing                                159
 160      04/30/07   Beauty Alliance              3,200       8.08%    05/31/09                                            160
 161                                                                                          H.K.Realty, Inc.             161
 162                                                                              Springing                                162
 163                                                                              Springing                                163
 164                                                                                                                       164
 165                                                                                          H.K.Realty, Inc.             165
 166                                                                                                                       166
 167                                                                                          Hansa Investments,           167
                                                                                              Inc.
 168      12/31/09   Cato                         3,950      15.68%    01/31/10                                            168
 169                                                                                                                       169
 170      10/31/15   Foot Locker                  3,600      18.44%    01/31/11                                            170
                     Specialty, Inc.
 171      08/01/11   Tri Stone, Inc.              7,892      19.78%    08/01/11                                            171
 172                                                                                          H.K.Realty, Inc.             172
 173                                                                              Springing                                173
 174                                                                              Springing                                174
 175      06/27/15   The Pink Pineapple           1,650      17.81%    07/05/11                                            175
 176                                                                                          H.K.Realty, Inc.             176
 177                                                                                          Hansa Investments,           177
                                                                                              Inc.
 178                                                                                          Hansa Investments,           178
                                                                                              Inc.
 179                                                                                          H.K.Realty, Inc.             179
 180                                                                              Springing                                180
 181                                                                              Springing                                181
 182                                                                                  Day 1                                182
 183                                                                                                                       183
 184      02/28/07   Dakota Video                 3,100       5.78%    12/31/06                                            184
 185                                                                              Springing                                185
 186                                                                                                                       186
 187                                                                              Springing                                187
 188                                                                                                                       188
 189      04/30/16   Jentec Marketing, Inc.       1,305      13.59%    05/07/11                                            189
                     dba The UPS Store
 190       Various   Various                    Various     Various     Various                                            190
 190.01   09/30/08   St. Marys Laundry            2,400      15.38%    04/30/08                                         190.01
 190.02   06/30/09                                                                                                      190.02
 191      02/12/14   Cheeburger                   3,000      22.09%    05/26/09                                            191
                     Cheeburger
 192      05/01/15   Wells Fargo Home             1,756       9.39%    09/30/07   Springing                                192
                     Mortgage
 193      09/30/23   ACE Check Cashing              990       7.11%    09/30/10                                            193
 194                                                                                          Apex Enterprises, LLC.       194
 195      08/31/09   Flashpoint                   1,885      11.76%    01/31/11                                            195
 196      12/31/09   Kolita & Co-CPA              2,588       9.98%    06/30/10                                            196
 197                                                                                                                       197
 198      08/31/26   Elegant Nails                1,200      12.68%    08/31/11                                            198
 199      09/30/11   Dollar General               7,200      11.63%    06/01/07                                            199
 200      05/31/11   Dr. Schleder                 1,650       9.03%    01/31/09                                            200
 201                                                                                                                       201
 202      08/31/10   Movie Gallery                3,600       8.37%    03/31/09                                            202
 203      12/01/11                                                                                                         203
 204                                                                                          H.K.Realty, Inc.             204
 205      08/26/11   Starbucks                    1,800      30.00%    07/07/15                                            205
 206      08/31/13   Legacy REI/Blue              3,460      25.00%    09/30/11                                            206
                     Moon
 207                                                                                          Hansa Investments,           207
                                                                                              Inc.
--------
(1)Five (5) Mortgage Loans (loan numbers 1, 5, 6, 7, 8), representing 22.3% of the Cut-Off Date Pool Balance or 27.0% of the Cut-Off Date Group 1 Balance,
   are part of split loan structures and the related pari passu companion loans are not included in the Trust Fund with respect to each Mortgage Loan, unless otherwise specified.
(2)With respect to Montclair Plaza Loan (loan number 3), representing 5.3% of the Cut-Off Date Pool Balance or 6.4% of the Cut-Off Date Group 1 Balance,
   the occupancy rate excludes the vacant anchor pad of approximately 145,820 square feet formerly owned and occupied by Macy's. Inclusive of this space, the occupancy rate would be approximately 82.6%
(3)For purposes of determining the LTV ratios for 9 Mortgage Loans (loan numbers 6, 15, 29, 50, 61, 63, 97, 111 and 117), representing 7.8% of the
   Cut Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), such ratios were calculated using "as-stabilized" appraised values as opposed to
   "as-is" values.
(4)With respect to the Personality Pool Loan (loan number 14), representing
   1.5% of the Cut-Off Date Loan Balance or 1.8% of the Cut-Off Date Group 1
   Balance, the Cut-Off Date Loan Amount Per Unit was calculated based upon the total square footage of the hospitality and retail space derived from the engineering report of the respective properties dated August 2, 2006.
(5)For purposes of determining the DSC ratios for 13 Mortgage Loans (loan numbers 20, 57, 58, 61, 90, 97, 107, 120, 124, 141, 164, 171 and 189),
   representing 3.3% of the Cut-Off Date Pool Balance (11 Mortgage Loans in
   Loan Group 1 or 3.5% of the Cut-Off Date Group 1 Balance and 2 Mortgage
   Loans in Loan Group 2 or 2.3% of the Cut-off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.
(6)With respect to the Lake Worth Towne Crossing Loan (loan number 23), representing 0.7% of the Cut-Off Date Pool Balance or 0.9% of the Cut-Off
   Date Group 1 Balance, beginning in November of 2008, the related borrower shall, if requested by the mortgagee, prepay the mortgage note in a principal amount equal to the amount by which the outstanding principal balance of the related Mortgage oan is more than 59% of the appraised value of the subject property, subject to Yield Maintenance Charge.
(7)For purposes of determining the LTV ratios for 2 Mortgage Loans, (loan numbers 57 and 164), representing 0.5% of the Cut-Off Date Pool Balance
   (0.6% of the Cut-Off Date Group 1 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.
(8)With respect to the Four Seasons MHP Loan and the Pointe West Loan (loan numbers 60 and 64), representing 0.7% of the Cut-Off Date Pool Balance or
   0.9% of the Cut-Off Date Group 1 Balance, all of the proceeds from the sale of membership certificates representing subordinated rights to the related
   Mortgaged Property will be escrowed in an interest bearing account throughout the term of the related Mortgaged Property. Fifty percent
   (50%) of the escrowed proceeds will be applied on an annual basis to reduce principal with no prepayment fee or premium unless such permitted prepayments exceed 10% of the original principal balance of the applicable mortgage loan, in which case the borrower will be required to pay the required Yield Maintenance Charge. The remaining funds will be held in escrow and will be used for capital improvements to subsidize debt service or to pay down any applicable approved subordinate unsecured debt.
(9)With respect to the Keyser Valley Industrial Center Loan (loan number 106), representing 0.2% of the Cut-Off Date Pool Balance or 0.2% of the Cut-Off
   Date Group 1 Balance, the loan is interest only during each of the first two years and the last year of the loan term.

See "DESCRIPTION OF THE MORTGAGED POOL--Additional Mortgage Loan Information"
in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

                                   ANNEX A-2
        CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

Mortgage  Loan
Loan     Group                                                                                        Property Property Zip
Number   Number Property Name                        Property Address                 Property City    State       Code
-------- ------ ------------------------------------ -------------------------------- --------------- -------- ------------
  8        1    Newport Bluffs                       100 Vilaggio                     Newport Beach      CA       92660
  16       2    Carefree Alexander                   3949 West Alexander              North Las Vegas    NV       89032
                                                     Road
  21       2    Charter Square                       2860 Charter Boulevard           Troy               MI       48083
  24       1    Windrose Place                       425 Waldo Avenue                 Pasadena           CA       91101
  28       2    Liberty Estates                      2018 Cunningham Drive            Hampton            VA       23666
                Apartments
  30       2    Carefree Pueblo                      8600 Scholar Lane                Las Vegas          NV       89128
  33       2    Steeplechase at Adams                1338 Adams Farm                  Greensboro         NC       27407
                Farm Apartments                      Parkway
  38       2    The Exchange at Denton               1201 Cleveland Street            Denton             TX       76201
  40       2    Willina Ranch                        15515 Juanita-                   Bothell            WA       98011
                Apartments                           Woodinville Way
  41       2    Chatham Court and                    7815 & 7825 McCallum Boulevard   Dallas             TX       75252
                Reflections at Chatham
                Court Apartments
  45       2    Laurel Pines                         14601 Bowie Road                 Laurel             MD       20708
                Apartments
  50       1    Renaissance Commons                  1750-1790 North                  Boynton Beach      FL       33426
                                                     Congress Avenue
  51       2    Las Palmas I,II,III                  160 North Linden,                Rialto             CA       92376
                Apartments                           1621-1680 West Rialto
                                                     Avenue
  52       2    Pebble Brook Village                 5475 Winding River               Noblesville        IN       46062
                                                     Road
  53       2    Groves at Las Cruces                 320 East Union Avenue            Las Cruces         NM       88001
  54       2    Ambassador Inn                       2100 West                        Fullerton          CA       92833
                Apartments                           Commonwealth Avenue
  56       2    The Grove at Carrollton              919 Lovvorn Road                 Carrollton         GA       30117
                Apartments
  59       2    Lake Brandt Apartments               2403 Lake Brandt Place           Greensboro         NC       27455
  66       2    Deep River Pointe                    3971 River Pointe Place          High Point         NC       27265
                Apartments
  69       2    Carefree Sandhill                    210 South Sandhill               Las Vegas          NV       89121
                                                     Road
  71       2    Westlakes Villas                     1455 Cable Ranch Road            San Antonio        TX       78245
                Apartments
  72       2    Carefree Eastern                     4330 South Eastern               Paradise           NV       89119
                                                     Avenue
  73       2    Park Circle Apartments               1830 East Avenue J-4             Lancaster          CA       93535
  76       2    Country Club                         7491 East Furnace                Glen Burnie        MD       21060
                Apartments                           Branch Road
  82       2    Victoria Point                       2302-2334 West John              Champaign          IL       61821
                Apartments                           Street
  84       2    Spring Valley Club                   2121 Harrison Avenue             Panama City        FL       32405
                Apartments
  85       2    Boulder Ridge                        510 & 515 Boulder                Duluth             MN       55811
                Apartments                           Drive
  86       1    Conte Lubrano                        130 Lubrano Drive                Annapolis          MD       21401
                Apartments
  90       2    Eagle Lake Apartments                3412, 3426, 3440, 3510,          West Fargo         ND       58078
                                                     3524 & 3538 5th Street
                                                     West
  91       2    Cypress Landing                      6101 Winegard Road               Orlando            FL       32809
  100      2    Terrace Point                        8101 Langdon Avenue              Van Nuys           CA       91406
                Apartments
  103      2    Hampton Court                        5800 Christine Avenue            Westland           MI       48185
  104      2    Strawberry Hill                      1546 Ingleside Avenue            Baltimore          MD       21207
                Apartments
  108      2    Carefree Winterhaven                 3300 Winterhaven                 Las Vegas          NV       89108
                                                     Street
  109      2    Casa Tierra Apartments               3815 North 16th Street           Phoenix            AZ       85016
  110      2    Park Forest Apartments               3214 Brassfield Road             Greensboro         NC       27410
  113      2    Jade Gardens                         8204 SW 65th Avenue              Miami              FL       33143
  114      2    Palm Terrace                         15116 Parthenia Street           North Hills        CA       91343
                Apartments
  115      2    West View Apartments                 1068 South 7th Street            Avenal             CA       93204
  119      2    Indian Summer                        100 North Melrose                Natchitoches       LA       71457
                Apartments                           Avenue
  120      2    210 North Charter                    210 North Charter Street         Madison            WI       53715
                Apartments
  122      2    Hollywood Pointe -                   3620 West 102nd Street           Inglewood          CA       90303
                Inglewood Apartments
  123      2    Arbor Club & Creek                   155 International Drive          Athens             GA       30605
                                                     & 120 Mark Twain
                                                     Circle
  127      2    Fairway Lane                         3979 Northwest Fairway           Bremerton          WA       98312
                Apartments                           Lane
  132      2    Paseo Verde                          4444 7th Avenue                  Phoenix            AZ       85013
                Apartments
  133      2    Lake Ivanhoe Shores                  1700 Gurtler Court               Orlando            FL       32804
  134      2    Knights Landing                      3074 Southern Pine               Orlando            FL       32826
                                                     Trail
  135      2    Rose Terrace                         6111-6121 Norwalk                Whittier           CA       90606
                Apartments                           Boulevard
  138      2    Hollywood Point                      6711 Yucca Street                Los Angeles        CA       90028
                Apartments
  140      2    Springtree II Apartment              3845 SW 103rd Avenue             Miami              FL       33165
  144      2    El Adobe Apartments                  4821 South Durfee                Pico Rivera        CA       90660
                                                     Avenue
  145      2    Dillon Trace                         620, 640, 650, 660, 670          Sumter             SC       29153
                Apartments                           & 690 Dillon Trace
                                                     Street
  151      2    Suntree Apartments                   1551 West Rialto                 Rialto             CA       92335
                                                     Avenue
  152      2    Pinewood Apartments                  3940 SW 102nd Avenue             Miami              FL       33165
  153      2    Woodland Pointe                      6912 Millwood Avenue             Canoga Park        CA       91303
                Apartments
  154      2    Valencia - Hawthorne                 4560 West 120th Street           Hawthorne          CA       90250
                Apartments
  156      2    Park East and Park                   300 & 311 North                  Winter Park        FL       32789
                Knowles Apartments                   Knowles Avenue
  157      2    Courtyard Van Nuys                   15025 Saticoy Street             Van Nuys           CA       91405
                Apartments
  158      2    Colonial Terrace                     38719-38729 10th Street          Palmdale           CA       93550
                Apartments                           East
  161      2    Cove Apartments                      11121 Arminta Street             Sun Valley         CA       91352
  165      2    Park Wood Patio                      38047 20th Street East           Palmdale           CA       93550
                Apartments
  167      2    Rose Pointe Apartments               509 North Berendo                Los Angeles        CA       90004
                                                     Street
  172      2    Burnet House                         8935 Burnet Avenue               North Hills        CA       91343
                Apartments
  176      2    South Towers                         2715 James M. Wood               Los Angeles        CA       90006
                Apartments                           Boulevard
  177      2    Casa Meadows                         8135 Langdon Avenue              Van Nuys           CA       91406
                Apartments
  178      2    Studio Pointe                        915 North Wilton Place           Los Angeles        CA       90038
                Apartments
  179      2    Northridge Pointe                    17925 Devonshire Street          Northridge         CA       91325
                Apartments
  184      1    Harvester Building                   196 East 6th Street              Sioux Falls        SD       57104
  188      1    Cleveland Park                       1802-1960 South Cleveland Avenue Sioux Falls        SD       57103
                Townhomes
  194      2    Sonoma Apartments                    38551-38561 11th Street          Palmdale           CA       93550
                                                     East
  197      2    806 South 3rd Street Student Housing 806 South 3rd Street             Champaign          IL       61820
  204      2    Park Royale Apartments               1235 Boynton Avenue              Glendale           CA       91205

Mortgage
Loan                    General Property Specific Property         Elevator   Utilities   Number of   Number of 1 Number of 2
Number   County         Type             Type                      Buildings Tenant Pays Studio Units  BR Units    BR Units
-------- -------------- ---------------- ------------------------- --------- ----------- ------------ ----------- -----------
  8      Orange           Multifamily    Conventional                  N          E          33           391         471
  16     Clark            Multifamily    Independent Living            N         E,G         14           214         244
  21     Oakland          Multifamily    Conventional                  N        E,W,S                     184         216
  24     Los Angeles      Multifamily    Conventional                  N          E                       68          66
  28     Hampton City     Multifamily    Conventional                  N        E,G,T                     211         317
  30     Clark            Multifamily    Independent Living            Y         E,G                      82          160
  33     Guilford         Multifamily    Conventional                  N         E,G                      102         258
  38     Denton           Multifamily    Student Housing               N          E                                   96
  40     King             Multifamily    Conventional                  N      E,G,W,S,T                   36          117
  41     Dallas           Multifamily    Conventional                  N       E,G,W,T                    302         192
  45     Prince Georges   Multifamily    Conventional                  N          E                       62          132
  50     Palm Beach       Mixed Use      Retail/Multifamily            N          E                                   15
  51     San Bernardino   Multifamily    Conventional                  N         E,G         20           54          123
  52     Hamilton         Multifamily    Conventional                  N          E                       86          122
  53     Dona Ana         Multifamily    Student Housing               N          E                                   12
  54     Orange           Multifamily    Conventional                  N         E,G         232           4
  56     Carroll          Multifamily    Student Housing               N          E                                   12
  59     Guilford         Multifamily    Conventional                  N         E,G                      124         108
  66     Guilford         Multifamily    Conventional                  N       E,G,W,S                    120         120
  69     Clark            Multifamily    Independent Living            Y          E                       95          85
  71     Bexar            Multifamily    Conventional                  N       E,W,S,T                    156         169
  72     Clark            Multifamily    Independent Living            N          E          18           54          33
  73     Los Angeles      Multifamily    Conventional                  N         E,G                      64          100
  76     Anne Arundel     Multifamily    Conventional                  N        E,G,T                     26          124
  82     Champaign        Multifamily    Conventional                  N          E                       13          66
  84     Bay              Multifamily    Conventional                  N          E                       40          112
  85     St. Louis        Multifamily    Student Housing               Y          E           7            8          36
  86     Anne Arundel     Mixed Use      Multifamily/Office            Y          E           2           20          24
  90     Cass             Multifamily    Conventional                  N          E                       42          84
  91     Orange           Multifamily    Conventional                  N          E                       62          138
  100    Los Angeles      Multifamily    Conventional                  N         E,G         21           85          17
  103    Wayne            Multifamily    Conventional                  N          E                       67          115
  104    Baltimore        Multifamily    Conventional                  N          E          19           37          89
  108    Clark            Multifamily    Independent Living            Y         E,G         12           24          60
  109    Maricopa         Multifamily    Conventional                  N          E          28           138         34
  110    Guilford         Multifamily    Conventional                  N         E,G                      68          83
  113    Miami-Dade       Multifamily    Conventional                  N          E           7           128         24
  114    Los Angeles      Multifamily    Conventional                  N         E,G         10           52          34
  115    Kings            Multifamily    Conventional                  N         E,G                      16          101
  119    Natchitoches     Multifamily    Conventional                  N      E,G,W,S,T                   88          112
  120    Dane             Multifamily    Student Housing               Y          E           5                        5
  122    Los Angeles      Multifamily    Conventional                  N         E,G                       7          50
  123    Athens-Clarke    Multifamily    Conventional                  N         E,W                      32          96
  127    Kitsap           Multifamily    Conventional                  N        None                       6          41
  132    Maricopa         Multifamily    Conventional                  N          E           9           134         40
  133    Orange           Multifamily    Conventional                  N        E,W,S                     53          39
  134    Orange           Multifamily    Student Housing               N          E                        1          103
  135    Los Angeles      Multifamily    Conventional                  N         E,G          2           12          40
  138    Los Angeles      Multifamily    Conventional                  Y         E,G          9           36           5
  140    Miami-Dade       Multifamily    Conventional                  N         E,W          4           72          16
  144    Los Angeles      Multifamily    Conventional                  N         E,G         66                        1
  145    Sumter           Multifamily    Conventional                  N       E,G,W,S                                72
  151    San Bernardino   Multifamily    Conventional                  N         E,G                       4          46
  152    Miami-Dade       Multifamily    Conventional                  N          E           4           72          16
  153    Los Angeles      Multifamily    Conventional                  N         E,G          6            7          28
  154    Los Angeles      Multifamily    Conventional                  N         E,G         18           32           1
  156    Orange           Multifamily    Conventional                  Y        E,W,S                     65          11
  157    Los Angeles      Multifamily    Conventional                  N                     39           21
  158    Los Angeles      Multifamily    Conventional                  N          E           1            2          48
  161    Los Angeles      Multifamily    Conventional                  N          E           9           37           3
  165    Los Angeles      Multifamily    Conventional                  N         E,G                       9          43
  167    Los Angeles      Multifamily    Conventional                  N         E,G                      31           7
  172    Los Angeles      Multifamily    Conventional                  N         E,G                       7          28
  176    Los Angeles      Multifamily    Conventional                  Y         E,G                      15          18
  177    Los Angeles      Multifamily    Conventional                  N         E,G          6           31          12
  178    Los Angeles      Multifamily    Conventional                  N         E,G          9           33
  179    Los Angeles      Multifamily    Conventional                  N         E,G                       7          19
  184    Minnehaha        Mixed Use      Multifamily/Office/Retail     Y         E,G                       4          14
  188    Minnehaha        Multifamily    Townhome                      N       E,G,W,S                                34
  194    Los Angeles      Multifamily    Conventional                  N          E                       36           4
  197    Champaign        Multifamily    Student Housing               N        E,W,S
  204    Los Angeles      Multifamily    Conventional                  N         E,G          3           14

Mortgage                          Average Rent;  Average Rent;  Average Rent;  Average Rent;  Average Rent;
Loan     Number of 3 Number of 4+ Rent Ranges -  Rent Ranges -  Rent Ranges -  Rent Ranges -  Rent Ranges -  Mortgage Loan
Number    BR Units     BR Units   Studio Units    1 BR Units     2 BR Units     3 BR Units     4+ BR Units      Number
-------- ----------- ------------ -------------- -------------- -------------- -------------- -------------- -------------
  8          157                  1483;1300-1665 1928;1470-2385 2345;1750-3300 3037;2540-3710                      8
  16                               745;745-745    890;790-1005  1119;1005-1240                                    16
  21         92                                   760;760-760    915;890-1070  1150;1130-1260                     21
  24                                             1587;1465-1725 2093;1895-2275                                    24
  28         52                                   660;607-743    743;700-844   1003;943-1079                      28
  30                                              972;960-990   1204;1095-1255                                    30
  33         60                                   591;591-591    699;654-792    840;806-881                       33
  38         24          108                                    1228;1228-1228 1610;1596-1623 2020;2020-2020      38
  40         22                                   910;910-910   1147;1035-1353 1442;1388-1523                     40
  41                                              727;665-804    917;870-993                                      41
  45         42                                   863;863-863   1010;1009-1011 1095;1095-1095                     45
  50          1                                                 1784;1758-1807 2500;2500-2500                     50
  51         15                    660;660-660    750;750-750    877;840-890   1065;1065-1065                     51
  52         28                                   653;649-659    848;799-889    999;999-999                       52
  53         156                                                 990;990-990   1305;1305-1305                     53
  54                               698;695-735    850;850-850                                                     54
  56         156                                                 930;930-930   1311;1311-1311                     56
  59         52                                   533;520-548    667;635-692    765;765-765                       59
  66                                              590;590-590    697;697-697                                      66
  69                                              763;707-808    857;808-908                                      69
  71                                              588;530-680    713;706-745                                      71
  72          9                   1670;1670-1670 1858;1858-1858 2554;2465-2715 3057;2815-3235                     72
  73                                              725;725-725    875;875-875                                      73
  76                                              790;790-790    875;875-875                                      76
  82          5                                   673;650-705    791;755-885   1391;995-2975                      82
  84          8                                   634;634-634    721;721-721    850;850-850                       84
  85         37                    575;575-575    750;750-750    945;945-945   1345;1345-1345                     85
  86                               950;950-950   1173;1150-1250 1561;1485-1900                                    86
  90         36                                   570;570-570    689;665-693    820;820-820                       90
  91         46                                   551;511-593    679;655-708    808;770-845                       91
  100                              725;725-725    863;825-955   1125;1125-1125                                    100
  103                                             639;625-665    748;745-810                                      103
  104                              620;620-620    755;755-755    870;870-870                                      104
  108                              645;645-645    765;765-765    878;870-890                                      108
  109                              470;470-470    551;530-560    695;695-695                                      109
  110                                             592;567-612    650;621-711                                      110
  113         1                    700;700-700    798;750-805    953;953-953   1180;1180-1180                     113
  114                              695;695-695    825;825-825   1045;1045-1045                                    114
  115        32           1                       545;545-545    626;595-665    735;735-735    800;800-800        115
  119        16                                   450;450-450    550;550-550    650;650-650                       119
  120         5          10        795;795-795                  1500;1500-1500 2250;2250-2250 2895;2895-2895      120
  122         4                                   850;850-850    973;950-995   1250;1250-1250                     122
  123                                             505;505-505    636;631-645                                      123
  127        31                                   773;773-773    923;874-1329   995;954-1082                      127
  132         1                    520;520-520    560;545-575    760;760-760    840;840-840                       132
  133                                             702;679-750    759;719-870                                      133
  134                                             605;605-605    759;733-786                                      134
  135                              750;750;750    900;900;900   1090;900-1100                                     135
  138                              875;875-875   1025;1025-1025 1275;1275-1275                                    138
  140                              600;600-600    754;754-754    869;869-869                                      140
  144                              650;650-650                   800;800-800                                      144
  145                                                            705;700-715                                      145
  151                                             695;695-695    820;800-825                                      151
  152                              605;605-605    752;752-752    855;855-855                                      152
  153                              700;700-700    875;875-875   1100;1100-1100                                    153
  154                              682;575-695    825;825-825   1025-1025-1025                                    154
  156                                             719;599-900   1031;948-1089                                     156
  157                              765;765-765    865;865-865                                                     157
  158                              625;625-625    675;675-675    750;750-750                                      158
  161                              700;700-700    850;850-850   1150;1150-1150                                    161
  165                                             750;750-750    875;875-875                                      165
  167                                             950;950-950   1200;1200-1200                                    167
  172         1                                   850;850-850   1003;995-1025  1100;1100-1100                     172
  176                                             875;875-875   1125;1125-1125                                    176
  177                              675;675-675    850;850-850   1050;1050-1050                                    177
  178                              775;775-775    950;950-950                                                     178
  179         2                                   950;950-950   1192;1163-1195 1350;1350-1350                     179
  184         2                                   694;694-694   1034;938-1250  1425;1250-1600                     184
  188        18                                                  627;627-627    693;693-693                       188
  194                                             675;675-675    794;775-800                                      194
  197                    10                                                                   1836;1725-1940      197
  204         1                    675;675-675    875;875-875                  1300;1300-1300                     204

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

                                   ANNEX A-3
                          RESERVE ACCOUNT INFORMATION

Mortgage  Loan                                                                                                  Monthly
Loan     Group                                                 General Property Specific Property  Monthly Tax Insurance
Number   Number Property Name                                        Type             Type           Escrow     Escrow
-------- ------ ---------------------------------------------- ---------------- ------------------ ----------- ---------
 1         1    The Gas Company Tower                              Office              CBD           344,462    144,130
 2         1    1180 Peachtree Street/(2)/                         Office              CBD
 3         1    Montclair Plaza                                    Retail            Anchored
 4         1    Four Seasons Resort and Club - Dallas, TX/(3)/   Hospitality       Full Service      159,037     26,212
 5         1    311 South Wacker/(4)/                              Office              CBD           973,507    116,995
 6         1    RLJ Hotel Pool                                   Hospitality         Various         698,847    113,801
 6.01           Marriott - Denver, CO                            Hospitality       Full Service
 6.02           Marriott - Bedford Park, IL                      Hospitality       Full Service
 6.03           Renaissance - Plantantion, FL                    Hospitality       Full Service
 6.04           Marriott - Austin, TX                            Hospitality       Full Service
 6.05           Hilton Garden Inn - Bedford Park, IL             Hospitality     Limited Service
 6.06           Residence Inn - Plantation, FL                   Hospitality      Extended Stay
 6.07           Renaissance - Broomfield, CO                     Hospitality       Full Service
 6.08           Courtyard - Salt Lake City, UT                   Hospitality     Limited Service
 6.09           Residence Inn Galleria -Houston, TX              Hospitality      Extended Stay
 6.1            Hampton Inn - Bedford Park, IL                   Hospitality     Limited Service
 6.11           Marriott - Pontiac, MI                           Hospitality       Full Service
 6.12           Holiday Inn Express -Bedford Park, IL            Hospitality     Limited Service
 6.13           Courtyard - Austin, TX                           Hospitality     Limited Service
 6.14           Springhill Suites - Austin, TX                   Hospitality      Extended Stay
 6.15           Residence Inn - Round Rock, TX                   Hospitality      Extended Stay
 6.16           Residence Inn - Austin, TX                       Hospitality      Extended Stay
 6.17           Courtyard - Tampa, FL                            Hospitality     Limited Service
 6.18           Residence Inn - Pontiac, MI                      Hospitality      Extended Stay
 6.19           Residence Inn - Schaumberg, IL                   Hospitality      Extended Stay
 6.2            Sleep Inn - Bedford Park, IL                     Hospitality     Limited Service
 6.21           Springhill Suites - Schaumberg, IL               Hospitality      Extended Stay
 6.22           Fairfield Inn & Suites - Brandon, FL             Hospitality     Limited Service
 6.23           Courtyard - Fort Wayne, IN                       Hospitality     Limited Service
 6.24           Courtyard - Louisville, KY                       Hospitality     Limited Service
 6.25           Courtyard - Merrillville, IN                     Hospitality     Limited Service
 6.26           Residence Inn - Louisville, CO                   Hospitality      Extended Stay
 6.27           Residence Inn - Fishers, IN                      Hospitality      Extended Stay
 6.28           Courtyard - Sugarland, TX                        Hospitality     Limited Service
 6.29           Residence Inn - Sugarland, TX                    Hospitality      Extended Stay
 6.3            Fairfield Inn & Suites-Merrillville, IN          Hospitality     Limited Service
 6.31           Courtyard - Mesquite, TX                         Hospitality     Limited Service
 6.32           Residence Inn - Merrillville, IN                 Hospitality      Extended Stay
 6.33           Courtyard - Mishawaka, IN                        Hospitality     Limited Service
 6.34           Courtyard - Pontiac, MI                          Hospitality     Limited Service
 6.35           Residence Inn II - Austin, TX                    Hospitality      Extended Stay
 6.36           Hampton Inn - Merrillville, IN                   Hospitality     Limited Service
 6.37           Holiday Inn Express -Merrillville, IN            Hospitality     Limited Service
 6.38           Courtyard - Valparaiso, IN                       Hospitality     Limited Service
 6.39           Fairfield Inn & Suites - Austin, TX              Hospitality     Limited Service
 6.4            Holiday Inn Select - Grand Rapids, MI            Hospitality       Full Service
 6.41           Residence Inn - South Bend, IN                   Hospitality      Extended Stay
 6.42           Courtyard - Benton Harbor, MI                    Hospitality     Limited Service
 6.43           Fairfield Inn & Suites - Valparaiso, IN          Hospitality     Limited Service
 7         1    500-512 Seventh Avenue                             Office              CBD           429,158     56,590
 8         1    Newport Bluffs                                   Multifamily       Conventional
 9         1    Gateway Shopping Center                            Retail            Anchored
 10        1    Embassy Suites - Washington, DC                  Hospitality       Full Service      124,053
 11        1    Westin - Falls Church, VA/(5)/                   Hospitality       Full Service       33,421     12,432
 12        1    Brookfield Lakes Corporate Center                  Office            Suburban         70,401     10,490
 13        1    The Willows Shopping Center                        Retail            Anchored
 14        1    Personality Pool/(6)/                              Various           Various          18,537     11,522
 14.01          114 Powell Street                                 Mixed Use     Hospitality/Retail
 14.02          440 Geary Street                                  Mixed Use     Hospitality/Retail
 14.03          952 Sutter Street                                Hospitality      Extended Stay
 15        1    Traders Point Retail Center                        Retail            Anchored         58,364      4,925
 16        2    Carefree Alexander                               Multifamily    Independent Living    27,971      9,711
 17        1    Lakeside Pool                                      Office            Suburban         47,164
 17.01          1979 Lakeside                                      Office            Suburban
 17.02          1957 Lakeside                                      Office            Suburban
 17.03          1927 Lakeside                                      Office            Suburban
 17.04          1990 Lakeside                                      Office            Suburban
 17.05          1975 Lakeside                                      Office            Suburban
 17.06          1967 Lakeside                                      Office            Suburban
 18        1    ITC Crossing South Shopping Center                 Retail            Anchored            585      6,125
 19        1    Hotel Valencia - San Jose, CA                    Hospitality       Full Service       27,027     24,356
 20        1    135 Crossways Park Drive                           Office            Suburban         18,611
 21        2    Charter Square                                   Multifamily       Conventional       34,638      6,852
 22        1    Cross Island Plaza                                 Office            Suburban         80,816      7,077
 23        1    Lake Worth Towne Crossing                          Retail            Anchored
 24        1    Windrose Place                                   Multifamily       Conventional

Mortgage
Loan     Annual Deposit to Replacement Initial Deposit to Capital                                             Mortgage Loan
Number             Reserves               Improvements Reserve    Initial TI/LC Escrow Ongoing TI/LC Footnote    Number
-------- ----------------------------- -------------------------- -------------------- ---------------------- -------------
 1                                              35,500                 4,000,000                 (1)                1
 2                  66,971                                             3,600,000                                    2
 3                                                                                                                  3
 4         4.0% Yearly Gross Revenue                                                                                4
 5                  128,100                                            20,000,000                (1)                5
 6                                                                                                                  6
 6.01                                                                                                             6.01
 6.02                                                                                                             6.02
 6.03                                                                                                             6.03
 6.04                                                                                                             6.04
 6.05                                                                                                             6.05
 6.06                                                                                                             6.06
 6.07                                                                                                             6.07
 6.08                                                                                                             6.08
 6.09                                                                                                             6.09
 6.1                                                                                                              6.10
 6.11                                                                                                             6.11
 6.12                                                                                                             6.12
 6.13                                                                                                             6.13
 6.14                                                                                                             6.14
 6.15                                                                                                             6.15
 6.16                                                                                                             6.16
 6.17                                                                                                             6.17
 6.18                                                                                                             6.18
 6.19                                                                                                             6.19
 6.2                                                                                                              6.20
 6.21                                                                                                             6.21
 6.22                                                                                                             6.22
 6.23                                                                                                             6.23
 6.24                                                                                                             6.24
 6.25                                                                                                             6.25
 6.26                                                                                                             6.26
 6.27                                                                                                             6.27
 6.28                                                                                                             6.28
 6.29                                                                                                             6.29
 6.3                                                                                                              6.30
 6.31                                                                                                             6.31
 6.32                                                                                                             6.32
 6.33                                                                                                             6.33
 6.34                                                                                                             6.34
 6.35                                                                                                             6.35
 6.36                                                                                                             6.36
 6.37                                                                                                             6.37
 6.38                                                                                                             6.38
 6.39                                                                                                             6.39
 6.4                                                                                                              6.40
 6.41                                                                                                             6.41
 6.42                                                                                                             6.42
 6.43                                                                                                             6.43
 7                  233,929                     15,410                                           (1)                7
 8                                                                                                                  8
 9                                                                                                                  9
 10                                                                                                                10
 11        2.0% Yearly Gross Revenue                                                                               11
 12                                                                    2,000,000                 (1)               12
 13                                             90,000                                                             13
 14             1,736 / 159,331                 21,506                                           (1)               14
 14.01                                                                                                            14.01
 14.02                                                                                                            14.02
 14.03                                                                                                            14.03
 15                 29,006                                                                                         15
 16                 70,800                      298,958                                                            16
 17                 153,141                     16,250                                           (1)               17
 17.01                                                                                                            17.01
 17.02                                                                                                            17.02
 17.03                                                                                                            17.03
 17.04                                                                                                            17.04
 17.05                                                                                                            17.05
 17.06                                                                                                            17.06
 18                                                                                                                18
 19        4.0% Yearly Gross Revenue                                                                               19
 20                 20,686                                             1,800,000                                   20
 21                 135,792                     651,163                                                            21
 22                 44,591                      51,250                  300,000                  (1)               22
 23                                                                                                                23
 24                 46,391                      300,000                                                            24

Mortgage  Loan
Loan     Group                                         General Property Specific Property  Monthly Tax Monthly Insurance
Number   Number Property Name                                Type             Type           Escrow         Escrow
-------- ------ -------------------------------------- ---------------- ------------------ ----------- -----------------
 25        1    Cypress Towne Center                       Retail            Anchored        9,664
 26        1    Twinbrook Square                           Retail           Unanchored       18,193         1,112
 27        1    Lorton Station Marketplace                 Retail            Anchored
 28        2    Liberty Estates Apartments               Multifamily       Conventional      24,597
 29        1    Main Street Commons                        Retail            Anchored        34,870         6,967
 30        2    Carefree Pueblo                          Multifamily    Independent Living   18,105         5,492
 31        1    Bellwood Pool                              Various           Various         53,343
 31.01          City Centre East                           Retail           Unanchored
 31.02          City Centre Plaza                          Retail           Unanchored
 31.03          City Centre Shoppes                        Retail           Unanchored
 31.04          Valley Creek Commons                       Office            Medical
 31.05          Valley Creek Professional                  Office            Medical
 31.06          Centrewood Commons                         Office            Medical
 32        1    South Tryon Square                         Office              CBD           22,729         3,330
 33        2    Steeplechase at Adams Farm               Multifamily       Conventional      26,837
                Apartments/(7)/
 34        1    San Tan Corporate Center Two               Office            Suburban
 35        1    San Fernando Value Square                  Retail            Anchored        22,006         1,172
 36        1    Market at Mill Run                         Retail        Shadow Anchored     27,702          607
 37        1    United Food Group Food Processing        Industrial       Manufacturing/
                Facility                                                   Cold Storage
 38        2    The Exchange at Denton                   Multifamily     Student Housing     12,728         4,125
 39        1    Bryant Square                              Retail            Anchored        8,158          7,685
 40        2    Willina Ranch Apartments                 Multifamily       Conventional      25,438         1,724
 41        2    Chatham Court and Reflections at         Multifamily       Conventional      37,825         2,351
                Chatham Court Apartments
 42        1    Charles River Place                        Office            Suburban        22,203
 43        1    San Tan Corporate Center One               Office            Suburban
 44        1    Matrix Financial Center                    Office              CBD           22,818         3,264
 45        2    Laurel Pines Apartments                  Multifamily       Conventional      12,391
 46        2    Club Wildwood                              Mobile        Mobile Home Park    19,022         5,824
                                                          Home Park
 47        1    Hughes Plaza West                          Office            Suburban        12,123         2,399
 48        1    Apple Valley Square                        Retail            Anchored
 49        1    Gateway Center                             Office              CBD           51,366         3,661
 50        1    Renaissance Commons                       Mixed Use     Retail/Multifamily   11,979
 51        2    Las Palmas I,II,III Apartments           Multifamily       Conventional      10,390         1,538
 52        2    Pebble Brook Village                     Multifamily       Conventional      16,441
 53        2    Groves at Las Cruces                     Multifamily     Student Housing     9,450          4,894
 54        2    Ambassador Inn Apartments                Multifamily       Conventional      6,216           646
 55        1    Victor Valley Town Center                  Retail            Anchored        8,772          5,010
 56        2    The Grove at Carrollton Apartments       Multifamily     Student Housing     12,013         5,331
 57        1    Inverness Commons                          Office            Suburban        14,173         2,341
 58        1    Marketplace Retail & Office Center        Mixed Use       Retail/Office      30,517         1,995
 59        2    Lake Brandt Apartments/(8)/              Multifamily       Conventional      15,146
 60        1    Four Seasons MHP                           Mobile        Mobile Home Park    15,841         3,785
                                                          Home Park
 61        1    Black Mountain Market Place                Retail           Unanchored       4,818          1,020
 62        1    515 Union Boulevard                        Office            Suburban        20,740         2,281
 63        1    Howe Corporate Center                      Office            Suburban        12,637         2,843
 64        1    Pointe West                                Mobile        Mobile Home Park    16,227         3,697
                                                          Home Park
 65        1    Extra Space Storage - Rockville, MD         Self           Self Storage      9,052           813
                                                           Storage
 66        2    Deep River Pointe Apartments/(9)/        Multifamily       Conventional      13,076
 67        1    Hoover Commons                             Retail            Anchored
 68        1    Lionville Shopping Center                  Retail            Anchored        16,519         2,038
 69        2    Carefree Sandhill                        Multifamily    Independent Living   8,065          3,911
 70        1    AB Mar Valley Court Office Building        Office            Suburban        6,762          1,500
 71        2    Westlakes Villas Apartments              Multifamily       Conventional      26,140         1,824
 72        2    Carefree Eastern                         Multifamily    Independent Living   4,677          3,484
 73        2    Park Circle Apartments                   Multifamily       Conventional      6,033          1,360
 74        1    South Tryon Parking Structure              Special      Parking Structure    18,597         1,427
                                                           Purpose
 75        1    Brentwood Medical Office                   Office            Medical         4,033          2,236
 76        2    Country Club Apartments                  Multifamily       Conventional      6,745
 77        1    Vista Pool                               Industrial            Flex          14,687         3,054
 77.01          1125 Joshua Way                          Industrial            Flex
 77.02          1385 Park Center Drive                   Industrial            Flex
 77.03          2641 La Mirada                           Industrial            Flex
 77.04          2651 La Mirada Drive                     Industrial            Flex
 78        1    Lake City Commons                          Retail            Anchored
 79        1    Residence Inn - Norman, OK               Hospitality     Limited Service     4,522
 80        1    Hunter's Ridge Shopping Center             Retail        Shadow Anchored     14,355         2,558
 81        1    141 Parkway Road                          Mixed Use       Office/Retail      20,847
 82        2    Victoria Point Apartments                Multifamily       Conventional      14,114         1,770
 83        1    300 Park Place                             Office            Suburban        16,545         16,125
 84        2    Spring Valley Club Apartments            Multifamily       Conventional      7,592          3,583
 85        2    Boulder Ridge Apartments/(10)/           Multifamily     Student Housing     1,667          1,917
 86        1    Conte Lubrano Apartments                  Mixed Use     Multifamily/Office   9,978          3,336
 87        1    Freeport Corporate Center                  Office            Suburban        18,838         1,950
 88        1    1000 South Avenue                          Office            Suburban        9,612          1,093
 89        1    Hampton Inn - South Portland, ME/(11)/   Hospitality     Limited Service     8,087          1,148
 90        2    Eagle Lake Apartments                    Multifamily       Conventional      14,175         3,708
 91        2    Cypress Landing                          Multifamily       Conventional      9,382          13,879
 92        1    Desert Inn Pecos Center                    Retail           Unanchored       3,046          1,306
 93        1    Gateway Mountain Village (Building C)      Retail           Unanchored       11,250         2,904
 94        1    Hampton Inn and Suites - Port Saint      Hospitality     Limited Service     5,049          6,541
                Lucie, FL
 95        1    Oakley Building                            Office            Suburban
 96        1    AKI Building                               Office            Suburban        13,496         1,164
 97        1    Parkway Building                           Office            Suburban        6,892           618
 98        2    Westward Ho Mobile Home Park               Mobile        Mobile Home Park    6,664          1,064
                                                          Home Park
 99        1    Wilkinson Crossing                         Retail        Shadow Anchored     4,696           534
 100       2    Terrace Point Apartments                 Multifamily       Conventional      3,970           863
 101       1    Grinnell Water Works Building              Office            Suburban        1,927           770
 102       1    Drake Office Building                      Office            Suburban        25,088         2,044
 103       2    Hampton Court                            Multifamily       Conventional      12,894         2,763
 104       2    Strawberry Hill Apartments               Multifamily       Conventional      8,474
 105       1    Cornerstone Business Center              Industrial            Flex          15,917         2,109
 106       1    Keyser Valley Industrial Center          Industrial        Distribution
 107       1    Westfork Building T                      Industrial            Flex          4,017          1,522
 108       2    Carefree Winterhaven                     Multifamily    Independent Living   5,138          2,257
 109       2    Casa Tierra Apartments                   Multifamily       Conventional      7,360          1,624
 110       2    Park Forest Apartments/(12)/             Multifamily       Conventional      7,194
 111       1    Syracuse Hill                              Office            Suburban        6,810
 112       1    Sports Authority Plaza                     Retail            Anchored        23,488         1,863
 113       2    Jade Gardens                             Multifamily       Conventional      15,348         9,896
 114       2    Palm Terrace Apartments                  Multifamily       Conventional      3,437          1,003
 115       2    West View Apartments                     Multifamily       Conventional      2,984          1,456
 116       1    Monroe Office Building                     Office            Suburban        11,900         3,190
 117       1    Southcreek Corporate Center II             Office            Suburban        13,052          586
 118       1    Cross Creek Centre                         Retail           Unanchored       8,837          3,440
 119       2    Indian Summer Apartments                 Multifamily       Conventional      4,991          5,815
 120       2    210 North Charter Apartments             Multifamily     Student Housing     1,819          1,239
 121       1    Agoura Hills Business Center II            Office            Suburban        4,081          1,583
 122       2    Hollywood Pointe - Inglewood             Multifamily       Conventional      2,711           696
                Apartments
 123       2    Arbor Club & Creek                       Multifamily       Conventional      6,828          1,795
 124       1    Holiday Inn Express - Everett, WA        Hospitality     Limited Service     6,044          1,965
 125       1    175 Crossways Park West                    Office            Suburban        22,336
 126       1    Bold Concepts Building                     Office            Suburban        4,400           612
 127       2    Fairway Lane Apartments                  Multifamily       Conventional      5,215          1,478
 128       1    Baldwin Shopping Center                    Retail           Unanchored
 129       1    The Business Center of Alabama             Office              CBD           3,355          1,044
 130       1    Hickory Mini Storage                        Self           Self Storage      3,720           572
                                                           Storage
 131       1    Carillon Square                            Retail        Shadow Anchored     4,259           838
 132       2    Paseo Verde Apartments                   Multifamily       Conventional      5,300          1,317
 133       2    Lake Ivanhoe Shores                      Multifamily       Conventional      6,317          2,141
 134       2    Knights Landing                          Multifamily     Student Housing     5,236          3,349
 135       2    Rose Terrace Apartments                  Multifamily       Conventional      3,256           477
 136       1    ATC Office Complex                         Office            Suburban         873            625
 137       1    2065 West Obispo                         Industrial            Flex           814            679
 138       2    Hollywood Point Apartments               Multifamily       Conventional      2,318           595
 139       1    Rite Aid - Roseburg, OR                    Retail         Single Tenant
 140       2    Springtree II Apartment                  Multifamily       Conventional      9,745          5,683
 141       1    Wadsworth Medical Office Building          Office            Medical         6,106           402
 142       1    Union Town Center I & II                   Retail        Shadow Anchored     3,214           636
 143       1    One Stop Plaza                             Retail           Unanchored       7,540           771
 144       2    El Adobe Apartments                      Multifamily       Conventional      1,908           309
 145       2    Dillon Trace Apartments                  Multifamily       Conventional      5,082          1,358
 146       1    Sleep Inn & Suites - Edmond, OK          Hospitality     Limited Service     3,521          3,423
 147       1    Walgreens - Grand Junction, CO             Retail         Single Tenant
 148       1    240 Crossways Park West                    Office            Suburban        12,844
 149       1    303-325 Crossways Park Drive               Office            Suburban        13,186
 150       1    Circuit City - Oklahoma City, OK           Retail         Single Tenant
 151       2    Suntree Apartments                       Multifamily       Conventional      1,341           468
 152       2    Pinewood Apartments                      Multifamily       Conventional      9,443          5,683
 153       2    Woodland Pointe Apartments               Multifamily       Conventional      1,886           216
 154       2    Valencia - Hawthorne Apartments          Multifamily       Conventional      2,130           279
 155       1    5000 California Office Plaza               Office            Suburban        2,776           418
 156       2    Park East and Park Knowles Apartments    Multifamily       Conventional      4,624          4,720
 157       2    Courtyard Van Nuys Apartments            Multifamily       Conventional      1,893           313
 158       2    Colonial Terrace Apartments              Multifamily       Conventional      2,227           387
 159       1    Walgreens - Auburn, AL                     Retail         Single Tenant
 160       1    Shoppes at Home Depot                      Retail        Shadow Anchored     4,579           250

Mortgage
Loan         Annual Deposit to      Initial Deposit to Capital                                             Mortgage Loan
Number      Replacement Reserves       Improvements Reserve    Initial TI/LC Escrow Ongoing TI/LC Footnote    Number
-------- -------------------------- -------------------------- -------------------- ---------------------- -------------
 25                20,768                                                                                       25
 26                9,299                                                                      (1)               26
 27                                                                                                             27
 28               144,832                    283,125                                                            28
 29                18,881                    18,875                  250,000                                    29
 30                36,300                    38,818                                                             30
 31                20,623                                                                                       31
 31.01                                                                                                         31.01
 31.02                                                                                                         31.02
 31.03                                                                                                         31.03
 31.04                                                                                                         31.04
 31.05                                                                                                         31.05
 31.06                                                                                                         31.06
 32                                                                                                             32
 33               105,000                                                                                       33
 34                                                                                                             34
 35                16,362                                                                                       35
 36                21,926                                                                     (1)               36
 37                32,965                                                                                       37
 38                63,802                                                                                       38
 39                14,201                                                                                       39
 40                37,975                                                                                       40
 41                95,836                   1,250,000                                                           41
 42                                                                                                             42
 43                                                                                                             43
 44                36,528                                                                     (1)               44
 45                57,454                    284,063                                                            45
 46                                                                                                             46
 47                                                                  100,000                  (1)               47
 48                                                                                                             48
 49                17,041                                            800,000                  (1)               49
 50                7,476                                             837,433                  (1)               50
 51                53,000                    58,106                                                             51
 52                47,200                                                                                       52
 53                61,500                                                                                       53
 54                58,500                      375                                                              54
 55                21,090                    21,094                                           (1)               55
 56                61,500                                                                                       56
 57                25,380                                                                     (1)               57
 58                18,227                                                                     (1)               58
 59                71,000                                                                                       59
 60                                                                                                             60
 61                7,117                                                                      (1)               61
 62                44,631                                                                                       62
 63                36,040                     4,375                 1,822,000                                   63
 64                                                                                                             64
 65                7,873                                                                                        65
 66                60,000                                                                                       66
 67                33,288                    216,375                 175,000                                    67
 68                18,628                                                                     (1)               68
 69                27,000                    54,134                                                             69
 70                26,453                                                                     (1)               70
 71                81,250                    45,000                                                             71
 72                34,200                    395,252                                                            72
 73                41,000                    42,625                                                             73
 74                                                                                                             74
 75                                                                  529,813                                    75
 76                37,350                    119,563                                                            76
 77                                                                                                             77
 77.01                                                                                                         77.01
 77.02                                                                                                         77.02
 77.03                                                                                                         77.03
 77.04                                                                                                         77.04
 78                9,179                                                                                        78
 79               189,494                                                                                       79
 80                14,071                    38,554                  100,000                                    80
 81                                                                                                             81
 82                21,504                                                                                       82
 83                                                                  100,000                  (1)               83
 84                36,000                    112,000                                                            84
 85                24,204                                                                                       85
 86                15,194                                                                                       86
 87                19,767                                            250,000                  (1)               87
 88                5,758                                                                      (1)               88
 89      Greater of 127,560 or 4.0%                                                                             89
            Yearly Gross Revenue
 90                                                                                                             90
 91                                                                                                             91
 92                10,078                                                                     (1)               92
 93                                                                                                             93
 94      4.0% Yearly Gross Revenue                                                                              94
 95                                                                                                             95
 96                                                                                                             96
 97                5,700                                             200,000                  (1)               97
 98                                                                                                             98
 99                                                                                           (1)               99
 100               30,750                      625                                                              100
 101               3,678                                             200,000                                    101
 102               12,477                                                                                       102
 103               65,520                    286,999                                                            103
 104               36,108                    213,119                                                            104
 105               10,735                                            250,000                  (1)               105
 106               27,000                                                                     (1)               106
 107               11,781                                            125,000                  (1)               107
 108               14,400                    16,411                                                             108
 109               50,000                                                                                       109
 110               37,750                                                                                       110
 111               9,060                                             200,000                                    111
 112               8,743                                                                      (1)               112
 113                                                                                                            113
 114               24,000                                                                                       114
 115               37,500                     4,375                                                             115
 116               13,936                    306,875                 222,970                  (1)               116
 117               5,609                     16,250                  250,000                  (1)               117
 118               8,435                                             35,000                                     118
 119               59,400                                                                                       119
 120               7,500                                             25,000                                     120
 121                                                                                                            121
 122               15,250                                                                                       122
 123               32,000                                                                                       123
 124               83,655                                                                                       124
 125               9,600                                                                      (1)               125
 126               7,128                                                                      (1)               126
 127               25,116                                                                                       127
 128               8,414                                                                                        128
 129               7,893                                                                                        129
 130               8,200                                                                                        130
 131                                         65,625                                                             131
 132               46,000                                                                                       132
 133                                                                                                            133
 134                                                                                                            134
 135               13,500                                                                                       135
 136               4,500                                                                                        136
 137               5,559                                                                                        137
 138               12,500                                                                                       138
 139                                                                                                            139
 140                                                                                                            140
 141               4,289                                             100,000                  (1)               141
 142               6,429                                                                      (1)               142
 143               4,824                                                                      (1)               143
 144               16,750                                                                                       144
 145               14,400                                                                                       145
 146               62,200                                                                                       146
 147                                                                                                            147
 148               5,445                                                                      (1)               148
 149               6,313                                                                      (1)               149
 150                                                                                                            150
 151               12,500                     3,750                                                             151
 152                                                                                                            152
 153               10,250                                                                                       153
 154               12,750                                                                                       154
 155                                                                 100,000                  (1)               155
 156                                                                                                            156
 157               15,000                     4,994                                                             157
 158               12,750                     6,625                                                             158
 159                                                                                                            159
 160               12,270                                            100,000                                    160

Mortgage  Loan
Loan     Group                          General Property     Specific Property     Monthly Tax Monthly Insurance
Number   Number Property Name                 Type                 Type              Escrow         Escrow
-------- ------ ----------------------- ---------------- ------------------------- ----------- -----------------
 161       2    Cove Apartments           Multifamily          Conventional           1,577           280
 162       1    Rite Aid - Ontario, OR      Retail             Single Tenant
 163       1    Walgreens - Houston,        Retail             Single Tenant
                TX (Sam Houston
                Parkway)
 164       1    Country Inn & Suites -    Hospitality         Limited Service         3,264          1,059
                Michigan City, IN
 165       2    Park Wood Patio           Multifamily          Conventional           1,969           404
                Apartments
 166       1    Walgreens - Fort            Retail             Single Tenant
                Morgan, CO
 167       2    Rose Pointe               Multifamily          Conventional           1,865           364
                Apartments
 168       1    Corsicana Marketplace       Retail            Shadow Anchored         2,198          1,585
 169       1    Silver Dome MHP             Mobile           Mobile Home Park         1,349           462
                                           Home Park
 170       1    26th and Pulaski            Retail              Unanchored            2,909           713
 171       1    Sutherland Retail           Retail              Unanchored            4,105           402
 172       2    Burnet House              Multifamily          Conventional           1,547           284
                Apartments
 173       1    Walgreens - Knoxville,      Retail             Single Tenant
                TN
 174       1    Walgreens - Houston,        Retail             Single Tenant
                TX (El Camino Real)
 175       1    Shops at Market Square      Retail            Shadow Anchored         1,282          3,509
 176       2    South Towers              Multifamily          Conventional           1,420           267
                Apartments
 177       2    Casa Meadows              Multifamily          Conventional           1,623           366
                Apartments
 178       2    Studio Pointe             Multifamily          Conventional           2,061           429
                Apartments
 179       2    Northridge Pointe         Multifamily          Conventional           1,222           226
                Apartments
 180       1    FBI - Flagstaff, AZ         Office               Suburban                             235
 181       1    CVS - Kissimmee, FL         Retail             Single Tenant
 182       1    United SuperMarket -        Retail             Single Tenant
                Borger West
 183       1    Sleep Inn & Suites -      Hospitality         Limited Service         2,881          3,338
                Guthrie, OK
 184       1    Harvester Building         Mixed Use     Multifamily/Office/Retail     635           1,063
 185       1    Walgreens - Lake            Retail             Single Tenant
                Charles, LA
 186       1    Walgreens - New             Retail             Single Tenant
                Hartford, NY
 187       1    Compass Insurance           Office               Suburban
                Agency
 188       1    Cleveland Park            Multifamily            Townhome             5,170          1,388
                Townhomes
 189       1    Layton Retail Shops         Retail            Shadow Anchored          917            134
 190       1    Arizona Retail Pool         Retail              Unanchored            3,087           790
 190.01         St. Mary's                  Retail              Unanchored
 190.02         Sierra Vista                Retail              Unanchored
 191       1    Shoppes at Prien Lake       Retail            Shadow Anchored         2,146          2,263
 192       1    Eastgate II Business        Office               Suburban             4,437           625
                Center
 193       1    Kirkwood Square             Retail              Unanchored            3,153           748
                Retail Center
 194       2    Sonoma Apartments         Multifamily          Conventional           2,409           269
 195       1    Bear Hollow Village         Office               Suburban             2,054           298
                Square
 196       1    Mentor Retail              Mixed Use           Retail/Office          2,960           433
 197       2    806 South 3rd Street      Multifamily         Student Housing         1,828           271
                Student Housing
 198       1    Shoppes at Spring           Retail            Shadow Anchored         2,536           726
                Valley
 199       1    North Park Shopping         Retail              Unanchored            2,300          1,738
                Center
 200       1    Mentor Medical Offices      Office                Medical             3,915           483
 201       1    225 Crossways Park        Industrial               Flex               5,404
                Drive
 202       1    Hampton Place               Retail               Anchored              834           1,208
                Shopping Center
 203       1    Einstein Bagel Building     Retail              Unanchored            1,773           283
 204       2    Park Royale               Multifamily          Conventional            821            129
                Apartments
 205       1    Matlock & Bardin            Retail              Unanchored            1,013           896
                Center
 206       1    Sherwin Williams           Mixed Use         Retail/Warehouse          650            146
                Retail Center
 207       1    China Gate Office           Office               Suburban              474            259
                Building

Mortgage
Loan      Annual Deposit to   Initial Deposit to Capital                                             Mortgage Loan
Number   Replacement Reserves    Improvements Reserve    Initial TI/LC Escrow Ongoing TI/LC Footnote    Number
-------- -------------------- -------------------------- -------------------- ---------------------- -------------
 161            12,250                  3,125                                                            161
 162                                                                                                     162
 163                                                                                                     163
 164            43,000                                                                                   164
 165            13,000                  3,063                                                            165
 166                                                                                                     166
 167            9,500                   3,125                                                            167
 168            3,779                                                                   (1)              168
 169                                    6,250                                                            169
 170            3,713                   7,500                                           (1)              170
 171            5,984                                                                   (1)              171
 172            9,000                   8,125                                                            172
 173                                                                                                     173
 174                                                                                                     174
 175             925                                                                    (1)              175
 176            8,250                                                                                    176
 177            12,250                  6,875                                                            177
 178            10,500                                                                                   178
 179            7,000                                                                                    179
 180             928                                                                                     180
 181                                                                                                     181
 182                                                           100,000                  (1)              182
 183            44,918                                                                                   183
 184            9,250                                                                   (1)              184
 185                                                                                                     185
 186                                                                                                     186
 187            4,883                                                                                    187
 188            18,891                  57,675                                                           188
 189            1,440                                                                   (1)              189
 190            3,894                                                                   (1)              190
 190.01                                                                                                 190.01
 190.02                                                                                                 190.02
 191            2,037                                                                   (1)              191
 192            3,739                                                                   (1)              192
 193                                                                                                     193
 194            10,000                  5,813                                                            194
 195            3,204                                                                   (1)              195
 196                                                           75,000                                    196
 197            2,500                                                                                    197
 198            1,419                                                                   (1)              198
 199            10,521                                         100,000                  (1)              199
 200                                                                                                     200
 201            2,730                                                                   (1)              201
 202            8,605                                                                   (1)              202
 203            1,147                                                                   (1)              203
 204            4,500                    625                                                             204
 205             900                                                                    (1)              205
 206            2,076                                                                   (1)              206
 207            2,004                   6,000                                                            207
--------
(1) In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.
(2) Commencing November 11, 2008, Annual Deposit to Replacement Reserves is
    $66,971.
(3) Commencing September 11, 2008, Annual Deposit to Replacement Reserves is
    the difference between 4.0% of yearly revenues and the actual amount required to be reserved under the related management agreement.
(4) Commencing August 11, 2010, Annual Deposit to Replacement Reserves is
    $128,100.
(5) Annual Deposit to Replacement Reserves is 2.0% of yearly gross revenues from April 11, 2006 through October 11, 2006, 3.0% of yearly gross revenue from November 11, 2006 through October 11, 2007 and 4.0% of yearly gross revenue thereafter.
(6) Annual Deposit to Replacement Reserves is $1,736 / $159,331 through
    August 11, 2007, 3.0% of yearly gross revenues from September 11, 2007 through August 11, 2008 and 4.0% of yearly gross revenue thereafter.
(7) Commencing September 11, 2011, Annual Deposit to Replacement Reserves is
    $105,000.
(8) Commencing September 11, 2011, Annual Deposit to Replacement Reserves is
    $71,000.
(9) Commencing September 11, 2011, Annual Deposit to Replacement Reserves is
    $60,000.
(10)Annual Deposit to Replacement Reserves consists of two $12,102 semi-annual deposits made each February and September.
(11)Annual Deposit to Replacement Reserves is the greater of $127,560 or 4.0%
    of yearly gross revenue.
(12)Commencing September 11, 2011, Annual Deposit to Replacement Reserves is
    $37,750.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

                                   ANNEX A-4
                          COMMERCIAL TENANT SCHEDULE

Mortgage  Loan                                      General                                               Number of
Loan     Group                                      Property      Specific Property        Cut-Off Date     Units   Unit of
Number   Number           Property Name               Type              Type             Loan Balance ($)  (Units)  Measure
-------- ------ ---------------------------------- ---------- -------------------------- ---------------- --------- -------
 1         1    The Gas Company Tower                Office              CBD              229,000,000.00  1,313,409 Sq. Ft.
 2         1    1180 Peachtree Street                Office              CBD              193,850,000.00   669,711  Sq. Ft.
 3         1    Montclair Plaza                      Retail            Anchored           190,000,000.00   875,085  Sq. Ft.
 5         1    311 South Wacker                     Office              CBD              158,600,000.00  1,281,000 Sq. Ft.
 7         1    500-512 Seventh Avenue               Office              CBD              136,918,271.49  1,169,647 Sq. Ft.
 9         1    Gateway Shopping Center              Retail            Anchored           87,000,000.00    476,934  Sq. Ft.
 12        1    Brookfield Lakes Corporate Center    Office            Suburban           60,563,000.00    506,719  Sq. Ft.
 13        1    The Willows Shopping Center          Retail            Anchored           56,000,000.00    261,339  Sq. Ft.
 14        1    Personality Pool                    Various            Various            54,000,000.00    Various  Various
 14.01          114 Powell Street                  Mixed Use      Hospitality/Retail                       56,064   Sq. Ft.
 14.02          440 Geary Street                   Mixed Use      Hospitality/Retail                       56,064   Sq. Ft.
 15        1    Traders Point Retail Center          Retail            Anchored           48,000,000.00    331,408  Sq. Ft.
 17        1    Lakeside Pool                        Office            Suburban           42,500,000.00    511,576  Sq. Ft.
 17.01          1979 Lakeside                        Office            Suburban                            200,436  Sq. Ft.
 17.02          1957 Lakeside                        Office            Suburban                            87,425   Sq. Ft.
 17.03          1927 Lakeside                        Office            Suburban                            58,365   Sq. Ft.
 17.04          1990 Lakeside                        Office            Suburban                            60,708   Sq. Ft.
 17.05          1975 Lakeside                        Office            Suburban                            54,485   Sq. Ft.
 17.06          1967 Lakeside                        Office            Suburban                            50,157   Sq. Ft.
 18        1    ITC Crossing South Shopping Center   Retail            Anchored           41,795,000.00    372,730  Sq. Ft.
 20        1    135 Crossways Park Drive             Office            Suburban           28,000,000.00    121,631  Sq. Ft.
 22        1    Cross Island Plaza                   Office            Suburban           26,956,666.21    221,758  Sq. Ft.
 23        1    Lake Worth Towne Crossing            Retail            Anchored           26,491,000.00    214,537  Sq. Ft.
 25        1    Cypress Towne Center                 Retail            Anchored           25,650,000.00    207,684  Sq. Ft.
 26        1    Twinbrook Square                     Retail           Unanchored          24,640,000.00    92,986   Sq. Ft.
 27        1    Lorton Station Marketplace           Retail            Anchored           24,375,000.00    132,445  Sq. Ft.
 29        1    Main Street Commons                  Retail            Anchored           24,000,000.00    171,648  Sq. Ft.
 31        1    Bellwood Pool                       Various            Various            23,300,000.00    145,724  Sq. Ft.
 31.01          City Centre East                     Retail           Unanchored                           55,710   Sq. Ft.
 31.02          City Centre Plaza                    Retail           Unanchored                           32,047   Sq. Ft.
 31.03          City Centre Shoppes                  Retail           Unanchored                           17,648   Sq. Ft.
 31.04          Valley Creek Commons                 Office            Medical                             16,338   Sq. Ft.
 31.05          Valley Creek Professional            Office            Medical                             13,104   Sq. Ft.
 31.06          Centrewood Commons                   Office            Medical                             10,877   Sq. Ft.
 32        1    South Tryon Square                   Office              CBD              22,875,000.00    236,697  Sq. Ft.
 34        1    San Tan Corporate Center Two         Office            Suburban           21,000,000.00    133,503  Sq. Ft.
 35        1    San Fernando Value Square            Retail            Anchored           20,500,000.00    131,061  Sq. Ft.
 36        1    Market at Mill Run                   Retail        Shadow Anchored        20,120,000.00    146,173  Sq. Ft.
 37             United Food Group Food
           1    Processing Facility                Industrial Manufacturing/Cold Storage  20,000,000.00    164,826  Sq. Ft.
 39        1    Bryant Square                        Retail            Anchored           19,500,000.00    280,529  Sq. Ft.
 42        1    Charles River Place                  Office            Suburban           18,000,000.00    103,656  Sq. Ft.
 43        1    San Tan Corporate Center One         Office            Suburban           18,000,000.00    133,317  Sq. Ft.
 44        1    Matrix Financial Center              Office              CBD              17,600,000.00    181,250  Sq. Ft.
 47        1    Hughes Plaza West                    Office            Suburban           16,800,000.00    71,546   Sq. Ft.
 48        1    Apple Valley Square                  Retail            Anchored           16,000,000.00    184,841  Sq. Ft.
 49        1    Gateway Center                       Office              CBD              16,000,000.00    113,609  Sq. Ft.

Mortgage
Loan                                         Largest Tenant Largest Tenant
Number             Largest Tenant               % of NRA      Exp. Date
-------- ----------------------------------- -------------- ---------------
 1       Southern California Gas Company         43.89%        11/08/11
 2       King & Spalding                         62.47%        03/31/21
 3       JCPenney                                20.54%        06/30/11
 5       Freeborn & Peters LLP                    8.59%        11/30/22
 7       Target Corporation                       8.52%        03/31/15
 9       Star Furniture                          17.78%        07/31/10
 12      Fiserv                                   6.63%        09/30/10
 13      REI                                     11.28%        05/06/08
 14      Various                                 Various        Various
 14.01   Tad's Restaurant                         7.30%        12/31/10
 14.02   Resmex Partners                          6.24%        09/15/14
 15      Marsh Supermarket                       20.49%        11/30/24
 17      Various                                 Various        Various
 17.01   Amec E&C Services, Inc.                 36.86%     Multiple Spaces
 17.02   Laboratory Corp of America Holdings     38.87%        12/31/09
 17.03   Le Cordon Bleu College                  100.00%       11/30/18
 17.04   Global Link Logistics, Inc.             28.20%        10/31/11
 17.05   Progressive Casualty Insurance          29.43%        08/31/07
 17.06   Financial Asset Mgmt Systems            54.30%        04/30/11
 18      Lowe's                                  36.23%        03/14/22
 20      Sterling & Sterling, Inc.               33.17%        12/31/21
 22      INS                                     16.59%        06/30/15
 23      Hobby Lobby                             25.64%        06/30/20
 25      TJ Maxx                                 15.41%        07/31/15
 26      Scan International Furniture            43.02%        11/30/11
 27      Shoppers Food                           47.57%        05/06/26
 29      Stein Mart                              19.81%        11/30/15
 31      Various                                 Various        Various
 31.01   Memory Mania                            19.12%        01/31/08
 31.02   Family Achievement Center               28.79%        10/31/16
 31.03   Hirshfield's                            37.08%        11/19/10
 31.04   Cardinal Stritch                        41.94%        08/31/07
 31.05   Summit Orthopaedics                     20.75%        10/31/09
 31.06   Minn Health                             76.86%        05/31/09
 32      Wachovia                                41.14%     Multiple Spaces
 34      Isola USA Corporation                   17.44%        05/31/10
 35      Sam's Club                              81.57%        11/01/06
 36      Starplex Holdings LP                    24.15%        05/31/15
 37      United Food Group                       100.00%       07/31/21
 39      Stein Mart                              12.83%        10/31/08
 42      CW Financial Services, LLC              24.52%        06/30/12
 43      Toyota Motor Credit Corp                100.00%       10/10/11
 44      Matrix Capital Bank                     15.19%        03/31/16
 47      Bank of America                         15.40%        01/31/11
 48      Rainbow Foods                           33.40%        06/30/18
 49      Fidelity Real Estate Company, LLC       100.00%       12/31/08

Mortgage                                          2nd Largest
Loan                                               Tenant %     2nd Largest
Number           2nd Largest Tenant Name            of NRA    Tenant Exp. Date
-------- ---------------------------------------  ----------- ----------------
 1       Morrison & Foerster, LLP                   14.68%    Multiple Spaces
 2       Navigant                                    2.37%       04/30/14
 3       Circuit City                                4.67%       02/28/15
 5       Duff & Phelps, LLC                          6.40%       09/30/21
 7       The New York Times Company                  7.08%       11/30/15
 9       Regal Cinema                               14.03%       11/30/31
 12      General Casualty Company                    6.35%       10/31/09
 13      CompUSA, Inc.                               9.95%       10/31/11
 14      Various                                    Various       Various
 14.01   The Body Shop                               2.57%       05/31/16
 14.02   Starbucks Corporation                       2.17%       06/30/07
 15      Dick's Sporting Goods                      19.61%       01/31/20
 17      Various                                    Various       Various
 17.01   WM. Page & Associates, Inc.                 9.25%       03/31/13
 17.02   Perimeter East Partners LLC                15.06%       09/30/11
 17.03
 17.04   Amedisys Georgia, LLC                       9.69%       12/31/09
 17.05   Board of Rg University System              27.13%       06/30/07
 17.06   Healthcare for Kids                        20.66%       08/31/11
 18      Babies "R" Us                              10.18%       01/31/19
 20      Kaufman, Schneider and Bianco              15.14%    Multiple Spaces
 22      Verizon                                    10.87%       05/31/10
 23      Circuit City                               15.90%       01/31/21
 25      Ross Dress for Less                        14.54%       01/31/16
 26      Bassett Furniture Industries, Inc.         26.11%       07/31/07
 27      Advanced Design Group                      11.59%       10/31/16
 29      Border's                                   14.50%       01/31/21
 31      Various                                    Various       Various
 31.01   Cellars Wines and Spirits                  15.05%       09/30/10
 31.02   Kinko's Fed Ex                             21.84%       01/31/11
 31.03   Von Hansen's Meats                         15.46%       02/28/09
 31.04   Center for Diagnostic Imaging              18.58%       02/28/09
 31.05   Meshbesher and Spence                      19.54%       08/31/11
 31.06   Don Johnson DDS                            23.14%       12/31/16
 32      Greer & Walker, LLP                         5.52%    Multiple Spaces
 34      Progressive Casualty Insurance             13.12%       12/31/09
 35      McDonalds                                   4.12%       12/18/07
 36      Life Style Family Fitness                  15.67%       11/30/21
 37
 39      Ross Dress For Less                        10.76%       01/31/16
 42      Continental Wingate Company                21.66%       11/30/08
 43
 44      Matrix Bancorp                             13.10%       03/31/16
 47      Commonwealth Title                         15.06%       01/15/11
 48      Jo-Ann Fabrics                             24.55%       01/31/10
 49

Mortgage                                   3rd Largest
Loan                                       Tenant % of   3rd Largest    Mortgage Loan
Number        3rd Largest Tenant Name          NRA     Tenant Exp. Date    Number
-------- --------------------------------- ----------- ---------------- -------------
 1       Sidley Austin LLP                   11.60%    Multiple Spaces        1
 2       Allsteel                             2.35%       06/30/18            2
 3       Linens'N Things (ground lease)       4.02%       01/31/12            3
 5       First Industrial Realty Trust        5.16%       06/30/18            5
 7       iVillage, Inc.                       4.84%       04/30/15            7
 9       Best Buy                             9.81%       01/31/12            9
 12      Hydrite Chemical Company             5.18%       12/31/12           12
 13      Gap, Inc.                            9.57%       03/31/11           13
 14      Various                             Various       Various           14
 14.01   Bankok Noodles                       1.96%       05/31/09          14.01
 14.02                                                                      14.02
 15      Kerasotes Theatres (Ground Lease)   12.48%       12/31/24           15
 17      Various                             Various       Various           17
 17.01   Presidental Financial Corp.          8.83%       03/31/13          17.01
 17.02   DeKalb Convention & Visitors        10.64%       12/31/10          17.02
 17.03                                                                      17.03
 17.04   Craig R. Goodman Law Office          7.70%       06/30/10          17.04
 17.05   Washington Mutal Bank, FA           26.14%       10/31/11          17.05
 17.06   AMEC E&C Services, Inc.              2.51%       03/31/16          17.06
 18      Bed Bath & Beyond                    8.06%       01/31/13           18
 20      Mortgage Line Financial             12.88%       06/30/14           20
 22      Empire City Subway Co.               4.59%       03/15/12           22
 23      Ross Dress for Less                 14.07%       01/31/16           23
 25      Bed Bath and Beyond                 14.47%       01/31/16           25
 26      Ethan Allen Interiors, Inc.         18.28%       11/30/10           26
 27      Minnieland                           4.91%       09/06/16           27
 29      Office Depot                        14.40%       12/31/15           29
 31      Various                             Various       Various           31
 31.01   Acapulco Mexican Restaurant          9.50%       11/30/15          31.01
 31.02   Bruegger's Bagels                    7.53%       12/31/10          31.02
 31.03   Kelley Gallery                      12.62%       11/30/07          31.03
 31.04   Dr. Montgomery                      11.44%       11/30/07          31.04
 31.05   Woodbury OB & GYN                   17.91%       12/31/08          31.05
 31.06                                                                      31.06
 32      Nexson Pruet Jacobs & Pollard        5.27%       02/28/07           32
 34      CMX, LLC                             8.69%       05/31/10           34
 35      Radio Shack                          1.91%       08/31/06           35
 36      United Art & Education              12.52%       06/30/16           36
 37                                                                          37
 39      Bed Bath & Beyond                    7.84%       01/31/12           39
 42      TMP Worldwide.com                   19.87%       10/31/08           42
 43                                                                          43
 44      Matrix Settlement                    9.04%       10/31/07           44
 47      Mass Mutual                         13.34%       01/31/11           47
 48      Petco                                9.81%       10/31/09           48
 49                                                                          49

Mortgage  Loan                                         General                         Cut-Off     Number
Loan     Group                                         Property  Specific Property    Date Loan   of Units Unit of
Number   Number             Property Name                Type          Type          Balance ($)  (Units)  Measure
-------- ------ ------------------------------------- ---------- ------------------ ------------- -------- -------
 50        1    Renaissance Commons                   Mixed Use  Retail/Multifamily 15,750,000.00 71,801   Sq. Ft.
 55        1    Victor Valley Town Center               Retail        Anchored      14,700,000.00 95,864   Sq. Ft.
 57        1    Inverness Commons                       Office        Suburban      14,000,000.00 126,899  Sq. Ft.
 58        1    Marketplace Retail & Office Center    Mixed Use    Retail/Office    13,800,000.00 121,512  Sq. Ft.
 61        1    Black Mountain Market Place             Retail       Unanchored     13,450,000.00 47,473   Sq. Ft.
 62        1    515 Union Boulevard                     Office        Suburban      13,125,000.00 117,450  Sq. Ft.
 63        1    Howe Corporate Center                   Office        Suburban      12,750,000.00 104,379  Sq. Ft.
 67        1    Hoover Commons                          Retail        Anchored      12,100,000.00 195,809  Sq. Ft.
 68        1    Lionville Shopping Center               Retail        Anchored      11,500,000.00 93,139   Sq. Ft.
 70        1    AB Mar Valley Court Office Building     Office        Suburban      11,400,000.00 155,605  Sq. Ft.
 75        1    Brentwood Medical Office                Office        Medical       10,970,120.56 51,771   Sq. Ft.
 77        1    Vista Pool                            Industrial        Flex        10,600,000.00 168,013  Sq. Ft.
 77.01          1125 Joshua Way                       Industrial        Flex                      55,300   Sq. Ft.
 77.02          1385 Park Center Drive                Industrial        Flex                      46,031   Sq. Ft.
 77.03          2641 La Mirada                        Industrial        Flex                      29,122   Sq. Ft.
 77.04          2651 La Mirada Drive                  Industrial        Flex                      37,560   Sq. Ft.
 78        1    Lake City Commons                       Retail        Anchored      10,500,000.00 91,794   Sq. Ft.
 80        1    Hunter's Ridge Shopping Center          Retail    Shadow Anchored   9,700,000.00  93,807   Sq. Ft.
 81        1    141 Parkway Road                      Mixed Use    Office/Retail    9,500,000.00  80,642   Sq. Ft.
 83        1    300 Park Place                          Office        Suburban      9,091,248.37  99,297   Sq. Ft.
 86        1    Conte Lubrano Apartments              Mixed Use  Multifamily/Office 8,591,156.49  69,649   Sq. Ft.
 87        1    Freeport Corporate Center               Office        Suburban      8,500,000.00  98,835   Sq. Ft.
 88        1    1000 South Avenue                       Office        Suburban      8,400,000.00  38,389   Sq. Ft.
 92        1    Desert Inn Pecos Center                 Retail       Unanchored     8,150,000.00  48,172   Sq. Ft.
 93        1    Gateway Mountain Village (Building C)   Retail       Unanchored     8,125,000.00  36,147   Sq. Ft.
 95        1    Oakley Building                         Office        Suburban      7,991,974.83  36,573   Sq. Ft.
 96        1    AKI Building                            Office        Suburban      7,800,000.00  60,859   Sq. Ft.
 97        1    Parkway Building                        Office        Suburban      7,720,000.00  42,915   Sq. Ft.
 99        1    Wilkinson Crossing                      Retail    Shadow Anchored   7,592,760.97  44,840   Sq. Ft.
 101       1    Grinnell Water Works Building           Office        Suburban      7,360,000.00  52,538   Sq. Ft.
 102       1    Drake Office Building                   Office        Suburban      7,200,000.00  83,182   Sq. Ft.
 105       1    Cornerstone Business Center           Industrial        Flex        7,068,000.00  71,567   Sq. Ft.
 106       1    Keyser Valley Industrial Center       Industrial    Distribution    7,000,000.00  270,000  Sq. Ft.
 107       1    Westfork Building T                   Industrial        Flex        6,875,000.00  116,685  Sq. Ft.
 111       1    Syracuse Hill                           Office        Suburban      6,500,000.00  82,365   Sq. Ft.
 112       1    Sports Authority Plaza                  Retail        Anchored      6,492,738.39  58,366   Sq. Ft.
 116       1    Monroe Office Building                  Office        Suburban      6,121,056.36  68,112   Sq. Ft.
 117       1    Southcreek Corporate Center II          Office        Suburban      6,000,000.00  56,093   Sq. Ft.
 118       1    Cross Creek Centre                      Retail       Unanchored     5,989,959.01  35,147   Sq. Ft.
 121       1    Agoura Hills Business Center II         Office        Suburban      5,800,000.00  34,172   Sq. Ft.
 125       1    175 Crossways Park West                 Office        Suburban      5,600,000.00  40,000   Sq. Ft.
 126       1    Bold Concepts Building                  Office        Suburban      5,585,000.00  35,640   Sq. Ft.
 128       1    Baldwin Shopping Center                 Retail       Unanchored     5,454,779.26  42,068   Sq. Ft.
 129       1    The Business Center of Alabama          Office          CBD         4,994,974.68  46,429   Sq. Ft.
 131       1    Carillon Square                         Retail    Shadow Anchored   4,800,000.00  49,091   Sq. Ft.
 136       1    ATC Office Complex                      Office        Suburban      4,500,000.00  45,000   Sq. Ft.
 137       1    2065 West Obispo                      Industrial        Flex        4,492,282.40  55,594   Sq. Ft.
 139       1    Rite Aid - Roseburg, OR                 Retail     Single Tenant    4,311,170.09  17,272   Sq. Ft.
 141       1    Wadsworth Medical Office Building       Office        Medical       4,275,000.00  21,447   Sq. Ft.
 142       1    Union Town Center I & II                Retail    Shadow Anchored   4,250,000.00  20,530   Sq. Ft.

Mortgage
Loan                                              Largest Tenant Largest Tenant
Number               Largest Tenant                  % of NRA      Exp. Date
-------- ---------------------------------------  -------------- --------------
 50      Alesandra Salon & Spa                         8.27%        12/22/14
 55      Petco                                        16.65%        01/31/13
 57      NDC Health Corporation                       17.87%        07/09/08
 58      Coldwell Banker                              10.44%        03/31/09
 61      Golden-PT's Horizon 33, LLC                  13.27%        05/31/15
 62      Global Processing Serv.                      79.19%        10/31/10
 63      Social Security Admin                        24.14%        01/31/09
 67      Burlington Coat Factory                      30.69%        01/31/09
 68      Clemens Markets                              56.60%        04/11/14
 70      United Health                                34.96%        05/31/11
 75      Muir Orthopaedic Specialists                 22.04%        06/30/16
 77      Various                                      Various       Various
 77.01   Creative Nail Design                         100.00%       11/30/10
 77.02   Glacier Water Services, Inc.                 100.00%       03/07/10
 77.03   Accutech                                     100.00%       11/30/11
 77.04   Perfect Optics                               56.70%        02/28/11
 78      Kroger                                       69.09%        06/30/18
 80      California Fitness Center                    16.97%        01/31/21
 81      Bronxville Auto Center                       49.68%        08/31/14
 83      Verifone, Inc.                               91.93%        07/31/16
 86      Davis Alexander Spa                           9.01%        06/01/11
 87      Xeno Development Corporation                 22.92%        02/28/11
 88      Amabalie & Erman                             28.20%        12/31/12
 92      Nevada Career Institute                      29.44%        05/19/09
 93      3-Day Suit Broker                            27.66%        06/30/16
 95      Oakley, Inc.                                 100.00%       11/30/16
 96      Thomas, Head and Greisen                     13.60%        09/30/09
 97      Parkway Bank                                 48.64%        01/31/21
 99      ABC Store                                    11.15%        07/31/11
 101                                                                Multiple
         GMR Marketing, LLC                           33.32%         Spaces
 102     Northwest Area Foundation                    25.63%        05/05/12
 105     Gateway Church                               65.18%        06/30/09
 106     Master Halco                                 100.00%       07/14/16
 107     SuperValu Holdings                           15.18%        04/19/08
 111     Glow Teknologies, Inc                         7.70%        08/14/10
 112     Sports Authority                             67.41%        06/30/14
 116     VNA                                          47.52%        06/30/09
 117     CoreSource, Inc.                             56.47%        05/01/12
 118     Blockbuster, Inc.                            15.75%        12/31/08
 121     THQ                                          78.18%        09/30/15
 125     Triumph Funding                              100.00%       12/31/11
 126     Bold Concepts                                41.23%        06/01/20
 128     R&S Strauss                                  25.00%        12/31/10
 129     Business Council of Alabama                  21.47%        12/31/14
 131     Sizzler                                      14.36%        02/08/08
 136     American Transmission Company                100.00%       08/31/16
 137     Benson Systems                               61.16%        08/31/16
 139     Rite Aid                                     100.00%       06/30/26
 141     Performax                                    30.02%        08/31/14
 142     Fitness 19 CO 158, LLC                       35.23%        07/14/16

Mortgage                                                2nd Largest 2nd Largest
Loan                                                    Tenant % of   Tenant
Number              2nd Largest Tenant Name                 NRA      Exp. Date
-------- ---------------------------------------------- ----------- -----------
 50      Verizon Wireless                                   5.86%    01/04/10
 55      Styles 4 U                                         9.18%    12/31/11
 57      Corinthian Colleges, Inc.                         16.94%    09/30/15
 58      Government Agencies                                7.32%    09/30/08
 61      Droz Steak Restaurant                             10.01%    10/31/13
 62      BancTec Inc.                                       8.87%    11/30/08
 63      Carter Burgess                                    20.77%    06/30/08
 67      Books-A-Million #202                              12.77%         MTM
 68      Carol's Hallmark                                   4.20%    02/28/10
 70      School Board                                      20.53%    06/30/10
 75      John Muir/Mt. Diablo Health System                16.98%    07/31/16
 77
 77.01
 77.02
 77.03
 77.04
 78      Cato                                               4.90%    01/31/09
 80      Goodwill Industries                               11.77%    01/31/11
 81      Medicom International                              5.39%    11/30/07
 83      PHH Mortgage Corporation / dba Sunbelt Lending     8.07%    10/05/10
 86      Unique Physique                                    5.10%    06/01/07
 87      Paragon Global Resources                          14.83%    12/31/10
 88      RPM Insurance                                     17.09%    10/31/12
 92      Family Dollar Stores                              20.11%    12/31/10
 93      Shoe City                                         17.99%    06/30/11
 95
 96      Michael Baker Jr Inc.                             11.20%    11/30/10
 97      Exit Realty                                       16.49%    06/01/13
 99      Simply Fashion                                    11.15%    08/31/11
 101     Mecklenburg County                                15.04%    10/15/08
 102     Benham Companies Inc                              25.44%    10/30/11
 105     Deep South Logistics                              25.99%    12/31/10
 106
 107     Mac-Gray Services, Inc.                            9.15%    02/28/11
 111     Newton & Associates LLC                            7.57%    11/30/11
 112     Bally Total Fitness Corp.                         24.31%    04/30/14
 116     Jevs                                              29.61%    06/30/10
 117     Paychex North America, Inc.                       34.46%    05/01/11
 118     Honey Baked Ham                                    8.42%    09/30/11
 121     Warmington Homes                                  17.98%    08/31/08
 125
 126     Potomac Digitek                                   12.24%    03/01/13
 128     Mandee                                            23.97%    01/31/13
 129     Dept. of Children's Affairs                       16.50%    03/31/11
 131     American Lending Network                          13.55%    05/31/11
 136
 137     Velocity                                          38.84%    08/31/13
 139
 141     Focus on Kids                                     25.55%    01/31/15
 142     Hollywood Entertainment Corp.                     30.69%    01/31/14

Mortgage                                       3rd Largest                  Mortgage
Loan                                           Tenant % of   3rd Largest      Loan
Number          3rd Largest Tenant Name            NRA     Tenant Exp. Date  Number
-------- ------------------------------------- ----------- ---------------- --------
 50      DAB Catering, Inc.                       4.54%       02/15/15        50
 55      Blockbuster Video                        5.74%       12/31/07        55
 57      BB&B Sports                              12.40%      04/05/10        57
 58      Regency Institute                        5.88%       10/30/08        58
 61      Grease Monkey                            5.90%       10/15/26        61
 62      Wachovia Bank                            5.59%       08/31/09        62
 63      Dept. of Industrial Relations            16.62%      01/31/09        63
 67      Party City                               8.48%       03/31/07        67
 68      The Synergy Club                         4.10%       04/30/11        68
 70      CCS                                      20.20%      08/30/11        70
 75      Brentwood Eye Care Optometry
         Group                                    9.65%       07/31/16        75
 77                                                                           77
 77.01                                                                       77.01
 77.02                                                                       77.02
 77.03                                                                       77.03
 77.04                                                                       77.04
 78      Dollar Tree                              4.36%       06/30/08        78
 80      Damon's                                  10.64%      03/31/07        80
 81      North Fork Bank                          3.86%       06/30/18        81
 83                                                                           83
 86      Squires Group                            3.62%       12/01/06        86
 87      Brink's Incorporated                     14.06%      06/30/07        87
 88      Nicotra Group                            11.77%      08/31/16        88
 92      Phillips & Cohen Associates              14.32%      06/30/11        92
 93      WingNuts Restaurant                      13.86%      06/30/21        93
 95                                                                           95
 96      Fidelity Title                           11.02%   Multiple Spaces    96
 97                                                                           97
 99      Rent-A-Center                            9.37%       08/31/11        99
 101     The Freelon Group                        7.64%       04/19/07        101
 102     Burns & Wilcox Ltd.                      8.75%       05/31/07        102
 105     Adams Consulting Engineers, Inc.         8.84%       07/31/10        105
 106                                                                          106
 107     Department of Revenue                    9.06%       06/30/07        107
 111     Marlin Leasing Corporation               7.18%       09/30/09        111
 112     Chase                                    6.08%       10/31/14        112
 116     Barber                                   8.59%       04/30/09        116
 117                                                                          117
 118     Boynton Realty, Inc. dba ReMax           6.83%       09/30/09        118
 121     Shamir USA                               3.84%       08/31/08        121
 125                                                                          125
 126     Robotic Research, LLC                    9.49%       04/01/08        126
 128     Golden                                   6.85%       07/31/11        128
 129     Bureau of ATF GSA                        10.13%      11/30/12        129
 131     Bio Medics                               12.68%      12/31/10        131
 136                                                                          136
 137                                                                          137
 139                                                                          139
 141     American Chiropractic dba Esli Clinic    13.84%      02/28/15        141
 142     Culpepper's (Lagniappe Enterprises,
         Inc.)                                    10.78%      08/31/16        142

Mortgage  Loan                                                 General                               Cut-Off    Number of
Loan     Group                                                 Property      Specific Property      Date Loan     Units   Unit of
Number   Number                 Property Name                    Type              Type            Balance ($)   (Units)  Measure
-------- ------ --------------------------------------------- ---------- ------------------------- ------------ --------- -------
 143       1    One Stop Plaza                                  Retail          Unanchored         4,192,642.20  32,162   Sq. Ft.
 147       1    Walgreens - Grand Junction, CO                  Retail         Single Tenant       3,981,000.00  14,490   Sq. Ft.
 148       1    240 Crossways Park West                         Office           Suburban          3,925,000.00  25,929   Sq. Ft.
 149       1    303-325 Crossways Park Drive                    Office           Suburban          3,925,000.00  26,304   Sq. Ft.
 150       1    Circuit City - Oklahoma City, OK                Retail         Single Tenant       3,900,000.00  49,439   Sq. Ft.
 155       1    5000 California Office Plaza                    Office           Suburban          3,600,000.00  33,546   Sq. Ft.
 159       1    Walgreens - Auburn, AL                          Retail         Single Tenant       3,505,000.00  14,758   Sq. Ft.
 160       1    Shoppes at Home Depot                           Retail        Shadow Anchored      3,500,000.00  39,584   Sq. Ft.
 162       1    Rite Aid - Ontario, OR                          Retail         Single Tenant       3,450,000.00  17,272   Sq. Ft.
 163       1    Walgreens - Houston, TX (Sam Houston Parkway)   Retail         Single Tenant       3,414,000.00  15,050   Sq. Ft.
 166       1    Walgreens - Fort Morgan, CO                     Retail         Single Tenant       3,323,428.92  14,490   Sq. Ft.
 168       1    Corsicana Marketplace                           Retail        Shadow Anchored      3,296,874.86  25,192   Sq. Ft.
 170       1    26th and Pulaski                                Retail          Unanchored         3,187,048.28  19,525   Sq. Ft.
 171       1    Sutherland Retail                               Retail          Unanchored         3,150,000.00  39,892   Sq. Ft.
 173       1    Walgreens - Knoxville, TN                       Retail         Single Tenant       3,088,000.00  15,120   Sq. Ft.
 174       1    Walgreens - Houston, TX (El Camino Real)        Retail         Single Tenant       3,081,000.00  15,624   Sq. Ft.
 175       1    Shops at Market Square                          Retail        Shadow Anchored      3,050,000.00  9,265    Sq. Ft.
 180       1    FBI - Flagstaff, AZ                             Office           Suburban          2,825,000.00  9,282    Sq. Ft.
 181       1    CVS - Kissimmee, FL                             Retail         Single Tenant       2,814,000.00  10,908   Sq. Ft.
 182       1    United SuperMarket - Borger West                Retail         Single Tenant       2,794,174.49  44,250   Sq. Ft.
 184       1    Harvester Building                            Mixed Use  Multifamily/Office/Retail 2,722,364.16  53,670   Sq. Ft.
 185       1    Walgreens - Lake Charles, LA                    Retail         Single Tenant       2,714,000.00  14,490   Sq. Ft.
 186       1    Walgreens - New Hartford, NY                    Retail         Single Tenant       2,700,000.00  14,550   Sq. Ft.
 187       1    Compass Insurance Agency                        Office           Suburban          2,675,000.00  24,414   Sq. Ft.
 189       1    Layton Retail Shops                             Retail        Shadow Anchored      2,520,686.12  9,600    Sq. Ft.
 190       1    Arizona Retail Pool                             Retail          Unanchored         2,500,000.00  19,468   Sq. Ft.
 190.01         St. Mary's                                      Retail          Unanchored                       15,600   Sq. Ft.
 190.02         Sierra Vista                                    Retail          Unanchored                       3,868    Sq. Ft.
 191       1    Shoppes at Prien Lake                           Retail        Shadow Anchored      2,415,000.00  13,580   Sq. Ft.
 192       1    Eastgate II Business Center                     Office           Suburban          2,350,000.00  18,696   Sq. Ft.
 193       1    Kirkwood Square Retail Center                   Retail          Unanchored         2,195,322.55  13,920   Sq. Ft.
 195       1    Bear Hollow Village Square                      Office           Suburban          2,121,000.00  16,035   Sq. Ft.
 196       1    Mentor Retail                                 Mixed Use        Retail/Office       2,025,000.00  25,938   Sq. Ft.
 198       1    Shoppes at Spring Valley                        Retail        Shadow Anchored      1,997,911.87  9,460    Sq. Ft.
 199       1    North Park Shopping Center                      Retail          Unanchored         1,995,838.92  61,891   Sq. Ft.
 200       1    Mentor Medical Offices                          Office            Medical          1,975,000.00  18,282   Sq. Ft.
 201       1    225 Crossways Park Drive                      Industrial           Flex            1,925,000.00  18,200   Sq. Ft.
 202       1    Hampton Place Shopping Center                   Retail           Anchored          1,645,821.73  43,027   Sq. Ft.
 203       1    Einstein Bagel Building                         Retail          Unanchored         1,640,000.00  6,035    Sq. Ft.
 205       1    Matlock & Bardin Center                         Retail          Unanchored         1,347,726.42  6,000    Sq. Ft.
 206       1    Sherwin Williams Retail Center                Mixed Use      Retail/Warehouse      1,250,000.00  13,840   Sq. Ft.
 207       1    China Gate Office Building                      Office           Suburban           965,500.00   10,018   Sq. Ft.

Mortgage
Loan                                              Largest Tenant Largest Tenant
Number               Largest Tenant                  % of NRA      Exp. Date
-------- ---------------------------------------  -------------- --------------
 143     Family Dollar                                 31.09%       08/30/14
 147     Walgreens                                    100.00%       07/31/31
 148     Keller O'Reilly & Watson                      36.77%       11/30/12
 149     Lackman Food Services                         37.54%       12/31/09
 150     Circuit City                                 100.00%       02/28/15
 155     USDA                                          26.61%       08/31/07
 159     Walgreens                                    100.00%       06/30/30
 160     Evergreen Rest.                               22.23%       02/28/08
 162     Rite Aid                                     100.00%       08/31/26
 163     Walgreens                                    100.00%       03/31/21
 166     Walgreens                                    100.00%       06/30/31
 168     The Shoe Department                           19.85%       03/31/10
 170     The Children's Place                          26.97%       06/30/16
 171     Hancock Fabrics                               40.11%       07/24/16
 173     Walgreens                                    100.00%       05/31/20
 174     Walgreens                                    100.00%       04/19/21
 175     Embarq                                        33.24%       06/01/11
 180     Federal Bureau of Investigation              100.00%       09/05/21
 181     CVS                                          100.00%       11/08/20
 182     United Supermarket                           100.00%       09/29/17
 184     Artisan Furniture Showroom                     9.13%       02/28/07
 185     Walgreens                                    100.00%       12/31/21
 186     Walgreens                                    100.00%       06/30/31
 187     Compass Insurance Agency, Inc.               100.00%       12/31/17
 189     Payless                                       31.25%       10/31/10
 190     Various                                     Various         Various
 190.01  El Herradero Bakery                           15.38%       09/30/08
 190.02  Verizon Wireless                              66.91%       02/28/09
 191     Anytime Fitness                               33.80%       08/31/11
 192     Qwest                                         51.35%       11/01/11
 193     Verizon Wireless                              31.61%       10/31/09
 195     EOCG, LLC                                     16.19%       03/31/09
 196     Stadium Grill                                 20.43%       07/31/08
 198     Medicap                                       21.14%       08/20/09
 199     Hagemeyer (Warehouse)                         27.54%       07/31/07
 200     Daniel Weiss, MD                              34.46%       07/31/15
 201     Leeman Designs, Inc.                         100.00%       05/15/10
 202     Food Fair                                     61.88%       09/30/10
 203     Avenues Bakery                                58.57%       08/01/09
 205     Valued Services                               36.67%       06/14/11
 206     Sherwin Williams                              25.00%       06/30/16
 207     Hansa Investments, Inc.                      100.00%       09/30/18

Mortgage                                               2nd Largest 2nd Largest
Loan                                                   Tenant % of   Tenant
Number             2nd Largest Tenant Name                 NRA      Exp. Date
-------- --------------------------------------------  ----------- -----------
 143     Susie's Deals                                   16.79%     09/30/09
 147
 148     Intellicheck, Inc.                              27.44%     12/31/10
 149     AmeriCorp                                       35.30%     06/30/12
 150
 155     Citibank                                        16.58%     05/31/10
 159
 160     Parent Teacher Store                            10.14%     04/30/07
 162
 163
 166
 168     Rent-A-Center                                   16.67%     12/31/09
 170     Fifth Third Bank                                24.38%     10/31/15
 171     Oasis Christian Superstore                      20.05%     08/01/11
 173
 174
 175     Starbucks                                       20.78%     06/27/15
 180
 181
 182
 184     Riverwalk Restaurant                             8.38%     02/28/07
 185
 186
 187
 189     Starbucks Corporation                           18.64%     04/30/16
 190     Various                                         Various    Various
 190.01  El Herradero Market                             15.38%     09/30/08
 190.02  Supercuts                                       33.09%     06/30/09
 191     The Men's Wearhouse                             25.77%     02/12/14
 192     Manpower, Inc.                                  12.46%     05/01/15
 193     Compass Bank (Pad Lease)                        24.78%     09/30/23
 195     Hamlet Development Co                           15.86%     08/31/09
 196     Imperial Dragon                                 18.51%     12/31/09
 198     Trustco Bank                                    19.66%     08/31/26
 199     Hastings                                        24.18%     09/30/11
 200     Dr. Martha Hackett                              34.09%     05/31/11
 201
 202     CVS Drugs                                       19.17%     08/31/10
 203     Einstein Bros. Bagels                           41.43%     12/01/11
 205     Omar's Dry Cleaning dba Lapels                  33.33%     08/26/11
 206     Wood Floor Warehouse                            25.00%     08/31/13
 207

Mortgage                                          3rd Largest 3rd Largest Mortgage
Loan                                              Tenant % of   Tenant      Loan
Number           3rd Largest Tenant Name              NRA      Exp. Date   Number
-------- ---------------------------------------- ----------- ----------- --------
 143     La Estrella Carniceria                      9.42%     02/28/10     143
 147                                                                        147
 148     Jericho Interiors                          20.27%     02/28/08     148
 149     March of Dimes                             21.28%     05/31/12     149
 150                                                                        150
 155     Patterson, Rittner et al                    9.54%     02/28/09     155
 159                                                                        159
 160     Beauty Alliance                             8.08%     05/31/09     160
 162                                                                        162
 163                                                                        163
 166                                                                        166
 168     Cato                                       15.68%     01/31/10     168
 170     Foot Locker Specialty, Inc.                18.44%     01/31/11     170
 171     Tri Stone, Inc.                            19.78%     08/01/11     171
 173                                                                        173
 174                                                                        174
 175     The Pink Pineapple                         17.81%     07/05/11     175
 180                                                                        180
 181                                                                        181
 182                                                                        182
 184     Dakota Video                                5.78%     12/31/06     184
 185                                                                        185
 186                                                                        186
 187                                                                        187
 189     Jentec Marketing, Inc. dba The UPS Store   13.59%     05/07/11     189
 190     Various                                    Various    Various      190
 190.01  St. Marys Laundry                          15.38%     04/30/08    190.01
 190.02                                                                    190.02
 191     Cheeburger Cheeburger                      22.09%     05/26/09     191
 192     Wells Fargo Home Mortgage                   9.39%     09/30/07     192
 193     ACE Check Cashing                           7.11%     09/30/10     193
 195     Flashpoint                                 11.76%     01/31/11     195
 196     Kolita & Co-CPA                             9.98%     06/30/10     196
 198     Elegant Nails                              12.68%     08/31/11     198
 199     Dollar General                             11.63%     06/01/07     199
 200     Dr. Schleder                                9.03%     01/31/09     200
 201                                                                        201
 202     Movie Gallery                               8.37%     03/31/09     202
 203                                                                        203
 205     Starbucks                                  30.00%     07/07/15     205
 206     Legacy REI/Blue Moon                       25.00%     09/30/11     206
 207                                                                        207

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX A-5

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
(CROSSED & PORTFOLIOS)

                                                             Cross
                                                         Collateralized
Mortgage  Loan                                             and Cross          Original
Loan     Group                                             Defaulted            Loan
Number   Number  Property Name       City      State       Loan Flag         Balance ($)
-------- ------ ---------------- ------------ ------- --------------------- --------------
6          1    RLJ Hotel Pool   Various      Various                       146,092,500.00
6.01            Marriott -       Denver       CO
                Denver, CO                                                   11,460,128.84
6.02            Marriott -       Bedford      IL
                Bedford Park,    Park
                IL                                                            8,203,265.56
6.03            Renaissance -    Plantation   FL
                Plantantion, FL                                               7,422,904.60
6.04            Marriott -       Austin       TX
                Austin, TX                                                    6,451,892.13
6.05            Hilton Garden    Bedford      IL
                Inn - Bedford    Park
                Park, IL                                                      6,268,955.13
6.06            Residence Inn -  Plantation   FL
                Plantation, FL                                                5,837,184.01
6.07            Renaissance -    Broomfield   CO
                Broomfield,
                CO                                                            5,512,152.59
6.08            Courtyard -      Salt Lake    UT
                Salt Lake City,  City
                UT                                                            5,318,818.69
6.09            Residence Inn    Houston      TX
                Galleria -
                Houston, TX                                                   5,153,233.01
6.10            Hampton Inn -    Bedford      IL
                Bedford Park,    Park
                IL                                                            4,845,579.27
6.11            Marriott -       Pontiac      MI
                Pontiac, MI                                                   4,040,901.25
6.12            Holiday Inn      Bedford      IL
                Express -        Park
                Bedford Park,
                IL                                                            3,773,478.27
6.13            Courtyard -      Austin       TX
                Austin, TX                                                    3,672,349.48
6.14            Springhill       Austin       TX
                Suites - Austin,
                TX                                                            3,530,112.31
6.15            Residence Inn -  Round Rock   TX
                Round Rock,
                TX                                                            3,385,427.28
6.16            Residence Inn -  Austin       TX
                Austin, TX                                                    3,359,176.32
6.17            Courtyard -      Tampa        FL
                Tampa, FL                                                     3,107,603.35
6.18            Residence Inn -  Pontiac      MI
                Pontiac, MI                                                   3,073,837.10
6.19            Residence Inn -  Schaumburg   IL
                Schaumberg,
                IL                                                            3,031,544.16
6.20            Sleep Inn -      Bedford      IL
                Bedford Park,    Park
                IL                                                            3,022,242.34
6.21            Springhill       Schaumburg   IL
                Suites -
                Schaumberg,
                IL                                                            2,963,225.82
6.22            Fairfield Inn &  Brandon      FL
                Suites -
                Brandon, FL                                                   2,948,018.32
6.23            Courtyard -      Fort Wayne   IN
                Fort Wayne, IN                                                2,842,791.24
6.24            Courtyard -      Louisville   KY
                Louisville, KY                                                2,765,427.33
6.25            Courtyard -      Merrillville IN
                Merrillville, IN                                              2,676,317.51
6.26            Residence Inn -  Louisville   CO
                Louisville, CO                                                2,467,778.15
6.27            Residence Inn -  Fishers      IN
                Fishers, IN                                                   2,439,734.87
6.28            Courtyard -      Sugarland    TX
                Sugarland, TX                                                 2,415,142.74
6.29            Residence Inn -  Sugarland    TX
                Sugarland, TX                                                 2,195,204.63
6.30            Fairfield Inn &  Merrillville IN
                Suites -
                Merrillville, IN                                              2,189,003.61
6.31            Courtyard -      Mesquite     TX
                Mesquite, TX                                                  2,117,774.13
6.32            Residence Inn -  Merrillville IN
                Merrillville, IN                                              2,081,580.29
6.33            Courtyard -      Mishawaka    IN
                Mishawaka, IN                                                 2,055,810.27
6.34            Courtyard -      Pontiac      MI
                Pontiac, MI                                                   2,022,556.82
6.35            Residence Inn    Austin       TX
                II - Austin, TX                                               2,005,927.05
6.36            Hampton Inn -    Merrillville IN
                Merrillville, IN                                              1,692,713.64
6.37            Holiday Inn      Merrillville IN
                Express -
                Merrillville, IN                                              1,509,717.57
6.38            Courtyard -      Valparaiso   IN
                Valparaiso, IN                                                1,372,674.65
6.39            Fairfield Inn &  Austin       TX
                Suites - Austin,
                TX                                                            1,258,097.98
6.40            Holiday Inn      Grand        MI
                Select - Grand   Rapids
                Rapids, MI                                                    1,186,723.43
6.41            Residence Inn -  South Bend   IN
                South Bend, IN                                                  992,450.52
6.42            Courtyard -      Benton       MI
                Benton Harbor,   Harbor
                MI                                                              759,682.99
6.43            Fairfield Inn &  Valparaiso   IN
                Suites -
                Valparaiso, IN                                                  663,360.75
Various    2    Intercontinental Various      Various Intercontinental
                Multifamily                           Multifamily Portfolio
                Portfolio                                                    59,000,000.00
28         2    Liberty Estates  Hampton      VA      Intercontinental
                Apartments                            Multifamily Portfolio  24,120,000.00
45         2    Laurel Pines     Laurel       MD      Intercontinental
                Apartments                            Multifamily Portfolio  17,180,000.00
76         2    Country Club     Glen Burnie  MD      Intercontinental
                Apartments                            Multifamily Portfolio  10,600,000.00
104        2    Strawberry Hill  Baltimore    MD      Intercontinental
                Apartments                            Multifamily Portfolio   7,100,000.00
Various    2    Jogani           Various      Various Jogani Portfolio 1
                Portfolio 1                                                  57,231,900.00
51         2    Las Palmas       Rialto       CA      Jogani Portfolio 1
                I,II,III
                Apartments                                                   15,553,000.00
73         2    Park Circle      Lancaster    CA      Jogani Portfolio 1
                Apartments                                                   11,216,800.00
109        2    Casa Tierra      Phoenix      AZ      Jogani Portfolio 1
                Apartments                                                    6,775,000.00
115        2    West View        Avenal       CA      Jogani Portfolio 1
                Apartments                                                    6,160,000.00
138        2    Hollywood        Los Angeles  CA      Jogani Portfolio 1
                Point
                Apartments                                                    4,339,200.00
154        2    Valencia -       Hawthorne    CA      Jogani Portfolio 1
                Hawthorne
                Apartments                                                    3,748,000.00
161        2    Cove             Sun Valley   CA      Jogani Portfolio 1
                Apartments                                                    3,471,600.00
172        2    Burnet House     North Hills  CA      Jogani Portfolio 1
                Apartments                                                    3,096,300.00
179        2    Northridge       Northridge   CA      Jogani Portfolio 1
                Pointe
                Apartments                                                    2,872,000.00
Various    2    Jogani           Various      CA      Jogani Portfolio 2
                Portfolio 2                                                  55,957,500.00
54         2    Ambassador       Fullerton    CA      Jogani Portfolio 2
                Inn Apartments                                               15,081,900.00
100        2    Terrace Point    Van Nuys     CA      Jogani Portfolio 2
                Apartments                                                    7,362,900.00

                            % of    Original Remaining
                          Aggregate Term to   Term to            Original Remaining
Mortgage                   Cut-Off  Maturity Maturity  Remaining  Amort     Amort
Loan       Cut-Off Date     Date     or ARD   or ARD   IO Period   Term     Term
Number   Loan Balance ($)  Balance   (Mos.)   (Mos.)    (Mos.)    (Mos.)   (Mos.)
-------- ---------------- --------- -------- --------- --------- -------- ---------
6         146,092,500.00    4.06%     120       117       39       360       360
6.01
6.02
6.03
6.04
6.05
6.06
6.07
6.08
6.09
6.10
6.11
6.12
6.13
6.14
6.15
6.16
6.17
6.18
6.19
6.20
6.21
6.22
6.23
6.24
6.25
6.26
6.27
6.28
6.29
6.30
6.31
6.32
6.33
6.34
6.35
6.36
6.37
6.38
6.39
6.40
6.41
6.42
6.43
Various    59,000,000.00    1.64%      60        59       59        IO        IO
28         24,120,000.00    0.67%      60        59       59        IO        IO
45         17,180,000.00    0.48%      60        59       59        IO        IO
76         10,600,000.00    0.29%      60        59       59        IO        IO
104         7,100,000.00    0.20%      60        59       59        IO        IO
Various    57,231,900.00    1.59%     120       120                360       360
51         15,553,000.00    0.43%     120       120                360       360
73         11,216,800.00    0.31%     120       120                360       360
109         6,775,000.00    0.19%     120       120                360       360
115         6,160,000.00    0.17%     120       120                360       360
138         4,339,200.00    0.12%     120       120                360       360
154         3,748,000.00    0.10%     120       120                360       360
161         3,471,600.00    0.10%     120       120                360       360
172         3,096,300.00    0.09%     120       120                360       360
179         2,872,000.00    0.08%     120       120                360       360
Various    55,957,500.00    1.56%     120       120                360       360
54         15,081,900.00    0.42%     120       120                360       360
100         7,362,900.00    0.20%     120       120                360       360

                                                            Cut-off   LTV
Mortgage   Monthly    Maturity Date or                       Date   Ratio at  Number
Loan         P&I        ARD Balloon    Appraised Value DSCR   LTV   Maturity of Units
Number   Payments ($)   Balance ($)          ($)       (x)   Ratio   or ARD  (Units)
-------- ------------ ---------------- --------------- ---- ------- -------- --------
6         903,701.52   133,884,025.99  732,600,000.00  1.37  68.87%  63.12%   5,429
6.01                                    50,400,000.00                           279
6.02                                    38,500,000.00                           200
6.03                                    42,300,000.00                           250
6.04                                    33,900,000.00                           211
6.05                                    30,100,000.00                           174
6.06                                    26,100,000.00                           138
6.07                                    43,600,000.00                           232
6.08                                    23,100,000.00                           154
6.09                                    22,500,000.00                           146
6.10                                    26,000,000.00                           170
6.11                                    37,400,000.00                           290
6.12                                    16,400,000.00                           104
6.13                                    16,100,000.00                           102
6.14                                    16,800,000.00                           152
6.15                                    14,500,000.00                            96
6.16                                    15,900,000.00                            84
6.17                                    13,400,000.00                            90
6.18                                    14,200,000.00                           114
6.19                                    15,700,000.00                           125
6.20                                    13,600,000.00                           120
6.21                                    16,400,000.00                           132
6.22                                    12,300,000.00                           107
6.23                                    13,700,000.00                           142
6.24                                    15,400,000.00                           114
6.25                                    12,000,000.00                           112
6.26                                    12,400,000.00                            88
6.27                                    11,300,000.00                            78
6.28                                     9,800,000.00                           112
6.29                                     9,700,000.00                            78
6.30                                     9,300,000.00                           113
6.31                                     9,500,000.00                           101
6.32                                     9,400,000.00                            78
6.33                                     9,500,000.00                            78
6.34                                    10,100,000.00                           110
6.35                                     9,200,000.00                            66
6.36                                     7,500,000.00                            64
6.37                                     6,800,000.00                            62
6.38                                     7,700,000.00                           111
6.39                                     5,500,000.00                            63
6.40                                     9,100,000.00                           148
6.41                                     5,700,000.00                            80
6.42                                     6,600,000.00                            98
6.43                                     3,200,000.00                            63
Various           IO    59,000,000.00   77,300,000.00  1.46  76.33%  76.33%   1,111
28                IO    24,120,000.00   30,150,000.00  1.54  80.00%  80.00%     580
45                IO    17,180,000.00   23,600,000.00  1.39  72.80%  72.80%     236
76                IO    10,600,000.00   13,850,000.00  1.41  76.53%  76.53%     150
104               IO     7,100,000.00    9,700,000.00  1.44  73.20%  73.20%     145
Various   328,409.27    47,955,541.80   76,515,000.00  1.22  74.80%  62.67%     940
51         89,188.45    13,029,744.12   20,850,000.00  1.20  74.59%  62.49%     212
73         64,322.58     9,397,031.69   14,600,000.00  1.22  76.83%  64.36%     164
109        39,064.91     5,684,565.40    9,800,000.00  1.22  69.13%  58.01%     200
115        35,324.43     5,160,626.49    7,700,000.00  1.28  80.00%  67.02%     150
138        24,883.08     3,635,225.72    5,800,000.00  1.20  74.81%  62.68%      50
154        21,492.85     3,139,939.62    4,990,000.00  1.20  75.11%  62.92%      51
161        19,907.84     2,908,381.64    4,850,000.00  1.24  71.58%  59.97%      49
172        17,755.69     2,593,968.80    4,325,000.00  1.23  71.59%  59.98%      36
179        16,469.44     2,406,058.32    3,600,000.00  1.24  79.78%  66.83%      28
Various   320,887.47    46,879,181.28   75,150,000.00  1.21  74.46%  62.38%     795
54         86,486.94    12,635,073.48   20,300,000.00  1.19  74.30%  62.24%     236
100        42,222.44     6,168,372.85    9,900,000.00  1.19  74.37%  62.31%     123

                                 Cut-Off
               Mortgage         Date Loan                Mortgage
               Loan     Unit of Amount Per  UW Net Cash    Loan
               Number   Measure (Unit) ($)   Flow ($)     Number
               -------- ------- ---------- ------------- --------
               6         Rooms   92,935.88 51,147,634.63       6
               6.01      Rooms              3,843,645.35    6.01
               6.02      Rooms              2,626,265.04    6.02
               6.03      Rooms              3,060,307.40    6.03
               6.04      Rooms              2,324,584.52    6.04
               6.05      Rooms              2,006,998.45    6.05
               6.06      Rooms              2,188,132.90    6.06
               6.07      Rooms              1,887,216.24    6.07
               6.08      Rooms              1,702,813.26    6.08
               6.09      Rooms              1,885,783.91    6.09
               6.10      Rooms              1,558,815.12    6.10
               6.11      Rooms              1,767,883.32    6.11
               6.12      Rooms              1,342,242.18    6.12
               6.13      Rooms              1,254,103.20    6.13
               6.14      Rooms              1,317,842.65    6.14
               6.15      Rooms              1,198,136.49    6.15
               6.16      Rooms              1,091,737.25    6.16
               6.17      Rooms              1,185,532.40    6.17
               6.18      Rooms                984,084.70    6.18
               6.19      Rooms              1,051,201.25    6.19
               6.20      Rooms                992,039.96    6.20
               6.21      Rooms              1,008,337.00    6.21
               6.22      Rooms              1,096,156.95    6.22
               6.23      Rooms                942,646.36    6.23
               6.24      Rooms                885,347.77    6.24
               6.25      Rooms                897,987.32    6.25
               6.26      Rooms                790,056.48    6.26
               6.27      Rooms                781,078.22    6.27
               6.28      Rooms                908,566.88    6.28
               6.29      Rooms                820,466.35    6.29
               6.30      Rooms                848,728.00    6.30
               6.31      Rooms                850,459.32    6.31
               6.32      Rooms                701,649.00    6.32
               6.33      Rooms                750,655.50    6.33
               6.34      Rooms                647,519.49    6.34
               6.35      Rooms                688,514.10    6.35
               6.36      Rooms                589,569.77    6.36
               6.37      Rooms                504,325.62    6.37
               6.38      Rooms                439,460.24    6.38
               6.39      Rooms                405,781.77    6.39
               6.40      Rooms                379,927.85    6.40
               6.41      Rooms                466,760.90    6.41
               6.42      Rooms                255,448.72    6.42
               6.43      Rooms                218,825.43    6.43
               Various   Units   53,105.31  5,103,533.53 Various
               28        Units   41,586.21  2,197,924.74      28
               45        Units   72,796.61  1,412,212.49      45
               76        Units   70,666.67    887,251.56      76
               104       Units   48,965.52    606,144.74     104
               Various   Units   60,885.00  4,812,550.27 Various
               51        Units   73,363.21  1,285,633.49      51
               73        Units   68,395.12    942,592.68      73
               109       Units   33,875.00    572,627.87     109
               115       Units   41,066.67    541,605.40     115
               138       Units   86,784.00    356,983.18     138
               154       Units   73,490.20    310,711.37     154
               161       Units   70,848.98    295,725.92     161
               172       Units   86,008.33    262,004.11     172
               179       Units  102,571.43    244,666.25     179
               Various   Units   70,386.79  4,655,564.96 Various
               54        Units   63,906.36  1,239,240.52      54
               100       Units   59,860.98    605,157.80     100

                                                      Cross
                                                  Collateralized
  Mortgage  Loan                                    and Cross
  Loan     Group     Property                       Defaulted    Original Loan
  Number   Number      Name       City     State    Loan Flag     Balance ($)
  -------- ------- ------------ --------- ------- -------------- -------------
  122      2       Hollywood    Inglewood CA       Jogani
                   Pointe -                        Portfolio 2
                   Inglewood
                   Apartments                                     5,701,200.00
  135      2       Rose         Whittier  CA       Jogani
                   Terrace                         Portfolio 2
                   Apartments                                     4,577,300.00
  144      2       El Adobe     Pico      CA       Jogani
                   Apartments   Rivera             Portfolio 2    4,139,500.00
  151      2       Suntree      Rialto    CA       Jogani
                   Apartments                      Portfolio 2    3,843,900.00
  153      2       Woodland     Canoga    CA       Jogani
                   Pointe       Park               Portfolio 2
                   Apartments                                     3,763,200.00
  157      2       Courtyard    Van Nuys  CA       Jogani
                   Van Nuys                        Portfolio 2
                   Apartments                                     3,598,700.00
  165      2       Park Wood    Palmdale  CA       Jogani
                   Patio                           Portfolio 2
                   Apartments                                     3,360,000.00
  176      2       South        Los       CA       Jogani
                   Towers       Angeles            Portfolio 2
                   Apartments                                     3,039,800.00
  204      2       Park Royale  Glendale  CA       Jogani
                   Apartments                      Portfolio 2    1,489,100.00
  14       1       Personality  San       CA
                   Pool         Francisco                        54,000,000.00
  14.01            114 Powell   San       CA
                   Street       Francisco                        33,000,000.00
  14.02            440 Geary    San       CA
                   Street       Francisco                        14,500,000.00
  14.03            952 Sutter   San       CA
                   Street       Francisco                         6,500,000.00
  17       1       Lakeside     Tucker    GA
                   Pool                                          42,500,000.00
  17.01            1979         Tucker    GA
                   Lakeside                                               0.00
  17.02            1957         Tucker    GA
                   Lakeside                                               0.00
  17.03            1927         Tucker    GA
                   Lakeside                                               0.00
  17.04            1990         Tucker    GA
                   Lakeside                                               0.00
  17.05            1975         Tucker    GA
                   Lakeside                                               0.00
  17.06            1967         Tucker    GA
                   Lakeside                                               0.00
  Various  1       San Tan      Chandler  AZ       San Tan
                   Portfolio                       Portfolio     39,000,000.00
  34       1       San Tan      Chandler  AZ       San Tan
                   Corporate                       Portfolio
                   Center Two                                    21,000,000.00
  43       1       San Tan      Chandler  AZ       San Tan
                   Corporate                       Portfolio
                   Center One                                    18,000,000.00
  Various  2       Michigan     Various   MI       Michigan
                   Multifamily                     Multifamily
                   Portfolio                       Portfolio     35,200,000.00
  21       2       Charter      Troy      MI       Michigan
                   Square                          Multifamily
                                                   Portfolio     28,000,000.00
  103      2       Hampton      Westland  MI       Michigan
                   Court                           Multifamily
                                                   Portfolio      7,200,000.00
  Various  1       South        Charlotte NC       South
                   Tryon                           Tryon
                   Square                          Square
                   Portfolio                       Portfolio     34,000,000.00
  32       1       South        Charlotte NC       South
                   Tryon                           Tryon
                   Square                          Square
                                                   Portfolio     22,875,000.00
  74       1       South        Charlotte NC       South
                   Tryon                           Tryon
                   Parking                         Square
                   Structure                       Portfolio     11,125,000.00
  Various  Various Club         Various   FL       Club
                   Wildwood                        Wildwood
                   & Four                          & Four
                   Seasons                         Seasons
                   Portfolio                       Portfolio     30,500,000.00
  46       2       Club         Hudson    FL       Club
                   Wildwood                        Wildwood
                                                   & Four
                                                   Seasons
                                                   Portfolio     17,000,000.00
  60       1       Four         Largo     FL       Club
                   Seasons                         Wildwood
                   MHP                             & Four
                                                   Seasons
                                                   Portfolio     13,500,000.00
  Various  Various Jogani       Various   Various  Jogani
                   Portfolio 3                     Portfolio 3   26,793,800.00
  114      2       Palm         North     CA       Jogani
                   Terrace      Hills              Portfolio 3
                   Apartments                                     6,198,600.00
  132      2       Paseo        Phoenix   AZ       Jogani
                   Verde                           Portfolio 3
                   Apartments                                     4,798,000.00
  158      2       Colonial     Palmdale  CA       Jogani
                   Terrace                         Portfolio 3
                   Apartments                                     3,520,000.00
  167      2       Rose Pointe  Los       CA       Jogani
                   Apartments   Angeles            Portfolio 3    3,302,100.00
  177      2       Casa         Van Nuys  CA       Jogani
                   Meadows                         Portfolio 3
                   Apartments                                     2,937,900.00
  178      2       Studio       Los       CA       Jogani
                   Pointe       Angeles            Portfolio 3
                   Apartments                                     2,883,400.00
  194      2       Sonoma       Palmdale  CA       Jogani
                   Apartments                      Portfolio 3    2,188,300.00
  207      1       China Gate   Los       CA       Jogani
                   Office       Angeles            Portfolio 3
                   Building                                         965,500.00
  31       1       Bellwood     Woodbury  MN
                   Pool                                          23,300,000.00
  31.01            City Centre  Woodbury  MN
                   East                                                   0.00
  31.02            City Centre  Woodbury  MN
                   Plaza                                                  0.00
  31.03            City Centre  Woodbury  MN
                   Shoppes                                                0.00
  31.04            Valley       Woodbury  MN
                   Creek
                   Commons                                                0.00
  31.05            Valley       Woodbury  MN
                   Creek
                   Professional                                           0.00
  31.06            Centrewood   Woodbury  MN
                   Commons                                                0.00
  77       1       Vista Pool   Vista     CA                     10,600,000.00
  77.01            1125         Vista     CA
                   Joshua Way                                     3,941,000.00
  77.02            1385 Park    Vista     CA
                   Center
                   Drive                                          3,500,000.00
  77.03            2641 La      Vista     CA
                   Mirada                                         2,190,000.00
  77.04            2651 La      Vista     CA
                   Mirada
                   Drive                                            969,000.00
  Various  1       Gourley      Sioux     SD       Gourley
                   Properties   Falls              Properties
                   Portfolio                       Portfolio      5,250,000.00
  184      1       Harvester    Sioux     SD       Gourley
                   Building     Falls              Properties
                                                   Portfolio      2,725,000.00
  188      1       Cleveland    Sioux     SD       Gourley
                   Park         Falls              Properties
                   Townhomes                       Portfolio      2,525,000.00
  190      1       Arizona      Various   AZ
                   Retail Pool                                    2,500,000.00
  190.01           St. Mary's   Tucson    AZ                      1,750,000.00
  190.02           Sierra Vista Sierra    AZ
                                Vista                               750,000.00

                         % of    Original Remaining
                       Aggregate Term to   Term to            Original Remaining
Mortgage Cut-Off Date   Cut-Off  Maturity Maturity  Remaining  Amort     Amort
Loan     Loan Balance    Date     or ARD   or ARD   IO Period   Term     Term
Number       ($)        Balance   (Mos.)   (Mos.)    (Mos.)    (Mos.)   (Mos.)
-------- ------------- --------- -------- --------- --------- -------- ---------
122       5,701,200.00   0.16%     120       120                360       360
135       4,577,300.00   0.13%     120       120                360       360
144       4,139,500.00   0.12%     120       120                360       360
151       3,843,900.00   0.11%     120       120                360       360
153       3,763,200.00   0.10%     120       120                360       360
157       3,598,700.00   0.10%     120       120                360       360
165       3,360,000.00   0.09%     120       120                360       360
176       3,039,800.00   0.08%     120       120                360       360
204       1,489,100.00   0.04%     120       120                360       360
14       54,000,000.00   1.50%     120       119        23      360       360
14.01
14.02
14.03
17       42,500,000.00   1.18%     120       120        60      360       360
17.01
17.02
17.03
17.04
17.05
17.06
Various  39,000,000.00   1.08%     120       120       120       IO        IO
34       21,000,000.00   0.58%     120       120       120       IO        IO
43       18,000,000.00   0.50%     120       120       120       IO        IO
Various  35,200,000.00   0.98%     120       117        45      360       360
21       28,000,000.00   0.78%     120       117        45      360       360
103       7,200,000.00   0.20%     120       117        45      360       360
Various  34,000,000.00   0.95%     120       119       119       IO        IO
32       22,875,000.00   0.64%     120       119       119       IO        IO
74       11,125,000.00   0.31%     120       119       119       IO        IO
Various  30,500,000.00   0.85%      60        59        59       IO        IO
46       17,000,000.00   0.47%      60        59        59       IO        IO
60       13,500,000.00   0.38%      60        59        59       IO        IO
Various  26,793,800.00   0.75%     120       120                360       360
114       6,198,600.00   0.17%     120       120                360       360
132       4,798,000.00   0.13%     120       120                360       360
158       3,520,000.00   0.10%     120       120                360       360
167       3,302,100.00   0.09%     120       120                360       360
177       2,937,900.00   0.08%     120       120                360       360
178       2,883,400.00   0.08%     120       120                360       360
194       2,188,300.00   0.06%     120       120                360       360
207         965,500.00   0.03%     120       120                360       360
31       23,300,000.00   0.65%     120       120       120       IO        IO
31.01
31.02
31.03
31.04
31.05
31.06
77       10,600,000.00   0.29%     120       119       119       IO        IO
77.01
77.02
77.03
77.04
Various   5,244,921.78   0.15%     120       119                360       359
184       2,722,364.16   0.08%     120       119                360       359
188       2,522,557.62   0.07%     120       119                360       359
190       2,500,000.00   0.07%     120       119        23      360       360
190.01
190.02

                                                        Cut-off   LTV
Mortgage   Monthly    Maturity Date                      Date   Ratio at  Number
Loan         P&I      or ARD Balloon   Appraised   DSCR   LTV   Maturity of Units
Number   Payments ($)  Balance ($)     Value ($)   (x)   Ratio   or ARD  (Units)
-------- ------------ -------------- ------------- ---- ------- -------- --------
122        32,693.45   4,776,260.35   7,400,000.00 1.21  77.04%  64.54%       61
135        26,248.46   3,834,697.34   6,800,000.00 1.20  67.31%  56.39%       54
144        23,737.90   3,467,924.24   5,300,000.00 1.19  78.10%  65.43%       67
151        22,042.79   3,220,281.19   5,000,000.00 1.19  76.88%  64.41%       50
153        21,580.02   3,152,673.64   5,100,000.00 1.19  73.79%  61.82%       41
157        20,636.69   3,014,861.45   4,750,000.00 1.23  75.76%  63.47%       60
165        19,267.87   2,814,887.18   4,200,000.00 1.34  80.00%  67.02%       52
176        17,431.69   2,546,635.13   4,200,000.00 1.22  72.38%  60.63%       33
204         8,539.22   1,247,514.43   2,200,000.00 1.23  67.69%  56.71%       18
14        343,094.32  48,432,247.26  81,900,000.00 1.14  65.93%  59.14%  Various
14.01                                50,400,000.00                        56,064
14.02                                19,600,000.00                        56,064
14.03                                11,900,000.00                            57
17        256,724.80  39,801,324.10  56,780,000.00 1.22  74.85%  70.10%  511,576
17.01                                25,000,000.00                       200,436
17.02                                 8,410,000.00                        87,425
17.03                                 8,040,000.00                        58,365
17.04                                 5,880,000.00                        60,708
17.05                                 5,170,000.00                        54,485
17.06                                 4,280,000.00                        50,157
Various           IO  39,000,000.00  59,500,000.00 1.58  65.55%  65.55%  266,820
34                IO  21,000,000.00  32,200,000.00 1.49  65.22%  65.22%  133,503
43                IO  18,000,000.00  27,300,000.00 1.68  65.93%  65.93%  133,317
Various   212,628.54  32,428,087.10  45,700,000.00 1.32  77.02%  70.96%      674
21        169,136.34  25,795,069.28  35,100,000.00 1.34  79.77%  73.49%      492
103        43,492.20   6,633,017.82  10,600,000.00 1.24  67.92%  62.58%      182
Various           IO  34,000,000.00  65,600,000.00 1.94  51.83%  51.83%  549,417
32                IO  22,875,000.00  48,500,000.00 2.12  47.16%  47.16%  236,697
74                IO  11,125,000.00  17,100,000.00 1.55  65.06%  65.06%  312,720
Various           IO  30,500,000.00  39,700,000.00 1.19  76.83%  76.83%      813
46                IO  17,000,000.00  21,700,000.00 1.07  78.34%  78.34%      478
60                IO  13,500,000.00  18,000,000.00 1.34  75.00%  75.00%      335
Various   153,800.05  22,453,053.34  37,650,000.00 1.18  71.17%  59.64%   10,518
114        35,545.78   5,192,964.18   8,700,000.00 1.22  71.25%  59.69%       96
132        27,665.45   4,025,763.07   7,400,000.00 1.04  64.84%  54.40%      184
158        20,185.39   2,948,929.42   4,400,000.00 1.19  80.00%  67.02%       51
167        18,935.84   2,766,380.64   4,300,000.00 1.20  76.79%  64.33%       38
177        16,847.35   2,461,266.97   4,500,000.00 1.25  65.29%  54.69%       49
178        16,534.82   2,415,608.83   3,900,000.00 1.22  73.93%  61.94%       42
194        12,548.77   1,833,279.05   2,950,000.00 1.19  74.18%  62.15%       40
207         5,536.65     808,861.18   1,500,000.00 1.20  64.37%  53.92%   10,018
31                IO  23,300,000.00  29,460,000.00 1.36  79.09%  79.09%  145,724
31.01                                11,360,000.00                        55,710
31.02                                 7,420,000.00                        32,047
31.03                                 3,970,000.00                        17,648
31.04                                 2,730,000.00                        16,338
31.05                                 2,090,000.00                        13,104
31.06                                 1,890,000.00                        10,877
77                IO  10,600,000.00  22,450,000.00 1.40  47.22%  47.22%  168,013
77.01                                 8,450,000.00                        55,300
77.02                                 6,100,000.00                        46,031
77.03                                 3,400,000.00                        29,122
77.04                                 4,500,000.00                        37,560
Various    31,984.48   4,472,078.31   6,930,000.00 1.27  75.68%  64.53%   53,722
184        16,601.47   2,321,221.33   3,530,000.00 1.30  77.12%  65.76%   53,670
188        15,383.01   2,150,856.98   3,400,000.00 1.25  74.19%  63.26%       52
190        15,101.46   2,218,883.55   3,500,000.00 1.23  71.43%  63.40%   19,468
190.01                                2,450,000.00                        15,600
190.02                                1,050,000.00                         3,868

                                 Cut-Off
                                Date Loan
               Mortgage           Amount                Mortgage
               Loan     Unit of Per (Unit) UW Net Cash    Loan
               Number   Measure    ($)      Flow ($)     Number
               -------- ------- ---------- ------------ --------
               122      Units   93,462.30    476,374.95     122
               135      Units   84,764.81    378,172.32     135
               144      Units   61,783.58    337,899.03     144
               151      Units   76,878.00    315,614.39     151
               153      Units   91,785.37    307,955.73     153
               157      Units   59,978.33    305,109.76     157
               165      Units   64,615.38    309,325.31     165
               176      Units   92,115.15    254,892.02     176
               204      Units   82,727.78    125,823.13     204
               14       Various    349.53* 4,677,253.12      14
               14.01    Sq. Ft.            2,704,178.00   14.01
               14.02    Sq. Ft.            1,434,575.00   14.02
               14.03    Rooms                538,500.00   14.03
               17       Sq. Ft.     83.08  3,763,875.49      17
               17.01    Sq. Ft.            1,911,516.19   17.01
               17.02    Sq. Ft.              407,856.17   17.02
               17.03    Sq. Ft.              550,895.61   17.03
               17.04    Sq. Ft.              364,514.42   17.04
               17.05    Sq. Ft.              355,294.66   17.05
               17.06    Sq. Ft.              173,798.44   17.06
               Various  Sq. Ft.    146.17  3,594,050.28 Various
               34       Sq. Ft.    157.30  1,826,947.35      34
               43       Sq. Ft.    135.02  1,767,102.93      43
               Various  Units   52,225.52  3,374,248.14 Various
               21       Units   56,910.57  2,724,814.27      21
               103      Units   39,560.44    649,433.87     103
               Various  Sq. Ft.     61.88  4,017,947.15 Various
               32       Sq. Ft.     96.64  2,962,693.12      32
               74       Sq. Ft.     35.57  1,055,254.03      74
               Various  Pads    37,515.38  2,443,120.64 Various
               46       Pads    35,564.85  1,221,807.98      46
               60       Pads    40,298.51  1,221,312.66      60
               Various  Various  2,547.42  2,181,432.27 Various
               114      Units   64,568.75    520,749.87     114
               132      Units   26,076.09    344,607.63     132
               158      Units   69,019.61    289,254.17     158
               167      Units   86,897.37    273,074.74     167
               177      Units   59,957.14    253,137.58     177
               178      Units   68,652.38    241,874.61     178
               194      Units   54,707.50    179,134.09     194
               207      Sq. Ft.     96.38     79,599.59     207
               31       Sq. Ft.    159.89  1,919,043.50      31
               31.01    Sq. Ft.              743,794.24   31.01
               31.02    Sq. Ft.              483,514.20   31.02
               31.03    Sq. Ft.              254,306.98   31.03
               31.04    Sq. Ft.              194,843.57   31.04
               31.05    Sq. Ft.               97,623.17   31.05
               31.06    Sq. Ft.              144,961.34   31.06
               77       Sq. Ft.     63.09    907,607.66      77
               77.01    Sq. Ft.              347,586.49   77.01
               77.02    Sq. Ft.              304,558.40   77.02
               77.03    Sq. Ft.              184,266.25   77.03
               77.04    Sq. Ft.               71,196.52   77.04
               Various  Various     97.63    489,163.24 Various
               184      Sq. Ft.     50.72    259,021.60     184
               188      Units   48,510.72    230,141.64     188
               190      Sq. Ft.    128.42    222,779.48     190
               190.01   Sq. Ft.              153,927.26  190.01
               190.02   Sq. Ft.               68,852.22  190.02
--------
*  With respect to the Personality Pool Loan (loan number 14), representing
   1.5% of the Cut-Off Date Loan Balance or 1.8% of the Cut-Off Date Group 1
   Balance, the Cut-Off Date Loan Amount Per Unit was calculated based upon the total square footage of the hospitality and retail space derived from the engineering report of the respective properties dated August 2, 2006.

WACHOVIABANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

                                   ANNEX A-6
          DEBT SERVICE PAYMENT SCHEDULE FOR BRENTWOOD MEDICAL OFFICE

       Loan Pay Period Debt Service ($) Loan Pay Period Debt Service ($)
       --------------- ---------------- --------------- ----------------
             1            71,007.70           61             71,391.95
             2            71,007.70           62             71,391.95
             3            71,007.70           63             71,391.95
             4            71,007.70           64             71,391.95
             5            71,007.70           65             71,391.95
             6            71,007.70           66             71,391.95
             7            71,007.70           67             71,391.95
             8            71,007.70           68             71,391.95
             9            71,007.70           69             71,391.95
             10           71,007.70           70             71,391.95
             11           71,007.70           71             71,391.95
             12           71,007.70           72             71,391.95
             13           71,007.70           73             71,391.95
             14           71,007.70           74             71,391.95
             15           71,007.70           75             71,391.95
             16           71,007.70           76             71,391.95
             17           71,007.70           77             71,391.95
             18           71,007.70           78             71,391.95
             19           71,007.70           79             71,391.95
             20           71,007.70           80             71,391.95
             21           71,007.70           81             71,391.95
             22           71,007.70           82             71,391.95
             23           71,007.70           83             71,391.95
             24           71,007.70           84             71,391.95
             25           71,007.70           85             71,391.95
             26           71,007.70           86             71,391.95
             27           71,007.70           87             71,391.95
             28           71,007.70           88             71,391.95
             29           71,007.70           89             71,391.95
             30           71,007.70           90             71,391.95
             31           71,007.70           91             71,391.95
             32           71,007.70           92             71,391.95
             33           71,007.70           93             71,391.95
             34           71,007.70           94             71,391.95
             35           71,007.70           95             71,391.95
             36           71,007.70           96             71,391.95
             37           71,007.70           97             71,391.95
             38           71,007.70           98             71,391.95
             39           71,007.70           99             71,391.95
             40           71,007.70           100            71,391.95
             41           71,007.70           101            71,391.95
             42           71,007.70           102            71,391.95
             43           71,007.70           103            71,391.95
             44           71,007.70           104            71,391.95
             45           71,007.70           105            71,391.95
             46           71,007.70           106            71,391.95
             47           71,007.70           107            71,391.95
             48           71,007.70           108            71,391.95
             49           71,007.70           109            71,391.95
             50           71,007.70           110            71,391.95
             51           71,007.70           111            71,391.95
             52           71,007.70           112            71,391.95
             53           71,007.70           113            71,391.95
             54           71,007.70           114            71,391.95
             55           71,007.70           115            71,391.95
             56           71,007.70           116            71,391.95
             57           71,007.70           117            71,391.95
             58           71,007.70           118            71,391.95
             59           71,007.70           119            71,391.95
             60           71,007.70           120         8,569,771.61

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties By Property Type for All Mortgage Loans (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- Off Date Balance	% of Cut- Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut- Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut- Off Date DSC Ratio	Minimum Cut-Off Date DSC Ratio	Maximum Cut-Off Date DSC Ratio	Wtd. Avg. Occupancy Rate (3)	Wtd. Avg. Mortgage Rate
Office	54	$1,212,015,771	33.7%	$22,444,737	$229,000,000	72.6%	68.4%	116	1.36x	1.17x	2.12x	89.1%	5.853%
Retail	60	846,579,926	23.5	$14,109,665	$190,000,000	64.7%	62.0%	96	1.49x	1.12x	2.01x	97.3%	5.947%
Retail - Anchored	18	636,249,560	17.7	$35,347,198	$190,000,000	62.4%	60.9%	91	1.54x	1.20x	2.01x	97.9%	5.879%
Retail - Unanchored	18	104,011,358	2.9	$5,778,409	$24,640,000	72.4%	67.6%	107	1.27x	1.12x	1.46x	92.5%	6.216%
Retail - Shadow Anchored (4)	11	63,243,234	1.8	$5,749,385	$20,120,000	75.6%	68.2%	119	1.23x	1.20x	1.35x	97.3%	6.209%
Retail - Single Tenant	13	43,075,774	1.2	$3,313,521	$4,311,170	64.7%	54.2%	121	1.55x	1.19x	1.99x	100.0%	5.921%
Multifamily	69	759,350,704	21.1	$11,005,083	$132,000,000	73.6%	69.9%	106	1.33x	1.04x	1.99x	95.2%	6.038%
Hospitality	55	535,205,078	14.9	$9,731,001	$175,000,000	70.7%	65.9%	117	1.44x	1.14x	1.92x	NA	6.131%
Mixed Use	9	101,138,521	2.8	$11,237,613	$33,000,000	68.9%	62.9%	119	1.22x	1.14x	1.39x	80.2%	6.340%
Industrial	10	57,960,282	1.6	$5,796,028	$20,000,000	71.3%	63.4%	112	1.27x	1.20x	1.40x	97.7%	6.219%
Mobile Home Park	5	54,150,000	1.5	$10,830,000	$17,000,000	75.9%	73.4%	85	1.25x	1.07x	1.37x	98.6%	6.448%
Self Storage	2	17,671,418	0.5	$8,835,709	$12,680,000	74.0%	68.0%	119	1.35x	1.28x	1.53x	88.4%	6.136%
Special Purpose	1	11,125,000	0.3	$11,125,000	$11,125,000	65.1%	65.1%	119	1.55x	1.55x	1.55x	100.0%	6.100%

	265	$3,595,196,701	100.0%	$13,566,780	$229,000,000	70.6%	66.7%	109	1.39x	1.04x	2.12x	93.0%	5.986%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)	Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy Rates exclude 55 hospitality properties, representing 14.9% of the Cut-Off Date Pool Balance.

(4)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.

  The sum of aggregate percentage calculations may not equal 100% due to rounding.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties By Property Type for Loan Group 1 Mortgage Loans (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut- Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut- Off Date DSC Ratio	Minimum Cut-Off Date DSC Ratio	Maximum Cut-Off Date DSC Ratio	Wtd. Avg. Occupancy Rate (3)	Wtd. Avg. Mortgage Rate
Office	54	$1,212,015,771	40.8%	$22,444,737	$229,000,000	72.6%	68.4%	116	1.36x	1.17x	2.12x	89.1%	5.853%
Retail	60	846,579,926	28.5	$14,109,665	$190,000,000	64.7%	62.0%	96	1.49x	1.12x	2.01x	97.3%	5.947%
Retail - Anchored	18	636,249,560	21.4	$35,347,198	$190,000,000	62.4%	60.9%	91	1.54x	1.20x	2.01x	97.9%	5.879%
Retail - Unanchored	18	104,011,358	3.5	$5,778,409	$24,640,000	72.4%	67.6%	107	1.27x	1.12x	1.46x	92.5%	6.216%
Retail - Shadow Anchored (4)	11	63,243,234	2.1	$5,749,385	$20,120,000	75.6%	68.2%	119	1.23x	1.20x	1.35x	97.3%	6.209%
Retail - Single Tenant	13	43,075,774	1.4	$3,313,521	$4,311,170	64.7%	54.2%	121	1.55x	1.19x	1.99x	100.0%	5.921%
Hospitality	55	535,205,078	18.0	$9,731,001	$175,000,000	70.7%	65.9%	117	1.44x	1.14x	1.92x	NA	6.131%
Multifamily	3	160,522,558	5.4	$53,507,519	$132,000,000	71.4%	71.2%	120	1.35x	1.25x	1.38x	93.4%	6.096%
Mixed Use	9	101,138,521	3.4	$11,237,613	$33,000,000	68.9%	62.9%	119	1.22x	1.14x	1.39x	80.2%	6.340%
Industrial	10	57,960,282	2.0	$5,796,028	$20,000,000	71.3%	63.4%	112	1.27x	1.20x	1.40x	97.7%	6.219%
Mobile Home Park	3	29,450,000	1.0	$9,816,667	$13,500,000	73.7%	69.1%	92	1.32x	1.27x	1.34x	97.5%	6.389%
Self Storage	2	17,671,418	0.6	$8,835,709	$12,680,000	74.0%	68.0%	119	1.35x	1.28x	1.53x	88.4%	6.136%
Special Purpose	1	11,125,000	0.4	$11,125,000	$11,125,000	65.1%	65.1%	119	1.55x	1.55x	1.55x	100.0%	6.100%

	197	$2,971,668,554	100.0%	$15,084,612	$229,000,000	69.8%	66.0%	110	1.41x	1.12x	2.12x	92.2%	5.975%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)	Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy Rates exclude 55 hospitality properties, representing 18.0% of the Cut-Off Date Group 1 Balance.

(4)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties By Property Type for Loan Group 2 Mortgage Loans (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut- Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Minimum Cut-Off Date DSC Ratio	Maximum Cut-Off Date DSC Ratio	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	66	$598,828,147	96.0%	$9,073,154	$43,969,000	74.2%	69.6%	102	1.33x	1.04x	1.99x	95.7%	6.023%
Mobile Home Park	2	24,700,000	4.0	$12,350,000	$17,000,000	78.5%	78.5%	77	1.16x	1.07x	1.37x	100.0%	6.518%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	1.04x	1.99x	95.9%	6.042%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Cut-Off Date Balances for All Mortgage Loans

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
≤ 2,000,000	11	$18,229,987	0.5%	$1,657,272	$1,998,088	66.9%	52.3%	126	1.33x	6.139%
2,000,001 – 3,000,000	20	51,500,705	1.4	$2,575,035	$2,937,900	69.9%	58.3%	122	1.34x	6.009%
3,000,001 – 4,000,000	31	108,115,232	3.0	$3,487,588	$4,000,000	70.1%	61.9%	117	1.38x	5.934%
4,000,001 – 5,000,000	17	76,451,488	2.1	$4,497,146	$4,994,975	66.4%	57.9%	119	1.35x	6.102%
5,000,001 – 6,000,000	12	68,862,797	1.9	$5,738,566	$6,000,000	69.8%	61.3%	119	1.27x	6.087%
6,000,001 – 7,000,000	11	71,736,395	2.0	$6,521,490	$7,000,000	73.2%	67.2%	104	1.33x	6.123%
7,000,001 – 8,000,000	12	90,095,636	2.5	$7,507,970	$8,000,000	75.3%	67.8%	110	1.33x	6.181%
8,000,001 – 9,000,000	10	84,196,156	2.3	$8,419,616	$9,000,000	71.3%	64.5%	113	1.34x	6.110%
9,000,001 – 10,000,000	5	47,282,547	1.3	$9,456,509	$9,900,000	67.1%	62.4%	107	1.40x	6.199%
10,000,001 – 15,000,000	24	295,520,921	8.2	$12,313,372	$14,700,000	74.3%	70.2%	104	1.30x	6.155%
15,000,001 – 20,000,000	18	311,304,400	8.7	$17,294,689	$20,000,000	71.5%	68.0%	110	1.35x	6.061%
20,000,001 – 25,000,000	11	250,015,000	7.0	$22,728,636	$24,640,000	71.2%	70.2%	102	1.45x	6.095%
25,000,001 – 30,000,000	6	161,097,666	4.5	$26,849,611	$28,000,000	70.7%	67.2%	109	1.45x	6.011%
35,000,001 – 40,000,000	1	36,500,000	1.0	$36,500,000	$36,500,000	66.2%	59.0%	118	1.50x	6.220%
40,000,001 – 45,000,000	3	128,264,000	3.6	$42,754,667	$43,969,000	72.3%	70.7%	99	1.35x	6.078%
45,000,001 – 50,000,000	1	48,000,000	1.3	$48,000,000	$48,000,000	80.0%	74.7%	120	1.20x	5.860%
50,000,001 – 55,000,000	1	54,000,000	1.5	$54,000,000	$54,000,000	65.9%	59.1%	119	1.14x	6.550%
55,000,001 – 60,000,000	1	56,000,000	1.6	$56,000,000	$56,000,000	67.1%	62.7%	120	1.24x	5.900%
60,000,001 – 65,000,000	3	189,563,000	5.3	$63,187,667	$65,000,000	69.1%	63.6%	116	1.38x	5.686%
80,000,001 ≥	9	1,448,460,772	40.3	$160,940,086	$229,000,000	69.7%	67.1%	107	1.45x	5.884%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Cut-Off Date Balances for Loan Group 1 Mortgage Loans

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut- Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut- Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
≤ 2,000,000	9	$14,742,799	0.5%	$1,638,089	$1,997,912	65.2%	48.9%	136	1.35x	6.184%
2,000,001 - 3,000,000	16	40,619,105	1.4	$2,538,694	$2,825,000	69.0%	57.4%	123	1.37x	6.121%
3,000,001 - 4,000,000	19	65,971,632	2.2	$3,472,191	$4,000,000	69.1%	62.1%	116	1.44x	6.068%
4,000,001 - 5,000,000	9	40,807,488	1.4	$4,534,165	$4,994,975	67.7%	57.8%	119	1.30x	6.237%
5,000,001 - 6,000,000	7	40,122,037	1.4	$5,731,720	$6,000,000	67.5%	60.3%	119	1.30x	6.192%
6,000,001 - 7,000,000	5	32,988,795	1.1	$6,597,759	$7,000,000	75.7%	69.6%	98	1.25x	6.312%
7,000,001 - 8,000,000	8	60,732,736	2.0	$7,591,592	$8,000,000	76.1%	67.1%	112	1.34x	6.286%
8,000,001 - 9,000,000	6	50,166,156	1.7	$8,361,026	$8,591,156	71.3%	64.6%	109	1.33x	6.075%
9,000,001 - 10,000,000	4	38,191,248	1.3	$9,547,812	$9,900,000	64.3%	59.7%	118	1.44x	6.196%
10,000,001 - 15,000,000	16	198,950,121	6.7	$12,434,383	$14,700,000	72.8%	68.1%	107	1.30x	6.195%
15,000,001 - 20,000,000	9	157,650,000	5.3	$17,516,667	$20,000,000	69.6%	66.2%	113	1.38x	6.085%
20,000,001 - 25,000,000	8	180,810,000	6.1	$22,601,250	$24,640,000	68.2%	66.9%	111	1.47x	6.069%
25,000,001 - 30,000,000	5	133,097,666	4.5	$26,619,533	$28,000,000	68.8%	65.9%	107	1.47x	5.998%
35,000,001 - 40,000,000	1	36,500,000	1.2	$36,500,000	$36,500,000	66.2%	59.0%	118	1.50x	6.220%
40,000,001 - 45,000,000	2	84,295,000	2.8	$42,147,500	$42,500,000	70.1%	67.7%	120	1.42x	5.936%
45,000,001 - 50,000,000	1	48,000,000	1.6	$48,000,000	$48,000,000	80.0%	74.7%	120	1.20x	5.860%
50,000,001 - 55,000,000	1	54,000,000	1.8	$54,000,000	$54,000,000	65.9%	59.1%	119	1.14x	6.550%
55,000,001 - 60,000,000	1	56,000,000	1.9	$56,000,000	$56,000,000	67.1%	62.7%	120	1.24x	5.900%
60,000,001 - 65,000,000	3	189,563,000	6.4	$63,187,667	$65,000,000	69.1%	63.6%	116	1.38x	5.686%
80,000,001 ≥	9	1,448,460,772	48.7	$160,940,086	$229,000,000	69.7%	67.1%	107	1.45x	5.884%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Cut-Off Date Balances for Loan Group 2 Mortgage Loans

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut- Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut- Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
≤ 2,000,000	2	$3,487,188	0.6%	$1,743,594	$1,998,088	74.0%	66.5%	85	1.21x	5.945%
2,000,001 - 3,000,000	4	10,881,600	1.7	$2,720,400	$2,937,900	73.2%	61.3%	120	1.23x	5.590%
3,000,001 - 4,000,000	12	42,143,600	6.8	$3,511,967	$3,843,900	71.7%	61.6%	120	1.29x	5.723%
4,000,001 - 5,000,000	8	35,644,000	5.7	$4,455,500	$4,798,000	64.8%	58.1%	120	1.41x	5.948%
5,000,001 - 6,000,000	5	28,740,760	4.6	$5,748,152	$5,989,560	73.1%	62.6%	120	1.24x	5.941%
6,000,001 - 7,000,000	6	38,747,600	6.2	$6,457,933	$6,864,000	71.1%	65.2%	109	1.39x	5.961%
7,000,001 - 8,000,000	4	29,362,900	4.7	$7,340,725	$7,700,000	73.7%	69.4%	104	1.31x	5.963%
8,000,001 - 9,000,000	4	34,030,000	5.5	$8,507,500	$9,000,000	71.5%	64.4%	119	1.37x	6.161%
9,000,001 - 10,000,000	1	9,091,299	1.5	$9,091,299	$9,091,299	78.7%	73.9%	59	1.24x	6.210%
10,000,001 - 15,000,000	8	96,570,800	15.5	$12,071,350	$14,650,000	77.4%	74.5%	98	1.32x	6.075%
15,000,001 - 20,000,000	9	153,654,400	24.6	$17,072,711	$19,890,000	73.5%	69.8%	106	1.31x	6.036%
20,000,001 - 25,000,000	3	69,205,000	11.1	$23,068,333	$24,120,000	78.9%	78.9%	77	1.38x	6.163%
25,000,001 - 30,000,000	1	28,000,000	4.5	$28,000,000	$28,000,000	79.8%	73.5%	117	1.34x	6.070%
40,000,001 - 45,000,000	1	43,969,000	7.1	$43,969,000	$43,969,000	76.5%	76.5%	58	1.22x	6.350%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by State for All Mortgage Loans (1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
CA	49	$974,647,295	27.1%	$19,890,761	$229,000,000	67.5%	64.4%	107	1.48x	5.761%
Southern (3)	41	798,267,175	22.2	$19,469,931	$229,000,000	67.4%	65.1%	105	1.52x	5.664%
Northern (3)	8	176,380,121	4.9	$22,047,515	$56,000,000	67.6%	61.2%	115	1.28x	6.196%
TX	28	436,730,774	12.1	$15,597,528	$175,000,000	70.9%	69.0%	103	1.47x	6.054%
GA	11	274,075,000	7.6	$24,915,909	$193,850,000	72.2%	70.7%	120	1.34x	5.810%
IL	13	235,477,464	6.5	$18,113,651	$158,600,000	76.6%	71.8%	115	1.23x	6.468%
NY	10	227,849,938	6.3	$22,784,994	$136,918,272	69.4%	57.7%	118	1.22x	5.935%
FL	22	153,808,830	4.3	$6,991,310	$17,000,000	67.2%	63.1%	107	1.46x	6.358%
NV	8	135,647,000	3.8	$16,955,875	$43,969,000	75.0%	73.5%	75	1.20x	6.290%
VA	4	123,895,000	3.4	$30,973,750	$64,000,000	70.4%	67.7%	102	1.44x	5.710%
NC	8	102,952,761	2.9	$12,869,095	$22,875,000	70.7%	69.2%	119	1.58x	6.193%
MD	8	91,367,575	2.5	$11,420,947	$24,640,000	73.6%	71.1%	80	1.33x	6.044%
IN	14	87,383,435	2.4	$6,241,674	$48,000,000	77.0%	72.1%	119	1.28x	5.983%
AZ	11	81,257,925	2.3	$7,387,084	$21,000,000	67.5%	63.9%	107	1.40x	5.955%
MN	11	71,250,000	2.0	$6,477,273	$16,000,000	74.7%	71.8%	119	1.37x	6.092%
WI	3	70,913,000	2.0	$23,637,667	$60,563,000	75.0%	71.1%	120	1.31x	5.679%
DC	1	65,000,000	1.8	$65,000,000	$65,000,000	65.9%	56.4%	120	1.44x	5.930%
NJ	3	60,374,779	1.7	$20,124,926	$41,795,000	66.4%	63.9%	120	1.53x	5.889%
CO	9	59,369,488	1.7	$6,596,610	$17,600,000	67.5%	63.7%	112	1.37x	6.171%
MI	7	46,283,702	1.3	$6,611,957	$28,000,000	75.3%	69.3%	117	1.33x	6.124%
OK	5	40,025,000	1.1	$8,005,000	$19,500,000	66.3%	62.7%	119	1.40x	6.233%
OH	4	33,820,000	0.9	$8,455,000	$20,120,000	75.7%	69.0%	118	1.24x	6.277%
WA	3	30,592,299	0.9	$10,197,433	$19,400,000	67.0%	63.4%	119	1.30x	6.289%
PA	3	24,621,056	0.7	$8,207,019	$11,500,000	73.1%	66.0%	107	1.24x	6.211%
AL	4	22,245,796	0.6	$5,561,449	$12,100,000	73.2%	65.1%	118	1.36x	6.007%
UT	7	20,800,505	0.6	$2,971,501	$5,318,819	73.2%	65.7%	119	1.29x	6.196%
MA	1	18,000,000	0.5	$18,000,000	$18,000,000	73.8%	67.0%	118	1.17x	6.290%
RI	1	16,000,000	0.4	$16,000,000	$16,000,000	76.6%	76.6%	58	1.52x	6.170%
NM	1	15,140,000	0.4	$15,140,000	$15,140,000	77.6%	72.8%	120	1.20x	6.130%
LA	3	11,118,560	0.3	$3,706,187	$5,989,560	69.6%	62.6%	117	1.45x	6.058%
ME	1	8,400,000	0.2	$8,400,000	$8,400,000	79.2%	60.9%	120	1.37x	5.750%
ND	1	8,230,000	0.2	$8,230,000	$8,230,000	79.7%	68.8%	120	1.20x	5.790%
AK	1	7,800,000	0.2	$7,800,000	$7,800,000	66.4%	56.7%	120	1.30x	6.250%
OR	2	7,761,170	0.2	$3,880,585	$4,311,170	67.3%	44.0%	119	1.21x	6.338%
AR	1	7,720,000	0.2	$7,720,000	$7,720,000	80.0%	73.7%	119	1.24x	6.050%
TN	2	6,588,000	0.2	$3,294,000	$3,500,000	70.3%	65.8%	88	1.60x	6.092%
KS	1	6,000,000	0.2	$6,000,000	$6,000,000	77.4%	72.5%	119	1.30x	6.072%
SD	2	5,244,922	0.1	$2,622,461	$2,722,364	75.7%	64.6%	119	1.28x	6.150%
SC	1	4,040,000	0.1	$4,040,000	$4,040,000	76.3%	67.8%	120	1.27x	6.100%
KY	1	2,765,427	0.1	$2,765,427	$2,765,427	68.9%	63.1%	117	1.37x	6.294%

	265	$3,595,196,701	100.0%	$13,566,780	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)	For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by State for Loan Group 1 Mortgage Loans (1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
CA	23	$839,502,595	28.3%	$36,500,113	$229,000,000	66.2%	64.5%	104	1.52x	5.782%
Southern (3)	16	669,282,475	22.5	$41,830,155	$229,000,000	66.0%	65.4%	102	1.58x	5.671%
Northern (3)	7	170,220,121	5.7	$24,317,160	$56,000,000	67.2%	61.0%	114	1.28x	6.218%
TX	25	386,578,274	13.0	$15,463,131	$175,000,000	71.0%	69.3%	100	1.47x	6.067%
GA	9	253,725,000	8.5	$28,191,667	$193,850,000	71.8%	70.8%	120	1.36x	5.782%
NY	10	227,849,938	7.7	$22,784,994	$136,918,272	69.4%	57.7%	118	1.22x	5.935%
IL	11	224,388,077	7.6	$20,398,916	$158,600,000	76.5%	71.6%	118	1.23x	6.481%
VA	3	99,775,000	3.4	$33,258,333	$64,000,000	68.1%	64.7%	112	1.42x	5.656%
FL	13	92,258,830	3.1	$7,096,833	$15,750,000	70.3%	64.1%	110	1.42x	6.314%
IN	13	71,911,435	2.4	$5,531,649	$48,000,000	76.6%	70.6%	119	1.26x	6.002%
AZ	9	69,684,925	2.3	$7,742,769	$21,000,000	67.5%	65.2%	105	1.44x	6.008%
WI	2	65,063,000	2.2	$32,531,500	$60,563,000	74.9%	71.6%	120	1.32x	5.667%
DC	1	65,000,000	2.2	$65,000,000	$65,000,000	65.9%	56.4%	120	1.44x	5.930%
MN	10	62,650,000	2.1	$6,265,000	$16,000,000	74.0%	72.0%	119	1.40x	6.079%
NJ	3	60,374,779	2.0	$20,124,926	$41,795,000	66.4%	63.9%	120	1.53x	5.889%
CO	9	59,369,488	2.0	$6,596,610	$17,600,000	67.5%	63.7%	112	1.37x	6.171%
MD	5	56,487,575	1.9	$11,297,515	$24,640,000	73.4%	69.3%	93	1.28x	6.114%
NC	4	48,952,761	1.6	$12,238,190	$22,875,000	60.7%	57.5%	119	1.72x	6.162%
OK	5	40,025,000	1.3	$8,005,000	$19,500,000	66.3%	62.7%	119	1.40x	6.233%
NV	3	38,400,000	1.3	$12,800,000	$16,800,000	71.0%	65.6%	119	1.18x	6.139%
OH	4	33,820,000	1.1	$8,455,000	$20,120,000	75.7%	69.0%	118	1.24x	6.277%
PA	3	24,621,056	0.8	$8,207,019	$11,500,000	73.1%	66.0%	107	1.24x	6.211%
AL	4	22,245,796	0.7	$5,561,449	$12,100,000	73.2%	65.1%	118	1.36x	6.007%
UT	7	20,800,505	0.7	$2,971,501	$5,318,819	73.2%	65.7%	119	1.29x	6.196%
MA	1	18,000,000	0.6	$18,000,000	$18,000,000	73.8%	67.0%	118	1.17x	6.290%
RI	1	16,000,000	0.5	$16,000,000	$16,000,000	76.6%	76.6%	58	1.52x	6.170%
MI	5	11,083,702	0.4	$2,216,740	$4,040,901	68.9%	63.1%	117	1.37x	6.294%
ME	1	8,400,000	0.3	$8,400,000	$8,400,000	79.2%	60.9%	120	1.37x	5.750%
AK	1	7,800,000	0.3	$7,800,000	$7,800,000	66.4%	56.7%	120	1.30x	6.250%
OR	2	7,761,170	0.3	$3,880,585	$4,311,170	67.3%	44.0%	119	1.21x	6.338%
AR	1	7,720,000	0.3	$7,720,000	$7,720,000	80.0%	73.7%	119	1.24x	6.050%
TN	2	6,588,000	0.2	$3,294,000	$3,500,000	70.3%	65.8%	88	1.60x	6.092%
KS	1	6,000,000	0.2	$6,000,000	$6,000,000	77.4%	72.5%	119	1.30x	6.072%
WA	1	5,692,299	0.2	$5,692,299	$5,692,299	59.9%	47.1%	119	1.49x	6.425%
SD	2	5,244,922	0.2	$2,622,461	$2,722,364	75.7%	64.6%	119	1.28x	6.150%
LA	2	5,129,000	0.2	$2,564,500	$2,714,000	68.6%	65.4%	117	1.59x	5.868%
KY	1	2,765,427	0.1	$2,765,427	$2,765,427	68.9%	63.1%	117	1.37x	6.294%

	197	$2,971,668,554	100.0%	$15,084,612	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)	For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by State for Loan Group 2 Mortgage Loans (1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
CA	26	$135,144,700	21.7%	$5,197,873	$15,553,000	75.1%	63.6%	120	1.22x	5.628%
Southern (3)	25	128,984,700	20.7	$5,159,388	$15,553,000	74.8%	63.5%	120	1.22x	5.629%
Northern (3)	1	6,160,000	1.0	$6,160,000	$6,160,000	80.0%	67.0%	120	1.28x	5.590%
NV	5	97,247,000	15.6	$19,449,400	$43,969,000	76.6%	76.6%	58	1.21x	6.350%
FL	9	61,550,000	9.9	$6,838,889	$17,000,000	62.6%	61.6%	102	1.51x	6.423%
NC	4	54,000,000	8.7	$13,500,000	$21,450,000	79.8%	79.8%	118	1.45x	6.220%
TX	3	50,152,500	8.0	$16,717,500	$19,890,000	70.7%	66.9%	119	1.48x	5.957%
MI	2	35,200,000	5.6	$17,600,000	$28,000,000	77.3%	71.3%	117	1.32x	6.070%
MD	3	34,880,000	5.6	$11,626,667	$17,180,000	74.0%	74.0%	59	1.41x	5.930%
WA	2	24,900,000	4.0	$12,450,000	$19,400,000	68.6%	67.1%	119	1.25x	6.257%
VA	1	24,120,000	3.9	$24,120,000	$24,120,000	80.0%	80.0%	59	1.54x	5.930%
GA	2	20,350,000	3.3	$10,175,000	$14,650,000	76.8%	70.3%	120	1.20x	6.152%
IN	1	15,472,000	2.5	$15,472,000	$15,472,000	79.1%	79.1%	120	1.35x	5.895%
NM	1	15,140,000	2.4	$15,140,000	$15,140,000	77.6%	72.8%	120	1.20x	6.130%
AZ	2	11,573,000	1.9	$5,786,500	$6,775,000	67.4%	56.5%	120	1.15x	5.640%
IL	2	11,089,386	1.8	$5,544,693	$9,091,299	78.7%	73.9%	59	1.23x	6.210%
MN	1	8,600,000	1.4	$8,600,000	$8,600,000	80.0%	69.8%	119	1.20x	6.190%
ND	1	8,230,000	1.3	$8,230,000	$8,230,000	79.7%	68.8%	120	1.20x	5.790%
LA	1	5,989,560	1.0	$5,989,560	$5,989,560	70.5%	60.3%	118	1.33x	6.220%
WI	1	5,850,000	0.9	$5,850,000	$5,850,000	76.5%	64.5%	120	1.20x	5.810%
SC	1	4,040,000	0.6	$4,040,000	$4,040,000	76.3%	67.8%	120	1.27x	6.100%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)	For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Underwritten DSC Ratios for All Mortgage Loans as of the Cut-Off Date

Range of Underwritten DSC Ratios (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut- Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
≤ 1.04	1	$4,798,000	0.1%	$4,798,000	$4,798,000	64.8%	54.4%	120	1.04x	5.640%
1.05 – 1.09	1	17,000,000	0.5	$17,000,000	$17,000,000	78.3%	78.3%	59	1.07x	6.640%
1.10 – 1.14	2	67,450,000	1.9	$33,725,000	$54,000,000	67.8%	61.4%	119	1.14x	6.478%
1.15 – 1.19	10	199,129,142	5.5	$19,912,914	$136,918,272	70.3%	55.9%	118	1.17x	5.753%
1.20 – 1.24	72	878,310,619	24.4	$12,198,759	$158,600,000	75.4%	69.8%	109	1.21x	6.170%
1.25 – 1.29	23	154,023,591	4.3	$6,696,678	$20,000,000	75.3%	67.4%	119	1.26x	6.157%
1.30 – 1.34	24	341,484,856	9.5	$14,228,536	$87,000,000	71.4%	67.4%	98	1.33x	6.000%
1.35 – 1.39	21	742,522,194	20.7	$35,358,200	$193,850,000	70.9%	68.8%	117	1.37x	5.962%
1.40 – 1.44	10	137,598,327	3.8	$13,759,833	$65,000,000	65.6%	58.1%	113	1.42x	6.122%
1.45 – 1.49	7	63,135,305	1.8	$9,019,329	$21,000,000	71.4%	69.1%	107	1.47x	6.144%
1.50 – 1.54	10	298,736,418	8.3	$29,873,642	$175,000,000	74.1%	72.9%	111	1.51x	6.174%
1.55 – 1.59	4	264,225,000	7.3	$66,056,250	$229,000,000	73.3%	73.3%	118	1.56x	5.246%
1.60 – 1.64	4	85,970,000	2.4	$21,492,500	$41,795,000	64.2%	64.2%	120	1.62x	5.820%
1.65 – 1.69	3	41,890,000	1.2	$13,963,333	$19,890,000	64.9%	64.1%	120	1.67x	6.112%
1.75 – 1.79	1	9,091,248	0.3	$9,091,248	$9,091,248	49.4%	42.2%	119	1.78x	6.180%
1.80 – 1.84	2	12,950,000	0.4	$6,475,000	$8,200,000	51.2%	51.2%	119	1.84x	6.350%
1.85 – 1.89	3	196,228,000	5.5	$65,409,333	$190,000,000	50.5%	50.5%	61	1.89x	5.775%
1.90 – 1.94	5	22,007,000	0.6	$4,401,400	$8,000,000	63.7%	58.0%	109	1.92x	6.115%
1.95 – 1.99	2	9,281,000	0.3	$4,640,500	$6,200,000	51.9%	51.9%	118	1.99x	6.031%
2.00 – 2.04	1	26,491,000	0.7	$26,491,000	$26,491,000	58.9%	58.9%	59	2.01x	5.170%
2.10 – 2.14	1	22,875,000	0.6	$22,875,000	$22,875,000	47.2%	47.2%	119	2.12x	6.100%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Underwritten DSC Ratios for Loan Group 1 Mortgage Loans as of the Cut-Off Date

Range of Underwritten DSC Ratios (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
1.10 – 1.14	2	$67,450,000	2.3%	$33,725,000	$54,000,000	67.8%	61.4%	119	1.14x	6.478%
1.15 – 1.19	3	159,229,442	5.4	$53,076,481	$136,918,272	69.0%	54.1%	117	1.17x	5.793%
1.20 – 1.24	42	622,742,133	21.0	$14,827,194	$158,600,000	75.2%	69.7%	115	1.21x	6.228%
1.25 – 1.29	17	106,985,691	3.6	$6,293,276	$20,000,000	76.8%	67.7%	119	1.27x	6.172%
1.30 – 1.34	20	292,810,296	9.9	$14,640,515	$87,000,000	70.4%	67.0%	95	1.33x	6.004%
1.35 – 1.39	16	661,782,694	22.3	$41,361,418	$193,850,000	70.1%	68.0%	118	1.37x	5.960%
1.40 – 1.44	8	119,898,327	4.0	$14,987,291	$65,000,000	64.1%	55.6%	121	1.43x	6.151%
1.45 – 1.49	5	44,185,305	1.5	$8,837,061	$21,000,000	67.7%	64.5%	102	1.48x	6.111%
1.50 – 1.54	7	256,716,418	8.6	$36,673,774	$175,000,000	73.4%	72.1%	115	1.51x	6.192%
1.55 – 1.59	3	260,625,000	8.8	$86,875,000	$229,000,000	73.6%	73.6%	118	1.56x	5.231%
1.60 – 1.64	3	82,170,000	2.8	$27,390,000	$41,795,000	64.4%	64.4%	120	1.62x	5.795%
1.65 – 1.69	2	22,000,000	0.7	$11,000,000	$18,000,000	64.8%	63.3%	120	1.68x	5.925%
1.75 – 1.79	1	9,091,248	0.3	$9,091,248	$9,091,248	49.4%	42.2%	119	1.78x	6.180%
1.85 – 1.89	3	196,228,000	6.6	$65,409,333	$190,000,000	50.5%	50.5%	61	1.89x	5.775%
1.90 – 1.94	4	17,307,000	0.6	$4,326,750	$8,000,000	68.2%	61.0%	107	1.92x	6.052%
1.95 – 1.99	1	3,081,000	0.1	$3,081,000	$3,081,000	60.4%	60.4%	116	1.99x	5.390%
2.00 – 2.04	1	26,491,000	0.9	$26,491,000	$26,491,000	58.9%	58.9%	59	2.01x	5.170%
2.10 – 2.14	1	22,875,000	0.8	$22,875,000	$22,875,000	47.2%	47.2%	119	2.12x	6.100%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Underwritten DSC Ratios for Loan Group 2 Mortgage Loans as of the Cut-Off Date

Range of Underwritten DSC Ratios (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
1.00 – 1.04	1	$4,798,000	0.8%	$4,798,000	$4,798,000	64.8%	54.4%	120	1.04x	5.640%
1.05 – 1.09	1	17,000,000	2.7	$17,000,000	$17,000,000	78.3%	78.3%	59	1.07x	6.640%
1.15 – 1.19	7	39,899,700	6.4	$5,699,957	$15,081,900	75.4%	63.2%	120	1.19x	5.590%
1.20 – 1.24	30	255,568,486	41.0	$8,518,950	$43,969,000	75.9%	69.9%	94	1.21x	6.029%
1.25 – 1.29	6	47,037,900	7.5	$7,839,650	$19,400,000	71.8%	66.6%	119	1.26x	6.123%
1.30 – 1.34	4	48,674,560	7.8	$12,168,640	$28,000,000	77.4%	70.2%	118	1.33x	5.976%
1.35 – 1.39	5	80,739,500	12.9	$16,147,900	$21,450,000	76.7%	75.3%	106	1.38x	5.980%
1.40 – 1.44	2	17,700,000	2.8	$8,850,000	$10,600,000	75.2%	75.2%	59	1.42x	5.930%
1.45 – 1.49	2	18,950,000	3.0	$9,475,000	$12,400,000	80.0%	80.0%	118	1.46x	6.220%
1.50 – 1.54	3	42,020,000	6.7	$14,006,667	$24,120,000	78.1%	78.1%	84	1.54x	6.067%
1.55 – 1.59	1	3,600,000	0.6	$3,600,000	$3,600,000	48.6%	48.6%	119	1.59x	6.350%
1.60 – 1.64	1	3,800,000	0.6	$3,800,000	$3,800,000	59.4%	59.4%	119	1.61x	6.350%
1.65 – 1.69	1	19,890,000	3.2	$19,890,000	$19,890,000	65.0%	65.0%	120	1.67x	6.320%
1.80 – 1.84	2	12,950,000	2.1	$6,475,000	$8,200,000	51.2%	51.2%	119	1.84x	6.350%
1.90 – 1.94	1	4,700,000	0.8	$4,700,000	$4,700,000	47.0%	47.0%	119	1.92x	6.350%
1.95 – 1.99	1	6,200,000	1.0	$6,200,000	$6,200,000	47.7%	47.7%	119	1.99x	6.350%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for All Mortgage Loans as of the Cut-Off Date

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
40.01 – 50.00	8	$64,716,350	1.8%	$8,089,544	$22,875,000	47.8%	45.6%	119	1.80x	6.183%
50.01 – 55.00	4	204,297,726	5.7	$51,074,432	$190,000,000	50.2%	50.1%	63	1.88x	5.827%
55.01 – 60.00	8	68,555,000	1.9	$8,569,375	$26,491,000	58.9%	55.7%	93	1.75x	5.796%
60.01 – 65.00	21	146,229,129	4.1	$6,963,292	$20,500,000	63.2%	60.1%	121	1.49x	6.085%
65.01 – 70.00	42	994,453,374	27.7	$23,677,461	$146,092,500	67.1%	60.8%	113	1.34x	6.002%
70.01 – 75.00	50	718,056,362	20.0	$14,361,127	$193,850,000	72.2%	68.8%	113	1.32x	5.965%
75.01 – 80.00	74	1,398,888,760	38.9	$18,903,902	$229,000,000	77.6%	74.4%	109	1.35x	6.000%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for Loan Group 1 Mortgage Loans as of the Cut-Off Date

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut- Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut- Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
40.01 – 50.00	5	$50,216,350	1.7%	$10,043,270	$22,875,000	47.8%	45.0%	119	1.78x	6.135%
50.01 – 55.00	2	191,347,726	6.4	$95,673,863	$190,000,000	50.1%	50.0%	59	1.89x	5.792%
55.01 – 60.00	7	64,755,000	2.2	$9,250,714	$26,491,000	58.9%	55.5%	91	1.76x	5.763%
60.01 – 65.00	18	117,241,129	3.9	$6,513,396	$20,500,000	62.9%	59.4%	121	1.47x	6.053%
65.01 – 70.00	35	946,574,074	31.9	$27,044,974	$146,092,500	67.1%	60.7%	113	1.34x	6.001%
70.01 – 75.00	31	564,391,101	19.0	$18,206,165	$193,850,000	71.8%	69.5%	115	1.34x	6.005%
75.01 – 80.00	41	1,037,143,173	34.9	$25,296,175	$229,000,000	77.4%	74.2%	115	1.37x	5.964%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for Loan Group 2 Mortgage Loans as of the Cut-Off Date

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
40.01 – 50.00	3	$14,500,000	2.3%	$4,833,333	$6,200,000	47.7%	47.7%	119	1.87x	6.350%
50.01 – 55.00	2	12,950,000	2.1	$6,475,000	$8,200,000	51.2%	51.2%	119	1.84x	6.350%
55.01 – 60.00	1	3,800,000	0.6	$3,800,000	$3,800,000	59.4%	59.4%	119	1.61x	6.350%
60.01 – 65.00	3	28,988,000	4.6	$9,662,667	$19,890,000	64.4%	62.7%	120	1.55x	6.212%
65.01 – 70.00	7	47,879,300	7.7	$6,839,900	$19,400,000	68.2%	63.0%	119	1.24x	6.016%
70.01 – 75.00	19	153,665,260	24.6	$8,087,645	$18,937,500	73.6%	66.0%	105	1.27x	5.815%
75.01 – 80.00	33	361,745,586	58.0	$10,961,987	$43,969,000	78.4%	74.8%	94	1.29x	6.102%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for All Mortgage Loans as of the Maturity Date or Anticipated Repayment Date

Range of Maturity Date or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0.00 – 5.00	2	$4,790,013	0.1%	$2,395,007	$2,794,174	64.0%	0.0%	239	1.32x	6.560%
30.01 – 40.00	1	2,195,323	0.1	$2,195,323	$2,195,323	48.1%	31.8%	119	1.31x	6.150%
40.01 – 50.00	13	83,460,327	2.3	$6,420,025	$22,875,000	51.3%	45.8%	119	1.70x	6.239%
50.01 – 55.00	15	388,040,009	10.8	$25,869,334	$190,000,000	58.3%	51.4%	89	1.56x	5.806%
55.01 – 60.00	22	293,647,187	8.2	$13,347,599	$65,000,000	65.6%	58.1%	113	1.44x	6.096%
60.01 – 65.00	54	637,515,487	17.7	$11,805,842	$146,092,500	68.6%	62.8%	118	1.33x	6.001%
65.01 – 70.00	41	486,798,968	13.5	$11,873,146	$87,000,000	70.8%	66.8%	108	1.36x	5.980%
70.01 – 75.00	37	985,782,386	27.4	$26,642,767	$193,850,000	75.3%	72.5%	113	1.29x	6.085%
75.01 – 80.00	22	712,967,000	19.8	$32,407,591	$229,000,000	76.8%	76.7%	102	1.45x	5.861%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for Loan Group 1 Mortgage Loans as of the Maturity Date or Anticipated Repayment Date

Range of Maturity Date or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0.00 – 5.00	2	$4,790,013	0.2%	$2,395,007	$2,794,174	64.0%	0.0%	239	1.32x	6.560%
30.01 – 40.00	1	2,195,323	0.1	$2,195,323	$2,195,323	48.1%	31.8%	119	1.31x	6.150%
40.01 – 50.00	10	68,960,327	2.3	$6,896,033	$22,875,000	52.0%	45.3%	119	1.67x	6.216%
50.01 – 55.00	11	367,354,109	12.4	$33,395,828	$190,000,000	58.4%	51.3%	87	1.56x	5.791%
55.01 – 60.00	15	264,239,287	8.9	$17,615,952	$65,000,000	65.3%	58.1%	112	1.46x	6.140%
60.01 – 65.00	33	497,463,527	16.7	$15,074,652	$146,092,500	67.6%	62.8%	117	1.35x	6.054%
65.01 – 70.00	29	387,214,968	13.0	$13,352,240	$87,000,000	69.6%	66.5%	105	1.39x	5.991%
70.01 – 75.00	29	881,168,000	29.7	$30,385,103	$193,850,000	75.1%	72.4%	116	1.29x	6.083%
75.01 – 80.00	9	498,283,000	16.8	$55,364,778	$229,000,000	76.2%	76.1%	112	1.50x	5.699%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of LTV Ratios for Loan Group 2 Mortgage Loans as of the Maturity Date or Anticipated Repayment Date

Range of Maturity Date or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
40.01 – 50.00	3	$14,500,000	2.3%	$4,833,333	$6,200,000	47.7%	47.7%	119	1.87x	6.350%
50.01 – 55.00	4	20,685,900	3.3	$5,171,475	$8,200,000	56.4%	52.4%	119	1.57x	6.077%
55.01 – 60.00	7	29,407,900	4.7	$4,201,129	$6,775,000	68.5%	58.7%	120	1.27x	5.700%
60.01 – 65.00	21	140,051,960	22.5	$6,669,141	$19,890,000	72.4%	63.0%	120	1.29x	5.814%
65.01 – 70.00	12	99,584,000	16.0	$8,298,667	$19,400,000	75.3%	68.1%	119	1.27x	5.934%
70.01 – 75.00	8	104,614,386	16.8	$13,076,798	$28,000,000	77.0%	73.4%	92	1.29x	6.100%
75.01 – 80.00	13	214,684,000	34.4	$16,514,154	$43,969,000	78.3%	78.3%	80	1.32x	6.236%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Mortgage Rates for All Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
5.102 – 5.249	3	$258,996,000	7.2%	$86,332,000	$229,000,000	73.3%	73.3%	112	1.61x	5.111%
5.250 – 5.499	4	12,023,000	0.3	$3,005,750	$3,414,000	63.0%	63.0%	115	1.92x	5.399%
5.500 – 5.749	35	649,951,972	18.1	$18,570,056	$193,850,000	71.0%	64.1%	118	1.30x	5.648%
5.750 – 5.999	29	717,346,018	20.0	$24,736,070	$190,000,000	64.5%	62.0%	91	1.53x	5.858%
6.000 – 6.249	75	1,111,701,799	30.9	$14,822,691	$175,000,000	72.7%	69.4%	115	1.36x	6.152%
6.250 – 6.499	51	548,763,233	15.3	$10,760,063	$146,092,500	70.4%	66.0%	106	1.34x	6.328%
6.500 – 6.749	10	296,414,680	8.2	$29,641,468	$158,600,000	75.0%	69.0%	111	1.23x	6.575%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Mortgage Rates for Loan Group 1 Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut- Off Date Balance	Maximum Cut- Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
5.102 – 5.249	3	$258,996,000	8.7%	$86,332,000	$229,000,000	73.3%	73.3%	112	1.61x	5.111%
5.250 – 5.499	4	12,023,000	0.4	$3,005,750	$3,414,000	63.0%	63.0%	115	1.92x	5.399%
5.500 – 5.749	6	480,671,772	16.2	$80,111,962	$193,850,000	69.8%	64.4%	118	1.33x	5.659%
5.750 – 5.999	21	623,294,018	21.0	$29,680,668	$190,000,000	62.6%	60.0%	93	1.55x	5.851%
6.000 – 6.249	61	957,292,852	32.2	$15,693,325	$175,000,000	71.9%	68.7%	115	1.37x	6.150%
6.250 – 6.499	35	359,976,233	12.1	$10,285,035	$146,092,500	70.6%	64.1%	116	1.33x	6.320%
6.500 – 6.749	9	279,414,680	9.4	$31,046,076	$158,600,000	74.8%	68.4%	115	1.24x	6.571%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Mortgage Rates for Loan Group 2 Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
5.500 – 5.749	29	$169,280,200	27.1%	$5,837,248	$18,937,500	74.3%	63.3%	120	1.23x	5.616%
5.750 – 5.999	8	94,052,000	15.1	$11,756,500	$24,120,000	76.8%	74.7%	82	1.39x	5.900%
6.000 – 6.249	14	154,408,947	24.8	$11,029,210	$28,000,000	78.1%	73.8%	114	1.32x	6.163%
6.250 – 6.499	16	188,787,000	30.3	$11,799,188	$43,969,000	69.9%	69.6%	88	1.38x	6.342%
6.500 – 6.749	1	17,000,000	2.7	$17,000,000	$17,000,000	78.3%	78.3%	59	1.07x	6.640%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Original Terms to Maturity or Anticipated Repayment Date for All Mortgage Loans

Range of Original Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut- Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut- Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 – 60	25	$596,698,386	16.6%	$23,867,935	$190,000,000	65.8%	65.6%	59	1.53x	6.007%
61 – 84	1	6,121,056	0.2	$6,121,056	$6,121,056	73.7%	68.0%	72	1.32x	6.135%
109 – 120	179	2,987,587,244	83.1	$16,690,432	$229,000,000	71.6%	67.0%	119	1.36x	5.981%
229 – 240	2	4,790,013	0.1	$2,395,007	$2,794,174	64.0%	0.0%	239	1.32x	6.560%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Original Terms to Maturity or Anticipated Repayment Date for Loan Group 1 Mortgage Loans

Range of Original Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut- Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut- Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 – 60	13	$412,362,000	13.9%	$31,720,154	$190,000,000	60.9%	60.7%	59	1.64x	5.906%
61 – 84	1	6,121,056	0.2	$6,121,056	$6,121,056	73.7%	68.0%	72	1.32x	6.135%
109 – 120	123	2,548,395,484	85.8	$20,718,662	$229,000,000	71.2%	66.9%	119	1.37x	5.984%
229 – 240	2	4,790,013	0.2	$2,395,007	$2,794,174	64.0%	0.0%	239	1.32x	6.560%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Original Terms to Maturity or Anticipated Repayment Date for Loan Group 2 Mortgage Loans

Range of Original Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 – 60	12	$184,336,386	29.6%	$15,361,366	$43,969,000	76.9%	76.6%	58	1.28x	6.234%
109 – 120	56	439,191,760	70.4	$7,842,710	$28,000,000	73.3%	67.1%	119	1.34x	5.962%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Terms to Maturity or Anticipated Repayment Date for All Mortgage Loans as of the Cut-Off Date

Range of Remaining Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 – 60	25	$596,698,386	16.6%	$23,867,935	$190,000,000	65.8%	65.6%	59	1.53x	6.007%
61 – 84	1	6,121,056	0.2	$6,121,056	$6,121,056	73.7%	68.0%	72	1.32x	6.135%
85 – 108	1	64,000,000	1.8	$64,000,000	$64,000,000	66.7%	62.8%	108	1.37x	5.510%
109 – 120	178	2,923,587,244	81.3	$16,424,647	$229,000,000	71.7%	67.1%	119	1.36x	5.991%
229 – 240	2	4,790,013	0.1	$2,395,007	$2,794,174	64.0%	0.0%	239	1.32x	6.560%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Terms to Maturity or Anticipated Repayment Date for Loan Group 1 Mortgage Loans as of the Cut-Off Date

Range of Remaining Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 – 60	13	$412,362,000	13.9%	$31,720,154	$190,000,000	60.9%	60.7%	59	1.64x	5.906%
61 – 84	1	6,121,056	0.2	$6,121,056	$6,121,056	73.7%	68.0%	72	1.32x	6.135%
85 – 108	1	64,000,000	2.2	$64,000,000	$64,000,000	66.7%	62.8%	108	1.37x	5.510%
109 – 120	122	2,484,395,484	83.6	$20,363,897	$229,000,000	71.4%	67.1%	119	1.37x	5.997%
229 – 240	2	4,790,013	0.2	$2,395,007	$2,794,174	64.0%	0.0%	239	1.32x	6.560%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Terms to Maturity or Anticipated Repayment Date for Loan Group 2 Mortgage Loans as of the Cut-Off Date

Range of Remaining Terms to Maturity or Anticipated Repayment Date (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
0 – 60	12	$184,336,386	29.6%	$15,361,366	$43,969,000	76.9%	76.6%	58	1.28x	6.234%
109 – 120	56	439,191,760	70.4	$7,842,710	$28,000,000	73.3%	67.1%	119	1.34x	5.962%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Amortization Terms for All Mortgage Loans as of the Cut-Off Date

Range of Remaining Amortization Terms (months) (1)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
229 – 264	6	$19,238,788	0.5%	$3,206,465	$4,492,282	61.7%	30.9%	149	1.28x	6.407%
265 – 300	10	305,676,671	8.5	$30,567,667	$136,918,272	68.1%	56.4%	116	1.31x	5.785%
349 – 360	124	1,446,192,382	40.2	$11,662,842	$158,600,000	73.4%	66.8%	117	1.26x	6.136%
361≥	4	28,567,738	0.8	$7,141,935	$13,450,000	75.0%	70.2%	114	1.19x	6.210%
Varies	1	10,970,121	0.3	$10,970,121	$10,970,121	67.5%	52.3%	118	1.20x	6.020%
Non-Amortizing	62	1,784,551,000	49.6	$28,783,081	$229,000,000	68.8%	68.8%	100	1.51x	5.892%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

The weighted average remaining amortization term for all Mortgage Loans (excluding non-amortizing loans and the loan that varies) is 349 months.

(1)	The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Amortization Terms for Loan Group 1 Mortgage Loans as of the Cut-Off Date

Range of Remaining Amortization Terms (months) (1)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
229 – 264	6	$19,238,788	0.6%	$3,206,465	$4,492,282	61.7%	30.9%	149	1.28x	6.407%
265 – 300	10	305,676,671	10.3	$30,567,667	$136,918,272	68.1%	56.4%	116	1.31x	5.785%
349 – 360	81	1,147,923,235	38.6	$14,171,892	$158,600,000	72.9%	66.9%	117	1.27x	6.217%
361 ≥	4	28,567,738	1.0	$7,141,935	$13,450,000	75.0%	70.2%	114	1.19x	6.210%
Varies	1	10,970,121	0.4	$10,970,121	$10,970,121	67.5%	52.3%	118	1.20x	6.020%
Non-Amortizing	37	1,459,292,000	49.1	$39,440,324	$229,000,000	67.7%	67.7%	104	1.54x	5.813%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

The weighted average remaining amortization term for Group 1 Mortgage Loans (excluding non-amortizing loans and the loan that varies) is 347 months.

(1)	The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Range of Remaining Amortization Terms for Loan Group 2 Mortgage Loans as of the Cut-Off Date

Range of Remaining Amortization Terms (months) (1)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
349 – 360	43	$298,269,147	47.8%	$6,936,492	$28,000,000	75.4%	66.1%	117	1.24x	5.824%
Non-Amortizing	25	325,259,000	52.2	$13,010,360	$43,969,000	73.5%	73.5%	87	1.39x	6.243%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

The weighted average remaining amortization term for Group 2 Mortgage Loans (excluding non-amortizing loans) is 360 months.

(1)	The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Amortization Types for All Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (1)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (1)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
Interest-only	52	$1,676,625,000	46.6%	$32,242,788	$229,000,000	69.0%	69.0%	99	1.51x	5.887%
Interest-only, Amortizing Balloon(2)	66	1,253,601,000	34.9	$18,993,955	$158,600,000	73.3%	67.6%	117	1.28x	6.140%
Amortizing Balloon	74	526,929,687	14.7	$7,120,671	$136,918,272	70.4%	57.8%	117	1.26x	5.922%
Interest-only, ARD	10	107,926,000	3.0	$10,792,600	$41,795,000	64.5%	64.5%	117	1.62x	5.958%
Interest-only, Amortizing ARD(2)	2	22,500,000	0.6	$11,250,000	$18,000,000	73.1%	66.3%	118	1.19x	6.318%
Fully Amortizing	2	4,790,013	0.1	$2,395,007	$2,794,174	64.0%	0.0%	239	1.32x	6.560%
Amortizing ARD	1	2,825,000	0.1	$2,825,000	$2,825,000	74.3%	71.2%	60	1.37x	6.150%

	207	$3,595,196,701	100.0%	$17,368,100	$229,000,000	70.6%	66.7%	109	1.39x	5.986%

(1)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)	These Mortgage Loans require payments of interest only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Amortization Types for Loan Group 1 Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (1)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (1)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
Interest-only	28	$1,371,256,000	46.1%	$48,973,429	$229,000,000	67.9%	67.9%	103	1.54x	5.809%
Interest-only, Amortizing Balloon(2)	55	1,122,978,500	37.8	$20,417,791	$158,600,000	72.9%	67.4%	117	1.28x	6.156%
Amortizing Balloon	42	359,283,041	12.1	$8,554,358	$136,918,272	68.5%	55.4%	117	1.28x	6.033%
Interest-only, ARD	9	88,036,000	3.0	$9,781,778	$41,795,000	64.4%	64.4%	117	1.61x	5.876%
Interest-only, Amortizing ARD(2)	2	22,500,000	0.8	$11,250,000	$18,000,000	73.1%	66.3%	118	1.19x	6.318%
Fully Amortizing	2	4,790,013	0.2	$2,395,007	$2,794,174	64.0%	0.0%	239	1.32x	6.560%
Amortizing ARD	1	2,825,000	0.1	$2,825,000	$2,825,000	74.3%	71.2%	60	1.37x	6.150%

	139	$2,971,668,554	100.0%	$21,378,910	$229,000,000	69.8%	66.0%	110	1.41x	5.975%

(1)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)	These Mortgage Loans require payments of interest only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Amortization Types for Loan Group 2 Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (1)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (1)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
Interest-only	24	$305,369,000	49.0%	$12,723,708	$43,969,000	74.0%	74.0%	84	1.37x	6.238%
Amortizing Balloon	32	167,646,647	26.9	$5,238,958	$15,553,000	74.4%	62.9%	116	1.21x	5.686%
Interest-only, Amortizing Balloon (2)	11	130,622,500	20.9	$11,874,773	$28,000,000	76.7%	70.1%	119	1.28x	6.000%
Interest-only, ARD (2)	1	19,890,000	3.2	$19,890,000	$19,890,000	65.0%	65.0%	120	1.67x	6.320%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

(1)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)	These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by Range of Occupancy Rates for All Mortgage Loans

Range Of Occupancy Rates (%) (1)	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
55.00 – 59.99	1	$969,000	0.0%	$969,000	$969,000	47.2%	47.2%	119	1.40x	6.130%
60.00 – 64.99	1	14,500,000	0.4	$14,500,000	$14,500,000	65.9%	59.1%	119	1.14x	6.550%
65.00 – 69.99	3	43,907,048	1.2	$14,635,683	$33,000,000	69.3%	62.2%	119	1.16x	6.450%
70.00 – 74.99	4	170,522,684	4.7	$42,630,671	$158,600,000	79.3%	75.0%	118	1.21x	6.534%
75.00 – 79.99	4	18,193,826	0.5	$4,548,456	$6,500,000	70.4%	65.9%	98	1.27x	6.244%
80.00 – 84.99	10	255,515,179	7.1	$25,551,518	$193,850,000	71.5%	70.3%	115	1.37x	5.817%
85.00 – 89.99	14	213,139,525	5.9	$15,224,252	$60,563,000	74.7%	70.7%	117	1.28x	6.038%
90.00 – 94.99	30	480,325,033	13.4	$16,010,834	$132,000,000	71.3%	68.5%	110	1.36x	6.090%
95.00 – 99.99	59	1,255,384,081	34.9	$21,277,696	$229,000,000	68.9%	64.7%	105	1.45x	5.792%
100.00 – 100.00	84	607,535,246	16.9	$7,232,562	$87,000,000	69.3%	65.3%	100	1.38x	6.023%

	210	$3,059,991,622	85.1%	$14,571,389	$229,000,000	70.6%	66.8%	107	1.38x	5.961%

(1)	Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 55 hospitality properties representing 14.9% of the Cut-Off Date Mortgage Pool Balance.

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by Range of Occupancy Rates for Loan Group 1 Mortgage Loans

Range Of Occupancy Rates (%) (1)	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity (2)	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) (2)	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
55.00 – 59.99	1	$969,000	0.0%	$969,000	$969,000	47.2%	47.2%	119	1.40x	6.130%
60.00 – 64.99	1	14,500,000	0.5	$14,500,000	$14,500,000	65.9%	59.1%	119	1.14x	6.550%
65.00 – 69.99	3	43,907,048	1.5	$14,635,683	$33,000,000	69.3%	62.2%	119	1.16x	6.450%
70.00 – 74.99	4	170,522,684	5.7	$42,630,671	$158,600,000	79.3%	75.0%	118	1.21x	6.534%
75.00 – 79.99	4	18,193,826	0.6	$4,548,456	$6,500,000	70.4%	65.9%	98	1.27x	6.244%
80.00 – 84.99	8	235,961,179	7.9	$29,495,147	$193,850,000	70.9%	69.9%	118	1.38x	5.792%
85.00 – 89.99	14	213,139,525	7.2	$15,224,252	$60,563,000	74.7%	70.7%	117	1.28x	6.038%
90.00 – 94.99	17	332,549,873	11.2	$19,561,757	$132,000,000	70.2%	67.6%	117	1.37x	6.121%
95.00 – 99.99	21	877,108,582	29.5	$41,767,075	$229,000,000	66.8%	62.5%	105	1.49x	5.683%
100.00 – 100.00	69	529,611,758	17.8	$7,675,533	$87,000,000	68.3%	64.7%	99	1.41x	6.020%

	142	$2,436,463,476	82.0%	$17,158,193	$229,000,000	69.6%	66.0%	109	1.40x	5.940%

(1)	Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 55 hospitality properties representing 18.0% of the Cut-Off Date Group 1 Balance.

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Mortgaged Properties by Range of Occupancy Rates for Loan Group 2 Mortgage Loans

Range Of Occupancy Rates (%)	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance	Average Cut-Off Date Balance	Maximum Cut-Off Date Balance	Wtd. Avg. Cut-Off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity *	Wtd. Avg. Stated Remaining Term to Maturity (Mos.) *	Wtd. Avg. Cut-Off Date DSC Ratio	Wtd. Avg. Mortgage Rate
80.00 – 84.99	2	$19,554,000	3.1%	$9,777,000	$11,324,000	78.6%	74.0%	84	1.20x	6.114%
90.00 – 94.99	13	147,775,160	23.7	$11,367,320	$28,000,000	73.9%	70.6%	95	1.34x	6.019%
95.00 – 99.99	38	378,275,499	60.7	$9,954,618	$43,969,000	73.9%	69.6%	104	1.34x	6.046%
100.00 – 100.00	15	77,923,488	12.5	$5,194,899	$17,000,000	76.5%	69.0%	105	1.19x	6.047%

	68	$623,528,147	100.0%	$9,169,532	$43,969,000	74.4%	69.9%	101	1.32x	6.042%

*	Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Percentage of Mortgage Pool by Prepayment Restriction (1) (2) (3) (4)

Prepayment Restriction	Oct-06	Oct-07	Oct-08	Oct-09	Oct-10	Oct-11	Oct-12	Oct-13	Oct-14	Oct-15	Oct-16
Locked Out	88.55%	86.89%	8.15%	1.23%	0.34%	0.10%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	73.41%	78.65%	79.11%	83.28%	82.97%	72.66%	72.58%	67.56%	4.03%
Yield Maintenance	11.45%	13.11%	17.44%	19.13%	19.55%	16.42%	16.54%	16.64%	16.75%	17.24%	0.00%
Prepayment Premium	0.00%	0.00%	0.16%	0.16%	0.16%	0.00%	0.30%	0.30%	0.30%	0.00%	0.00%
Open	0.00%	0.00%	0.83%	0.83%	0.84%	0.19%	0.19%	10.40%	10.37%	15.20%	95.97%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Mortgage Pool Balance
Outstanding (in millions)	$3,595.20	$3,587.70	$3,579.28	$3,568.30	$3,553.17	$2,940.30	$2,911.34	$2,885.20	$2,856.65	$2,766.02	$78.17

% of Initial Pool Balance	100.00%	99.79%	99.56%	99.25%	98.83%	81.78%	80.98%	80.25%	79.46%	76.94%	2.17%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2)	Based on the assumptions set forth in footnote (1) above, after October 2016, the outstanding loan balances represent less than 2.17% of the Cut-Off Date Pool Balance.

(3)	Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)	Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Percentage of Loan Group 1 by Prepayment Restriction (1) (2) (3) (4)

Prepayment Restriction	Oct-06	Oct-07	Oct-08	Oct-09	Oct-10	Oct-11	Oct-12	Oct-13	Oct-14	Oct-15	Oct-16
Locked Out	91.24%	91.23%	8.91%	1.48%	0.41%	0.12%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	77.15%	82.56%	83.15%	83.39%	83.40%	71.38%	71.32%	70.49%	4.03%
Yield Maintenance	8.76%	8.77%	13.32%	15.33%	15.81%	16.27%	16.38%	16.46%	16.56%	17.09%	0.00%
Prepayment Premium	0.00%	0.00%	0.20%	0.20%	0.19%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.43%	0.43%	0.43%	0.22%	0.22%	12.16%	12.12%	12.42%	95.97%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Group 1 Balance Outstanding (in millions)	$2,971.67	$2,966.23	$2,960.15	$2,951.73	$2,939.59	$2,514.17	$2,489.36	$2,467.66	$2,443.83	$2,358.20	$78.17

% of Initial Group 1 Balance	100.00%	99.82%	99.61%	99.33%	98.92%	84.60%	83.77%	83.04%	82.24%	79.36%	2.63%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2)	Based on the assumptions set forth in footnote (1) above, after October 2016, the outstanding loan balances represent less than 2.63% of the Cut-Off Date Group 1 Balance.

(3)	Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)	Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C28

ANNEX B

Percentage of Loan Group 2 by Prepayment Restriction (1) (2) (3)

Prepayment Restriction	Oct-06	Oct-07	Oct-08	Oct-09	Oct-10	Oct-11	Oct-12	Oct-13	Oct-14	Oct-15	Oct-16
Locked Out	75.74%	66.17%	4.55%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	55.53%	59.92%	59.72%	82.66%	80.43%	80.25%	80.06%	50.58%	0.00%
Yield Maintenance	24.26%	33.83%	37.17%	37.32%	37.51%	17.34%	17.51%	17.70%	17.90%	18.12%	0.00%
Prepayment Premium	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.06%	2.05%	2.04%	0.00%	0.00%
Open	0.00%	0.00%	2.75%	2.76%	2.77%	0.00%	0.00%	0.00%	0.00%	31.30%	0.00%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Group 2 Balance Outstanding (in millions)	$623.53	$621.47	$619.13	$616.58	$613.58	$426.13	$421.98	$417.53	$412.82	$407.82	$0.00

% of Initial Group 2 Balance	100.00%	99.67%	99.30%	98.89%	98.40%	68.34%	67.68%	66.96%	66.21%	65.41%	0.00%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2)	Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

ANNEX C

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

DISTRIBUTION DATE STATEMENT

Depositor	Master Servicer	Special Servicer
Wachovia Commercial Mortgage	Wachovia Bank, National Association	CWCapital Asset Management LLC.
Securities, Inc.	8739 Research Drive	1919 Pennsylvania Avenue, NW
301 South College Street	URP 4, NC1075	Suite 400
Charlotte, NC 28288-1016	Charlotte, NC 28262	Washington, DC 20006-3434

Contact: Tim Steward	Contact: Timothy S. Ryan	Contact: Kathleen Olin
Phone Number: (704) 593-7822	Phone Number: (704) 593-7878	Phone Number: (202) 973-6375

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-PB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-1A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
N		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
O		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
P		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Q		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FS		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-I		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R-II		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-P		0.000000	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000	0.00	0.00	0.00	0.00	0.00	0.00

(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-PB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-1A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
L		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
N		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
O		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
P		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Q		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
FS		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-I		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R-II		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-P		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Reconciliation Detail

Principal Reconciliation

Loan Group	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-PB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-1A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-J	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-P	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
N	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
O	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
P	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Q	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FS	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Other Required Information

		Appraisal Reduction Amount
		Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date
Available Distribution Amount (1)	0.00

Master Servicing Fee Summary

Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00
Plus Master Servicing Fees for Delinquent Payments Received	0.00
Plus Adjustments for Prior Master Servicing Calculation	0.00
Total Master Servicing Fees Collected	0.00

		Total

(1)	The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Cash Reconciliation Detail

Total Funds Collected

Interest:
Interest paid or advanced	0.00
Interest reductions due to Non-Recoverability Determinations	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00

Total Interest Collected		0.00

Principal:
Scheduled Principal	0.00
Unscheduled Principal	0.00
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00
Excess of Prior Principal Amounts paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected		0.00

Other:
Prepayment Penalties/Yield Maintenance	0.00
Repayment Fees	0.00
Borrower Option Extension Fees	0.00
Equity Payments Received	0.00
Net Swap Counterparty Payments Received	0.00

Total Other Collected		0.00

Total Funds Collected		0.00

Total Funds Distributed

Fees:
Master Servicing Fee	0.00
Trustee Fee	0.00
Certificate Administration Fee	0.00
Insurer Fee	0.00
Miscellaneous Fee	0.00

Total Fees		0.00

Additional Trust Fund Expenses:

Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fee	0.00
Rating Agency Expenses	0.00
Attorney Fees & Expenses	0.00
Bankruptcy Expense	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Other Expenses	0.00

Total Additional Trust Fund Expenses		0.00

Interest Reserve Deposit		0.00

Payments to Certificateholders & Others:
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00
Equity Payments Paid	0.00
Net Swap Counterparty Payments Paid	0.00

Total Payments to Certificateholders & Others		0.00

Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Ratings Detail

Class	CUSIP	Original Ratings			Current Ratings (1)
		Fitch	Moody’s	S & P	Fitch	Moody’s	S & P
A-1
A-2
A-PB
A-3
A-4
A-1A
A-M
A-J
X-P
X-C
B
C
D
E
F
G
H
J
K
L
M
N
O
P
Q
FS

NR	-	Designates that the class was not rated by the above agency at the time of original issuance.
X	-	Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A	-	Data not available this period.

1)	For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.	Moody’s Investors Service	Standard & Poor’s Rating Services

One State Street Plaza	99 Church Street	55 Water Street

New York, New York 10004	New York, New York 10007	New York, New York 10041

(212) 908-0500	(212) 553-0300	(212) 438-2430

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group I

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group I

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group I

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group II

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group II

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Current Mortgage Loan and Property Stratification Tables

Group II

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code					(2) Resolution Strategy Code			(3) Modification Code
MF	-	Multi-Family	OF	- Office	1 - Modification	6 - DPO	10 - Deed in Lieu Of	1 - Maturity Date Extension
RT	-	Retail	MU	- Mixed Use	2 - Foreclosure	7 - REO	Foreclosure	2 - Amortization Change
HC	-	Health Care	LO	- Lodging	3 - Bankruptcy	8 - Resolved	11 - Full Payoff	3 - Principal Write-Off
IN	-	Industrial	SS	- Self Storage	4 - Extension	9 - Pending Return	12 - Reps and Warranties	4 - Combination
WH	-	Warehouse	OT	- Other	5 - Note Sale	to Master Servicer	13 - Other or TBD
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan		(2) Resolution Strategy Code
A - Payments Not Received	2 - Two Months Delinquent	1 - Modification	6 - DPO	10 - Deed In Lieu Of
But Still in Grace Period	3 - Three or More Months Delinquent	2 - Foreclosure	7 - REO	Forclosure
B - Late Payment But Less	4 - Assumed Scheduled Payment	3 - Bankruptcy	8 - Resolved	11 - Full Payoff
Than 1 Month Delinquent	(Performing Matured Loan)	4 - Extension	9 - Pending Return	12 - Reps and Warranties
0 - Current	7 - Foreclosure	5 - Note Sale	to Master Servicer	13 - Other or TBD
1 - One Month Delinquent	9 - REO

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code				(2) Property Type Code
1 - Modification	6	- DPO	11 - Full Payoff	MF	- Multi-Family	OF	- Office
2 - Foreclosure	7	- REO	12 - Reps and Warranties	RT	- Retail	MU	- Mixed use
3 - Bankruptcy	8	- Resolved	13 - Other or TBD	HC	- Health Care	LO	- Lodging
4 - Extension	9	- Pending Return to Master Servicer		IN	- Industrial	SS	- Self Storage
5 - Note Sale	10	- Deed In Lieu Of Foreclosure		WH	- Warehouse	OT	- Other
				MH	- Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu Of Foreclosure
2 - Foreclosure	7 - REO	11 - Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - Other or TBD
5 - Note Sale

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid
1	0.00	0.00	0.00	0.00
2	0.00	0.00	0.00	0.00

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total

Cumulative Total

*	Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess	Additional Trust Fund Expense

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals

Interest Shortfall Reconciliation Detail Part 2 Total				0.00

Interest Shortfall Reconciliation Detail Part 1 Total				0.00

Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 9062 Old Annapolis Road Columbia, MD 21045-1951	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2006-C28	Payment Date: Record Date: Determination Date:	11/17/2006 10/31/2006 11/13/2006

Supplemental Reporting

ANNEX D

The Gas Company Tower

The Gas Company Tower

The Gas Company Tower

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$229,000,000
Percentage of Cut-Off Date Pool Balance		6.4%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Maguire Properties, L.P.
Type of Security		Fee
Mortgage Rate		5.102%
Maturity Date		August 11, 2016
Amortization Type		Interest-Only
Interest Only Period		120
Original Term / Amortization		120 / IO
Remaining Term /Amortization		118 / IO
Lockbox(1)		Yes

Up-Front Reserves
Tax/Insurance	Yes
TI/LC(2)	$4,500,000
Engineering	$35,500
Environmental	$3,750

Ongoing Annual Reserves
Tax/Insurance	Yes
TI/LC	$2,052,000

Additional Financing	Pari Passu Debt	$229,000,000

		Pari Passu Notes(3)
Cut-Off Date Balance		$458,000,000
Cut-Off Date Balance/SF		$349
Cut-Off Date LTV		75.1%
Maturity Date LTV		75.1%
UW DSCR on NCF		1.56x
(1)	A cashflow sweep for Southern California Gas Company (“SCGC”) shall be triggered at the earlier of the following: (i) 18 months prior to the expiration of the “SCGC” lease if the lease extension option has not been exercised or (ii) SCGC vacating or giving notice to vacate. Funds will be released under the following conditions: (i) SCGC exercises its renewal option pursuant to the lease, or (ii) Maguire Properties enters into one or more leases with other tenant(s) occupying all of the SCGC space at a minimum of the rent payments under the SCGC lease, or (iii) Maguire Properties enters into lease(s) on the SCGC space with rental income sufficient to achieve a minimum DSC ratio of 1.20x based on the actual constant on a 30-year amortization schedule or (iv) the underwritten Net Cashflow supports a minimum 1.20x DSC ratio based on the actual constant on a 30-year amortization schedule. A cashflow sweep will also commence if SCGC’s credit rating is downgraded below BBB- (or its equivalent) by any one of Moody’s, S&P, Fitch or other nationally recognized Rating Agency (a “Downgrade Sweep Event”). If a lease guarantee is provided by SCGC’s parent company for all of its leased premises, the higher rating of SCGC or the parent company will be utilized. In the instance of a Downgrade Sweep Event, deposits will be capped at $30,000,000 ($60,000,000 if the subject rating falls below BB-) so long as the tenant is not more than 60 days delinquent on its rent payments. The sweep pursuant to a Downgrade Sweep Event will terminate and funds will be released to Maguire Properties once SCGC’s credit rating improves to BBB- or better and the underwritten Net Cash Flow supports a minimum 1.20 DSC ratio for four consecutive quarters following the occurrence of the event.
(2)	An upfront reserve of $4 million was collected to fund the “Jones Day Upfront TI/LC Reserve”. Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions and will be replenished at a rate of $1.50 psf per annum upon withdrawal up to a cap of $4 million. In addition, $0.5 million was funded into a separate Tenant Improvement and Leasing Commission Reserve (“Sidley Upfront TILC Reserve”). Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions relating to Sidley Austin LLP’s space.
(3)	LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness, or debt service on, of The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan.

Property Information
Number of Mortgaged Properties	1
Location	Los Angeles, CA
Property Type	Office – CBD
Size (SF)	1,313,409
Occupancy as of May 31, 2006	96.2%
Year Built/Year Renovated	1991/NA
Appraised Value	$610,000,000
Property Management	Maguire Properties, L.P.
UW Economic Occupancy	95.5%
UW Revenues	$59,229,600
UW Total Expenses	$20,443,924
UW Net Operating Income (NOI)	$38,785,676
UW Net Cash Flow (NCF)	$36,855,204

The Gas Company Tower

Tenant Summary
Tenant	Ratings(1) Moody's/S&P/ Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Southern California Gas Company	A2/A/AA-	576,516	43.9%	$26.02	$15,000,156	49.5%	November 2011
Morrison & Foerster, LLP	NR/NR/NR	192,775	14.7	$27.65	5,329,600	17.6	Multiple Spaces(2)
Sidley Austin LLP	NR/NR/NR	152,413	11.6	$12.22	1,862,680	6.1	Multiple Spaces(3)
Jones, Day, Reavis & Pogue	NR/NR/NR	152,166	11.6	$32.74	4,982,380	16.4	November 2006(4)
Latham & Watkins	NR/NR/NR	85,966	6.5	$12.03	1,033,968	3.4	Multiple Spaces(5)

Total Major Tenants		1,159,836	88.3%	$24.32	$28,208,784	93.1%
Non-Major Tenants		103,792	7.9	$20.21	2,097,169	6.9

Occupied Total		1,263,628	96.2%	$23.98	$30,305,953	100.0%

Vacant Space		49,781	3.8

Property Total		1,313,409	100.0%

(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)	Under the terms of multiple leases, approximately 53,999 square feet expire in October 2006 and approximately 138,776 square feet expire in September 2013. Approximately 53,999 square feet of office space is currently subleased to Regents Business Center who has signed a new direct lease expiring in 2013.
(3)	Under the terms of multiple leases, approximately 24,774 square feet expire in February 2007, approximately 1,636 square feet expire in December 2008 and approximately 126,003 square feet expire in December 2023. Of the approximately 126,003 square feet, Sidley Austin LLP has renewed on their existing space with a lease expiration in 2023 and agreed to expand into Jones, Day, Reavis & Pogue’s space consisting of the entire 43rd floor in March 2007 and the entire 44th floor in March 2009.
(4)	Jones, Day, Reavis & Pogue has indicated that they do not intend to renegotiate their lease after the current term. A master lease (the “Jones Day Master Lease”) was entered with Maguire Properties, L.P. with respect to this space at a rate of $42.50 full service gross. The mortgagee will release the Jones Day Master Lease under the following conditions: A newly executed lease(s) yielding comparable gross rent payments on minimum 5-year terms, (ii) Borrower entering into leases on the Jones Day space (or any portion thereof) at rents sufficient to achieve a minimum DSC ratio equal to 1.20x based on a 30-year amortization schedule, (iii) the underwritten net cashflow supports a minimum 1.20x DSC ratio based on a 30-year amortization schedule without giving credit to the Jones Day Master Lease or (iv) 5 years from origination.
(5)	Under the terms of multiple leases, approximately 2,000 square feet expire on a month to month basis and approximately 83,966 square feet expire in April 2014.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	8	$30.80	213,402	16.2%	16.2%	21.7%	21.7%
2007	5	$18.57	109,950	8.4%	24.6%	6.7%	28.4%
2008	2	$22.35	4,442	0.3%	25.0%	0.3%	28.8%
2009	2	$27.38	10,573	0.8%	25.8%	1.0%	29.7%
2010	0	$0.00	0	0.0%	25.8%	0.0%	29.7%
2011	1	$26.02	576,516	43.9%	69.7%	49.5%	79.2%
2012	0	$0.00	0	0.0%	69.7%	0.0%	79.2%
2013	1	$27.51	138,776	10.6%	80.2%	12.6%	91.8%
2014	1	$12.31	83,966	6.4%	86.6%	3.4%	95.2%
2015	0	$0.00	0	0.0%	86.6%	0.0%	95.2%
2016	0	$0.00	0	0.0%	86.6%	0.0%	95.2%
Thereafter	1	$11.51	126,003	9.6%	96.2%	4.8%	100.0%
Vacant	0	NA	49,781	3.8%	100.0%	0.0%	100.0%
*	Calculated based upon the approximate square footage occupied by each tenant

The Gas Company Tower

•	The Loan. The Mortgage Loan (“The Gas Company Tower Loan”) is secured by a first mortgage encumbering an office building located in Los Angeles, California. The Gas Company Tower Loan represents approximately 6.4% of the Cut-Off Date Pool Balance. The Gas Company Tower Loan was originated on August 7, 2006, and has a principal balance as of the Cut-Off Date of $229,000,000. The Gas Company Tower Loan, which is evidenced by a pari passu note, dated August 7, 2006, is a portion of a whole loan with an original principal balance of $458,000,000. The other loan related to The Gas Company Tower loan is evidenced by a separate note, dated August 7, 2006 (“The Gas Company Tower Pari Passu Companion Loan” and together with The Gas Company Tower Loan, “The Gas Company Tower Whole Loan”), with an original principle balance of $229,000,000. The Gas Company Tower Pari Passu Companion Loan will not be an asset of the Trust Fund. The Gas Company Tower Loan and The Gas Company Tower Pari Passu Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2006-LDP8 transaction, as described under “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” in the Prospectus Supplement. The Gas Company Tower Loan provides for interest-only payments for the entire term.

The Gas Company Tower Loan has a remaining term of 118 months and matures on September 11, 2016. The Gas Company Tower Loan may be prepaid on or after May 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrowers. The borrowers are Maguire Properties-555 W. Fifth, LLC and Maguire Properties-350 S. Figueroa, LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Gas Company Tower Loan. The sponsor of the borrowers is Maguire Properties L.P., a Maryland limited partnership, of which Maguire Properties, Inc. (“Maguire Properties”) is the sole general partner. Maguire Properties, a publicly traded REIT (NYSE: MPG), is one of the nation’s largest developers of institutional quality office and mixed-use properties. As of June 24, 2006, Maguire Properties was trading on the NYSE at $36.80 per share with a market capitalization of $1.70 billion. Maguire Properties owns approximately 14.8 million square feet of office space contained within 23 properties, as well as one 350-room hotel.

•	The Property. The Mortgaged Property is an approximately 1,313,409 square foot Class “A” office building located in the central part of the downtown Los Angeles, California market area which is anchored by the central business district (CBD). Included in the collateral is the World Trade Center garage, an off-site 6-story parking garage which is available to The Gas Company Tower tenants and provides a total of 1,193 additional spaces. The Gas Company Tower features an additional seven-level subterranean garage underneath with 979 spaces. The 54-story office building, which is comprised predominately of single-tenant floors and concourse levels with retail shops and a bank, is one of the premier office buildings in downtown Los Angeles. The lobby features a 26-foot high vaulted wood ceiling and a fountain. The Mortgaged Property features Indiana limestone walls, patterned marble/granite floors, and state-of-the-art HVAC and security systems. The Gas Company Tower has a cutting edge architectural design and flexibility, which allows for large single- and multi-tenant floor plates and panoramic views of the greater Los Angeles basin. The Mortgaged Property was constructed in 1991. As of May 31, 2006, the occupancy rate for the Mortgaged Property securing The Gas Company Tower Loan was approximately 96.2%.

The Mortgaged Property is currently leased to multiple tenants including Southern California Gas Company (“SCGC”). SCGC is a principal subsidiary of Sempra Energy, which is publicly traded on the NYSE (SRE). As of September 11, 2006, Sempra Energy was rated “Baa1” (Moody’s), “BBB+” (S&P) and “A” (Fitch). In occupancy since 1991, SCGC currently occupies 576,516 square feet (or approximately 43.9% of the net rentable area) at The Gas Company Tower. The SCGC lease expires in November 2011 and includes six 5-year renewal options. Founded in 1886 and

The Gas Company Tower

headquartered at The Gas Company Tower, Southern California Gas Company is the nation’s largest natural gas distribution utility, serving 19.5 million people. SCGC distributes natural gas to 5.4 million residential, commercial, and industrial customers throughout the southern half of California. SCGC owns and operates more than 95,000 miles of gas distribution mains and service lines, as well as nearly 3,000 miles of transmission and storage pipeline. In total, the company delivers nearly 1 trillion cubic feet of gas annually, or 5% of all the natural gas delivered in the United States. The utility also owns gas transmission compressor stations and underground storage facilities. With 6,448 employees, SCGC generated over $3.9 billion in revenues in 2004 and net income of $233 million, which represented an 11% increase over 2003.

Additional tenants in the building include three major law firms in the United States: Morrison & Foerster LLP (“MoFo”), Sidley Austin LLP (“Sidley”) and Latham & Watkins. MoFo is a leading United States-based law firm that offers comprehensive legal services to domestic and international clients, specializing in financial services, life sciences, technology and intellectual property. Founded in San Francisco in 1883, MoFo employs over 1,000 attorneys in nineteen offices at various locations in the United States and international offices in Beijing, Brussels, Hong Kong, London, Shanghai, Singapore and Tokyo. MoFo was named a Top Ten IPO law firm by IPO Vital Signs in 2004. Sidley is one of the world’s largest law firms. With over 1,600 lawyers and 15 offices in North America, Europe and Asia, Sidley has a significant capital markets practice and a broad transactional practice. The company’s practice disciplines include corporate and securities, mergers and acquisitions, securitization, intellectual property, funds and other pooled investments, bankruptcy and corporate reorganization, bank and commercial lending, public finance, real estate, tax and employee benefits.

•	Lockbox Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

•	Management. Maguire Properties, L.P., the sponsor, is the property manager for the Mortgaged Property securing The Gas Company Tower Loan.

1180 Peachtree Street

1180 Peachtree Street

1180 Peachtree Street

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$193,850,000
Percentage of Cut-Off Date Pool Balance		5.4%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		GE Pension Trust
Type of Security		Fee
Mortgage Rate		5.690%
Maturity Date		October 11, 2016
Amortization Type		Interest-Only
Interest Only Period		120
Original Term / Amortization		120 / IO
Remaining Term / Amortization		120 / IO
Lockbox		Yes

Up-Front Reserves
TI/LC	$3,600,000
Rent Abatement Reserve(1)	$861,699

Ongoing Annual Reserves
Tax/Insurance(2)	Springing
Replacement(3)	$66,971

Additional Financing(4)		None

Cut-Off Date Balance		$193,850,000
Cut-Off Date Balance/SF		$289
Cut-Off Date LTV		70.5%
Maturity Date LTV		70.5%
UW DSCR on NCF		1.39x
(1)	Represents the total rent concession for tenants which have a full or partial abatement of rent. The reserve will be released on a per tenant basis at such time that (a) the tenant has commenced paying unabated rent and (b) the borrower has provided an estoppel acceptable to the mortgagee.
(2)	Ongoing monthly tax and insurance reserves will be required upon an event of default or upon certain other conditions as described in the related Mortgage Loan documents.
(3)	Commencing November 2008.
(4)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 75.0% and a combined minimum DSC ratio of 1.20x as described in the related Mortgage Loan documents.
(5)	Including additional space required to be occupied in the future (no later than September 2009) by certain existing tenants, the Mortgaged Property is currently approximately 86.5% leased.

Property Information
Number of Mortgaged Properties	1
Location	Atlanta, GA
Property Type	Office – CBD
Size (SF)	669,711
Occupancy as of August 1, 2006(5)	80.7%
Year Built / Year Renovated	2006 / NA
Appraised Value	$275,000,000
Property Management	Hines Interests Limited Partnership
UW Economic Occupancy	90.0%
UW Revenues	$23,009,207
UW Total Expenses	$7,548,874
UW Net Operating Income (NOI)	$15,460,333
UW Net Cash Flow (NCF)	$15,350,694

1180 Peachtree Street

Tenant Summary
Tenant	Ratings Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
King & Spalding(1)	NR/NR/NR	418,340	62.5%	$23.86	$9,981,592	79.4%	March 2021
Navigant	NR/NR/NR	15,885	2.4	$20.50	325,643	2.6	April 2014
Allsteel	NR/NR/NR	15,769	2.4	$18.50	291,727	2.3	June 2018
Earnest Partners(2)	NR/NR/NR	13,762	2.1	$23.60	324,783	2.6	November 2016
Trois	NR/NR/NR	13,545	2.0	$24.11	326,570	2.6	October 2016

Total Major Tenants		477,301	71.3%	$23.57	$11,250,315	89.4%
Non-Major Tenants		63,040	9.4	$21.07	1,328,444	10.6

Occupied Total		540,341	80.7%	$23.28	$12,578,758	100.0%

Vacant Space		129,370	19.3

Property Total		669,711	100.0%

(1)	Per the terms of their lease, King & Spalding is required to take on an additional 21,904 square feet by April 2009. Upon occupancy of this space, the tenant will occupy approximately 65.7% of the net rentable area through March 2021.
(2)	Per the terms of their lease, Earnest Partners is required to take on an additional 3,228 square feet by March 2009. Upon occupancy of this space, the tenant will occupy approximately 2.5% of the net rentable area through November 2016.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2007	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2008	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2009	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2010	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2011	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2012	1	$18.75	3,562	0.5%	0.5%	0.5%	0.5%
2013	0	$0.00	0	0.0%	0.5%	0.0%	0.5%
2014	1	$20.50	15,885	2.4%	2.9%	2.6%	3.1%
2015	1	$17.25	10,244	1.5%	4.4%	1.4%	4.5%
2016	9	$24.90	56,071	8.4%	12.8%	11.1%	15.6%
Thereafter	23	$23.35	454,579	67.9%	80.7%	84.4%	100.0%
Vacant	0	NA	129,370	19.3%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

1180 Peachtree Street

•	The Loan. The Mortgage Loan (the “1180 Peachtree Street Loan”) is secured by a first fee deed to secure debt encumbering an office building located in Atlanta, Georgia. The 1180 Peachtree Street Loan represents approximately 5.4% of the Cut-Off Date Pool Balance. The 1180 Peachtree Street Loan was originated on September 22, 2006, and has a principal balance as of the Cut-Off Date of $193,850,000. The 1180 Peachtree Street Loan provides for interest-only payments for the entire loan term.

The 1180 Peachtree Street Loan has a remaining term of 120 months and matures on October 11, 2016. The 1180 Peachtree Street Loan may be prepaid on or after July 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is 1180 Peachtree Office Investors, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1180 Peachtree Street Loan. The sponsor of the borrower is the General Electric Pension Trust (the “GE Trust”). The GE Trust is a contributory defined plan for the benefit of eligible employees of General Electric Company (“GE”) and its participating affiliate companies. The plan invests its funds through GE Trust, which reports assets in excess of $50 billion. The trustees of the GE Trust are officers of GE Asset Management (“GEAM”), a wholly owned subsidiary of GE. GEAM has been responsible for handling the real estate investments of GE since 1953, and currently manages in excess of $6 billion in real estate assets worldwide.

•	The Property. The Mortgaged Property is an approximately 669,711 square foot office building situated on approximately 2.4 acres. The Mortgaged Property was constructed in 2006. The Mortgaged Property is located in Atlanta, Georgia. As of August 1, 2006, the occupancy rate for the Mortgaged Property securing the 1180 Peachtree Street Loan was approximately 80.7%. Including additional space required to be occupied in the future by certain existing tenants, the Mortgaged Property is approximately 86.5% leased.

The largest tenant is King & Spalding L.L.P. (“King & Spalding”), occupying approximately 418,340 square feet, or approximately 62.5% of the net rentable area. King & Spalding is obligated to occupy an additional 21,904 square feet or 3.3% of the net rentable area by April 2009. King & Spalding is a large law firm with over 800 attorneys, servicing multinational corporations, as well as small and mid-size regional companies. In addition to its world headquarters location in the Mortgaged Property where it employs approximately 450 attorneys, King & Spalding operates offices in Houston, London, New York and Washington, DC. The King & Spalding leases expire in March 2021. The second largest tenant is Navigant Consulting, Inc. (“Navigant”), who as of January 2007 will occupy approximately 15,885 square feet, or approximately 2.4% of the net rentable area. Navigant is a specialized independent consulting firm providing litigation, financial, restructuring, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Navigant lease expires in April 2014. The third largest tenant is Allsteel Inc. (“Allsteel”), occupying approximately 15,769 square feet, or approximately 2.4% of the net rentable area. Allsteel designs, builds and delivers office furniture and is one of the largest office furniture manufacturers in North America. Allsteel is a subsidiary of HNI Corporation (“HNI”) which is a leading U.S. manufacturer of office furniture. The Allsteel lease expires in June 2018.

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

•	Management. Hines Interests Limited Partnership (“Hines”), a subsidiary of Hines Development, was the original developer and continues to serve as the property manager for the Mortgaged Property securing the 1180 Peachtree Street Loan. Hines is a privately owned, international real estate firm with a presence in more than 85 cities and 15 countries and has provided services for nearly 50 years. Hines controls assets valued at approximately $12.5 billion with a portfolio of projects under way consisting of almost 900 properties and over 93 million square feet under management.

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Montclair Plaza

Montclair Plaza

Montclair Plaza

Loan Information
Mortgage Loan Seller		Wachovia
Cut-off Date Balance		$190,000,000
Percentage of Cut-Off Date Pool Balance		5.3%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor	General Growth Properties, Inc.
Type of Security		Fee
Free Release(1)		Yes
Mortgage Rate		5.788%
Maturity Date		September 11, 2011
Amortization Type		Interest-Only
Interest-Only Period		60
Original Term / Amortization		60 / IO
Remaining Term / Amortization		59 / IO
Lockbox		Yes
Shadow Rating (Moody’s/S&P/Fitch)(2)		Baa3/BBB-/BBB-

Up-Front Reserves	None

Ongoing Annual Reserves
Tax/Insurance(3)	Springing
Replacement(4)	Springing
TI/LC(5)	Springing

Additional Financing(6)	B-Note	$75,000,000

	Trust Asset	Whole Mortgage Loan
Cut-Off Date Balance	$190,000,000	$265,000,000
Cut-Off Date Balance/SF	$217	$303
Cut-Off Date LTV	50.1%	69.8%
Maturity Date LTV	50.1%	69.8%
UW DSCR on NCF	1.89x	1.36x
(1)	The Montclair Plaza Loan allows for the free release of the anchor release parcel and all the improvements thereon subject to certain requirements specified in the related Mortgage Loan documents including: (i) delivery of a payment guaranty in the amount of $15,000,000 to be provided by GGP LP, (ii) a DSC ratio test of at least 1.35x on the whole loan amount of $265,000,000 and (iii) a NOI test of at least $20,800,000 for the twelve month period immediately prior to the release. In addition, the Montclair Plaza Loan allows for the free release of a vacant unimproved parcel subject to certain conditions specified in the related Mortgage Loan documents.
(2)	Moody’s, S&P and Fitch have confirmed that the Montclair Plaza Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.
(3)	Ongoing tax and insurance reserves will be required upon an event of default as described in the related Mortgage Loan documents.
(4)	An annual deposit of $150,615 to the replacement reserve account springs into effect upon the occurrence of certain trigger events as described in the related Mortgage Loan documents, and is capped at $154,215.
(5)	An annual deposit of $437,150 to the TI/LC reserve springs into effect upon the occurrence of certain trigger events as described in the related Mortgage Loan documents, and is capped at $437,150.
(6)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 70.0% and a combined minimum DSC ratio of 1.30x as described in the related Mortgage Loan documents. Unsecured debt is permitted up to 7.5% of the original loan amount.
(7)	The calculation of occupancy percentage excludes the vacant anchor pad of approximately 145,820 square feet formerly owned and occupied by Macy’s, and recently purchased by General Growth Properties, Inc. (“GGP”). Including this space, the occupancy percent would be approximately 82.6%.

Property Information
Number of Mortgaged Properties	1
Location	Montclair, CA
Property Type	Retail – Anchored
Size (SF)	875,085
Occupancy as of July 27, 2006(7)	99.1%
Year Built / Year Renovated	1968 / 1997
Appraised Value	$379,500,000
Property Management	General Growth Management, Inc.
UW Economic Occupancy	97.5%
UW Revenues	$29,516,823
UW Total Expenses	$8,258,217
UW Net Operating Income (NOI)	$21,258,605
UW Net Cash Flow (NCF)	$20,789,943

Montclair Plaza

Tenant Summary
Tenant	Ratings(1) Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area		Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Anchor Tenants - ANCHOR OWNED
Macy's	Baa1/BBB/NR	183,301			ANCHOR OWNED - NOT PART OF COLLATERAL
Sears	Ba1/BB+/BB	174,675			ANCHOR OWNED - NOT PART OF COLLATERAL
Nordstrom	Baa1/A/A-	119,511			ANCHOR OWNED - NOT PART OF COLLATERAL

Total Anchor Owned		477,487

Anchor Tenants - Collateral
JCPenney	Baa3/BBB-/BBB-	179,708	20.5%		$0.24	$43,130	0.3%	June 2011

Total Anchor Tenants - Collateral		179,708	20.5%		$0.24	$43,130	0.3%
Top 5 Non-Anchor Tenants
Circuit City	NR/NR/NR	40,881	4.7%		$8.81	$360,162	2.3%	February 2015
Linens 'n Things (Ground Lease)	NR/B/NR	35,208	4.0		$17.24	606,986	3.8	January 2012
Barnes & Noble	NR/NR/NR	28,000	3.2		$21.43	600,040	3.8	January 2017
Ninety Nine Cent Only Stores	NR/NR/NR	18,782	2.1		$8.09	151,946	1.0	January 2012
Elephant Bar (Ground Lease)	NR/NR/NR	13,500	1.5		$13.69	184,815	1.2	November 2021

Total Top 5 Non-Anchor Tenants		136,371	15.6%		$13.96	$1,903,949	12.0%
Non-Major Tenants		406,709	46.5		$34.07	13,856,180	87.7

Occupied Collateral Total		722,788	99.1	%(2)	$21.86	$15,803,259	100.0%

In-Line Vacant Space		6,477	0.9
Vacant Anchor Pad(3)		145,820

Collateral Total		875,085	100.0%

Property Total		1,352,572

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The occupancy percentage is calculated exclusive of the vacant anchor pad, formerly owned and occupied by Macy's. Including this space, the occupancy percent would be approximately 82.6%.
(3)	In July 2006, GGP purchased the anchor pad formerly owned and occupied by Macy's.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring(1)	Cumulative % of SF Expiring(1)	% of Base Rent Expiring(1)	Cumulative % of Base Rent Expiring(1)
2006	30	$27.09	93,187	12.8%	12.8%	16.0%	16.0%
2007	30	$25.34	62,702	8.6%	21.4%	10.1%	26.0%
2008	20	$30.12	60,341	8.3%	29.7%	11.5%	37.5%
2009	14	$45.04	30,234	4.1%	33.8%	8.6%	46.1%
2010	14	$48.04	26,945	3.7%	37.5%	8.2%	54.3%
2011	11	$4.84	202,238	27.7%	65.2%	6.2%	60.5%
2012	7	$18.01	61,952	8.5%	73.7%	7.1%	67.6%
2013	15	$44.54	31,054	4.3%	78.0%	8.8%	76.3%
2014	14	$36.27	29,465	4.0%	82.0%	6.8%	83.1%
2015	9	$20.90	73,263	10.0%	92.1%	9.7%	92.8%
2016	4	$35.72	9,907	1.4%	93.4%	2.2%	95.0%
Thereafter	2	$18.91	41,500	5.7%	99.1%	5.0%	100.0%
Vacant(2)	0	NA	6,477	0.9%	100.0%	0.0%	100.0%
(1)	Calculated based upon approximate square footage occupied by each tenant.
(2)	Calculation excludes the approximately 145,820-square foot vacant anchor pad GGP purchased in July 2006, which was formerly owned and occupied by Macy's.

Montclair Plaza

•	The Loan. The Mortgage Loan (the “Montclair Plaza Loan”) is secured by a first mortgage encumbering a regional mall located in Montclair, California. The Montclair Plaza Loan represents approximately 5.3% of the Cut-Off Date Pool Balance. The Montclair Plaza Loan was originated on August 14, 2006 and has a principal balance as of the Cut-Off Date of $190,000,000. The Montclair Plaza Loan is a portion of a whole loan with an original principal balance of $265,000,000. The other loan related to the Montclair Plaza Loan is evidenced by a separate subordinate note, dated August 14, 2006 (the “Montclair Plaza Subordinate Companion Loan” and together with the Montclair Plaza Loan, the “Montclair Plaza Whole Loan”), with an original principal balance of $75,000,000. The Montclair Plaza Subordinate Companion Loan will not be an asset of the Trust Fund. The Montclair Plaza Loan and the Montclair Plaza Subordinate Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under “DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans” and will be serviced pursuant to the terms of the pooling and servicing agreement. The Montclair Plaza Loan provides for interest-only payments for its entire term.

The Montclair Plaza Loan has a remaining term of 59 months and matures on September 11, 2011. The Montclair Plaza Loan may be prepaid on or after March 11, 2011, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is Montclair Plaza, L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Montclair Plaza Whole Loan. The sponsor of the borrower is General Growth Properties, Inc. (“GGP”), a publicly traded real estate investment trust. GGP and its predecessor companies have been in the shopping center business for over fifty years. GGP owns, develops, operates and/or manages shopping malls in 44 states and is one of the largest third-party managers for owners of regional malls. As of March 2006, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling approximately 200 million square feet of retail space.

•	The Property. The Mortgaged Property is an approximately 875,085 square foot portion of a regional mall situated on approximately 78.0 acres. The Mortgaged Property was constructed in 1968 and renovated in 1997. The Mortgaged Property is located in Montclair, California within the Riverside-San Bernardino-Ontario, California metropolitan statistical area. As of July 27, 2006, the occupancy rate for the Mortgaged Property securing the Montclair Plaza Loan was approximately 99.1%. This occupancy percentage does not include the vacant anchor pad formerly occupied by Macy’s prior to its relocation to the former Robinsons-May space at the Mortgaged Property.

•	The largest tenant is JCPenney Company, Inc. (“JCPenney”), occupying approximately 179,708 square feet, or approximately 20.5% of the net rentable area. JCPenney operates 1,019 department stores throughout the United States and Puerto Rico, selling family apparel, jewelry, shoes, accessories and home furnishings to customers through department stores, catalog and the internet. As of September 28, 2006, JCPenney was rated “Baa3” (Moody’s), “BBB-” (S&P) and “BBB-” (Fitch). The JCPenney lease expires in June 2011. The second largest tenant is Circuit City Stores, Inc. (“Circuit City”), occupying approximately 40,881 square feet, or approximately 4.7% of the net rentable area. Circuit City is a specialty retailer of consumer electronics, home office products, entertainment software and related services. The Circuit City lease expires in February 2015. The third largest tenant is Linens ’n Things, Inc. (“Linens ’n Things”), occupying approximately 35,208 square feet under a ground lease, or approximately 4.0% of the net rentable area. Linens ’n Things is one of the leading, national retailers of home textiles, housewares and decorative home accessories. Linens ’n Things operates over 500 stores in 47 states and six Canadian provinces. As of September 28, 2006, Linens ’n Things was rated “B” (S&P). The Linens ’n Things lease expires in January 2012.

•	Lock Box Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

Montclair Plaza

•	Release. The borrower may obtain the release of the vacant anchor parcel, containing approximately 145,820 square feet. In connection with such partial release (i) GGP LP, an affiliate of the borrower and the sponsor, must provide a guaranty in the amount of $15,000,000, (ii) the net operating income must be a minimum of $20,800,000, (iii) the DSC ratio with respect to the whole mortgage debt amount of $265,000,000 must be at least 1.35x on an interest only basis, (iv) the borrower is required to provide an opinion of counsel that the proposed release will not adversely affect the REMIC status of the Trust Fund and (v) no event of default under the related Mortgage Loan documents has occurred and is continuing.

•	Management. General Growth Management, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Montclair Plaza Loan.

Four Seasons Resort and Club – Dallas, TX

Four Seasons Resort and Club – Dallas, TX

Four Seasons Resort and Club – Dallas, TX

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$175,000,000
Percentage of Cut-Off Date Pool Balance		4.9%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		GFW Trust & GFW II Trust
Type of Security		Fee and Leasehold
Partial Release		Yes
Mortgage Rate		6.230%
Maturity Date		September 11, 2016
Amortization Type		Interest-Only
Interest Only Period		120
Original Term / Amortization		120 / IO
Remaining Term /Amortization		119 / IO
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes
FF&E(1)	$14,500,000

Ongoing Annual Reserves
Tax/Insurance	Yes
FF&E(2)	Yes

Additional Financing(3)	Subordinate Non-Pooled Component	$8,000,000
	Mezzanine Debt	$31,130,000

	Pooled Trust Mortgage Asset	Trust Mortgage Asset

Cut-Off Date Balance	$175,000,000	$183,000,000
Cut-Off Date Balance/Room	$490,196	$512,605
Cut-Off Date LTV	76.4%	79.9%
Maturity Date LTV	76.4%	79.9%
UW DSCR on NCF	1.51x	1.41x
(1)	Reserve to fund budgeted rooms, common area, and golf course expenditures.
(2)	Waived the first 2 years, then must deposit the difference between 4% of prior month’s gross revenues and the actual amount required to be reserved under the Management Agreement, commencing in September 2008.
(3)	Future mezzanine debt is permitted once all existing mezzanine debt has been retired in full and subject to an intercreditor agreement. The combined LTV ratio of the Mortgage Loan and the mezzanine loan shall not exceed 90.0%, and the DSC ratio shall be not less 1.10x.
(4)	Trailing 12-month occupancy.

Property Information
Number of Mortgaged Properties	1
Location	Irving, TX
Property Type	Hospitality – Full Service
Size (Rooms)	357
Occupancy as of July 22, 2006(4)	74.3%
Year Built / Year Renovated	1986 / 2001
Appraised Value	$229,000,000
Property Management	Four Seasons Hotels Limited
UW Economic Occupancy	74.0%
UW Revenues	$76,152,539
UW Total Expenses	$57,927,119
UW Net Operating Income (NOI)	$18,225,420
UW Net Cash Flow (NCF)	$16,702,369

Four Seasons Resort and Club – Dallas, TX

Facility Summary
Guestroom Mix	No. of Rooms
Superior Room	249
Deluxe Room	49
Villa Room	44
Tower Suites	5
Tower Specialty Suites	4
Villa Suites	4
Villa Specialty Suites	2
Villa Rooms (Under Construction)	35
Villa Suites (Under Construction)	5

Total	397

Meeting/Ballroom Spaces	Square Feet
Four Seasons Ballroom	8,000
Las Colinas (East and West)	3,024
Amphitheater	2,021
Conference Rooms	7,465
Breakout Rooms	1,365
Boardroom	841
The Gallery	1,180
Second Level Conference Rooms	3,674
Indoor/Outdoor Pavilion	6,800

Total	34,370

Food and Beverage
Café on the Green
Racquets
Terrace Lounge
The Game Bar
Cabana
Club Lounge

Other Amenities
Sports Club
Country Club
Health Spa
Outdoor Pool
Whirlpool
Golf Course
Indoor/Outdoor Tennis Courts
Parking

Financial Schedule
Year	2006
Latest Period	6 months Annualized 7/31/2006
Occupancy	77.40%
ADR	$258.75
REVPAR	$200.29
UW Occupancy	74.0%
UW ADR	$258.00
UW REVPAR	$190.92

Four Seasons Resort and Club – Dallas, TX

•	The Loan. The Mortgage Loan (the “Four Seasons Resort and Club – Dallas, TX Loan”) is secured by a first mortgage encumbering a 357-room, with 40 rooms under construction, Class “A” full-service hotel located in Irving, Texas. The Four Seasons Resort and Club – Dallas, TX Loan was originated on August 31, 2006, and has a principal balance as of the Cut-Off Date of $183,000,000. The Four Seasons Resort and Club – Dallas, TX Loan is split into a pooled component (the “Four Seasons – Dallas, TX Pooled Component”), with a principal balance of $175,000,000, representing 4.9% of the Cut-Off Date Pool Balance, that supports distributions on the certificates (other than the Class FS Certificates) and a non-pooled component (the “Four Seasons – Dallas, TX Non-Pooled Component”), with a principal balance of $8,000,000, that supports only the Class FS Certificates, which are not being offered pursuant to the Prospectus Supplement. The Four Seasons Resort and Club – Dallas, TX Loan provides for interest-only payments for the entire loan term.

The Four Seasons Resort and Club – Dallas, TX Loan has a remaining term of 119 months and matures on September 11, 2016. The Four Seasons Resort and Club – Dallas, TX Loan may be prepaid on or after May 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is BF Las Colinas, LP, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Four Seasons Resort and Club – Dallas, TX Loan. The sponsors are GFW Trust and GFW II Trust, which are both affiliates of Bentley Forbes Holdings LLC.

Bentley Forbes Holdings LLC is a privately owned commercial real estate investment company focused on the acquisition, disposition and management of both single tenant and multi-tenant commercial real estate properties throughout the United States. Four of their recent acquisitions in Texas include: AmeriCredit, a three-story Class “A” office building totaling approximately 250,000 square feet in Arlington; Budget Group, Inc., a single tenant office totaling approximately 69,300 square feet in North Dallas; Preston Commons, a multi-tenant class “A” three building property totaling approximately 418,604 square feet in Dallas; and Sterling Plaza a multi-tenant 19-story Class “A” property totaling approximately 302,747 square feet in Dallas. Additionally, Bentley Forbes recently acquired the approximately 2.2 million square foot Prudential Plaza Towers in Chicago. The company’s acquisitions focus is on office, industrial and retail property types. The company owns a commercial real estate portfolio of over 60 properties with an estimated aggregate market value exceeding $1 billion.

•	The Property. The Mortgaged Property is a 9-story, class “A” full-service hotel located in Irving, Texas encompassing a gross building area of approximately 557,620 square feet. Since its construction in 1986, Four Seasons Resort and Club – Dallas, TX has been recognized as a unique luxury asset and is currently one of the five AAA Five Diamond rated hotels in Texas. The Mortgaged Property includes such amenities as an award winning spa with 16 treatment rooms, approximately 34,370 square feet of meeting space, four swimming pools, six upscale restaurants/lounges, a private country club with approximately 1,600 members, an approximately 176,000 square foot state of the art sports facility, two championship golf courses (TPC and Cottonwood Valley) and the Byron Nelson Golf School. Since 1986, the golf course has hosted the annual Byron Nelson Open which is a part of the PGA tour and draws an estimated 250,000 visitors to the Mortgaged Property each year. Other amenities include both indoor and outdoor tennis facilities, racquetball and squash courts. The Mortgaged Property underwent renovation from 1999 to 2005 including construction of a ballroom and additional parking garage, renovation of the primary restaurant cafe, locker room renovation, construction of the spa and salon, clubhouse renovation, and meeting space renovation. The hotel has just completed a renovation that has added an additional 40 villa rooms adjacent to the 18th hole on the TPC golf course. As of July 22, 2006, the trailing 12-month occupancy rate for the Mortgaged Property was approximately 74.3%.

Four Seasons Resort and Club – Dallas, TX

•	Partial Release. The borrower may cause the release of an approximately 7.7 acre parcel of unimproved land. If the parcel is released to a third party during the first 24 months from origination, the related Mortgage Loan documents require a pay-down of the Four Seasons Resort and Club – Dallas, TX Loan sufficient to provide a maximum 80.0% LTV ratio on the remaining Mortgaged Property.

Additionally, the borrower may release parcels of land not exceeding approximately 9 acres that generally contain one of the pools for the Mortgaged Property and several tennis courts. The borrower must construct at its own cost, exclusive of any Reserve Funds, replacement improvements of quality, size, function, fit and finish equal to, or greater than, the improvements located on the parcel being released as of origination, all as reasonably acceptable to the mortgagee. Such improvements shall be located on the Mortgaged Property in a configuration, proximity and convenience at least comparable to such locations as the replacement improvements. Said release shall be accompanied with a payment of 120% of the appraised value if before September 11, 2008 (110% if released after September 11, 2008) plus any applicable prepayment penalty.

•	Ground Lease. The Mortgaged Property is subject to a ground lease for approximately 96 acres of the Mortgaged Property. The ground lease expires in December of 2010 and includes two extension options, the first for 10 years and the second for 16 years.

•	Lockbox Account. All revenue with respect to the Mortgaged Property will be deposited into a borrower-designated lockbox account.

•	Management. Four Seasons Hotels Limited (“Four Seasons”) is the property manager for the Mortgaged Property securing the Four Seasons Resort and Club – Dallas, TX Loan. Founded in 1960, Four Seasons has followed a targeted course of expansion, opening hotels in major city centers and desirable resort destinations around the world. The company manages 70 luxury hotels and resorts in more than 30 countries. The majority of the properties are operated under the Four Seasons name, with others under the Regent Hotels name. Four Seasons Hotels, Inc. is publicly-traded (NYSE: FS; Toronto: FSH) and has a market capitalization of $2.08 billion as of July 20, 2006.

311 South Wacker

311 South Wacker

311 South Wacker

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$158,600,000
Percentage of Cut-Off Date Pool Balance		4.4%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsors	Mark Karasick, Fremont Capital, Shorenstein Realty Investors
Type of Security		Fee
Mortgage Rate		6.570%
Maturity Date		August 11, 2016
Amortization Type		Balloon
Interest Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		118 / 360
Lockbox		Yes

Up-Front Reserves
Insurance	Yes
TI/LC(1)	$20,000,000
Debt Service Reserve(1)	$2,000,000
Outstanding Tenant Allowance(2)	$15,397,739
Free Rent	$6,028,632

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement(3)	$128,100
TI/LC(4)	$640,500

Additional Financing(5)	Pari Passu Debt	$85,400,000

		Pari Passu Notes(6)
Cut-Off Date Balance		$244,000,000
Cut-Off Date Balance/SF		$190
Cut-Off Date LTV		79.5%
Maturity Date LTV		74.9%
UW DSCR on NCF		1.20x
(1)	Funds will be released to the borrower for the payment of tenant improvement and leasing commission costs. Any unused portion of the TI/LC reserve or the debt service reserve will be released to the borrower upon the achievement of a DSC ratio of at least 1.20x for four consecutive quarters.
(2)	Escrow funded upfront for the landlord’s currently outstanding TI/LC obligations with respect to certain recently signed leases.
(3)	Annual deposits of $128,100 to the replacement reserve commence in August 2010.
(4)	Annual deposits of $640,500 to the TI/LC reserve commence in August 2010, and are capped at $2,000,000.
(5)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 75.0% and a combined minimum DSC ratio of 1.20x as described in the related Mortgage Loan documents.
(6)	LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of or debt service on the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan.

Property Information
Number of Mortgaged Properties	1
Location	Chicago, IL
Property Type	Office – CBD
Size (SF)	1,281,000
Occupancy as of August 1, 2006	71.3%
Year Built / Year Renovated	1990 / 2001
Appraised Value	$307,000,000
Property Management	CB Richard Ellis, Inc.
UW Economic Occupancy	90.0%
UW Revenues	$50,273,176
UW Total Expenses	$25,991,193
UW Net Operating Income (NOI)	$24,281,983
UW Net Cash Flow (NCF)	$22,325,965

311 South Wacker

Tenant Summary
Tenant	Ratings* Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Freeborn & Peters LLP	NR/NR/NR	109,977	8.6%	$21.75	$2,392,000	11.3%	November 2022
Duff & Phelps, LLC	NR/NR/NR	81,996	6.4	$19.48	1,597,282	7.5	September 2021
First Industrial Realty Trust	NR/BBB/BBB	66,064	5.2	$14.25	941,412	4.4	June 2018
CB Richard Ellis	Ba1/BB+/NR	45,274	3.5	$22.50	1,018,503	4.8	November 2014
Reuters	A3/A-/A-	44,808	3.5	$20.50	918,564	4.3	May 2008

Total Major Tenants		348,119	27.2%	$19.73	$6,867,761	32.3%
Non-Major Tenants		565,078	44.1	$25.43	14,367,233	67.7

Occupied Total		913,197	71.3%	$23.25	$21,234,994	100.0%

Vacant Space		367,803	28.7

Property Total		1,281,000	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	6	$10.90	34,240	2.7%	2.7%	1.8%	1.8%
2007	3	$18.92	31,432	2.5%	5.1%	2.8%	4.6%
2008	10	$22.28	91,106	7.1%	12.2%	9.6%	14.1%
2009	10	$32.33	79,529	6.2%	18.4%	12.1%	26.2%
2010	9	$34.19	86,942	6.8%	25.2%	14.0%	40.2%
2011	9	$30.01	57,298	4.5%	29.7%	8.1%	48.3%
2012	6	$25.24	38,073	3.0%	32.7%	4.5%	52.8%
2013	1	$44.00	4,083	0.3%	33.0%	0.8%	53.7%
2014	4	$23.40	80,411	6.3%	39.3%	8.9%	62.6%
2015	6	$15.76	61,257	4.8%	44.1%	4.5%	67.1%
2016	4	$25.80	79,667	6.2%	50.3%	9.7%	76.8%
Thereafter	11	$18.32	269,159	21.0%	71.3%	23.2%	100.0%
Vacant	0	NA	367,803	28.7%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

311 South Wacker

•	The Loan. The Mortgage Loan (the “311 South Wacker Loan”) is secured by a first deed of trust encumbering an office building located in Chicago, Illinois. The 311 South Wacker Loan represents approximately 4.4% of the Cut-Off Date Pool Balance. The 311 South Wacker Loan was originated on August 10, 2006 and has a principal balance as of the Cut-Off Date of $158,600,000. The 311 South Wacker Loan, which is evidenced by a pari passu note, dated August 10, 2006, is a portion of a whole loan with an original principal balance of $244,000,000. The other loan related to the 311 South Wacker Loan is evidenced by a separate note, dated August 10, 2006 (the “311 South Wacker Pari Passu Loan” and together with the 311 South Wacker Loan, the “311 South Wacker Whole Loan”), with an original principal balance of $85,400,000. The 311 South Wacker Pari Passu Loan will not be an asset of the Trust Fund. The 311 South Wacker Loan and the 311 South Wacker Pari Passu Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described in the Prospectus Supplement under “Description of the Mortgage Pool—Co-Lender Loans”. The 311 South Wacker Loan provides for interest-only payments for the first 60 months of its term, and thereafter fixed monthly payments of principal and interest.

The 311 South Wacker Loan has a remaining term of 118 months and matures on August 11, 2016. The 311 South Wacker Loan may be prepaid on or after September 11, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is 311 South Wacker LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 311 South Wacker Loan. The sponsors of the borrower are the Shorenstein Company, Fremont Group and Mark Karasick. Shorenstein Realty Investors Seven, L.P. (“Shorenstein”) was formed in 2003 with $775 million of committed capital, including $75 million committed by the Shorenstein Company. Shorenstein pursues a strategy of buying large, management-intensive office properties in major U.S. markets. Since 1992, Shorenstein has sponsored a series of closed-end real estate funds that have acquired and developed more than 16 million square feet of class “A” office properties. Fremont Group is a San Francisco-based private investment company that makes investments through its four business lines: Fremont Partners, Fremont Public Opportunities, Fremont Realty Capital, and Fremont Ventures. The company’s Fremont Partners unit targets established firms valued around $1 billion, usually investing about $75 million per transaction. Fremont Ventures provides early-stage financing ranging between $3 million and $7 million to technology firms, and typically takes an ownership stake in its investments. Fremont Public Opportunities invests in publicly traded companies. Fremont Real Estate joins joint ventures or real estate operating firms to invest in and manage residential and commercial properties. Mark Karasick is a private investor in the real-estate industry who owns interests in approximately 11 million square feet of commercial property across the United States.

•	The Property. The Mortgaged Property is an approximately 1,281,000 square foot office building situated on approximately 1.0 acre. The Mortgaged Property was constructed in 1990 and renovated in 2001. The Mortgaged Property is located in Chicago, Illinois. As of August 1, 2006, the occupancy rate for the Mortgaged Property securing the 311 South Wacker Loan was approximately 71.3%.

The largest tenant is Freeborn & Peters LLP (“Freeborn & Peters”), occupying approximately 109,977 square feet, or approximately 8.6% of the net rentable area. Freeborn & Peters is a Chicago-based law firm comprised of over 120 attorneys with a practice platform that includes litigation, business law, bankruptcy, reorganization and creditors’ rights, government relations and regulatory law. Freeborn & Peters provides legal services to a broad range of clients, from entrepreneurs to Fortune 500 companies. The Freeborn & Peters lease expires in November 2022. The second largest tenant is Duff & Phelps, LLC (“Duff & Phelps”), occupying approximately 81,996 square feet, or approximately 6.4% of the

311 South Wacker

net rentable area. Duff & Phelps is a leading independent financial advisory firm, offering a broad range of consulting and investment banking services, including financial reporting and tax valuation, fixed asset and real estate consulting, M&A advisory, fairness and solvency opinions, ESOP and ERISA advisory services, legal business solutions and dispute consulting. The Duff & Phelps lease expires in September 2021. The third largest tenant is First Industrial Realty Trust (NYSE: FR) (“First Industrial”), occupying approximately 66,064 square feet, or approximately 5.2% of the net rentable area. First Industrial is a self-administered and fully integrated real estate company, which owns, manages, acquires, sells, develops and redevelops industrial real estate. As of June 30, 2006 the First Industrial portfolio consisted of approximately 421 light industrial properties, approximately 153 research & development/flex properties, approximately 171 bulk warehouses, approximately 93 regional warehouse properties and approximately 26 manufacturing properties. As of October 3, 2006, First Industrial was rated “BBB” (S&P) and “BBB” (Fitch). The First Industrial lease expires in June 2018.

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

•	Management. CB Richard Ellis, Inc. (“CBRE”) is the property manager for the Mortgaged Property securing the 311 South Wacker Loan. CBRE is the world’s largest commercial real estate services company with operations in 35 countries. CBRE oversees more than 522 million square feet of commercial property space.

RLJ Hotel Pool

RLJ Hotel Pool

RLJ HOTEL POOL
Marriott - Denver, CO | Denver, CO
Marriott - Bedford Park, IL | Bedford Park, IL
Renaissance - Plantation, FL | Plantation, FL
Marriott - Austin, TX | Austin, TX
Hilton Garden Inn - Bedford Park, IL | Bedford Park, IL
Residence Inn - Plantation, FL | Plantation, FL
Renaissance - Broomfield, CO | Broomfield, CO
Courtyard - Salt Lake City, UT | Salt Lake City, UT
Residence Inn Galleria - Houston, TX | Houston, TX
Hampton Inn - Bedford Park, IL | Bedford Park, IL
Marriott - Pontiac, MI | Pontiac, MI
Holiday Inn Express - Bedford Park, IL | Bedford Park, IL
Courtyard - Austin, TX | Austin, TX
Springhill Suites - Austin, TX | Austin, TX
Residence Inn - Round Rock, TX | Round Rock, TX
Residence Inn - Austin, TX | Austin, TX
Courtyard - Tampa, FL | Tampa, FL
Residence Inn - Pontiac, MI | Pontiac, MI
Residence Inn - Schaumburg, IL | Schaumburg, IL
Sleep Inn - Bedford Park, IL | Bedford Park, IL
Springhill Suites - Schaumburg, IL | Schaumburg, IL
Fairfield Inn & Suites - Brandon, FL | Brandon, FL
Courtyard - Fort Wayne, IN | Fort Wayne, IN
Courtyard - Louisville, KY | Louisville, KY
Courtyard - Merrillville, IN | Merrillville, IN
Residence Inn - Louisville, CO | Louisville, CO
Residence Inn - Fishers, IN | Fishers, IN
Courtyard - Sugar Land, TX | Sugar Land, TX
Residence Inn - Sugar Land, TX | Sugar Land, TX
Fairfield Inn & Suites - Merrillville, IN | Merrillville, IN
Courtyard - Mesquite, TX | Mesquite, TX
Residence Inn - Merrillville, IN | Merrillville, IN
Courtyard - Mishawaka, IN | Mishawaka, IN
Courtyard - Pontiac, MI | Pontiac, MI
Residence Inn II - Austin, TX | Austin, TX
Hampton Inn - Merrillville, IN | Merrillville, IN
Holiday Inn Express - Merrillville, IN | Merrillville, IN
Courtyard - Valparaiso, IN | Valparaiso, IN
Fairfield Inn & Suites - Austin, TX | Austin, TX
Holiday Inn Select - Grand Rapids, MI | Grand Rapids, MI
Residence Inn - South Bend, IN | South Bend, IN
Courtyard - Benton Harbor, MI | Benton Harbor, MI
Fairfield Inn & Suites - Valparaiso, IN | Valparaiso, IN
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
BAHAMAS
CUBA

RLJ Hotel Pool

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$146,092,500
Percentage of Cut-Off Date Pool Balance		4.1%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		Robert L. Johnson
Type of Security		Fee
Partial Defeasance(1)		Yes
Mortgage Rate		6.294%
Maturity Date		July 1, 2016
Amortization Type		Balloon
Interest Only Period		42
Original Term / Amortization		120 / 360
Remaining Term / Amortization		117 / 360
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes

Ongoing Annual Reserves
Tax/Insurance	Yes
FF&E(2)	Springing

Additional Financing(3)	Pari Passu Debt	$358,456,370

		Pari Passu Notes(4)
Cut-Off Date Balance		$504,548,870
Cut-Off Date Balance/Room		$92,936
Cut-Off Date LTV		68.9%
Maturity Date LTV		63.1%
UW DSCR on NCF		1.37x
(1)	Release of individual Mortgaged Properties is permitted subject to partial defeasance as detailed further within the release paragraph found at the end of this RLJ Hotel Pool section.
(2)	Monthly deposits to the FF&E escrow account will be required upon an event of default as specified in the related Mortgage Loan documents.
(3)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 80.0% and a combined minimum DSC ratio of 1.30x as described in the related Mortgage Loan documents.
(4)	LTV ratios, DSC ratio and Cut-Off Date Balance/Room were derived based upon the aggregate indebtedness of or debt service on the RLJ Hotel Pool Loan and the RLJ Hotel Pool Pari Passu Companion Loans.
(5)	Trailing 12-month occupancy.

Property Information
Number of Mortgaged Properties	43
Location	Various
Property Type	Hospitality — Various
Size (Rooms)	5,429
Occupancy as of April 30, 2006(5)	72.5%
Year Built / Year Renovated	Various / NA
Appraised Value	$732,600,000
Property Management	White Lodging Services Corporation
UW Economic Occupancy	72.9%
UW Revenues	$183,819,220
UW Total Expenses	$124,884,215
UW Net Operating Income (NOI)	$58,935,005
UW Net Cash Flow (NCF)	$51,147,635

RLJ Hotel Pool

RLJ Hotel Pool Summary
Property Name	Allocated Cut-Off Date Balance	Specific Property Type	Year Built	Rooms	Allocated Cut- Off Date Balance Per Room	Value Per Room	ADR Index*	Occupancy Index*	Rev Par Index*
Residence Inn – Plantation, FL	$20,159,451	Extended Stay	1996	138	$146,083	$189,130	111.8%	115.8%	129.4%
Residence Inn – Houston, TX	17,797,340	Extended Stay	1994	146	$121,900	$154,110	99.1%	110.8%	109.8%
Residence Inn – Round Rock, TX	11,692,000	Extended Stay	1999	96	$121,792	$151,042	129.9%	123.3%	160.2%
Residence Inn – Austin, TX	11,601,339	Extended Stay	1996	84	$138,111	$189,286	121.2%	106.7%	129.4%
Residence Inn – Pontiac, MI	10,615,884	Extended Stay	1998	114	$93,122	$124,561	102.1%	121.2%	123.8%
Residence Inn – Schaumberg, IL	10,469,820	Extended Stay	2001	125	$83,759	$125,600	114.2%	117.4%	134.0%
Residence Inn – Louisville, CO	8,522,783	Extended Stay	2000	88	$96,850	$140,909	119.4%	96.4%	115.2%
Residence Inn – Fishers, IN	8,425,932	Extended Stay	1996	78	$108,025	$144,872	110.7%	125.7%	139.1%
Residence Inn – Sugarland, TX	7,581,416	Extended Stay	1997	78	$97,198	$124,359	123.3%	134.1%	165.3%
Residence Inn – Merrillville, IN	7,189,000	Extended Stay	1996	78	$92,167	$120,513	104.9%	121.9%	127.8%
Residence Inn – Austin, TX II	6,927,722	Extended Stay	1996	66	$104,965	$139,394	136.7%	122.2%	167.1%
Residence Inn – South Bend, IN	3,427,553	Extended Stay	1988	80	$42,844	$71,250	91.2%	130.2%	118.8%

	$124,410,240			1,171	$106,243	$142,272	113.5%	117.1%	133.0%

Courtyard – Salt Lake City, UT	$18,369,211	Limited Service	1999	154	$119,281	$150,000	117.5%	113.7%	133.6%
Courtyard – Austin, TX	12,682,922	Limited Service	1996	102	$124,342	$157,843	131.1%	116.3%	152.4%
Courtyard – Tampa, FL	10,732,500	Limited Service	1997	90	$119,250	$148,889	125.4%	98.5%	123.4%
Courtyard – Fort Wayne, IN	9,817,938	Limited Service	1989	142	$69,140	$96,479	122.7%	142.3%	174.5%
Courtyard – Louisville, KY	9,550,752	Limited Service	2004	114	$83,779	$135,088	104.6%	95.1%	99.5%
Courtyard – Merrillville, IN	9,243,000	Limited Service	1987	112	$82,527	$107,143	117.6%	110.9%	130.5%
Courtyard – Sugarland, TX	8,341,000	Limited Service	1997	112	$74,473	$87,500	123.4%	99.5%	122.8%
Courtyard – Mesquite, TX	7,314,000	Limited Service	1998	101	$72,416	$94,059	132.0%	114.7%	151.4%
Courtyard – Mishawaka, IN	7,100,000	Limited Service	1995	78	$91,026	$121,795	112.1%	113.8%	127.6%
Courtyard – Pontiac, MI	6,985,155	Limited Service	1998	110	$63,501	$91,818	104.7%	91.8%	96.1%
Courtyard – Valparaiso, IN	4,740,705	Limited Service	1985	111	$42,709	$69,369	109.4%	104.6%	114.4%
Courtyard – Benton Harbor, MI	2,623,661	Limited Service	1988	98	$26,772	$67,347	89.2%	93.8%	83.7%

	$107,500,844			1,324	$81,194	$110,952	118.4%	109.9%	130.7%

Mariott – Denver, CO	$39,579,000	Full Service	2003	279	$141,860	$180,645	113.0%	123.3%	139.3%
Mariott – Bedford Park, IL	28,331,012	Full Service	2002	200	$141,655	$192,500	119.5%	102.0%	121.9%
Mariott – Austin, TX	22,282,423	Full Service	2001	211	$105,604	$160,664	115.2%	108.6%	125.0%
Mariott – Pontiac, MI	13,955,762	Full Service	2000	290	$48,123	$128,966	97.3%	93.7%	91.2%

	$104,148,197			980	$106,274	$163,469	113.1%	110.4%	125.1%

Renaissance – Plantation, FL	$25,635,937	Full Service	2002	250	$102,544	$169,200	120.6%	107.5%	129.7%
Renaissance – Broomfield, CO	19,036,914	Full Service	2002	232	$82,056	$187,931	106.1%	102.5%	108.8%

	$44,672,851			482	$92,682	$178,216	114.4%	105.4%	120.8%

Fairfield Inn & Suites – Brandon, FL	$10,181,353	Limited Service	1997	107	$95,153	$114,953	116.7%	100.1%	116.8%
Fairfield Inn & Suites –Merrillville, IN	7,560,000	Limited Service	1990	113	$66,903	$82,301	109.4%	104.6%	114.4%
Fairfield Inn & Suites –Austin, TX	4,345,000	Limited Service	1989	63	$68,968	$87,302	132.6%	100.0%	132.7%
Fairfield Inn & Suites –Valparaiso, IN	2,291,000	Limited Service	1996	63	$36,365	$50,794	94.4%	93.7%	88.4%

	$24,377,353			346	$70,455	$87,572	115.2%	100.8%	116.2%

Hampton Inn – Bedford Park, IL	$16,734,819	Limited Service	1990	170	$98,440	$152,941	110.0%	103.3%	113.6%
Hampton Inn – Merrillville, IN	5,846,000	Limited Service	1995	64	$91,344	$117,188	124.9%	127.7%	159.5%

	$22,580,819			234	$96,499	$143,162	113.8%	109.6%	125.5%

Springhill Suites – Austin, TX	$12,191,688	Extended Stay	2000	152	$80,208	$110,526	111.4%	121.6%	135.4%
Springhill Suites – Schaumberg, IL	10,233,874	Extended Stay	2001	132	$77,529	$124,242	121.2%	108.1%	131.1%

	$22,425,562			284	$78,963	$116,901	115.8%	115.5%	133.4%

Holiday Inn Express – Bedford Park, IL	$13,032,183	Limited Service	1999	104	$125,309	$157,692	114.5%	117.0%	134.0%
Holiday Inn Express – Merrilville, IN	5,214,000	Limited Service	1995	62	$84,097	$109,677	120.8%	118.2%	142.8%
Holiday Inn Select – Grand Rapids, MI	4,098,499	Full Service	2003	148	$27,693	$61,486	95.8%	116.9%	112.0%

	$22,344,682			314	$71,161	$102,866	112.6%	117.3%	132.0%

Hilton Garden Inn – Bedford Park, IL	$21,650,627	Limited Service	2005	174	$124,429	$172,989	101.1%	99.8%	100.8%

Sleep Inn – Bedford Park, IL	$10,437,695	Limited Service	1995	120	$86,981	$113,333	132.6%	100.0%	132.7%

Total/Weighted Average	$504,548,870			5,429	$92,936	$134,942	114.6%	110.9%	127.2%

*	RLJ Hotel Pool Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research (‘‘STR’’) Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids, for which the STR Report is dated March 2006.

RLJ Hotel Pool

RLJ Hotel Pool Financial Performance Summary
	2003			2004			2005			Trailing 12-Month April 2006			Underwritten
Property Name	ADR	Occupancy	Rev Par	ADR	Occupancy	Rev Par	ADR	Occupancy	Rev Par	ADR	Occupancy	Rev Par	ADR	Occupancy	Rev Par
Marriott – Denver, Co.	$94.80	54.8%	$51.91	$105.09	67.5%	$70.98	$113.84	71.7%	$81.60	$117.47	72.4%	$85.03	$125.00	72.5%	$90.64
Marriott – Bedford Park, IL	$107.55	67.7%	$72.79	$113.14	73.4%	$83.08	$122.54	69.3%	$84.91	$129.79	64.2%	$83.30	$150.00	75.0%	$112.50
Renaissance – Plantation, FL	$87.88	72.9%	$64.03	$100.91	79.9%	$80.59	$118.78	77.9%	$92.52	$128.85	78.8%	$101.54	$128.85	78.8%	$101.54
Marriott – Austin, TX	$89.41	59.9%	$53.53	$89.46	64.0%	$57.26	$100.98	67.6%	$68.22	$108.15	71.3%	$77.16	$108.15	71.4%	$77.16
Hilton Garden Inn –Bedford Park, IL	N/A	N/A	N/A	N/A	N/A	N/A	$108.10	64.5%	$69.67	$108.40	69.4%	$75.20	$118.00	75.0%	$88.50
Residence Inn – Plantation, Fl	$87.08	82.3%	$71.69	$97.87	86.5%	$84.63	$113.28	83.7%	$94.86	$117.04	85.8%	$100.43	$117.04	85.8%	$100.43
Renaissance – Bloomfield, CO	$108.75	51.6%	$56.15	$111.37	64.7%	$72.08	$124.69	66.5%	$82.89	$128.32	64.4%	$82.62	$128.32	64.4%	$82.62
Courtyard – Salt Lake City, UT	$82.72	66.7%	$55.17	$89.76	66.6%	$59.79	$88.73	75.1%	$66.63	$92.56	76.0%	$70.30	$92.56	76.0%	$70.30
Residence Inn Galleries – Houston, TX	$107.86	67.4%	$72.67	$103.18	56.7%	$58.51	$103.19	76.8%	$79.25	$108.70	82.9%	$90.13	$109.73	80.0%	$87.79
Hampton Inn – Bedford Park, IL	$101.64	75.5%	$76.70	$107.95	73.3%	$79.11	$114.43	74.2%	$84.94	$116.69	74.5%	$86.98	$116.69	74.5%	$86.98
Marriott – Pontiac, MI	$101.22	65.9%	$66.71	$107.60	60.4%	$64.95	$111.69	63.3%	$70.70	$117.97	62.5%	$73.76	$117.97	62.5%	$73.76
Holiday Inn Express – Bedford Park, IL	$108.37	78.7%	$85.25	$112.92	78.6%	$88.73	$123.32	78.1%	$96.37	$126.39	81.4%	$102.94	$126.39	80.0%	$101.11
Courtyard – Austin, TX	$105.98	63.7%	$67.51	$99.31	67.8%	$67.37	$110.30	70.3%	$77.52	$112.33	73.8%	$82.93	$112.33	73.8%	$82.93
Springhill Suites – Austin, TX	$65.72	53.0%	$34.83	$65.87	55.1%	$36.32	$81.14	68.8%	$55.82	$84.10	77.6%	$65.26	$84.10	77.6%	$65.26
Residence Inn –Round Rock, TX	$88.31	65.6%	$57.96	$90.19	71.7%	$64.69	$97.75	80.8%	$78.97	$102.00	82.6%	$84.25	$106.41	80.0%	$85.13
Residence Inn – Austin, TX	$93.30	77.4%	$72.25	$91.29	83.7%	$76.37	$104.61	80.3%	$84.01	$107.30	82.6%	$88.67	$107.30	82.6%	$88.67
Courtyard – Tampa, FL	$94.31	73.3%	$69.13	$101.34	78.8%	$79.89	$110.45	76.7%	$84.66	$115.10	76.1%	$87.63	$115.10	76.1%	$87.63
Residence Inn – Pontiac, MI	$84.73	78.1%	$66.14	$85.97	78.2%	$67.26	$87.64	81.3%	$71.27	$90.92	81.3%	$73.92	$90.92	80.0%	$72.73
Residence Inn – Schaumber, IL	$98.82	73.5%	$72.68	$96.18	75.6%	$72.74	$99.25	83.3%	$82.66	$99.14	82.9%	$82.21	$99.14	82.9%	$82.21
Sleep Inn – Bedford Park, IL	$82.40	77.4%	$63.75	$79.76	84.5%	$67.40	$81.16	89.8%	$72.87	$83.71	89.6%	$74.97	$83.71	89.6%	$74.97
Springhill Suites – Schaumber, IL	$82.78	63.6%	$52.64	$83.46	67.2%	$56.07	$91.79	73.2%	$67.19	$94.19	74.3%	$69.98	$94.19	74.3%	$69.98
Fairfield Inn & Suites –Brandon, FL	$70.90	69.8%	$49.47	$74.75	73.8%	$55.16	$83.67	77.0%	$64.43	$89.01	76.9%	$68.42	$94.49	72.0%	$68.04
Courtyard – Fort Wayne, IN	$77.49	61.2%	$47.39	$82.09	60.6%	$49.75	$86.72	60.9%	$52.85	$86.82	64.6%	$56.06	$86.82	64.6%	$56.06
Courtyard – Louisville, KY	N/A	N/A	N/A	$94.55	27.2%	$25.71	$91.12	54.3%	$49.47	$93.00	58.8%	$54.69	$95.98	60.0%	$57.59
Courtyard – Merrillville, IN	$89.52	52.7%	$47.21	$96.09	57.0%	$54.82	$98.39	63.1%	$62.06	$99.86	65.3%	$65.24	$99.86	65.3%	$65.24
Residence Inn – Louisville, CO	$94.06	64.3%	$60.53	$91.53	73.6%	$67.41	$97.97	68.3%	$66.95	$99.66	65.8%	$65.58	$99.66	65.8%	$65.58
Residence Inn – Fishers, IN	$79.97	84.2%	$67.35	$96.52	73.1%	$70.58	$94.46	81.8%	$77.25	$94.99	82.9%	$78.77	$96.75	80.0%	$77.40
Courtyard – Sugarland, TX	$85.24	72.3%	$61.60	$84.04	65.6%	$55.09	$87.66	70.7%	$61.94	$91.39	73.1%	$66.79	$91.39	73.1%	$66.79
Residence Inn – Sugarland, TX	$96.04	76.8%	$73.77	$89.99	77.3%	$69.53	$94.74	84.0%	$79.61	$98.06	86.4%	$84.68	$98.06	86.4%	$84.68
Fairfield Inn & Suites – Merrillville, IN	$63.87	59.0%	$37.68	$66.71	58.3%	$38.91	$71.49	63.3%	$45.27	$73.74	62.5%	$46.05	$84.00	68.0%	$57.12
Courtyard – Mesquite, TX	$80.75	61.4%	$49.62	$82.76	67.5%	$55.86	$88.58	68.7%	$60.83	$90.70	71.1%	$64.53	$90.70	71.2%	$64.53
Residence Inn – Merrillville, IN	$93.41	76.3%	$71.23	$99.55	78.1%	$77.71	$102.03	75.8%	$77.35	$103.15	74.2%	$76.53	$103.15	74.2%	$76.53
Courtyard – Mishawaka, IN	$93.28	69.3%	$64.62	$99.55	68.1%	$67.82	$104.04	72.6%	$75.56	$103.41	74.4%	$76.92	$103.41	72.6%	$75.10
Courtyard – Pontiac, MI	$98.03	57.9%	$56.79	$94.38	59.4%	$56.06	$93.71	59.0%	$55.30	$95.38	62.7%	$59.81	$95.38	62.0%	$59.13
Residence Inn II – Austin, TX	$88.68	63.7%	$56.46	$86.97	73.7%	$64.13	$97.64	80.8%	$78.91	$103.35	83.2%	$86.03	$103.35	83.2%	$86.03
Hampton Inn – Merrillville, IN	$81.62	64.8%	$52.88	$86.70	64.9%	$56.25	$91.75	73.8%	$67.68	$93.49	75.4%	$70.50	$93.49	75.4%	$70.50
Holiday Inn – Merrillville, IN	$84.32	71.2%	$60.05	$86.44	68.6%	$59.30	$89.77	71.3%	$63.97	$92.40	72.1%	$66.62	$92.40	72.1%	$66.62
Courtyard – Valparaleo, IN	$72.25	51.1%	$36.89	$79.04	53.2%	$42.04	$75.22	59.6%	$44.81	$75.51	59.3%	$44.80	$75.51	59.3%	$44.80
Fairfield Inn & Suites – Austin, TX	$65.94	54.1%	$35.70	$61.03	62.9%	$38.37	$76.86	69.5%	$53.40	$82.47	69.8%	$57.60	$85.60	70.0%	$59.92
Holiday Inn Select – Grand Rapids, MI	$77.79	29.9%	$23.29	$71.69	59.0%	$42.31	$73.04	66.4%	$48.50	$72.26	69.5%	$50.19	$72.26	69.5%	$50.19
Residence Inn –South Bend, IN	$80.15	75.2%	$60.24	$80.03	82.3%	$65.86	$88.11	81.8%	$72.07	$90.15	79.0%	$71.21	$90.15	79.0%	$71.21
Courtyard – Benton Harbor, MI	$75.45	55.8%	$42.11	$78.86	56.2%	$44.35	$81.56	48.1%	$39.23	$82.14	53.7%	$44.14	$82.14	53.7%	$44.14
Fairfield Inn & Suites –Valpaiso, IN	$66.93	63.2%	$42.32	$71.22	57.1%	$40.64	$68.97	61.5%	$42.39	$70.15	57.4%	$40.24	$73.25	63.0%	$46.12

Average	$87.54	65.9%	$58.07	$90.17	67.9%	$61.56	$96.40	71.8%	$69.47	$102.93	72.5%	$74.74	$104.95	72.9%	$76.74
*	RLJ Hotel Pool Proportion ADR, Occupancy and RevPAR information obtained from Smith Travel Research (“STR”) Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids, for which the STR Report is dated March 2006.

RLJ Hotel Pool

•	The Loan. The Mortgage Loan (the “RLJ Hotel Pool Loan”) is secured by a first mortgage encumbering 43 full-service, limited-service and extended stay hotels. The RLJ Hotel Pool Loan represents approximately 4.1% of the Cut-Off Date Pool Balance. The RLJ Hotel Pool Loan was originated on June 14, 2006 and has a principal balance as of the Cut-Off Date of $146,092,500. The RLJ Hotel Pool Loan, which is evidenced by a pari passu note, dated June 14, 2006, is a portion of a whole loan with an original principal balance of $504,548,870. The other loans related to the RLJ Hotel Pool Loan are evidenced by seven separate pari passu notes, each dated June 14, 2006 (the “RLJ Hotel Pool Pari Passu Companion Loans”), with an original aggregate principal balance of $358,456,370. The RLJ Hotel Pool Pari Passu Companion Loans will not be assets of the Trust Fund. The RLJ Hotel Pool Pari Passu Companion Loans and the RLJ Hotel Pool Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 transaction, as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in the Prospectus Supplement. The RLJ Hotel Pool Loan provides for interest-only payments for the first 42 months of its term, and thereafter, fixed monthly payments of principal and interest.

The RLJ Hotel Pool Loan has a remaining term of 117 months and matures on July 1, 2016. The RLJ Hotel Pool Loan may be prepaid on or after August 1, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrowers. The borrowers consist of 42 separate special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the RLJ Hotel Pool Loan. The sponsor of the borrowers is Robert L. Johnson. Mr. Johnson is the founding Chairman and CEO of Black Entertainment Television and has served on the Board of Directors of Hilton Hotels Corporation and U.S. Airways.

•	The Properties. The Mortgaged Properties consist of 43 full-service, limited-service and extended stay hotels containing, in the aggregate, approximately 5,429 rooms. Based upon the trailing 12-month period ending April 30, 2006, the average occupancy rate for the properties securing the RLJ Hotel Pool Loan was approximately 72.5%.

•	Substitution. The borrowers may substitute properties of like kind and quality subject to certain criteria including franchise name, geographic diversity and a no downgrade letter from the Rating Agencies with respect to substitutions of the 10 largest Mortgaged Properties as well as if greater than 10.0% of the portfolio in the aggregate are being substituted.

•	Release. The release of an individual property will be permitted subject to a defeasance amount equal to 120% of the outstanding principal balance of the allocated loan amount with respect to each of the 10 largest properties. With respect to the balance of the properties, the release price percentage of the outstanding principal balance of the allocated loan amount of such property will be equal to the amounts set forth below.

Applicable Loan Amount Prepaid	Release Price Percentage
0-5%	105%
Greater than 5% - 15%	110%
Greater than 15% - 20%	115%
Greater than 20%	120%

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

•	Management. White Lodging Services Corporation (“White Lodging”) is the property manager for the Mortgaged Properties securing the RLJ Hotel Pool Loan. Established in 1985 and headquartered in Merrillville, Indiana, White Lodging is a fully integrated hotel ownership, development and operating company with a current portfolio consisting of 106 Marriott, Renaissance, Radisson, Hilton and Intercontinental-branded hotels in thirteen states.

500-512 Seventh Avenue

500-512 Seventh Avenue

500-512 Seventh Avenue

Loan Information
Mortgage Loan Seller			Wachovia
Cut-Off Date Balance			$136,918,271
Percentage of Cut-Off Date Pool Balance			3.8%
Number of Mortgage Loans			1
Loan Purpose			Refinance
Sponsors	Jacob Chetrit, Joseph Moinian and Edward J. Minskoff Equities, Inc.
Type of Security			Leasehold
Mortgage Rate			5.7063636%
Maturity Date			July 11, 2016
Amortization Type			Balloon
Interest Only Period			None
Original Term / Amortization			120 / 300
Remaining Term / Amortization			117 / 297
Lockbox			Yes

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$15,410
Ground Rent	$81,250
Free Rent(1)	$695,160
Outstanding TI/LC(2)	$2,344,842

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$233,929
TI/LC(3)	$877,235
Ground Rent	$487,500
Free Rent(1)	$568,361

Additional Financing	Pari Passu Debt		$136,918,272
	B-Note		$24,919,697
	Mezzanine Debt		$24,959,789

		Pari Passu Notes(4)	Whole Mortgage Loan
Cut-Off Date Balance		$273,836,543	$298,756,240
Cut-Off Date Balance/SF		$234	$255
Cut-Off Date LTV		68.5%	74.7%
Maturity Date LTV		52.7%	57.8%
UW DSCR on NCF		1.17x	1.06x
(1)	Established for future iVillage free rent beginning January 2014 through the end of their lease term in April 2015. At origination $695,160 was funded into the Free Rent escrow. Beginning in January 2009 prior to the start of the free rent period in January 2014, the borrower is required to fund this escrow on a monthly basis.
(2)	Funds were escrowed for existing landlord TI/LC obligations.
(3)	Ongoing annual TI/LC reserve is capped at $1,500,000.
(4)	LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of or debt service on the 500-512 Seventh Avenue Loan and the 500-512 Seventh Avenue Pari Passu Companion Loan.

Property Information
Number of Mortgaged Properties	1
Location	New York, NY
Property Type	Office - CBD
Size (SF)	1,169,647
Occupancy as of June 1, 2006	95.7%
Year Built / Year Renovated	1921 / 2000
Appraised Value	$400,000,000
Property Management	Newmark & Company Real Estate, Inc.
UW Economic Occupancy	94.8%
UW Revenues	$39,572,738
UW Total Expenses	$13,822,539
UW Net Operating Income (NOI)	$25,750,198
UW Net Cash Flow (NCF)	$24,113,629

500-512 Seventh Avenue

Tenant Summary
Tenant	Ratings(1) Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Target Corporation	A1/A+/A+	99,700	8.5%	$17.85	$1,779,645	5.5%	March 2015
The New York Times Company	Baa1/A-/A	82,822	7.1	$38.00	3,147,236	9.7	November 2015
iVillage, Inc.	NR/NR/NR	56,668	4.8	$33.45	1,895,372	5.8	April 2015
S. Rothschild & Co. Inc.	NR/NR/NR	49,989	4.3	$23.00	1,149,567	3.5	June 2014
Fleet Street Ltd.	NR/NR/NR	42,923	3.7	$19.06	818,132	2.5	Multiple Spaces(2)

Total Major Tenants		332,102	28.4%	$26.47	$8,789,952	27.0%
Non-Major Tenants		787,605	67.3	$30.11	23,713,846	73.0

Occupied Total		1,119,707	95.7%	$29.03	$32,503,798	100.0%

Vacant Space		49,940	4.3

Property Total		1,169,647	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Under the terms of multiple leases, approximately 7,216 square feet are leased on a month-to-month basis, approximately 33,561 square feet expire in January 2008 and approximately 2,146 square feet expire in January 2015.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	7	$19.94	33,430	2.9%	2.9%	2.1%	2.1%
2007	4	$23.01	26,798	2.3%	5.1%	1.9%	3.9%
2008	11	$24.15	68,422	5.8%	11.0%	5.1%	9.0%
2009	9	$21.79	55,985	4.8%	15.8%	3.8%	12.8%
2010	16	$31.44	157,802	13.5%	29.3%	15.3%	28.0%
2011	8	$35.86	97,521	8.3%	37.6%	10.8%	38.8%
2012	6	$35.84	65,088	5.6%	43.2%	7.2%	46.0%
2013	8	$32.77	39,675	3.4%	46.6%	4.0%	50.0%
2014	7	$23.63	105,551	9.0%	55.6%	7.7%	57.7%
2015	18	$29.19	391,552	33.5%	89.1%	35.2%	92.8%
2016	3	$28.90	32,860	2.8%	91.9%	2.9%	95.7%
Thereafter	6	$30.76	45,023	3.8%	95.7%	4.3%	100.0%
Vacant	0	NA	49,940	4.3%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

500-512 Seventh Avenue

•	The Loan. The Mortgage Loan (the “500-512 Seventh Avenue Loan”) is secured by a first lien leasehold interest in an office building located in New York, New York. The 500-512 Seventh Avenue Loan represents approximately 3.8% of the Cut-Off Date Pool Balance. The 500-512 Seventh Avenue Loan was originated on July 7, 2006 and has a principal balance as of the Cut-Off Date of $136,918,271. The 500-512 Seventh Avenue Loan, which is evidenced by a pari passu note, dated July 7, 2006, is a portion of a whole loan with an original principal balance of $300,000,000. The other loans related to the 500-512 Seventh Avenue Loan are evidenced by two separate notes, each dated July 7, 2006 (the “500-512 Seventh Avenue Pari Passu Companion Loan” and the “500-512 Seventh Avenue Subordinate Companion Loan” and, collectively with the 500-512 Seventh Avenue Loan, the “500-512 Seventh Avenue Whole Loan”), with original principal balances of $137,500,000 and $25,000,000, respectively. The 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan will not be assets of the Trust Fund. The 500-512 Seventh Avenue Loan, the 500-512 Seventh Avenue Pari Passu Companion Loan and the 500-512 Seventh Avenue Subordinate Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 transaction, as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in the Prospectus Supplement.

The 500-512 Seventh Avenue Loan has a remaining term of 117 months and matures on July 11, 2016. The 500-512 Seventh Avenue Loan may be prepaid on or after April 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is 500-512 Seventh Avenue Limited Partnership, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 500-512 Seventh Avenue Loan. The sponsors are Jacob Chetrit, Joseph Moinian and Edward J. Minskoff Equities, Inc. Mr. Moinian and Mr. Chetrit are the majority owners of the sponsorship group and are both New York City-based real estate owners and operators that own numerous office properties in Manhattan as well as additional commercial properties throughout the United States. Mr. Moinian heads the Moinian Group, which has been actively involved in greater New York commercial real estate for over 15 years, and currently owns and controls a portfolio that exceeds 20 million square feet of office, industrial, retail, residential and hotel properties throughout the United States and abroad. Mr. Chetrit heads the Chetrit Group, which has been involved in real estate for approximately 20 years. The Chetrit Group has interests in over 15 million square feet in locations such as New York, Philadelphia and Los Angeles.

•

The Property.    The Mortgaged Property is an approximately 1,169,647 square foot office building situated on approximately 1.2 acres. The Mortgaged Property was constructed in 1921 and renovated in 2000. The Mortgaged Property is located in New York, New York. As of June 1, 2006, the occupancy rate for the Mortgaged Property securing the 500-512 Seventh Avenue Loan was approximately 95.7%. The largest tenant is Target Corporation (“Target”), occupying approximately 99,700 square feet, or approximately 8.5% of the net rentable area. Target, the nation’s second largest discount chain, operates nearly 1,400 Target and SuperTarget stores in 47 states, as well as an online business called Target.com. As of September 25, 2006, Target was rated ‘‘A1’’ (Moody’s), ‘‘A+’’ (S&P) and ‘‘A+’’ (Fitch). The Target lease expires in March 2015. The second largest tenant is The New York Times Company (“The NYTimes”), occupying approximately 82,822 square feet, or approximately 7.1% of the net rentable area. The NYTimes is a diversified media company, including newspapers, internet businesses, television and radio stations and investments in paper mills and other investments. The company operates three segments, namely the News Media Group, which is comprised of the New York Times Media Group, the New England Media Group and the Regional Media Group; the Broadcast Media Group, which consists of nine network-affiliated television stations, including KAUT-TV and About.com, an online source for consumer information and advice. As of September 25, 2006, The NYTimes was rated ‘‘Baa1’’ (Moody’s), ‘‘A-’’ (S&P)

500-512 Seventh Avenue

and ‘‘A’’ (Fitch). The NYTimes lease expires in November 2015. The third largest tenant is iVillage, Inc. (“iVillage”), a subsidiary of NBC Universal, Inc., occupying approximately 56,668 square feet, or approximately 4.8% of the net rentable area. iVillage is ‘‘the Internet for women’’ and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage (NASDAQ: IVIL) was established in 1995 and is headquartered in New York, New York. The iVillage lease expires in April 2015.

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

•	Mezzanine Debt. A mezzanine loan with an original amount of $25,000,000 was provided by Wachovia Bank, National Association, on July 7, 2006. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower for the 500-512 Seventh Avenue Loan. The mezzanine loan carries a fixed interest rate of 10.250% per annum and matures in July 2016.

•	Management. Newmark & Company Real Estate, Inc. (“Newmark”) is the property manager for the Mortgaged Property securing the 500-512 Seventh Avenue Loan. Newmark is an independent, full-service real estate firm, providing real estate solutions to corporations, property owners, investors and developers across the globe. Newmark serves as leasing agent and/or property manager for approximately 50 million square feet of commercial space in the United States.

Newport Bluffs

Newport Bluffs

Newport Bluffs

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$132,000,000
Percentage of Cut-Off Date Pool Balance		3.7%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		The Irvine Company LLC
Type of Security		Fee
Mortgage Rate		6.104%
Maturity Date		October 11, 2016
Amortization Type		Interest-Only
Interest Only Period		120
Original Term / Amortization		120 / IO
Remaining Term / Amortization		120 / IO
Lockbox		None

Up-Front Reserves	None

Ongoing Annual Reserves
Tax/Insurance(1)	Springing
Replacement(2)	Springing

Additional Financing(3)	Pari Passu Debt	$132,000,000

		Pari Passu Notes(4)
Cut-Off Date Balance		$264,000,000
Cut-Off Date Balance/Unit		$250,951
Cut-Off Date LTV		71.0%
Maturity Date LTV		71.0%
UW DSCR on NCF		1.35x
(1)	An annual deposit into the tax and insurance reserve will be required upon an event of default as specified in the related Mortgage Loan documents.
(2)	An annual deposit of $228,408 into the replacement reserve will be required upon certain conditions as specified in the related Mortgage Loan documents.
(3)	Additional future pari passu debt is permitted subject to (i) a combined maximum LTV ratio based upon the aggregate principal balance of the Newport Bluffs Whole Loan and the Newport Bluffs Future Pari Passu Loan of 65.0% during the first 60 months of the loan term, and 60.0% anytime thereafter, (ii) a combined minimum DSC ratio based upon the aggregate principal balance of the Newport Bluffs Whole Loan and the Newport Bluffs Future Pari Passu Loan of 1.35x during the first 60 months of the loan term, and 1.45x anytime thereafter and (iii) certain other conditions as specified in the related Mortgage Loan documents.
(4)	LTV ratios, DSC ratio and Cut-Off Date Balance/Unit were derived based upon the aggregate indebtedness of or debt service on the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan.

Property Information
Number of Mortgaged Properties	1
Location	Newport Beach, CA
Property Type	Multifamily – Conventional
Size (Units)	1,052
Occupancy as of September 25, 2006	94.3%
Year Built / Year Renovated	1999 / NA
Appraised Value	$371,900,000
Property Management	Irvine Community Development Co. LLC
UW Economic Occupancy	94.1%
UW Revenues	$28,343,179
UW Total Expenses	$6,324,731
UW Net Operating Income (NOI)	$22,018,448
UW Net Cash Flow (NCF)	$21,780,696

Newport Bluffs

Unit Mix
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
Studio	33	549	18,117	1.7%	$1,483
1 BR/1 BA	391	791	309,281	29.1	$1,928
2 BR/2 BA	359	1,088	390,592	36.7	$2,238
2 BR/2 BA Townhome	112	1,195	133,840	12.6	$2,690
3 BR/2 BA	47	1,336	62,792	5.9	$2,830
3 BR/3 BA Townhome	110	1,363	149,930	14.1	$3,125

Total/Average	1,052	1,012	1,064,552	100.0%	$2,266/$2.24/SF

Newport Bluffs

•	The Loan. The Mortgage Loan (the “Newport Bluffs Loan”) is secured by a first mortgage encumbering a 1,052-unit multifamily complex located in Newport Beach, California. The Newport Bluffs Loan represents approximately 3.7% of the Cut-Off Date Pool Balance. The Newport Bluffs Loan was originated on October 5, 2006 and has a principal balance as of the Cut-Off Date of $132,000,000. The Newport Bluffs Loan, which is evidenced by a pari passu note, dated October 5, 2006, is a portion of a whole loan with an original principal balance of $264,000,000. The other loan related to the Newport Bluffs Loan is evidenced by one separate note, dated October 5, 2006 (the “Newport Bluffs Pari Passu Companion Loan” and together with the Newport Bluffs Loan and the Newport Bluffs Future Pari Passu Companion Loan, if applicable, the “Newport Bluffs Whole Loan”), with an original balance of $132,000,000. Further, the related Mortgage Loan documents permit the related borrower to obtain future debt that will be pari passu in right of entitlement of payment with each of the Newport Bluffs Loan and the Newport Bluffs Pari Passu Companion Loan (the “Newport Bluffs Future Pari Passu Companion Loan”), subject to the satisfaction of certain financial conditions set forth in the related Mortgage Loan documents, including but not limited to loan-to-value tests and debt service coverage tests, as well as the written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the Newport Bluffs Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn. The Newport Bluffs Loan provides for interest-only payments for the entire loan term.

•	The Newport Bluffs Loan has a remaining term of 120 months and matures on October 11, 2016. The Newport Bluffs Loan may be prepaid at any time with payment of the greater of yield maintenance or 1.0% of the prepaid amount through and including June 11, 2016. In lieu of the yield maintenance premium, the Newport Bluffs Loan permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is Newport Bluffs LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Newport Bluffs Whole Loan. The sponsor of the borrower is The Irvine Company, a 140-year old privately held real estate investment company best known for the balanced, sustainable communities it continues to plan and create on the Irvine Ranch in Orange County, California. The company owns significant office, apartment and retail properties on the Irvine Ranch and in Silicon Valley, West Los Angeles and North San Diego, California. The Irvine Company today maintains a portfolio of approximately 400 office buildings, 39 retail centers, 80 apartment communities, 12 hotels, five marinas and three golf clubs, along with 44,000 acres of undeveloped land from the original tract. The company has earned international recognition for its comprehensive planning and the high quality of its design, architecture and landscaping in its villages in Irvine, California and parts of the neighboring cities of Newport Beach, Tustin, Laguna Beach and Orange County, California.

•	The Property. The Mortgaged Property is a 1,052-unit multifamily complex consisting of 52 three-story buildings situated on approximately 57.7 acres. The Mortgaged Property was constructed in 1999. The Mortgaged Property is located in Newport Beach, California within the Los Angeles-Long Beach-Santa Ana, California metropolitan statistical area. Individual unit amenities include a private patio or balcony, in-home washers and dryers, gourmet kitchens and high-speed internet. Project amenities at the Mortgaged Property include a gated community, three resort-style pools with spas, tiered sundecks with private cabanas, clubhouse with catering kitchen and courtyard, outdoor fireplace and barbeque areas, two tennis courts, fitness center with cardiovascular, exercise and weight-training equipment, multi-use aerobics area, private surround-sound movie theater and fully-equipped executive business center. As of September 25, 2006, the occupancy rate for the Mortgaged Property securing the Newport Bluffs Loan was approximately 94.3%.

•	Lock Box Account. The related Mortgage Loan documents do not require a lockbox account.

•	Property Management. Irvine Community Development Co. LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Newport Bluffs Loan.

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Gateway Shopping Center

Gateway Shopping Center

Gateway Shopping Center

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$87,000,000
Percentage of Cut-Off Date Pool Balance		2.4%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Shopping Center at Gateway, L.P.
Type of Security		Fee
Mortgage Rate		5.890%
Maturity Date		October 1, 2011
Amortization Type		Interest-Only
Interest Only Period		60
Original Term /Amortization		60 / IO
Remaining Term / Amortization		60 / IO
Lockbox		Yes
Up-Front Reserves	None
Ongoing Annual Reserves	None
Additional Financing		None
Cut-Off Date Balance		$87,000,000
Cut-Off Date Balance/SF		$182
Cut-Off Date LTV		66.4%
Maturity Date LTV		66.4%
UW DSCR on NCF		1.34x

Property Information
Number of Mortgaged Properties	1
Location	Austin, TX
Property Type	Retail – Anchored
Size (SF)	476,934
Occupancy as of August 10, 2006	100.0%
Year Built / Year Renovated	1993 / NA
Appraised Value	$131,000,000
Property Management	Simon Management Associates (Texas), LLC
UW Economic Occupancy	95.4%
UW Revenues	$10,712,728
UW Total Expenses	$3,494,987
UW Net Operating Income (NOI)	$7,217,742
UW Net Cash Flow (NCF)	$6,947,061

Gateway Shopping Center

Tenant Summary
Tenant	Ratings* Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Star Furniture	Aaa/AAA/AAA	84,779	17.8%	$12.35	$1,047,021	13.4%	July 2010
Regal Cinema	B2/BB-/NR	66,918	14.0	$6.82	456,500	5.8	November 2031
Best Buy	Baa3/BBB/BBB+	46,798	9.8	$10.75	503,079	6.4	January 2012
Linens ’n Things	B3/B/B-	35,058	7.4	$12.28	430,512	5.5	January 2010
Whole Foods Market	Ba2/BBB-/NR	34,078	7.1	$14.77	503,284	6.4	April 2010

Total Major Tenants		267,631	56.1%	$10.99	$2,940,396	37.5%
Non-Major Tenants		209,303	43.9	$23.40	4,898,292	62.5

Occupied Total		476,934	100.0%	$16.44	$7,838,688	100.0%

Vacant Space		0	0.0

Property Total		476,934	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	1	$26.40	2,500	0.5%	0.5%	0.8%	0.8%
2007	4	$26.91	7,888	1.7%	2.2%	2.7%	3.6%
2008	7	$19.13	46,744	9.8%	12.0%	11.4%	15.0%
2009	4	$28.18	19,839	4.2%	16.1%	7.1%	22.1%
2010	10	$14.99	201,567	42.3%	58.4%	38.5%	60.6%
2011	6	$24.82	41,622	8.7%	67.1%	13.2%	73.8%
2012	1	$10.75	46,798	9.8%	76.9%	6.4%	80.2%
2013	1	$18.00	7,137	1.5%	78.4%	1.6%	81.9%
2014	0	$0.00	0	0.0%	78.4%	0.0%	81.9%
2015	1	$20.00	3,321	0.7%	79.1%	0.8%	82.7%
2016	1	$14.73	6,700	1.4%	80.5%	1.3%	84.0%
Thereafter	2	$13.54	92,818	19.5%	100.0%	16.0%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Gateway Shopping Center

•	The Loan. The Mortgage Loan (the “Gateway Shopping Center Loan”) is secured by a first mortgage encumbering an anchored retail center located in Austin, Texas. The Gateway Shopping Center Loan represents approximately 2.4% of the Cut-Off Date Pool Balance. The Gateway Shopping Center Loan was originated on September 13, 2006 and has a principal balance as of the Cut-Off Date of $87,000,000. The Gateway Shopping Center Loan provides for interest-only payments for the entire loan term.

The Gateway Shopping Center Loan has a remaining term of 60 months and matures on October 1, 2011. The Gateway Shopping Center Loan may be prepaid on or after January 1, 2011, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is Shopping Center at Gateway, L.P., a Delaware limited partnership and a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gateway Shopping Center Loan. The primary sponsor of the borrower is Simon Property Group, L.P. (“Simon”). Headquartered in Indianapolis, Indiana, Simon is the largest publicly traded real estate investment trust (REIT) in North America and the country’s largest owner, developer and manager of high quality retail real estate. Simon operates from four major platforms: regional malls, Premium Outlet centers, community/lifestyle centers and international shopping centers. Simon owns, or has an interest in, approximately 284 properties in the United States, comprising more than 200 million square feet of gross leasable area in 38 states plus Puerto Rico. Simon also has an interest in more than 52 European shopping centers in France, Italy and Poland; 5 Premium Outlet centers in Japan; and 1 Premium Outlet center in Mexico. Simon Property Group, L.P., the operating partnership, is rated “Baa1” (Moody’s), “A-” (S&P) and “BBB+” (Fitch). Simon is a NYSE listed company (NYSE: SPG) and a member of the S&P 500 index.

•	The Property. Gateway Shopping Center is a Class A retail center. Situated on approximately 46.1 acres, the center is comprised of 12 one- and two-story buildings that were built in phases between 1993 and 2004. The Mortgaged Property is located in Austin, Texas at the heart of the “Golden Triangle”, the premier retail area within the Austin, Texas MSA. This regional outdoor shopping center features 476,934 square feet of borrower-owned retail GLA and was approximately 100.0% occupied as of August 10, 2006.

The largest tenant is Star Furniture occupying approximately 84,779 square feet, or approximately 17.8% of the net rentable area. Star Furniture, founded over 90 years ago, is one of the largest retail furniture stores in the country with 10 showrooms in Texas. Star Furniture is owned by Berkshire Hathaway. As of October 4, 2006, Berkshire Hathaway was rated “Aaa” (Moody’s), “AAA” (S&P) and “AAA” (Fitch). The Star Furniture lease expires in July 2010. The second largest tenant is Regal Cinema, occupying approximately 66,918 square feet, or approximately 14.0% of the net rentable area. Regal Entertainment Group (NYSE: RGC), operates the largest and most geographically diverse theatre circuit in the United States, consisting of approximately 6,383 screens in 542 theatres in 40 states as of June 29, 2006, with over 244 million annual attendees for the fiscal year ended December 29, 2005. Regal Entertainment Group develops, acquires and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets throughout the United States. As of October 4, 2006, Regal Entertainment Group was rated “B2” (Moody’s). The Regal Cinema lease expires in November 2031. The third largest tenant is Best Buy, occupying approximately 46,798 square feet, or approximately 9.8% of the net rentable area. Best Buy (NYSE: BBY), operates as a specialty retailer of consumer electronics, home-office products, entertainment software, appliances, and related services. It operates retail stores and commercial Web sites under the brand names Best Buy, Future Shop, Magnolia Audio Video, and Geek Squad. As of October 4, 2006, Best Buy was rated “Baa3” (Moody’s), “BBB” (S&P) and “BBB+” (Fitch). As of May 10, 2006, the company operated approximately 930 retail stores in the United States and in Canada. The Best Buy lease expires in January 2012.

Gateway Shopping Center

•	Release Provisions. Non-income producing parcels of the Mortgaged Property may be released provided that (i) there is no material adverse effect, (ii) a REMIC opinion is delivered and (iii) the remaining property complies with all applicable laws and remains separate tax parcels.

•	Lockbox Account. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

•	Management. Simon Management Associates (Texas), LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Gateway Shopping Center Loan.

Embassy Suites – Washington, DC

Embassy Suites – Washington, DC

Embassy Suites – Washington, DC

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$65,000,000
Percentage of Cut-Off Date Pool Balance		1.8%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor	International Painters and Allied Trades Industry Pension Fund
Type of Security		Fee
Mortgage Rate		5.930%
Maturity Date		November 11, 2016
Amortization Type		Balloon
Interest Only Period		36
Original Term / Amortization		120 / 300
Remaining Term / Amortization		120 / 300
Lockbox		None

Up-Front Reserves
Tax	Yes
Debt Service Reserve(1)	$7,709,000

Ongoing Annual Reserves
Tax	Yes
FF&E(2)	Yes

Additional Financing		None

Cut-Off Date Balance		$65,000,000
Cut-Off Date Balance/Room		$169,271
Cut-Off Date LTV		65.9%
Maturity Date LTV		56.4%
UW DSCR on NCF		1.44x
(1)	An amount equal to two years of interest payments will be taken upon origination of the related Mortgage Loan as additional security for the Mortgage until the hotel attains a stabilized occupancy. Such amounts will be released upon mortgagee satisfaction and upon other conditions as described in the related Mortgage Loan documents.
.(2)	4.0% of gross revenues will be escrowed, commencing in year 3.
(3)	Year to date occupancy.

Property Information
Number of Mortgaged Properties	1
Location	Washington, DC
Property Type	Hospitality – Full Service
Size (Rooms)	384
Occupancy as of August 31, 2006(3)	72.3%
Year Built / Year Renovated	2005 / NA
Appraised Value	$98,600,000
Property Management	Promus Hotels, Inc.
UW Economic Occupancy	78.0%
UW Revenues	$29,160,394
UW Total Expenses	$20,474,430
UW Net Operating Income (NOI)	$8,685,965
UW Net Cash Flow (NCF)	$7,181,288

Embassy Suites – Washington, DC

Facility Summary
Guest Rooms	Number of Rooms
King	273
Double/Double	111

Total	384

Meeting Rooms	Square Feet
Meeting Space	7,000

Food and Beverage	Seating
Finn and Porter Restaurant	200

Other Amenities
Gift Shop
Fitness Center
Indoor swimming pool

Financial Schedule
Year	2006
Latest Period	T6 Ending 8/2006
Occupancy	66.1%
ADR	$241.35
REVPAR	$159.48
UW Occupancy	78.0%
UW ADR	$206.91
UW REVPAR	$161.39

Embassy Suites – Washington, DC

•	The Loan. The Mortgage Loan (the “Embassy Suites – Washington, DC Loan”) is secured by a first mortgage encumbering a full-service hotel located in Washington, DC. The Embassy Suites – Washington, DC Loan represents approximately 1.8% of the Cut-Off Date Pool Balance. The Embassy Suites – Washington, DC Loan will be originated on October 30, 2006, and has a principal balance as of the Cut-Off Date of $65,000,000. The Embassy Suites – Washington, DC Loan provides for interest-only payments for the first 36 months of the loan term, and thereafter, fixed monthly payments of principal and interest.

The Embassy Suites – Washington, DC Loan has a remaining term of 120 months and matures on November 11, 2016. The Embassy Suites – Washington, DC Loan may be prepaid on or after September 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is 1000 K, L.L.C., a special purpose entity. Legal counsel to the borrower will deliver a non-consolidation opinion in connection with the origination of the Embassy Suites – Washington, DC Loan. The sponsor of the borrower is the International Painters and Allied Trades Industry Pension Fund, a pension fund with assets in excess of $2.4 billion and more than 7,000 employers in the United States and Canada who participate in the pension fund.

•	The Property. The Mortgaged Property is a full-service hotel, containing 384 rooms and approximately 7,000 square feet of flexible meeting space on approximately 0.6 acres. The Mortgaged Property was constructed in 2005. The Mortgaged Property is located in Washington, DC, approximately two blocks from the Washington Convention Center and one mile from the White House. The amenities at the Mortgaged Property include an indoor swimming pool, fitness center, restaurant, meeting rooms, ballrooms, gift shop and guest laundry. Based upon year-to-date period ending August 31, 2006, the occupancy rate for the Mortgaged Property securing the Embassy Suites – Washington, DC Loan was approximately 72.3%.

•	Lockbox Account. The related Mortgage Loan documents do not require a lockbox account.

•	Management. Promus Hotels, Inc. (“Promus”) is the property manager for the Mortgaged Property securing the Embassy Suites – Washington, DC Loan. Promus, an affiliate of Hilton Hotels Corporation, franchises and manages Hilton’s Doubletree, Embassy Suites, Hampton Inn, Hampton Inn & Suites, Homewood Suites and Harrison Conference Centers brands.

Westin – Falls Church, VA

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$64,000,000
Percentage of Cut-Off Date Pool Balance		1.8%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		James A. Procaccianti
Type of Security		Fee
Mortgage Rate		5.510%
Maturity Date		October 11, 2015
Amortization Type		Balloon
Interest Only Period		84
Original Term / Amortization		120 / 300
Remaining Term / Amortization		108 / 300
Lockbox		None

Up-Front Reserves
Tax/Insurance	Yes
PIP(1)	$6,646,338

Ongoing Annual Reserves
Tax/Insurance	Yes
FF&E(2)	Yes

Additional Financing		None

Cut-Off Date Balance		$64,000,000
Cut-Off Date Balance/Room		$158,025
Cut-Off Date LTV		66.7%
Maturity Date LTV		62.8%
UW DSCR on NCF		1.37x
(1)	The Mortgaged Property is currently undergoing a renovation and subsequent reflagging of the hotel. Total cost for the conversion was estimated to be approximately $20,254,422. Certain of these funds, totaling $15,757,958, were originally escrowed by the mortgagee. As of September 11, 2006, the current balance of the escrow is $6,646,338.
(2)	The FF&E reserve escrow commenced in April 2006, and is calculated as 2.0% of gross revenue for the prior year through October 2006. Commencing in November 2006, the ongoing annual FF&E reserve will be 3.0% of gross revenue of the prior year through October 2007, and 4.0% of thereafter.
(3)	Trailing 12-month occupancy.

Property Information
Number of Mortgaged Properties	1
Location	Falls Church, VA
Property Type	Hospitality - Full Service
Size (Rooms)	405
Occupancy as of July 31, 2006(3)	52.2%
Year Built / Year Renovated	1979 / 2006
Appraised Value	$96,000,000
Property Management	Lenox Hotels, Inc.
UW Economic Occupancy	70.0%
UW Revenues	$19,751,625
UW Total Expenses	$12,513,846
UW Net Operating Income (NOI)	$7,237,779
UW Net Cash Flow (NCF)	$6,447,714

Westin – Falls Church, VA

Facility Summary
Guest Rooms	Number of Rooms
King	260
Double-Double	122
Suite	9
ADA-Compliant	14

Total	405

Meeting Rooms	Square Feet
Executive Meeting Center	6,753
Ballroom	5,130
Foyer	1,160

Total	13,043

Food and Beverage	Seating
Food 101 Restaurant	150
Fusion Lounge	200

Total	350

Other Amenities
Heated indoor pool and hot tub
Exercise room
Business Center

Financial Schedule
Year	2005-2006
Latest Period	TTM 7/31/2006
Occupancy	52.2%
ADR	$138.51
REVPAR	$72.26
UW Occupancy	70.0%
UW ADR	$150.00
UW REVPAR	$105.00

Brookfield Lakes Corporate Center

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$60,563,000
Percentage of Cut-Off Date Pool Balance		1.7%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		John R. Saunders
Type of Security		Fee
Mortgage Rate		5.610%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest-Only Period		84
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox(1)		Springing

Up-Front Reserves
Tax/Insurance	Yes
TI/LC	$2,000,000
Replacement	$650,000

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement(2)	Springing
TI/LC(3)	Springing

Additional Financing	Mezzanine	$15,912,500

Cut-Off Date Balance		$60,563,000
Cut-Off Date Balance/SF		$120
Cut-Off Date LTV		75.2%
Maturity Date LTV		72.3%
UW DSCR on NCF		1.33x
(1)	Lockbox is required (i) upon the occurrence of an event of default or (ii) if the mezzanine loan is not fully repaid prior to the date which is 120 days after October 4, 2006.
(2)	If the balance of the initial replacement reserve drops below $101,344 ($0.20/SF), the borrower will be required to fund an annual amount of $101,344 on a monthly basis until the account reaches a balance of $304,031, before requesting reimbursements from this account. Borrower shall not be required to make any deposits after October 2015.
(3)	In addition to the upfront TI/LC funding, the borrower is required to fund $300,000 into the TI/LC escrow during the year beginning in February 2008 and continuing through January 2009, and an additional $500,000 must be funded during the year beginning in February 2009 and continuing through January 2010, and $250,000 during the year beginning in February 2010 and through and including January 2011.

Property Information
Number of Mortgaged Properties	1
Location	Brookfield, WI
Property Type	Office – Suburban
Size (SF)	506,719
Occupancy as of September 18, 2006	89.2%
Year Built / Year Renovated	1984 – 1999 / 1992 – 2004
Appraised Value	$80,500,000
Property Management	Hammes Company
UW Economic Occupancy	89.6%
UW Revenues	$9,556,127
UW Total Expenses	$3,620,498
UW Net Operating Income (NOI)	$5,935,636
UW Net Cash Flow (NCF)	$5,555,442

Brookfield Lakes Corporate Center

Tenant Summary
Tenant	Ratings* Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Fiserv	Baa2/BBB+/NR	33,575	6.6%	$13.75	$461,656	7.5%	September 2010
General Casualty Company	Aa3/A+/AA-	32,160	6.3	$14.10	453,456	7.4	October 2009
Hydrite Chemical Company	NR/NR/NR	26,257	5.2	$13.50	354,470	5.8	December 2012
JC Penney Company	Baa3/BBB-/BBB-	20,155	4.0	$9.75	196,511	3.2	January 2008
Hammes Company	NR/NR/NR	17,462	3.4	$13.50	235,737	3.8	January 2009

Total Major Tenants		129,609	25.6%	$13.13	$1,701,830	27.7%
Non-Major Tenants		322,249	63.6	$13.78	4,440,641	72.3

Occupied Total		451,858	89.2%	$13.59	$6,142,471	100.0%

Vacant Space		54,861	10.8

Property Total		506,719	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	6	$13.35	31,150	6.1%	6.1%	6.8%	6.8%
2007	11	$13.32	49,539	9.8%	15.9%	10.7%	17.5%
2008	12	$11.82	54,069	10.7%	26.6%	10.4%	27.9%
2009	16	$14.12	130,480	25.7%	52.3%	30.0%	57.9%
2010	12	$13.39	79,454	15.7%	68.0%	17.3%	75.2%
2011	5	$13.28	32,122	6.3%	74.4%	6.9%	82.2%
2012	2	$13.50	28,645	5.7%	80.0%	6.3%	88.5%
2013	2	$15.48	17,568	3.5%	83.5%	4.4%	92.9%
2014	2	$15.73	20,621	4.1%	87.6%	5.3%	98.2%
2015	1	$13.44	6,183	1.2%	88.8%	1.4%	99.5%
2016	0	$0.00	0	0.0%	88.8%	0.0%	99.5%
Thereafter	1	$13.75	2,027	0.4%	89.2%	0.5%	100.0%
Vacant	0	NA	54,861	10.8%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Intercontinental Multifamily Portfolio

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$59,000,000
Percentage of Cut-Off Date Pool Balance		1.6%
Number of Mortgage Loans		4
Loan Purpose		Acquisition
Sponsor	Intercontinental Real Estate Investment Fund III, LLC
Type of Security		Fee
Mortgage Rate		5.930%
Maturity Date		September 11, 2011
Amortization Type		Interest-Only
Interest-Only Period		60
Original Term / Amortization		60 / IO
Remaining Term / Amortization		59 / IO
Lockbox		None

Up-Front Reserves
Tax	Yes
Engineering	$899,869

Ongoing Annual Reserves
Tax/Insurance	Yes/Springing
Replacement	$275,744

Additional Financing		None

Cut-Off Date Balance		$59,000,000
Cut-Off Date Balance/Unit		$53,105
Cut-Off Date LTV		76.3%
Maturity Date LTV		76.3%
UW DSCR on NCF		1.46x

Property Information
Number of Mortgaged Properties	4
Location	Various
Property Type	Multifamily – Conventional
Size (Units)	1,111
Occupancy as of July 11, 2006	95.5%
Year Built / Year Renovated	Various / NA
Appraised Value	$77,300,000
Property Management	Sawyer Property Management of Maryland, LLC
UW Economic Occupancy	92.8%
UW Revenues	$10,753,144
UW Total Expenses	$5,373,867
UW Net Operating Income (NOI)	$5,379,277
UW Net Cash Flow (NCF)	$5,103,534

Intercontinental Multifamily Portfolio

Intercontinental Multifamily Portfolio Summary
Property Name	Property Location	Cut-Off Date Balance	Year Built	Year Renovated	Units	Cut-Off Date Balance Per Unit	Occupancy*	UW Occupancy	Underwritten Net Cash Flow	Appraised Value	Appraised Value Per Unit
Liberty Estates Apartments	Hampton, VA	$24,120,000	1964	NA	580	$41,586	96.9%	92.8%	$2,197,925	$30,150,000	$51,983
Laurel Pines Apartments	Laurel, MD	17,180,000	1961	NA	236	$72,797	93.2%	91.1%	1,412,212	23,600,000	$100,000
Country Club Apartments	Glen Burnie, MD	10,600,000	1962	NA	150	$70,667	94.7%	93.1%	887,252	13,850,000	$92,333
Strawberry Hill Apartments	Baltimore, MD	7,100,000	1964	NA	145	$48,966	94.5%	95.3%	606,145	9,700,000	$66,897

		$59,000,000			1,111	$53,105	95.5%	92.8%	$5,103,534	$77,300,000	$69,577

*	Occupancy date as of July 11, 2006, for all Mortgaged Properties.

Intercontinental Multifamily Portfolio

Liberty Estates Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
1 BR/1 BA	211	775	163,480	30.5%	$ 660
2 BR/1 BA	317	974	308,810	57.7	$ 743
3 BR/1.5 BA	52	1,216	63,220	11.8	$1,003

Total/Average	580	923	535,510	100.0%	$736/$0.80/SF

Laurel Pines Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
1 BR/1 BA	62	748	46,376	23.1%	$ 863
2 BR/1 BA	132	830	109,531	54.5	$1,010
3 BR/1.5 BA	42	1,076	45,192	22.5	$1,095

Total/Average	236	852	201,099	100.0%	$987/$1.16/SF

Country Club Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
1 BR/1 BA	26	748	19,448	16.5%	$790
2 BR/1 BA	124	794	98,456	83.5	$875

Total/Average	150	786	117,904	100.0%	$860/$1.09/SF

Strawberry Hill Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
Studio	19	416	7,904	6.9%	$620
1 BR/1 BA	37	711	26,307	23.1	$755
2 BR/1 BA	89	896	79,744	70.0	$870

Total/Average	145	786	113,955	100.0%	$808/$1.03/SF

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates Series 2006-C28

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This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Loop Capital Markets, LLC (collectively, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income ‘‘tax treatment’’ and ‘‘tax structure’’ (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES
Citigroup	Deutsche Bank Securities	Goldman, Sachs & Co.	Loop Capital Markets, LLC

Jogani Portfolio 1

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$57,231,900
Percentage of Cut-Off Date Pool Balance		1.6%
Number of Mortgage Loans		9
Loan Purpose		Refinance
Sponsor		H.K. Realty, Inc.
Type of Security		Fee
Partial Release(1)		Yes
Mortgage Rate		5.5959189%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		None
Original Term / Amortization		120 / 360
Remaining Team / Amortization		120 / 360
Lockbox		None

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$116,356
Earnout(2)	$1,129,000

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$235,000

Additional Financing		None

Cut-Off Date Balance		$57,231,900
Cut-Off Date Balance/Unit		$60,885
Cut-Off Date LTV		74.8%
Maturity Date LTV		62.7%
UW DSCR on NCF		1.22x
(1)	The related Mortgage Loan documents permit the release of individual Mortgage Properties upon defeasance with U.S. government obligations beginning two years after the Closing Date in an amount equal to (i) 110% of the related allocated Mortgage Loan amount if the DSC ratio is below 1.25x or the LTV ratio is greater than 75% for such Mortgaged Property or (ii) 100% of the related allocated Mortgage Loan amount if the DSC ratio is at least 1.25x and the LTV ratio does not exceed 75% for such Mortgaged Property. The individual Mortgaged Properties may also be released beginning two years after origination pursuant to an arms-length transfer provided (i) no event of default has occurred, (ii) the remaining Mortgaged Properties maintain a DSC ratio of at least 1.20x and an LTV ratio of greater than 80% and (iii) the release satisfies certain transfer provisions of the related Mortgage Loan documents.

(2)	The earnout is with respect to the Casa Tierra Apartments loan. This reserve can be released based upon attaining a 1.20x DSC ratio on an annualized 6 months net operating income.

Property Information
Number of Mortgaged Properties	9
Location	Various
Property Type	Multifamily - Conventional
Size (Units)	940
Occupancy as of Various Dates	95.8%
Year Built / Year Renovated	Various / Various
Appraised Value	$76,515,000
Property Management	Various
UW Economic Occupancy	92.8%
UW Revenues	$8,188,059
UW Total Expenses	$3,140,509
UW Net Operating Income (NOI)	$5,047,550
UW Net Cash Flow (NCF)	$4,812,550

Jogani Portfolio 1

Jogani Portfolio 1
Property Name	Property Location	Cut-Off Date Balance	Year Built	Units	Cut-Off Date Balance Per Unit	Occupancy*	UW Occupancy	Underwritten Net Cash Flow	Appraised Value	Appraised Value Per Unit
Burnet House Apartments	North Hills, CA	$3,096,300	1987	36	$86,008	97.2%	92.3%	$262,004	$4,325,000	$120,139
Casa Tierra Apartments	Phoenix, AZ	6,775,000	1981	200	$33,875	91.0%	85.3%	572,628	9,800,000	$49,000
Cove Apartments	Sun Valley, CA	3,471,600	1969	49	$70,849	98.0%	91.6%	295,726	4,850,000	$98,980
Hollywood Point Apartments	Los Angeles, CA	4,339,200	1962	50	$86,784	96.0%	98.0%	356,983	5,800,000	$116,000
Las Palmas I,II,III Apartments	Rialto, CA	15,553,000	1984	212	$73,363	98.6%	97.2%	1,285,633	20,850,000	$98,349
Northridge Pointe Apartments	Northridge, CA	2,872,000	1963	28	$102,571	96.4%	95.7%	244,666	3,600,000	$128,571
Park Circle Apartments	Lancaster, CA	11,216,800	1988	164	$68,395	96.3%	90.0%	942,593	14,600,000	$89,024
Valencia—Hawthorne Apartments	Hawthorne, CA	3,748,000	1968	51	$73,490	100.0%	96.6%	310,711	4,990,000	$97,843
West View Apartments	Avenal, CA	6,160,000	1987	150	$41,067	95.3%	96.4%	541,605	7,700,000	$51,333

		$57,231,900		940	$60,885	95.8%	92.8%	$4,812,550	$76,515,000	$81,399

*	The occupancy date is August 31, 2006 with respect to 6 Mortgaged Properties, August 20, 2006 with respect to 2 Mortgaged Properties and September 7, 2006 with respect to 1 Mortgaged Property.

Jogani Portfolio 1

Burnet House Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	7	650	4,550	14.6%	$850
2 BR/1 BA	21	900	18,900	60.5	$995
2 BR/2 BA	7	940	6,580	21.1	$1,025
3 BR/2 BA	1	1,200	1,200	3.8	$1,100

Total/Average	36	868	31,230	100.0%	$976/$1.12/SF

Casa Tierra Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	28	440	12,320	9.0%	$470
1 BR/1 BA	24	625	15,000	10.9	$530
1 BR/1 BA	24	675	16,200	11.8	$540
1 BR/1 BA	90	700	63,000	45.9	$560
2 BR/2 BA	34	900	30,600	22.3	$695

Total/Average	200	686	137,120	100.0%	$564/$0.82/SF

Cove Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	9	390	3,510	12.7%	$700
1 BR/1 BA	37	588	21,756	78.8	$850
2 BR/1 BA	3	778	2,334	8.5	$1,150

Total/Average	49	563	27,600	100.0%	$841/$1.49/SF

Hollywood Pointe (Los Angeles) Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	9	400	3,600	11.0%	$875
1 BR/1 BA	36	670	24,120	73.9	$1,025
2 BR/2 BA	5	980	4,900	15.0	$1,275

Total/Average	50	652	32,620	100.0%	$1,023/$1.57/SF

Jogani Portfolio 1

Las Palmas I,II,III Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	20	530	10,600	6.0%	$660
1 BR/1 BA	54	697	37,638	21.4	$750
2 BR/1 BA	32	800	25,600	14.6	$840
2 BR/2 BA	24	927	22,248	12.7	$890
2 BR/2 BA	67	940	62,980	35.8	$890
3 BR/2 BA	15	1,110	16,650	9.5	$1,065

Total/Average	212	829	175,716	100.0%	$837/$1.01/SF

Northridge Pointe Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	7	617	4,319	18.6%	$950
2 BR/1 BA	2	840	1,680	7.3	$1,163
2 BR/1.5 BA	17	880	14,960	64.6	$1,195
3 BR/1.5 BA	2	1,100	2,200	9.5	$1,350

Total/Average	28	827	23,159	100.0%	$1,143/$1.38/SF

Park Circle Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	64	675	43,200	30.7%	$725
2 BR/2 BA	100	975	97,500	69.3	$875

Total/Average	164	858	140,700	100.0%	$816/$0.95/SF

Valencia—Hawthorne Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Bachelor	2	350	700	2.8%	$575
Studio	16	450	7,200	28.4	$695
1 BR/1 BA	32	525	16,800	66.3	$825
2 BR/1 BA	1	650	650	2.6	$1,025

Total/Average	51	497	25,350	100.0%	$778/$1.57/SF

West View Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	16	845	13,520	7.3%	$545
2 BR/2 BA	56	1,176	65,856	35.3	$595
2 BR/2 BA	45	1,200	54,000	29.0	$665
3 BR/2.5 BA	32	1,600	51,200	27.5	$735
4 BR/2.5 BA	1	1,900	1,900	1.0	$800

Total/Average	150	1,243	186,476	100.0%	$642/$0.52/SF

The Willows Shopping Center

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$56,000,000
Percentage of Cut-Off Date Pool Balance		1.6%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor	Capital & Counties U.S.A., Inc.
Type of Security	Fee and Leasehold
Mortgage Rate		5.900%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox		None

Up-Front Reserves
Engineering	$90,000
Pier One Collateral Reserve(1)	$120,000

Ongoing Annual Reserves
Tax / Insurance(2)	Springing

Additional Financing(3)		None

Cut-Off Date Balance		$56,000,000
Cut-Off Date Balance/SF		$214
Cut-Off Date LTV		67.1%
Maturity Date LTV		62.7%
UW DSCR on NCF		1.24x
(1)	The Pier One reserve will be released upon (i) evidence of Pier One’s occupancy, (ii) payment of rent and (iii) upon certain other conditions as described in the related Mortgage Loan documents.
(2)	An annual deposit into the tax and insurance reserve will be required upon an event of default as specified in the related Mortgage Loan documents.
(3)	Future mezzanine debt is permitted subject to (i) an aggregate maximum LTV ratio of 70.0%, (ii) an aggregate minimum DSC ratio of 1.25x and (iii) other certain conditions as described in the related Mortgage Loan documents.

Property Information
Number of Mortgaged Properties	1
Location	Concord, CA
Property Type	Retail – Anchored
Size (SF)	261,339
Occupancy as of August 16, 2006	97.9%
Year Built / Year Renovated	1977 / NA
Appraised Value	$83,500,000
Property Management	Colliers International Asset Management, Inc.
UW Economic Occupancy	95.0%
UW Revenues	$7,259,886
UW Total Expenses	$2,015,451
UW Net Operating Income (NOI)	$5,244,435
UW Net Cash Flow (NCF)	$4,947,475

The Willows Shopping Center

Tenant Summary
Tenant	Ratings* Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
REI	NR/NR/NR	29,486	11.3%	$19.00	$560,234	10.3%	May 2008
CompUSA, Inc.	NR/NR/NR	26,000	9.9	$19.18	498,680	9.2	October 2011
Gap, Inc.	Baa3/BBB-/BBB-	25,000	9.6	$19.00	475,000	8.8	March 2011
Cost Plus World Market	NR/NR/NR	21,000	8.0	$19.00	399,000	7.4	October 2007
Leisure Planet (The Jungle)	NR/NR/NR	18,725	7.2	$14.73	275,819	5.1	March 2010

Total Major Tenants		120,211	46.0%	$18.37	$2,208,733	40.7%
Non-Major Tenants		135,702	51.9	$23.69	3,214,450	59.3

Occupied Total		255,913	97.9%	$21.19	$5,423,184	100.0%

Vacant Space		5,426	2.1

Property Total		261,339	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	2	$12.17	3,805	1.5%	1.5%	0.9%	0.9%
2007	4	$18.61	39,402	15.1%	16.5%	13.5%	14.4%
2008	3	$19.45	34,973	13.4%	29.9%	12.5%	26.9%
2009	1	$42.61	5,000	1.9%	31.8%	3.9%	30.8%
2010	7	$18.72	56,104	21.5%	53.3%	19.4%	50.2%
2011	4	$20.52	61,800	23.6%	76.9%	23.4%	73.6%
2012	1	$19.48	11,148	4.3%	81.2%	4.0%	77.6%
2013	1	$10.70	4,000	1.5%	82.7%	0.8%	78.4%
2014	1	$45.00	1,188	0.5%	83.2%	1.0%	79.4%
2015	1	$33.05	5,316	2.0%	85.2%	3.2%	82.6%
2016	2	$27.57	17,802	6.8%	92.0%	9.1%	91.7%
Thereafter	2	$29.39	15,375	5.9%	97.9%	8.3%	100.0%
Vacant	0	NA	5,426	2.1%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Jogani Portfolio 2

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$55,957,500
Percentage of Cut-Off Date Pool Balance		1.6%
Number of Mortgage Loans		11
Loan Purpose		Refinance
Sponsor		H.K. Realty, Inc.
Type of Security		Fee
Partial Release*		Yes
Mortgage Rate		5.590%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		None
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox		None

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$13,432
Seismic Retrofit	$192,500

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$198,250

Additional Financing		None

Cut-Off Date Balance		$55,957,500
Cut-Off Date Balance/Unit		$70,387
Cut-Off Date LTV		74.5%
Maturity Date LTV		62.4%
UW DSCR on NCF		1.21x
*	The related Mortgage Loan documents permit the release of individual Mortgage Properties upon defeasance with U.S. government obligations beginning two years after the Closing Date in an amount equal to (i) 110% of the related allocated Mortgage Loan amount if the DSC ratio is below 1.25x or the LTV ratio is greater than 75% for such Mortgaged Property or (ii) 100% of the related allocated Mortgage Loan amount if the DSC ratio is at least 1.25x and the LTV ratio does not exceed 75% for such Mortgaged Property. The individual Mortgaged Properties may also be released beginning two years after origination pursuant to an arms-length transfer provided (i) no event of default has occurred, (ii) the remaining Mortgaged Properties maintain a DSC ratio of at least 1.20x and an LTV ratio of greater than 80% and (iii) the release satisfies certain transfer provisions of the related Mortgage Loan documents.

Property Information
Number of Mortgaged Real Properties	11
Location	Various
Property Type	Multifamily - Conventional
Size (Units)	795
Occupancy as of Various Dates	98.0%
Year Built / Year Renovated	Various / Various
Appraised Value	$75,150,000
Property Management	Various
UW Economic Occupancy	94.0%
UW Revenues	$7,500,705
UW Total Expenses	$2,646,890
UW Net Operating Income (NOI)	$4,853,815
UW Net Cash Flow (NCF)	$4,655,565

Jogani Portfolio 2

Jogani Portfolio 2
Property Name	Property Location	Cut-Off Date Balance	Year Built	Units	Cut-Off Date Balance Per Unit	Occupancy*	UW Occupancy	Underwritten Net Cash Flow	Appraised Value	Appraised Value Per Unit
Ambassador Inn Apartments	Fullerton, CA	$15,081,900	1972	236	$63,906	97.5%	91.0%	$1,239,241	$20,300,000	$86,017
Courtyard Van Nuys Apartments	Van Nuys, CA	3,598,700	1965	60	$59,978	98.3%	98.2%	305,110	4,750,000	$79,167
El Adobe Apartments	Pico Rivera, CA	4,139,500	1966	67	$61,784	100.0%	96.2%	337,899	5,300,000	$79,104
Hollywood Pointe - Inglewood Apartments	Inglewood, CA	5,701,200	1965	61	$93,462	98.4%	99.0%	476,375	7,400,000	$121,311
Park Royale Apartments	Glendale, CA	1,489,100	1962	18	$82,728	100.0%	94.8%	125,823	2,200,000	$122,222
Park Wood Patio Apartments	Palmdale, CA	3,360,000	1987	52	$64,615	98.1%	91.7%	309,325	4,200,000	$80,769
Rose Terrace Apartments	Whittier,CA	4,577,300	1963	54	$84,765	96.3%	98.6%	378,172	6,800,000	$125,926
South Towers Apartments	Los Angeles, CA	3,039,800	1989	33	$92,115	97.0%	93.5%	254,892	4,200,000	$127,273
Suntree Apartments	Rialto, CA	3,843,900	1985	50	$76,878	100.0%	96.7%	315,614	5,000,000	$100,000
Terrace Point Apartments	Van Nuys, CA	7,362,900	1975	123	$59,861	96.8%	92.3%	605,158	9,900,000	$80,488
Woodland Pointe Apartments	Canoga Park, CA	3,763,200	1989	41	$91,785	100.0%	93.7%	307,956	5,100,000	$124,390

		$55,957,500		795	$70,387	98.0%	94.0%	$4,655,565	$75,150,000	$94,528

*	The occupancy date is August 31, 2006 with respect to 5 Mortgaged Properties, August 21, 2006 with respect to 3 Mortgaged Properties and June 30, 2006 with respect to 2 Mortgaged Properties.

Jogani Portfolio 2

Ambassador Inn Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	232	325	75,400	96.7%	$695-735
1 BR/1 BA	4	650	2,600	3.3	$850

Total/Average	236	331	78,000	100.0%	$701/$2.12/SF

Courtyard Van Nuys Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	39	475	18,525	61.6%	$765
1 BR/1 BA	21	550	11,550	38.4	$865

Total/Average	60	501	30,075	100.0%	$800/$1.60/SF

El Adobe Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	66	377	24,882	97.4%	$650
2 BR/1 BA	1	677	677	2.6	$800

Total/Average	67	381	25,559	100.0%	$652/$1.71/SF

Hollywood Pointe – Inglewood Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	7	650	4,550	7.9%	$850
2 BR/1 BA	8	849	6,792	11.8	$950
2 BR/1.5 BA	38	946	35,948	62.4	$975
2 BR/2 BA	4	1,101	4,404	7.6	$995
3 BR/2 BA	4	1,475	5,900	10.2	$1,250

Total/Average	61	944	57,594	100.0%	$977/$1.03/SF

Park Royale Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	3	450	1,350	13.3%	$675
1 BR/ 1 BA	14	548	7,672	75.8	$875
3 BR/ 2 BA	1	1,103	1,103	10.9	$1,300

Total/Average	18	563	10,125	100.0%	$865/$1.54/SF

Jogani Portfolio 2

Park Wood Patio Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	9	650	5,850	14.3%	$750
2 BR/2 BA	43	818	35,174	85.7	$875

Total/Average	52	789	41,024	100.0%	$853/$1.08/SF

Rose Terrace Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	2	500	1,000	2.1%	$750
1 BR/1 BA	12	750	9,000	18.9	900
2 BR/2 BA	38	935	35,530	74.6	$1,100
2 BR/3 BA	2	1,050	2,100	4.4	$900

Total/Average	54	882	47,630	100.0%	$1,035/$1.17/SF

South Towers Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	15	525	7,875	34.0%	$875
2 BR/1 BA	18	848	15,264	66.0	$1,125

Total/Average	33	701	23,139	100.0%	$1,011/$1.44/SF

Suntree Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
1 BR/1 BA	4	616	2,464	5.8%	$695
2 BR/1 BA	10	784	7,840	18.4	$800
2 BR/2 BA	36	896	32,256	75.8	$825

Total/Average	50	851	42,560	100.0%	$810/$0.95/SF

Terrace Point Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	21	504	10,584	12.9%	$725
1 BR/1 BA	57	598	34,086	41.4	$825
1 BR/1 BA	28	754	21,112	25.6	$925-955
2 BR/2 BA	17	975	16,575	20.1	$1,125

Total/Average	123	670	82,357	100.0%	$876/$1.31/SF

Jogani Portfolio 2

Woodland Pointe Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent
Studio	6	475	2,850	10.0%	$700
1 BR/1 BA	7	575	4,025	14.1	$875
2 BR/2 BA	28	775	21,700	75.9	$1,100

Total/Average	41	697	28,575	100.0%	$1,003/$1.44/SF

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Personality Pool

Loan Information
Mortgage Loan Seller		Nomura
Cut-Off Date Balance		$54,000,000
Percentage of Cut-Off Date Pool Balance		1.5%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Frank E. Lembi
Type of Security		Fee
Partial Release(1)		Yes
Mortgage Rate		6.5500%
Maturity Date		September 11, 2016
Amortization Type		Balloon
Interest Only Period		24
Original Term / Amortization		120 / 360
Remaining Term / Amortization		119 / 360
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes
Seasonality Debt Service Reserve	$900,000
Renovation Reserve	$4,250,000
Engineering	$21,506

Ongoing Annual Reserves
Tax/Insurance	Yes
FF&E(2)	$159,331
TI/LC(3)	$29,906
Replacement Reserves	$1,736
Seasonality Debt Service Reserve(4)	$600,000

Additional Financing		None

Cut-Off Date Balance		$54,000,000
Cut-Off Date Balance/SF(5)		$350
Cut-Off Date LTV		65.9%
Maturity Date LTV		59.1%
UW DSCR on NCF		1.14x

(1)	The mortgagee will allow for the individual release of any one of the three Mortgaged Properties after the expiration of a lockout period pursuant to the following conditions: (i) no event of default, (ii) paydown of the Mortgage Loan proceeds at 120% of the allocated loan amount attributable to the released collateral, (iii) payment of the associated defeasance penalty, (iv) a DSC ratio of 1.05x based upon the actual loan constant on a 30-year amortization and (v) the LTV ratio on the remaining collateral must not exceed 66%.
(2)	Annual FF&E escrow will be collected at $159,331 through August 2007, 3% of gross revenues from September 2007 through August 2008 and 4% of gross revenues thereafter.
(3)	TI/LC Reserve is capped at $89,718.
(4)	Seasonality Debt Service Reserve is capped at $900,000.
(5)	Cut-Off Date Balance/SF was calculated based upon the total square footage of the hospitality and retail space of approximately 154,493 square feet derived from the engineering report of the respective Mortgaged Properties dated August 2, 2006.

Property Information
Number of Mortgaged Properties	3
Location	San Francisco, CA
Property Type	Mixed Use – Hospitality/Retail
Size (SF)(5)	154,493
Occupancy as of August 31, 2006	69.0%
Year Built / Year Renovated	Various
Appraised Value	$81,900,000
Property Management	Self Managed
UW Economic Occupancy	63.0%
UW Revenues	$10,216,143
UW Total Expenses	$5,379,000
UW Net Operating Income (NOI)	$4,837,143
UW Net Cash Flow (NCF)	$4,677,253

Personality Pool

Personality Pool Portfolio Summary
Property Name	Cut-Off Date Balance	Year Built	Year Renovated	Hotel Units (SF)	Retail Units (SF)	Cut-Off Date Balance Per SF	Occupancy*	Underwritten Net Cash Flow	Appraised Value	Appraised Value Per SF
114 Powell Street	$33,000,000	1908	2005	45,846	10,218	$589	66.6%	$2,704,178	$50,400,000	$899
440 Geary Street	14,500,000	1912	1990	51,349	4,715	$259	64.5%	1,434,575	19,600,000	$350
952 Sutter Street	6,500,000	1910	1995	42,365	—	$153	78.1%	538,500	11,900,000	$281

	$54,000,000			139,560	14,933	$350	69.0%	$4,677,253	$81,900,000	$530

*	As of August 31, 2006.

Personality Pool

114 Powell Street:

Facility Summary
Guestroom Mix	No. of Rooms
Double	10
Queen	65
King	3
Twin/Twin	4
Double/Double	24
Queen/Queen	18
Suite	7

Total	131

Financial Schedule
Year	2005 - 2006
Latest Period	T-12 through 8/31/06
Occupancy	59.1%
ADR	$101.36
REVPAR	$59.95
UW Occupancy	66.1%
UW ADR	$91.79
UW REVPAR	$60.68

Tenant Summary
Tenant	Ratings Moody's/S&P/ Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Tad's Restaurant	NR/NR/NR	4,093	40.1%	$102.61	$420,000	21.3%	December 2010
The Body Shop	NR/NR/NR	1,443	14.1	$332.64	480,000	24.4	May 2016
Bankok Noodles	NR/NR/NR	1,100	10.8	$174.00	191,400	9.7	May 2009
H2O Plus LP	NR/NR/NR	945	9.2	$257.23	243,084	12.4	January 2015
Locker Room Sports	NR/NR/NR	900	8.8	$138.67	124,800	6.3	January 2010

Total Major Tenants		8,481	83.0%	$172.07	$1,459,284	74.2%
Non-Major Tenants		1,737	17.0	$292.47	508,020	25.8

Occupied Total		10,218	100.0%	$192.53	$1,967,304	100.0%

Vacant Space .		0	0.0

Property Total		10,218	100.0%

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Rolling*	% of Base Rent Rolling*	Cumulative % of Base Rent Rolling*
2006	1	$0.00	0	0.0%	0.0%	1.7%	1.7%
2007	2	$132.46	958	9.4%	9.4%	6.5%	8.1%
2008	2	$577.71	350	3.4%	12.8%	10.3%	18.4%
2009	1	$174.00	1,100	10.8%	23.6%	9.7%	28.1%
2010	4	$110.07	4,993	48.9%	72.4%	27.9%	56.1%
2011	1	$0.00	0	0.0%	72.4%	0.0%	56.1%
2012	1	$328.67	429	4.2%	76.6%	7.2%	63.2%
2013	0	$0.00	0	0.0%	76.6%	0.0%	63.2%
2014	0	$0.00	0	0.0%	76.6%	0.0%	63.2%
2015	1	$257.23	945	9.2%	85.9%	12.4%	75.6%
2016	2	$332.64	1,443	14.1%	100.0%	24.4%	100.0%
Thereafter	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
Vacant	NA	$0.00	0	0.0%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Personality Pool

440 Geary Street:

Facility Summary
Guestroom Mix	No. of Rooms
Double/Double	12
King	32
Queen	37
Executive King	10
Executive Queen	2
Studio King	11
Studio Queen	8
Suite	3

Total	115

Meeting/Ballroom Spaces	Square Feet
Meeting / Banquet Space	646

646

Other Amenities
Exercise Room

Financial Summary
Year	2005 - 2006
Latest Period	T-12 through 8/31/2006
Occupancy	61.2%
ADR	$125.59
REVPAR	$76.88
UW Occupancy	64.5%
UW ADR	$125.31
UW REVPAR	$80.77

Tenant Summary
Tenant	Ratings Moody's/S&P/ Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Resmex Partners	NR/NR/NR	3,500	74.2%	$47.14	$165,000	60.1%	September 2014
Starbucks Corporation	NR/NR/NR	1,215	25.8	$90.12	109,500	39.9	June 2007

Total Major Tenants		4,715	100.0%	$58.22	$274,500	100.0%
Non-Major Tenants		0	0.0	$0.00	120	0.0

Occupied Total		4,715	100.0%	$58.24	$274,620	100.0%
Vacant Space .		0	0.0

Property Total		4,715	100.0%

Personality Pool

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Rolling*	% of Base Rent Rolling*	Cumulative % of Base Rent Rolling*
2006	1	$0.00	0	0.0%	0.0%	0.0%	0.0%
2007	1	$90.12	1,215	25.8%	25.8%	39.9%	39.9%
2008	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2009	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2010	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2011	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2012	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2013	0	$0.00	0	0.0%	25.8%	0.0%	39.9%
2014	1	$47.14	3,500	74.2%	100.0%	60.1%	100.0%
2015	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
2016	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
Thereafter	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%

Personality Pool

952 Sutter Street:

Facility Summary
Guestroom Mix	No. of Rooms
Efficiency	4
Studio/One Bedroom	24
One Bedroom	24
Two Bedroom	5

Total	57

Financial Schedule
Year	2005 - 2006
Latest Period	T-12 through 8/31/2006
Occupancy	79.4%
ADR	$69.23
REVPAR	$54.94
UW Occupancy	52.9%
UW ADR	$107.25
UW REVPAR	$56.75

Traders Point Retail Center

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$48,000,000
Percentage of Cut-Off Date Pool Balance		1.3%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Kite Realty Group, LP
Type of Security		Fee
Mortgage Rate		5.860%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox		None

Up-Front Reserves
Tax/Insurance	Yes
PetSmart Holdback(1)	$490,000
Holdback(2)	$2,040,000

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$29,006

Additional Financing		None

Cut-Off Date Balance		$48,000,000
Cut-Off Date Balance/SF		$145
Cut-Off Date LTV		80.0%
Maturity Date LTV		74.7%
UW DSCR on NCF		1.20x
(1)	The PetSmart holdback reserve will be released upon (i) evidence of PetSmart’s occupancy, (ii) payment of rent and (iii) upon certain other conditions as described in the related Mortgage Loan documents.
(2)	Amounts deposited in the holdback reserve will be released upon the achievement of a DSC ratio, as determined by the mortgagee, of at least 1.20x and upon certain other conditions as described in the related Mortgage Loan documents.

Property Information
Number of Mortgaged Properties	1
Location	Indianapolis, IN
Property Type	Retail - Anchored
Size (SF)	331,408
Occupancy as of September 1, 2006	95.6%
Year Built / Year Renovated	2003 / NA
Appraised Value	$60,000,000
Property Management	KRG Management, LLC
UW Economic Occupancy	95.3%
UW Revenues	$5,429,187
UW Total Expenses	$1,279,273
UW Net Operating Income (NOI)	$4,149,915
UW Net Cash Flow (NCF)	$4,066,064

Traders Point Retail Center

Tenant Summary
Tenant	Ratings* Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Marsh Supermarket	NR/B-/NR	67,902	20.5%	$15.60	$1,059,271	25.2%	November 2024
Dick's Sporting Goods	NR/NR/NR	65,000	19.6	$10.00	650,000	15.4	January 2020
Kerasotes Theatres (Ground Lease)	NR/NR/NR	41,347	12.5	$5.80	240,000	5.7	December 2024
PetSmart	NR/BB/NR	25,048	7.6	$15.75	394,506	9.4	June 2017
Bed Bath & Beyond	NR/BBB/NR	25,000	7.5	$13.00	325,000	7.7	January 2015
Michael's	NR/NR/NR	23,947	7.2	$11.25	269,404	6.4	February 2015

Total Major Tenants		248,244	74.9%	$11.84	$2,938,181	69.8%
Non-Major Tenants		68,684	20.7	$18.50	1,270,514	30.2

Occupied Total		316,928	95.6%	$13.28	$4,208,694	100.0%

Vacant Space		14,480	4.4

Property Total		331,408	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2007	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2008	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2009	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2010	3	$17.40	17,680	5.3%	5.3%	7.3%	7.3%
2011	1	$24.00	4,000	1.2%	6.5%	2.3%	9.6%
2012	0	$0.00	0	0.0%	6.5%	0.0%	9.6%
2013	0	$0.00	0	0.0%	6.5%	0.0%	9.6%
2014	2	$15.73	12,396	3.7%	10.3%	4.6%	14.2%
2015	6	$14.98	63,840	19.3%	29.5%	22.7%	36.9%
2016	1	$21.25	4,700	1.4%	31.0%	2.4%	39.3%
Thereafter	5	$11.92	214,312	64.7%	95.6%	60.7%	100.0%
Vacant	0	NA	14,480	4.4%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Carefree Alexander

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$43,969,000
Percentage of Cut-Off Date Pool Balance		1.2%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsors	Orion Residential LLC and Starwood Capital Group
Type of Security		Fee
Mortgage Rate		6.350%
Maturity Date		August 11, 2011
Amortization Type		Interest-Only
Interest Only Period		60
Original Term / Amortization		60 / IO
Remaining Term / Amortization		58 / IO
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$298,958

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$70,800

Additional Financing		None

Cut-Off Date Balance		$43,969,000
Cut-Off Date Balance/Unit		$93,155
Cut-Off Date LTV		76.5%
Maturity Date LTV		76.5%
UW DSCR on NCF		1.22x

Property Information
Number of Mortgaged Properties	1
Location	North Las Vegas, NV
Property Type	Multifamily - Independent Living
Size (Units)	472
Occupancy as of June 8, 2006	97.0%
Year Built / Year Renovated	2002 / NA
Appraised Value	$57,450,000
Property Management	Leisure Care, LLC
UW Economic Occupancy	87.0%
UW Revenues	$5,275,578
UW Total Expenses	$1,791,618
UW Net Operating Income (NOI)	$3,483,960
UW Net Cash Flow (NCF)	$3,413,160

Carefree Alexander

Unit Mix
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Actual Rent
Studio	14	450	6,300	1.7%	$745
1 BR/1 BA	104	645	67,106	18.4	$896
1 BR/1.5 BA	110	626	68,856	18.9	$884
2 BR/1.5 BA	28	762	21,336	5.9	$1,005
2 BR/2 BA	216	929	200,740	55.1	$1,134

Total/Average	472	772	364,338	100.0%	$1,004/$1.30/SF

Lakeside Pool

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$42,500,000
Percentage of Cut-Off Date Pool Balance		1.2%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Capital Partners, Inc.
Type of Security		Fee
Mortgage Rate		6.070%
Maturity Date		October 11, 2016
Amortization Type		Balloon
Interest Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		120 / 360
Lockbox		Yes

Up-Front Reserves
Tax/Insurance	Yes
Engineering	$16,250

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$153,141
TI/LC	$510,471

Additional Financing*		None

Cut-Off Date Balance		$42,500,000
Cut-Off Date Balance/SF		$83
Cut-Off Date LTV		74.9%
Maturity Date LTV		70.1%
UW DSCR on NCF		1.22x
*	Future mezzanine debt is permitted subject to (i) a combined maximum LTV ratio of 85.0%, (ii) a combined minimum DSC ratio of 1.10x and (iii) upon other conditions as described in the related Mortgage Loan documents.

Property Information
Number of Mortgaged Properties	6
Location	Tucker, GA
Property Type	Office - Suburban
Size (SF)	511,576
Occupancy as of August 1, 2006	85.3%
Year Built / Year Renovated	Various / NA
Appraised Value	$56,780,000
Property Management	Capital Partners Properties, Inc.
UW Economic Occupancy	85.8%
UW Revenues	$7,275,164
UW Total Expenses	$3,066,599
UW Net Operating Income (NOI)	$4,208,566
UW Net Cash Flow (NCF)	$3,763,875

Lakeside Pool

Tenant Summary
Tenant	Ratings(1) Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Top 10 Tenants
AMEC E&C Services, Inc.	NR/NR/NR	75,147	14.7%	$17.99	$1,352,043	19.0%	Multiple Spaces	(2)
Le Cordon Bleu College	NR/NR/NR	58,365	11.4	$14.52	847,460	11.9	November 2018
Laboratory Corp of America Holdings	Baa3/BBB/NR	33,984	6.6	$12.29	417,663	5.9	December 2009
Financial Asset Management Systems	NR/NR/BBB-	27,237	5.3	$14.83	403,925	5.7	April 2011
WM. Page & Associates, Inc.	NR/NR/NR	18,543	3.6	$19.25	356,953	5.0	March 2013
Presidential Financial Corp.	NR/NR/NR	17,699	3.5	$18.54	328,140	4.6	March 2013
Global Link Logistics, Inc.	NR/NR/NR	17,122	3.3	$16.75	286,794	4.0	October 2011
Soliant, Inc.	NR/NR/NR	16,315	3.2	$19.75	322,221	4.5	February 2013
Progressive Casualty Insurance	A1/A+/A+	16,036	3.1	$14.25	228,513	3.2	August 2007
Board of Reg University System	NR/NR/NR	14,784	2.9	$15.15	223,978	3.1	June 2007

Total Top 10 Tenants		295,232	57.7%	$16.15	$4,767,689	66.8%
Non-Major Tenants		140,946	27.6	$16.79	2,366,092	33.2

Occupied Total		436,178	85.3%	$16.36	$7,133,781	100.0%

Vacant Space		75,398	14.7

Property Total		511,576	100.0%

(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)	Under the terms of multiple leases, approximately 4,392 square feet expire in February 2007 and approximately 70,755 square feet expire in March 2016.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
2006	2	$17.90	4,227	0.8%	0.8%	1.1%	1.1%
2007	15	$18.40	73,883	14.4%	15.3%	19.1%	20.1%
2008	11	$20.01	18,393	3.6%	18.9%	5.2%	25.3%
2009	3	$12.82	39,867	7.8%	26.7%	7.2%	32.4%
2010	7	$16.30	20,786	4.1%	30.7%	4.8%	37.2%
2011	7	$14.72	82,128	16.1%	46.8%	16.9%	54.1%
2012	0	$0.00	0	0.0%	46.8%	0.0%	54.1%
2013	9	$18.67	58,352	11.4%	58.2%	15.3%	69.4%
2014	8	$6.61	9,422	1.8%	60.0%	0.9%	70.3%
2015	0	$0.00	0	0.0%	60.0%	0.0%	70.3%
2016	5	$17.98	70,755	13.8%	73.9%	17.8%	88.1%
Thereafter	1	$14.52	58,365	11.4%	85.3%	11.9%	100.0%
Vacant	0	NA	75,398	14.7%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

Additional Mortgage Loan Information

•	General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2 to the Prospectus Supplement for certain information regarding multifamily Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for certain information relating to cross-collateralized and cross-defaulted Mortgage Loans.

Significant Sponsor Concentration
Sponsor	# of Loans/ Mortgaged Properties	Loan Numbers	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Weighted Average Cut-Off Date LTV	Weighted Average UW DSCR on NCF	Weighted Average Mortgage Rate
Maguire Properties, L.P.	1 /1	1	$229,000,000	6.4%	75.1%	1.56x	5.102%
GE Pension Trust	1 /1	2	$193,850,000	5.4%	70.5%	1.39x	5.690%
General Growth Properties, Inc.	1 /1	3	$190,000,000	5.3%	50.1%	1.89x	5.788%
GFW Trust, GFW II Trust	1 /1	4	$175,000,000	4.9%	76.4%	1.51x	6.230%
Mark Karasick, Fremont Capital, Shorenstein	1 /1	5	$158,600,000	4.4%	79.5%	1.20x	6.570%
Robert L. Johnson	1 /43	6	$146,092,500	4.1%	68.9%	1.37x	6.294%

•	Cross-Collateralized and Cross-Defaulted Mortgage Loans. Nine groups of Mortgage Loans, representing approximately 9.5% of the Cut-Off Date Pool Balance, are cross-collateralized and/or cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described on the next page) will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and/or cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Additional Mortgage Loan Information

•	Subordinate Financing

Existing Subordinate Financing
Existing Subordinate Financing	# of Loans	Loan Numbers	% of Cut-Off Date Pool Balance
Mezzanine Debt Secured by Ownership Interests in Borrower	6	4, 7, 12, 18, 29, 39	12.7%
Unsecured Debt	3	52, 60, 64	1.2%
Secured by Mortgaged Property	1	19	1.0%

Future Subordinate Financing
Future Subordinate Financing	# of Loans	Loan Numbers	% of Cut-Off Date Pool Balance
Secured by Borrower Interests	13	2, 4, 5, 6, 12, 13, 17, 34, 43, 47, 67, 101, 129	25.4%
Secured by Borrower Interests and Unsecured Debt	1	3	5.3%
Unsecured Debt	4	42, 53, 56, 60	1.7%

Future Pari Passu Financing
	# of Loans	Loan Numbers	% of Cut-Off Date Pool Balance
Secured by Mortgaged Property	1	8	3.7%

See “RISK FACTORS—Additional Debt on Some Mortgage Loans Creates Additional Risks” in the Prospectus Supplement.

Subordinate Companion Loans
Mortgage Loan	Loan Number	Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance	Cut-Off Date Subordinate Companion Loan Balance	Primary Servicer
Montclair Plaza	3	$190,000,000	5.3%	$75,000,000	Wachovia Bank
500-512 Seventh Avenue	7	$136,918,271	3.8%	$24,919,697	Wachovia Bank
Gateway Center	49	$16,000,000	0.4%	$2,800,000	Wachovia Bank
Bold Concepts Building	126	$5,585,000	0.2%	$415,000	Wachovia Bank

Pari Passu Loans
Mortgage Loan	Loan Number	Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance	% of Pari Passu Debt	Controlling Transaction
The Gas Company Tower	1	$229,000,000	6.4%	50%	JPMC Series 2006-LDP8
311 South Wacker	5	$158,600,000	4.4%	65%	WBCMT 2006-C28
RLJ Hotel Pool	6	$146,092,500	4.1%	29%	WBCMT 2006-C27
500-512 Seventh Avenue	7	$136,918,271	3.8%	50%	WBCMT 2006-C27
Newport Bluffs	8	$132,000,000	3.7%	50%	WBCMT 2006-C28

Non-Pooled Component
	Loan Number	Cut-Off Date Principal Balance	% Cut-Off Date Pool Balance	Cut-Off Date Non- Pooled Component Balance
Four Seasons Resort and Club – Dallas, TX	4	$175,000,000	4.9%	$8,000,000

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ANNEX E

LOAN GROUP 1 SHORT-TERM COLLATERAL SUMMARY

Mortgage Loan Number	Property Name	Cut-Off Date Pool Balance	Balloon Balance*	Property Type	Weighted Average Remaining Term	Weighted Average Remaining IO Term	Weighted Average Cut- Off Date LTV Ratio	Weighted Average DSCR

Class A-1
	Class A-1 Total Balloon Payment		$—
	Class A-1 Amortization		38,820,000

	Total Class A-1 Certificate Balance		$38,820,000

Class A-2
173	Walgreens—Knoxville, TN	$3,088,000	$3,088,000	Retail	55	55	59.4%	1.93x
49	Gateway Center	$16,000,000	16,000,000	Office	58	58	76.6%	1.52x
63	Howe Corporate Center	$12,750,000	12,750,000	Office	58	58	75.0%	1.45x
111	Syracuse Hill	$6,500,000	6,500,000	Office	58	58	71.4%	1.33x
3	Montclair Plaza	$190,000,000	190,000,000	Retail	59	59	50.1%	1.89x
23	Lake Worth Towne Crossing	$26,491,000	26,491,000	Retail	59	59	58.9%	2.01x
26	Twinbrook Square	$24,640,000	24,640,000	Retail	59	59	78.2%	1.23x
57	Inverness Commons	$14,000,000	13,684,728	Office	59	35	76.0%	1.21x
60	Four Seasons MHP	$13,500,000	13,500,000	Mobile Home Park	59	59	75.0%	1.34x
87	Freeport Corporate Center	$8,500,000	8,304,512	Office	59	35	78.2%	1.34x
9	Gateway Shopping Center	$87,000,000	87,000,000	Retail	60	60	66.4%	1.34x
105	Cornerstone Business Center	$7,068,000	6,836,493	Industrial	60	24	78.5%	1.27x
180	FBI—Flagstaff, AZ	$2,825,000	2,705,260	Office	60	0	74.3%	1.37x

					59	57	60.9%	1.64x
	Class A-2 Total Balloon Payment		$411,499,993
	Class A-2 Amortization		7,178,007

	Total Class A-2 Certificate Balance		$418,678,000

Class A-PB
116	Monroe Office Building	$6,121,056	$5,641,447	Office	72	0	73.7%	1.32x
11	Westin—Falls Church, VA	$64,000,000	60,268,381	Hospitality	108	72	66.7%	1.37x

					105	66	67.3%	1.37x
	Class A-PB Total Balloon Payment		$65,909,828
	Class A-PB Amortization		102,487,172

	Total Class A-PB Certificate Balance		$168,397,000

*	As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and the other assumptions set forth under “YIELD AND MATURITY CONSIDERATIONS—Yield Considerations” in the Prospectus Supplement.

Totals may not sum due to rounding.

E-1

ANNEX F

CLASS A-PB

PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)	Period	Date	Balance ($)
0	10/31/06	168,397,000.00	58	08/15/11	168,397,000.00
1	11/15/06	168,397,000.00	59	09/15/11	168,397,000.00
2	12/15/06	168,397,000.00	60	10/15/11	168,396,426.97
3	01/15/07	168,397,000.00	61	11/15/11	166,955,911.55
4	02/15/07	168,397,000.00	62	12/15/11	165,284,604.48
5	03/15/07	168,397,000.00	63	01/15/12	163,827,663.56
6	04/15/07	168,397,000.00	64	02/15/12	162,363,038.36
7	05/15/07	168,397,000.00	65	03/15/12	160,445,840.54
8	06/15/07	168,397,000.00	66	04/15/12	158,963,351.76
9	07/15/07	168,397,000.00	67	05/15/12	157,251,191.23
10	08/15/07	168,397,000.00	68	06/15/12	155,751,838.74
11	09/15/07	168,397,000.00	69	07/15/12	154,023,264.33
12	10/15/07	168,397,000.00	70	08/15/12	152,506,872.09
13	11/15/07	168,397,000.00	71	09/15/12	150,982,481.01
14	12/15/07	168,397,000.00	72	10/15/12	143,588,088.95
15	01/15/08	168,397,000.00	73	11/15/12	141,964,125.35
16	02/15/08	168,397,000.00	74	12/15/12	140,102,860.94
17	03/15/08	168,397,000.00	75	01/15/13	138,460,599.80
18	04/15/08	168,397,000.00	76	02/15/13	136,809,723.35
19	05/15/08	168,397,000.00	77	03/15/13	134,466,422.38
20	06/15/08	168,397,000.00	78	04/15/13	132,794,548.46
21	07/15/08	168,397,000.00	79	05/15/13	130,886,654.61
22	08/15/08	168,397,000.00	80	06/15/13	129,195,985.28
23	09/15/08	168,397,000.00	81	07/15/13	127,269,798.25
24	10/15/08	168,397,000.00	82	08/15/13	125,560,138.27
25	11/15/08	168,397,000.00	83	09/15/13	123,841,508.09
26	12/15/08	168,397,000.00	84	10/15/13	121,888,107.10
27	01/15/09	168,397,000.00	85	11/15/13	120,094,704.19
28	02/15/09	168,397,000.00	86	12/15/13	118,057,348.50
29	03/15/09	168,397,000.00	87	01/15/14	116,243,881.26
30	04/15/09	168,397,000.00	88	02/15/14	114,420,921.67
31	05/15/09	168,397,000.00	89	03/15/14	111,887,558.83
32	06/15/09	168,397,000.00	90	04/15/14	110,041,756.34
33	07/15/09	168,397,000.00	91	05/15/14	107,953,403.17
34	08/15/09	168,397,000.00	92	06/15/14	106,086,993.09
35	09/15/09	168,397,000.00	93	07/15/14	103,978,583.47
36	10/15/09	168,397,000.00	94	08/15/14	102,091,352.21
37	11/15/09	168,397,000.00	95	09/15/14	100,194,241.06
38	12/15/09	168,397,000.00	96	10/15/14	98,053,378.62
39	01/15/10	168,397,000.00	97	11/15/14	96,133,001.06
40	02/15/10	168,397,000.00	98	12/15/14	93,971,540.42
41	03/15/10	168,397,000.00	99	01/15/15	92,029,779.27
42	04/15/10	168,397,000.00	100	02/15/15	90,077,851.67
43	05/15/10	168,397,000.00	101	03/15/15	87,425,645.10
44	06/15/10	168,397,000.00	102	04/15/15	85,449,572.39
45	07/15/10	168,397,000.00	103	05/15/15	83,233,906.78
46	08/15/10	168,397,000.00	104	06/15/15	81,235,872.96
47	09/15/10	168,397,000.00	105	07/15/15	78,998,833.56
48	10/15/10	168,397,000.00	106	08/15/15	76,978,610.96
49	11/15/10	168,397,000.00	107	09/15/15	74,956,738.78
50	12/15/10	168,397,000.00	108	10/15/15	12,429,501.56
51	01/15/11	168,397,000.00	109	11/15/15	10,492,644.48
52	02/15/11	168,397,000.00	110	12/15/15	8,329,121.10
53	03/15/11	168,397,000.00	111	01/15/16	6,370,670.75
54	04/15/11	168,397,000.00	112	02/15/16	4,401,912.00
55	05/15/11	168,397,000.00	113	03/15/16	1,991,886.22
56	06/15/11	168,397,000.00	114	04/15/16	56.67
57	07/15/11	168,397,000.00	115	05/15/16	0.00

F-1

ANNEX G

CLASS X-P REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class X-P Reference Rate	Interest Accrual Period	Distribution Date	Class X-P Reference Rate
1	11/15/2006	6.00362%	43	5/15/2010	5.95933%
2	12/15/2006	5.96437%	44	6/15/2010	6.14935%
3	1/15/2007	5.96439%	45	7/15/2010	5.95929%
4	2/15/2007	5.96440%	46	8/15/2010	6.14930%
5	3/15/2007	5.96450%	47	9/15/2010	6.14928%
6	4/15/2007	6.15477%	48	10/15/2010	5.95923%
7	5/15/2007	5.96444%	49	11/15/2010	6.14924%
8	6/15/2007	6.15480%	50	12/15/2010	5.95920%
9	7/15/2007	5.96447%	51	1/15/2011	5.94864%
10	8/15/2007	6.15483%	52	2/15/2011	5.95068%
11	9/15/2007	6.15484%	53	3/15/2011	5.95655%
12	10/15/2007	5.96451%	54	4/15/2011	6.15172%
13	11/15/2007	6.15487%	55	5/15/2011	5.96181%
14	12/15/2007	5.96453%	56	6/15/2011	6.14946%
15	1/15/2008	6.15489%	57	7/15/2011	5.96288%
16	2/15/2008	5.96456%	58	8/15/2011	6.15040%
17	3/15/2008	5.96460%	59	9/15/2011	6.14013%
18	4/15/2008	6.15493%	60	10/15/2011	5.95865%
19	5/15/2008	5.96147%	61	11/15/2011	6.14878%
20	6/15/2008	6.15168%	62	12/15/2011	5.95898%
21	7/15/2008	5.96150%	63	1/15/2012	6.14865%
22	8/15/2008	6.15498%	64	2/15/2012	5.95887%
23	9/15/2008	6.14953%	65	3/15/2012	5.95894%
24	10/15/2008	5.95946%	66	4/15/2012	6.14845%
25	11/15/2008	6.14954%	67	5/15/2012	5.95869%
26	12/15/2008	5.95946%	68	6/15/2012	6.14832%
27	1/15/2009	5.95945%	69	7/15/2012	5.95857%
28	2/15/2009	5.95945%	70	8/15/2012	6.14819%
29	3/15/2009	5.95959%	71	9/15/2012	6.14792%
30	4/15/2009	6.14951%	72	10/15/2012	5.95918%
31	5/15/2009	5.95944%	73	11/15/2012	6.14676%
32	6/15/2009	6.14951%	74	12/15/2012	5.95715%
33	7/15/2009	5.95944%	75	1/15/2013	5.95709%
34	8/15/2009	6.14950%	76	2/15/2013	5.95705%
35	9/15/2009	6.14949%	77	3/15/2013	5.95742%
36	10/15/2009	5.95943%	78	4/15/2013	6.14648%
37	11/15/2009	6.14948%	79	5/15/2013	5.95690%
38	12/15/2009	5.95941%	80	6/15/2013	6.14637%
39	1/15/2010	5.95940%	81	7/15/2013	5.95680%
40	2/15/2010	5.95939%	82	8/15/2013	6.14626%
41	3/15/2010	5.95957%	83	9/15/2013	6.12896%
42	4/15/2010	6.14939%	84	10/15/2013	5.90380%

G-1

PROSPECTUS

Commercial Mortgage Pass-Through Certificates

(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “ RISK FACTORS” on page 13 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

August 10, 2006

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3

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption “Index of Principal Definitions” beginning on page 134 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

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SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

• mortgage assets;

• certificate accounts;

• forms of credit support;

• cash flow agreements; and

• amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

• multifamily and commercial mortgage loans, including participations therein;

• commercial mortgage-backed securities, including participations therein;

• direct obligations of the United States or other government agencies; and

• a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

• residential properties consisting of five or more rental or cooperatively owned dwelling units;

• shopping centers;

• retail buildings or centers;

• hotels, motels and other hospitality properties;

6

• office buildings;

• nursing homes, assisted living facilities and similar properties;

• hospitals or other health-care related facilities;

• industrial properties;

• owner-occupied commercial properties;

• warehouse, mini-warehouse, cold storage, or self-storage facilities;

• recreational vehicle and mobile home parks;

• manufactured housing communities;

• parking lots;

• commercial properties occupied by one or more tenants;

• entertainment or sports arenas;

• restaurants;

• marinas;

• mixed use properties;

• movie theaters;

• amusement and theme parks;

• destination resorts, golf courses and similar properties;

• educational centers;

• casinos;

• bank branches; and

• unimproved land,

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

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A mortgage loan may have an interest rate that has any of the following features:

• is fixed over its term;

• adjusts from time to time;

• is partially fixed and partially floating;

• is floating based on one or more formulae or indices;

• may be converted from a floating to a fixed interest rate;

• may be converted from a fixed to a floating interest rate; or

• interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•      scheduled payments to maturity;

•      payments that adjust from time to time;

•      negative amortization or accelerated amortization;

•      full amortization or require a balloon payment due on its stated maturity date;

•      prohibitions on prepayment;

•      releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•      payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•      the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•      all mortgage loans will have original terms to maturity of not more than 40 years;

•      all mortgage loans will have individual principal balances at origination of not less than $100,000;

•      all mortgage loans will have been originated by persons other than the depositor; and

8

• all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

• subordination of one or more classes of certificates;

• over collateralization;

• letters of credit;

• insurance policies;

• bonds;

• repurchase obligations;

• guarantees;

• reserve funds; and/or

• a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

• guaranteed investment contracts;

• interest rate swap or exchange contracts;

• interest rate cap or floor agreements;

9

• currency exchange agreements; and/or

• yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account

A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

• provide for the accrual of interest thereon based on fixed, variable or floating rates;

• be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

10

• be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

• be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

• provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

• provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

• provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

• provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

11

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

• “regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

• interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

• any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

12

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “RISK FACTORS”, summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

• a secondary market for your certificates may not develop;

• interest rate fluctuations;

• the absence of redemption rights; and

• the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

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Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

• the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

• then-current interest rates being charged on similar mortgage loans; and

• the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

• the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

14

• some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•      there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•      certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

• the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

• the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

15

• the likelihood of early optional termination of the related trust fund;

• the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

• the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that

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would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

• economic conditions generally and in the area of the project;

• the age, quality, functionality and design of the project;

• the degree to which the project competes with other projects in the area;

• changes or continued weakness in specific industry segments;

• increases in operating costs;

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• the willingness and ability of the owner to provide capable property management and maintenance;

•      the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

• an increase in the capital expenditures needed to maintain the properties or make improvements;

• a decline in the financial condition of a major tenant;

• the location of a mortgaged property;

• whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

• an increase in vacancy rates;

• perceptions regarding the safety, convenience and attractiveness of such properties;

• vulnerability to litigation by tenants and patrons; and

• environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

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Other factors are more general in nature, such as:

• national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

• local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

• demographic factors;

• consumer confidence;

• consumer tastes and preferences; and

• changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

• the length of tenant leases;

• the creditworthiness of tenants;

• in the case of rental properties, the rate at which new rentals occur;

•      the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•      a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

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Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

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• to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•      in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

• construction of additional housing units;

• the physical attributes of the apartment building (for example, its age, appearance and construction quality);

• the location of the property (for example, a change in the neighborhood over time);

• the ability of management to provide adequate maintenance and insurance;

• the types of services and amenities that the property provides;

• the property’s reputation;

• the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

• dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

• the presence of competing properties;

• state or local regulations;

• adverse local or national economic conditions;

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• local military base closings;

• developments at local colleges and universities;

• national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

• the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•      the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

• rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

• tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

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Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See “—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties” in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

• the quality of the tenants; and

• the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

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Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

• catalogue retailers;

• home shopping networks;

• the internet;

• telemarketing; and

• outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See “—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties” in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

• location;

• quality;

• management ability;

• amenities;

• franchise affiliation (or lack thereof);

• continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

• a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

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• changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

• adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

• construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

• the continued existence and financial strength of the franchisor or hotel management company;

• the public perception of the franchise or hotel chain service mark; and

• the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

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Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

• the quality of an office building’s tenants;

•      the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

• the desirability of the area as a business location; and

• the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

• age;

• condition;

• design (e.g., floor sizes and layout);

• access to transportation; and

•      ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

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Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

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Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

• increasing governmental regulation and supervision;

• a decline in the financial health, skill or reputation of the operator;

• increased operating expenses; and

• competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See “—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property” in the accompanying prospectus supplement.

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Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•      Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•      Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

• Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

• Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid

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reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

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Federal and state government “fraud and abuse” laws also apply to health care-related facilities. “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

• the number of competing facilities in the local market;

• the facility’s age and appearance;

• the reputation and management of the facility;

• the types of services the facility provides; and

• where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

• the quality of tenants;

• building design and adaptability; and

• the location of the property.

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Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

• other manufactured housing properties;

• apartment buildings; and

• site-built single family homes.

Other factors may also include:

• the physical attributes of the community, including its age and appearance;

• location of the manufactured housing property;

• the ability of management to provide adequate maintenance and insurance;

• the types of services or amenities it provides;

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• the property’s reputation; and

• state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

• operating the property;

• providing building services;

• responding to changes in the local market; and

•      planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

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Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

• a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•      these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

• affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

• its ability to fully refinance the loan; or

• its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

• the value of the related mortgaged property;

• the level of available mortgage interest rates at the time of sale or refinancing;

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• the borrower’s equity in the related mortgaged property;

• the financial condition and operating history of the borrower and the related mortgaged property;

• tax laws;

• rent control laws (with respect to certain residential properties);

• Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

• prevailing general economic conditions; and

• the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

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Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

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Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law

Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent

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loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

• a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•      the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

• liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

• the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

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Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations” in the accompanying prospectus supplement, and “DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments” in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

• an environmental consultant investigated those conditions and recommended no further investigations or remediation;

• an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•      either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•      an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•      the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

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We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans” and “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES— Environmental Considerations” in this prospectus and “RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property” in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans

We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to

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repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

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Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

• war;

• terrorism;

• revolution;

• governmental actions;

• floods, and other water-related causes;

• earth movement (including earthquakes, landslides and mud flows);

• wet or dry rot;

• vermin;

• domestic animals;

• sink holes or similarly occurring soil conditions; and

• other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•      such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

• such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See “RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in the accompanying prospectus supplement.

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Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

• operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

• individuals that have personal liabilities unrelated to the property.

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However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

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Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non conforming” uses. The failure of a mortgaged property to comply with zoning laws or to be a “legal non conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

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In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession

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of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES —Leases and Rents” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

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DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents” in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all

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scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluc -

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tuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may

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have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and

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will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “DESCRIPTION OF CREDIT SUPPORT” may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

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Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See “RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “DESCRIPTION OF CREDIT SUPPORT” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See “RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

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YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses” in this prospectus.

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Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in

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which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the

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initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

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Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently dis -

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tributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, “excess funds” generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (“Wachovia”), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services – NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

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DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See “RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other per -

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son required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may

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result in a corresponding increase in the certificate balance of that class. See “RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “YIELD CONSIDERATIONS” in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

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Allocation o f Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See “DESCRIPTION OF CREDIT SUPPORT” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See “DESCRIPTION OF CREDIT SUPPORT” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

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Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

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(xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment” in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Events of Default”, “—Rights upon Event of Default” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in

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the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company (“DTC”), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settle -

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ment processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

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With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from

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the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i) all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

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(iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “DESCRIPTION OF CREDIT SUPPORT” in this prospectus;

(v) any advances made as described under “DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies” in this prospectus;

(vi) any amounts paid under any cash flow agreement, as described under “DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements” in this prospectus;

(vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under “—Assignment of Mortgage Assets; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus;

(viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i) to make distributions to the certificateholders on each distribution date;

(ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

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(iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v) if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans” below;

(vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii) if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv) to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

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(xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii) to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “DESCRIPTION OF CREDIT SUPPORT” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “—Certificate Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

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Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

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(ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and

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civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

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Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)    a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)    a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)    the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)    a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and

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expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage

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specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage

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loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

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Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See “RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement Provider” in the accompanying prospectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that dis -

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tributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

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If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases” in this prospectus. For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

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Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See “—Environmental Considerations” below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

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A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

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The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part,

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these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example,

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in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

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The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

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Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See “—Leases and Rents” above.
In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general

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principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of “owner” or “operator,” however,

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is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.” However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans” in this prospectus.

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If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

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Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order

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issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See “STATE AND OTHER TAX CONSEQUENCES” in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under sections 860A through 860G (the “REMIC Provisions”) of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all “regular interests” and “residual interests” in each REMIC. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See “DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements” in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the “REMIC Regulations”). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

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REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of “regular interests” (“REMIC Regular Certificates”) or “residual interests” (“REMIC Residual Certificates”) under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

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For purposes of determining whether the REMIC Certificates are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with “original issue discount” within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than “qualified stated interest.” “Qualified stated interest” includes interest payable unconditionally at least annually at a single fixed rate, at a “qualified floating rate,” or at an “objective rate,” or a combination of a single fixed rate and one or more “qualified floating rates,” or one “qualified inverse floating rates,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered “qualified stated interest”. However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as “qualified stated interest” for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as “qualified stated interest” under the Code.

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In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the “IRS”).

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

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The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its “adjusted issue price,” in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “ —Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—Original Issue Discount” above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “—Market Discount” above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the

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REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder’s certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be “events which have occurred before the close of the accrued period” that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under “—Market Discount” and “—Premium” above.

REMIC Regular Certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer’s return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

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Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, “U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a “United States shareholder” within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a

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controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions,” residual interests without “significant value” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the “Inducement Fee Regulations”) under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees (“inducement fees”) received by taxpayers to induce the acquisition of “noneconomic” REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

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Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the “General Rule”) which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate “over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest.”

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the “Book Method”), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the “Modified REMIC Regulatory Method”), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC’s remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC’s interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

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Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC’s basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under “—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount” above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions Tax and Other Taxes” below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual

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Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Residual Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see “—General” above.

Excess Inclusions.    Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the “daily accruals” for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization; and

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•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, “—Foreign Investors in REMIC Residual Certificates” below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax”. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such “noneconomic” REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the “applicable Federal rate” on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a “safe harbor” against ignoring the transfer. Either:

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i) the present value of any consideration given the transferee to acquire the interest;

(ii) the present value of the expected future distributions on the interest; and

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(iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b) the following requirements are satisfied:

(i) the transferee is a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Residual Certificates” below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain “pass-through entity,” an amount equal to these fees and expenses will be added to the certificateholder’s gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual’s adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

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Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity,” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Basis Rules, Net Losses and Distributions” above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a “disqualified organization,” a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the “applicable Federal rate” of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be

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imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder’s social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a “disqualified organization” generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

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Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions”. In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize “net income from foreclosure property” subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, “net income from foreclosure property” or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the “wash sale” rules of section 1091 of the Code.

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Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the “tax matters person” with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed

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as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a “grantor trust fractional interest certificate.” A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a “grantor trust strip certificate.” A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	“obligation[s] which... [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code; and

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

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Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer’s deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the “stripped bond” rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain “safe harbors.” The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with “original issue discount” within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See “—Market Discount” below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report “qualified stated interest” from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder’s method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than “qualified stated interest,” and the certificate’s share of reasonable servicing and other expenses. See “—If Stripped Bond Rules Do Not Apply” below for a definition of “qualified stated interest.” In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see “—Sales of Grantor Trust Certificates” below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder’s share of any reasonable servicing fees and other expenses.

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With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

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Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—If Stripped Bond Rules Do Not Apply” and “—Market Discount.”

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder’s normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than “qualified stated interest.” “Qualified stated interest” generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a “qualified floating rate” or at an “objective rate.” In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment

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assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See “—Grantor Trust Reporting” below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount.” If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium” above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

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Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—If Stripped Bond Rules Do Not Apply” above. Further, under the rules described in “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The “stripped coupon” rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in “—If Stripped Bond Rules Apply” above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase,

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plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “—If Stripped Bond Rules Apply” above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the

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Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer’s return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or servicer’s information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in “widely held fixed investment trusts” and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates” and “—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates” above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder’s trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

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STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.    A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation (“Wachovia”) has received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, “ERISA CONSIDERATIONS”, the term “underwriter” includes

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(i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See “METHOD OF DISTRIBUTION” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch, Inc. (“Fitch”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor’s, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

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The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a “Pooling and Servicing Agreement” as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the “Class Exemption”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor’s, Moody’s, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of

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employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or

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investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “commercial mortgage-related securities” and “residential mortgage-related securities.” As so defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the offered certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks. The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” and Thrift Bulletin 73a (December 18, 2001) “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any offered certificates

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issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affili -

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ate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

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A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-Off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“Debt Service Coverage Ratio” means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“Loan-to-Value Ratio” means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

“Net Operating Income” means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

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“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

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The file “WBCMT 2006-C28 Free-Writing Prospectus Annexes A1-6.xls”, which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under “DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information” in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the “WBCMT 2006-C28 Free-Writing Prospectus Annexes A1-6.xls” file.

To open the file, insert the diskette into your floppy drive. Copy the file “WBCMT 2006-C28 Free-Writing Prospectus Annexes A1-6.xls” to your hard drive or network drive. Open the file “WBCMT 2006-C28 Free-Writing Prospectus Annexes A1-6.xls” as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled “Disclaimer”, “A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties” or “A-2 Certain Information Regarding Multifamily Mortgaged Properties” or “A-3 Reserve Account Information” or “A-4 Commercial Tenant Schedule” or “A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios),” or “A-6 Debt Service Payment Schedule for the Brentwood Medical Office Loan”, respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Prospectus

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	5
WHERE YOU CAN FIND MORE INFORMATION	5
SUMMARY OF PROSPECTUS	6
RISK FACTORS	13
DESCRIPTION OF THE TRUST FUNDS	48
YIELD CONSIDERATIONS	54
THE SPONSOR	59
THE DEPOSITOR	59
USE OF PROCEEDS	59
DESCRIPTION OF THE CERTIFICATES	60
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	68
DESCRIPTION OF CREDIT SUPPORT	82
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	84
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	99
STATE AND OTHER TAX CONSEQUENCES	125
ERISA CONSIDERATIONS	126
LEGAL INVESTMENT	129
METHOD OF DISTRIBUTION	131
LEGAL MATTERS	132
FINANCIAL INFORMATION	132
RATINGS	132
INDEX OF PRINCIPAL DEFINITIONS	133

$3,316,568,000

(Approximate)

Wachovia Commercial

Mortgage Securities, Inc.

(Depositor)

Wachovia Bank Commercial

Mortgage Trust

Commercial Mortgage

Pass-Through

Certificates Series 2006-C28

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

Citigroup

Deutsche Bank Securities

Goldman, Sachs & Co.

Loop Capital Markets, LLC

October     , 2006